                                                                    EXHIBIT 10.1


                                                                  CONFORMED COPY


                              As of 15 April 1999

                            (as amended by Amending
                     Agreements dated 4  and 30 June 1999
                      and by a further Amending Agreement
                              dated 30 June 1999)






                       IMPERIAL CHEMICAL INDUSTRIES PLC

                   HUNTSMAN SPECIALTY CHEMICALS CORPORATION

                          HUNTSMAN ICI HOLDINGS, LLC

                          HUNTSMAN ICI CHEMICALS, LLC



                     =====================================
                            CONTRIBUTION AGREEMENT
                     in respect of the contribution of the
                       Polyurethanes, Tioxide, Relevant
                     Petrochemicals and PO/MTBE businesses
                         to Huntsman ICI Holdings, LLC
                    =====================================

                                   CONTENTS

Clause                                                                                             Page
1.    DEFINITIONS AND INTERPRETATION..............................................................   1

2.    SALE OF SALE SHARES AND LOCAL BUSINESSES...................................................   29

3.    CONSIDERATION..............................................................................   34

4.    CONDITIONS.................................................................................   42

5.    CONDUCT BEFORE CLOSING.....................................................................   47

6.    CLOSING....................................................................................   53

7.    CLOSING STATEMENT..........................................................................   69

8.    PURCHASER INDEMNITIES......................................................................   78

9.    EMPLOYEES..................................................................................   79

10.   WARRANTIES AND INDEMNITIES.................................................................   81

11.   OTHER PROVISIONS RELATING TO THE WARRANTIES AND INDEMNITIES................................   84

12.   LIMITATIONS ON CLAIMS......................................................................   86

13.   FURTHER LIMITATIONS ON CLAIMS..............................................................   94

14.   MANAGEMENT OF PRE-CLOSING TAX AFFAIRS AND CONDUCT OF OTHER TAX AFFAIRS.....................   99

15.   CONTINUING ARRANGEMENTS BETWEEN THE RETAINED GROUP AND THE BUSINESS........................  102

16.   JOINT VENTURE INTERESTS....................................................................  112

17.   INSURANCE..................................................................................  117

18.   POST CLOSING UNDERTAKINGS..................................................................  119

19.   DOMAIN NAMES...............................................................................  123

20.   COSTS......................................................................................  123

21.   PERFORMANCE BY GROUP MEMBERS...............................................................  126

                                                                          Page I

22.   ANNOUNCEMENTS..............................................................................  126

23.   RESTRICTIONS ON THE VENDORS................................................................  127

24.   ENTIRE AGREEMENT...........................................................................  131

25.   VARIATION..................................................................................  133

26.   ASSIGNMENT.................................................................................  133

27.   SEVERABILITY...............................................................................  134

28.   COUNTERPARTS...............................................................................  134

29.   NOTICES....................................................................................  135

30.   INDIA AND PAKISTAN.........................................................................  136

31.   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS.........................................  137

32.   EXERCISE OF RIGHTS AND REMEDIES............................................................  137

33.   CONFIDENTIALITY............................................................................  138

34.   ANILINE PIPE...............................................................................  139

SCHEDULE 1.......................................................................................  140

SCHEDULE 2.......................................................................................  149

SCHEDULE 3.......................................................................................  151

SCHEDULE 4.......................................................................................  152

SCHEDULE 5.......................................................................................  176

SCHEDULE 6.......................................................................................  201

SCHEDULE 7.......................................................................................  203

SCHEDULE 8.......................................................................................  205

SCHEDULE 9.......................................................................................  208

SCHEDULE 10......................................................................................  240

SCHEDULE 11......................................................................................  244

SCHEDULE 12......................................................................................  293

                                                                         Page II

SCHEDULE 13......................................................................................  304

SCHEDULE 14......................................................................................  319

SCHEDULE 14A.....................................................................................  358

SCHEDULE 15......................................................................................  381

SCHEDULE 16......................................................................................  383

SCHEDULE 17......................................................................................  393

SCHEDULE 18......................................................................................  426

SCHEDULE 19......................................................................................  441

SCHEDULE 20......................................................................................  452

SCHEDULE 21......................................................................................  478

SCHEDULE 22......................................................................................  482

SCHEDULE 23......................................................................................  486

SCHEDULE 24......................................................................................  489

                                                                        Page III

                                                                    EXHIBIT 10.1

THIS CONTRIBUTION AGREEMENT was made as of 15 April 1999 and amended by Amending Agreements dated 4 and 30 June 1999 and by a further Amending Agreement dated
30 June 1999

Between:

IMPERIAL CHEMICAL INDUSTRIES PLC, a company incorporated in England and Wales whose registered office is at Imperial Chemical House, Millbank, London SW1P 3JF
(ICI);

HUNTSMAN SPECIALTY CHEMICALS CORPORATION, a corporation incorporated under the laws of Delaware whose principal office is at 500 Huntsman Way, Salt Lake City, Utah, USA (HSCC);

HUNTSMAN ICI HOLDINGS, LLC a limited liability company formed under the laws of Delaware whose principal place of business is at 500 Huntsman Way, Salt Lake City, Utah, USA (the Purchaser); and

HUNTSMAN ICI CHEMICALS, LLC a limited liability company formed under the laws of Delaware, whose principal place of business is at 500 Huntsman Way, Salt Lake City, Utah, USA (HIC).

Whereas:

(A) As at the date of this Agreement, members of ICI's Group carry on the ICI Business (as defined below) and HSCC carries on the PO/MTBE Business (as defined below).

(B) The parties are entering into this Agreement to set out the arrangements agreed between them for the establishment of the Purchaser's Group and the transfer to it of the relevant companies, businesses and/or assets comprising the ICI Business and the PO/MTBE Business and, amongst other things, to set out the terms governing their relationship between the signing of this Agreement and the completion of those arrangements.

It Is Agreed as follows:

Definitions And Interpretation

1.1 In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:

Accounting Period means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of Tax, are measured or determined;

Accounts means, in relation to the year ended on the Accounts Date:

(a) in the case of the ICI Business, the audited special purpose accounts relating to the ICI Business, together with any notes, reports or statements included in or annexed to them, as set out in Exhibit A; and

(b) in the case of the PO/MTBE Business, the audited accounts relating to the PO/MTBE Business, together with any notes, reports or statements included in or annexed to them, as set out in Exhibit B;

Accounts Date means 31 December 1998;

Additional Employees means the Employees named as Additional Employees at paragraph 1 of Schedule 19;

Ancillary Agreements means the agreements in the agreed form referred to in clause 15 and the other agreements to be entered into pursuant to clause 15;

Assumed Liabilities means all debts, obligations and liabilities to the extent that they relate to the carrying on of the ICI Business or the PO/MTBE Business, as the case may be, by the Business Vendors, both prior to and after Closing but other than the Excluded Liabilities;

Books and Records means all books and records of any Business Vendor containing information which relates to the ICI Business or the PO/MTBE Business or on which any such information is recorded, including all forms of computer or machine readable material but excluding:

(a) all books and records which need to be retained for the purposes of VAT as referred to in clause 3.12;

(b) any physical embodiments of the Business Information which are transferred pursuant to clause 2.6(i); and

(c)  the Tax Documents and other records referred to in clause 14.12;

BPCL means BP Chemicals Limited;

Business Assets has the meaning given in clause 2;

Business Cash Float means the cash held as petty cash by any of the Business Vendors for the purposes of the ICI Business or the PO/MTBE Business;

Business Contracts means all the contracts, arrangements and engagements (including without limitation, in the case of the ICI Business, the benefit of the Compensation Agreement dated 28 November 1997 between ICI and ICI Holland
BV) relating either exclusively to the ICI Business or the PO/MTBE Business or relating in part to the ICI Business or the PO/MTBE Business (but then only to the extent that the same do so relate) to which any Business Vendor is (itself or through an agent) a party or the benefit of which is held in trust for or has been assigned to it and which, in any case, are current or unperformed or in respect of which it has any rights, liability or obligation as at Closing (or the relevant Delayed Closing Date, as the case may be), but excluding:

(a) contracts with Business Employees and Excluded Employees relating to their employment (save that any loans from members of the Vendor's Group to Employees and any other contracts with Business Employees which do not relate to their employment shall be Business Contracts);

(b) contracts of insurance relating to the ICI Business or the PO/MTBE Business (which, for the avoidance of doubt, are subject to the provisions of clause
     17);

(c) leases, licences and contracts (if any) to the extent they create interests in land or (as the case may be) confer rights of occupation in relation to the Properties;

(d)  Business IP Licences and Business IT Licences;

(e)  the Ancillary Agreements;

(f) the new Raw Materials Agreement dated 24 July 1996 between ICI Chemicals & Polymers Limited, ICI Wilhelmshaven GmbH, EVC International NV, European Vinyls Corporation (International) SA/NV, European Vinyls Corporation (UK) Limited, European Vinyls Corporation (Deutschland) GmbH and European Vinyls Corporation (Italia) S.p.A.;

(g) the agreement for the conversion of Raw Materials into Vinyl Chloride Monomer for supply to ICI Chemicals & Polymers Limited dated 24 July, 1996 between European Vinyls Corporation UK Limited, European Vinyls Corporation (Deutschland) GmbH and ICI Chemicals & Polymers Limited;

(h) the agreement for the exclusive distribution of Vinyl Chloride Monomer dated 15 November 1994 between ICI Chemicals & Polymers Limited and European Vinyls Corporations (UK) Limited;

(i) naphtha contracts between ICI Chemical Industries Limited and Phillips Petroleum Company and between ICI Chemical Industries Limited and Phillips Imperial Petroleum Limited (as amended) dated 1st January, 1970, 1 October, 1971 and 5 August, 1980; and

(j)  the Texaco Purchase Agreement; and

(k)  bank accounts;

Business Day means a day (excluding Saturdays) on which banks generally are open in London, Rotterdam, Salt Lake City and New York City for the transaction of normal banking business;

Business Employee means any employee of any Business Vendor working for more than 50% of his time in the ICI Business immediately prior to Closing (including any employee temporarily absent from work), but does not include a Company Employee or an Excluded Employee;

Business Goodwill means the goodwill of any Business Vendor in relation to the ICI Business or, as the case may be, the PO/MTBE Business together with the right for the Purchaser or the Designated Purchaser to represent itself as carrying on any of the Polyurethanes Business, the Tioxide Business or the Relevant Petrochemicals Business or, as the case may be, the PO/MTBE Business in succession to the Business Vendors but excluding, for the avoidance of doubt, any rights to the "ICI" name, the letters ICI and the ICI Roundel and any right to the "Huntsman" name and Huntsman Logo;

Business Information means all Information that Relates to the ICI Business (in the case of ICI) or to the PO/MTBE Business (in the case of HSCC) and is owned, or the rights in which are owned, by any Business Vendor;

Business IPR means:

(a) all Intellectual Property Rights (excluding Intellectual Property Rights in computer software) owned by or on behalf of any Business Vendor which Relate to the ICI Business (in the case of ICI) or the PO/MTBE Business (in the case of HSCC) including (without limitation) the Registered Rights of each Business Vendor, brief details of which are set out in the IP Annex;

(b) all Intellectual Property Rights in computer software owned by or on behalf of HSCC which Relate to the PO/MTBE Business; and

(c)  Business Owned Software;

Business IP Licences means all licences of Intellectual Property Rights or Business Information granted to or by any Business Vendor or the benefit of which are held in trust for or have been assigned to it and which, in any case, are current or unperformed or in respect of which it has any rights, liability or obligation as at Closing (or Delayed Closing, as the case may be) which Relate to the ICI Business (in the case of ICI) or to the PO/MTBE Business (in the case of HSCC) or relating in part to such business (but then only to the extent that the same do so relate) including without limitation those licences set out in the IP Annex, but excluding the Business IT Licences;

Business IT Licences means all licences of computer software granted to or by any Business Vendor or the benefit of which are held in trust for or have been assigned to it and which, in any case, are current or unperformed or in respect of which it has any rights, liability or obligation as at Closing (or the relevant Delayed Closing Date, as the case may be) used exclusively in the ICI Business (in the case of ICI) or the PO/MTBE Business (in the case of HSCC) or relating in part to the relevant Business (but then only to the extent that the same do so relate);

Business Owned Software shall have the meaning set out in Schedule 20;

Business Plant and Machinery means all the plant, machinery and other equipment including computer equipment but not software and related work in progress and motor vehicles beneficially owned by any Business Vendor and used or to be used exclusively or primarily in the ICI Business or, as the case may be, the PO/MTBE Business;

Business Stocks means all Stocks beneficially owned by any Business Vendor exclusively or primarily for the purposes of the ICI Business or the PO/MTBE Business including items which, although subject to reservation of title by the relevant sellers, are under the control of any Business Vendor (including where held by a consignee), but excluding raw materials held on consignment from suppliers;

Business Vendors means, in respect of the ICI Business, any member of ICI's Group other than the Companies (and, for the avoidance of doubt, other than any Non-Controlled Joint Venture), including the companies listed in column 1 of
Schedule 2 and, in respect of the PO/MTBE Business, HSCC (and Business Vendor means any one of those companies);

Claim means any Warranty Claim, any Tax Covenant Claim, any claim under the Environmental Covenant, any claim under clauses 10.3, 10.4 or 12.17, any claim under clauses 8.1(a), 9 or 18.13 (for the purposes of clauses 12.3, 12.8(e), 12.13 and 13 only) and any claim under clauses 8.1(b) and 10.2 (for the purposes of clauses 12.8(e), 12.13 and 13 only);

Closing means the completion of the sale and purchase of the ICI Business and the PO/MTBE Business and related matters in accordance with clause 6;

Closing Adjustments Date means the first day of the calendar month following the calendar month in which the Closing Date falls;

Closing Date means the date on which Closing occurs pursuant to clause 6;

Closing Statement means, in relation to the ICI Business or, as the case may be, the PO/MTBE Business, the closing statement as at 00.01 am, applicable local time, on the first day of the calendar month following the calendar month in which the Closing Date falls, prepared in accordance with the provisions of clause 7 and Schedule 8, and Closing Statements shall be construed accordingly;

Closing Working Capital means, in relation to any Company or any Business Vendor, the working capital of that Company (or, in the case of the Controlled Joint Venture or LPC, the JV Percentage of such working capital) or Business Vendor (only in relation to its Local Business), comprising the items referred to in paragraph 2(c) of Schedule 8, expressed in dollars, as at 00.01 am, applicable local time, on the Closing Adjustments Date as set out in the Closing Statement;

Code means the US Internal Revenue Code of 1986, as amended;

Companies means the entities listed in column 2 of Part I, column 3 of Part A of
Part II and column 2 of Part B of Part II and column 2 of Part III of Schedule 1, together with such entities as become Companies from time to time in accordance with Schedule 18, and Company means any one of them (provided that LPC shall also be deemed to be a Company for the purpose of the definitions of Provisional Cash Balance, Final Cash Balance, Provisional Financial Debt, Final Financial Debt, Final Intra Group Cash Balance, Final Intra Group Debt, Closing Working Capital and Intra Group Trading Indebtedness and of clauses 1.5, 3.4, 3.6, 3.7 and 7 and Schedule 8);

Company Employee means any employee of any of the Companies immediately prior to Closing who is not an Excluded Employee;

Computer Systems means IT systems (hardware, software and networks infrastructure) and all embedded information technology contained in material plant, machinery and equipment used exclusively or predominantly in the ICI Business (in the case of ICI) or in the PO/MTBE Business (in the case of HSCC);

Conditions means the conditions set out in clause 4.1;

Confidentiality Agreements means (a) the agreement dated 25 September, 1997 between ICI (on behalf of ICI's Group (as defined in such agreement)) and Huntsman Corporation relating to confidentiality and other related issues as amended by a letter dated 24 October, 1997 between Huntsman Corporation and ICI, a letter dated 27 February 1998 between Huntsman Corporation and ICI Chemicals and Polymers and a letter dated 3 March, 1998 between Huntsman Corporation and ICI (the First Confidentiality Agreement); and (b) the agreement entered into by Huntsman Corporation on 18 February, 1999 between ICI and Huntsman Corporation relating to confidentiality and other related issues (the Second Confidentiality Agreement);

Controlled Joint Venture means the company listed in column 2 of Part III of
Schedule 1;

Co-operation Agreement means the agreement entered into between ICI and HSCC at the same time as this Agreement, as amended;

Costs means liabilities, losses, damages, costs (including reasonable legal costs), charges, penalties and expenses (including Tax);

Cracker means the plants at Wilton known as JVO6, JVB3 and GTU and the other plant and related infrastructure listed in Schedule 24 which are used for (a) the production of ethylene, propylene, butadiene and other co-products (products) and (b) the storage, processing and distribution of feedstocks and products;

Dames & Moore Reliance Agreement means an agreement in the agreed form entitling certain persons (including, for the avoidance of doubt, the Purchaser, its lenders and debt finance providers) to rely on the reports prepared by Dames & Moore in respect of the environmental condition of certain properties of the ICI Business;

Data Room means, in the case of the ICI Business, such of the contents of the rooms made available to HSCC at the offices of ICI's Solicitors as are identified in the index contained in Exhibit C (being the contents as at 6 p.m. on 26 March 1999) and, in the case of the PO/MTBE Business, such of the contents of the rooms made available to ICI at the offices of ICI's Solicitors as are identified in the index contained in Exhibit D (being the contents as at 6 p.m. on 26 March 1999);

Delayed Asset has the meaning given in clause 6.3;

Delayed Business has the meaning given in clause 6.3;

Delayed Closing Date means the date on which closing takes place of the transfer of any Delayed Assets, Delayed Business or Delayed Company which is not transferred at Closing or has not been transferred to TGL (as defined in Schedule 18) or one of its Subsidiaries prior to Closing (which in each case, unless the parties otherwise agree, shall be the last day in the relevant calendar month which is both a working day in the relevant jurisdiction and is also a Business Day) and Delayed Closing means the completion of the sale and purchase of the relevant Delayed Assets, Delayed Business or Delayed Company;

Delayed Company has the meaning given in clause 6.3;

Designated Purchasers means (i) the companies (or companies to be incorporated) listed in column 4 of Part I of Schedule 1 and column 3 of Schedule 2; (ii) in relation to the Joint Venture Interests (other than those in NPU and Arabian Polyol Co. Ltd), the Purchaser; and (iii) in relation to Business IP Licences and Business IT Licences relating to the ICI Business, the Purchaser or its nominee, and Designated Purchaser means any one of them;

Disclosed Matters means any fact, matter, event or circumstance which is fairly disclosed in the relevant Disclosure Letter or:

(a) in respect of the Warranties in paragraphs 2.2, 5.3, 5.5, 5.6, 5.7, 8.1, 8.2, 9, 11, 12, 13.1, 13.2, 13.3, 13.5, 14, 15, 17.2, 17.5, 17.11, 17.13,
     17.14, 17.15, 17.16 and 25.1, insofar as it relates to matters covered by the foregoing paragraphs of Schedule 9 only, in the documents in the Data Room;

(b) in respect of the Warranties given by ICI in paragraph 16 of Schedule 9, in those documents in the Data Room relating to the ICI Business as follows:

         (i)   Polyurethanes

               Part 1, Section 1.2; Part 1A, Section 1.2; Part 5; and Part 5A of the Data Room;

         (ii)  Tioxide

               Any document which has as the second element of its code the number 2 (Codes are as shown in the Tioxide Data Room index. For example, document reference TEL 2.1/01);

         (iii) Relevant Petrochemicals

               Part 6 of Pheasant I and Part 6 of Pheasant V of the Data Room;

(c) in respect of the Warranties given by ICI in paragraphs 19, 20, 21 and 22 of Schedule 9, in those documents in the Data Room relating to the ICI Business as follows:

         (i)   Polyurethanes

               Part 4 and Part 4A of the Data Room;

         (ii)  Tioxide

               Any document which has as the second element of its code the number 13

               Any document which has as the second element of its code the number 14

               (Codes are as shown in the Tioxide Data Room index. For example, document reference TEL 13.1/07);

         (iii) Relevant Petrochemicals

               Project Pheasant (1), Part 2, Volume 1 of 1

               Project Pheasant (3), Part 2, Volume 1 of 1

               Project Pheasant (5), Part 2, Volume 1 of 1

(d) in respect of the Warranties given by HSCC in paragraph 16 of Schedule 9, in those documents in the Data Room relating to the PO/MTBE Business;

(e) in respect of the Warranties given by HSCC in paragraphs 19, 20, 21 and 22 of Schedule 9, in documents 1 to 10 inclusive in the section headed "HSCC Financial Index" in Volumes 2 and 3 of the Data Room relating to the PO/MTBE Business;

and/or which is deemed to be disclosed in the Disclosure Letters in accordance with their respective terms or for which the relevant Vendor is stated not to be liable in the Disclosure Letters;

Disclosure Letters means the disclosure letters in the agreed form from ICI to the Purchaser and from HSCC to the Purchaser, in each case delivered immediately before the signing of this Agreement;

dollar or $ means the lawful currency of the United States of America;

Employee means any Company Employee or Business Employee;

Environmental Consultants Agreements means the agreements between ICI and Dames & Moore dated 10 March 1999 for the carrying out of certain environmental consultancy services;

Environmental Covenant means the covenant set out in Schedule 14 and 14A as applicable;

Environmental Matters means:

(a)  pollution or contamination;

(b) the disposal, release, spillage, deposit, escape, discharge, leak or emission of, Hazardous Materials or Waste;

(c)  exposure of any person to Hazardous Materials or Waste;

(d) the creation or existence of any noise, vibration, radiation, common law or statutory nuisance, or other material adverse impact on the Environment;

(e)  use and recovery of packaging;

(f) matters relating to human health and safety or the condition or protection of the Environment, arising out of the manufacturing, processing, treatment, keeping, handling, use, possession, transportation or presence of Hazardous Materials or Waste;

Euro/Dollar Rate has the meaning given to it in Clause 3.17;

Event means any event, transaction, action or omission, any change in the residence of any person for the purposes of any Tax and shall also include Closing;

Excluded Assets means the assets owned by the Business Vendors or the Companies set out in Schedule 12;

Excluded Employees means the Employees or groups of Employees described or named at paragraph 2 of Schedule 19;

Excluded Liabilities means (a) any Tax or amounts in respect of Tax of any Business Vendor or in relation to any Business Assets (which, for the avoidance of doubt shall include ICI's US Business and ICI's US Assets) arising in respect of any period of account for Tax purposes ending on or before Closing or in respect of acts, events or occurrences occurring on or before Closing and with respect to a Straddle Period the portion of such Straddle Period deemed to end on and include the Closing Date; (b) all borrowings and indebtedness (including, without limitation, by way of acceptance credits, discounting or similar facilities, finance leases, loan stocks, bonds, debentures, notes, debt or inventory financing or sale and lease back arrangements, overdrafts or any other arrangement the purpose of which is to raise money) owed by a Business Vendor, together with accrued interest on such amounts, to a Financial Institution (other than indebtedness resulting from operating leases); (c) all amounts owed to a member of ICI's or HSCC's Retained Group (apart from (i) indebtedness resulting from operating leases and (ii) Intra Group Trading Indebtedness); (d) any liability or obligation of any Business Vendor to the extent it arises out of any business other than the ICI Business or the PO/MTBE Business, as the case may be, and all liabilities and obligations under any guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever given by any of the Business Vendors in respect of any obligations or liabilities of any other member of ICI's Retained Group or HSCC's Retained Group; (e) any liability or obligation of ICI or of HSCC or any member of their respective Retained Groups arising under this Agreement or the Ancillary Agreements or any other agreement to be entered into pursuant to this Agreement; (f) any obligation of either Vendor pursuant to clause 20; and (g) any liability or obligation of ICI or of HSCC or any member of their respective Retained Group in relation to any Environmental Matters existing or arising prior to or at Closing;

Excluded Properties has the meaning given to it in Schedule 17;

Final Cash Balance means, in relation to any Company, the aggregate amount (or, in the case of the Controlled Joint Venture or LPC, the JV Percentage of such aggregate amount), expressed in dollars and calculated as at 00.01 am, applicable local time, on the Closing Adjustments Date, of its cash at bank, cash in hand or cash equivalents and amounts owed to that Company by members of ICI's Retained Group (apart from amounts representing Intra Group Trading Indebtedness), in each case as reflected in the books of that Company, but excluding all Tax assets or rights to repayments of Tax and amounts in respect of such Tax assets or rights to repayments of Tax;

Final Consideration has the meaning given in clause 3.7;

Final Financial Debt means, in relation to any Company, the aggregate amount (or, in the case of a Controlled Joint Venture or LPC, the JV Percentage of such aggregate amount) expressed in dollars and calculated as at 00.01 am, applicable local time, on the Closing Adjustments Date of (a) all borrowings and indebtedness (including, without limitation, by way of acceptance credits, discounting or similar facilities, finance leases, loan stocks, bonds, debentures, notes, debt or inventory financing or sale and lease back arrangements, overdrafts or any other arrangements the purpose of which is to raise money), together with accrued interest on such amounts, of that Company (as reflected in the books of that Company) owed to a Financial Institution (apart from indebtedness resulting from operating leases); (b) all amounts owed to a member of ICI's Retained Group by that Company (as reflected in the books of that Company), other than amounts representing Intra Group Trading Indebtedness and Prime Debt; and (c) the Prime Debt, but excluding all Tax Liabilities and, for the avoidance of doubt, excluding the amount of any debt created pursuant to Schedule 18 which remains outstanding;

Final Intra Group Cash Balance means, in relation to any Company, that part of its Final Cash Balance which represents amounts owed to that Company by members of ICI's Retained Group as at 00.01 am, applicable local time, on the Closing Adjustments Date;

Final Intra Group Debt means, in relation to any Company, that part of its Final Financial Debt which represents amounts owed by that Company to members of ICI's Retained Group (including, for the avoidance of doubt, Prime Debt) as at 00.01 am, applicable local time, on the Closing Adjustments Date;

Financial Institution means any banking, financial, acceptance, credit, lending or other similar institution or organisation and any institutional investor, which in each case is not a member of ICI's Group;

Financing Agreements means the Senior Credit Agreement, the Senior Subordinated Credit Agreement and the Senior Subordinated Indenture together with all notes, guarantees, security agreements and other instruments issued or entered into pursuant to or in connection therewith;

Group means, in relation to ICI or the Purchaser, that party and its Subsidiaries for the time being and, in relation to HSCC, any undertaking which controls, is controlled by or is under common control with HSCC and HSCC itself;

Group Information means all Information owned by, or the rights to which are owned by, the Companies;

Group IPR means all Intellectual Property Rights owned by the Companies;

HSCC's Solicitors means Slaughter and May of 35 Basinghall Street, London EC2V 5DB;

Huntsman Logo means the logo used by HSCC and Huntsman Corporation as depicted in the IP Annex;

Huntsman Trade Mark Licence means the trade mark licence between Huntsman Group Intellectual Property Holdings Corporation and the Purchaser in the agreed form set out in the IP Annex;

ICI/BP Joint Venture Agreements has the meaning given in the Co-operation Agreement;

ICI Business means the Polyurethanes Business, the Tioxide Business and the Relevant Petrochemicals Business;

ICI Retained Software shall have the meaning set out in Schedule 20;

ICI Roundel means the logo used by ICI as depicted in the IP Annex;

ICI's Accountants means KPMG Audit Plc;

ICI's Bank Account means an account or accounts to be nominated by ICI 5 Business Days before Closing;

ICI's Solicitors means Freshfields of 65 Fleet Street, London EC4Y 1HS;

ICI's US Assets means the Business Assets of ICI Americas Inc. and ICI Americas Inc.'s Joint Venture Interest in Rubicon Inc. as well as ICI American Holdings Inc.'s ownership interest in Tioxide Americas Inc. or its successor;

ICI's US Business means the Polyurethanes Business which is carried on by ICI in the United States of America making use of ICI's US Assets;

ICI Trade Mark Licence means the trade mark licence between ICI and the Purchaser in the agreed form appearing in the IP Annex;

Income, Profits or Gains includes any standard or measure for the purposes of any Tax and shall also include any income, profits or gains which are deemed to be earned, accrued or received for the purposes of any Tax and a reference to income, profits or gains as being earned, accrued or received on or before a particular date or in respect of a particular period shall mean income, profits or gains which are regarded as having been or are deemed to have been earned, accrued or received on or before that date or in respect of that period for the purposes of any Tax;

Independent Firm means Ernst & Young or, for the purposes of clauses 4.9 or 7, such other independent firm as is appointed pursuant to clause 4.9(b) or clause
7.14 respectively;

Information means all information, know-how and techniques (whether or not confidential and in whatever form held) including, without limitation, all:

(a) formulae, designs, specifications, drawings, data, manuals and instructions;

(b)  customer lists, sales, marketing and promotional literature;

(c)  business plans and forecasts; and

(d)  technical or other expertise;

Initial Consideration has the meaning given in clause 3.4 or 3.5, as applicable;

Institutional Lenders means Lenders as defined in the Senior Credit Agreement;

Intellectual Property Rights means patents, trade marks, service marks, trade names, business names, rights in designs, copyright (including rights in computer software and moral rights), database rights, rights in domain names and all other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of the foregoing rights, and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world but excluding Information;

Interest Rate means 7% per annum;

Intra Group Guarantees means, as at the Closing Date (or, as the case may be, the Delayed Closing Date), all guarantees, indemnities, counter-indemnities, assurances, commitments and letters of comfort of any nature whatsoever:

(a) given to any person by any Company or any entity in which a Joint Venture Interest is held in respect of any liability of any member of the Retained Group (other than Assumed Liabilities);

or (as the context may require)

(b) given to any person by any member of ICI's Retained Group in respect of any liability of a Company or any entity in which a Joint Venture Interest is held;

Intra Group Trading Indebtedness means all debts outstanding as at Closing between the Companies and members of the Retained Group, or between the Local Businesses, on the one hand, and other business units of the Retained Group on the other, in respect of intra group trading activities in the ordinary and usual course of business (comprising all accrued payment obligations in respect of products, goods, services and support supplied, commissions for services relating to sales and employment costs chargeable in connection with any such trading activities);

IP Annex means the file of documents marked "IP Annex" and initialled by the parties for the purposes of identification only;

IPR Assignments means the assignments of Business IPR referred to in clause 2.7;

Joint Venture Agreement means any contract or arrangement, including any amendment or variation thereof, to which any member of ICI's Group is a party with other persons who are not members of ICI's Group, in relation to its holding of any Joint Venture Interest (including, without limitation, any articles of association, by-laws or other constitutional documents of any company in which a Joint Venture Interest is held);

Joint Venture Interests means the shares or limited partnership interests held by members of ICI's Group which are identified in column 3 of Parts III and IV of Schedule 1 (save that, for the purposes of clauses 16.1 to 16.5 and 16.7 to 16.15, it shall only mean such of those shares or limited partnership interests as are held in Arabian Polyol Co Ltd and NPU);

JV Finco means a Delaware limited liability company;

JV Percentage means 60 per cent. in the case of the Controlled Joint Venture, and 50 per cent. in the case of LPC;

LLC Agreement means the limited liability company agreement relating to the Purchaser in the agreed form;

Local Business means, in relation to each Business Vendor, that part of the ICI Business which is carried on by that Business Vendor and, in relation to HSCC, the PO/MTBE Business, and Local Businesses shall be construed accordingly;

LPC means Louisiana Pigment Company L.P.;

Material Adverse Change means an adverse change in the ICI Business or the PO/MTBE Business, as the case may be, occurring before and continuing immediately prior to Closing and whether occurring before or after the date of this Agreement (provided that no account shall be taken of any event which occurred before the date of this Agreement unless and to the extent only that such event constitutes a breach of the Warranties given at the date of this Agreement), such that the enterprise value of the ICI Business or PO/MTBE Business, as the case may be, (as determined, in the event of any dispute between the parties, by the Independent Firm pursuant to clause 4.9) is reduced by (Pounds)125 million or more as a result of such change. For this purpose the following shall be excluded from the calculation of the amount of the reduction in enterprise value of the ICI Business or the PO/MTBE Business, as the case may be:

(a) any effect resulting from industry consolidations or any adverse changes affecting capital or foreign exchange markets in general or adverse changes in general economic conditions in the economies and/or industries in which the ICI Business or PO/MTBE Business, as the case may be, operates or by which it is affected;

(b) the effects of any action or steps taken pursuant to and in accordance with this Agreement;

(c)  any loss, damage, cost or liability to the extent that:

         (i) the relevant Vendor has, pursuant to an indemnity obligation, compensated the Purchaser in respect of it by a payment in cash which, in the bona fide opinion of the relevant Vendor, satisfies in full the indemnity obligation;

         (ii) the ICI Business or the PO/MTBE Business has otherwise been compensated therefor by receipt of insurance proceeds; or

         (iii) it has otherwise been fully and effectively remedied on or prior to Closing;

material adverse effect on the relevant Business means:

(a) in relation to the Polyurethanes Business, a present or future reduction of the net assets of the Polyurethanes Business of (Pounds)5 million or more, a present or future reduction in annual trading profits (after deducting all charges except Taxation) of the Polyurethanes Business of (Pounds)1 million or more or a present or future reduction in annual turnover of the Polyurethanes Business of (Pounds)8 million or more;

(b) in relation to the Tioxide Business, a present or future reduction of the net assets of the Tioxide Business of (Pounds)5 million or more, a present or future reduction in annual trading profits (after deducting all charges except Taxation) of the Tioxide Business of (Pounds)1 million or more or a present or future reduction in annual turnover of the Tioxide Business of (Pounds)5 million or more;

(c) in relation to the Relevant Petrochemicals Business, a present or future reduction of the net assets of the Relevant Petrochemicals Business of (Pounds)1 million or more, a present or future reduction in annual trading profits (after deducting all charges except Taxation) of the Relevant Petrochemicals Business of (Pounds)1 million or more or a present or future reduction in annual turnover of the Relevant Petrochemicals Business of (Pounds)6 million or more;

(d) in relation to the PO/MTBE Business, a present or future reduction of the net assets of the PO/MTBE Business of (Pounds)3.2 million or more, a present or future reduction in annual trading profits (after deducting all charges except Taxation) of the PO/MTBE Business of (Pounds)1 million or more or a present or future reduction in annual turnover of the PO/MTBE Business of (Pounds)3.5 million or more;

Material Contracts means contracts (save for any employment-related contracts) to which any Relevant Company or, in respect of the Business, any Business Vendor is a party or the benefit of which is held in trust or has been assigned to any such person (a) which at Closing have in excess of 12 months to run and which in that time can reasonably be expected to involve income or expenditure, in respect of the Tioxide, Relevant Petrochemicals or PO/MTBE Businesses, in excess of $200,000 per annum or, in respect of the Polyurethanes Business, in excess of $1 million per annum (save that in respect of the Polyurethanes Business it shall be those contracts which can reasonably be expected to involve income or expenditure in excess of $8 million in respect of the Warranty in paragraph 13.1 of Schedule 9 only); (b) which at Closing have less than 12 months to run and which in that time can reasonably be expected to involve income or expenditure, in respect of the Polyurethanes, Tioxide, Relevant Petrochemicals or PO/MTBE Businesses, in excess of $1,000,000 (save that in respect of the Polyurethanes Business it shall be those contracts which can reasonably be expected to involve income or expenditure in excess of $8,000,000 in respect of the Warranty in paragraph 13.1 of Schedule 9 only); or (c) which are material agency, distributorship or joint venture agreements;

Members' Agreement means the agreement, in the form set out in Exhibit C to the Subscription Agreement, to be entered into at Closing between the Purchaser, HSCC, BT Capital Investors, L.P., Chase Equity Associates, L.P. and The Goldman Sachs Group, Inc. relating, inter alia, to certain future rights in respect of transfers of interests in the Purchaser;

Non-Controlled Joint Ventures means the companies and limited partnerships details of which are set out in column 2 of Part IV of Schedule 1;

NPU means Nippon Polyurethane Industry Co. Ltd;

Olefins Agreements has the meaning given to it in the Co-operation Agreement;

Olefins Manufacturing Business has the meaning given to it in paragraph (e) of the definition of Relevant Petrochemicals Business;

Polyurethanes Business shall have the meaning set out in Schedule 21;

Permitted Encumbrances means (a) security interests in the ordinary course of business or by operation of law, security interests arising under sales contracts with title retention provisions and equipment leases with third parties entered into in the ordinary course of business and security interests for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and (b) other imperfections in title and encumbrances, if any, which do not materially impair the continued use and operation of the assets to which they relate;

Pie Crust Leases means the leases in the agreed form relating to the Aromatics and North Tees Logistics Plants, Teesside, England;

PO/MTBE Business means

(i) the business, operations and assets owned by HSCC for the manufacturing of propylene oxide and methyl tertiary butyl ether (MTBE) at its Port Neches, Texas plant (PO/MTBE plant) and the marketing, sale and distribution of MTBE and of propylene oxide from the PO/MTBE plant; and

(ii) HSCC's right to have propylene glycol manufactured by Huntsman Petrochemical Corporation (HPC) at HPC's Port Neches, Texas plant and the marketing, sale and distribution of such propylene glycol.

For the avoidance of doubt, the PO/MTBE Business shall not include the MTBE business, operations and assets of HPC at HPC's C4 plant in Port Neches, Texas, or the manufacturing, marketing, sale or distribution of MTBE from such C4 plant;

PO/MTBE Technology Transfer Agreement means the agreement of that name in the agreed form in the IP Annex;

Pre-Closing Tax Affairs means the Tax affairs of the Companies for which ICI or its agent is responsible under clause 14.1;

Prime Debt means, in relation to Tioxide Americas Inc., Tioxide Europe SA (France), Tioxide Europe Srl, Tioxide Europe SA (Spain) and ICI Holland BV, the actual amount of inter-company indebtedness outstanding from any such company to any of ICI, ICI Finance plc, ICI Omicron BV, ICI American Holdings Inc., or Mortar Investments International Limited immediately prior to Closing, the parties' estimates of which are set out in sub-paragraphs (a) to (e) of paragraph 17 of Schedule 4;

Properties means the land and buildings used, owned or occupied exclusively or primarily in relation to the ICI Business or, as the case may be, the PO/MTBE Business at the date of this Agreement, short details of which are set out in
Part I of Schedule 17;

Provisional Cash Balance means, in relation to any Company, the provisional amount of the Final Cash Balance (excluding any part of the Final Cash Balance which represents amounts owed by members of ICI's Retained Group), expressed in dollars, as estimated by ICI in accordance with clause 3.6;

Provisional Financial Debt means, in relation to any Company, the provisional amount of the Final Financial Debt, expressed in dollars, as estimated by ICI in accordance with clause 3.6;

Purchaser's Accountants means Deloitte and Touche;

Purchaser's Relief means, for the purposes of the Tax Covenant and provisions of this Agreement relating thereto, a relief to the extent that it either arises in respect of an Event occurring or period commencing after the Closing Date or in respect of such part of a Straddle Period as falls after the Closing Date;

Receivables means debtors of the Business Vendors for the purposes of, or in connection with, the ICI Business or the PO/MTBE Business (including trade debtors, other debtors, accrued income, prepayments and royalty receivables), in each case including such part of such amounts as relates to VAT;

Registered Rights means in relation to any jurisdiction, any Group IPR or Business IPR which is the subject of registration (or application for registration) with any competent authority in that jurisdiction;

Regulatory Action means:

(a)  any injunction, order or judgment of a court of competent jurisdiction; or

(b) any order, judgment, decision or conclusive determination made, given, taken or expressed by a competent supranational, governmental, statutory or regulatory authority, body or agency; or

(c)  an enactment or direction of a legislative body;

Related Persons means, in relation to the relevant person, any of its agents, directors, officers, employees, advisers or consultants and any other person which the relevant person has engaged or instructed in connection with the transactions contemplated by this Agreement;

Relates to means exclusively or predominantly used in, developed or acquired for use in and Relate to shall be construed accordingly;

Relevant Competition Authority means any national, supranational, governmental or other agency or body responsible for the application of anti-trust, competition or merger control legislation in any jurisdiction other than the United States where the receipt of anti-trust, competition or merger control clearance or approval is mandatory prior to Closing and, for the avoidance of doubt, shall include the German Bundeskartellamt and the Canadian Competition Bureau;

Relevant Petrochemicals Business means the business comprising:

(a) the manufacture, marketing, distribution and sale of benzene, xylenes, cyclohexane, cumene, ethyl benzene and paraxylene and other co-products carried on by ICI Chemicals and Polymers Limited from the plants known as Aromatics 1 and 2 at the North Tees site and the Paraxylene plant at the Wilton site, Teesside, England (the Aromatics Business);

(b) the storage, distribution and logistics business carried on by ICI Chemicals and Polymers Limited from the facilities (excluding the Olefins facilities) at the North Tees site, Teesside, England and known as North Tees Logistics (the North Tees Logistics Business);

(c) the sourcing, purchasing and supply of feedstocks for the Cracker and the marketing, distribution and sale of ethylene, propylene, butadiene and other co-products of the Cracker carried on by ICI Chemicals and Polymers Limited but excluding the Olefins Manufacturing Business (the Olefins Business);

(d) the marketing, distribution and sale of hydrogen through the hydrogen distribution infrastructure of ICI Chemicals and Polymers Limited at the Billingham, North Tees and Wilton sites, Teesside, England (the Hydrogen Business); and

(e) the manufacture of ethylene, propylene, butadiene and other co-products and the related feedstock and product storage, processing and distribution activities carried on by ICI Chemicals & Polymers Limited at the Cracker both (a) for the purposes of the Olefins Business and (b) on behalf of BPCL under the ICI/BP Joint Venture Agreements, but excluding the Olefins Business (the Olefins Manufacturing Business);

Relevant VAT Jurisdiction means, in respect of each Business Vendor, the jurisdiction in which it is incorporated or carries on business or in which assets which are to be sold pursuant to this Agreement are located;

relief includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set off in respect of any Tax or relevant to the computation of any Income, Profits or Gains for the purposes of any Tax, or any right to repayment of or saving of Tax, and any reference to the use or set off of relief shall be construed accordingly;

Repeated Warranties means the Warranties set out in paragraphs 1, 2, 3, 4, 5.2, 5.3, 5.4, 5.6, 6, 7.1, 8.4, 8.5, 8.6, 8.7, 11, 12.1, 13.7, 16.2(A) and (B),
16.3(A) and (B), 17 (excluding the Warranty set out in paragraph 17.14), 18, 23 and 25.2 of Schedule 9;

Retained Group means ICI or HSCC, as the case may be, and each member of its respective Group (apart, in the case of ICI's Group, from the Companies);

Retained Share Selling Company Group means the relevant Share Selling Company and any other company or companies (other than the Companies) which either are or become, or have within the six years ending at Closing been, Subsidiaries of the relevant Share Selling Company or treated as members of the same group as the relevant Share Selling Company for any Tax purpose;

Retirement Benefits Schemes has the meaning given to that expression in Schedule 11 (Pensions);

Sale Shares means (a) the entire issued share capital of the Companies listed in column 2 of Part I of Schedule 1 (excluding the Class A Shares in the capital of TGL referred to in paragraph 1 of Schedule 18) and (b) the Joint Venture Interests (other than those in NPU and Arabian Polyol Co Ltd);

Schedule 18 Business means any business which is to be transferred pursuant to paragraphs 5 or 6 of Schedule 18;

Schedule 18 Company means any Company which is to be transferred pursuant to paragraphs 2(c) or 4 of Schedule 18 by the transfer of shares or membership interests in it or in its holding undertaking;

Selling Companies means (a) in respect of the ICI Business, the Share Selling Companies and the Business Vendors and (b) in respect of the PO/MTBE Business, HSCC (and, in each case, Selling Company means any one of them);

Senior Credit Agreement means the $1,940,000,000 Credit Agreement between HIC as borrower, Bankers Trust Company as Administrative Agent and others dated as of 15 April 1999 as amended or supplemented from time to time;

Senior Subordinated Credit Agreement means the $800,000,000 Senior Subordinated Credit Agreement between HIC as borrower, Goldman Sachs Credit Partners L.P. as Joint Lead Agent and others dated as of 15 April 1999 as amended or supplemented from time to time;

Senior Employee means any Employee employed at ICI Job Grade 40 and above;

Senior Subordinated Indenture has the meaning given to it in the Senior Subordinated Credit Agreement;

Share Selling Companies means the companies listed in column 1 of Part I of
Schedule 1 and, in relation to the Joint Venture Interests other than those in NPU and Arabian Polyol Co Ltd, means ICI Americas Inc. and Share Selling Company means any one of them;

Spot Rate means the spot rate of exchange (closing mid-point) on the relevant date, as quoted in the London edition of the Financial Times first published thereafter or, where no such rate of exchange is published in respect of that date, at the rate quoted by Citibank N.A. as at the close of business in London on that date;

Stock means the stocks of fuels, raw materials, consumables, stocks-in-process, work-in-progress, finished stocks, goods for resale, stores, spare parts, loose tools and fittings and packaging materials beneficially owned by any Company or Business Vendor for the purpose of the ICI Business or the PO/MTBE Business (as the case may be);

Straddle Period has the meaning set forth in clause 14.9;

Subscription Agreement means the agreement dated as of 3 June between the Purchaser, BT Capital Investors, L.P., Chase Equity Associates, L.P. and The Goldman Sachs Group, Inc. relating to the subscription by the latter three parties for membership units in the Purchaser;

Systems House Entity means any Delayed Company or Delayed Business identified in
Schedule 6 as being a systems house;

Tax means (a) taxes on Income, Profits and Gains, and (b) all other taxes, levies, duties, imposts, charges and withholdings of any nature, including any excise, property, sales, transfer, franchise and payroll taxes and any national insurance or social security contributions, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to any Company or any other person and of whether any amount in respect of them is recoverable from any other person;

Tax Authority means any taxing or other authority, in any jurisdiction, competent to impose any liability to Tax;

Tax Claim means the issue of any notice, demand, assessment, letter or other document by or on behalf of any Tax Authority or the taking of any other action by or on behalf of any Tax Authority (including the imposition of any withholding), from which notice, demand, assessment, letter, document or action it appears that a Tax Liability may be imposed on any Company;

Tax Covenant Claim means any claim under the Tax Covenant or in respect of any breach of a Tax Warranty;

Tax Covenant means the covenant relating to Tax set out in Schedule 13;

Tax Documents means the Tax Returns, claims and other documents which ICI or its agent is required to prepare on behalf of the Relevant Companies under clause 14.1(a) and (b);

Tax Liability means:

(a) a liability of any Company to make or suffer an actual payment of Tax (or amounts in respect of Tax, which shall include, for the avoidance of doubt, any payments for group relief or advance corporation tax and any payments on account of Tax); and

(b) the use or set off of any Purchaser's Relief in circumstances where, but for such use or set off, any Company would have had an actual liability to Tax in respect of which the Purchaser would have been able to make a Tax Covenant Claim (the amount of the Tax Liability for these purposes being deemed to be:

         (i) where the Purchaser's Relief was a deduction from or offset against Tax, the amount of that Purchaser's Relief; and

         (ii) where the Purchaser's Relief was a deduction from or offset against Income, Profits or Gains, the amount of the Tax which has been saved (ignoring for this purpose the availability of any credit for advance corporation tax) in consequence of the use or set-off of the Purchaser's Relief),

         provided that the Purchaser shall procure that reliefs other than any Purchaser's Relief are used, so far as reasonably practicable, to offset any such actual liability to Tax;

Tax Return means any return, report, information return or other document required to be made to any Tax Authority with respect to Tax or of any amount or information relevant for the purposes of Tax, including any related accounts, computations and attachments;

Tax Warranties means the warranties on the part of each Vendor set out in paragraphs 19 to 22 (inclusive) of Schedule 9;

Taxes Act means the UK Income and Corporation Taxes Act 1988;

Technology Transfer Agreement means the agreement of that name in the agreed form in the IP Annex;

Texaco Environmental Losses means any "Environmental Losses" (as defined in
Section 6.1 of the Texaco Purchase Agreement) for which HSCC would be entitled to indemnification under Part Six of the Texaco Purchase Agreement if such losses were incurred by HSCC or the relevant member of HSCC's Group;

Texaco Purchase Agreement means the Purchase and Sale Agreement dated 21 March 1997 between Texaco Inc. and HSCC relating to the acquisition by HSCC of the PO/MTBE Business;

TGL means Tioxide Group Limited;

Time Limit means the latest date on which a Tax Document can be executed or delivered to a relevant Tax Authority either without incurring interest or a penalty, or in order to ensure that such Tax Document is effective;

Tioxide Business means the development, manufacture, marketing, distribution and sale of titanium dioxide pigments and coproducts and by-products and titanium dioxide pigments that incorporate organometallic compounds as carried on by the Companies listed under the heading "Tioxide" in column 2 of part I, column 3 of part II and column 2 of part III of Schedule 1 and by any other member of ICI's Group, but, for the avoidance of doubt, shall not include:

(a) the manufacture or sale of any organometallic compounds excepting that manufacture, sale or disposal of a titanium dioxide pigment which incorporates in its composition an organometallic compound shall not be considered to be the manufacture, sale or disposal of an organometallic compound as such;

(b) the manufacture (other than for subsequent sale to ACMA Ltd on agreed terms) or sale (other than for transfer to ACMA Ltd on agreed terms as aforesaid) of any form of Ultrafine Titanium Dioxide.

In this definition Ultrafine Titanium Dioxide means titanium dioxide of ultraviolet-attenuating grade having a ratio of absorbance response at 308 nm
(A308) to absorbance response at 524 nm (A524) of not less than 5 as defined in U.S. Pharmacopeia, amendment published in Pharmacopeia Forum, Volume 22, Number 4, Page 2636 which is set out in Exhibit E;

Title Deeds means the originals or (where appropriate) certified copies or abstracts of such material deeds and documents relating to the title of the estate or interest of the Companies or the Business Vendors, as the case may be, to the Properties immediately prior to Closing (or, as the case may be,

Delayed Closing) which are in the possession or under the control of the Vendor;

Transaction Agreements means this Agreement, the Ancillary Agreements, the Disclosure Letters and any other agreements referred to in this Agreement and to be entered into in accordance with this Agreement on the date of this Agreement or on or prior to Closing (or, where applicable, any Delayed Closing);

Transferred Properties means the estates or interests of each Business Vendor in the Properties which are denoted as such in Part I of Schedule 17 and each and every part thereof and Transferred Property shall be construed accordingly;

Underwriters means Lenders as defined in the Senior Subordinated Credit
Agreement;

US Newco has the meaning given in Schedule 18;

VAT means value added tax or any similar sales or turnover tax;

VAT legislation means any relevant enactment in relation to VAT and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with any relevant Tax Authority and any concession made by any relevant Tax Authority in relation to VAT;

Vendors means ICI and HSCC and Vendor means either of them;

Warranted Joint Ventures means Rubicon Inc. and LPC;

Warranties means the warranties set out in Schedule 9 (and shall include, for the avoidance of doubt, the warranty set out in paragraph 25 of Schedule 9 and the Repeated Warranties);

Warranty Claim means any claim in respect of any breach of a Warranty; and

Working Capital Range means, in the case of the ICI Business, $451,338,300 to $491,133,720 and, in the case of the PO/MTBE Business, $39.1 million to $44.1 million.

1.2  In this Agreement, unless the context otherwise requires:

(a) references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(c)  references to one gender include all genders;

(d) any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactment but, where any such amendment, consolidation or re-enactment would increase or reduce either Vendor's liability under the Warranties, such amendment, consolidation or re-enactment of such legislation shall not be taken to increase or reduce the liability of either Vendor under the Warranties;

(e) any reference to a document in the agreed form is to the form of the relevant document agreed between the parties and initialled by them or on their behalf for identification purposes;

(f) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term; and

(g) Subsidiary means, in relation to an undertaking (the holding undertaking), any other undertaking in which the holding undertaking (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls either:

         (a) a majority of the voting rights normally exercisable at general meetings of the members of that undertaking; or

         (b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors or other body exercising management powers of that undertaking on all, or substantially all, matters, and any undertaking which is a Subsidiary of another undertaking is also a Subsidiary of any further undertaking of which that other is a Subsidiary. For this purpose, undertaking means a body corporate or partnership or an unincorporated association carrying on trade or a business with or without a view to profit. In relation to an undertaking which is not a company, expressions in this Agreement appropriate to companies are to be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description.

(h) In determining whether or not there has been a material adverse change in the financial position of the ICI Business or the PO/MTBE Business for the purpose of paragraph 18(b) of Schedule 9, the following shall not be taken into account:

         (i) any effect resulting from industry consolidations or any adverse changes affecting capital or foreign exchange markets in general or adverse changes in general economic conditions in the economies and/or industries in which the ICI Business or the PO/MTBE Business, as the case may be, operates or by which it is affected;

         (ii) the effect of any action or steps taken pursuant to and in accordance with this Agreement;

         (iii) any loss, damage, cost or liability to the extent that:

               (aa) ICI or, as the case may be, HSCC has, pursuant to an
                    indemnity obligation, compensated the Purchaser in respect of it by a payment in cash which, in ICI's or, as the case may be, HSCC's bona fide opinion, satisfies in full the indemnity obligations;

               (bb) the ICI Business or the PO/MTBE Business, as the case may be, has otherwise been compensated therefor by receipt of insurance proceeds; or

               (cc) it has otherwise been fully and effectively remedied on or prior to Closing.

1.3 The Schedules comprise schedules to this Agreement and form part of this Agreement. Accordingly any reference to this Agreement shall include the Schedules.

1.4  Agreed deletion

1.5 For the purposes of calculating the Final Financial Debt, Final Cash Balance and Closing Working Capital for any Company and the Closing Working Capital for any Business Vendor, any amounts which are to be included in the calculation of that Final Financial Debt, Final Cash Balance or Closing Working Capital and which are expressed in a currency other than dollars shall be converted into dollars:

(a) in the calculation of the Closing Working Capital for any Company or Business Vendor, using the Spot Rate on the Closing Date; and

(b) in the calculation of any Final Financial Debt or Final Cash Balance for any Company, using the Spot Rate on the Closing Date (save that any element of any Final Financial Debt or Final Cash Balance which is a Final Intra Group Debt (including, for the avoidance of doubt, any Prime Debt) or, as the case may be, a Final Intra Group Cash Balance shall be converted from the relevant currency into dollars at the Spot Rate on the date which is 2 Business Days before the date on which the payment for the purpose of which such Final Intra Group Debt or Final Intra Group Cash Balance is being calculated is to be made).

For the purposes of clauses 7.1, 7.2 and 7.2A, the Final Financial Debt and Final Cash Balance in relation to any Company shall be deemed to have been determined or agreed when the amounts of all relevant items have been agreed in the applicable currency. Those items which are required by this clause 1.5 to be converted into dollars using the Spot Rate on the date which is 2 Business Days before the date of the relevant payment shall then be calculated prior to the making of such payment.

1.6 Where it is necessary to determine whether a monetary amount, limit or threshold set out in this Agreement has been reached or exceeded (as the case may be) and the value of any sum to be taken into account in making that determination is expressed in a currency other than the currency in which such monetary amount, limit or threshold is expressed, such sum shall be translated into the currency in which such monetary amount, limit or threshold is expressed at the Spot Rate on the relevant date. The relevant date for the purposes of any Claim shall be the Business Day on which the party against whom the Claim is made receives written notification of that Claim or, if that day is not a Business Day, the Business Day next following.

Sale Of Sale Shares and Local Businesses

2.1  On and subject to the terms set out in this Agreement:

(a) ICI agrees with HIC that ICI shall sell the Sale Shares in TGL with all rights attaching or accruing to them at Closing and that HIC shall purchase the Sale Shares in TGL;

(b)  ICI agrees with the Purchaser as trustee for Huntsman ICI Polyurethanes
     (UK) Limited that ICI shall sell the Sale Shares (other than those in TGL) set opposite ICI's name in column 3 of Part I of Schedule 1 with all rights attaching or accruing to them at Closing and that Huntsman ICI Polyurethanes (UK) Limited shall purchase the relevant Sale Shares and the Purchaser undertakes to procure that Huntsman ICI Polyurethanes (UK) Limited shall purchase the relevant Sale Shares; and

(c) ICI agrees with the Purchaser that ICI shall procure that the relevant Share Selling Company shall sell the Sale Shares set opposite its name in column 3 of Part IV of Schedule 1 with all rights attaching or accruing to them at Closing and the Purchaser shall purchase the relevant Sale Shares.

Upon the transfer of any Sale Shares at Closing or, as the case may be, at Delayed Closing, ICI, or the relevant Share Selling Company, shall transfer legal and beneficial title to those Sale Shares.

2.2 The Sale Shares shall, without prejudice to and save as provided in clause 16 in relation to Joint Venture Interests, be sold or transferred free from all liens, charges and encumbrances and all other rights exercisable by third parties.

2.3 The Purchaser (or, as the case may be, the relevant Designated Purchaser) shall, save as specifically provided herein, be entitled from Closing (or, as the case may be, Delayed Closing) to exercise all rights attached or accruing to the Sale Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by any of the Companies on or after Closing (or, as the case may be, Delayed Closing).

2.4 ICI (for itself and on behalf of the other members of its Group) waives all rights of pre-emption and other similar or comparable rights over any of the Sale Shares conferred upon it in any way and shall procure that no later than Closing all rights of pre-emption and other similar or comparable rights over and in respect of any Sale Shares (other than Joint Venture Interests, to which the provisions of clause 16 shall apply) conferred upon or held by any other person are waived so as to permit the sale and purchase of the Sale Shares under this Agreement.

2.5 For the avoidance of doubt, Part I of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purpose of this clause 2.

2.6 On and subject to the terms set out in this Agreement, ICI agrees with the Purchaser as trustee for each Designated Purchaser that ICI shall sell or procure the sale by each Business Vendor of, and that each Designated Purchaser shall purchase or procure the purchase of, the Business Assets listed below which relate to the ICI Business and the Purchaser undertakes to procure that each Designated Purchaser shall purchase or acquire the Business Assets listed below which relate to the ICI Business and HSCC shall sell or procure the sale of, and the Purchaser shall purchase or procure the purchase of, the Business Assets listed below which relate to the PO/MTBE Business, in each case as at and with effect from Closing, or, as the case may be, Delayed Closing but, subject to the ICI/BP Joint Venture Agreements, free from all liens, charges and encumbrances and all other rights exercisable by third parties (subject as indicated in this Agreement, including without limitation in clauses 6.11 and 6.14 and Schedules 17 and 20):

(a)  the Business Goodwill;

(b)  the Business Plant and Machinery;

(c)  the Business Stocks;

(d)  the benefit (subject to the burden) of the Business Contracts;

(e)  the Receivables;

(f)  subject to the provisions of Schedule 17, the Transferred Properties;

(g) subject to clause 18.5, such of the Books and Records as relate exclusively or primarily to the ICI Business (in the case of ICI) or the PO/MTBE Business (in the case of HSCC);

(h)  the Business Cash Float;

(i) the Business IPR (excluding the Business Owned Software) and the Business Information including all physical embodiments of the Business Information howsoever stored or held;

(j)  subject to the provisions of Schedule 20, the Business Owned Software;

(k) the benefit, subject to the burden, of the Business IP Licences and the Business IT Licences;

(l) all other property rights and all other assets of whatsoever nature to which such Business Vendor is entitled and which are used exclusively or primarily in the ICI Business (in the case of ICI) or the PO/MTBE Business (in the case of HSCC),

(together the Business Assets of the ICI Business or the PO/MTBE Business, as the case may be) but excluding the following assets:

         (i) cash at bank or other cash equivalents used in the ICI Business or the PO/MTBE Business of each Business Vendor;

        (ii) amounts recoverable in respect of Tax arising in respect of any period of account for Tax purposes ending on or before Closing, or in respect of any acts, events or occurrences occurring on or before Closing and, with respect to a Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date;

       (iii) the benefit of any insurance policy of any Business Vendor or any other member of the relevant Vendor's Retained Group relating to the ICI Business or the PO/MTBE Business or any of the Business Assets or Business Employees (any such policy, for the avoidance of doubt, being subject to the provisions of clause 17);

        (iv) any rights of any member of the relevant Vendor's Retained Group arising under any of the Transaction Agreements;

         (v) any Books and Records which comprise or contain information which may be legally privileged to the extent they relate to the sale or proposed sale of the whole or part of any of the ICI Business or the PO/MTBE Business (including such information as relates to the negotiations of the transactions contemplated by this Agreement);

        (vi) in relation to HSCC, all right, title and interest in and to the "Huntsman" name and trade mark and Huntsman Logo (except, for the avoidance of doubt, as licensed to the Purchaser under the HSCC Trade Mark Licence);

       (vii) in relation to ICI, all right, title and interest in and to the "ICI" name and trade mark (excepting for the avoidance of doubt, as licensed to the Purchaser under the ICI Trade Mark Licence), the letters "I.C.I." and the ICI Roundel; and

      (viii)   the Excluded Assets listed in Schedule 12.

2.7 The Business IPR (other than the Registered Rights comprised in the Business IPR) shall be assigned to the Purchaser (in the case of the Business IPR relating to the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the Business IPR relating to the ICI Business) at Closing (or, as the case may be, Delayed Closing) pursuant to this Agreement and the Registered Rights comprised in the Business IPR shall be assigned to the

Purchaser (in the case of the Business IPR relating to the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the Business IPR relating to the ICI Business) at Closing (or, as the case may be, Delayed Closing) pursuant to assignments in the form set out in the IP Annex or such other form as the Purchaser may reasonably require to comply with any requirements of any applicable local law. The Purchaser may require that separate assignments are entered into in relation to Registered Rights in particular jurisdictions and may specify what proportion of the consideration allocated to Business IPR shall be attributed to any assignment entered into pursuant to this clause 2.7. ICI and HSCC shall, and shall procure that each relevant member of their respective Groups and each member of the Purchaser's Group shall, at the reasonable request of the Purchaser or the relevant Designated Purchaser (as the case may be), do, execute and deliver, all such further acts, deeds, documents, instruments of assignment and transfer as may be necessary to complete the sale and purchase of the Business IPR and the Business Information in accordance with the terms of this Agreement.

2.8 ICI, HSCC and the Purchaser shall enter into the Technology Transfer Agreement and HSCC and the Purchaser shall enter into the PO/MTBE Technology Transfer Agreement at Closing pursuant to the agreed forms appearing in the IP Annex.

2.9 The Purchaser shall, and shall procure that the relevant Designated Purchaser shall, assume and be responsible for the Assumed Liabilities as at and with effect from Closing (or, where such Assumed Liabilities relate to a Delayed Business or Delayed Asset, as at and with effect from Delayed Closing).

2.10  Agreed Deletion.

2.11 Nothing in this Agreement shall transfer to the Purchaser or any Designated Purchaser any of the assets set out in paragraphs 2.6(i) to (viii) above or, save as otherwise provided in Schedules 14 and/or 14A, make the Purchaser or any Designated Purchaser responsible for any of the Excluded Liabilities.

2.12 The terms of Schedule 17 shall apply in relation to the Properties and the Excluded Properties.

2.13 The parties shall comply with the provisions of Schedule 20. For the avoidance of doubt the terms of Schedule 20 shall apply in relation to all Intellectual Property Rights arising in Business Owned Software and ICI Retained Software.

Consideration

3.1  The aggregate consideration:

(a) for the ICI Business shall be the aggregate of the consideration payable for the Sale Shares and each Local Business together with the assumption of the relevant Assumed Liabilities; and

(b) for the PO/MTBE Business shall be the aggregate of the consideration payable with respect to the relevant Local Business together with the assumption of the relevant Assumed Liabilities,

in each case as more particularly determined with respect to each component thereof in accordance with the subsequent provisions of this clause 3.

3.2 Subject to adjustment in accordance with clause 3.4, the consideration in respect of the ICI Business is to be satisfied by:

(a) the payment by HIC of the sum of $343,989,155 to ICI in respect of the transfer of the entire issued share capital of TGL (excluding the Class A Shares);

(b) the payment by Huntsman ICI Polyurethanes (UK) Limited of $364,100,000 to ICI in respect of the Sale Shares in Impkemix (No 46) Ltd, the Sale Shares in ICI Europe Ltd and the Business Assets relating to the Polyurethanes Business in the United Kingdom (other than those referred to in paragraph
     (d) below);

(c) the payment by Huntsman ICI Petrochemicals (UK) Limited of $80,000,000 to ICI Chemicals and Polymers Limited in respect of the transfer of the Business Assets relating to the Relevant Petrochemicals Business (other than the Olefins Manufacturing Business);

(d) the payment by HIC of the sum of $200,000,000 to ICI in respect of the Business Information and Business IPR relating to the Polyurethanes Business;

(e) the issue by the Purchaser of a membership interest of 30 per cent. of the membership units in the Purchaser and the distribution by the Purchaser of $250,000,000 to ICI Americas Inc. in respect of ICI's US Business, agreed by the Vendors to have a net value of $520,000,000; and

(f) the payment by Huntsman ICI Petrochemicals (UK) Limited of $200,000,000 to ICI Chemicals and Polymers Limited in respect of the transfer of the Business Assets relating to the Olefins Manufacturing Business.

In addition to the consideration for the ICI Business, HIC is to pay the sum of $115,474,000 (which is exclusive of any amount in respect of any applicable VAT) to ICI in respect of its covenants set out in clause 23.

3.3 The consideration in respect of the PO/MTBE Business, agreed by the Vendors to have a net value of $900,000,000, is to be satisfied by the issue to HSCC of a membership interest of 70 per cent. of the membership units in the Purchaser and the making of the distribution described in paragraph 8 of Schedule 4.

3.4 The initial consideration in respect of any Sale Shares shall be equal to the amount set out in Part I of Schedule 6 in respect of them:

(a) less the Provisional Financial Debt (other than Prime Debt) in relation to the Company whose issued share capital comprises the relevant Sale Shares and to Companies which are its Subsidiaries at Closing (other than any Schedule 18 Company); and

(b) plus the Provisional Cash Balance in relation to the Company whose issued share capital comprises the relevant Sale Shares and Companies which are its Subsidiaries at Closing (other than any Schedule 18 Company).

The amount of that initial consideration or agreed value in relation to the Sale Shares is referred to as the Initial Consideration. The consideration payable at Closing in respect of such Sale Shares under Schedule 4 shall be adjusted by the amounts of such reduction and/or increase.

The consideration payable by the transferee to the transferor in respect of the transfer of any Schedule 18 Company (where shares or membership interests are being transferred in that Schedule 18 Company and not in its holding undertaking), whether paid upon completion of the transfer of that Schedule 18 Company prior to Closing or paid at Closing pursuant to Clause 6.2, shall be:

(i)  reduced by the amount of the Provisional Financial Debt (other than Prime
     Debt) in relation to such Schedule 18 Company and to any other Schedule 18 Company which is its Subsidiary at the time the shares in such Schedule 18 Company are transferred; and

(ii) increased by the amount of the Provisional Cash Balance in relation to such
     Schedule 18 Company
     and to any other Schedule 18 Company which is its Subsidiary at the time the shares in such Schedule 18 Company are transferred.

3.5 The initial consideration in relation to each Local Business shall be the amount set out in Part I of Schedule 6 opposite the name of the relevant Business Vendor and shall be apportioned amongst its Business Assets as appropriate or as agreed between the relevant Vendor (on its own behalf and as agent for the Business Vendors) and the Purchaser (or, as the case may be, the relevant Designated Purchaser), who shall negotiate in good faith with a view to agreeing the allocation. The amount of that initial consideration or agreed value in relation to the Local Business of each Business Vendor is referred to as the Initial Consideration.

3.6 ICI shall, acting in good faith, estimate the Provisional Financial Debt and the Provisional Cash Balance in relation to each Company as accurately as is reasonably possible and shall notify the Purchaser in writing of such amounts (and shall provide such other information and/or evidence in relation to such amounts as the Purchaser may reasonably request), at least four (4) Business Days prior to the Closing Date, each such amount being expressed in dollars provided that, except in relation to Prime Debt, the amounts of which shall be the estimated amounts set out in paragraph 17 of Schedule 4, amounts owed to members of ICI's Retained Group shall be deemed to be nil for the purposes of calculating Provisional Financial Debt. The Provisional Financial Debt and Provisional Cash Balance in relation to each Company which does not become a member of the Purchaser's Group at Closing shall be zero.

3.7 Following the finalisation of the Closing Statements and the agreement or determination of the Final Financial Debt and the Final Cash Balance in relation to each Company, and the Closing Working Capital in relation to each Company or Local Business, in accordance with clause 7 and Schedule 8, the Initial Consideration for the Sale Shares of a Company or for a Local Business shall be adjusted to reflect the amount in dollars of any payment made in respect of that Company and Companies which are its Subsidiaries at Closing (other than any Schedule 18 Company) or Local Business (other than any Schedule 18 Business) under clause 7.1 and/or clauses 7.4 and 7.5 or 7.6 (but not to reflect any amount of interest paid pursuant thereto). The final consideration for the sale of the Sale Shares of a Company or for a Local Business (the Final Consideration) shall comprise the Initial Consideration for such sale as so adjusted. The Final Consideration for any Joint Venture Interest (other than those in NPU and Arabian Polyol Co Ltd) shall be the same as the Initial Consideration for it. For the avoidance of doubt, in accordance with the second paragraph of Schedule 18, this clause 3.7 applies to transfers of businesses and companies pursuant to Schedule 18 to adjust the consideration in respect of the transfer of any such company or business as if it were Initial Consideration for Sale Shares or a Local Business.

3.8 The Final Consideration for the Sale Shares or for each Local Business as so determined and as otherwise adjusted in accordance with this Agreement, shall be adopted by the relevant Vendor (on behalf of itself and each of the other Share Selling Companies and Business Vendors within its Group) and the Purchaser (on behalf of itself and each of the Designated Purchasers) for all purposes (including Tax) except: (i) as otherwise required by law; (ii) as agreed by the parties in writing; (iii) as otherwise agreed by the parties in this Agreement; or (iv) in the case of the values listed in Part II of Schedule 6 and in the application of this clause 3.8 to transactions referred to in Schedule 18 only, for the purposes of determining the quantum of liability (and whether or not any financial threshold which determine whether or not there will be a liability have been exceeded) in respect of any claim under the Transaction Agreements.

3.9 If any payment is made by ICI to the Purchaser pursuant to a claim under the Tax Covenant, the Environmental Covenant or any indemnity under this Agreement or pursuant to any Warranty Claim, the payment shall so far as possible be made by way of reduction to the Final Consideration payable with respect to the Sale Shares of the appropriate Company or the appropriate Business Assets. If any payment is made by HSCC to the Purchaser pursuant to a Warranty Claim or pursuant to any indemnity under this Agreement the payment shall so far as possible be made by way of reduction in the Final Consideration payable with respect to the PO/MTBE Business, which shall be deemed to have been reduced by the amount of such payment.

3.10 Any sum payable by the Purchaser for itself or as agent for the Designated Purchasers to either Vendor for itself or (on the basis described in clause 11.1) as agent for the Share Selling Companies or the Business Vendors within its Group under this Agreement (including the payment for ICI's covenants contained in clause 23) is exclusive of any amounts in respect of applicable VAT.

3.11 The parties to this Agreement shall use all reasonable efforts to ensure, if possible, that the transfers of the Local Businesses are treated as transfers of businesses as going concerns for the purposes of any applicable VAT legislation or fall within any other applicable exemption from VAT in accordance with any relevant provision, to ensure that such transfers are not subject to VAT in any Relevant VAT Jurisdiction. If it is not so treated, the Vendor shall notify the Purchaser and the Purchaser (for itself where it is the

Designated Purchaser and otherwise as agent for the Designated Purchaser) shall pay to the Vendor as agent for the relevant Business Vendor by way of additional consideration for the relevant Local Business a sum equal to the amount of VAT determined to be chargeable against delivery by the relevant Business Vendor of an appropriate VAT invoice. The Purchaser shall reimburse to the relevant Vendor as agent for the Business Vendor any penalties and interest arising in connection therewith except where the penalties and interest are attributable to any delay or default on the part of the Vendor or the relevant Business Vendor.

3.12 Prior to Closing (or, in the case of any Delayed Business or Delayed Assets, Delayed Closing) each Business Vendor shall apply to HM Customs & Excise in the UK or the relevant Tax Authority in any Relevant VAT Jurisdiction for a direction pursuant to section 49(1) of the Value Added Tax Act 1994 or any other applicable VAT legislation that each Business Vendor be permitted to retain all records of its Local Business for VAT purposes and shall supply a copy of such application and the response to the Designated Purchaser.

3.13 Following Closing (or, in the case of any Delayed Business or Delayed Assets, Delayed Closing), each Business Vendor shall procure that, if appropriate, such records are preserved for period of not less than 6 years from the date of the relevant record (or for such longer period as may be required by law) and shall, if appropriate, procure that each Designated Purchaser (or its agents) is given, on the giving of not less than 3 days' notice, reasonable access to those records during normal business hours.

3.14 Prior to Closing each Business Vendor that is transferring land located in the United Kingdom as part of the transfer of the Local Businesses, shall give the Purchaser (for itself where it is the Designated Purchaser and otherwise as agent for the Designated Purchaser) details of all elections which have been made under any VAT legislation in respect of that land to waive the exemption from VAT in respect of that land.

3.15 In the event that the Purchaser (for itself where it is the Designated Purchaser and otherwise as agent for the Designated Purchaser) has paid an amount in respect of VAT to either Vendor as agent for the relevant Business Vendor in respect of the transfer of a Local Business or any asset in accordance with clause 3.11 of this Agreement and an adjustment is made to the consideration payable under this Agreement for that Local Business or asset pursuant to any provision of this Agreement, with the effect that the relevant Business Vendor has made a payment to the relevant Designated Purchaser, the relevant Business Vendor shall in addition to the payment of the adjustment amount refund an amount in respect of VAT on such adjustment amount provided that if the Business Vendor has already accounted for such VAT to the relevant Tax Authority, no amount shall be refunded under this clause unless and to the extent that the relevant Business Vendor has received effective repayment or credit in respect of such VAT and such Business Vendor shall take all reasonable steps to obtain such repayment or credit.

3.16 For valuable consideration given, ICI for itself and otherwise as agent for the Share Selling Companies undertakes and agrees to covenant with the Purchaser for itself where it is the Designated Purchaser and otherwise as agent for the Designated Purchaser as set out in Schedule 13 and to perform the obligations set out in such Schedule 13.

3.17 For the purposes of this clause 3.17, the following terms will have the following meanings:

Available Euro Sum means the aggregate of the sums which, on or prior to Closing, the Purchaser and its Subsidiaries (i) are entitled to receive in euros under the Senior Credit Agreement and (ii) are entitled to receive in euros under the Senior Subordinated Credit Agreement or, as the case may be, are entitled to receive pursuant to the bonds constituted under the Senior Subordinated Indenture and issued by the Purchaser or one of its Subsidiaries to third party investors or are to receive pursuant to bonds to be so constituted and issued;

Euro/Dollar Rate means 1 to $1.081061; and

Total Dollar Sum means the aggregate of the sums in dollars which the Purchaser is obliged to pay (or of which the Purchaser is obliged to procure the payment by any member of the Purchaser's Group or by any Company) to any member of ICI's Retained Group under Schedule 4, being the sum resulting from the following calculation:

     $ 2,025,474,000 + a - (b + c)

where:

     a  is the aggregate of all Provisional Cash Balances;

     b is the aggregate of all Provisional Financial Debts (other than Prime Debts); and

     c is the aggregate of the sums which result from making the calculations set out in clause 6.3(c)(ii) in respect of any Delayed Companies or Delayed Businesses which have been identified as such by the notification made by ICI to the Purchaser in accordance with this clause.

Not later than 4 Business Days before Closing, (i) ICI shall notify the Purchaser of any entities or businesses which will be Delayed Companies or, as the case may be, Delayed Businesses and (ii) the parties shall calculate the Total Dollar Sum and make the calculations necessary to implement the remainder of this clause.

Notwithstanding that the payment obligations set out in Schedule 4 and the corresponding provisions of clause 3.2 refer only to payments being made of dollar amounts, the Purchaser shall in aggregate be obliged at Closing to pay, or procure the payment of, (i) the sum in Euros (the Total Euros Paid) which is the lesser of 938,649,160 and the sum arising from the calculation in paragraph
(a) below and (ii) the sum in dollars resulting from the calculation in paragraph (b) below:

(a)  c + ( 1/2 x (d - c))

     where:

     c  is the Available Euro Sum; and

     d is one half of the Total Dollar Sum, converted into euros at the Euro/Dollar Rate;

(b)  e - f

     where:

     e  is the Total Dollar Sum; and

     f  is the Total Euros Paid, converted into dollars at the Euro/Dollar Rate.

The Total Euros Paid shall be allocated amongst the payments to be made pursuant to the following paragraphs of Schedule 4 in the order stated (where a paragraph of Schedule 18 is shown against a paragraph of Schedule 4, the allocation is made to the element of the payment pursuant to that paragraph of Schedule 4 which constitutes repayment of the sum outstanding under the note created under that paragraph of Schedule 18):

         Schedule 4           Schedule 18
            17(b)
            17(c)

            17(d)
            17(e)
             39
             47
             49      5 (only the element of the sum payable under
                     the note which relates to the transfer of
                     assets by ICI Belgium NV/SA)
             49      5 (only the element of the sum payable under
                     the note which relates to the transfer of
                     assets by ICI Espana SA)
             49      5 (only the element of the sum payable under
                     the note which relates to the transfer of
                     assets by Deutsche ICI GmbH)
             41
             44
             43      4(g)
             35
             11

Those payments to which the Total Euros Paid are allocated shall be paid in euros rather than dollars and the amount of euros to be paid in each case shall be the euro equivalent of the dollar amount of the payment concerned, converted at the Euro/Dollar Rate. Where ICI makes any election under any of paragraphs 8 to 12 (inclusive) of Schedule 18, any euros which are allocated to a payment to which that election relates shall be allocated to the repayment of the relevant element of any loan made by ICI Finance plc as a result of that election. If, when all of the euros comprising the Total Euros Paid have been allocated, a particular payment can only partly be made in euros, that payment shall be made by the payment of the aggregate amount of euros outstanding from the Total Euros Paid (the Remaining Euros) and the balance shall be paid in dollars, such amount being the sum in dollars which results from the following calculation:

     g - h

     where:

     g   is the sum in dollars which would have been paid in making the relevant payment had no euros been left to allocate to it;

     h  is the Remaining Euros converted into dollars at the Euro/Dollar Rate.

Conditions

4.1 The obligations of the parties under clause 2 are conditional upon the following conditions being fulfilled (or waived):

(a) the passing on or before 25 June 1999 at a duly convened general meeting of ICI of a resolution (or more than one if so required by the London Stock Exchange) by the shareholders of ICI approving transactions contemplated by this Agreement;

(b) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act 1976 to the consummation of the transactions contemplated by this Agreement having expired or terminated;

(c)  there being:

         (i) no conditions set out in Schedule 15 which remain to be satisfied;

         (ii) no outstanding Regulatory Action or other law or regulation which makes unlawful or otherwise prohibits or restricts completion of the transfer of any Sale Shares, Company, Local Business, Business Assets or Non-Controlled Joint Venture (as such term is read in accordance with clause 6.3(a)(i)) at Closing or the transfer of any shares or assets before Closing pursuant to
               Schedule 18 or the entering into or performance of any of the Ancillary Agreements which are in the agreed form; and

         (iii) no consents from any third party which are required in order to transfer any Sale Shares, Company, Local Business, or Business Assets (other than Business Contracts, Business IP Licences, Business IT Licences and Transferred Properties) or Non-Controlled Joint Venture (as such term is read in accordance with clause 6.3(a)(i)) at Closing or to transfer any shares or assets before Closing pursuant to Schedule 18 which have yet to be obtained, which will (aa) prevent the entering into, or performance of, any of the Ancillary Agreements which are in the agreed form or (bb) prevent either Vendor from being in a position to comply with its obligations under clause
     6.2 and Schedule 4 (after taking account of the provisions of clause 6.3) on the last Business Day of the then current calendar month (or at any time which is less than 3 Business Days before the end of any calendar month, on the last Business Day of the next calendar month or such earlier date as the parties agree);

(d)  immediately prior to Closing:

         (i) on or before 30 June 1999, the availability of financing to be provided under or pursuant to the Financing Agreements; or

         (ii) thereafter, the availability of financing sufficient to allow the Purchaser to comply with its obligations at Closing, on terms that are no less favourable, taken in the aggregate, than the financing to be provided under or pursuant to the Financing Agreements;

(e) the consent of HM Treasury having been obtained to those elements of the matters referred to in this Agreement which require such consent; and

(f) no Material Adverse Change in the ICI Business or the PO/MTBE Business having occurred and continuing immediately prior to Closing.

Each party (other than HSCC and the Purchaser in relation to Condition 4.1(f) in the case of a Material Adverse Change in the ICI Business and other than ICI and the Purchaser in relation to Condition 4.1(f) in the case of a Material Adverse Change in the PO/MTBE Business) shall use all reasonable endeavours to procure (so far as it lies within its respective powers to do so) that each of the Conditions, to the extent that they are not waived, are fulfilled as soon as possible, but in any event before 31 October 1999 (the Termination Date).

4.2 In each of the jurisdictions specified in Schedule 15, the transfer of companies or businesses (as applicable) pursuant to Schedule 18 shall be subject to the conditions specified in respect of that jurisdiction in that Schedule and ICI and the Purchaser shall each use all reasonable endeavours to procure the satisfaction of those conditions as soon as practicable after the date of this Agreement.

4.3 Each of ICI and HSCC shall, so far is reasonably necessary, and as promptly as practicable, provide the other with such reasonable assistance as the other requests (a) in making or supporting the other and the members of the Purchaser's Group in making applications for environmental and operational change of control consents and (b) in providing information which is requested by any governmental or regulatory body or other person whose consents, approvals or other actions are required in order to complete the sale and purchase of the Sale Shares and the Local Businesses (including, for the avoidance of doubt, the Federal Trade Commission (FTC) or other competition authorities).

4.4  Without prejudice to the generality of their obligations under clauses 4.1,
4.2 and 4.3:

(a) each of ICI and HSCC shall, as soon as practicable and in any event no later than 10 Business Days after the date of this Agreement, file with the FTC the notification and report form, if any, required for the transactions contemplated by this Agreement pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

(b) as soon as practicable and in any event no later than 10 Business Days after the date of this Agreement (or such later date as may be jointly agreed by ICI and HSCC and permitted by the Relevant Competition Authority), HSCC (and, in the event that a separate filing is required,
     ICI) shall submit a merger or other competition or anti-trust filing, as applicable, to each Relevant Competition Authority, save where ICI and HSCC jointly agree otherwise.

4.5 ICI undertakes and agrees with HSCC that, on or before 8 June 1999, the directors of ICI will post a circular to shareholders of ICI (the Circular) containing (a) a notice duly convening the extraordinary general meeting of ICI referred to in clause 4.1(a) to be held as soon as practicable after the date of this Agreement and in any event on or before 25 June 1999 and including the text of the resolution (or more than one if so required by the London Stock Exchange) approving the arrangements envisaged by this Agreement and (b) (subject to the fiduciary duties of the directors) a recommendation from the directors to the shareholders of ICI to vote in favour of the resolution (or resolutions) and that neither ICI nor any member of ICI's Group nor any of their respective Related Persons will solicit or encourage any other offer for all or any part of the ICI Business from the date of this Agreement until Closing, the Termination Date or the date on which this Agreement is terminated in accordance with its terms, whichever first occurs (provided that neither ICI nor any member of its Group shall be required to contravene any Joint Venture Agreement). Without prejudice to the generality of the foregoing, HSCC shall give ICI such assistance as it shall reasonably require in connection with the preparation of the Circular and in particular shall procure that the Purchaser's Accountants shall provide such financial information as is necessary for the purpose of preparing the Circular and any supporting documentation customarily prepared in connection with such a circular.

4.6 If the Conditions are not satisfied or waived on or before the Termination Date, this Agreement shall automatically terminate.

4.7 If this Agreement terminates or is terminated in accordance with this clause 4 then the obligations of each party under this Agreement (except for obligations under clauses 12.17, 20, 22, 24, 25, 26, 28, 29, 31 and 33) shall automatically terminate, provided that the rights and liabilities of the parties which have accrued prior to termination (save for any under clause 5.1) shall subsist.

4.8 No Condition may be waived except by written agreement of the parties, save that HSCC shall be entitled to waive the Conditions set out in clause 4.1(c) and
(f) in relation to the ICI Business without obtaining the consent of the other parties and ICI shall be entitled to waive the Conditions set out in clause 4.1(c) and (f) in relation to the PO/MTBE Business without obtaining the consent of the other parties. In any event no Condition may be waived without obtaining the prior consent of Bankers Trust Company and Goldman Sachs Credit Partners L.P. (as representatives for these purposes of the providers of finance under the Financing Agreements). If the parties agree that they wish to waive any Condition (or, where any party can unilaterally waive a Condition in accordance with the provisions of this clause 4.8, where it elects to do so) the parties undertake to each other to use their respective reasonable endeavours to obtain such consent of Bankers Trust Company and Goldman Sachs Credit Partners L.P.
The parties shall waive the Condition set out in clause 4.1(c) in relation to the ICI Business if the ICI Transferred Value (as defined in clause 6.3) is at least (Pounds)914.47 million but less than (Pounds)933.7 million and Bankers Trust Company and Goldman Sachs Credit Partners L.P. have granted their consent to such a waiver. HSCC shall not have an obligation under clause 4.1 to use reasonable endeavours to procure such consent, but it agrees not to raise any objection to the giving by Bankers Trust Company and Goldman Sachs Credit Partners L.P. of such consent.

4.9 Each party shall notify the other parties as soon as reasonably practicable after it becomes aware that any Condition has been satisfied. If either Vendor considers at any time prior to Closing that a Material Adverse Change in the others Business has occurred, it shall promptly serve a written notice on the other Vendor (a MAC Notice) giving reasonable details thereof. If either Vendor delivers a MAC Notice and the other Vendor does not accept that a Material Adverse Change has occurred, either Vendor may instruct the Independent Firm to determine whether there is a Material Adverse Change and if so shall notify the other of such instruction. If the matter is so referred to the Independent
Firm:

(a) each Vendor may make written representations to the Independent Firm in relation to the alleged Material Adverse Change (with copies to the other Vendor) within 5 Business Days of such referral. The Independent Firm shall be instructed to notify the Vendors and the Purchaser of its determination within 10 Business Days of such referral;

(b) if the Independent Firm shall for any reason be unable or unwilling to act, another independent firm of chartered accountants shall be appointed to act in its place, by agreement of the Vendors and, in default of such agreement within 5 Business Days of the Vendors becoming aware that the Independent Firm is unable or unwilling to act, at the request of either Vendor, by the President of the Institute of Chartered Accountants in England and Wales for the time being;

(c) in making its determination, the Independent Firm shall act as expert and not as arbitrator and the determination by the Independent Firm shall, in the absence of manifest error, be final and binding on the Vendors and the Purchaser and shall be deemed to have been accepted and approved by each of them. The fees and the costs of the Independent Firm shall be shared by the Vendors equally unless otherwise directed by the Independent Firm (which shall have the authority to make such direction if it deems it equitable);

(d) each Vendor shall and shall procure that each other relevant member of its Group shall give the Independent Firm reasonable access at all reasonable times to all books and records, and all computer files relating to the business of any Company or any Local Business, in their respective possession or control and generally shall provide the Independent Firm with such other information and assistance (including without limitation access to senior operational executives) as the Independent Firm may reasonably request.

4.10 If any fact which makes any of the Conditions incapable of being satisfied on or before the Termination Date comes to the knowledge of any party at any time prior to Closing, then that party shall notify the other parties of that fact. The parties shall then first negotiate in good faith and use their reasonable endeavours to agree an alternative set of arrangements which place the Purchaser in no worse a position than it would have been in had the relevant Condition been capable of being satisfied, so far as is practicable in the time available before the Termination Date. If such endeavours and negotiations in good faith have taken place and it has not been possible to agree to such an alternative set of arrangements, then any party shall be entitled to treat this Agreement as terminated by written notice to the other parties, provided that no party shall be entitled to treat this Agreement as terminated where that party is in breach of its obligations under clauses 4.1 to
4.9 where such breach has contributed materially to the non-satisfaction of the Condition.

4.11 Agreed deletion.

4.12 If the Olefins Manufacturing Business is a Delayed Business, then until such time as a transfer of the Olefins Manufacturing Business takes place:

(a) the definition of Business under the Technology Transfer Agreement shall be deemed modified to exclude that part of the Relevant Petrochemicals Business comprised in the Olefins Manufacturing Business; and

(b) the provisions of the Technology Transfer Agreement in respect of Collaboration Agreements, ICI Projects and ICI Technology Projects shall be disapplied insofar as they relate to the Olefins Manufacturing Business.

Conduct before Closing

5.1  Subject to:

(a) such of the consents set out in Schedule 15 having been obtained and such of the Conditions having been satisfied or waived as are (in each case) required in relation to the implementation of the relevant transaction;

(b) there being no outstanding Regulatory Action which makes unlawful or otherwise prohibits or restricts the implementation of the relevant transaction; and

(c) such consents as are required from third parties to the implementation of the relevant transaction having been obtained,

ICI shall take or procure that the necessary actions are taken in order to (or, where so provided in Schedule 18, use reasonable endeavours to) implement the transactions set out in Schedule 18 and ICI shall, and shall procure that each member of its Group shall, do, execute and deliver all such acts, deeds, documents, instruments of assignment and transfers as may be necessary to implement such transactions and give effect to them, provided that if, in ICI's reasonable opinion, the implementation of any one or more of those transactions would have a prejudicial effect on any member of ICI's Retained Group, ICI shall, subject to the prior consent of the Purchaser (such consent not to be unreasonably withheld or delayed), be entitled to implement such other steps at its own cost as would achieve substantially the same position as between the parties as would result from the implementation of the relevant transaction and in addition ICI shall bear any incremental Tax costs arising by reference to or as a result of the implementation of such alternative steps.

5.2 ICI (in relation to its Group) and HSCC (in relation to its Group) shall ensure that neither the Purchaser nor any of the Purchaser's Subsidiaries nor any company incorporated pursuant to Schedule 18 shall carry on any business or have any assets or liabilities of any nature whatsoever before Closing, except for any business, assets or liabilities transferred to or assumed by it pursuant to any transaction contemplated by this clause 5. Each Vendor shall indemnify the other Vendor on an after Tax basis (for itself and on behalf of each member of such other Vendor's Group) against all costs suffered or incurred as a result of a breach by it of its obligation under this clause 5.2.

5.3 Subject to clause 5.1, ICI (in relation to the ICI Business) and HSCC (in relation to the PO/MTBE Business) will ensure that, until Closing (or, in the case of Delayed Businesses, Delayed Companies or Delayed Assets, until Delayed Closing):

(a) the ICI Business and the PO/MTBE Business (as the case may be) is conducted in the ordinary and normal course of business as a going concern and without any alteration in its nature or manner (save for routine and unimportant matters), on sound commercial principles consistent with those applied by that party during the financial period ended on the Accounts Date; and

(b) all reasonable measures are taken, consistent with past practice, to protect and maintain the assets comprised in the ICI Business and the PO/MTBE Business, as the case may be.

5.4 For the purpose of this clause 5.4, the term "Company" includes any Non-Controlled Joint Venture. Subject to clause 5.1, but without prejudice to the generality of clause 5.3, until Closing (or, in the case of Delayed Assets, Delayed Businesses or Delayed Companies, until Delayed Closing) each of ICI and HSCC will ensure, in respect of the ICI Business or the PO/MTBE Business respectively (and, in relation to any Controlled Joint Venture or Non-Controlled Joint Venture, only in so far as ICI or HSCC (as the case may be) is able in accordance with the terms of any joint venture agreement or legally permitted to do so and provided that no member of ICI's Group shall be required by this clause 5.4 to conduct its relationship with the Controlled Joint Venture or Non-Controlled Joint Venture in a manner which is inconsistent with existing budgets, business plans, delegations of authority and practices in place in relation to that Joint Venture at the date of this Agreement), that without the prior written consent of the other:

(a) no Company changes, or agrees to change, its authorised or issued share capital or issues, or agrees to issue, any shares, debentures or other securities or grants, or agrees to grant, any options over any shares, debentures or other securities;

(b) save for the redemption of its issued preference share capital by Tioxide Canada, Inc., as disclosed in the Disclosure Letter, no Company declares or pays any dividend or makes any other form of distribution to its members or reduces its share capital or purchases its own shares;

(c) no Company acquires or disposes of any shares, debentures or other securities in any other company or grants or acquires any option over any shares, debentures or other securities or makes any commitment or enters into any agreement to do so;

(d) no Company or Business Vendor (in relation to the ICI Business or the PO/MTBE Business, as the case may be) will dispose of, or agree to dispose of or grant or agree to grant any option or other right over or licence of, any business or assets comprised in the relevant Business (except in the ordinary course of business on normal arm's length terms);

(e) no Company or Business Vendor (in relation to the ICI Business or the PO/MTBE Business as the case may be) will embark on a programme, submit any bid or tender or make any contract or commitment in relation to the relevant Business which is likely to involve more than US$25 million (save for the renewal of an existing leasehold interest in any property on arm's length terms) by reference to:

         (i)   value; or

        (ii)   capital expenditure or costs; or

       (iii)   liabilities,

     or (whatever the sum involved) is likely (aa) to result in any material change in the nature of the operations, liabilities and activities of the ICI Business or the PO/MTBE Business or (bb) to involve any abnormal or unusual commitment;

(f) no Company or Business Vendor (in relation to the ICI Business or the PO/MTBE Business) makes any contract with any other member of ICI's Group (if it is a member of ICI's Group) or with any other member of HSCC's Group (if it is a member of HSCC's Group) except for contracts on arm's length terms and in the ordinary course of business or as otherwise contemplated in this Agreement;

(g) there is no material change in the extent of the insurance cover relating to the activities of the relevant Business and no failure to maintain adequate insurance cover relating to the activities of the relevant Business;

(h) no Company or Business Vendor shall make, terminate or materially vary any employment agreement or terms or employment-related arrangement with any director or Senior Employee or group of 20 or more Employees or hire (except in the ordinary course of business or where reasonably necessary to meet an identified business need or to replace departing employees) a material number of additional employees. This does not apply to renewing any existing agreements or arrangements and/or promotions and improvements in terms and conditions awarded in the normal course of employment;

(i) no Company or Business Vendor (in relation to the ICI Business or the PO/MTBE Business) will create, grant or issue, or agree to create, grant or issue, any mortgages, charges (other than liens arising by operation of law), debentures or other securities or redeem or agree to redeem any such securities or (other than in the ordinary course of business) give, or agree to give, any guarantees or indemnities;

(j) no Company or Business Vendor (in relation to the ICI Business or the PO/MTBE Business) will borrow (other than by bank overdraft or similar facility in the ordinary course of business and within limits subsisting at the date of this Agreement and other than anything of the nature of Intra-Group Financial Debt) any money or agree so to do;

(k) no Company shall alter the provisions of its constitutional documents or adopt or pass further regulations or resolutions inconsistent therewith or change its accounting reference date;

(l) save where the intention to do so has been disclosed in the Disclosure Letter relating to the Tioxide Business, no Company shall discontinue or cease to operate all or a material part of its business;

(m) no Company (excluding any Non-Controlled Joint Venture) shall pass any resolutions in general meeting or by way of written resolution

     (save for the conduct of routine ordinary business at any annual general meeting or, in the case of any Non Controlled Joint Venture for the conduct of routine ordinary business by written resolution or at any general meeting), including, without limitation, any resolution for winding-up, or capitalise any profits or any sum standing to the credit of share premium account or capital redemption reserve fund or any other reserve;

(n) no Company or Business Vendor shall make any material change to the accounting procedures or principles by reference to which its accounts are drawn up; and

(o) no Company or Business Vendor (in relation to the ICI Business (in the case of ICI) and the PO/MTBE Business (in the case of HSCC)) will abandon, cancel or allow to lapse any Registered Rights other than in the ordinary course of business consistent with past practice.

HSCC and ICI shall each consider and provide a response to any request for such consent as promptly as reasonably practicable.

5.5 Notwithstanding clauses 5.1 to 5.4, the Retained Olefins Business may be transferred (in accordance with and subject to the terms of the Co-operation Agreement) to the Operations Company (as defined therein).

5.6 ICI and HSCC shall each use reasonable endeavours to take or ensure that the necessary actions are taken in order to procure that the A Notes (as defined in Schedule 4) are available for marketing in accordance with the A Registration Rights Agreement (as defined in Schedule 4) or at such earlier time as may be agreed upon by the parties to such A Registration Rights Agreement, but no earlier than the marketing of the most junior fixed-rate dollar-denominated high-yield notes of HIC, including by providing all necessary assistance in the preparation of the relevant registration statement or other marketing document within such timetable, and that their respective accountants provide required financial information and customary supporting documentation in connection therewith.

5.7 ICI shall use its reasonable endeavours to minimise the level of the Final Cash Balance of each Company at Closing, subject to any legal constraints on its ability to do so, by the payment of any dividends or otherwise. For the avoidance of doubt, ICI shall not be treated as being in breach of its obligations under this clause 5.7 if it requests consent to the payment of a dividend or any other step which it wishes to take in connection with its obligations under this clause 5.7 from the Purchaser pursuant to clause 5.4 and the Purchaser does not give such consent to the extent that failure to give such consent leads to a failure to minimise the Final Cash Balance of any Company.

5.8 ICI shall as soon as reasonably practicable after the date of this Agreement and in any event at least 15 Business Days prior to Closing provide HSCC with a list of all filings and office actions required to be made in the 3 months after the Closing Date in respect of the Registered Rights.

5.9 ICI shall use all reasonable endeavours to procure the signing by Dames & Moore of the Dames & Moore Reliance Agreement in favour of such persons as are nominated by the Purchaser provided that nothing in this clause shall require ICI to take any steps to procure such signature other than such signature as is contemplated in the Environmental Consultant's Agreement.

5.10 HSCC undertakes to use its best endeavours to procure that the relevant directors of each of TGL, Holdco 1, Holdco 2, UK Polyurethanes, UK Relevant Petrochemicals and Tioxide UK (each as defined in clause 1, Schedule 4 or
Schedule 18) form the opinions, and make the statutory declarations, envisaged in Sections 155 et seq of the Companies Act 1985 in relation to the financial assistance identified in the draft board resolutions and statutory declarations in the Exhibits to the Senior Credit Agreement, provided that nothing in this clause (i) shall require any such director (or shall require HSCC to procure any such director) to contravene any law or act in a manner inconsistent with his fiduciary or other legal duties in relation to any such company, or (ii) shall require HSCC to procure that any such company is capitalised or has assets or other funds available to it to an extent which would allow any such director to form such opinion or give such a statutory declaration. For the avoidance of doubt, proviso (ii) above shall not affect any obligation which HSCC may have in the absence of this clause.

5.11 The Purchaser and HSCC shall each procure that, without the prior written consent of ICI:

(a) no amendment materially adverse to ICI is made to the Subscription Agreement or to the Member's Agreement;

(b) no consent is given by or on behalf of the Purchaser to the assignment of any rights or obligations of any party to the Subscription Agreement; and

(c) save for any agreement entered into to implement any transfer of interests in the Purchaser made pursuant to and in accordance with the LLC Agreement or the Members' Agreement, neither the Purchaser nor HSCC shall enter into any agreement with any other person

     (including without limitation any other member of the Purchaser) relating to the present or future transfer of interests of the Equity Investors (as defined in the LLC Agreement) in the Purchaser,

in each case at any time on or prior to the date on which there ceases to be a member of ICI's Group holding any interests (other than Class A Shares in TGL) in any member of the Purchaser's Group.

Closing

6.1 Subject to clauses 6.11 and 6.14 and Schedule 16, beneficial ownership and risk in respect of each of the Business Assets shall pass to the Designated Purchaser on Closing. Closing shall take place at such place or places outside the United Kingdom as are agreed between ICI and HSCC. Closing shall take place on the final Business Day in the first calendar month in which, at least 3 Business Days before the end of that calendar month, Conditions 4.1(a), (b) and
(e) have been satisfied or waived provided that Condition 4.1(c) is satisfied or waived at that time and further provided that Conditions 4.1(c), (d) and (f) remain satisfied immediately prior to Closing, or on such other date as may be agreed between the parties.

6.2  Subject to clause 6.3:

(a) ICI agrees (i) with HIC in relation to the transfer of the Sale Shares in TGL, (ii) with the Purchaser as trustee for Huntsman ICI Polyurethanes (UK) Limited in relation to the transfer of the Sale Shares (other than those in TGL) set opposite ICI's name in column 3 of Part I of Schedule 1, (iii) with the Purchaser in relation to the transfer of the Sale Shares set opposite its name in column 3 of Part IV of Schedule 1 and (iv) with the Purchaser as trustee for each other Designated Purchaser in relation to the transfer of the Local Businesses that ICI and each Share Selling Company and Business Vendor and each Designated Purchaser shall at Closing transfer Sale Shares and Local Businesses and shall do, or procure the doing of, all those things listed in relation to them in Schedule 4; and

(b) HSCC agrees with the Purchaser that HSCC shall at Closing transfer the PO/MTBE Business and shall do, or procure the doing of, all those things listed in relation to it in Schedule 4.

The parties shall also make the adjustments referred to in clause 3.4. If any transaction is required to be implemented under Schedule 18 and has not been implemented prior to Closing, then the Purchaser shall procure that, at Closing, either it or a member of its Group or a Company shall pay to ICI or its designee any sums which would have been paid pursuant to Schedules 4 and/or 18 to a member of ICI's Group had such transaction been implemented (the amount of such payment being reduced where applicable pursuant to clause 6.3(c)(ii), being adjusted pursuant to clause 3.4 and as otherwise provided in this Agreement and being paid in dollars and/or euros as determined under clause 3.17). For the avoidance of doubt:

         (i) subject to being reduced pursuant to clause 6.3(c)(ii) and being adjusted pursuant to clause 3.4 and as otherwise provided in this Agreement, any such sum which would have been paid pursuant to Schedules 4 and/or 18 shall be paid to ICI or its designee regardless of whether the business or share transfer to which it relates has been effected and of whether any loan note of which it is expressed to constitute the repayment has been issued; and

         (ii) the provisions of this final paragraph of clause 6.2 shall apply in respect of the sums to be paid pursuant to Schedule 4 in relation to the transfers of the Joint Venture Interests in NPU and Arabian Polyol Co Ltd and of the preference shares in the capital of Tioxide (Malaysia) Sdn Bhd (to which neither clause
               3.4 nor clause 6.3(c)(ii) apply).

If the Olefins Manufacturing Business is not transferred to a member of the Purchaser's Group at Closing, then Huntsman ICI Petrochemicals (UK) Limited shall nevertheless pay the sum of $200,000,000 to ICI Chemicals & Polymers Limited as envisaged by paragraph 22 of Schedule 4, but such payment shall be subject to a condition subsequent that Delayed Closing takes place in respect of the Olefins Manufacturing Business.

6.3(a)  For the purposes of this clause 6.3 only:

         (i) any reference to a Non-Controlled Joint Venture shall be read as a reference to Rubicon Inc. and LPC;

         (ii) the Value of a Company, Non-Controlled Joint Venture or Local Business shall mean the book value of the fixed assets of the relevant entity or business at 31 December 1998, as identified in Exhibit F.

(b) Where insufficient of the Business Assets of any Local Business are able to be transferred at Closing for the relevant Local Business to be able to continue to operate for all practical purposes in the manner in which it operated immediately prior to Closing, then (i) none of the Business Assets comprised in such Local Business shall be transferred at Closing,
        (ii) the provisions of Schedule 16 shall apply in relation to such Local Business and (iii) for the purposes of paragraph (c) below, that Local Business shall be treated as not having been transferred at Closing. Where sufficient of the Business Assets of any Local Business are able to be transferred at Closing for the relevant Local Business to be able to continue to operate for all practical purposes in the manner in which it operated immediately prior to Closing, then such Local Business shall transfer at Closing and shall be treated as having done so for the purposes of paragraph (c) below. The provisions of clause 6.3(b) shall also apply in respect of any transfer of a business which is to be effected pursuant to Schedule 18 to determine whether that business shall be treated as having been transferred at Closing for the purposes of paragraph (c) below.

(c)     ICI shall be deemed to have complied with its obligations under clause
        6.2 and Schedule 4 to transfer Sale Shares and Local Businesses if the aggregate of the Values of the Companies, Non-Controlled Joint Ventures and Local Businesses (excluding the Olefins Manufacturing Business) which have been transferred to a member of the Purchaser's Group (such aggregate being the ICI Transferred Value) is more than (Pounds)933.7 million (and shall be deemed not to have complied with such obligations if such aggregate is less than the ICI Transferred Value), in which event:

         (i) ICI shall, on the terms of Schedule 16, remain subject to a continuing obligation to transfer any Company or Non-Controlled Joint Venture (a Delayed Company) and any Local Business (a Delayed Business) which it does not transfer at Closing (without prejudice to the remaining provisions of this clause 6 and to the provisions of Schedule 16). Any Schedule 18 Company or Schedule 18 Business the transfer of which to a member of the Purchaser's Group has not taken place on or prior to Closing shall be treated for the purposes of this Agreement as a Delayed Company or a Delayed Business, as the case may be ;

         (ii) the consideration to be paid or transferred in respect of any such Delayed Company (or of its holding undertaking) or Delayed Business under Schedule 18 (in the case of any Delayed Company or Delayed Business which is a Schedule 18 Company or Schedule 18 Business) or, as the case may be, under Schedule 4 (in the case of any Delayed Company or Delayed Business which is not a
               Schedule 18 Company or Schedule 18 Business) shall be reduced by:

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

               (aa) in the case of any Delayed Company or Delayed Business which is not a Systems House Entity, the sum resulting from the following calculation:

                                         a
                         1/4 x --------------------- x $2,426,550,000
                               (Pounds)962.6 million

                    where a is the Value of the relevant Delayed Company or Delayed Business; and

               (bb) in the case of any Delayed Company or Delayed Business which is a Systems House Entity, the sum which is one-quarter of the value shown against that Delayed Company or Delayed Business in Part II of Schedule 6;

         (iii) if Delayed Closing takes place in respect of any such Delayed Company or Delayed Business on or before the second anniversary of Closing, the Purchaser shall pay to the Vendor:

               (aa) the sum resulting from the following calculation in the case of an entity which is not a Systems House Entity:

                                         c
                         1/4 x --------------------- x $2,426,550,000
                               (Pounds)962.6 million

               where c is the Value of the relevant Delayed Company or Delayed Business; and

               (bb) in the case of any entity which is a Systems House Entity, the sum which is one quarter of the value shown against that entity in Part II of Schedule 6.

               Such payment shall be by way of adjustment to the consideration payable in respect of such Delayed Company or its holding undertaking or in respect of such Delayed Business under Schedule 4 (where such Delayed Company or Delayed Business is not a
               Schedule 18 Company or Schedule 18 Business) or Schedule 18 (where such Delayed Company or Delayed Business is a Schedule 18 Company or Schedule 18 Business).

(d) For the purpose of paragraph (c) above, Tioxide (Malaysia) Sdn Bhd (Tioxide Malaysia) shall be deemed to have been transferred at Closing if the ordinary shares in Tioxide Group Limited, have been transferred with Tioxide Malaysia being a Subsidiary of it at the time of such transfer, regardless of whether the 24,200,000 Cumulative Redeemable Preference Shares of US$1 each in the capital of Tioxide Malaysia (the Preference Shares) have been transferred by ICI Omicron BV pursuant to Schedule 18 on or prior to Closing. If the Preference Shares have not been transferred on or prior to Closing pursuant to Schedule 18, then, from Closing, ICI shall procure that ICI Omicron BV shall act in accordance with the Purchaser's instructions in respect of such Preference Shares and account for any dividend or other distribution made or paid by Tioxide Malaysia in respect of them. Should the Preference Shares not have been transferred to a member of the Purchaser's Group or to a transferee nominated by the Purchaser on or before the second anniversary of Closing, ICI shall pay to the Purchaser the Fair Value of the Preference Shares, as determined in accordance with the process set out in paragraph 7 of
     Schedule 16 (for which purpose, any reference to a Delayed Company shall be read as a reference to the Preference Shares).

(e) HSCC shall be deemed to have complied with its obligations under clause 6.2 and Schedule 4 to transfer its Local Business only if the Business Assets which it is able to transfer at Closing are sufficient for its Local Business to be able to continue to operate for all practical purposes in the manner in which it operated immediately prior to Closing.

(f) Where any consent or agreement of any third party is required to the transfer of any of the Business Assets (other than a Property, Business Contract, Business IP Licence or Business IT Licence) comprised in a Local Business which has transferred and such consent or agreement has not been obtained at or before Closing, the sale of the relevant Business Asset (a Delayed Asset) shall not take effect, notwithstanding Closing, until that consent or agreement has been obtained and the provisions of Schedule 16 shall apply in respect of it.

(g) For the purposes of this clause 6.3, ICI Chemicals & Polymers Limited shall be treated as being a Business Vendor in respect of two separate Local Businesses, being (i) on the one hand, the Olefins Manufacturing Business and (ii) on the other hand, the remainder of the business which it is to sell under this Agreement. For the avoidance of doubt, C&P's being unable to transfer the Local Business comprising the Olefins Manufacturing Business at Closing shall not prevent the Conditions being satisfied and shall not prevent ICI from being deemed under this clause 6.3 to have complied with its obligations under clause 6.2 and Schedule 4. If the Olefins

     Manufacturing Business is not transferred to a member of the Purchaser's Group at Closing, then:

         (i) the Olefins Agreements shall be deemed to be Ancillary Agreements and shall be entered into at Closing in accordance with the applicable provisions of Schedule 4 and the Olefins Manufacturing Business will be carried on, until Delayed Closing, subject to and in accordance with the Co-operation Agreement and the Olefins Agreements;

         (ii) the Olefins Manufacturing Business shall constitute a Delayed Business for the purposes of the definitions of "Delayed Closing Date" and "Delayed Closing" (save where the latter term is used in clause 7.5, which shall not apply in relation to any Delayed Closing in respect of the Olefins Manufacturing Business), clauses 2.9, 3.12, 3.13, 4.12 and this 6.3 (other than paragraphs
               (c)(ii) and (iii)) and paragraphs 9 and 11 of Schedule 16;

         (iii) for the avoidance of doubt, notwithstanding any provision to the contrary in this Agreement, the provisions of clause 5 and of
               Schedule 16 (other than those set out in paragraphs 9 and 11 of that Schedule) shall not apply in respect of the Olefins Manufacturing Business.

(h) BPCL has an interest in certain assets pursuant to the ICI/BP Joint Venture Agreements, which interest (the BPCL Interest) the Purchaser, or another member of its Group, is purchasing from BPCL under an asset sale agreement (Asset Sale Agreement). It is acknowledged by the parties that the fact that ICI is, by reason of the BPCL Interest, selling less than a 100% interest in the Business Assets relating to the Olefins Manufacturing Business is not relevant to the measure of the Costs of the Purchaser (or the relevant member of the Purchaser's Group) and its ability to recover in respect thereof if there is a breach of or claim under any of the Warranties or any of the other provisions of this Agreement (and, accordingly, no discount shall be applied to the assessment of the Costs of the Purchaser (or the relevant member of the Purchaser's Group) and the amount of its claim by reason of the BPCL Interest and the fact that ICI is, by reason of the BPCL Interest, selling less than a 100% interest in the Business Assets relating to the Olefins Manufacturing Business). In reliance on this acknowledgement, the Purchaser has agreed with BPCL that the Asset Sale Agreement will not contain equivalent warranties, indemnities or other protections in respect of those matters which are covered by warranties, indemnities and other protections given in this Agreement. For the avoidance of doubt, the parties acknowledge that ICI undertakes no obligation, makes no representation and gives no warranty in respect of or relating to BPCL's ownership of, title to or interest in any assets.

(i) The use of ICI Group Ethylene Systems agreement dated 15 November, 1994 between ICI Chemicals & Polymers Limited, ICI Wilhelmshaven GmbH, European Vinyls Corporation (International) SA/NV, European Vinyls Corporation (Deutschland) GmbH and European Vinyls Corporation (UK) Limited shall be excluded from the definition of Business Contracts save that upon and after the transfer of the Olefins Manufacturing Business pursuant to this Agreement, such agreement shall be a Business Contract to the extent that it relates to the UK System (as defined therein) and shall continue to be excluded from the definition of Business Contract to the extent that it relates to the German System (as defined therein).

6.4 If, on the Delayed Closing in respect of any Delayed Company or Delayed Business, or on the completion at any time after Closing of the transfer of the Joint Venture Interest in NPU or Arabian Polyol Co Ltd or of the preference shares in the capital of Tioxide (Malaysia) Sdn Bhd, it is necessary for the consideration for such transfer to be paid within the relevant jurisdiction in order to comply with the requirements of local law or in order for the purchasing entity to be able to benefit from a relevant investment credit, then:

(a) if payment may be made in dollars, then the Purchaser shall procure that the relevant purchasing entity shall pay to the relevant selling entity the amount in dollars which would have been paid in respect of the transfer of such shares or business pursuant to Schedule 4 or 18 had such transfer taken place at or prior to Closing and had account been taken of any adjustment made to that sum under clause 3.4 but not of the effect of clause 6.3(c)(ii) or of clause 3.17 (the Dollar Price);

(b) if it is necessary for the payment to be made in the relevant local currency, then the Purchaser shall instead procure the payment of the amount resulting from converting the Dollar Price into that local currency at the Spot Rate on the date which is three (3) Business Days prior to the date of the relevant transfer;

(c) ICI shall pay or procure the payment to the Purchaser of the amount in Dollars paid at Closing pursuant to clause 6.2 in respect of the relevant shares or business,

and, in the case of any Delayed Company or Delayed Business, the provisions of clause 6.3(c)(iii) shall not apply on the Delayed Closing.

6.5 If either ICI or HSCC fails to comply with any of its obligations under clause 6.2 (or to be deemed so to have complied pursuant to clause 6.3) then, save where the failure relates to a minor or technical matter not going to title, the other may at its option and without prejudice to any other remedies available to it:

(a) defer Closing to a date not later than the end of the calendar month after the calendar month in which Closing is required to take place under clause
     6.1 (and so that the provisions of this clause 6 shall apply to Closing as deferred), provided that, if such deferred Closing Date would fall after the Termination Date, then the obligations of each party under this Agreement (except for obligations under clauses 12.17, 20, 22, 24, 25, 26, 28, 29, 31 and 33) shall automatically terminate (save that the rights and liabilities of the parties which have accrued prior to termination shall subsist); or

(b) proceed to Closing so far as practicable (without prejudice to its rights under this Agreement or any other agreement referred to herein).

All documents to be delivered by any party at Closing shall be held in escrow, on a basis to be agreed between the parties in advance of Closing, such that they will not become effective until the parties have complied with their Closing obligations to such an extent that the agreed escrow condition is satisfied.

6.6 Any cash sum to be paid by the Purchaser to ICI or any member of ICI's Group at Closing shall be paid by the Purchaser (as agent for and on behalf of itself and each of the Designated Purchasers) to ICI's Bank Account in immediately available funds and ICI shall receive such payment on its own account and as agent for each Selling Company.

6.7 The Tax Covenant and the Environmental Covenant shall each come into effect at Closing.

6.8  At Closing, each Vendor shall procure that:

(a) the members of its Retained Group expressed to be parties thereto, and the Purchaser shall procure that the members of the Purchaser's Group expressed to be parties thereto, shall enter into the Ancillary Agreements; and

(b) those directors of each of the Companies (and Non-Controlled Joint Ventures (where such directors are appointed by any member of ICI's Group)) nominated by the Purchaser in writing no later than 5 Business Days prior to Closing shall resign and shall deliver a letter to the relevant Company waiving all rights and claims they might have against such Company and the Purchaser shall procure that each such Company shall grant to such resigning directors full discharge of any claims it might have against such resigning director (save in the case of fraud or any criminal matter).

6.9 Each party agrees with the other parties (on behalf of themselves and the members of their respective Groups) to indemnify and keep indemnified the other parties and each member of their respective Groups against any Cost which it may incur or suffer as a result of any document delivered pursuant to this clause 6 being unauthorised, invalid or for any other reason ineffective for its purpose or as a result of any document required to be delivered pursuant to clause 6.2 and Schedule 4 not being so delivered.

6.10 If the contract of employment of any Business Employee terminates or does not transfer to a member of the Purchaser's Group at Closing (or, where applicable, at the Delayed Closing Date relating to such Business Employee) by operation of law, the Purchaser shall procure that the relevant member of the Purchaser's Group shall immediately offer to employ any such person upon becoming aware that his contract of employment has not transferred, or will not transfer, or has terminated, such offer to be on terms and conditions that are not less favourable to him as a whole than the terms and conditions applicable to him immediately prior to Closing (or, as the case may be, the Delayed Closing Date relating to such Business Employee or the date of termination) and as if there was continuity of service, such employment to take effect at Closing (or, where applicable, at the Delayed Closing Date) or, if later, as soon as the relevant member of the Purchaser's Group has become so aware that the contract of employment of such Business Employee has not transferred or will not transfer and the relevant Vendor shall procure that, on the making of such an offer (or, if later, at Closing or as the case may be at the Delayed Closing Date), any such Business Employee who wishes to accept such offer is released from his employment with that Vendor's Retained Group. In determining whether an offer is on terms and conditions no less favourable as a whole for the purpose of this clause 6.10, no account shall be taken of any success bonus or incentive paid or provided to an Employee in relation to the sale of the Polyurethanes Business, the Relevant Petrochemicals Business or the Tioxide Business insofar as such bonus or incentive is in addition to (and not in substitution for) any other bonus or incentive to which such Employee would otherwise have been eligible.

6.11 Save in relation to the Properties (to which the provisions of Schedule 17 shall apply) and Business IP Licences (to which clauses 6.12 to 6.16, 6.18 and
6.19 shall apply) and Business IT Licences (to which clauses 6.12 to 6.17 and
6.19 shall apply) insofar as the Business Assets comprise the benefit and burden of Business Contracts which cannot effectively be or are not permitted to be assigned or transferred by the relevant Business Vendor to the Purchaser or relevant Designated Purchaser except by agreements of novation or without obtaining a consent, approval or waiver from a third party (Consents) then the following provisions shall apply:

(a) this Agreement shall not constitute an assignment or an attempted assignment of the relevant Business Contract if, or to the extent that, such an assignment or attempted assignment would constitute a breach of such Business Contract;

(b) the relevant Vendor (on behalf of itself and each relevant Business Vendor) and the Purchaser shall each use reasonable endeavours to procure that such Business Contracts are novated or that the necessary Consents are obtained and this Agreement shall constitute an assignment of such Business Contract with effect from the time when all Consents required in respect of such assignment have been obtained;

(c) unless or until each such Business Contract is so novated or assigned or any necessary Consent is obtained, the relevant Business Vendor shall hold any such Business Contract and any moneys, goods or other benefits received thereunder as agent of the Purchaser (or the relevant Designated Purchaser) and shall accordingly, promptly on receipt of the same, account for and pay or deliver to the Purchaser (or the relevant Designated Purchaser) such moneys, goods and other benefits less any reasonable direct out-of-pocket costs and expenses of performance of that Business Contract incurred by that Business Vendor (to the extent clause 6.11(d) does not apply) (excluding, for the avoidance of doubt, management time) and the Vendor shall comply with all reasonable requests of the Purchaser in relation to that Business Contract or the performance thereof; and

(d) the Purchaser shall, or shall procure that the relevant Designated Purchaser shall, at its cost, assist the relevant Business Vendor to perform all its obligations (or, at the relevant Vendor's request, procure the performance of all of the obligations of the Business

     Vendor) under any such Business Contract as sub-contractor of the relevant Business Vendor provided that sub-contracting is permissible under the terms of the relevant Business Contract and where sub-contracting is not permissible, the Purchaser shall, provided that this is permissible under the terms of the relevant Business Contract, perform any such Business Contract as agent for the relevant Business Vendor, and in performing such agency or sub-contracting role shall indemnify the relevant Business Vendor (save to the extent that the Costs are caused by the Business Vendor's failure to comply with its obligations under this clause or to take reasonable care in performing any obligations under the relevant Business Contract which remain to be performed by it and save in respect of the Costs of third party claims in respect of such arrangement) on an after Tax basis against all Costs suffered or reasonably incurred in connection with any such Business Contracts provided that the Purchaser or relevant Designated Purchaser shall not be obliged to indemnify the relevant Business Vendor in respect of its internal administrative costs (including costs of the time of its employees) the sub-contracting or agency or arrangements described in this sub-paragraph;

(e) no effect shall however be given to sub-paragraphs (c) or (d) above if any other party under the relevant Business Contract repudiates the contract, refuses to deal with the relevant Business Vendor or the Purchaser or relevant Designated Purchaser as contemplated by the said sub-paragraphs (but then only for as long as it persists with such refusal) or if giving effect thereto would constitute a breach of the relevant Business Contract in which case the relevant Vendor, the relevant Business Vendor, the Purchaser and any Designated Purchaser will use their respective reasonable endeavours to make such other arrangements between themselves as may be permissible to implement as far as possible the effective transfer of the benefits and burden of such Business Contract to the Purchaser, or Designated Purchaser or if such arrangements cannot be made in respect of such Business Contract, the Business Vendor and the Purchaser (or the relevant Designated Purchaser) shall use their respective reasonable endeavours to procure that such Business Contract is terminated without liability to either of them (in such a manner that the Purchaser or Designated Purchaser may, if it so requires, negotiate a new contract on its own behalf) and neither the Vendor, nor Business Vendor, the Purchaser or the Designated Purchaser shall have any further obligation to the other relating to the Business Contract after such termination.

Without prejudice to the generality of the preceding provisions of this clause
6.11 and of clause 18.2(a), ICI and the Purchaser shall each use their respective reasonable endeavours to procure the consent of Enron Teesside Operations Limited (ETOL) and Enron Gas and Petrochemicals Trading Limited (EGPTL) as may be required to the assignment (to the extent they relate to the ICI Business) of (i) the Utilities Agreement relating to the Polyurethanes Business dated 31 December 1998 between ETOL, EGPTL and ICI; (ii) the Services Agreement relating to Services from the Teesside Utilities and Services Business to the Polyurethanes Business dated 31 December 1998 between ETOL and ICI; (iii) the Utilities Agreement relating to the ICI Hydrocarbons Business dated 31 December 1998 between ICI Chemicals and Polymers Ltd (C&P), EGPTL and ETOL; (iv) the Services Agreement relating to Services from the Teesside Utilities and Services Business to the ICI Hydrocarbons business dated 31 December 1998 between C&P and ETOL, and (v) the Services and the Utilities Agreement relating to Services to the Teesside Utilities and Services Business of Enron from the ICI Hydrocarbons Business dated 31 December 1998 between C&P and ETOL, and to use such endeavours to procure the release of ICI (and any other members of ICI's Group) from any guarantees of such agreements given by it in relation to such Agreements. If ETOL's or EGPTL's consent to any such assignment or release cannot be so obtained, or should ETOL's or EGPTL's consent to the assignment be obtained only on the basis that a member of ICI's Group will continue to act as guarantor in relation to any such Agreement(s), then ICI undertakes to continue to act as guarantor (or to procure that any other member of ICI's group as is currently such a guarantor so continues) in respect of any such Agreements until the earlier of the date on which ETOL or EGPTL agrees to the release of such guarantee or the second anniversary of Closing, provided that, with effect from Closing, the Purchaser enters into a counter indemnity in favour of ICI in respect of any liability which may arise under such guarantee.

6.12 Subject to clause 6.15, insofar as the benefit of any of the Business IP Licences and Business IT Licences can effectively be assigned in favour of the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) with effect from the Closing Date, the relevant Vendor shall at its own expense in respect of Business IP Licences and Business IT Licences procure their assignment to or novation in favour of the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) with effect from the Closing Date.

6.13 Subject to clause 6.15, in relation to any Business IP Licences and Business IT Licences referred to at clause 6.12, as part of the consideration for the assignment of the Business IPR and the Business Information, the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) shall:

(a) on the Closing Date accept assignments from the relevant Business Vendor of, or enter into a novation agreement in respect of, such Business IP Licences and Business IT Licences;

(b) from the Closing Date carry out, perform and discharge all the obligations and liabilities created by or arising under such Business IP Licences and Business IT Licences after the Closing Date (so far as the Purchaser or Designated Purchaser, as applicable, is lawfully able to do so); and

(c) from the Closing Date indemnify ICI or the relevant Business Vendor as the case may be against all costs, claims, charges, expenses, demands, liabilities or penalties on an after Tax basis in respect of any failure on the part of the Purchaser or Designated Purchaser, as applicable, to carry out, perform and discharge those obligations and liabilities, provided that this indemnity shall not apply to the extent that the obligation or liability in question has arisen out of any breach of the relevant Business IP Licence or Business IT Licence by ICI or the relevant Business Vendor prior to the Closing Date.

6.14 Subject to clause 6.15, insofar as the benefit or burden of any of the Business IP Licences or Business IT Licences cannot effectively be assigned to the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) except by an agreement or novation with or consent to the assignment from the third party:

(a) the relevant Vendor shall use all reasonable endeavours with the co-operation of the Purchaser to procure such novation or assignment either prior to Closing or (i) with respect to Business IP Licences within 90 days after Closing and (ii) with respect to Business IT Licences within 270 days after Closing (with each of the relevant Vendor, the Purchaser and any Designated Purchaser bearing its own internal administrative costs (including the cost of employee time) in connection with any action taken pursuant to this clause 6.14(a)). After a period of 90 days after Closing, the parties shall review together on a month by month basis the progress of the assignment and novation of Business IT Licences;

(b) this Agreement shall not constitute an assignment or an attempted assignment of the Business IP Licence or Business IT Licence if, or to the extent that such an assignment or attempted assignment would constitute a breach of such licence;

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

(c) until the relevant Business IP Licence or Business IT Licence is novated or assigned, the Purchaser shall, or shall procure that the relevant Designated Purchaser shall, at its cost as the relevant Business Vendor's sub-contractor (if such sub-contracting is permissible under the relevant Business IP Licence or Business IT Licence), or where such sub-contracting is not permissible, as the relevant Business Vendor's agent (if such agency arrangement is permissible under the relevant Business IP Licence or Business IT Licence), perform all the obligations of the relevant Business Vendor under the relevant Business IP Licence or Business IT Licence to be discharged after the Closing Date, and shall indemnify the relevant Business Vendor against all claims, charges, expenses, demands, liabilities or penalties on an after Tax basis in respect of any failure on the part of the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) to perform those obligations, provided that the Purchaser or relevant Designated Purchaser shall not be obliged to indemnify the relevant Business Vendor in respect of its internal administrative costs (including the costs of employee time); and

(d) unless or until each such Business IP Licence or Business IT Licence is novated or assigned, the relevant Business Vendor shall (if permissible under the relevant licence) hold any such Business IP Licence or Business IT Licence and any moneys, goods or other benefits received thereunder as agent of the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) and shall accordingly, promptly on receipt of the same, account for and pay or deliver to the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) such moneys, goods and other benefits;

(e) until the relevant Business IP Licence or Business IT Licence is novated or assigned, the relevant Business Vendor shall (so far as it lawfully may) give all reasonable assistance to the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) (at the Purchaser's request) to enable the Purchaser or relevant Designated Purchaser to enforce its rights under the Business IP Licence or Business IT Licence, provided always that:

         (i) if the relevant Business IP Licence or Business IT Licence prohibits the Purchaser (in the case of the PO/MTBE Business) or the relevant Designated Purchaser (in the case of the ICI Business) from acting as the relevant Business Vendor's sub-contractor or agent (as referred to in paragraph (c) above) and/or prohibits the relevant Business Vendor from acting as the Purchaser's or relevant Designated Purchaser's agent (as referred to in paragraph (d) above) the relevant Business Vendor shall, to the extent that the relevant Business Vendor is reasonably able (and to the extent permitted by the relevant Business IP Licence or Business IT Licence), do all such acts and things at the Purchaser's or relevant Designated Purchaser's cost as the Purchaser or relevant Designated Purchaser may reasonably require to enable due performance of each such Business IP Licence or Business IT Licence and to provide the Purchaser or relevant Designated Purchaser with the benefits, subject to the burden, of such Business IP Licence or Business IT Licence (including, for the avoidance of doubt, by accounting to the Purchaser or relevant Designated Purchaser for any money received after the Closing Date by the relevant Business Vendor pursuant to any such Business IP Licence or Business IT Licence, as soon as reasonably practicable after receipt by the relevant Business Vendor);

         (ii) where a third party refuses to give consent or agree to a novation of a Business IP Licence or Business IT Licence or where a Business IP Licence or Business IT Licence is used or relates in or to the ICI Business (in the case of ICI) or the PO/MTBE Business (in the case of HSCC) although not exclusively or predominantly and where partial assignment or novation is not permitted under the terms of such licence and, in each case, where sub-licensing is permitted under the relevant licence, the relevant Business Vendor shall on the request of the Purchaser grant to the Purchaser or relevant Designated Purchaser a sub-licence (with retrospective effect from Closing) of its rights under the relevant Business IP Licence or Business IT Licence on terms no less favourable to the Purchaser or relevant Designated Purchaser than the terms of the relevant Business IP Licence or Business IT Licence are to the relevant Business Vendor.

6.15 In relation to any Business IP Licences or Business IT Licences which are used or relate in or to the ICI Business (in the case of ICI) or the PO/MTBE Business (in the case of HSCC) although not exclusively or predominantly, references to assignment or novation in clauses 6.12, 6.13, and 6.14 shall be deemed to be references to partial assignment or novation where the same is permitted under the terms of the relevant Business IP Licence or Business IT Licence.

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

6.16 The parties acknowledge that some of the data constituting Business Information to be delivered by ICI to the Purchaser may be formatted using third party software and may contain run-time elements of such third party software. Subject always to the express provisions of this Agreement, the Purchaser acknowledges that ICI will not be required to transfer or assign licences to the Purchaser to use such third party software elements. For the avoidance of doubt, ICI shall have no liability to the Purchaser in connection with the use of such third party software elements by the Purchaser.

6.17 Any licence fees (other than internal administrative costs (including the cost of employee time)) incurred in relation to the obtaining of new licences to replace any Business IT Licence pursuant to clause 6.14(a) which have not within 270 days after Closing been assigned to or novated in favour of the Purchaser shall be borne in equal proportions by the relevant Business Vendor and the Purchaser.

6.18 Any expenses (other than internal administrative costs (including the cost of employee time)) incurred in relation to the obtaining of third party consents pursuant to clause 6.14(a) or incurred by the Purchaser or any member of the Purchaser's Group in relation to the obtaining of new licences to replace any Business IP Licence which has not within 90 days after Closing been assigned to or novated in favour of the Purchaser or to replace any software licences referred to in clauses 6.16 shall be borne in equal proportions by the relevant Business Vendor and the Purchaser.

6.19 ICI shall indemnify the Purchaser and each member of the Purchaser's Group against any costs, claims, charges, expenses, demands, liabilities or penalties arising from the failure by ICI to comply with its obligations under clause 6.14(a).

6.20  ICI will as from Closing revoke the guarantee given by it pursuant to
Section 403 paragraph 1 sub f book 2 of the Dutch Civil Code (a Section 403 Guarantee) in respect of the Companies registered in The Netherlands.

6.21 Whenever this Agreement provides for a Vendor to contribute any US asset to the Purchaser save for ICI American Holdings Inc.'s interest in Tioxide Americas Inc. or its successor, such Vendor may transfer such US asset directly to HIC and, for the purposes of calculating the Capital Accounts of any party (as defined and determined in the LLC Agreement), such transfer shall be deemed to have been made first to the Purchaser, followed by a contribution of such assets by the Purchaser to HIC.

6.22 Notwithstanding any other provision of this Agreement, ICI shall be deemed to be unable to comply with its obligations under clause 6.2

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(including for the purposes of clause 4.1(c)) where it is unable to transfer any
Joint Venture Interest (other than NPU or Arabian Polyol Company Ltd.) at
Closing.

6.23 The parties to this Agreement agree that, as between them, the aggregate liability of each party to this Agreement and its respective Group in respect of any Business Contract which is the subject of any novation agreement entered into by any member(s) of their respective Groups shall be no greater and no less than it would have been had no such novation been effected (provided that, for the avoidance of doubt, this clause shall not be taken to deem such novation not to have taken place for the purposes of any other provision of this Agreement) and liabilities in respect of such Business Contract had, as between the parties to this Agreement, only been governed by this Agreement and that each party to this Agreement shall make, or procure that members of its Group make, such payments to the other parties or to members of their respective Groups as are necessary to ensure that is the case. The provisions of this clause 6.23 shall apply in respect of any bank account of a Business Vendor which is novated in favour of a Designated Purchaser as if such bank account were a Business Contract, provided that the parties shall procure that effect is given to the obligations of the relevant Business Vendor and Designated Purchaser in paragraphs 1(g) and (k) of any such novation agreement entered into in the agreed form.

Closing Statement

7.1 The following payments shall be made: (i) in the case of any Company which has become a member of the Purchaser's Group on or prior to the date on which the Final Financial Debt and the Final Cash Balance for that Company has been determined, within five (5) Business Days of such determination; or (ii) in the case of any Company which has not become a member of the Purchaser's Group on or prior to the date on which the Final Financial Debt and the Final Cash Balance is determined in relation to it, at the Delayed Closing (if any) in respect of that Company. If:

(a) the Final Financial Debt in relation to any Company is greater than the Provisional Financial Debt in relation to it, ICI shall pay to the Purchaser an amount in dollars equal to the difference;

(b) the Final Financial Debt in relation to any Company is less than the Provisional Financial Debt in relation to it, the Purchaser shall pay to ICI an amount in dollars equal to the difference;

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(c)  the Final Cash Balance in relation to any Company is greater than the
     Provisional Cash Balance in relation to it, the Purchaser shall pay to ICI an amount in dollars equal to the difference; and

(d) the Final Cash Balance in relation to any Company is less than the Provisional Cash Balance in relation to it, ICI shall pay to the Purchaser an amount in dollars equal to the difference.

In the case of Companies in respect of which Sale Shares are to be transferred at Closing (or any Subsidiary of such a Company which is not a Schedule 18 Company), ICI shall make or receive any payment pursuant to paragraphs (a) to
(d) above on behalf of itself or the relevant other Share Selling Company and the Purchaser shall make or receive any payment pursuant to paragraphs (a) to
(d) above on behalf of itself or the relevant other Designated Purchaser. In the case of Schedule 18 Companies, ICI shall make or receive any payment pursuant to paragraphs (a) to (d) above on behalf of itself or the relevant other member of ICI's Group which is the transferor of such Schedule 18 Company or of its holding company under Schedule 18 and the Purchaser shall make or receive any payment pursuant to paragraphs (a) to (d) above on behalf of the member of the Purchaser's Group which is the transferee of such Schedule 18 Company or of its holding company under Schedule 18, save that any payment under paragraphs (a) to (d) above in relation to ICI Holland BV shall be made between Huntsman ICI Investments (Netherlands) BV and ICI Omicron BV direct and not between ICI and the Purchaser on their respective behalfs.

Any payment under paragraphs (a) to (d) above shall be made by way of adjustment
(aa) in the case of any such payment relating to a Schedule 18 Company, to the consideration payable in respect of that Schedule 18 Company or its holding undertaking under Schedule 18 or (bb) in the case of any Company which is not a
Schedule 18 Company, to the Initial Consideration paid for the Sale Shares in that Company or its holding undertaking.

Any payment under paragraphs (a) to (d) above shall be made together with an amount equal to interest on such payment at the Interest Rate (accrued daily) for the period from and including the relevant Closing Adjustments Date to but excluding the date of payment (save in relation to that part of any Final Financial Debt which is a Final Intra Group Debt and to which clause 7.2(a) or clause 7.2A applies, where the amount of interest to be paid shall be the aggregate amount referred to in clause 7.2(a) or as the case may be clause 7.2A, and save in relation to that part of any Final Cash Balance which is a Final Intra Group Cash Balance and to which clause 7.2(b) applies, where the amount of interest to be paid shall be the aggregate amount referred to in

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clause 7.2(b)). Where any payments are to be made pursuant to paragraphs (a) to
(d) of this clause 7.1 by the Purchaser (on behalf of itself or the relevant other Designated Purchasers or transferees under Schedule 18) to ICI (on behalf of itself or the relevant other Share Selling Companies or transferors under
Schedule 18) (or vice versa) on the same date, such payments shall be aggregated (unless applicable local regulations require the payment concerned to be made in the relevant jurisdiction between the relevant parties) and the net amount due from the Purchaser to the Vendor (or vice versa) shall be paid. To the extent that any such payments are aggregated and netted against each other, each of ICI and the Purchaser undertakes to the other that it shall, immediately after the making of such payments, enter into such transactions with any other member of its Group as are necessary to ensure that such member of its Group receives and pays all amounts which would have been received or paid on its behalf by the Purchaser or ICI had the payments envisaged by paragraphs (a) to (d) been made individually.

Any payments which fall to be made under this clause 7.1 and clause 7.2 in respect of any sum outstanding as of the Closing Adjustments Date between ICI Holland BV and ICI Finance plc shall only be made at such time as allows Huntsman ICI Investments (Netherlands) B.V. to be in a position to make that element of the payment it is required to make under clause 7.1 in a tax efficient manner and to avoid the need for Huntsman ICI Investments (Netherlands) B.V. to incur borrowings in order to make the payment, provided that such payments shall in any event be made no later than the first anniversary of Closing and, for the avoidance of doubt, they shall be made simultaneously. The Purchaser shall consult with ICI as to the timing and structure of the transactions necessary to allow Huntsman ICI Investments (Netherlands) B.V. to make that element of the payment that it is required to make under clause 7.1 and shall have due regard to the views expressed by ICI. Further, the Purchaser shall procure that no step will be taken by any member of its Group which, in ICI's reasonable opinion, would result in ICI having to account separately in the ICI Group consolidated balance sheet for (i) any Intra Group Cash Balance owed to ICI Holland BV by ICI Finance plc and (ii) any obligation to any member of ICI's Group arising under clause 7.1 in respect of that Intra Group Cash Balance.

7.2 Within five (5) Business Days of the agreement or determination of the Final Financial Debt and the Final Cash Balance in relation to each of the
Companies:

(a) in the case of any Final Intra Group Debt owed by that Company other than Prime Debt, the Purchaser shall procure that the amount of such debt, together with the aggregate of the interest on each amount owed to ICI or any other member of ICI's Retained Group comprised in such Final Intra Group Debt at the rate applicable to such amount owed in accordance with the terms on which it was lent for the period from and including the relevant Closing Adjustments Date to but excluding the date of payment, shall be paid by the relevant Company to ICI (on behalf of itself or the other member(s) of ICI's Retained Group to which such debt is owed); and

(b) in the case of any Final Intra Group Cash Balance, ICI shall procure that the amount of such debt, together with the aggregate of the interest on each amount owed by ICI or any other member of ICI's Retained Group comprised in such Final Intra Group Cash Balance at the rate applicable to such amount owed in accordance with terms on which it was lent for the period from and including the relevant Closing Adjustments Date to but excluding the date of payment, shall be paid by ICI or the relevant other member of ICI's Retained Group to the Purchaser (on behalf of the Company to which such debt is owed).

The parties acknowledge that, in certain jurisdictions, members of ICI's Retained Group may be prohibited by law, regulations or by instruments or agreements which are binding on them from lending money to companies which are not part of ICI's Retained Group, or Companies may be subject to exchange control restrictions which prevent them from repaying debts owed by them to members of ICI's Retained Group, and the parties agree to co-operate in good faith to procure that, in such jurisdictions, payments under this clause are made at such a time (which may be before or after the time set out in this clause) as is necessary to allow such members of ICI's Retained Group and Companies to comply with such laws, regulations, instruments or agreements binding on them. All payments referred in this clause 7.2 shall be made in immediately available funds in dollars, converted from the relevant currency at the Spot Rate on the date which is two Business Days before the date on which the relevant payment is made. In the event that the repayment of a Final Intra Group Debt or Final Intra Group Cash Balance is made for this reason at a different time to when it would otherwise be required to be made under this clause 7.2, the element of any payment which is required to be made pursuant to clause 7.1 that reflects the existence of that amount shall instead be paid at the same time as such amount is paid under this clause 7.2.

7.2A The Purchaser shall procure that the estimated amount of the Prime Debt is repaid at Closing pursuant to paragraph 17 of Schedule 4. Within five (5) Business Days of the determination of the Prime Debt in relation to any relevant
Company:

(a) in the case that the Prime Debt owed by the Company to ICI or any other member of ICI's Retained Group is greater than the estimated amount of the Prime Debt of that Company repaid at Closing pursuant to paragraph 17 of
     Schedule 4, the Purchaser shall procure that the difference, together with the aggregate of the interest on each amount owed to ICI or any other member of ICI's Retained Group comprised in such difference at the rate applicable to such amount owed in accordance with the terms on which it was lent for the period from and including the relevant Closing Adjustments Date to but excluding the date of payment, shall be paid by the relevant Company to ICI (on behalf of itself or the other member(s) of ICI's Retained Group to which such debt is owed); and

(b) in the case that the Prime Debt owed by the Company to ICI or any other member of ICI's Retained Group is less than the estimated amount of the Prime Debt of that Company repaid at Closing pursuant to paragraph 17 of
     Schedule 4, ICI shall procure that the difference, together with interest on such payment at the Interest Rate (accrued daily) for the period from and including the relevant Closing Adjustments Date to but excluding the date of payment, shall be paid by ICI (on behalf of itself or the other member(s) of ICI's Retained Group to whom the payment was made) to the Purchaser (on behalf of itself or the relevant Company which made the payment).

7.3 If the aggregate Closing Working Capital (in relation to the ICI Business) for all of the Companies and Local Businesses (in relation to the ICI Business), after taking account of the aggregate of the intra-business elimination of profit on stock (in relation to each of the Polyurethanes Business and the Tioxide Business) as set out in the Closing Statement, is within the Working Capital Range (in relation to the ICI Business) then no payment shall be made in respect of Closing Working Capital (in relation to the ICI Business) in respect of any Companies and Local Businesses, whether at Closing or at the time of any Delayed Closing.

7.4 If clause 7.3 does not apply, the lower end of the Working Capital Range (in relation to the ICI Business) shall be adjusted by deducting the aggregate of the figures shown in column 4 of Schedule 7 which relate to any Companies and any Local Businesses (in relation to the ICI Business) which have not been transferred to the Purchaser at Closing. The upper end of the Working Capital Range (in relation to the ICI Business) shall be adjusted by deducting the aggregate of the figures shown in column 6 of Schedule 7 which relate to any Companies and any Local Businesses (in relation to the ICI Business) which have not been transferred to the Purchaser at Closing. If the aggregate Closing Working Capital (in relation to the ICI Business) in

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respect of Companies and Local Businesses which have been transferred at
Closing, after taking account of the aggregate of the intra-business elimination of profit on stock (in relation to each of the Polyurethanes Business and the Tioxide Business) as set out in the Closing Statement:

(a) falls within such adjusted Working Capital Range, then no payment shall be made by ICI or the Purchaser in respect of the Closing Working Capital (in relation to the ICI Business) of Companies and Local Businesses which are transferred at Closing;

(b) is below such adjusted Working Capital Range (in relation to the ICI Business), then ICI shall pay an amount in dollars equal to the difference between such Closing Working Capital and the lower end of the Working Capital Range (as so adjusted) to the Purchaser (on behalf of HIC) by way of adjustment to the Initial Consideration payable with respect to the Sale Shares in TGL within 5 Business Days of finalisation of the Closing Statements for all of the Companies and Local Businesses (in relation to the ICI Business); or

(c) is above such adjusted Working Capital Range (in relation to the ICI Business), the Purchaser (on behalf of HIC) shall pay an amount in dollars equal to the difference between such Closing Working Capital and the higher end of the Working Capital Range (as adjusted) to ICI by way of adjustment to the Initial Consideration payable with respect to the Sale Shares in TGL within 5 Business Days of finalisation of the Closing Statement for all of the Companies and Local Businesses (in relation to the ICI Business).

7.5 If clause 7.3 does not apply, if the Closing Working Capital (in relation to the ICI Business) in relation to any Company or Local Business (in relation to the ICI Business) which is transferred at a Delayed Closing:

(i) is equal to or greater than the figure specified in column 4 of Schedule 7 for that Company or Local Business (in relation to the ICI Business) and less than or equal to the figure specified in column 6 of Schedule 7 for that Company or Local Business (in relation to the ICI Business), then no payment shall be made by ICI or the Purchaser in respect of the Closing Working Capital of that Company or Local Business (in relation to the ICI Business) at the time of such Delayed Closing;

(ii) is below the figure specified in column 4 of Schedule 7 for that Company or Local Business (in relation to the ICI Business), ICI (for itself or as agent for the relevant Share Selling Company or Business Vendor) shall pay at the time of such Delayed Closing to the Purchaser

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      (for itself or as agent for the Designated Purchaser) an amount in dollars equal to the difference by way of an adjustment to the Initial Consideration payable with respect to the Sale Shares in TGL; or

(iii) is above the figure specified in column 6 of Schedule 7 for that Company or Local Business (in relation to the ICI Business), the Purchaser (for itself or as agent for the Designated Purchaser) shall pay at the time of such Delayed Closing to ICI (for itself or as agent for the relevant Share Selling Company or Business Vendor) an amount in dollars equal to the difference by way of an adjustment to the Initial Consideration payable with respect to the Sale Shares in TGL.

7.6 If the Closing Working Capital for the PO/MTBE Business is within the Working Capital Range (in relation to the PO/MTBE Business), then no payment shall be made in respect of such Closing Working Capital in respect of the PO/MTBE Business. If such Closing Working Capital is below such Working Capital Range, then HSCC shall pay an amount in dollars equal to the amount of the difference between such Closing Working Capital and the lower end of such Working Capital Range and if such Closing Working Capital is above such Working Capital Range, the Purchaser shall pay an amount in dollars equal to the difference between such Closing Working Capital and the higher end of such Working Capital Range to HSCC. Each such payment shall be by way of adjustment to the Initial Consideration for the PO/MTBE Business and shall be made within five Business Days of the finalisation of the Closing Statement for the PO/MTBE Business.

7.7 Any payment under clauses 7.4, 7.5 or 7.6 shall be made together with an amount equal to interest on such payment at the Interest Rate (accrued daily) for the period from and including the Closing Adjustments Date to the date of payment.

7.8 The Purchaser shall deliver to ICI as soon as practicable after Closing and in any event within sixty (60) days after Closing, a draft Closing Statement in relation to all of the Companies and Local Businesses (in relation to the ICI Business) and a Draft Closing Statement in relation to the PO/MTBE Business (the Draft Closing Statements).

7.9 ICI shall have a period of sixty (60) days (the Review Period) after the date of delivery to it of the Draft Closing Statements, in conjunction with ICI's Accountants, to review such Draft Closing Statements and to present to the Purchaser in writing any objections (stating in reasonable detail, including specific amounts, the matters in dispute) it may have to such Draft Closing Statements and the Final Financial Debt, the Final Cash Balance and the

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Closing Working Capital set forth therein. The only grounds upon which ICI shall be entitled to object to any Draft Closing Statement, Final Financial Debt, Final Cash Balance or Closing Working Capital are arithmetical errors in the computation of such amounts or that it has not been prepared in accordance with the provisions of Schedule 8. Any such objections must be accompanied by a recalculation of each amount in the Draft Closing Statement to which such objections relate.

7.10 For the purposes of enabling ICI and ICI's Accountants to present any such written objections referred to in clause 7.9, the Purchaser shall and shall procure that each other relevant member of its Group shall, following the presentation of the Draft Closing Statement, give ICI and ICI's Accountants reasonable access at all reasonable times (until the Closing Statement has been agreed or finally determined) to all books and records, and all computer files relating to the business of Companies and Local Businesses (in relation to the ICI Business), in their respective possession or control and generally shall provide ICI and ICI's Accountants with such other information and assistance as ICI and ICI's Accountants may reasonably request, provided that ICI and ICI's Accountants shall not be entitled to any such access and information which goes beyond that which is reasonably necessary to determine whether the Draft Closing Statement has been prepared in accordance with the provisions of Schedule 8.

7.11 If no such written objections as are referred to in clause 7.9 are properly presented to the Purchaser by the end of the Review Period, then the Draft Closing Statement and the Final Financial Debt, the Final Cash Balance and the Closing Working Capital set forth therein shall, as between ICI and the Purchaser, be deemed to have been accepted and approved by ICI and the Purchaser and the Draft Closing Statement shall be final and binding on all of the parties to this Agreement and shall constitute a Closing Statement for the purposes of this Agreement. If the Final Financial Debt or Final Cash Balance for any Company is agreed at any time prior to the agreement or determination of the Closing Statement in respect of that Company, then it shall constitute the Final Financial Debt or, as the case may be, the Final Cash Balance for that Company.

7.12 If any such written objections as are referred to in clause 7.9 are properly presented to the Purchaser by the end of the Review Period then ICI and the Purchaser shall attempt to resolve the objections in good faith negotiations. To facilitate the Purchaser's review of any such objections, ICI shall procure that each other relevant member of ICI's Group shall provide the Purchaser and the Purchaser's Accountants with such information and explanations as the Purchaser and the Purchaser's Accountants may reasonably require for the purpose of the review. If ICI and the Purchaser

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

resolve all matters in dispute in relation to the Draft Closing Statement, then such Draft Closing Statement (as adjusted to reflect the matters so resolved) shall, as between ICI and the Purchaser, be deemed to have been accepted and approved by ICI and the Purchaser and such Draft Closing Statement (as adjusted to reflect the matters so resolved) shall be final and binding on all of the parties to this Agreement and shall constitute the Closing Statement for the purposes of this Agreement.

7.13 If there are any such objections which have not been resolved in good faith negotiations within a period of sixty (60) days after the end of the Review Period, then the specific matters in dispute shall be referred for determination to the Independent Firm not later than ten (10) days after the end of such period. The Independent Firm shall be instructed to notify the Purchaser and ICI of its determination within thirty (30) days of such referral.

7.14 If the Independent Firm shall for any reason be unable or unwilling to act or shall then maintain, or have at any time in the preceding five year period maintained, any material business relationship (whether as auditor or otherwise) with any member of any party's Group, another independent firm of chartered accountants shall be appointed to act in its place, by agreement of ICI and the Purchaser and, in default of such agreement, at the request of either ICI or the Purchaser, by the President of the Institute of Chartered Accountants in England and Wales for the time being.

7.15 In making its determination, the Independent Firm shall act as expert and not as arbitrator and the determination by the Independent Firm and the Draft Closing Statement, as adjusted to reflect the Independent Firm's determination, shall, in the absence of manifest error, be final and binding on the parties and shall be deemed to have been accepted and approved by the parties. The fees and the costs of the Independent Firm shall be shared by the Vendor and the Purchaser equally unless otherwise directed by the Independent Firm (which shall have the authority to make such direction if it deems it equitable).

7.16 ICI shall, and shall procure that each other relevant member of ICI's Retained Group shall, and the Purchaser shall and shall procure that each Company and each other relevant member of the Purchaser's Group shall, give the Independent Firm reasonable access at all reasonable times to all books and records, and all computer files relating to the business of the relevant Company or the relevant Local Business, in their respective possession or control and generally shall provide the Independent Firm with such other information and assistance as the Independent Firm may reasonably request.

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7.17 If either Vendor makes a payment to the Purchaser as contemplated by part
(i) of paragraph (c) of the definition of Material Adverse Change, then that sum shall be held in escrow by the recipient on the basis that it is held to the order of the paying Vendor pending Closing and to be repaid to the paying Vendor if this Agreement is terminated or terminates, and is held to the order of the Purchaser from Closing. Any such sum shall be excluded from the Final Cash Balance of any Company which may receive it. If any loss, damage, cost or liability is excluded from the calculation of the amount of the reduction in enterprise value of the ICI Business or the PO/MTBE Business, for the purposes of determining whether there has been a Material Adverse Change, because the ICI Business or the PO/MTBE Business, as the case may be, has been compensated for it by the receipt of insurance proceeds prior to Closing, then those proceeds shall be excluded from the Final Cash Balance of the relevant Company which receives such proceeds. If such loss, damage, cost or liability is instead compensated by the payment of cash by either Vendor to a Company or Business Vendor prior to Closing in the circumstances contemplated by the definition of Material Adverse Change (or as otherwise agreed between the parties), but any member of the Purchaser's Group (including the Companies after Closing) will be entitled to recover all or any part of the relevant loss pursuant to any applicable insurance policy, then the relevant member of the Purchaser's Group shall account to the Vendor which paid the relevant sum for any such insurance proceeds when received up to the amount paid by the Vendor to the Company or Business Vendor.

Purchaser Indemnities

8.1 The Purchaser (for itself and as agent of the Designated Purchasers) undertakes with each Vendor (for itself and as agent for all members of its Retained Group) to indemnify and keep indemnified that Vendor and all members of its Retained Group on an after Tax basis from and against any Costs incurred, made or suffered by the Vendor or any member of its Retained Group to the extent they arise from:

(a) the employment by the Purchaser's Group of the Employees on or after the Closing Date and which are attributable to any breach or default by the Purchaser's Group of its obligations or duties to or in relation to any of the Employees, excluding any liability arising out of the termination or dismissal of any Employee by reason of redundancy (to the extent such liability is an obligation of ICI in accordance with clause 9.3 below) and also excluding any liability for personal injury and other liability arising from, in connection with, or as a result of any breach of any health and safety obligations arising under any applicable statute, subordinate legislation or other material, federal,

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     state and local law (including common law) and which is attributable to service after Closing, but including any failure by the Purchaser's Group to offer or maintain terms and conditions of employment and working conditions which are no less favourable than those which apply to the Employees up to the Closing Date which is in breach of the provisions of clause 9.1; and

(b)  the Assumed Liabilities.

8.2 Clauses 12.8(e), 12.13 and 13 apply to claims under the indemnity in clauses 8.1(a), 8.1(b) and 18.13 as if references to "either Vendor" or "relevant Vendor" were references to the Purchaser, and references to "the Purchaser" were references to either Vendor or the relevant Vendor (as appropriate) and references to the "Purchaser's Group" were references to the relevant Vendor's Group or either Vendor's Group as appropriate.

Employees

9.1 The Purchaser undertakes to each Vendor (for itself and each member of its Retained Group) that it shall procure that for a period of 4 years from Closing (the Applicable Period) each Employee shall be employed on terms and conditions (taking full account of continuity of service) which are (save as agreed with any Employee, group of Employees or their representatives in accordance with due process) no less favourable as a whole than those applicable to him as at Closing. For the purposes of this clause 9.1 only, terms and conditions shall mean salary and benefits, including severance benefits but shall not include any success bonus or incentive paid or provided to an Employee in relation to the sale of the Polyurethanes Business, the Relevant Petrochemicals Business or the Tioxide Business insofar as such bonus or incentive is in addition to (and not in substitution for) any other bonus or incentive to which such Employee would otherwise have been eligible. In this clause 9.1, any obligations in relation to employees of Controlled Joint Ventures shall only arise in so far as the Purchaser or any member of the Purchaser's Group is able in light of its powers of control in relation to the relevant Controlled Joint Venture to comply with its obligations under this clause 9.1.

9.2 ICI (for itself and as agent for the ICI Business Vendors) shall indemnify and keep indemnified on an after Tax basis the Purchaser (for itself and as agent of the Designated Purchasers) from and against any Costs (i) arising from the employment of the Business Employees before Closing (or, where applicable, Delayed Closing), and which are attributable to any breach or default by the Vendor or any Business Vendor prior to Closing (or, where applicable, Delayed Closing) in respect of any of the Vendor's or

Business Vendor's obligations under their contracts of employment or duties to or in relation to any of the Business Employees (save that this indemnity shall not extend to any liability for personal injury and any other liability arising from, in connection with, or as a result of any breach of any health and safety obligations arising under any applicable statute, subordinate legislation or other material, federal, state and local law (including common law)) and which the Purchaser may incur or suffer as a result of the Purchaser succeeding to the Vendor by operation of law in relation to the contracts of employment and/or
(ii) arise from the employment of any employee who is not a Business Employee by any ICI Business Vendor (save that this indemnity shall not apply to any costs, claims, charges, expenses, demands, liabilities or penalties reasonably and properly incurred in connection with the termination of the employment by reason of redundancy of any employee working in the ICI Business immediately prior to the termination of his employment where such termination takes place between 31 December 1998 and Closing (or, where applicable, Delayed Closing)). Where the Purchaser continues to employ such employee following Closing (or, where applicable, Delayed Closing), this indemnity shall not extend to any ongoing employment costs arising in respect of such employee.

9.3 If any Employee is given notice of termination of employment by reason of redundancy at any time during the two year period immediately following Closing, ICI undertakes with the Purchaser (for itself and as agent for each member of the Purchaser's Group, including the Companies) to indemnify and keep indemnified the Purchaser and each member of the Purchaser's Group, including the Companies, on an after Tax basis from and against any costs, claims, charges, expenses, demands, liabilities or penalties reasonably and properly incurred by the Purchaser or any member of the Purchaser's Group or any Company in connection with such termination (Termination Liabilities) provided that such indemnity shall be limited to the first 500 redundancy terminations (Redundancy Numbers) and further limited to a total cost of (Pounds)25 million (Redundancy
Cost).

Any termination liabilities reasonably and properly incurred in the period between 31 December 1998 and Closing by any member of ICI's Retained Group or any of the Companies in relation to the redundancy of any employee working in the ICI Business immediately prior to the termination of his employment, shall count towards both the Redundancy Numbers and the Redundancy Cost, and ICI's liability under this clause 9.3 shall be reduced accordingly.

The Purchaser will provide ICI with a statement of the number of Employees terminated and the relevant Termination Liabilities on a semi-annual basis and ICI shall pay to the Purchaser (as agent of a Designated Purchaser or

Company as appropriate) the Termination Liabilities in full within 45 days of the receipt of such statement.

9.4 ICI (for itself and as agent for each member of ICI's Retained Group) shall, in addition to the indemnity in clause 9.3, indemnify and keep indemnified on an after Tax basis the Purchaser (for itself and as agent of the Designated Purchasers and the Companies) from and against any costs, claims, charges, expenses, demands, liabilities or penalties arising out of or in connection with any termination of employment on the grounds of redundancy where the redundancy arises from either (i) any sale of shares or assets by ICI or any member of ICI's Group before Closing (other than the transactions contemplated by this Agreement) or (ii) the temporary or permanent closure by Chlor-Chemicals of its chlorine and EDC plants at Wilton.

9.5 ICI and HSCC shall use their respective reasonable endeavours to procure that as at Closing sufficient key management employees shall be employed in the ICI Business to enable the ICI Business to continue to be managed to at least the level achieved immediately prior to Closing. For this purpose the parties have agreed an indicative list of key management employees and the Purchaser, HSCC and ICI undertake to use reasonable endeavours to agree individual terms and conditions with each of the key management employees. If, for any reason, the parties cannot agree terms and conditions with any number of the key management employees, ICI will use reasonable endeavours to secure the commitment of other key management employees.

9.6 Any secondee listed (whether by name or otherwise) in the Data Room or in any of the Disclosure Letters who is on secondment at Closing from ICI or any member of the ICI Retained Group to any Company or Business Vendor and who works in the Polyurethanes Business or Relevant Petrochemicals Business (and who is not an Excluded Employee) shall, for the avoidance of doubt, be treated as an Employee for the purposes of this Agreement.

9.7 The provisions of Schedule 11 (Pensions) shall apply in relation to Retirement Benefits Schemes.

9.8 The provisions of Schedule 22 shall apply in relation to national sales companies.

Warranties and Indemnities

10.1 Subject to clauses 11, 12 and 13, ICI warrants to the Purchaser (on the basis set out in clause 11) in relation to the ICI Business, the Business

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

Vendors of the ICI Business, the Companies, the Sale Shares, the Share Selling Companies, the Joint Venture Interests, the Warranted Joint Ventures and the Non-Controlled Joint Ventures and HSCC warrants to the Purchaser in respect of the PO/MTBE Business and the Business Vendor of that Business, that, in each case, each of the Warranties is true and accurate as at the date of this Agreement and that each of the Repeated Warranties will be true and accurate on the Closing Date as if repeated immediately before Closing by reference to the facts and circumstances subsisting at the Closing Date. For that purpose, any reference in the Warranties to the "Business" shall be construed as a reference to the ICI Business (in the case of the Warranties given by ICI) or the PO/MTBE Business (in the case of the Warranties given by HSCC), as applicable.

10.2 Each Vendor, on behalf of itself and relevant Business Vendors, undertakes with the Purchaser (for itself and as trustee for each member of the Purchaser's Group) to indemnify and keep indemnified on an after Tax basis the Purchaser and all members of the Purchaser's Group against any Costs incurred, made or suffered by the Purchaser or any member of the Purchaser's Group to the extent that they arise from the Excluded Liabilities (other than those Excluded Liabilities referred to in (e) and (g) of the definition of Excluded Liabilities) relating to the ICI Business (in the case of ICI) or the PO/MTBE Business (in the case of HSCC).

10.3 Without prejudice to the rights of the Purchaser or any member of the Purchaser's Group under any other provisions of this Agreement, ICI undertakes to indemnify and to keep indemnified on an after Tax basis the Purchaser (for itself and as trustee for each member of the Purchasers' Group (including, for the avoidance of doubt, the Companies after Closing)) against all Costs incurred, made or suffered by the Purchaser or any member of the Purchaser's Group (including, for the avoidance of doubt, the Companies after Closing) to the extent they arise from:

(a) any Company having had any interest in any dormant company prior to Closing or any Company being a dormant company;

(b) any matter or claim to the extent that it relates to any business, asset or liability (whether primary or secondary, direct or indirect, known or unknown, fixed, absolute, crystallised or contingent) which is transferred by a Company to a member of ICI's Retained Group prior to Closing and any liability reflected in the provisions reflected in the Accounts in respect of the disposal by members of ICI's Group of the Polyester and Melinex businesses, ICI's shareholding in ICI Australia plc and the Alkathene Plant and any liability reflected in the exceptional provisions reflected in the Accounts of (Pounds)0.5 million in

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

     respect of the Polyurethanes Business and (Pounds)0.3 million in respect of the Tioxide Business, in each case as set out in Exhibit J, and any other exceptional provisions made since the Accounts Date;

(c) any product liability claim in respect of products sold or provided by any Company or Business Vendor where such product was manufactured prior to Closing;

(d) any litigation, arbitration, or criminal proceedings (other than any that relate to any of the transactions contemplated in this Agreement or the Co-operation Agreement, or to the extent it relates to the subject matter of paragraphs (a), (b), (c), (e) or (f) of this clause 10.3 or to Schedule 23, the Environmental Covenant or the Tax Covenant) in which any Company, or Business Vendor (in relation to the ICI Business) is involved in any capacity where such proceedings have commenced or are pending prior to Closing (together with such proceedings for which ICI Americas Inc., ICI American Holdings Inc. and/or ICI PLC has any liability pursuant to the Liability and Indemnity Agreement made as of the 28th day of December, 1981, by and among those parties and Rubicon Inc., Rubicon Chemicals Inc. and Uniroyal Inc., but only to the extent of such liability);

(e) any liability relating to the health and safety at work of any Employee, former employee or contractor, or for death or personal injury in relation to any Employee, former employee or contractor, in each case to the extent that such Costs relate to the period prior to Closing when such Employee, former employee or contractor was employed or engaged by any Company or any Business Vendor and are not the subject matter of the Environmental Covenant;

(f) any vicarious liability for the acts or omissions of any Employee, former employee or contractor of any Company or Business Vendor where such acts or omission were prior to Closing whilst such Employee, former employee or contractor was employed or engaged by any member of the Vendor's Group (other than to the extent that it is the subject matter of the Environmental Covenant).

10.4 If the validity, binding nature or enforceability of the Financing Agreements or this Agreement is challenged in litigation commenced by a shareholder of ICI or a creditor of a member of ICI's Group (in each case acting in their capacity as such) or another person before Closing or June 30 1999 (whichever is earlier) and, as a result of such aspects of the litigation as relate to the validity, binding nature or enforceability of the Financing Agreements or of this Agreement, a Court orders in a final judgment that any of the Sale Shares or Business Assets be re-transferred by the Purchaser to a member of ICI's Group or such aspects of the litigation result in damages payable by the Purchaser or its Subsidiaries in excess of (Pounds)20 million, ICI shall itself, or arrange for the relevant member of ICI's Group to, indemnify the relevant member of the Purchaser's Group (the Indemnitee) by repaying to the Indemnitee an amount equal to the Final Consideration received by the relevant member of ICI's Group in respect of the asset in question, less any amount a member of ICI's Group has already paid the Purchaser or its Subsidiaries in connection with the transfer of the asset from the Indemnitee to a member of ICI's Group (the shortfall) or the amount of such damages plus reasonable legal costs and expenses. ICI shall only be liable under this clause
10.4 to the extent the shortfall exceeds (Pounds)20 million and its liability shall not exceed amounts outstanding under or pursuant to the Financing Agreements from time to time. This clause 10.4 shall not apply in relation to any litigation arising in connection with a Joint Venture Interest or the Co-operation Agreement or the Olefins Agreements and, for the avoidance of doubt, in no circumstances shall ICI's Group be obliged to pay to an Indemnitee more than the Final Consideration attributable in accordance with this Agreement to the asset in question. This clause 10.4 shall terminate upon repayment or pre-payment in full of all amounts outstanding under or pursuant to the Financing Agreements and any refinancing thereof.

Other provisions relating to the Warranties and Indemnities

11.1 The Warranties and the indemnities given by ICI are given by ICI as principal to the Purchaser for itself and as trustee for each relevant Designated Purchaser, provided that, as between ICI and any member of its Group, but without prejudice to ICI's liability as principal to the Purchaser (for itself and as trustee for each Designated Purchaser), the Warranties and the indemnities given by ICI under this Agreement are given by ICI for itself and
(i) as agent for the other Share Selling Companies in respect of the Joint Venture Interests other than those in NPU and Arabian Polyol Company Limited and
(ii) as agent for each other Business Vendor in its Group in relation to the Local Business carried on by that Business Vendor. ICI's liability to the Purchaser in respect of any breach of the Warranties or under the indemnities given by ICI under this Agreement shall be no greater, and no less, than such liability would have been if such agency relationship between ICI and any member of its Group had not existed. The Warranties and the indemnities given by ICI shall only be enforceable by the Purchaser either for itself or as agent for the relevant Designated Purchaser, as the case may be, against the Vendor.

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11.2 The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached if such fact, matter or circumstance is a Disclosed Matter.

11.3 Without prejudice to the other provisions of this clause 11 and the provisions of clauses 12 and 13:

(a) ICI shall not be liable for any Warranty Claim to the extent that any of the following employees of HSCC's Group had actual knowledge at the date of this Agreement of the facts, matters, events or circumstances which are the subject matter of the Claim in question and that such facts, matters, events or circumstances constituted a breach of Warranty:

     P. Huntsman, M. Kern, K. Ninow, D. Stanutz, T. Fisher, K. Esplin, L. Tullos, R. Healy, R. Stolle, N. MacArthur, W Chapman, K. Kemper, R Monty,
     B. Ridd, M. Dixon, J. Huffman, R. Lence, C. Dowd, L. Grossman, L. Skidmore,
     D. Marley, C. Trievel, S. Scruggs,

     and there shall be no implied requirement that such persons make any enquiries of any other person, party, body or authority;

(b) HSCC shall not be liable for any Warranty Claim to the extent that any of the persons set out in Part A of Schedule 10 had actual knowledge at the date of this Agreement of the facts, matters, events or circumstances which are the subject matter of the Claim in question and that such facts, matters, events or circumstances constitute a breach of warranty and there shall be no implied requirement that such persons make any enquiries of any other person, party, body or authority.

11.4 Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement or any Ancillary Agreement.

11.5 In the Warranties, unless the context otherwise indicates, where any statement is qualified by the expression "to the best of the Vendor's knowledge and awareness", "so far as the Vendor is aware" or similar expressions, that statement shall be deemed made on the basis of the actual knowledge, at the date of this Agreement and at Closing (in the case of the Repeated Warranties), of the persons listed in Part A of Schedule 10 (or in the case of paragraph 25.1 of the Warranties of the persons listed in Part B of Schedule 10) in relation to ICI and of the persons listed in clause 11.3(a)

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

above in relation to HSCC and such phrase shall carry no further or other implication nor impose any requirement on such persons to make enquiries of any other person, party, body or authority.

11.6 Neither Vendor shall have any liability in respect of any claim under clause 10.1 in respect of the Repeated Warranties to the extent that such claim arises (i) as a result of any action taken by that Vendor prior to Closing in accordance with a written request made by the Purchaser or by the other Vendor or (ii) as a result of any action omitted to be taken by that Vendor prior to Closing due to the other Vendor withholding its consent to any such action being taken pursuant to such other Vendor's rights under clause 5.4 if such other Vendor either knew or ought reasonably to have known, when withholding such consent, that doing so was likely to give rise to a breach of the Repeated Warranties.

Limitations on Claims

12.1 The provisions of this clause 12 (except for clause 12.12 which shall apply generally in its terms) shall operate to define and limit the liability of each party in respect of any Claims and to establish the circumstances within which Claims may be made, except that the provisions of this clause where they are expressed to apply to Claims shall not apply to any Tax Covenant Claim or a claim under the Environmental Covenant where it is expressly stated that the provisions shall not apply to Tax Covenant Claims or claims under the Environmental Covenant.

12.2 No Designated Purchaser shall make any Claim in any circumstances whatsoever against either Vendor other than through the agency of the Purchaser against the Vendor pursuant to the terms of this Agreement, and the Purchaser undertakes to the Vendor to indemnify each Vendor and each other Selling Company which is a member of its Group on an after Tax basis against any Claim made against it or any Selling Company which is a member of its Group contrary to this clause 12.2.

12.3 The maximum aggregate liability of ICI in respect of all Claims, except for Claims pursuant to paragraphs (a) and (b) of clause 10.3 or clause 12.17 or otherwise in respect of a breach of the Warranty contained in paragraph 25.2 of
Schedule 9 or Claims under Schedule 14 which are not subject to the cap in paragraph 3.2(i) of Schedule 14, shall not exceed (Pounds)650 million and for Claims under clause 12.17 or otherwise in respect of a breach of the Warranty contained in paragraph 25.2 of Schedule 9 shall not exceed $275 million. The maximum aggregate liability of HSCC (i) in respect of all Warranty Claims shall not exceed $225m and (ii) in respect of claims under

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clause 18.13 shall not exceed $650 million. The maximum aggregate liability of the Purchaser in respect of all Claims shall not exceed $650 million.

12.4 References to Claims in this clause 12.4 shall not apply to any claim under the Tax Covenant. Neither Vendor shall have any liability in respect of:

(a) any individual Warranty Claim (other than a Claim pursuant to paragraph 1, 2, 3, 4, 5.3 or 25.1 of the Warranties) unless its liability in respect of such Claim exceeds (Pounds)100,000;

(b) any individual claim in respect of a breach of the Warranty contained in paragraph 25.1 of Schedule 9 unless its liability in respect of such claims exceeds (Pounds)200,000;

(c) any individual claim pursuant to paragraph 1, 2, 3, 4, or 5.3 of the Warranties or clause 10.3(c), (e) or (f) unless its liability in respect of such claim exceeds (Pounds)50,000.

Where a series of Claims (other than a claim under the Environmental Covenant) arise out of the same act, omission, fact or circumstances, they shall be aggregated for the purposes of determining whether or not the relevant one of these thresholds has been exceeded.

For the avoidance of doubt:

(a) amounts for which either Vendor has no liability, or by which its liability is reduced, as a consequence of the operation of this clause 12 or clause 13 shall not be taken into account in determining whether the amount of such Claim exceeds the threshold specified in this clause 12.4; and

(b) for the purpose of this clause 12.4, where a Claim is caused by more than one event, circumstance, act or omission which event, circumstance, act or omission would separately constitute, on the one hand, a breach of a Warranty or, on the other hand, give rise to a claim under the Tax Covenant or the Environmental Covenant, each such Claim shall be treated as a separate claim when calculating whether the threshold referred to in this clause 12.4 has been exceeded.

12.5(a)  ICI shall not have any liability in respect of any Warranty Claim
     (other than to the extent it arises under the Repeated Warranties or the Warranty in paragraph 25.2 of Schedule 9) unless the aggregate amount of its liability in respect of all Claims under the Warranties

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     (other than to the extent they arise under the Repeated Warranties or the
     Warranty in paragraph 25.2 of Schedule 9) exceeds (Pounds)10 million in which case it shall only be liable for the excess.

(b) ICI shall not have any liability in respect of any Warranty Claim to the extent that it arises under the Repeated Warranties and does not arise under the Warranties (other than to the extent it arises under the Repeated Warranty in paragraph 25.2 of Schedule 9) unless the aggregate amount of its liability in respect of all such Claims exceeds (Pounds)30 million, in which case it shall only be liable for the excess.

(c) HSCC shall not have any liability in respect of any Warranty Claim unless the aggregate amount of its liability in respect of all Claims under the Warranties relating to the PO/MTBE Business exceeds $3.5 million in which case, it shall only be liable for the excess.

(d) For the avoidance of doubt, amounts for which a Vendor has no liability, or by which a Vendor's liability is reduced, as a consequence of the operation of this clause 12 and/or clauses 11 or 13 shall not be capable of being aggregated as a Claim or part thereof with other Claims for the purposes of this clause 12.5.

12.6 Neither Vendor shall be liable for any Claim (other than a claim under the Environmental Covenant) unless the Vendor shall have received from the Purchaser written notice containing specific reasonable details of the Claim, including the Purchaser's estimate (on a without prejudice basis) of the amount of such
Claim:

(a) in the case of a Claim in respect of any of the Warranties (other than the Tax Warranties and the Warranty in paragraph 25.2 of Schedule 9), on or before the date falling two (2) years after the Closing Date;

(b) in the case of a Tax Covenant Claim, on or before the date which is the earlier of (i) three (3) calendar months after the seventh anniversary of the Closing Date and (ii) three (3) calendar months after the expiry of the applicable limitation period (including any extensions) in the relevant country for the raising of a Tax assessment in relation to the particular liability to Tax giving rise to the Tax Covenant Claim provided that in the case of a Tax Covenant Claim relating to any jurisdiction other than the UK, sub clause (i) shall not apply;

(c) in the case of a Claim under clause 10.3, on or before the date falling (i) three (3) calendar months after the expiry of the relevant statutory

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     period of limitation for the relevant Claim or, if earlier, (ii) the sixth anniversary of the Closing Date;

(d) in the case of Claim under clause 12.17 (or otherwise in relation to the Warranty in paragraph 25.2 of Schedule 9) on or before the date falling three years after the Closing Date.

Other than in the case of a Tax Covenant Claim (to which paragraph 9 of Schedule 13 shall apply) or a claim under the Environmental Covenant (to which Schedule 14 and/or 14A shall apply) the Purchaser shall give notice to the Vendor of the relevant facts or matter that may give rise to a Claim as soon as practicable after it becomes aware of such facts or matter. Failure to give such notice shall not of itself prevent the Purchaser from bringing the relevant Claim, but the relevant Vendor shall not be liable to the Purchaser in respect of such Claim to the extent that the amount of it is increased, or is not reduced, as a result of such failure.

12.7 Any Claim, other than a Tax Covenant Claim or a claim under the Environmental Covenant, shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn (and no new claim may be made in respect of the facts giving rise to such withdrawn claim) unless legal proceedings in respect of it have been commenced by both being issued and served within nine (9) months of the rejection in writing of such Claim by the relevant Vendor.

12.8 The liability of either Vendor for any Claim in respect of any fact, matter, event or circumstance shall be reduced or extinguished:

(a)    (i)    where such fact, matter, event or circumstance relates to bad debts, to the extent that allowance has been made for such fact, matter, event or circumstance relating to bad debts in the Accounts or the Closing Statement;

       (ii) where such fact, matter, event or circumstance relates to Stocks, to the extent that allowance has been made for such fact, matter, event or circumstance relating to Stocks in the Accounts or the Closing Statement; or

       (iii) in the case of the ICI Business, where such fact, matter, event or circumstance relates to non-exceptional other provisions as identified in Exhibit G, to the extent such fact, matter, event or circumstance relates to the subject matter of such provisions;

       (iv) where such fact, matter, event or circumstance relates to creditors due after more than one year, to the extent that allowance has been made for such fact, matter, event or circumstance relating to creditors due after more than one year in the Accounts;

(b) to the extent that such Claim arises or, such Claim otherwise having arisen, is increased as a result of any change made after Closing in any accounting or taxation policies or practice, or the length of any Accounting Period of any Company, the Purchaser, the Designated Purchaser or any other member of the Purchaser's Group other than in order to comply with Statements of Standard Accounting Practice or generally accepted accounting principles in the United States or any other relevant jurisdiction or International Accounting Standards;

(c) to the extent that such Claim arises or, such Claim otherwise having arisen, is increased as a result of any legislation not in force at the date hereof or any change of law, regulation, directive, requirement or administrative practice having the force of law or the practice of any Tax Authority or any change in rates of tax made after the Closing Date;

(d) to the extent that such Claim would not have arisen but for, or is increased as a result of, a voluntary act, omission, transaction or arrangement (other than any voluntary act, omission, transaction or arrangement which is contemplated by this Agreement or any omission which is caused by ICI exercising its powers of control or other rights in relation to the Purchaser or by directors appointed to the Board of the Purchaser by ICI not voting in favour of any resolution of the Board in respect of a Reserved Board Matter (as defined in the LLC Agreement) where the resolution would have been passed but for such directors not voting in favour of it) carried out after the Closing Date by the Purchaser, any Designated Purchaser or any Company (other than any such voluntary act, omission, transaction or arrangement which is carried out or effected by a Company pursuant to a legally binding commitment created on or before Closing) or any other member of the Purchaser's Group or their respective directors, employees or agents where such person had actual knowledge that such act, omission, transaction or arrangement would or would be likely to give rise to or increase a Claim and a reasonable alternate course of action was available which would not be expected to give rise to a claim;

(e) to the extent that the amount of such Claim is recovered under any policy of insurance;

(f) if the Purchaser or any Designated Purchaser failed to comply or procure compliance with the terms of any provision of this Agreement (provided that such failure to comply is not caused by any directors appointed to the Board of the Purchaser by ICI not voting in favour of any resolution of that Board in respect of a Reserved Board Matter (as defined in LLC Agreement) where the resolution would have been passed but for such directors not voting in favour of it), to the extent that the Vendor could have avoided or mitigated the loss arising from the subject matter of the Claim if the Purchaser or Designated Purchaser had complied with such provision; or

(g) subject to paragraph 9.10 of the Environmental Covenant, to the extent that the Claim or breach would not have arisen but for an act, omission, transaction or arrangement carried out by the relevant Vendor or any member of the relevant Vendor's Group at the written request or with the written approval of the Purchaser or any other member of the Purchaser's Group or any of their respective authorised representatives except when any employee of the relevant Vendor's Group who either receives such request or seeks such approval has actual knowledge at the relevant time that the Claim will arise or increase as a result of the matter in respect of which the request, consent or approval is made or given and fails to disclose that fact to the Purchaser, provided that:

     (i)    in respect of Tax Covenant Claims, only paragraph (c) applies;

     (ii)   paragraph (c) does not apply to claims under clause 10.3; and

     (iii) paragraphs (a) and (c) do not apply to Environmental Covenant claims.

12.9 If any Claim shall arise by reason of some liability which at the time that the Claim is notified to a Vendor is contingent only, that Vendor shall be under no obligation to make any payment to the Purchaser in respect of such Claim until such time as such contingent liability ceases to be so contingent. Clause 12.7 shall be amended in relation to such Claim (other than in relation to a Tax Covenant Claim or a claim under the Environmental Covenant) so that the Claim shall not be deemed to be withdrawn unless legal proceedings have not been commenced within nine months from the later of (i) the date on which the said liability ceases to be contingent; and (ii) the rejection in writing of such Claim by the Vendor.

12.10 Each party's Group (which shall, for the avoidance of doubt, include the relevant party), taken together, shall not be entitled to recover any Costs more than once to the extent that this could lead to double-recovery of the same Costs in relation to the claims under more than one of the Warranties, the Tax Covenant, the Environmental Covenant and/or indemnities provided by any party or otherwise under, or in connection with, this Agreement or by any party to the Co-operation Agreement or any of the Ancillary Agreements. The parties hereby agree with each other that, to the extent that a benefit or saving obtained by any member of the Purchaser's Group has been taken into account in reducing any claim or has given rise to a payment by the Purchaser's Group under this Agreement, it shall not be so taken into account again or give rise to another such payment.

12.11 Before making a Claim in respect of any breach of the Warranties (other than Warranty 25.2) which is capable of remedy, the Purchaser shall allow the relevant Vendor thirty (30) days after the date on which notice of the relevant facts or matter that may give rise to a Claim is given in accordance with clause
12.6 in order to allow the relevant Vendor to remedy the breach unless to do so would prejudice the Purchaser to any significant extent.

12.12 Each party hereby waives and relinquishes any right of set off or counterclaim, deduction or retention which it might otherwise have in respect of any Claim other than a Tax Covenant Claim or a claim under the Environmental Covenant or out of any payments which it may be obliged to make (or procure to be made) to any other party pursuant to this Agreement.

12.13 The limitations on liability set out in this clause 12 shall not apply to any liability for any Claim to the extent such Claim is attributable to, or such Claim is increased as a result of, fraud or deceit on the part of the relevant Vendor or any of its Related Persons.

12.14 The sole remedy against either Vendor for any breach by it of any of the Warranties shall be an action for damages (save in the case of the Warranty in paragraph 25.2 of Schedule 9, where the sole remedy against ICI shall be such claim as exists under clause 12.17). The Purchaser shall not be entitled to rescind this Agreement before or after Closing in any circumstances.

12.15 Nothing in this clause 12 or clauses 11 and 13 shall in any way restrict or limit the general obligation at law of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any breach by either Vendor of the terms of this Agreement or any fact, matter, event or circumstance giving rise to a Warranty Claim.

12.16 Except for the Warranty set out in paragraph 10 of Schedule 9, the only Warranties which shall apply in relation to:

(a)   the Properties are those set out in paragraph 16 of Schedule 9;

(b)   Environmental Matters are those set out in paragraph 9 of Schedule 9;

(c) Intellectual Property Rights are those set out in paragraphs 1.1, 1.2, 1.3, 8, 10, 12, 17, 18(a) and (d), 19, 21 and 22 of Schedule 9;

(d) Computer Systems and agreements relating to Computer Systems are those set out in paragraphs 1.1, 1.2, 1.3(a) and (b), 5.3, 17, 18(a) and (d), 19, 21
      and 22 of Schedule 9; and

(e)   Tax matters are those set out in paragraphs 19, 20, 21 and 22 of Schedule
      9.

12.17 With respect to the Warranty in paragraph 25.2 of Schedule 9, subject (save as provided in this clause 12.17) to the other provisions of this
Agreement:

(a) ICI hereby undertakes to indemnify and keep indemnified from and after the date hereof (regardless of whether Closing occurs) on an after Tax basis the Indemnified Parties from and against:

         (i) any and all Costs made, incurred or suffered by the Indemnified Parties as a direct or reasonably foreseeable result of any breach of that Warranty; and

         (ii) all reasonable legal and other out-of-pocket costs and expenses which the Indemnified Parties have reasonably incurred in connection with a breach of the Warranty in paragraph 25.2 of
               Schedule 9 or in connection with any action, suit, proceeding or claim which, if adversely determined, would result in such a breach;

(b) ICI's liability under this clause 12.17 shall be reduced to the extent that the Indemnified Parties shall not use reasonable endeavours to mitigate their loss. For the avoidance of doubt, account shall be taken in calculating loss of any value received by the Purchaser's Group on the sale or transfer by the Purchaser's Group of membership interests in the Warranted Joint Ventures;

(c) for the purposes of this clause 12.17, clause 12.8(d) shall be taken to apply to each of the Indemnified Parties;

(d) in the event of a breach of the Warranty in paragraph 25.2 of Schedule 9, the remedy shall be under this clause 12.17 and not otherwise.

In addition, ICI undertakes to pay on an after Tax basis to the Indemnified Parties any shortfall in the recovery under this clause 12.17 which would otherwise have been available but for the operation of Disclosed Matters, clause
11.3 or equivalent common law principles (including, for the avoidance of doubt, any such shortfall in recovery arising due to the actual, constructive or imputed knowledge of any Indemnified Party of a fact or circumstance which could give rise to a breach of the Warranty in paragraph 25.2 of Schedule 9).

In this clause 12.17, Indemnified Parties means, collectively, (a) the Purchaser (for itself and as trustee for each member of the Purchaser's Group, including, for the avoidance of doubt, the Companies after the Closing, and each of its and their Related Persons); and (b) HSCC (for itself and as trustee for each member of HSCC's Group and each of its and their Related Persons).

ICI's liability under clause 12.17(a)(i) shall be reduced in accordance with the following sliding scale:

          Year after Closing in which notice of        Reduction in ICI's liability
          claim is first given
                         1                                       0%
                         2                                      10%
                         3                                      20%

12.18 None of the Warranties shall apply to any Protected Matters, Pre-Closing Soil and Groundwater Contamination, Pre-Closing Health and Safety Issues or North Tees Soil and Groundwater Contamination each as defined in Schedule 14 to this Agreement.

Further Limitations on Claims

13.1 Where the Purchaser or any other member of the Purchaser's Group is entitled or becomes entitled by virtue of an assignment under clause 18.11 (whether by payment, discount, credit, relief or otherwise) to recover from a third party (including any insurance company or Tax Authority) any sum in respect of any matter giving rise to a Claim or (irrespective of whether such matter gives rise to a Claim) giving rise to Texaco Environmental Losses

(other than a Tax Covenant Claim) or to obtain any relief, saving or benefit which is in respect of any matter (in each case whether before or after the relevant Vendor has made payment hereunder), the Purchaser shall (or, as appropriate, shall procure that the relevant member of the Purchaser's Group shall):

(a) as soon as reasonably practicable notify the relevant Vendor and provide such information as the relevant Vendor may reasonably require relating to such potential recovery from that third party or to obtaining such relief, saving or benefit and the steps taken or to be taken by the Purchaser or the relevant member of the Purchaser's Group in connection with it (failure to make such notification or provide such information shall not prevent the Purchaser from making the relevant Claim, but the relevant Vendor shall not be liable to the Purchaser in respect of such Claim to the extent that the amount of it is increased, or is not reduced, as a result of such failure);

(b) if so required by the relevant Vendor (subject to the Purchaser being fully indemnified to its reasonable satisfaction by the relevant Vendor against all reasonable out-of-pocket costs and expenses incurred by the Purchaser or the relevant member of the Purchaser's Group) take all steps (whether by way of a claim against its insurers or otherwise including but without limitation proceedings) as the relevant Vendor may reasonably require to enforce such recovery or obtain such relief, saving or benefit and comply with the relevant Vendor's reasonable requests as to the timing of such steps; and

(c)  shall keep the Vendor informed of the progress of any action taken,

     and thereafter either:

         (i) any Claim (other than a Tax Covenant Claim) against the relevant Vendor shall be limited (in addition to the limitations on its liability referred to in clauses 11 and 12 and this clause 13) to the amount by which the loss or damage suffered by the Purchaser or any relevant member of the Purchaser's Group as a result of such breach shall exceed the amount so recovered from the third party (net of Tax paid by the Purchaser or relevant member of the Purchaser's Group on such sum and the reasonable costs incurred in recovering such amount) or the value of the relief, saving or benefit obtained, calculated by reference to the amount saved (less the reasonable costs of obtaining such relief, saving or benefit); or

         (ii) if the relevant Vendor has paid to the Purchaser an amount in discharge of a Claim (other than a Tax Covenant Claim) and the Purchaser or any other member of the Purchaser's Group subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party (including any insurance company or Tax Authority) a sum which is referable to the matter giving rise to the Claim or obtains any relief, saving or benefit which is so referable, the Purchaser shall (or, as appropriate, shall procure that the relevant Designated Purchaser shall) repay to the relevant Selling Companies:

              (A) an amount equal to the sum recovered from the third party (net of tax paid by the Purchaser or the Designated Purchaser on such sum and the reasonable costs incurred in recovering such sum) or the value of the relief, saving or benefit obtained, calculated by reference to the amount saved (less the reasonable costs of obtaining such relief, saving or benefit); or

              (B) if the figure resulting under sub-paragraph (A) above is greater than the amount paid by the relevant Vendor to the Purchaser or other members of the Purchaser's Group in respect of the relevant Claim, such lesser amount as shall have been so paid by the relevant Vendor.

13.2 Any payment required to be made by the Purchaser, pursuant to clause 13.1 shall be made:

(a) in a case where any member of the Purchaser's Group receives a payment, within ten (10) Business Days of the receipt thereof; and

(b) in a case where any member of the Purchaser's Group obtains a relief, saving or benefit, within ten (10) Business Days of the date on which such relief, saving or benefit gives rise to an increased receipt or reduced payment by the Purchaser's Group.

13.3 If the Purchaser, or any other member of the Purchaser's Group, becomes aware of any third party claim, matter or event (a third party claim) which might reasonably be expected to lead to a Claim other than a Tax Covenant Claim or a claim under the Environmental Covenant (to which Schedule 14 and/or
Schedule 14A shall apply, as applicable) being made or which might reasonably be expected to lead to a member of the Purchaser's Group being held liable in relation to an Excluded Liability, the Purchaser shall (subject to being fully indemnified by the relevant Vendor against all reasonable out of pocket costs and expenses incurred by the Purchaser or any member of the Purchaser's Group as a result of so acting):

(a) procure that notice thereof is promptly given to the relevant Vendor as soon as is reasonably practicable;

(b) not make (or, as appropriate, shall procure that no other member of the Purchaser's Group shall make) any admission of liability, agreement or compromise with any person, body or authority in relation to any such third party claim without prior consultation with and the prior agreement of the relevant Vendor, which agreement shall not be unreasonably withheld or delayed;

(c) not take any action which reduces the amount recoverable in respect of such third party claim under any policy of insurance under which any such third party claim would be covered if such action had not been taken;

(d) take such action as the relevant Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend such third party claim;

(e) ensure, at the request in writing of the relevant Vendor, that the relevant Vendor is placed in a position to take on or take over the conduct of all proceedings and/or negotiations of whatsoever nature arising in connection with the third party claim in question, provided that the Purchaser shall not be required to commence any legal proceedings where it or the relevant member of the Purchaser's Group has validly assigned all of its rights in relation to the relevant Claim other than a Tax Covenant Claim or a claim under the Environmental Covenant to the Vendor in a manner which entitles the Vendor to the same benefits in respect of such rights as the Purchaser or the relevant member of the Purchaser's Group had; and

(f) if the relevant Vendor does not elect to take control of the conduct of proceedings under clause 13.3(e), the Purchaser shall ensure that the relevant Vendor is kept fully informed of any actual or proposed developments (including any meetings) and shall be provided with copies of all material correspondence and documentation relating to such third party claim or action, and such other information, assistance and access to records and personnel as it reasonably requires, and, without prejudice to any other limitation of liability contained in this Agreement, if the Purchaser fails to comply with any of the obligations contained in this clause 13.3, the relevant Vendor shall not be liable in respect of any such Claim other than a Tax Covenant Claim or a claim under the Environmental Covenant to the extent that the relevant Vendor's liability is increased or, as the case may be, not reduced as a result of the Purchaser's failure. Notwithstanding the foregoing, the Vendor shall not be entitled to assume the defence of any claim, action or demand of a third party (but shall continue to be entitled to exercise the remainder its rights under the above sub-paragraphs) if such claim, action or demand seeks any relief other than damages (including any order, injunction or other equitable relief) against the Purchaser or relevant member of the Purchaser's Group which the Purchaser reasonably determines cannot be separated from a related claim for damages. If such claim for other relief can be separated from the claim for damages at any stage, the Vendor shall be entitled to assume the defence of the claim for damages from that point on.

13.4 Upon any Claim other than a Tax Covenant Claim or a claim under the Environmental Covenant being made, or notification from the Purchaser to the relevant Vendor of any third party claim which might lead to such a Claim other than a Tax Covenant Claim or a claim under the Environmental Covenant, being made, the Purchaser shall, and shall co-operate to procure that each other member of the Purchaser's Group shall:

(a) make available to accountants and other professional advisers appointed by the relevant Vendor such access to relevant personnel and properties and to any relevant records and information as the relevant Vendor may reasonably request in connection with such Claim other than a Tax Covenant Claim or a claim under the Environmental Covenant or third party claim provided that neither the Purchaser nor any member of the Purchaser's Group nor any of their Related Persons shall be required to disclose any legally privileged information; and

(b) use reasonable endeavours to procure that the auditors (both past and then current) of the relevant member of the Purchaser's Group make available their audit working papers in respect of audits of that company's accounts for any relevant Accounting Period in connection with such Claim, other than a Tax Covenant Claim or a claim under the Environmental Covenant, or third party claim, subject to the relevant Vendor entering into a release in a form satisfactory to such auditors in relation to such working papers being made available and provided that such auditors shall not be required to reveal any information which is legally privileged.

This clause 13 shall not apply to the extent that recovery has been obtained pursuant to the Tax Covenant or a claim under the Environmental Covenant or any other provision of this Agreement.

Management of Pre-Closing Tax Affairs and conduct of other Tax affairs

Rights and obligations of ICI

14.1 Subject to and in accordance with the provisions of this clause 14, ICI or its duly authorised agents shall, in respect of all Accounting Periods ending on or before the Closing Date, and at its own cost:

(a)  prepare and submit the Tax Returns of each of the Companies;

(b) prepare and submit on behalf of the Companies all claims, elections, surrenders, disclaimers, notices and consents for the purposes of Tax; and

(c) subject to paragraph 9 of the Tax Covenant deal with all matters relating to Tax which concern or affect any of the Companies, including the conduct of all negotiations and correspondence and the reaching of all agreements relating thereto or to any Tax Documents.

14.2 Except with the Purchaser's written consent (not to be unreasonably withheld or delayed), ICI shall not, and shall procure that its duly authorised agents do not, prepare or submit any Tax Document (or any similar document relating to the Tax affairs of ICI or any company under its control) which comprises or includes a claim, election, surrender, disclaimer, notice or consent, or withdraw any such item unless the making, giving or withdrawal of it (as the case may be) either has been taken into account in preparing the Accounts, or should not have a material adverse effect on the liability to Tax of any of the Companies in respect of any Accounting Period ending after the Closing Date.

14.3 Subject to clause 14.7, ICI or its duly authorised agent shall deliver all Tax Documents which are required to be signed by or on behalf of any Company to the Purchaser for authorisation, signing and submission to the relevant Tax Authority. If a Time Limit applies in relation to any Tax Document, ICI will use reasonable endeavours to ensure that the Purchaser receives the Tax Document no later than 10 Business Days before the expiry of the Time Limit.

14.4 ICI shall procure that the Purchaser is kept informed of the progress of all matters relating to the Pre-Closing Tax Affairs and in the event that the Purchaser considers that the manner in which ICI is proposing to conduct the Pre-Closing Tax Affairs is likely materially adversely to affect the Purchaser's future Tax position or that of any Company in the Purchaser's Group the Purchaser shall be afforded the opportunity to comment within a reasonable period of time on any Tax Document prior to its submission to the relevant Tax Authority and ICI will take the Purchaser's reasonable comments into account.

Obligations of the Purchaser

14.5 The Purchaser shall procure that:

(a) ICI and its duly authorised agents are afforded such access (including the taking of copies) to the books, accounts and records of the Companies and such other assistance as it or they reasonably require to enable ICI to discharge its obligations under clause 14 and to enable ICI and any member of the ICI Retained Group to comply with its own Tax obligations or facilitate the management or settlement of its own Tax affairs;

(b) ICI is promptly sent a copy of any communication from any Tax Authority insofar as it relates to the Pre-Closing Tax Affairs;

(c) no voluntary action is taken by any Company after Closing by disclaiming any relief or withdrawing any claim or consent which has or is likely to have the effect of prejudicing or reducing the availability of any relief surrendered or to be surrendered by way of group relief, or any relief otherwise made available, to any member of the Retained Group or which could in any way materially prejudice the Pre-Closing Tax Affairs other than such action as is required by law;

(d) there is given to such person or persons as may for the time being be nominated by ICI authority (including as requested by ICI, powers of attorney) to conduct Pre-Closing Tax Affairs, and that such authority is confirmed to any relevant Tax Authority.

14.6 The Purchaser shall (subject to clause 14.7) be obliged to procure that the Companies shall cause any Tax Document delivered to it under clause 14.3 to be authorised, signed and submitted to the appropriate Tax Authority without delay (and in any event within any relevant Time Limit), and without amendment.

Rights of the Purchaser

14.7 The Purchaser shall be under no obligation to procure the authorisation, signing, or submission to a Tax Authority of any Tax Document delivered to it under clause 14.3 which it considers in its reasonable opinion to be false, misleading, incomplete or inaccurate in any respect, but for the avoidance of doubt shall be under no obligation to make any enquiry as to the completeness or accuracy thereof and shall be entitled to rely entirely on ICI and its agents.

Conduct of other tax affairs

14.8 The Purchaser or its duly authorised agents shall have sole conduct of all Tax affairs of each of the Companies which are not Pre-Closing Tax Affairs.

14.9 In respect of any Accounting Period commencing prior to the Closing Date and ending after the Closing Date (the Straddle Period) the Purchaser shall procure that the Tax Returns of the Companies shall be prepared on a basis which is consistent with the manner in which the Tax Returns of the Companies were prepared for all Accounting Periods ending prior to or on the Closing Date.

14.10 The Purchaser shall procure that the Companies provide to ICI in draft form all Tax Returns relating to the Straddle Period no later than 20 Business Days before the date on which such Tax Returns are required to be filed with the appropriate Tax Authority without incurring interest or penalties. The Purchaser shall further procure that the Companies shall take ICI's reasonable comments into account before the Tax Returns are submitted to the appropriate Tax Authority.

14.11 Notwithstanding the provisions of clauses 14.8 to 14.10 (inclusive), the Purchaser shall not, and shall procure that no Company shall, without the written consent of ICI, take any action under the provisions of any enactment or regulation relating to Tax if such action could adversely affect the liability of ICI under the Tax Covenant or the Tax Warranties.

Retention of Tax Documents

14.12 ICI and the Share Selling Companies will be entitled to retain all Tax Documents and other records relevant for Tax purposes in relation to the Companies. ICI will procure that, if appropriate, such records are preserved for a period of not less than six (6) years from the date of the relevant record and shall, if appropriate, procure that the Purchaser is given, on the giving of not less than three (3) business days' notice, reasonable access to those records (to inspect them or make copies of them) during normal business hours.

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Continuing Arrangements between the retained Group and the Business

Definitions

15.1 In this clause the following additional definitions shall apply:

Agreed Form Interface Agreements means those agreements which are in the agreed form, being:

(a)  the Co-operation Agreement;

(b)  the Product Supply Agreement;

(c)  the contracts and side letters referred to in sub-clause 15.14(a)(i) and
     (ii); and

(d) the Technology Transfer Agreement, PO/MTBE Technology Transfer Agreement, HSCC Trade Mark Licence and ICI Trade Mark Licence;

Deferred Interface Agreement means (subject to clause 15.4(c)(ii)) any Interface Agreement which is not an Agreed Form Interface Agreement;

Existing Services means all products, utilities or services which are actually being supplied or provided at the date of this Agreement:

(a) to any Local Business or Company by any member of ICI's Group (or vice versa); or

(b) to the PO/MTBE Business by any member of HSCC's Group (or vice versa (HSCC/PO/MTBE Services);

Expiry Date means:

(a) in the case of an Interface Agreement relating to Major Interface Services, the date which falls 24 months after Closing (save where a valid Termination Notice has been served in accordance with sub-clause 15.7 below or where that date has been extended under sub-clause 15.6 below); and

(b) in the case of an Interface Agreement relating to Minor Interface Services, the date which falls 12 months after Closing (save where a valid Termination Notice has been served in accordance with sub-clause 15.7 below or where that date has been extended under sub-clause 15.6 below);

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Interface Agreements means the agreements containing the terms on which
Interface Services are to be provided and which are to be entered into in accordance with this clause;

Interface Services means (i) those Existing Services which are, in accordance with this clause, to continue to be provided after Closing and (ii) those New Services which are, in accordance with this clause, to be provided after
Closing:

(a) to the Purchaser's Group by any member of ICI's Retained Group (or vice versa); or

(b) to the Purchaser's Group by any member of HSCC's Retained Group (or vice versa);

IT Services means those information technology services which are referred to in sub-clause 15.15 below;

Major Interface Services means any Interface Service the subject matter of which is the supply or provision of:

(a)  any product or utility; or

(b) any service which is material to the continuing operation after Closing of the business carried on by the Purchaser's Group;

Minor Interface Services means any Interface Service other than a Major Interface Service;

New Services has the meaning given to it in sub-clause 15.4 below;

Product Supply Agreement means the agreement in the form initialled by the parties and which is to be entered into between a Subsidiary of ICI and the Purchaser (or another member of the Purchaser's Group) for the provision of feedstocks or products by members of the ICI Retained Group;

Property Services means such property services as are referred to in Schedule 17
Part VII;

Same Terms means the price and other terms on which an Existing Service was being provided or supplied at 31st December, 1998 provided that:

(a) where a price was at 31st December, 1998 not an absolute fixed price but was or was to be calculated or varied by a price formula or other price mechanism, that formula or mechanism (rather than the absolute price which would be determined on 31 December, 1998 by application of the price formula or price mechanism on that day) shall form part of the Same Terms so that, while there shall be no change made in the price formula or price mechanism itself in the period to 31st December, 1999, the price payable under the relevant Interface Agreement shall in that period be subject to variation in accordance with the application of the price formula or price mechanism;

(b) where a Third Party Element forms part of an Interface Service (and is not otherwise within paragraph (a) above), to the extent that the cost of that Third Party Element has changed since 31st December, 1998 or changes after the date of this Agreement, the impact of that change in the cost of supplying or providing the Interface Service shall be passed through to the charge for the relevant Interface Service and the price payable under the relevant Interface Agreement shall vary accordingly;

(c) for the avoidance of doubt, references in paragraph (b) above to a Third Party Element shall include circumstances in which a member of the relevant Group acts as a buying or other agent in obtaining an Interface Service (or a part thereof) for itself or other members of its Group as well as for the party to whom the Interface Service is to be provided; and

(d) any agency, handling or similar fee payable as at 31st December, 1998 to another member of the same Group for the provision of buying or other agency services as referred to in paragraph (c) above shall remain fixed for the period from Closing to 31st December, 1999;

Termination Notice has the meaning given in sub-clause 15.7 below;

Third Party Element means that part or any Existing Service or Interface Service which is provided by or sourced from (directly or indirectly) a provider or supplier other than a member of the relevant Vendor's Group; and

Unresolved Interface Agreement means any Deferred Interface Agreement the final terms of which the parties have not agreed by Closing.

General

15.2.1 Each of ICI and HSCC shall, and shall procure that the members of their respective Groups shall, at their own expense, comply with the terms of this clause 15 and, at all times from the date of this Agreement, do all things as may be required to give effect to this clause and to all other agreements contemplated by this clause, including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.

15.2.2 Notwithstanding the fact that the Product Supply Agreement envisages only supplies of products or feedstocks by members of ICI's Group to members of the Purchaser's Group, those provisions in this clause which require Interface Agreements to be agreed by reference to the Product Supply Agreement shall apply.

15.2.3 At Closing ICI and HSCC shall procure that ICI Chemicals & Polymers Limited and the Designated Purchaser of the Property at North Tees Works enter into an agreement relating to repair of leaks at the Property at North Tees Works. The body of such agreement shall be in the form approved by ICI and HSCC prior to the date of this Agreement. The Schedule to such agreement shall be agreed between ICI and HSCC in accordance with the principles set out in the attachment to the approved form of such agreement. Any dispute shall be resolved in accordance with the dispute resolution provisions of this clause.

Interface Agreements

15.3 The parties agree that the Agreed Form Interface Agreements shall continue (in relation to the Co-operation Agreement and in relation to the contracts and side letters referred to in sub-clause 15.14(a)(i) and (ii)) or (in relation to the remaining Agreed Form Interface Agreements) shall be entered into at Closing, in each case subject to and in accordance with the terms of the Co-operation Agreement and/or this Agreement where applicable.

15.4   ICI and HSCC agree that:

(a) with effect from Closing, and subject to the remaining provisions of this clause, all Existing Services shall (except as provided in sub-clause
       15.3 and subject to the provisions of this clause which relate specifically to IT Services, NSC Companies and Property Services) continue as Interface Services except where the provision of an Interface Service cannot be provided after Closing by reason of law or applicable regulations and the parties will use their best endeavours to identify before Closing those Interface Services which cannot be so provided in order that replacement arrangements can be put in place with effect from Closing;

(b) from the date of this Agreement onwards, the parties will, and will procure that the members of the respective Groups will, subject to the recipient keeping that information confidential, make available to one another such personnel, books, records and information as any of them

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      reasonably require in order to carry out the provisions of this clause;
      and

(c) following signature of this Agreement they shall, and will procure that the members of their respective Groups shall:

         (i) use their best endeavours to identify and agree the nature and scope of those new arrangements (not being Existing Services) to be put in place from Closing between any member of their Retained Groups on the one hand and any member of the Purchaser's Group on the other hand which are reasonably required by a member of their respective Groups as a result of the separation of the ICI Business from ICI's Group or from the separation of the PO/MTBE Business from the HSCC Group or which is otherwise a result of the transactions contemplated by this Agreement and which they cannot reasonably be expected to obtain from another source (New Services); and

         (ii) in good faith negotiate, and use their best endeavours to agree before Closing, definitive documentation in respect of all Deferred Interface Agreements. To the extent that terms have already been agreed (as reflected in the Agreed Form Interface Agreements), those terms will constitute terms of the Interface Agreement for those products, utilities or services (as the case may be) and, to the extent only that terms have not been so agreed and/or remain to be completed, those terms (but only those terms) will be subject to the provisions of this clause which relate to Deferred Interface Agreements.

15.5 In relation to Unresolved Interface Agreements, ICI and HSCC agree that (subject to sub-clauses 15.6 and 15.7) the following shall apply:

(a) during the six months after Closing in relation to Major Interface Services and three months after Closing in respect of Minor Interface Services, ICI and HSCC shall continue to negotiate in good faith, and use their best endeavours to agree, definitive documentation in respect of all Unresolved Interface Agreements; and

(b) until agreement if any between the parties, the product, utility or service shall be supplied between members of the HSCC Group or members of ICI's Group (as the case may be) on the one hand and members of the Purchaser's Group on the other hand:

         (i) on the terms of the Product Supply Agreement (in relation to all products) or (in relation to the provision of utilities or services) on the terms of agreements which shall be negotiated in good faith, with both parties using their best endeavours to agree by Closing, on the basis that such agreements shall (excluding the terms particular to each individual product in their Schedules and elsewhere where they appear) be on substantially the same terms as the Product Supply Agreement save only:

              (A) where those terms cannot rationally be applied in the context of an agreement for the provision of that utility or service;
                  or

              (B) where additional terms would be normal in the context of a supply of the utilities or services which are to be the subject matter of such agreements; and

              (C) to incorporate provisions for the liability of the provider which do not call for replacement supplies but instead contain reasonable financial caps on the provider's liability; and

         (ii) (subject to the terms contained in the applicable agreement referred to in subparagraph (i)) (x) on the Same Terms in respect of the period up to and including 31st December, 1999 and (y) after 31st December, 1999 on the terms set out in paragraph (c) below;

(c) after 31st December, 1999 the price chargeable for the supply of any product, utility or service shall cease to be on the Same Terms. If by 30th September, 1999 ICI and HSCC have not agreed the price which shall apply to the relevant Interface Agreements with immediate effect after 31st December, 1999 for a period of 12 months (or, if shorter, the residue of the term of the relevant Interface Agreement), then ICI and HSCC shall continue to negotiate in good faith, and use their best endeavours to agree, the price on the basis that such price should be an arm's length open market price having regard to:

         (i)  the subject matter of the relevant Interface Service; and

         (ii) the volume, specification, service levels, quality, duration and other terms of the relevant Interface Service;

(d) if products, utilities or services are to continue being provided under an Interface Agreement after 31st December, 2000 or after 31st December, 2001 then if by 30th September in the year preceding each 31st December date ICI and HSCC have not agreed the price and other terms which shall apply to the relevant Interface Agreement with immediate effect after 31st December, 2000 (or 31st December, 2001 as the case may be) for a period of 12 months (or, if shorter, the residue of the term of the relevant Interface Agreement) then ICI and HSCC shall continue to negotiate in good faith, and use their best endeavours to agree, the price and those other terms on the basis that such price should be an arm's length open market price having regard to:

         (i)  the subject matter of the relevant Interface Service; and

         (ii) the volume, specification, service levels, quality, duration and other terms of the relevant Interface Service.

15.6 Save where a definitive Interface Agreement has been agreed or determined containing terms to the contrary:

(a) in the case of Major Interface Services the recipient of each product, utility or service shall use its best endeavours to find an alternative source of supply for the period after the date falling 24 months from Closing and if, notwithstanding its best endeavours to find an alternative source of supply, the recipient of a product, utility or service is unable to obtain (or is unable to obtain on open market price terms) that product, utility or service from another source for the period commencing on the date falling 24 months after Closing, that recipient may (by written notice served on the provider of that product, utility or service no earlier than 21 months after Closing and no later than 22 months after Closing) require an extension to the period of that supply of up to a further 12 months beyond the date which falls 24 months after Closing provided that (in the absence of express written agreement) in no circumstances shall the provider of that product, utility or service be obliged to continue providing that product, utility or service for more than 36 months from Closing; and

(b) in the case of Minor Interface Services the provisions of paragraph (a) shall apply save that:

         (i) references therein to 24 months shall be read as references to 12 months;

         (ii) references therein to 21 months and 22 months shall be read as references to 9 and 10 months respectively;

         (iii) references therein to 12 months shall be read as references to 6 months; and

         (iv) references therein to 36 months shall be read as references to 18 months.

15.7 Save where a definitive Interface Agreement has been agreed or determined containing terms to the contrary, each Major Interface Agreement shall continue for 24 months from Closing (or such longer period as may result from sub-clause 15.6) and each Minor Interface Agreement shall continue for 12 months from Closing (or such longer period as may result from sub-clause 15.6), unless terminated earlier in accordance with the remaining provisions of this sub-clause. Either HSCC or ICI may where it (or a member of its Group) is the recipient of the product, utility or service in question) at any time after Closing serve a written notice (a Termination Notice) on the other terminating, with effect from the date falling twelve months (in the case of Major Interface Services) and three months (in the case of Minor Interface Services) after service of such Termination Notice, the supply to it (or to the relevant member of its Group) of any product, utility or service which is the subject of that Unresolved Interface Agreement.

15.8 If there is a Disputed Matter (as defined below), the Disputed Matter shall be referred to the parties' respective senior management for resolution. If any such matter has not been resolved within 30 days after such referral either ICI or HSCC may refer the Disputed Matter to such independent expert as may be nominated by the Chairman for the time being of the Institute of Arbitrators in the UK, with the Chairman being required to have regard to the nature of the Disputed Matter when deciding on the qualifications of the Independent Expert. For the purposes of this sub-clause a Disputed Matter shall mean any dispute between the parties as to:

(a) what constitutes the Same Terms (if not agreed between the parties by the date falling six months after Closing in relation to Major Interface Services or three months after Closing in relation to Minor Interface Services);

(b) whether an Interface Service is a Major Interface Service or a Minor Interface Service (if not agreed by Closing);

(c) whether a recipient is unable to obtain (or is unable to obtain on open market terms) a product, utility or service for the purposes of sub-clause
      15.6 (if not agreed by the date falling 23 months after Closing in the case of a Major Interface Service or 11 months following Closing in the case of a Minor Interface Service);

(d) the price to apply to an Interface Agreement for the purposes of sub-clause 15.5(c) (if not agreed by 31st October, 1999) or for the purposes of sub-clause 15.5(d) (if not agreed by 31st October, 2000).

(e) the definitive form of any Agreed Form Interface Agreement (if not agreed between the parties by Closing); or

(f) the Terms applicable generally (meaning those terms other than details which are specific to a particular utility or service) to Interface Agreements for the provision of services or utilities (if not agreed by Closing).

15.9 If the Independent Expert delays or becomes unwilling or incapable of acting or if for any other reason the Chairman for the time being of the Institute of Arbitrators thinks fit he may discharge the Independent Expert and, in the absence of agreement between ICI and HSCC, appoint another in his or her place (and such replacement shall thereafter become the Independent Expert).

15.10 The Independent Expert shall act as an expert and not as an arbitrator and his or her decision shall (in the absence of manifest error) be final and binding on the parties. The Independent Expert shall give ICI and HSCC the opportunity of making written representations to him or her and he or she shall make a decision after taking into account such representations and the remaining provisions of this clause. The parties agree that the Independent Expert shall be given access to all such personnel, books, records and information as he or she may reasonably require.

15.11 The fees and expenses of the Independent Expert shall be borne by ICI and HSCC in equal shares unless the Independent Expert otherwise determines.

15.12 In agreeing and implementing the terms of any Interface Agreement the parties shall, and shall procure that the members of their respective Groups shall, act in such a way so that the recipient of any product, service or utility under an Interface Agreement shall be treated fairly and equitably in comparison with any other members of the provider's own Group who may receive the same product, service or utility.

Status of Schedule 5 and New Services

15.13 Without prejudice to the parties' rights in relation to Warranty 23, due to the time available and the need to preserve confidentiality to protect the ICI Business and the PO/MTBE Business, it is acknowledged that Schedule 5 has been prepared by ICI in an attempt to identify the Interface Services it believes will be required in relation to the ICI Business and the PO/MTBE Business. It is acknowledged that it does not contain a complete list of the Interface Services that will be required. ICI and HSCC agree that following signature of this Agreement each of them, and the members of their respective Groups, shall use their best endeavours in good faith to agree by Closing a list of the Interface Agreements that will be required.

15.14 Notwithstanding any other provision of this Agreement:

(a) the following contracts and/or side letters shall be treated as Agreed Form Interface Agreements for the purpose of this clause:

         (i) the contract dated 3rd July, 1997 between ICI (Paints Division) and Tioxide Group Limited for the supply of titanium dioxide (Document Q&A9.3.2) (the Paints Contract) and the first side letter between the said parties dated 29th March 1999 relating to the extension of the term of the Paints Contract (the First Amendment Letter) and the second side letter between the said parties dated 29th March 1999 relating to additional volumes (the Second Amendment Letter); and

         (ii) the contract dated 22nd March, 1999 between ICI Chemicals & Polymers Ltd (C&P) and TEL relating to Greatham waste disposal via C&P's site at Cowpen Bewley, Billingham (Document TEL 3.1/70) (the Cowpen Bewley Contract);

(b) the preceding provisions of this clause shall not apply to Property Services (for which the provisions contained in Schedule 17 shall apply exclusively to the subject matter of Property Services);

(c) the preceding provisions of this clause shall not apply to the provisions relating to the NSC Companies contained in clause 9 of this Agreement; and

(d) the preceding provisions of this clause shall not apply to IT Services for which, except as expressly stated in Schedule 20, the provisions of
      Schedule 20 shall apply exclusively to the subject matter of IT Services.

15.15 Nothing in this clause 15 shall require any change to any of the terms of HSCC/PO/MTBE Services if any consent to such change is required from any bank or other financiers under the terms or covenants (Covenants) in any Huntsman Petrochemical Corporation financing documents which are in place at the date of this Agreement and:

(a) where such Covenants exist HSCC shall (and shall procure that the relevant members of the HSCC Retained Group shall) promptly inform ICI and shall use its best endeavours to obtain that third party consent;

(b) if (notwithstanding HSCC having complied with its obligations under paragraph (a) above) the third party consent is not obtained then HSCC undertakes to ensure that:

         (i) any price increase in relation to HSCC/PO/MTBE Services shall be fair and reasonable having regard to market prices and conditions prevailing at that time;

         (ii) to the extent that the Covenants do not permit paragraph (i) to operate, HSCC will use its best endeavours to mitigate the effect on the Purchaser's Group of any price increases which are not fair and reasonable; and

         (iii) if the price payable by the relevant member of the Purchaser's Group is greater than that which it could obtain in the market at the relevant time, HSCC will (so far as it is able and if ICI so agrees) procure that the contract for such services is terminated at the next available opportunity in accordance with its terms;

(c) HSCC shall ensure that ICI (or to the extent that confidentiality restrictions prevent this, another person nominated by ICI to whom such information can be given) is provided promptly with evidence reasonably satisfactory to ICI of the requirement for such consent and of HSCC having complied with its obligations under paragraph (a) above;

(d) nothing in paragraph (b) shall require HSCC to do anything which would cause the Covenants to be breached.

Joint Venture Interests

16.1 Each Joint Venture Interest shall be transferred subject to and on the terms of the relevant Joint Venture Agreement.

16.2 Where any consent or agreement of any party to a Joint Venture Agreement (other than a member of ICI's Group) is required prior to the transfer of any Joint Venture Interest and such consent or agreement has not been obtained at or before Closing, the relevant Joint Venture Interest shall not be transferred to the Purchaser, notwithstanding Closing, until the consent or agreement has been obtained.

16.3 Where any party to a Joint Venture Agreement (other than a member of ICI's Group) is entitled to be offered or to elect to acquire all or any part of a Joint Venture Interest before that interest may be transferred directly or indirectly to a member of the Purchaser's Group (and has not waived that right) then, unless the procedures laid down by the relevant Joint Venture Agreement have been completed and the relevant offer period or periods have expired at or prior to Closing, such interest shall not be transferred, notwithstanding Closing, until the relevant procedures have been completed and the relevant offer periods have expired.

16.4 ICI agrees to procure that each Share Selling Company which is a party to a Joint Venture Agreement in relation to a Joint Venture Interest promptly seeks such consents from, and gives such notices to, the other parties to that agreement and complies with such other formalities as may be required under that agreement prior to any transfer of the relevant Joint Venture Interest to a member of the Purchaser's Group or to permit such transfer without giving any other person rights to acquire or to offer to acquire the Joint Venture Interest.

16.5 ICI shall, and shall procure that the relevant Share Selling Companies shall, use their respective reasonable endeavours to obtain any necessary consents and (if so requested in writing by the Purchaser in relation to any particular Joint Venture Interest) the release or waiver of any rights of pre-emption or other rights which would, if exercised, prevent the relevant Share Selling Company from transferring any Joint Venture Interest to a member of the Purchaser's Group. The Purchaser shall, and shall procure that all members of the Purchaser's Group shall, give such assistance and co-operation as may be reasonably required by any member of ICI's Group in seeking any such consent, release or waiver (including, without limitation,

(a) providing any other party to a Joint Venture Agreement with such financial and other information as it may reasonably require to enable it to decide whether to grant any such consent or agreement; and

(b) giving any assurance, undertaking or guarantee of any nature which any other party to a Joint Venture Agreement may reasonably require in respect of the obligations of the proposed transferee of any Joint Venture Interest); and

(c) entering into, or procuring that the relevant member of its Group enters into such deeds of adherence or novation or other equivalent agreements as may be required pursuant to the terms of the relevant Joint Venture Agreement in order for the Purchaser or the relevant member of its Group to become bound by any Joint Venture

      Agreement in place of the relevant Share Selling Company and to facilitate the transfer of any Joint Venture Interest,

provided that no member of ICI's Group or the Purchaser's Group shall be under any obligation to make any payment (in money or money's worth) to, or release any right against, any such party for the purpose of obtaining any such consent, release or waiver.

16.6 If, under the terms of any Joint Venture Agreement, any Share Selling Company would be obliged to offer its Joint Venture Interest (or any part thereof) to any person upon forming any intention or desire to dispose of that interest or upon entering into any agreement relating to the sale of that interest or upon giving any notice required under the terms of the Joint Venture Agreement in question, then the relevant Share Selling Company shall not be obliged to enter into any agreement, or to give any such notice or to take any other step which may be required under the terms of the relevant Joint Venture Agreement in relation to any transfer of that interest, until each of the Conditions and any relevant conditions in Schedule 15 have been satisfied or waived and, for the avoidance of doubt, for these purposes only the Vendor shall not be deemed to act as the agent of the relevant Share Selling Company in entering into this Agreement.

16.7  If:

(a) any party to a Joint Venture Agreement (other than a member of ICI's Group) exercises its rights to acquire all or any part of a Joint Venture Interest; or

(b) any consent or agreement which is required for the transfer of a Joint Venture Interest has not been obtained from another party to any Joint Venture Agreement (other than a member of ICI's Group) on or before the second anniversary of the Closing Date, then the relevant Joint Venture Interest shall thereupon be excluded from the sale contemplated by this Agreement and ICI shall promptly (and in any event within 15 Business Days of such exclusion) pay to the Purchaser a sum equal to the higher of (i) the value of such Joint Venture Interest as set out in
Schedule 6; or (ii) the Joint Venture Value of that Joint Venture Interest. The Joint Venture Value of a Joint Venture Interest shall be the sum resulting from the following calculation:

      a % x b

a  =  the percentage which the relevant Joint Venture Interest represents of the issued share capital of the company in which it is held; and b = the Fair Value of the company in which the relevant Joint Venture Interest is held, as agreed or determined in accordance with the provisions of paragraph 7 of Schedule 16 as if such company were a Delayed Company.

Any sum paid by ICI pursuant to this clause 16.7 shall be by way of adjustment to the consideration paid by the relevant transferee to the relevant Current Parent (as identified in column 1 of Part IV of Schedule 1) pursuant to Schedule 18 and/or clause 6.2.

16.8 The Purchaser agrees to indemnify each member of ICI's Group on demand on an after Tax basis (which may be made at any time after the transfer to the Purchaser's Group of the relevant Joint Venture Interest) in respect of any liability arising from actions taken by the relevant member of ICI's Group at the request of the Purchaser (and in accordance with the Purchaser's written instructions) in relation to any Joint Venture Interest or from liabilities necessarily incurred by such member of ICI's Group in order to comply with the terms of the Joint Venture Agreement or as required by law at any time after Closing and prior to the transfer of such Joint Venture Interest to a member of the Purchaser's Group, but not in relation to third party claims in respect of matters contemplated by this clause, and ICI agrees to procure that any distribution, return of capital or payment received from any Joint Venture Interest (net of Tax thereon) after Closing is paid or delivered to the Purchaser, or as it may direct, within five Business Days after the receipt of the same by any member of the ICI's Group (for the avoidance of doubt:

(a) ICI's obligation to procure any such payment or delivery shall cease in respect of any Joint Venture Interest immediately that Joint Venture Interest is excluded from the sale contemplated by this Agreement pursuant to clause 16.7 above, save that ICI shall be obliged to procure the payment to the Purchaser (net of Tax) of any such distribution, return of capital or payment received by any member of ICI's Group from any Joint Venture Interest after the date of exclusion of that Joint Venture Interest from the sale if that member's right to receive it accrues on or prior to the date of such exclusion; and

(b) the Purchaser's obligations to indemnify each member of ICI's Group under this clause 16.8 shall cease in respect of any Joint Venture Interest immediately that Joint Venture Interest is excluded from the sale contemplated by this Agreement pursuant to clause 16.7 above, save that
      (i) the Purchaser shall continue to be obliged to indemnify each member of ICI's Group in respect of any liability which is within the scope of the Purchaser's indemnity obligations under this clause

      16.8 and accrues prior to the date on which the relevant Joint Venture Interest is excluded from the sale and (ii) the Purchaser's obligation to indemnify each member of ICI's Group in respect of any liability arising from actions taken by the relevant member of ICI's Group at the request of the Purchaser shall subsist notwithstanding such exclusion).

16.9 The Purchaser shall use its reasonable endeavours to procure that each member of ICI's Group is released from all of its obligations and liabilities under each Joint Venture Agreement with effect from the time at which the relevant Joint Venture Interest is transferred to a member of the Purchaser's Group and shall perform or procure performance of all such obligations and indemnify each member of ICI's Group on an after Tax basis in respect of all such liabilities following such transfer pending such release. At such time, the Vendor shall procure that the relevant Share Selling Companies assign their rights under the relevant Joint Venture Agreements, to the extent that it is necessary to do so, to vest those rights in a member of the Purchaser's Group.

16.10 Pending completion of the acquisition of any Joint Venture Interest by any member of the Purchaser's Group, the relevant Share Selling Company or Company shall comply with all reasonable requests of the Purchaser (including reasonable requests for information) in relation to such Joint Venture Interest to the extent that it is able to do so in compliance with all applicable laws and regulations and to the extent that such information is not confidential to the relevant Share Selling Company or disclosure of such information is not prohibited by any law, applicable shareholders' agreement, by-laws or other similar document and (i) the relevant Share Selling Company shall comply in all material respects with the provisions of the relevant Joint Venture Agreement; and (ii) the relevant Share Selling Company shall enter into such arrangements as the Purchaser may reasonably request in order to give to the Purchaser the economic benefit and all rights of control which arise from the holding of the Joint Venture Interest and from being a party to the Joint Venture Agreement (including, without limitation, executing a trust in favour of the Purchaser or a person nominated by the Purchaser in relation to such Joint Venture Interest or such Joint Venture Agreement or any benefit arising thereunder).

16.11 If, with the consent of the Purchaser prior to Closing (or the relevant Delayed Closing Date), any member or members of ICI's Group shall acquire any further shares in any company in which a Share Selling Company holds a Joint Venture Interest, then the Purchaser shall be obliged to purchase all the shares in such company at the same time as that Joint Venture Interest and the price in respect of such aggregate increased shareholding shall be the aggregate of the Initial Consideration for that Joint Venture Interest (as adjusted pursuant to clause 3) plus the amount paid by the relevant members of ICI's Group for such additional shares.

16.12 If, under any Joint Venture Agreement relating to a Joint Venture Interest, any part of the ICI Business which has been fully and effectively transferred to the Purchaser or any member of the Purchaser's Group is obliged to provide any technical assistance or other services to the company in which the relevant Joint Venture Interest is held, then the Purchaser shall provide or shall procure that such technical assistance or other services are provided to the relevant company from the Closing Date (or, as applicable, the relevant Delayed Closing Date).

16.13 On the Delayed Closing Date in respect of any transfer of any Joint Venture Interest, completion of the sale of the Joint Venture Interest shall take place in accordance with clause 6 (and the provisions of clause 6 shall apply to such completion as if the Delayed Closing Date were the Closing Date).

16.14 To the extent that any member of ICI's Group is obliged under this Agreement to procure that any act is done by a company in which it holds a Joint Venture Interest, the relevant member of the Vendor's Group shall be obliged to take such action only to the extent that it is permitted to do so under the terms of any relevant Joint Venture Agreement.

16.15 Notwithstanding any other provision of this Agreement, where the Purchaser is obliged under this Agreement to procure that any Controlled Joint Venture or Non-Controlled Joint Venture does any thing (including where the Purchaser undertakes to procure that any Company does any thing) or that anything is done in relation to such Controlled Joint Venture or Non-Controlled Joint Venture, such undertaking shall be limited to such things as the Purchaser is able to do by exercising its powers of control over the relevant Controlled Joint Venture or Non-Controlled Joint Venture taking account of any restrictions in the Joint Venture Agreement.

Insurance

17.1 Each Vendor (on behalf of itself and each of the Share Selling Companies and Business Vendors) shall use all reasonable endeavours to procure that the interests of the Purchaser in the ICI Business and the PO/MTBE Business are, where necessary to secure the benefit of the cover and if permitted to do so by the terms of the relevant policy, noted on all policies of insurance maintained by them in respect thereof from the date of this Agreement until (and including) the Closing Date. Each Vendor shall keep the Purchaser informed in a reasonable and timely manner about the status of any such policies and the extent to which the interests of the Purchaser have been noted.

17.2 Subject to clause 17.1, the Purchaser acknowledges and agrees (on behalf of itself and each member of the Purchaser's Group) that upon Closing all insurance cover provided in relation to the ICI Business pursuant to policies maintained by ICI's Group (whether such policies are maintained with third party insurers or with other members of that Vendor's Group) shall cease and that no further liability shall arise under such policies provided however that (subject to the terms of any relevant policy):

(a) the foregoing is without prejudice to any insurance claims which the Companies or the Business Vendors (in relation to the ICI Business or the PO/MTBE Business) may have made to insurers prior to Closing (and in relation to any claim other than third party liability and product liability claims, which shall be paid directly by the insurer to third parties, such Companies or Business Vendors shall account to the Purchaser for any proceeds to the extent that any receivables for such claims are included in the Closing Working Capital); and

(b) such insurance cover shall continue in respect of matters occurring prior to Closing in accordance with the terms of the relevant policy provided that (and the Purchaser agrees that) the deductibles for each claim in relation to such cover shall be $5 million on property damage and business interruption, $3 million on North American liability (including products liability) and zero on the rest of the world liability provided also that the relevant claim is notified to the relevant insurer within 60 days of Closing.

The Purchaser agrees to procure that each member of the Purchaser's Group shall not after Closing bring any claim under such insurance cover in respect of matters occurring prior to Closing except for claims notified to the relevant insurer within 60 days of Closing (Notified Claims).

The Purchaser shall procure insurance coverage for claims incurred but not reported to the relevant insurers prior to Closing, other than Notified Claims.

HSCC undertakes to the Purchaser that if any member of the Purchaser's Group is subject to an insurance programme to which an entity or entities in HSCC's Group (outside the Purchaser's Group) are also subject, HSCC shall reinstate the policies and their limits. If any additional premium becomes payable where any members of the Purchaser's Group or HSCC's Group exhaust the limits of such insurance programmes pursuant to such reinstatement: (a) HSCC shall bear the additional premium in the proportion which the aggregate claims of the HSCC Group in the period in which the limits were exhausted bears to the aggregate claims of the Purchaser's Group and HSCC's Group in such period; and (b) the Purchaser shall bear the additional premium in the proportion which the aggregate claims of the Purchaser's Group in the period in which the limits were exhausted bears to the aggregate claims of the Purchaser's Group and the HSCC Group in such period.

The Purchaser undertakes to procure that the interests of the Vendor's Group shall be noted on all relevant insurance policies relating to either or both of the ICI Business and the PO/MTBE Business.

Post Closing Undertakings

18.1 ICI undertakes to the Purchaser for itself and as trustee (for each member of the Purchaser's Group) that it will:

(a) use all reasonable endeavours to obtain, as soon as reasonably practicable after Closing (or, as the case may be, Delayed Closing) and in any event within one (1) month afterwards, the release of each of the Companies and of any entity in which a Joint Venture Interest is held from any Intra Group Guarantees to which it is a party and, pending such release, to indemnify each such Company or entity on an after Tax basis against all amounts paid by it to any person pursuant to any such Intra Group Guarantee in respect of any liability of any member of ICI's Retained Group (and all Costs incurred in connection with such liability) whether arising before or after Closing; and

(b) procure the repayment in the ordinary and usual course of business by the members of its Retained Group of all Intra Group Trading Indebtedness owed as at Closing.

18.2 The Purchaser undertakes to ICI (for itself and as trustee for each other member of its Retained Group) that it will:

(a) use all reasonable endeavours to obtain, as soon as is reasonably practicable after Closing (or, as the case may be, Delayed Closing) and in any event within one (1) month afterwards, the release of each member of ICI's Retained Group from any Intra Group Guarantees to which it is a party and, pending such release, to indemnify the relevant member on an after Tax basis against all amounts paid by it to any third party pursuant to any such Intra Group Guarantee in respect of any liability of any of the Companies or of any entity in which a Joint

     Venture Interest is held (and all Costs incurred in connection with such liability) whether arising before or after Closing;

(b)  procure that:

         (i) as soon as reasonably practicable after Closing and, in any event within 12 months afterwards, the Purchaser's Group shall cease in any manner whatsoever to use or display the ICI Roundel;

         (ii) each member of the Purchaser's Group shall cease all use of the ICI name and trade mark and shall take all necessary steps to change its company name to a name not including the ICI name or any confusingly similar name after the Closing Date in accordance with the provisions of clause 9 of the ICI Trade Mark Licence; and

         (iii) each member of the Purchaser's Group in any event complies with the terms of the ICI Trade Mark Licence; and

(c) procure the repayment in the ordinary and usual course of business by the Companies of all Intra Group Trading Indebtedness (except for Intra Group Trading Indebtedness owed by Louisiana Pigment Company L.P) owed as at Closing.

18.3 After Closing (or, as the case may be, the relevant Delayed Closing Date), each Vendor shall and shall procure that each relevant member of its Retained Group shall, and the Purchaser shall and shall procure that each relevant member of the Purchaser's Group shall from time to time, do, execute and deliver, (in each case at its own cost) at the reasonable request of the other party and in a form which is reasonably satisfactory to the other party, all such further acts, deeds, documents, instruments of assignment and transfer as may be necessary to complete the sale and purchase of the Sale Shares, the Local Businesses and the Business IPR in accordance with the terms of this Agreement and otherwise to give effect to the terms of this Agreement and to secure to the parties the full benefit of the rights, powers and remedies conferred upon the parties in this Agreement.

18.4 The Purchaser shall, and it shall procure that each member of its Group shall, provide ICI at ICI's cost excluding any costs of management time spent with such information and the services of such relevant employees as it reasonably requests and as is necessary for the purposes of preparing business accounts in respect of the period up to the Closing Date in accordance with ICI's reporting requirements and timetable and all other assistance as ICI shall reasonably require for those purposes.

18.5 For a period of ten (10) years after Closing, the Purchaser shall and shall procure that each member of the Purchaser's Group shall give each Vendor, the Business Vendors and ICI's Accountants reasonable access at all reasonable times, and provide copies of, all books and records delivered to the Purchaser on or after Closing relating to the ICI Business or, as the case may be, the PO/MTBE Business in their respective possession or control as are reasonably required for the purposes of drawing up the accounts of the Business Vendors and any other purposes including Tax matters, and the Purchaser shall procure that none of such books, records or files is destroyed or disposed of without the prior written consent of the relevant Vendor.

ICI shall, and shall procure that each member of the Group shall, provide the Purchaser (at the Purchaser's cost, excluding any costs of management time spent) with such information and the services of such relevant employees as it reasonably requests and as is necessary for the purposes of preparing business accounts in respect of the period of two years from the Closing Date in accordance with the Purchaser's reporting requirements and timetable and all other assistance as the Purchaser shall reasonably require for those purposes.

18.6 HSCC shall assign to HIC all of its rights under the consolidation agreement dated 21 March 1997 (the Consolidation Agreement). If HSCC's rights under the Consolidation Agreement are not assigned to HIC, or if such rights are assigned but Huntsman Petrochemical Corporation ceases at any time to credit to HIC an annual amount of $12 million as a consolidation fee credit pursuant to that agreement, HSCC shall either pay or, at its option, procure that Huntsman Petrochemical Corporation pays, the sum of $12 million to HIC annually through 15 April 2008.

18.7 Other than a claim under the Environmental Covenant (to which Schedule 14 and/or Schedule 14A shall apply), the Purchaser acknowledges and agrees that it shall, and shall procure that any member of the Purchaser's Group shall, provide each Vendor's Group, from time to time (at the cost of such Vendor's Group), with all cooperation and assistance as may be reasonably requested by the relevant Vendor or any member of its Group in connection with its Group's review, investigation or defence of any matter in relation to third party claims, proceedings or litigation (whether pending or threatened) involving that Vendor or any member of its Group. The obligations of the Purchaser shall be subject to the qualification that it shall not be required to render any co-operation or assistance which in its reasonable opinion would or would be likely to prejudice the interests of the Purchaser or any member of its Group.

18.8 Notwithstanding any other provision of this Agreement, the Vendor and other members of the Vendor's Group shall be entitled to retain originals or copies of all files, books, personnel, and records relating to litigation existing at Closing, whether or not currently in their possession.

18.9 If in consequence of a mistake any property rights or liabilities of either Vendor or any Business Vendor are transferred contrary to the terms of this Agreement to the Purchaser or a member of the Purchaser's Group then the Purchaser and, if applicable, the relevant Vendor or Business Vendor shall execute such documents and take such other steps as may be reasonably requested by the other party to remedy the mistake.

18.10 ICI acknowledges that certain of the Business IP Licences relating to the ICI Business provide for licences of the "ICI" and ICI Roundel trade marks and agrees to grant to the Purchaser such rights in these marks as are necessary for the purposes of fulfilling the Purchaser's obligations under such licences for the term of such licences, provided always that the Purchaser agrees to use its reasonable endeavours within a reasonable period to agree amendments to such licences such that the "ICI", "ICI Roundel" and ICI Roundel trade marks cease to be the subject of such licences.

18.11 In the event that the Purchaser or any member of the Purchaser's Group incurs any Texaco Environmental Losses, HSCC shall, to the extent permitted under Section 10.4(c) of the Texaco Purchase Agreement, assign to the Purchaser or such member of the Purchaser's Group all of HSCC's rights under Part 6 of the Texaco Purchase Agreement in respect of such Texaco Environmental Losses.

18.12 Each of HSCC and the Purchaser or any such member of the Purchaser's Group agrees to co-operate with the other in connection with the pursuit by either party of any indemnity from Texaco under Part 6 of the Texaco Purchase Agreement with respect to any Texaco Environmental Losses or potential or threatened Texaco Environmental Losses; provided, however, that notwithstanding the foregoing, nothing contained herein shall require the Purchaser or any such member of the Purchaser's Group to perform or assume any of HSCC's liabilities under Section 6.3 of the Texaco Purchase Agreement.

18.13 HSCC has disclosed to ICI that HSCC is a party to a continuing agreement dated March 21, 1997 with a third party relating to the supply of propylene oxide (the POS Agreement). For reasons of confidentiality HSCC has not disclosed the terms and conditions of the POS Agreement (other than clause 25) to ICI which has not been able to assess the risks and liabilities associated with the POS Agreement and therefore without prejudice to the right of the Purchaser or any member of the Purchaser's Group under any other provisions of this Agreement, HSCC undertakes to indemnify and to keep indemnified on an after Tax basis the Purchaser for itself and as agent for each member of the Purchaser's Group (including, after Closing, the Companies) against all Costs incurred, made or suffered by the Purchaser or any member of the Purchaser's Group (including, after Closing, the Companies) to the extent that such Costs arise from termination of the POS Agreement by this third party because of any violation of the terms of the POS Agreement, including without limitation clause 25 thereof, resulting from the assignment of the POS Agreement to the Purchaser.

18.14 If, at any time after Closing, it is necessary for the Purchaser or any Designated Purchaser to prove its entitlement to the benefit of a debt the benefit of which is assigned to it under or pursuant to this Agreement, then at the request of any party the relevant Vendor and the Purchaser shall execute, or shall procure that the relevant members of their respective Groups shall execute, a separate document to provide for the assignment of that debt on terms consistent with this Agreement.

Domain Names

19.1 ICI shall take all reasonable steps to transfer any domain name registrations in the name of any member of its Retained Group which Relate to the ICI Business into the name of the Purchaser or its nominee and agrees that the Purchaser or its nominee shall take over operation of the relevant web sites, in each case as soon as practicable after the Closing Date.

19.2 In respect of any domain name transferred pursuant to clause 19.1, the Purchaser shall as soon as reasonably practicable change the name or cancel the name as necessary so as to remove any and all references to the "ICI" name.

19.3 HSCC shall take all reasonable steps to transfer any domain name registrations in the name of any member of its Retained Group which Relate to the PO/MTBE Business into the name of the Purchaser or its nominee and agrees that Purchaser or its nominee shall take over operation of the relevant web sites, in each case as soon as practicable after the Closing Date.

Costs

20.1 Subject to clauses 20.2 and 20.3 and save as otherwise provided in this Agreement, each party shall pay (on behalf of itself and members of its Group) any costs and expenses (including without limitation, and save as otherwise provided in this Agreement, any stamp or other documentary or transaction duties and any other transfer taxes) incurred by it or by any member of its Group in connection with the negotiation, preparation, completion and implementation of the transactions contemplated by this Agreement and each of the agreements referred to herein.

20.2 The costs incurred prior to the date of this Agreement in instructing lawyers in relevant jurisdictions (other than England and Wales, the USA, Belgium, the Netherlands and France) in connection with the transactions contemplated by this agreement shall be borne by the Purchaser. If this Agreement terminates or is terminated (save for the survival of certain specified clauses including this clause) the following costs and expenses shall be shared equally between ICI and HSCC:

(a) fees payable to the lenders under the Senior Credit Agreement or the Senior Subordinated Credit Agreement;

(b) out-of-pocket expenses and legal fees of the lenders under the Senior Credit Agreement or the Senior Subordinated Credit Agreement as agreed pursuant to the terms of such agreements;

(c) all obligations derived from currency and interest rate hedging instruments entered into in the normal course of business as agreed by ICI and HSCC.

20.3 The costs (excluding, for the avoidance of doubt, any stamp or other documentary or transaction duties and any other transfer taxes) incurred by any party in implementing the steps set out in Schedule 4 and 18 shall be borne by the parties as set out below:

(a)   Schedule 4

--------------------------------------------------------------------------------
Paragraph                                Party who shall bear costs
--------------------------------------------------------------------------------
1                                        HSCC
--------------------------------------------------------------------------------
2                                        ICI
--------------------------------------------------------------------------------
2A                                       Equity Investors
--------------------------------------------------------------------------------
3                                        n/a
--------------------------------------------------------------------------------
4                                        Each party shall bear its own costs
--------------------------------------------------------------------------------
5                                        the Purchaser
--------------------------------------------------------------------------------
5A & 6A                                  HSCC
--------------------------------------------------------------------------------
6                                        the Purchaser
--------------------------------------------------------------------------------
7-10 (inclusive)                         the Purchaser
--------------------------------------------------------------------------------
11-22 (inclusive)                        Each party shall bear its own costs
--------------------------------------------------------------------------------
23-49 (inclusive)                        the Purchaser
--------------------------------------------------------------------------------
50                                       ICI
--------------------------------------------------------------------------------
51                                       the  Purchaser
--------------------------------------------------------------------------------
52                                       the Purchaser
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
53                                       the Purchaser
--------------------------------------------------------------------------------
54                                       ICI
--------------------------------------------------------------------------------

(b)   Schedule 18

--------------------------------------------------------------------------------
Paragraph                                Party who shall bear costs
--------------------------------------------------------------------------------
1(a)                                     ICI
--------------------------------------------------------------------------------
1(b), (c), (d), (e), (ee), (f), (g)      the Purchaser
--------------------------------------------------------------------------------
2(a)-(d) (inclusive)                     ICI
--------------------------------------------------------------------------------
2(e) and (f)                             the Purchaser
--------------------------------------------------------------------------------
3(a)-(m)                                 ICI
--------------------------------------------------------------------------------
3(n)                                     the Purchaser
--------------------------------------------------------------------------------
4                                        Each party shall bear its own costs
--------------------------------------------------------------------------------
5 & 6                                    Each party shall bear its own costs
--------------------------------------------------------------------------------
7                                        the Purchaser
--------------------------------------------------------------------------------
8                                        Purchaser (save as otherwise expressly
                                         provided in paragraph 8 of Schedule 18)
--------------------------------------------------------------------------------
9                                        Purchaser
--------------------------------------------------------------------------------
10                                       Purchaser
--------------------------------------------------------------------------------
11                                       Purchaser
--------------------------------------------------------------------------------
12                                       Purchaser
--------------------------------------------------------------------------------
13                                       ICI
--------------------------------------------------------------------------------

20.4 If either Vendor or any member of its Group incurs any expenditure which is to be borne by the Purchaser under the terms of this Agreement, then the parties shall procure that, as soon as reasonably practicable after Closing, the Purchaser shall reimburse the relevant members of their respective Groups for the costs and expenses so incurred.

20.5 The Purchaser shall pay all costs and expenses (including, without limitation, any stamp or other documentary or transaction duties and other transfer taxes) resulting from the transfer to it of the Business IPR, save for any incremental costs and expenses which are incurred by the Purchaser or any other member of the Purchaser's Group as a result of any of the Registered Rights not having been registered in the name of the correct registered proprietor or applicant within the relevant Vendor's Retained Group as at Closing, which incremental costs shall promptly be reimbursed to the Purchaser by the relevant Vendor.

Performance by Group Members

21.1 Each party shall procure (in respect of any member of its Group which is not wholly-owned, only insofar as it is able) that the members of its Group perform:

(a) all obligations under this Agreement which are expressed to relate to members of its respective Group; and

(b) all obligations under any agreement entered into by any member of its Group pursuant to this Agreement (including, without limitation, all of the Transaction Agreements).

The liability of a party under this clause 21 shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of or granting of time or other indulgence to any member of its Group or any third party or any other act, event or omission which but for this clause would operate to impair or discharge the liability of such party under this clause 21.

21.2 ICI Polyurethanes (Asia Pacific) Pte Ltd is party to a letter agreement dated 8 December 1998, a copy of which is contained in the Data Room at Reference FS6/30/3. The Purchaser undertakes to ICI that it shall be bound by the terms of the said letter agreement and ICI hereby agrees that it shall provide the Purchaser with all reasonable assistance in implementing such letter agreement.

Announcements

22.1 From the date of this Agreement until Closing or termination of this agreement no formal public announcement or press release in connection with the signature or subject matter of this Agreement shall (subject to clause 22.2) be made or issued by or on behalf of any party or any member of its Group upon the signing of this Agreement or at any time between the date hereof and Closing (or such other date, if any, upon which this Agreement terminates in accordance with clause 4) without the prior written approval of the other parties (such approval not to be unreasonably withheld or delayed).

22.2 If a party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority, the relevant party shall give the other parties every reasonable opportunity to comment on any announcement or release before it is made or issued (provided that this shall not have the effect of preventing the party making the announcement or release from complying with its legal and/or stock exchange obligations).

22.3 No formal public announcement or press release in relation to the termination of this Agreement shall be made or issued by or on behalf of any party or any member of its Group save that ICI may make such announcement as is required by applicable law and regulations containing the minimum amount of information necessary to comply with the relevant requirements. HSCC may make an announcement in relation to such termination provided that it contains only the issues addressed in ICI's announcement to a level of detail which is consistent with that in ICI's announcement. ICI and HSCC shall each give the other every reasonable opportunity to comment on the respective announcement referred to above (provided that this could not have the effect of preventing ICI from complying with its obligations under applicable law and regulations).

Restrictions on the vendors

23.1(A) ICI undertakes to the Purchaser that it shall not, and shall procure that each other member of its Retained Group shall not, for a period of five years from the date hereof, carry on or be engaged in or control any business which competes directly or indirectly with the ICI Business and/or the PO/MTBE Business as conducted immediately prior to Closing in the countries in which either of the ICI Business or the PO/MTBE Business, respectively, is carried on at Closing.

23.1(B) If, at any time on or after the expiry of three years after Closing, there ceases to be any member of ICI's Group holding, directly or indirectly, any shareholding or other membership interest (other than Class A Shares issued by a Subsidiary of the Purchaser as referred to in paragraph 1 of Schedule 18) (membership interest) in the Purchaser or any member of the Purchaser's Group or any holding company of the Purchaser, the undertaking set out in clause 23.1(A) above shall terminate and, in replacement therefor, ICI undertakes to the Purchaser that it shall not, and shall procure that each other member of its Retained Group shall not, until the expiry of two years after it ceases to hold, directly or indirectly, such membership interest, carry on or be engaged in or control any business which competes directly or indirectly with the ICI Business and/or the PO/MTBE Business as conducted at the time there ceases to be any member of ICI's Group holding, directly or indirectly, such membership interest, in the countries in which either of the ICI Business or the PO/MTBE Business, respectively, is carried on at such time.

23.1(C) Nothing in clause 23.1(A) or (B) shall prevent any member of ICI's Group from:

(a) carrying on or being engaged in or economically interested in any business, (not being part of the ICI Business), which, in the case of clause 23.1(A), at the time of Closing or, in the case of clause 23.1(B), at the time ICI ceases to hold, directly or indirectly, a membership interest in the Purchaser or any member of the Purchaser's Group or any holding company of the Purchaser, it carries on or is engaged in or economically interested in or any reasonable extension or development thereof. For the avoidance of doubt, it is agreed that neither the manufacture nor the sale of Isocyanates is a reasonable extension or development of any business which any member of ICI's Group currently carries on or is engaged in or economically interested in; provided however that, nothing contained in this clause 23 shall operate to prevent any member of ICI's Group from continuing to purchase Isocyanates for formulation by ICI's Group into systems sold by ICI's Group within the fields of coatings, adhesives, sealants, encapsulants and paper. For the purposes of this clause 23, Isocyanates means those isocyanates described in subparagraphs (iv) to
     (vii) of the definition of "Polyurethanes Business" together with hexamethylenediisocyanate and isophoronediisocyanate;

(b) carrying on or being engaged in or economically interested in any business of a like nature to the whole or any part of the Polyurethanes Business, the Relevant Petrochemicals Business, the Tioxide Business or the PO/MTBE Business after such time as the Purchaser has ceased and indicated an intention permanently to cease carrying on or being engaged or economically interested in a substantial part of the relevant one of such businesses, as the case may be, provided that this sub-clause (b) shall only apply if the part of the relevant one of such businesses, as the case may be, to be continued by the Purchaser is insignificant in the context of the relevant one of such businesses taken as a whole;

(c) being the holder of shares (conferring not more than 5 per cent. of the votes which would normally be cast at a general meeting of that company) or debentures or other securities listed, quoted or dealt in on any securities or investment exchange or quotation system of a company which is engaged in any business of a like nature to the whole or any part of the businesses referred to in clause 23.1(A) or clause 23.1(B);

(d) acquiring by acquisition or merger the whole or any part of a business that includes activities the carrying on of which would otherwise amount to a breach of the undertakings contained in clause 23.1(A) and clause 23.1(B) if the turnover of such activities does not exceed the greater of $150 million per annum or 15 per cent. of the aggregate turnover of the business concerned;

(e) throughout the period during which ICI retains any interest in the Olefins Manufacturing Business, carrying on the Olefins Manufacturing Business in accordance with the Olefins Agreements (as defined in the Co-operation Agreement) and the Co-operation Agreement, provided that, on any disposal of its interest in the Olefins Manufacturing Business, the undertakings in clause 23.1(A) and clause 23.1(B) shall, after such disposal, apply in accordance with the entirety of this clause 23;

(f) continuing to hold interests in businesses to which clause 16 or Schedule 16 apply.

23.2(A) HSCC undertakes to the Purchaser that it shall not, and shall procure that each other member of its Retained Group shall not, for a period of five years from the Closing Date or until the date on which ICI ceases to hold, directly or indirectly, any membership interest in the Purchaser, whichever shall be the earlier, carry on or be engaged in or control any business which competes directly or indirectly with the ICI Business and/or the PO/MTBE Business as conducted immediately prior to Closing in the countries in which either of the ICI Business or the PO/MTBE Business, respectively, is carried on at Closing.

23.2(B) Nothing in sub-clause (A) shall prevent any member of the HSCC Group from:

(a) carrying on or being engaged in or economically interested in any business, (not being part of the PO/MTBE Business), which at Closing it carries on or is engaged in or economically interested in or any reasonable extension or development thereof;

(b) carrying on or being engaged in or economically interested in any business of a like nature to the whole or any party of the Polyurethanes Business, the Relevant Petrochemicals Business, the Tioxide Business or the PO/MTBE Business after such time as the Purchaser ceased and indicated an intention permanently to cease carrying on or being engaged or economically interested in a substantial part of the relevant one of such businesses, as the case may be, provided that this sub-clause (b) shall only apply if the part of the relevant one of such businesses, as the case may be, to be continued by the Purchaser is insignificant in the context of the relevant one of such businesses taken as a whole;

(c) being the holder of shares (conferring not more than 5 per cent. of the votes which would normally be cast at a general meeting of that company) or debentures or other securities listed, quoted or dealt in on any securities or investment exchange or quotation system of a company which is engaged in any business of a like nature to the whole or any part of the businesses referred to in clause 23.2(A);

(d) acquiring by acquisition or merger the whole or any part of a business that includes activities the carrying on of which would otherwise amount to a breach of the undertaking contained in clause 23.2(A) if the turnover of such activities does not exceed the greater of $150 million per annum or 15 per cent. of the aggregate turnover of the business concerned;

(e) continuing to hold interests in businesses to which clause 16 or Schedule 16 apply.

23.3 Each Vendor undertakes that it shall not, and shall procure that each other member of its Group shall not for as long as it remains such a member, directly or indirectly, and for one year thereafter, solicit or entice away from any member of the Purchaser's Group any Senior Employee or persuade any such Senior Employee to leave the employment of any member of the Purchaser's Group except that this shall not prevent any member of either Retained Group from offering employment to:

(a) any Senior Employee whose employment with the relevant member of the Purchaser's Group has then ceased or who has given (or received) notice terminating such employment; and

(b) any Senior Employee who responds to any public recruitment advertisement placed by or on behalf of that member.

23.4 ICI shall not and shall procure that no member of its Retained Group shall do or authorise any other person to use any trade mark, trade name or business name which Relates to the ICI Business as at the Closing Date in a manner which is likely to cause confusion.

23.5 HSCC shall not and shall procure that no member of its Retained Group shall do or authorise any other person to use any trade mark, trade name or business name which Relates to the PO/MTBE Business as at the Closing Date in a manner which is likely to cause confusion.

23.6 HSCC shall not and shall procure that no member of its Retained Group shall use or disclose (or authorise any person to use or disclose) within the period of 5 years after Closing any of the confidential customer lists, sales, marketing and promotional literature, business plans and forecasts comprised in the Business Information to the extent that the same are used exclusively in the PO/MTBE Business as at Closing.

23.7 ICI undertakes to the Purchaser that it shall not, and shall procure that no member of its Retained Group shall, use or disclose (or authorise any person to use or disclose) within the period of 5 years after Closing or, if longer, until the date which is two years after there ceases to be any member of ICI's Group holding, directly or indirectly, any shareholding or other membership interests (other than Class A Shares issued by a Subsidiary of the Purchaser, as referred to in clause 1 of Schedule 18) in the Purchaser or any member of the Purchaser's Group or any holding company of the Purchaser, any of the confidential customer lists, sales, marketing and promotional literature, business plans and forecasts comprised in the Business Information to the extent that the same are used exclusively in the ICI Business as carried on at Closing.

23.8 The obligations in clauses 23.6 and 23.7 shall not apply to any information which: (i) is already part of the public domain; or (ii) after the Closing Date becomes part of the public domain otherwise than as a result of a breach of clause 23.6 or 23.7; or (iii) is independently developed by the relevant party or lawfully acquired by the relevant party from a third party.

23.9 Each undertaking contained in this clause shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind each Vendor.

Entire Agreement

24.1 This Agreement, the Ancillary Agreements, the Confidentiality Agreements, the Disclosure Letters and all other contracts, agreements and arrangements to be entered into pursuant to the terms of this Agreement (together the Relevant Agreements) together constitute the whole and only agreement between the parties relating to the sale and purchase of the ICI Business and the PO/MTBE Business and any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto are superseded and extinguished.

24.2 Each party acknowledges and agrees (for itself and on behalf of each other member of its Group) with each other party (for itself and as agent for each other member of its Group and for any of its or their respective Related Persons) that:

(a) it does not rely on and has not been induced to enter into this Agreement or any other Relevant Agreement the basis of any assurance, representation or warranty (express or implied) made or given by or on behalf of any member of either of the other two parties' Groups or any of their respective Related Persons (save as may be expressly agreed with the relevant Related Person) other than those expressly set out in this Agreement or in such other Relevant Agreement or document expressly referred to herein or, to the extent that it has so relied and/or been so induced, it has (in the absence of fraud) no rights or remedies in relation thereto and shall make no claim in relation thereto against such parties;

(b) no member of either of the other two parties' Groups, or any of their respective Related Persons, owes any duty of care to any member of that party's Group other than those expressly set out in this Agreement or any other Relevant Agreement; and

(c) any warranty or other rights which may be implied by law in any jurisdiction in relation to the sale of the Sale Shares, the Local Businesses the Business IPR in such jurisdiction shall be excluded or, if incapable of exclusion, irrevocably waived and it agrees to indemnify each member of either of the other two parties' Groups and their respective Related Persons in respect of any Costs arising or incurred as a result of claims under any such implied warranties and other rights by that party or any other member of its Group or their respective successors in title (in the case of the Purchaser, including without limitation any providers of finance to the Purchaser).

24.3 This clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation by a party or any of its Related Persons or where it is otherwise unlawful to do so.

24.4 The parties hereby agree that the provisions of this Agreement shall prevail over the terms of any local sale agreement in any jurisdiction and that any terms of any such local sale agreement which are adverse to the position of any party or member of its Group pursuant to this Agreement shall not be given effect as between the parties to this Agreement and shall not operate to reduce or increase in any way the Purchaser's rights or obligations hereunder or to reduce or increase either Vendor's rights or obligations hereunder (or the rights or obligations of any member of their respective Groups).

Variation

25.1 No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

25.2 Any variation prior to Closing which would have a material adverse impact on the position of the providers of finance under the Financing Agreements (in relation to their rights and obligations thereunder) shall only be made with the prior consent of Bankers Trust Company and Goldman Sachs Credit Partners L.P.

Assignment

26.1 No party shall be entitled to assign the benefit of any provision of this Agreement without the prior written approval of the other party except that:

(a) the Purchaser may, upon giving written notice to each party, assign the benefit of this Agreement in whole or in part (subject, for the avoidance of doubt, to all limitations contained herein including, without limitation, limitations on claims under the Warranties) to one or more members of the Purchaser's Group (a Permitted Assignee) subject to the condition that if such Permitted Assignee shall subsequently cease to be a member of the Purchaser's Group, the Purchaser shall procure that prior to its ceasing to be a member of the Purchaser's Group the Permitted Assignee shall assign so much of the benefit of this Agreement as has been assigned to it to the Purchaser or (upon giving further written notice to the Vendors) to another member of the Purchaser's Group;

(b) the Purchaser may, upon giving written notice to each party, assign the benefit of this Agreement in whole or in part to a person to whom it transfers the ICI Business (or any part thereof) at the direction of the providers of finance or their representatives pursuant to the Financing Agreements and any such successor may effect assignments (including the benefit of this clause) in the same manner;

(c) the Purchaser may, upon giving written notice to each party, assign the benefit of this Agreement in whole to the providers of finance or their representative(s) pursuant to the Financing Agreements and any such providers of Finance or representatives may effect assignments (including the benefit of this clause) in the same manner,

     PROVIDED THAT:

         (1) the assignee (including successors) undertakes in writing to the Vendors to be bound by and (where applicable) to perform all the relevant obligations and limitations of the Purchaser under this Agreement in relation to the benefits assigned;

         (2) any such assignment (including to successors) shall for the avoidance of doubt, be subject to all limitations contained herein, including, without limitation, limitations on Claims;

         (3) if there is an assignment (including to successors) of part of the benefit of this Agreement, such assignment shall only be effective if: (A) such assignee(s) and the Purchaser shall have first appointed a single person (the Agent, who may be the Purchaser or one of the assignees) to be their agent for the purpose of bringing claims against the Vendor, and informed the Vendor in writing of the identity of such Agent; and (B) all claims by the Purchaser or any of the assignees under this Agreement against the Vendor shall be made by the Agent;

      Any purported assignment in contravention of this clause shall be void.

26.2 If any assignment is made pursuant to clause 26.1 above, the liability of ICI under this Agreement shall be no greater, and no less, than such liabilities would have been had such assignment not occurred.

Severability

27. If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

Counterparts

28. This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

Notices

29.1 Any notice or other communication to be given by one party to another under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 29.2, or delivering it by hand to the address set out in clause 29.2 and in each case marked for the attention of the relevant party set out in clause 29.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 29). Any notice so served by hand to or fax shall be deemed to have been duly given:

(a)   in the case of delivery by hand, when delivered;

(b)   in the case of fax, when received;

provided that in each case where delivery by hand or by fax occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

29.2  The addresses and fax numbers of the parties for the purpose of clause
29.1 are as follows:

ICI

Address:                      Imperial Chemical House
                              Millbank
                              London SW1P 3JF
                              United Kingdom

Fax:                          0171 798 5834

For the attention of:         The Company Secretary

HSCC

Address:                      500 Huntsman Way
                              Salt Lake City
                              Utah 84108
                              USA

Fax:                          001 801 584 5781

For the attention of:         President

With a copy to:               General Counsel (fax: 001 801 584 5782)

HIC

Address:                      500 Huntsman Way
                              Salt Lake City
                              Utah 84108
                              USA

Fax:                          001 801 584 5781

For the attention of:         President

With a copy to:               General Counsel (fax: 001 801 584 5782)

Purchaser

Address:                      500 Huntsman Way
                              Salt Lake City
                              Utah 84108
                              USA

Fax:                          001 801 584 5782

For the attention of:         Chief Executive Officer

With a copy to:               General Counsel (fax: 001 801 584 5782)

29.3 A party may notify the other parties to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 29, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

India and Pakistan

30. The parties have agreed that the businesses conducted by ICI India and ICI Pakistan are not to be transferred to the Purchaser. ICI and HSCC nevertheless each undertake to use reasonable endeavours to ensure that as soon as reasonably practicable each of those companies separately enter into a commercial arrangement with the Purchaser or a member of the Purchaser's Group which would create a relationship between the Purchaser's Group relating to the Polyurethanes Business and that company the economic effect of which on the Purchaser's Group on the one hand and on ICI India or, as the case may be, ICI Pakistan on the other hand is substantially the same as the economic effect which the existing arrangements between the members of ICI's Group and ICI India or, as the case may be, ICI Pakistan have at the date of this Agreement.

Governing law, jurisdiction and Service of Process

31.1 This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

Jurisdiction

31.2 All parties agree that the Courts of England are to have exclusive jurisdiction to settle any dispute (including claims for set off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by this Agreement or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of the English Courts.

Service of process

31.3 Each of HSCC and the Purchaser shall at all times maintain an agent for service of process and any other documents in proceedings in England. The agent for each of HSCC and the Purchaser shall be Trusec Limited currently of 35 Basinghall Street London. Any writ, judgment or other notice of legal process shall be sufficiently served on HSCC or the Purchaser if delivered to its agent at its address for the time being. If, for any reason the agent for HSCC or the Purchaser ceases to act as such, HSCC or the Purchaser as the case may be shall promptly appoint another such agent with an address in England and so advise ICI. Failing such appointment and notification, ICI shall be entitled to appoint an agent on behalf of either HSCC or the Purchaser at the expense of either HSCC or the Purchaser. A copy of any document served on the agent of HSCC or the Purchaser shall also be sent to HSCC or the Purchaser (as the case may be) in accordance with the provisions of clause 29.

Exercise of Rights and Remedies

32.1 No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided under this Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof.

32.2 The single or partial exercise of any right, power or remedy provided under this Agreement or any document referred to in it shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated in this Agreement.

Confidentiality

33.1 Subject to clauses 33.2 and 33.3, each of the Confidentiality Agreements shall remain in full force and effect notwithstanding the execution of this Agreement, provided that:

(a) ICI or, as the case may be, HSCC shall be entitled to disclose information to any of its Representatives (as defined in the First Confidentiality Agreement) in the period between the execution of this Agreement and Closing to enable them to familiarise themselves with the operation, management and administration of the PO/MTBE Business or, as the case may be, the ICI Business in anticipation of Closing subject to such disclosure being made on the terms of the First Confidentiality Agreement and/or the Second Confidentiality Agreement;

(b) neither ICI nor HSCC shall be entitled to require the other to procure the return or destruction of information pursuant to clause 2.3 of the First Confidentiality Agreement or clause 2.3 or 3.3 of the Second
     Confidentiality Agreement save in circumstances where this Agreement has been terminated in accordance with its terms;

(c) nothing in clause 2.2 of the First Confidentiality Agreement or clause 2.2 or 3.2 of the Second Confidentiality Agreement shall prevent ICI or, as the case may be, HSCC disclosing information to the extent reasonably necessary or desirable in order to comply with its respective obligations under clauses 4.3 and 4.4;

(d)  nothing in clause 3 of the First Confidentiality Agreement or clause 2.5 or
     3.5 of the Second Confidentiality Agreement shall in any way affect or prejudice any warranty, representation, covenant, undertaking or assurance contained in this Agreement or any agreement to be entered into pursuant to this Agreement; and

(e) the provisions of clauses 4 and 6 of the First Confidentiality Agreement and clauses 2.6, 2.8, 3.6 and 3.8 of the Second Confidentiality Agreement shall cease to have effect (but without prejudice to any antecedent breach thereof) save in circumstances where this Agreement has been terminated in accordance with its terms.

33.2 Upon Closing, each of the Confidentiality Agreements shall be terminated save to the extent that it relates to any business other than the ICI Business or the PO/MTBE Business (but without prejudice to any antecedent breach thereof).

33.3 In the event that this Agreement is terminated in accordance with its terms, each of the Confidentiality Agreements shall remain in full force and effect and the proviso to clause 33.1 shall cease to have effect.

Aniline Pipe

34. The provisions of Schedule 23 shall apply in relation to the Aniline Pipe at Wilton.

                                   SCHEDULE 1

                           COMPANY AND SHARE DETAILS

                        Part I:  Share Sales on Closing

Polyurethanes

------------------------------------------------------------------------------------------------------------------------
Share Selling Company    Name of Company           Number and Class of          Designated Purchaser       Jurisdiction
                                                   shares owned and to be
                                                   sold (if applicable)
------------------------------------------------------------------------------------------------------------------------
ICI PLC                  ICI Europe Limited        100 Ordinary Shares of       Huntsman ICI               England
                                                   (Pounds)1 each               Polyurethanes (UK) Ltd
------------------------------------------------------------------------------------------------------------------------
ICI PLC                  Impkemix (No 46) Ltd      2 Ordinary Shares of         Huntsman ICI               England
                                                   (Pounds)1 each               Polyurethanes (UK) Ltd
------------------------------------------------------------------------------------------------------------------------

Tioxide

-----------------------------------------------------------------------------------------------------------------
Share Selling Company      Name of Company       Number and Class of         Designated Purchaser    Jurisdiction
                                                 shares owned and to be
                                                 sold (if applicable)
-----------------------------------------------------------------------------------------------------------------
ICI PLC                    Tioxide Group Ltd     280,999,000 fixed rate      HIC                     England
                                                 preference shares of
                                                 (Pounds)1 each
                                                 100 ordinary shares of
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                    (Pounds)1 each
------------------------------------------------------------------------------------------------------------

                Part II:  Wholly owned subsidiary undertakings

Part A:  Subsidiary Undertakings at the date of this Agreement and on Closing

Polyurethanes

----------------------------------------------------------------------------------------------------------------------------------
Current Parent             Shareholder[s]                   Subsidiary Undertakings             Jurisdiction of Incorporation of
                                                                                                Subsidiary Undertaking
----------------------------------------------------------------------------------------------------------------------------------
ICI Omicron BV             ICI Holland BV                   ICI IOTA BV                         Netherlands
----------------------------------------------------------------------------------------------------------------------------------
ICI Theta BV               ICI Polyurethanes (China)        ICI Polyurethanes (China) Ltd.      China
                           Holdings BV
----------------------------------------------------------------------------------------------------------------------------------

Tioxide

----------------------------------------------------------------------------------------------------------------------------------
Current Parent               Shareholder[s]                  Subsidiary Undertakings          Jurisdiction of Incorporation of
                                                                                              Subsidiary Undertaking
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Europe NV/SA             Belgium
                             Tioxide Europe SA (France)
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Canada Inc               Canada
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Europe Ltd               England
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Overseas Holdings Ltd    England
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current Parent               Shareholder[s]                  Subsidiary Undertakings          Jurisdiction of Incorporation of
                                                                                              Subsidiary Undertaking
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Group Services Ltd       England
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd (5 shares     Tioxide Europe SA                France
                             are held by Tioxide Group Ltd
                             directors as nominees for
                             Tioxide Group Ltd)
                             Tioxide Europe Ltd
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Europe SRL               Italy
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               British Titan Products           Republic of South Africa
                                                             Southern Africa (Proprietary)
                                                             Ltd
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Europe AB                Sweden
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Tioxide Group Ltd               Tioxide Europe Titanium          Turkey
                             (500 Ordinary shares are held   Pigmentleri Ticaret Ltd Sirketi
                             by Mustafa Hayri Baratcru as
                             Nominee for Tioxide Group Ltd)
----------------------------------------------------------------------------------------------------------------------------------

Part B:  Additional Subsidiary Undertakings on Closing

Polyurethanes

----------------------------------------------------------------------------------------------------------------------------------
Current Parent                     Subsidiary Undertaking                   Jurisdiction of Incorporation of
                                                                            Subsidiary Undertaking
----------------------------------------------------------------------------------------------------------------------------------
Gruppo ICI Mexico SA DE CV         ICI Mex SA DE [C]V                       Mexico

Atlas DE Mexico SA DE CV
----------------------------------------------------------------------------------------------------------------------------------
ICI Omicron BV                     ICI Holland BV                           Netherlands
----------------------------------------------------------------------------------------------------------------------------------
ICI Theta BV                       ICI Polyurethanes (China)                Netherlands
                                   Holdings BV
----------------------------------------------------------------------------------------------------------------------------------
ICI Omicron BV                     Chemical Blending Holland BV             Netherlands
----------------------------------------------------------------------------------------------------------------------------------
ICI Theta BV                       ICI Polyurethanes (Asia                  Singapore
                                   Pacific) Pte Ltd
----------------------------------------------------------------------------------------------------------------------------------

Tioxide

----------------------------------------------------------------------------------------------------------------------------------
Current Parent               Subsidiary Undertaking          Jurisdiction of Incorporation of
                                                             Subsidiary Undertaking
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
ICI American Holdings Inc.   Tioxide Americas Inc.           Delaware, USA
----------------------------------------------------------------------------------------------------------------------------------
Deutsche ICI GmbH            Tioxide Europe GmbH             Germany
----------------------------------------------------------------------------------------------------------------------------------
ICI Omicron BV               Tioxide (Malaysia) Sdn Bhd      Malaysia
----------------------------------------------------------------------------------------------------------------------------------
ICI Espana SA                Tioxide Europe SA               Spain
----------------------------------------------------------------------------------------------------------------------------------

Please note that this list is not exhaustive and does not include newcos being established pursuant to Schedules 4 and 18

                      Part III:  Controlled Joint Ventures

Tioxide

----------------------------------------------------------------------------------------------------------------------------------
Current Parent         Name of Company            Number and Class of     Jurisdiction         Immediate ICI
                                                  shares owned and to                          Parent
                                                  be sold (if
                                                  applicable)
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                Tioxide Southern Africa    -                       Republic of South    British Titan
                       (Proprietary) Ltd                                  Africa               Products Southern
                                                                                               Africa
                                                                                               (Proprietary) Ltd.
----------------------------------------------------------------------------------------------------------------------------------

                    Part IV:  Non-Controlled Joint Ventures

Polyurethanes

----------------------------------------------------------------------------------------------------------------------------------
Current Parent         Name of Company           Number and Class of       Jurisdiction          Immediate Parent
                                                 shares owned and to be
                                                 sold (if applicable)
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                Nippon Polyurethane       750,000 Ordinary Shares   Japan                 ICI PLC
                       Industry Co Ltd           of (Yen)500 each
----------------------------------------------------------------------------------------------------------------------------------
ICI Omicron BV         Steamelec BV (general               -               Netherlands           ICI Holland BV
                       partner of Eurogen CV)
----------------------------------------------------------------------------------------------------------------------------------
ICI Omicron BV         Eurogen CV                          -               Netherlands           ICI Iota BV
                       This is a limited
                       partnership.
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                Arabian Polyol Co Ltd     12,800 Ordinary Shares    Saudi Arabia          ICI PLC
                                                 of SAR 100 each
----------------------------------------------------------------------------------------------------------------------------------
ICI Americas Inc.      Rubicon Inc.              400,000 Common Class B    Louisiana, USA        ICI Americas Inc.
                                                 Shares of USD 1 each
----------------------------------------------------------------------------------------------------------------------------------

Tioxide

----------------------------------------------------------------------------------------------------------------------------------
Current Parent               Name of Company         Number and Class of        Jurisdiction         Immediate ICI Parent
                                                     shares owned and to be
                                                     sold (if applicable)
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC                      Pacific Iron Products               -              Malaysia             Tioxide (Malaysia) Sdn Bhd
                                 Sdn Bhd
ICI Omicron BV
----------------------------------------------------------------------------------------------------------------------------------
ICI Espana SA                Oligo S.A.                          -              Spain                Tioxide Europe SA
----------------------------------------------------------------------------------------------------------------------------------
ICI American Holdings        Louisiana Pigment                   -              Delaware, USA        Tioxide Americas Inc.
Inc.                         Company L.P.
                             This is a limited
                             partnership.
------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                                LOCAL BUSINESSES

BUSINESS ASSETS

Polyurethanes

----------------------------------------------------------------------------------------------------------------------------------
Business Vendor                                    Jurisdiction in which assets are          Designated Purchaser
                                                   located
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC (other than in relation to Business        UK                                        Huntsman ICI Polyurethanes (UK) Ltd
IPR and Business Information)
----------------------------------------------------------------------------------------------------------------------------------
ICI Americas Inc.                                  USA (and others in respect of             The Purchaser
                                                   Business IPR)
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC (in relation to Business IPR and           Various                                   HIC
Business Information only)
----------------------------------------------------------------------------------------------------------------------------------

Relevant Petrochemicals

----------------------------------------------------------------------------------------------------------------------------------
Business Vendor                                    Jurisdiction in which assets are       Designated Purchaser
                                                   located
----------------------------------------------------------------------------------------------------------------------------------
ICI Chemicals and Polymers Limited                 UK (and others in respect of           Huntsman ICI Petrochemicals (UK) Ltd
                                                   Business IPR)
----------------------------------------------------------------------------------------------------------------------------------
ICI PLC (in relation to Business IPR only)         Various                                Huntsman ICI Petrochemicals (UK) Ltd
----------------------------------------------------------------------------------------------------------------------------------

Please refer to Schedules 4, 18 and 22 for details of assets otherwise to be transferred.

                                  SCHEDULE 3

                               [Agreed deletion]

                                  SCHEDULE 4

                                    CLOSING

PART 1

Closing Steps

The parties to the Agreement agree that this Part 1 of Schedule 4 reflects the intention of the parties as at the date of this Agreement. It is expressly agreed that the parties may agree amendments to the provisions of this Part 1 of
Schedule 4 and any consequential amendments required to any other provisions of this Agreement.

At Closing, the following steps will (unless otherwise stated) occur in the order listed and in accordance with the terms of this Agreement, except that (i) the steps in paragraphs 2 and (if applicable) 2A shall occur simultaneously; and
(ii) the steps in paragraphs 4 to 10 will occur simultaneously.

Words and expressions defined in Schedule 18 shall have the same meaning in this Schedule.

Funding of the Purchaser

1. HSCC will transfer the Business Assets comprised in the PO/MTBE Business (the PO/MTBE Assets) (valued at $900,000,000) to the Purchaser in exchange for the issue by the Purchaser to HSCC of such number of membership units of the Purchaser as shall result in HSCC holding in aggregate 600 membership units of the Purchaser. At the Purchaser's option, the Purchaser, HSCC and Huntsman Specialty Chemicals Holdings Corporation may enter into a novation agreement in the agreed form by which the Purchaser shall, subject to completion of the subscription described in paragraph 2A below, assume all or some part of the obligation to pay the outstanding principal and accrued interest under a promissory note in favour of Huntsman Specialty Chemicals Holdings Corporation (the Promissory Note).

2. ICI Americas Inc. (IAI) will transfer its Business Assets comprised in the Polyurethanes Business and its Joint Venture Interest in Rubicon, Inc. (the Polyurethanes US Assets) (valued at $520,000,000) and $500 to the Purchaser, in exchange for 300 membership units of the Purchaser.

2A. The subscription by each of BT Capital Investors, L.P. (BTCI) and Chase Equity Associates, L.P. (CEA) for the number of membership units which is four ninths of one hundred membership units, in each case for an aggregate subscription price of $40,000,074.22, and the subscription by The Goldman Sachs Group, Inc. (GSG) for the number of membership units which is one ninth of one hundred units for an aggregate subscription price of $10,000,018.56 (together the Equity Investor Closing), shall take place in accordance with the terms of the Subscription Agreement (the aggregate of such sums to be subscribed by BTCI, CEA and GSG, being $90,000,167, being the Investor Subscriptions). If any or all of BTCI, CEA and GSG (each an Equity Investor) do not subscribe for the relevant number of membership units at Closing, Closing shall nevertheless take place, but on the basis that the following amendments are made to the parties' Closing obligations as set out in this Schedule 4:

(a) under paragraph 1, HSCC will, in addition to receiving such number of membership units of the Purchaser as shall result in HSCC holding in aggregate 600 membership units of the Purchaser, receive those membership units of the Purchaser which would have been subscribed for by the Equity Investor(s) who have not subscribed for membership units at Closing (the Relevant Investors);

(b) under paragraph 1, the amount (if any) of outstanding principal and accrued interest under the Promissory Note which the Purchaser assumes the obligation to pay shall not exceed the amount in dollars (the Invested Sum) which is the aggregate of the subscription prices paid by those Equity Investors who have subscribed for membership units at Closing (for the avoidance of doubt, the Purchaser shall not assume any obligations under the Promissory Note if none of the Equity Investors subscribe for membership units at Closing) and, if the Purchaser has assumed a greater obligation under paragraph 1 than is permitted by this sub-paragraph (b), the relevant entities shall enter into a novation agreement pursuant to which HSCC shall assume such part of the obligation as exceeds the amount permitted by this sub-paragraph (b);

(c) the cash sum to be transferred by the Purchaser under paragraph 5 shall be reduced by the amount in dollars (the Shortfall) which is the aggregate of the subscription prices which the Relevant Investors would have paid under the Subscription Agreement had they subscribed for membership units at Closing;

(d) under paragraph 6A, HIC will only discharge the obligations (if any) under the Promissory Note that it has assumed under sub-paragraph (b) above;

and the parties shall, prior to its execution, make such modifications to the agreed form of the LLC Agreement as are necessary to remove any reference to the rights and participation of the Relevant Investors.

3.    Agreed Deletion.

Borrowing and Distribution by the Purchaser

4.(a) The Purchaser will issue Senior Discount Notes (the A Notes) to ICI
      Finance plc for an aggregate consideration of $242,700,000 pursuant to an indenture in substantially the same form as the agreed form Senior Discount Notes Indenture containing only such revisions as are contemplated in Section 9.7 thereof and otherwise such other changes as are necessary to provide for the form of public or private offering and depository mechanics selected by ICI in connection with the resale by ICI Finance plc of such A Notes and containing the terms set forth in the agreed form A Notes Termsheet.

(b) The Purchaser will issue the Subordinated Discount Notes due 2009 (the B Notes) to ICI Finance plc for an aggregate consideration of $265,300,000 pursuant to an indenture in substantially the same form as the agreed form Senior Discount Notes Indenture containing only such revisions as are contemplated in Section 9.7 thereof and otherwise such other changes as are necessary to provide for flexibility in the form of offering and depository mechanics to be selected by ICI in connection with the resale by ICI Finance plc of the Exchange Notes described in the agreed form B Notes Term Sheet and containing the terms set forth in the agreed form B Notes Term Sheet.

(c) The Purchaser and ICI Finance plc will execute and deliver (i) the Registration Rights Agreement (the A Registration Rights Agreement) in the form of the agreed form Registration Rights Agreement and (ii) the Registration Rights Agreement (the B Registration Rights Agreement) in the form of the agreed form Registration Rights Agreement except with such revisions as contemplated in the agreed form B Notes Term Sheet.

5. The Purchaser will transfer all of its operating assets, consisting of the PO/MTBE Assets, the Polyurethanes US Assets and $598,001,667, to HIC.

5A.   Conditional on the Purchaser, HSCC, HIC and Huntsman Specialty Chemicals
Holdings Corporation having entered into a novation agreement pursuant to paragraph 1, the Purchaser, HIC and Huntsman Specialty Chemicals Holdings Corporation shall enter into a novation agreement in the agreed form by which HIC shall assume the obligations assumed by the Purchaser pursuant to paragraph 1.

6. HIC will borrow an aggregate of $1,692,000,000 pursuant to the Senior Credit Agreement entered into on the same date as this Agreement, and $800,000,000 either (i) pursuant to the Senior Subordinated Credit Agreement entered into on the same date as this Agreement; or (ii) from the sale of the Senior Subordinated Notes to be issued pursuant to the Senior Subordinated Indenture and sold to the initial purchasers pursuant to a purchase agreement.

6A. HIC will transfer an amount equal to the outstanding principal plus the aggregate amount of interest accrued and outstanding as at Closing under the Promissory Note to Huntsman Specialty Chemicals Holdings Corporation in satisfaction of the obligations (if any) assumed by it under paragraph 5A and HSCC shall thereupon procure the cancellation of the Promissory Note (or such part thereof) with immediate effect.

7.   HIC will distribute to the Purchaser:

(a)  the sum of $520,000,000; plus

(b) the Investor Subscriptions less the aggregate of (i) the Shortfall and (ii) the sum transferred by HIC pursuant to paragraph 6A (if any).

8. The Purchaser will distribute to HSCC $270,000,000 plus the amount of the Investor Subscriptions less the aggregate of (i) the Shortfall and (ii) the sum transferred by HIC pursuant to paragraph 6A (if any).

9.   The Purchaser will distribute $250,000,000 to IAI.

10.  HIC will transfer $1,473,639,501 to JV Finco.

The Purchases by HIC and Other Matters

11. HIC will transfer $343,989,155 to ICI as adjusted in accordance with the provisions of clause 3.4 in exchange for the transfer to HIC of beneficial interest (and procuring the transfer to HIC of the legal interest) in the issued ordinary shares and the issued Preference Shares of TGL (but not the issued Class A Shares of TGL).

12. HIC will transfer $200,000,000 to ICI in exchange for the Business IPR and Business Information relating to the Polyurethanes Business.

13.  Agreed deletion.

14. HIC will transfer $115,474,000 to ICI in exchange for ICI's covenants contained in clause 23 of this Agreement.

Prime Debt

15. JV Finco will transfer $161,427,181 to UK Holdings in exchange for a $161,427,181 intercompany note which constitutes a normal commercial loan as defined in Schedule 18 to the Taxes Act (the UK Holdings/JV Finco Intercompany
Note).

16A. JV Finco will transfer a total of $316,241,055 to Tioxide Americas Inc
(TAI), Tioxide Europe SA (France), Tioxide Europe Srl and ICI Holland BV, in exchange for the issue of intercompany notes to JV Finco in the following amounts:

(a)  $111,928,656 in the case of TAI;

(b)  $82,801,951 in the case of Tioxide Europe SA (France);

(c)  $33,208,894 in the case of Tioxide Europe Srl; and

(d)  $88,301,554 (non-interest bearing) in the case of ICI Holland BV.

The amounts to be transferred pursuant to this paragraph 16A are subject to adjustment to mirror the intercompany indebtedness outstanding and to be repaid pursuant to paragraph 17 below.

16B. UK Holdings will transfer a total of $161,427,181 to Tioxide Europe SA (Spain) and ICI Holland BV in exchange for the issue of intercompany notes to UK Holdings in the following amounts:

(a)  $18,035,007 in the case of Tioxide Europe SA (Spain); and

(b)  $143,392,174 in the case of ICI Holland BV.

The amounts to be transferred pursuant to this paragraph 16B are subject to adjustment to mirror the intercompany indebtedness outstanding and to be repaid pursuant to paragraph 17 below.

17. The Purchaser will procure that, on Closing, each of TAI, Tioxide Europe SA (France), Tioxide Europe Srl, Tioxide Europe SA (Spain) and ICI Holland BV will repay to ICI on behalf of itself, ICI Finance plc, ICI Omicron BV (Omicron), ICI American Holdings Inc. (IAHI) and Mortar Investments International Limited (as the case may be) the following sums, being in each case the estimated amount of its Prime Debt:

(a)  $111,928,656 in the case of TAI;

(b)  $82,801,951 in the case of Tioxide Europe SA (France);

(c)  $33,208,894 in the case of Tioxide Europe Srl;

(d)  $18,035,007 in the case of Tioxide Europe SA (Spain); and

(e)  $231,693,728 in the case of ICI Holland BV.

The Prime Debt amounts shown above are indicative of the estimated inter-company indebtedness in existence as at Closing. ICI shall use all reasonable endeavours to procure that the Prime Debt amounts are no less than the figures set out in this paragraph 17.

18. Dutch Mixer will issue a $88,301,554 intercompany note (the Dutch Mixer/JV Finco Intercompany Note) to JV Finco in exchange for the $88,301,554 non-interest bearing intercompany note from ICI Holland BV.

The Holdco Transfers

19. ICI Finance plc will transfer the amount referred to in paragraph 21 to Huntsman ICI Polyurethanes (UK) Limited in exchange for an intercompany note in that amount which is capable of being conveyed without UK stamp duty (the UK Polyurethanes/ICI Finance Note).

20. ICI Finance plc will transfer the amounts referred to in paragraph 22 to Huntsman ICI Petrochemicals (UK) Limited in exchange for an intercompany note in that amount which is capable of being conveyed without UK stamp duty (the UK Petrochemicals/ICI Finance Note).

21. When the step described in paragraph 11 above has occurred, Huntsman ICI Polyurethanes (UK) Limited will transfer $364,100,000 (as adjusted to reflect any adjustment made to such figure pursuant to clause 3.4) to ICI in exchange for the remaining U.K. Business Assets of the Polyurethanes Business and the Sale Shares in ICI Europe Ltd and Impkemix (No 46) Ltd.

22. When the step described in paragraph 11 above has occurred, Huntsman ICI Petrochemicals (UK) Limited will transfer $80,000,000 (as adjusted to reflect any adjustment made to such figure pursuant to clause 3.4) to ICI Chemicals and Polymers Ltd (C&P) in exchange for the Business Assets (other than those relating to the Olefins Manufacturing Business) held by C&P and it will also transfer $200,000,000 to C&P as consideration for the Business Assets relating to the Olefins Manufacturing Business.

23. HIC will transfer $150,371,344 to TGL for the issue of $150,371,344 of Preference Shares of TGL.

24. TGL will transfer $3,071,344 to IAHI in repayment of the TGL/IAHI Temporary Note.

25. TGL will transfer $147,300,000 to UK Holdings for the issue of $95,745,000 of additional UK Holdings Class 1 ordinary shares and $51,555,000 of additional UK Holdings Class 2 ordinary shares.

26. JV Finco will transfer $995,971,265 to UK Holdings in exchange for an increase of $995,971,265 in the UK Holdings /JV Finco Intercompany Note, for a total of $1,157,398,446 (which shall constitute a normal commercial loan as defined in Schedule 18 to the Taxes Act).

The Holdco Assignments

27. UK Holdings will transfer $364,100,000 (as may have been adjusted to reflect any adjustment made pursuant to clause 3.4) to ICI Finance plc in exchange for the assignment to UK Holdings of the benefit of the UK Polyurethanes/ICI Finance Note (which note shall for the remainder of this Schedule be referred to as the Huntsman ICI Polyurethanes (UK) Limited/UK Holdings Intercompany Note).

28. UK Holdings will transfer $200,000 to Huntsman ICI Polyurethanes (UK) Limited in exchange for an increase in the Huntsman ICI Polyurethanes (UK) Limited/UK Holdings Intercompany Note to an aggregate amount of $364,300,000.

29. UK Holdings will transfer $80,000,000 (as may have been adjusted to reflect any adjustment made pursuant to clause 3.4) as well as $200,000,000 to ICI Finance plc in exchange for the assignment to UK Holdings of the benefit of the UK Petrochemicals/ICI Finance Note (which note shall for the remainder of this Schedule be referred to as the Huntsman ICI Petrochemicals (UK) Limited/UK Holdings Intercompany Note).

30. Huntsman ICI Polyurethanes (UK) Limited will transfer $200,000 to Huntsman ICI Polyurethanes Sales Limited in exchange for an intercompany note in that amount (the Huntsman ICI Polyurethanes (UK) Limited/Huntsman ICI Polyurethanes Sales Limited Intercompany Note).

31. Huntsman ICI Polyurethanes Sales Limited will transfer a total of $200,000 to PT ICI Indonesia in satisfaction of intercompany indebtedness.

The Refinancing

32. UK Holdings will transfer $407,006,272 to Huntsman ICI (UK) Limited in exchange for additional shares in Huntsman ICI (UK) Limited save that, in the event ICI has elected to procure that the foregoing is funded and performed prior to Closing pursuant to paragraph 12 of Schedule 18, UK Holdings will instead pay to ICI Finance plc the sum of [$407,006,272] in satisfaction of the UK Holdings/ICI Finance $407,006,272 Temporary Note.

33. Huntsman ICI (UK) Limited will transfer $407,006,272 to Dutch Mixer in exchange for additional Dutch Mixer shares and/or as a capital contribution unless the foregoing has been funded and performed prior to Closing pursuant to paragraph 12 of Schedule 18 in which case no action shall be required.

34. Dutch Mixer will transfer $1,043 to Dutch Holdco in exchange for additional Dutch Holdco shares and/or as a capital contribution.

35. Dutch Mixer will transfer $188,306,272 to Omicron in satisfaction of the Dutch Mixer/Omicron Temporary Note.

36. Dutch Holdco will transfer $1,043 to Atlas DE Mexico SA DE CV in satisfaction of intercompany indebtedness.

37. Dutch Mixer will subscribe for additional shares in Huntsman ICI Espana Limitada for a subscription price of $33,000,000 save that, in the event that ICI has elected to procure that such subscription is funded prior to Closing pursuant to paragraph 10(a) of Schedule 18, Dutch Mixer will instead pay to ICI Finance plc the sum in euros which equates to $33,000,000 (on the basis of the Euro/Dollar Rate) in satisfaction of the Dutch Mixer/ICI Finance Spanish Second Temporary Note.

38. UK Holdings will transfer $81,964,993 (as adjusted to reflect any adjustment made pursuant to clause 3.4) to Huntsman ICI Espana Limitada in exchange for a $81,964,993 intercompany note secured by all of the assets of Huntsman ICI Espana Limitada (the Huntsman ICI Espana Limitada/ UK Holdings Intercompany Note) save that, in the event ICI has elected to procure that such payment is made prior to Closing pursuant to paragraph 10(b) of Schedule 18, UK Holdings will instead pay to ICI Finance plc the sum in euros which equates to $81,964,993 (on the basis of the Euro/Dollar Rate) in satisfaction of the UK Holdings/ICI Finance Spanish Temporary Note.

39. Huntsman ICI Espana Limitada will, unless it has already paid the consideration due under paragraph 4(b) of Schedule 18 pursuant to paragraph 10(i) of Schedule 18, transfer $114,964,993 to ICI Espana SA in satisfaction of the Huntsman ICI Espana Limitada/ICI Spain Temporary Note.

40. Dutch Mixer will transfer $65,000,000 to Omicron in satisfaction of the Dutch Mixer/Omicron Malaysian Temporary Note and Dutch Mixer will transfer a further $200,000 to Omicron in satisfaction of the Dutch Mixer/Omicron Chemical Blending Temporary Note.

41. Dutch Mixer will transfer $5,000,000 to Deutsche ICI GmbH in satisfaction of intercompany indebtedness.

42. Dutch Mixer will transfer $25,998,957 to Grupo ICI Mexico SA DE CV in satisfaction of intercompany indebtedness.

43. Dutch Mixer will transfer $34,000,000 to ICI in satisfaction of intercompany indebtedness.

44. Dutch Mixer will transfer $10,700,000 to ICI Theta BV (Theta) in satisfaction of intercompany indebtedness.

45. Dutch Mixer will transfer $4,500,000 to Huntsman ICI (Italy) Srl in exchange for additional shares of Huntsman ICI (Italy) Srl save that, in the event ICI has elected to procure that such subscription is funded prior to Closing pursuant to paragraph 11(a) of Schedule 18, Dutch Mixer will instead pay to ICI Finance plc the sum in euros which equates to $4,500,000 (on the basis of the Euro/Dollar Rate) in satisfaction of the Dutch Mixer/ICI Finance Italian Temporary Note.

46. UK Holdings will transfer $10,000,000 to Huntsman ICI (Italy) Srl in exchange for a $10,000,000 intercompany note (the Huntsman ICI (Italy) Srl/UK Holdings Intercompany Note) save that, in the event ICI has elected to procure that such payment is made prior to Closing pursuant to paragraph 11(b) of
Schedule 18, UK Holdings will instead pay to ICI Finance plc the sum in Euros which equates to $10,000,000 (on the basis of the Euro/Dollar Rate) in satisfaction of the UK Holdings/ICI Finance Italian Temporary Note.

47. Huntsman ICI (Italy) Srl will, unless it has already paid the consideration due under paragraph 4(l) of Schedule 18 pursuant to paragraph 11(i) of Schedule 18, transfer $14,500,000 to ICI Italia SpA in satisfaction of intercompany indebtedness.

48. Dutch Mixer will transfer a total of $40,300,000 to the Other Polyurethanes Opcos for additional shares of the Other Polyurethanes Opcos, save that:

(i) in the case of Huntsman ICI (Canada) Corporation, Dutch Mixer will transfer the relevant sum ($3,600,000) to Huntsman ICI (Canadian Investments) BV for additional shares in that company and/or as a capital contribution, and Huntsman ICI (Canadian Investments) BV will transfer the same amount to Huntsman ICI (Canada) Corporation for additional shares in that company;

(ii) in the case of Huntsman ICI (Germany) GmbH, Dutch Mixer will transfer the relevant sum ($5,500,000) by way of a contribution to the capital reserves of that company; and

(iii) in the event that ICI has elected to procure that any of the subscriptions for additional shares in any of the Other Polyurethanes Opcos is funded prior to Closing pursuant to paragraphs 8(a), 8(b), 8(c), 9(a) and/or 9(b) of Schedule 18, Dutch Mixer will instead pay to ICI Finance plc:

      . where the subscription for shares in Huntsman ICI (Brazil) Limitada has been funded pursuant to paragraph 8(a) of Schedule 18, the sum of $3,200,000 in satisfaction of the Dutch Mixer/ICI Finance Brazilian Temporary Note;

      . where the subscription for shares in Huntsman ICI Colombia Limitada has been funded pursuant to paragraph 8(b) of Schedule 18, the sum of $7,000,000 in satisfaction of the Dutch Mixer/ICI Finance Colombian Temporary Note;

      . where the subscription for shares in Huntsman ICI (Taiwan) Limited has been funded pursuant to paragraph 8(c) of Schedule 18, the sum of $8,000,000 in satisfaction of the Dutch Mixer/ICI Finance Taiwan Temporary Note;

      . where the subscription for shares in Huntsman ICI (Belgium) SPRL has been funded pursuant to paragraph 9(a) of Schedule 18, the sum in euros which equates to $500,000 (on the basis of the Euro/Dollar Rate) in satisfaction of the Dutch Mixer/ICI Finance Belgium Temporary Note; and

      . where the subscription for shares in Huntsman ICI Espana Limitada has been funded pursuant to paragraph 9(b) of Schedule 18, the sum in euros which equates to $500,000 (on the basis of the Euro/Dollar Rate) in satisfaction of the Dutch Mixer/ICI Finance Spanish First Temporary Note.

49. The Other Polyurethanes Opcos will transfer moneys to various ICI subsidiaries, in full satisfaction of the Other Polyurethanes Temporary Notes.

Tioxide Share Transfers

50. TGL shall enter into an agreement or agreements with UK Holdings whereby TGL agrees to sell, and UK Holdings agrees to purchase, with immediate effect the entire issued share capitals of each of Tioxide Europe Limited, Tioxide Overseas Holdings Limited and Tioxide Group Services Limited.

51. TGL shall enter into an agreement or agreements with UK Holdings whereby TGL agrees to sell, and UK Holdings agrees to purchase, with immediate effect the entire issued share capitals of each of Tioxide Europe SAS (France), Tioxide Europe NV SA (Belgium), Tioxide Canada Inc (Canada), British Titan Products Southern Africa (Pty) Limited (South Africa), Tioxide Europe AB (Sweden), Tioxide Europe Srl (Italy) and Tioxide Europe Titanium Pigmente Ticaret Limited Sirketi (Turkey).

Distribution by the Purchaser

52.  HIC will transfer $10,000,000 to the Purchaser as a distribution.

53. Pursuant to the LLC Agreement, the Purchaser will make the following transfers as distributions with respect to member interests:

(a)  $6,000,000 to HSCC;

(b)  $3,000,000 to IAI;

(c)  $444,444.44 to BTCI;

(d)  $444,444.44 to CEA;  and

(e)  $111,111.12 to GSG.

Transfer of Membership Units to US Newco

54. IAI will (following the distribution referred to in paragraph 53(b) above) transfer 300 membership units of the Purchaser to US Newco.

Agreements

The Ancillary Agreements in the agreed form and the Ancillary Agreements the form of which has been agreed in accordance with the provisions of clause 15 of this Agreement and any other agreement which pursuant to the terms of this Agreement is to be entered into on or before Closing (to the extent that such agreements have not been entered into) shall be entered into (subject to the provisions of this Agreement in relation to, inter alia, Delayed Closing).

PART 2

2.   Closing Obligations

I    General Provisions in relation to the Vendors and the Purchaser

(A)  Vendors' obligations

At Closing, each of the Vendors shall:

(a) deliver to the Purchaser a copy of minutes of a duly held meeting of the directors of each of the Vendors (or a duly constituted committee thereof) authorising the execution by the relevant Vendor of this Agreement, the LLC Agreement, the Ancillary Agreements in the agreed form and the Ancillary Agreements the form of which has been agreed in accordance with the provisions of clause 15 of this Agreement and any other agreement which pursuant to the terms of this Agreement is to be entered into on or before Closing to which the relevant Vendor is a party and, in the case where such execution is authorised by a committee of the board of directors of the relevant Vendor, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof (in each case such copy minutes being certified as correct by the secretary of the relevant Vendor);

(b) deliver to the Purchaser a copy of minutes of a duly held meeting of the directors of each of the relevant members of each Vendor's Retained Group (or a duly constituted committee thereof) authorising the execution by the relevant member of each Vendor's Retained Group of the Ancillary Agreements in the agreed form and the Ancillary Agreements the form of which has been agreed in accordance with the provisions of clause 15 of this Agreement and any other agreement which pursuant to the terms of this Agreement is to be entered into on or before Closing to which the relevant member of each Vendor's Retained Group is a party and, in the case where such execution is authorised by a committee of the board of directors of the relevant member of each Vendor's Retained Group, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof (in each case such copy minutes being certified as correct by the secretary of the relevant member of each Vendor's Retained Group);

(c) deliver (or procure the delivery of) to the Purchaser, executed counterparts of the LLC Agreement, the Ancillary Agreements in the agreed form and the Ancillary Agreements the form of which has been agreed in accordance with the provisions of clause 15 of this Agreement and any other agreement which pursuant to the terms of this Agreement is to be entered into on or before Closing (subject to the provisions of this Agreement) duly executed by the Vendors and/or the relevant members of each Vendor's Retained Group;

(d) procure that all Title Deeds relating to the Transferred Properties are either delivered to the Purchaser or are held to the order of the Purchaser at the offices of the relevant Selling Company or its solicitors (to the extent that legal completion occurs in relation to such Transferred Properties at Closing in accordance with Schedule 17; and

(e) delivery to the Designated Purchaser deeds of assignment in relation to the Business Goodwill of each Local Business duly executed by the relevant Business Vendor.

(B)  Purchaser's obligations

At Closing, the Purchaser shall:

(a)  deliver to each of the Vendors:

        (i) a copy of the minutes of a duly held meeting of the directors of the Purchaser (or a duly constituted committee thereof) authorising the execution by the Purchaser of this Agreement, the LLC Agreement, the Ancillary Agreements in the agreed form and the Ancillary Agreements, the form of which has been agreed in accordance with the provisions of clause 15 of this Agreement and any other agreement which pursuant to the terms of this Agreement is to be entered into on or before Closing to which the Purchaser is a party and, in the case where such execution is authorised by a committee of the board of directors of the Purchaser, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof (in each case such copy minutes being certified as correct by the secretary of the Purchaser);

        (ii) a copy of the minutes of a duly held meeting of the directors of each of the relevant members of the Purchaser's Group (or a duly constituted committee thereof) authorising the execution by the relevant member of the Purchaser's Group of the LLC Agreement, the Ancillary Agreements in the agreed form and the Ancillary Agreements the form of which has been agreed in accordance with the provisions of clause 15 of this Agreement and any other agreement which pursuant to the terms of this Agreement is to be entered into on or before Closing to which the relevant member of the Purchaser's Group is a party and, in the case where such execution is authorised by a committee of the board of directors of the relevant member of the Purchaser's Group, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof (in each case such copy minutes being certified as correct by the secretary of the relevant member of the Purchaser's Group);

        (iii) a receipt acknowledging delivery of all documents required to be delivered by the Vendors pursuant to this Schedule 4;

        (iv) deliver (or procure the delivery of) to the Vendors of executed counterparts of the Ancillary Agreements in the agreed form and the Ancillary Agreements the form of which has been agreed in accordance with the provisions of clause 15 of this Agreement and any other agreement which pursuant to the terms of this Agreement is to be entered into on or before Closing (subject to the provisions of this Agreement); and

(b) pay the Initial Consideration to ICI in respect of the ICI Business in accordance with the provisions of clause 3.2.

II      General Provisions in relation to completion of the transfer of any
Business Assets

Business Vendors' Obligations

At Closing, or the relevant Delayed Closing Date, as the case may be, the Vendors shall deliver or shall procure that the relevant Business Vendor shall deliver to the Purchaser or its nominee all the assets of the ICI Business or the PO/MTBE Business (as the case may be) which are capable of transfer by delivery with the intent that title in such assets shall pass by and upon such delivery.

Subject to the provisions of Schedule 17 which shall apply in respect of such transfers and Separation Documents and save to the extent already transferred pursuant to Schedule 18, at Closing, the relevant Delayed Closing Date, or on legal completion (referred to in Schedule 17) as the case may be, the Vendors and the Purchaser shall deliver or shall procure that the relevant Business Vendor and (as the case may be) the relevant Designated Purchaser shall deliver to each other or such nominee as each shall nominate, executed transfers, assignments or other Separation Documents for all of the Properties which are to be transferred or otherwise dealt with pursuant to Schedule 17, Part VII.

At Closing, the Vendors shall deliver, or shall procure that the relevant Business Vendor shall deliver to the Purchaser, the relevant executed IPR Assignments.

III   Specific Provisions in relation to the particular Local Businesses

In the following provisions of this paragraph III any reference to Closing shall be deemed to be a reference to the Closing Date, any relevant pre-Closing Date or any Delayed Closing Date (as applicable) pursuant to the provisions of this
Schedule 4 and Schedule 18 and in relation to the transfer or other disposition of any of the Properties (which shall in any event be subject to the provisions of Schedule 17) a reference to the date of legal completion pursuant to the provisions of Schedule 17.

At Closing, the Vendors shall or shall procure that, if required by local law in any of Argentina, Brazil, Canada, Colombia, Germany, Italy, Mexico, Netherlands, Spain, Taiwan, Thailand and the USA, a notarial deed of transfer of the relevant Business Assets shall be delivered to the Purchaser or its nominee.

At Closing, the Vendors and the Purchaser shall or shall procure that, if required by local law in any of Argentina, Belgium, Brazil, Canada, Colombia, Germany, Italy, Mexico, Netherlands, Spain, Taiwan, Thailand and the USA, a transfer agreement in relation to relevant Business Assets shall be executed in the presence of a public notary.

In addition to the obligations referred to above, the Vendors and the Purchaser (as applicable) shall procure that the following events occur:

Argentina

At Closing the relevant Vendor shall deliver (or shall procure the delivery of) to the relevant purchaser any required approval of the Inspection of Corporation to any asset transfer.

Belgium

At Closing, the relevant purchaser shall execute and the relevant Vendor shall execute (or procure the execution of) a confirmation agreement in the agreed form.

Brazil

As soon as practicable following Closing:

(a) the relevant purchaser shall register (or procure the registration of) the minutes of the Shareholders Meeting with the Commercial Registry and the competent Real Estate Registry; and

(b) the relevant purchaser shall notify (or procure the notification to) the Central Bank of Brazil of the transfer of investment within 30 days of Closing.

Canada

After Closing:

(a) the relevant purchaser shall register (or procure the registration of) transfer deeds for all real or immovable property; and

(b) the relevant Vendor shall notify (or procure the notification of) the transfer to the appropriate Ministry of Labour jointly with the relevant purchaser and the relevant purchaser shall assist the relevant Vendor with the notification.

Colombia

After Closing, the relevant purchaser shall register (or procure the registration of) the notarial deed of transfer with the local Registrars Office.

Italy

Prior to Closing, the relevant Vendor undertakes to use reasonable endeavours to provide the purchaser with a copy of the tax certificate issued by the Italian Tax Authority confirming whether the relevant Vendor has any Tax debts.

After Closing the relevant Vendor and the relevant purchaser shall file (or procure the filing of) the notarised transfer agreement with the Companies Register at the applicable Chamber of Commerce.

Mexico

At Closing, the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser any notarised shareholder minutes required.

Spain

At Closing the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser any required approvals of the Spanish Exchange Control Authorities.

Taiwan/Thailand

At Closing, the relevant Vendor shall cause to be delivered or made available to the relevant purchaser:

(a) such documents as the relevant purchaser may reasonably require to complete the sale and purchase of the relevant Business Assets together with all deeds and documents of title relating thereto;

(b)  possession of such of the relevant Business Assets as are tangible.

UK

At Closing, the relevant Vendor shall cause to be delivered or made available to the relevant purchaser:

(a) such documents as the relevant purchaser may reasonably require to complete the sale and purchase of the relevant Business Assets together with all deeds and documents of title relating thereto;

(b)  possession of such of the relevant Business Assets as are tangible; and

(c) counterpart originals of deeds of assignment in relation to the assignment of any trade debtors and trade creditors, duly executed by the relevant parties.

After legal completion of the transfers and other disposition of the Properties located in England, the relevant purchaser shall duly and expeditiously at its own cost deal with all stamping and land registration formalities.

The relevant Vendor shall deliver the Pie Crust Leases duly executed by it and the Designated Purchaser shall deliver counterpart Pie Crust Leases duly executed by it.

USA

At Closing, the relevant Vendor shall cause to be delivered or made available to the relevant purchaser:

(a) such documents as the relevant purchaser may reasonably require to complete the sale and purchase of the relevant Business Assets together with all instruments and documents of title relating thereto;

(b)  possession of such of the relevant Business Assets as are tangible; and

(c) counterpart originals of bills of sale and instruments of assignment in relation to the transfer or assignment of any Business Assets which are intangible, including any trade debtors and trade creditors, duly executed by the relevant parties.

IV   General Provisions in relation to the Companies

In the following provisions of this paragraph IV any reference to Closing shall be deemed to be a reference to the Closing Date, any relevant pre-Closing Date or any delayed Closing Date (as applicable) pursuant to the provisions of this
Schedule 4 and Schedule 18.

(A)  ICI's Obligations

At Closing, ICI shall (subject to clauses 6.8 and 16) deliver or cause to be delivered to the Purchaser:

(a) duly executed transfers in respect of the relevant shares duly completed by or on behalf of all persons required to execute such transfers in favour of the Purchaser or such nominee of the Purchaser as the Purchaser may nominate (subject to written notification to ICI not less than 10 Business Days prior to the Closing Date) together with the certificates for such shares (or an indemnity in a form reasonably satisfactory to the Purchaser to be given by ICI for itself and on behalf of relevant members of its Retained Group in lieu thereof) and any power of attorney under which any transfer is executed;

(b) the certificate of incorporation (or equivalent) and other constitutional documents of each of the Companies being transferred hereunder;

(c) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the shares; and

(d) resignations of each of the relevant resigning directors of the Companies, such resignations to be expressed to take effect on the Closing Date.

(B)  Purchaser's Obligations

At least 10 Business Days prior to Closing, the Purchaser shall deliver to ICI the names of all individuals to be elected directors of the Companies being transferred hereunder.

V    Specific Provisions in relation to the Companies

In the following provisions of this paragraph V any reference to Closing shall be deemed to be a reference to the Closing Date, any relevant pre-Closing Date or any delayed Closing Date (as applicable) pursuant to the provisions of this
Schedule 4 and Schedule 18.

At Closing, the Vendors shall or shall procure that, if required by local law in any of Argentina, Brazil, Canada, Colombia, Germany, Italy, Mexico, Netherlands, Spain, Taiwan, Thailand and the USA, a notarial deed of transfer of the relevant shares shall be delivered to the Purchaser or its nominee.

At Closing, the Vendors and the Purchaser shall or shall procure that, if required by local law (or as agreed by the parties) in any of Argentina, Belgium, Brazil, Canada, Colombia, Germany, Italy, Mexico, Netherlands, Spain, Taiwan, Thailand and the USA, (or as agreed by the parties) a transfer agreement in relation to relevant shares shall be executed in the presence of a public notary.

In addition to the obligations referred to above, the Vendors and the Purchaser (as applicable) shall procure that the following events shall occur at Closing.

It is agreed by the parties that the provisions marked in square brackets will not apply at Closing where a Company in the specified jurisdiction does not transfer pursuant to the provisions of Schedules 4, 18 and 22, but that they shall apply (i) in respect of the transfer of any company in the specified jurisdiction prior to Closing under Schedule 18 and (ii) in respect of the transfer of any Delayed Company in the specified jurisdiction after Closing, in each case upon the completion of the relevant transfer.

[Argentina

At Closing:

(a) the relevant purchaser shall deliver to the relevant Vendor proof of the registration of the relevant purchaser at the Argentine Inspection of Corporations;

(b) the relevant Vendor or its nominee shall notify the Company of the transfer of its Sale Shares in the Company; and

(c) the Company shall hold a board meeting to note the transfer of the Sale Shares and to register the transfer in the corporate books and share certificates.]

[Brazil

At Closing the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser or its nominee a share transfer form and shall procure the registration of the transfer of the Sale Shares in the relevant corporate books.

Within 30 days of Closing the relevant purchaser shall register the transfer with the Central Bank of Brazil.]

[Canada

As soon as practicable following Closing:

(a) the relevant purchaser shall register (or procure the registration of) all deeds required for the transfer of real or immovable property; and

(b) the relevant Vendor shall notify (or procure the notification of) the transfer to the appropriate Ministry of Labour jointly with the relevant purchaser and the relevant purchaser shall assist the relevant Vendor with the notification.]

[Colombia

At Closing:

(a) the relevant Vendor shall execute (or procure the execution of) and the relevant purchaser shall execute a local sale/purchase agreement;

(b) the relevant Vendor shall execute (or procure the execution of) a power of attorney appointing a representative to procure a provisional tax assessment; and

(c) the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser duly endorsed share certificates.

As soon as practicable following Closing:

(a) The relevant purchaser shall procure that the Company registers the share transfer in the Stock Registry Book;

(b) the relevant Vendor shall procure that a provisional tax assessment is requested under Colombian law; and

(c) the relevant purchaser shall apply to the Central Bank of Colombia to list the relevant purchaser as a foreign investor.]

Germany

At Closing:

     the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser, notarial deed[s] of transfer in respect of each relevant entity duly completed by or on behalf of all persons required to execute such notarial deed of transfer in favour of the relevant purchaser and any power of attorney under which any notarial deed of transfer is executed.

[Italy

At Closing:

(a) the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser duly endorsed share certificates; and

(b) the relevant Vendor shall deliver (or procure the delivery of) to the company of the Company Share Certificate.]

Japan

At Closing:

(a) the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser:

         (i)  the relevant share certificates; and

         (ii) any required approvals of the Board of Directors;

(b) the relevant purchaser shall procure that the shareholders register is amended to reflect the name of the relevant purchaser.

Malaysia

At Closing, the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser:

(a) the consent from the Malaysian Ministry of International Trade and Industry and the Bank Negara Malaysia to the transfer of shares in the Company;

(b) the consent from the Bank Negara Malaysia to settlement of the consideration in $US through accounts located outside Malaysia;

(c)  board minutes of the Company approving the transfer; and

(d)  the relevant share certificates.

Mexico

At Closing:

(a) the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser a copy of any required notification to the Mexican National Foreign Investment Registry of the transfer of the Mexican Companies; and

(b)  the relevant Vendor shall:

         (i)  endorse the share certificates in favour of the transferee;  and

         (ii) procure that a notation is made in the relevant Stock Registry Book reflecting the transfer of the shares in the Company.

Netherlands

At Closing, the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser notarial deeds of transfer in respect of all the shares of the Companies incorporated in the Netherlands being transferred hereunder duly completed by or on behalf of all persons required to execute such notarial deeds of transfer in favour of the relevant purchaser together with any power of attorney under which any notarial deed of transfer is executed.

Saudi Arabia

At Closing the relevant Vendor shall deliver (or procure the delivery of) to the relevant Purchaser:

(a) a copy of the notification to the Saudi Arabian Commercial Register of the transfer of the shares in Arabian Polyol Co. Ltd and of the changes in their boards of directors;

(b)  a copy of the local agreement transferring the shares; and

(c)  a notarised copy of the shareholders resolution approving the transfer.

Singapore

At Closing, the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser:

(a)  board minutes of the company approving the transfer; and

(b)  the relevant share certificates.

After Closing the relevant purchaser shall deliver executed share transfer instrument and property statement to the IRAS for stamp duty assessment.

Spain

At Closing, the relevant Vendor shall deliver (or procure the delivery of) to the relevant purchaser notarial deed[s] of transfer/1/ in respect of all of the shares in the relevant Company duly completed by or on behalf of all persons required to execute such notarial deed of transfer in favour of the relevant purchaser together with the certificates for such shares in the name of the relevant transferors and any power of attorney under which any notarial deed of transfer is executed.

United Kingdom

At Closing (or as soon as reasonably practicable thereafter) the relevant Vendor shall:

(a) deliver (or procure the delivery of) to the relevant purchaser the statutory books (which shall be written up to but not including the Closing
     Date), the certificate of incorporation (and any certificate of incorporation on change of name) and common seal (if any) of the

________________________________________________________________________________

/1/   These cannot be executed until receipt of payment is confirmed.

     English Companies transferred pursuant to the provisions of this Agreement; and

(b) procure that board meetings of the relevant Companies transferred pursuant to the provisions of this Agreement be held at which:

         (i) it shall be resolved that the transfer of the issued shares shall be approved for registration and (subject only to the transfer being duly stamped) the relevant transferee registered as the holder of the relevant shares in the Register of Members;

         (ii) each of the persons nominated by the relevant purchaser shall be appointed directors and/or secretary, as the relevant purchaser shall direct; and

         (iii) the resignations of the relevant Resigning Directors shall be tendered and accepted so as to take effect at Closing,

     and the relevant Vendor shall deliver to the relevant purchaser a duly certified copy of the Minutes of such meetings.

VI   Further Assurance

Each of ICI, the Purchaser and HSCC shall, and shall procure that the members of their respective Group shall, comply with the provisions of this Schedule 4 and
Schedule 18 and at all times from Closing, do all things as may be required to give effect to the provisions of this Schedule 4, including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.

                                  SCHEDULE 5

                             INTERFACE AGREEMENTS

                            Relevant Petrochemicals
                                  INTERFACES

                                  Category 1

Agreed Form Term Sheets for schedules to the Product Supply Agreement initialled on signing

       SELLER     BUYER      SITE        TYPE        INTERFACE              CATEGORY
------------------------------------------------------------------------------------
       ICI        Purchaser  North Tees  Product     Naphtha *2                1
------------------------------------------------------------------------------------
       ICI        Purchaser  North Tees  Product     Mixed LPG *2              1
------------------------------------------------------------------------------------
       Purchaser  ICI        North Tees  Feedstock   Naphtha *3                1
                                                     Sched 1
------------------------------------------------------------------------------------
       Purchaser  ICI        North Tees  Feedstock   Propane *3                1
                                                     Sched 2
------------------------------------------------------------------------------------
       Purchaser  ICI        North Tees  Feedstock   Butane *3                 1
                                                     Sched 3
------------------------------------------------------------------------------------
       Purchaser  ICI        Wilton      Feedstock   Mixed LPG *3              1
                                                     Sched 4
------------------------------------------------------------------------------------
       Purchaser  ICI        Teesport    Feedstock   Mixed C4's *3             1
                                                     Sched 5
------------------------------------------------------------------------------------
       Purchaser  ICI        Teesport    Feedstock   Raw Pygas *3              1
                                                     Sched 6
------------------------------------------------------------------------------------
       Purchaser  ICI        Wilton      Feedstock   RPGP *3                   1
                                                     Sched 7
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
       ICI        Purchaser  Various     Co-Product  Propylene *1            1
                                                     Sched 2
------------------------------------------------------------------------------------
       ICI        Purchaser  Wilton      Co-Product  Mixed C4's *1           1
                                                     Sched 5
------------------------------------------------------------------------------------
       ICI        Purchaser  Various     Co-Product  Others eg. Butadiene    1
                                                     *1
                                                     Sched 4
------------------------------------------------------------------------------------
       ICI        Purchaser  Wilton      Co-Product  Hydrogen *1             1
                                         From JV06   Sched 3
------------------------------------------------------------------------------------
       ICI        Purchaser  Various     Co-Product  Raw Pygas *1            1
                                                     Sched 10
------------------------------------------------------------------------------------
       ICI        Purchaser  Wilton      Co-Product  C5's (HT) *1            1
                                                     Sched 8
------------------------------------------------------------------------------------
       ICI        Purchaser  North Tees  Co-Product  DPHG *1                 1
                                                     Sched 9
------------------------------------------------------------------------------------
       ICI        Purchaser  Wilton      Co-Product  Cracker *1              1
                                                     Residue oil
                                                     Sched 11
------------------------------------------------------------------------------------
       ICI        Purchaser  Wilton      Co-Product  Ethane *1               1
                                                     Sched 12
------------------------------------------------------------------------------------
       ICI        Purchaser  Wilton      Co-Product  Methane *1              1
                                                     Sched 14
------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
       ICI                  Purchaser     Teesport    Co-Product      C5's*1              1
                                                                      (not HT)
                                                                      Sched 7
----------------------------------------------------------------------------------------------------
       ICI                  Purchaser     Various     Co-Product      Ethylene *1         1
                                                                      Sched 1
----------------------------------------------------------------------------------------------------
       ICI                  Purchaser     Wilton      Co-Product      Propane *1          1
                                                                      Sched 13
----------------------------------------------------------------------------------------------------
       ICI                  Purchaser     Wilton      Co-Product      Raffinate (mixed    1
                                                                      butenes) *1
                                                                      Sched 6
----------------------------------------------------------------------------------------------------
       ICI (purchased       Purchaser     Wilton      Product         Raw Pygas *2        1
       from Blue)                                                     Sched 3
----------------------------------------------------------------------------------------------------

*1  All in E&C Supply Agreement
*2  All in PS Agreement
*3  All in FS Agreement

                            Relevant Petrochemicals

                                  INTERFACES

                                 Category 2/3

                                Not Agreed Form

       SELLER             BUYER       SITE             TYPE                   INTERFACE              CATEGORY
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Electricity              2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Potable Water            2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Raw Water (including     2/3
                                                                              HP fire water)
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Steam                    2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Compressed Air           2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Nitrogen                 2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Slops & Deballast        2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Service                Various services         2/3
                                                                              provided by North
                                                                              Tees
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Service                Effluent Treatment       2/3
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Utility                Fuel Gas                2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Service                Cavity Storage          2/3
                                                                              Operation and
                                                                              Maintenance
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI (CLC)   North Tees       Service                Gas storage and         2/3
                                                                              Brinefields
                                                                              Operation and
                                                                              Maintenance
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Service                Brine Sales             2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Service                Jetty Services          2/3
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   North Tees       Service                Cavity Support          2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Service                Leak repair             2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         North Tees       Service                Propylene storage        2
                                                                              [cavity 74]
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         NTL              Service                Storage tanks,          2/3
                                                                              operation and
                                                                              maintenance
-------------------------------------------------------------------------------------------------------------
       ICI (CLC)          Purchaser   Holford/Lostock  Service                Ethylene storage -       2
                                                                              cavities 213/215@
                                                                              @ Compression/
                                                                              Drying Plant,
                                                                              Lostock
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Billingham       Product                Hydrogen                 2
       (Methanol Plant)
-------------------------------------------------------------------------------------------------------------
       Purchaser          PIP (J.V.)  North Tees       Product                Hydrogen                 2
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Wilton           Product                Hydrogen                 2
       (Chlor-Chemicals)
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI         Wilton           Services (SHE)         Flare stack              2
                                                                              connection/
                                                                              pressure relief
                                                                              services via flare
                                                                              stack B1205
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Wilton           Service (SHE)          Flare stack              2
                                                                              connection/
                                                                              pressure relief
                                                                              services via flare
                                                                              stacks B450 and
                                                                              B205
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI/PIP     North Tees       Service                Storage facilities       2
                                                       (warehousing)          in accordance with
                                                                              ICI/PIP warehousing
                                                                              agreement
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Product                Catalyst supply -        2
                                                                              spot basis
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Product/Service        ICI Chlor-               2
                                                                              Chemicals cavity
                                                                              sonar scanning
                                                                              and mapping
                                                                              services/products
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser               North Tees       Service    Well dipping            2/3
                                                                              services provided
                                                                              by Tracerco for
                                                                              Brinefields
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI (Vinamul)           Warrington       Product    Ethylene                2/3
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI (Chlor-Chemicals)   Runcorn and      Product    Ethylene                 2
                                                  Wilton
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser               Various          Product    Ethylene *1              2
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI (Uniquema)          Wilton           Product    Ethylene                 2
-------------------------------------------------------------------------------------------------------------
       Purchaser          ICI                     North Tees       Service    Pump boundary            2
                                                                               containment system
                                                                              at North Tees
-------------------------------------------------------------------------------------------------------------
       ICI        Purchaser                                        Service    High Sulphur            2/3
                                                                              Fuel Oil Pumping
-------------------------------------------------------------------------------------------------------------

                            Relevant Petrochemicals

                           TRANSITIONAL ARRANGEMENTS

                                 Category 2/3

                                Not Agreed Form

-------------------------------------------------------------------------------------------------------------
       SELLER             BUYER       SITE             TYPE                   INTERFACE            CATEGORY
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   North Tees       Service                Payroll                  3
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Wilton           Service                Purchasing/stores        3
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Engineering              2
                                                                              Services including
                                                                              engineering
                                                                              department
                                                                              services,
                                                                              procedures, guides
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Process                  2
                                                                              Engineering/library
                                                                              Licence
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Process Safety guides    2
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Group Engineering        2
                                                                              Procedures
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser    Various         Service                Group Engineering        2
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                              Guides
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Aspen flowsheeting       2
                                                                              licences
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Analytical services      2

-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Teesside Management      2
                                                                              Procedures
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Eutech and ICI           2
                                                                              Technology services
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Distribution services    3
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Various          Service                Waste disposal           3
-------------------------------------------------------------------------------------------------------------

                            Relevant Petrochemicals

                              PROPERTY INTERFACES

                                Not Agreed Form

-------------------------------------------------------------------------------------------------------------
       SELLER             BUYER       SITE             TYPE                   INTERFACE            CATEGORY
-------------------------------------------------------------------------------------------------------------
       ICI                Purchaser   Wilton           Accommodation -        Licence to occupy        2
                                                       to include office      Wilton Centre
                                                       and admin services
-------------------------------------------------------------------------------------------------------------

                                    PO/MTBE

                     INTERFACES/TRANSITIONAL ARRANGEMENTS

-------------------------------------------------------------------------------------------------------------
       SELLER         BUYER       SITE             TYPE            INTERFACE                       CATEGORY
-------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser   Port Neches,     Product         HSCC Petrochemical
                                  Texas                            Corporation toll manufacture
                                  (PO/MTBE)                        all PG sold by the
                                                                   PO/MTBE business.
 ------------------------------------------------------------------------------------------------------------------
                                                   Product         HSCC Corporation is an
                                                                   important customer of the
                                                                   PO/MTBE business for the
                                                                   products PG (propylene
                                                                   glycol) and PO (propylene
                                                                   oracle).
------------------------------------------------------------------------------------------------------------------
                                                   Product         Propylene and glycol are
                                                   (raw material)  exclusively supplied to the
                                                                   PO/MTBE business by other
                                                                   HSCC entities.
------------------------------------------------------------------------------------------------------------------
                                                   Product         The oxygen and steam
                                                   (raw material)  supplied by Air Liquide to
                                                                   the Port Neches plant is
                                                                   legally purchased by HSCC
                                                                   Corporation and resold to
                                                                   PO/MTBE.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser   Port Neches,     Services Utilities   The PO/MTBE plant at Port
                                  Texas                                 Neches is totally dependent
                                                                         on HSCC for:
                                                                        -  supply of raw materials
                                                                           (see above)
                                                                        -  utilities
------------------------------------------------------------------------------------------------------------------
                                                                        -  disposal of by products
                                                                        -  personnel:
------------------------------------------------------------------------------------------------------------------
                                                                        -  management and
                                                                           operation of the plant
                                                                           [overhead costs?] [caps
                                                                           on liability of HSCC.]
                                                                        -  sales activities
                                                                        -  technical and product
                                                                           research and development
                                                                        -  Offtake of products (see
                                                                           above)
------------------------------------------------------------------------------------------------------------------
                                                   Product Services     HSCC has second
                                                                        PO/MTBE plant on a
                                                                        different site; services,
                                                                        personnel, supplies common
                                                                        to both plants need to be
                                                                        allocated to the JV in the
                                                                        best interest of the JV.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser   Port Neches      Product              Nitrogen supply agreement;
                                  Terms                                 covers both PO/MTBE
                                  (PO/MTBE)                             plants of HSCC; could also
                                                                        apply to the Methanol supply
                                                                        contract (which were not in
                                                                        the dataroom)

------------------------------------------------------------------------------------------------------------------
                                                   Services
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Service              Operating and Maintenance
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Product              Propylene Supply
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Service              Management Services
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Product              Glycol Supply
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Service              Process Development Area
                                                                        Operations and Technical
                                                                        Services for Propylene
                                                                        Oxide/MTBE
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Product              Propylene Oxide Purchase
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Product              Propylene Glycol Toll
                                                                        Conversion
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                                         Consolidation Agreement
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Utility              Steam, Oxygen and Utilities
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Service              Tax Sharing
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Product              Purchase of Ethylene Oxide
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

       HSCC           Purchaser                    Product              PG Supply
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Product              Propane Sales to Huntsman
                                                                        [PO-041]
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Utility              Steam [PO-055]
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Service              Co-generation [PO-050]
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser   Port Neches,                          Pipeline administration
                                  Texas (docks)
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                                         Operation of Joint
                                                                        Wastewater Treatment Plant
------------------------------------------------------------------------------------------------------------------
       HSCC           Purchaser                    Service              Use of Pipeline Pipe Rack
------------------------------------------------------------------------------------------------------------------

                                    PO/MTBE

                             PROPERTY ARRANGEMENTS

--------------------------------------------------------------------------------------------------------
       SELLER    BUYER           SITE          TYPE              INTERFACE                    CATEGORY
--------------------------------------------------------------------------------------------------------
       HSCC    Purchaser  Port Neches,                       Pipeline Lease
                          Texas (docks)
--------------------------------------------------------------------------------------------------------
       HSCC    Purchaser                                     Ownership of Joint
                                                             Wastewater Treatment Plant
--------------------------------------------------------------------------------------------------------
       HSCC    Purchaser                                     Lease PO/TBA Pilot Plant
                                                             Facility
--------------------------------------------------------------------------------------------------------
       HSCC    Purchaser                                     License Agreement for
                                                             MTBE Bldg. No. 4
--------------------------------------------------------------------------------------------------------
       HSCC    Purchaser                                     Sub-lease of GATX Rail
                                                             Cars
--------------------------------------------------------------------------------------------------------

                                 Polyurethanes

                                  INTERFACES

                                 Category 2/3

                                Not Agreed Form

------------------------------------------------------------------------------------------------------------------------------
       SELLER           BUYER           SITE                TYPE       INTERFACE                             CATEGORY
------------------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Wilton              Product    Caustic Soda (20%)                            2
                                                                                                             ((Pounds)145K pa)
------------------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Wilton              Product    Sulphuric Acid                                2
                                                                                                             ((Pounds)20K pa)
------------------------------------------------------------------------------------------------------------------------------
       ICI (Aromatics)  Purchaser       North-East          Services   Benzene Pipeline important                    2
------------------------------------------------------------------------------------------------------------------------------
       Purchaser        ICI (Acrylics)  Rozenburg           Services   Engineering Maintenance and Site              3
                                                                       Infrastructure; Purchasing for            [possible
                                                                       Engineering Maintenance and Site         interface]
                                                                       Infrastructure including external
                                                                       services but not raw materials,
                                                                       packaging or logistics.  Possible
                                                                       transitional service.
------------------------------------------------------------------------------------------------------------------------------
       ICI (Eutech)     Purchaser       Various             Services   Process Engineering Licence                   3
------------------------------------------------------------------------------------------------------------------------------
       ICI (Argentina)  Purchaser       St. Lorenzo         Service    Tolling Agreement re blending                 2
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                        Argentina                      operation
------------------------------------------------------------------------------------------------------------------------------
       Purchaser        ICI (Quest)     Rozenburg           Utilities  Water                                         2
------------------------------------------------------------------------------------------------------------------------------
       Purchaser        ICI (Quest)     Rozenburg           Utilities  Electricity                                   2
------------------------------------------------------------------------------------------------------------------------------
       Purchaser        ICI (Quest)     Rozenburg           Utilities  Effluent                                      2
------------------------------------------------------------------------------------------------------------------------------

                                 Polyurethanes

                           TRANSITIONAL ARRANGEMENTS

                                 Category 2/3

                                Not Agreed Form

------------------------------------------------------------------------------------------------------------------------------------
       SELLER                      BUYER             SITE              TYPE       INTERFACE                           CATEGORY
-----------------------------------------------------------------------------------------------------------------------------------
       ICI (ICI Technology)        Purchaser         Various           Services   Project Management &                    3
                                                                                  Engineering Consultancy,
                                                                                  Manufacturing Technology,
                                                                                  R&T Management
------------------------------------------------------------------------------------------------------------------------------------
       ICI                         Purchaser         Various           Services   R&T (unlikely to continue)              3
------------------------------------------------------------------------------------------------------------------------------------
       Purchaser                   ICI               Various           Services   R&T (unlikely to continue)              3
------------------------------------------------------------------------------------------------------------------------------------
       ICI                         Purchaser         Sao Paulo,        Services   Use of Paints laboratory                3
                                                     Brazil
------------------------------------------------------------------------------------------------------------------------------------
       ICI (Eutech)                Purchaser         Wilton (and       Services   Project Management and                  3
                                                     others?)                     Engineering including
                                                                                  Purchasing - current position
                                                                                  but presumably not intended
                                                                                  to continue post-Completion
------------------------------------------------------------------------------------------------------------------------------------
       ICI (P&L)                   Purchaser         Worldwide         Services   Management of shipping                  3
                                                                                  contracts and expert advice
                                                                                  for transportation and              [possible
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  distribution worldwide              interface]
------------------------------------------------------------------------------------------------------------------------------------
       Purchaser (Ternate)         ICI               Milan             Services   HQ/Accounts Services                    3
------------------------------------------------------------------------------------------------------------------------------------
       Purchaser (Singapore)       ICI               Malaysia          Services   Cost Sharing                            3
------------------------------------------------------------------------------------------------------------------------------------
       ICI (Symphony) and          Purchaser and     Various           Products   "Symphony" - products are               3
       Purchaser                   ICI                                            purchased under ICI global
                                                                                  contracts and in certain
                                                                                  circumstances Polyurethanes is
                                                                                  lead buyer:-
                                                                                  -Ethylene Oxide
                                                                                  -UV additives
                                                                                  -Adipic Acid
                                                                                  -BDO
                                                                                  -drums
                                                                                  -Propylene Glycol
                                                                                  -PO
                                                                                  This is current position but
                                                                                  presumably not intended to
                                                                                  continue post-Completion
------------------------------------------------------------------------------------------------------------------------------------
       ICI (Uniquema)              Purchaser         Wilton (?)        Services   Overhauls and Maintenance               3
                                                                                  (terminates July 99)
------------------------------------------------------------------------------------------------------------------------------------
       ICI (US)                    Purchaser         ICI               Services   Corporate SHE -current                  3
                                                     Wilmington                   position but presumably not
                                                                                  intended to continue post-
                                                                                  Completion
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       ICI                         Purchaser         Belgium           Services   Cash Pooling Services (Cash             3
                                                                                  Management) and Intra
                                                                                  Group Bank (for loans etc),
                                                                                  Tax Treasury and internal
                                                                                  audit services - current
                                                                                  position but presumably not
                                                                                  intended to continue post-
                                                                                  Completion
------------------------------------------------------------------------------------------------------------------------------------
       Purchaser (ICI              ICI (Acrylics/    Everberg          Services   Everberg site services                  3
       Holland)                    Uniquema)
------------------------------------------------------------------------------------------------------------------------------------
       ICI                         Purchaser         Wilton            Services   Occupational health                     3
------------------------------------------------------------------------------------------------------------------------------------
       ICI                         Purchaser         Wilton            Services   Mail and Printing                       3
------------------------------------------------------------------------------------------------------------------------------------
       ICI                         Purchaser         Various           Services   ICI Coordination Centre NV              3
                                                                                  Finance Services - expected
                                                                                  to cease on Completion
------------------------------------------------------------------------------------------------------------------------------------
       ICI                         Purchaser         Various           Services   SHE                                     3
------------------------------------------------------------------------------------------------------------------------------------

                                    Tioxide

                                  INTERFACES

                                  Category 1

                Agreed Form Term Sheets - initialled on signing

-----------------------------------------------------------------------------------------
       SELLER   BUYER          SITE            TYPE     INTERFACE               CATEGORY
-----------------------------------------------------------------------------------------
       HSCC     ICI (ACMA      Greatham to     Product  Titanium tetrachloride     1
                Ltd)           East site
-----------------------------------------------------------------------------------------

                                    Tioxide

                                  INTERFACES

                                 Category 2/3

                                Not Agreed Form

------------------------------------------------------------------------------------------------------
       SELLER       BUYER          SITE               TYPE       INTERFACE                  CATEGORY
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     East site,         Utility    (electricity metered)         3
                                   Billingham
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     East site,         Utility    Steam/water (via 3rd          3
                                   Billingham                    party)
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     Various            Service    ICI Technology                2
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
       ICI           Purchaser     Various            Service    ICI Eutech                    2
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     Grimbsy, Calais,   Service    ICI Eutech Raman              2
                                   Huelva,                       Analyser
                                   Umbogintwini
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     Various            Service    ICI Medical Services          2
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     North East         Product    Sulphur                       2
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     North East         Products   Chlorine liquid               2
------------------------------------------------------------------------------------------------------
       ICI           Purchaser     North East         Products   Caustic soda                  2
------------------------------------------------------------------------------------------------------
       Purchaser     ICI           Billingham         Products   Sulphuric acid                2
                                   (Acrylics)
------------------------------------------------------------------------------------------------------
       Purchaser     ICI           North East         Products   Sodium Hypochlorite           2
------------------------------------------------------------------------------------------------------
       ICI (Eutech)  Purchaser     Various            Service    Process Engineering           3
                                                                 Licence
------------------------------------------------------------------------------------------------------

                                    Tioxide

                           TRANSITIONAL ARRANGEMENTS

                                 Category 2/3

                                Not Agreed Form

-----------------------------------------------------------------------------------------------------------------------
       SELLER           BUYER           SITE             TYPE             INTERFACE                    CATEGORY
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          EPP advice                        3
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          Product stewardship -             3
       (Girona Centre)                                                    emergency tel no re
                                                                          copperas transport
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       East site,       Utilities        TEL pay for security and          3
                                        Billingham                        refuse costs to Synetix
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          AMEX (Travel)                     3
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          AMEX (Corporate card)        Terminate on
                                                                          NB: ICI Contract              completion
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          Engineering standards             3
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Billingham       Service          ICI waste disposal                3
                                                                          service
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          Internal audit                    3
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          Treasury/tax/corporate            3
                                                                          finance
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          ICI Loan         LPC loan/EB/Midland/         Paid off on
                                                         Agreement        Montague/Lloyds              completion?
----------------------------------------------------------------------------------------------------------------------
       Purchaser        ICI             Greatham         Service          Pilot plant services for          3
                                                                          ACMA Ltd
----------------------------------------------------------------------------------------------------------------------
       ICI              Purchaser       Various          Service          ICI learning                      3
                                                                                                       Inappropriate
                                                                                                       to continue?
----------------------------------------------------------------------------------------------------------------------

                                    Tioxide

                      TRANSITIONAL PROPERTY ARRANGEMENTS

                          Property - Not Agreed Form

-------------------------------------------------------------------------------------------------------
       SELLER     BUYER       SITE           TYPE           INTERFACE                     CATEGORY
-------------------------------------------------------------------------------------------------------
       Purchaser  ICI         East site/     Property       ACMA Ltd require 2 year           3
                              Billingham                    lease, determinable on 3
                                                            months notice by ACMA Ltd
-------------------------------------------------------------------------------------------------------
       ICI        Purchaser   East site/     Property       TEL informal access route         3
                              Billingham                    over ICI land
-------------------------------------------------------------------------------------------------------
       ICI        Purchaser   Various        Service        Security advisory service         3
-------------------------------------------------------------------------------------------------------
       ICI        Purchaser   Various        Service        ICI SHE standards guidance        3
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6

                          ALLOCATION OF CONSIDERATION

PART I.  SALE SHARES AND LOCAL BUSINESSES TO BE TRANSFERRED AT CLOSING

                                                                $
Tioxide Group Ltd (shares)                                       343,989,155
ICI Europe Ltd (shares)                                           44,000,000
ICI PLC (Polyurethanes Business intellectual property)           200,000,000
ICI PLC (Polyurethanes Business Assets)                          320,000,000
ICI Americas Inc. (Polyurethanes Business Assets plus            520,000,000
 shares in Rubicon Inc.)
ICI Chemicals and Polymers Ltd (Relevant Petrochemicals           80,000,000
 Business except for the Olefins Manufacturing Business)
Impkemix (No. 46) Ltd (shares)                                       100,000
ICI Chemicals and Polymers Ltd (Olefins Manufacturing            200,000,000
 Business)


PART II.  ALLOCATIONS FOR OTHER TRANSFERS

COMPANIES/JOINT VENTURES                                        $

Tioxide Business
Tioxide Americas Inc. (shares)                                     3,071,344
Tioxide Americas Inc. (note)                                     111,928,656
Tioxide Europe SA - Spain (shares)                               114,964,993
Tioxide Europe SA - Spain (note)                                  18,035,007
Tioxide Europe GmbH (shares)                                       5,000,000
Tioxide (Malaysia) Sdn Bhd (shares)                               65,000,000
Tioxide Group Ltd (notes)                                        116,010,845


Polyurethanes Business
ICI Holland BV (shares)                                          188,306,272
ICI Holland BV (note)                                            231,693,728
Nippon Polyurethane Industry Co Ltd (shares)                      31,000,000
Arabian Polyol Co Ltd (shares)                                     3,000,000
Chemical Blending Holland BV (shares)                                200,000


Systems Houses
--------------
ICI Mex SA DE DV (shares)                                         26,000,000

ICI PU (China) Holdings BV (shares)                               10,000,000


Selling Operations
------------------
PT ICI Indonesia (assets)                                            200,000
ICI PU (Asia Pacific) Pte Ltd (shares)                               700,000


BUSINESSES


Systems Houses
--------------
ICI Argentina S.a.i.c.                                             7,000,000
ICI Colombia SA                                                    7,000,000
Deutsche ICI GmbH                                                  5,500,000
ICI Italia Spa                                                    14,500,000
ICI Taiwan Ltd                                                     8,000,000
ICI 1996 (Thailand) Ltd                                            5,000,000


Selling Operations
------------------
ICI Belgium NV/SA                                                    500,000
ICI Brasil Quimica Ltda                                            3,200,000
ICI Canada Inc                                                     3,600,000
ICI Espana SA                                                        500,000


PART III.  NON-COMPETE COVENANT

ICI PLC                                                          115,474,000


TOTAL                                                          2,803,474,000
                                                               -------------

                                   SCHEDULE 7

                                WORKING CAPITAL

-----------------------------------------------------------------------------------------------------------------------
   Local Business/Company    Jurisdiction      ICI Reporting      Lower End of        Net Working       Upper End of
                                                Source Code      Working Capital      Capital at       Working Capital
                                                                      Range          30 June 1998           Range
                                                                    (Pounds)'m         (Pounds)'m         (Pounds)'m
-----------------------------------------------------------------------------------------------------------------------
Polyurethanes
Companies
ICI Europe Ltd              England                 6114                7.3                7.7                8.0
PT ICI Indonesia            Indonesia               7240               -0.1               -0.1               -0.1
ICI Mex SA de CV            Mexico                  7187                2.2                2.3                2.4
ICI Holland BV              Netherlands          6033/ 6047           -33.0              -34.7              -35.9
 (including Chemical
Blending Holland BV)
ICI Polyurethanes           China                   7182                1.2                1.3                1.3
 (China) Ltd
ICI Polyurethanes (Asia     Singapore               7235               -0.3               -0.3               -0.3
 Pacific) Pte Ltd
ICI PU (China) Holdings     Netherlands             6241                0.0                0.0                0.0
 BV
ICI Iota BV                 Netherlands             6325                0.0                0.0                0.0
Impkemix (No 46) Ltd        England                 3566                0.0                0.0                0.0

Local Businesses/2/
ICI PLC                     England                 1055               98.1              103.3              106.8
ICI Canada Inc.             Canada                  5366                0.3                0.3                0.3
ICI Americas Inc.           U.S.A                   5656               34.0               35.8               37.0
 (including Rubicon Inc)
Deutsche ICI GmbH           Germany                 6005                0.1                0.1                0.1
ICI Espana SA               Spain                   6036                0.0                0.0                0.0
ICI Italia Spa              Italy                   6038                0.6                0.6                0.6
ICI Belgium NV/ SA          Belgium                 6053               -0.3               -0.3               -0.3
ICI Argentina Saic          Argentina               7188                1.4                1.5                1.6
ICI Brasil Quimica Ltda     Brasil                  7196                1.1                1.2                1.2
ICI Taiwan Ltd              Taiwan                  7366                0.3                0.3                0.3
ICI 1996 (Thailand) Ltd     Thailand                7318                0.6                0.6                0.6

Intra-business              -                       1132               -0.6               -0.6               -0.6
 elimination of profit
 on stock
-----------------------------------------------------------------------------------------------------------------------

Polyurethanes Business                                                113.1              119.0              123.0
 Total
-----------------------------------------------------------------------------------------------------------------------

Tioxide
Companies
Tioxide Americas Inc.       U.S.A.                  5606               12.6               13.2               13.7
Tioxide Europe GmbH         Germany                 6235               -0.2               -0.3               -0.3
Tioxide (Malaysia) Sdn      Malaysia                7356                5.7                6.1                6.3
 Bhd
Tioxide Europe SA           Spain                   6001               12.6               13.3               13.8
Tioxide Group Ltd           England                 3000               39.2               41.2               42.6
 (including Tioxide
 Europe Ltd)
-----------------------------------------------------------------------------------------------------------------------

     /2/ Identified by member of ICI's Group which conducts this business at the date of this Agreement.

                                                                        Page 203



-----------------------------------------------------------------------------------------------------------------------
   Local Business/Company    Jurisdiction      ICI Reporting      Lower End of        Net Working       Upper End of
                                                Source Code      Working Capital      Capital at       Working Capital
                                                                      Range          30 June 1998           Range
-----------------------------------------------------------------------------------------------------------------------
Tioxide Canada Inc.         Canada                   5000               6.1                6.4                6.7
-----------------------------------------------------------------------------------------------------------------------
Tioxide Europe SA           France                   6230              24.1               25.4               26.2
 (including Tioxide
-----------------------------------------------------------------------------------------------------------------------
Europe NV/ SA)
Tioxide Europe Srl          Italy                    6000              27.5               29.0               29.9
-----------------------------------------------------------------------------------------------------------------------
Tioxide Europe AB           Sweden                   6234              -0.4               -0.5               -0.5
Tioxide Europe Titanium     Turkey                   6530               0.0                0.0                0.0
 Pigmentleri Ticaret
 Ltd Sirketi
Tioxide Southern Africa     Rep. South Africa        7000               3.9                4.1                4.2
 (Proprietary) Ltd (60%
 share) (including
 British Titan Products
 Southern Africa
 (Proprietary) Ltd)
Louisiana Pigment           U.S.A.                   5654               8.7                9.2                9.5
 Company L.P. (50%
 share)

Business adjustment (UK     -                        1067              -0.8               -0.9               -0.9
 related)
Intra-business              -                        1115              -4.4               -4.6               -4.8
 elimination of profit
 on stock

-----------------------------------------------------------------------------------------------------------------------

Tioxide Business Total                                                134.6              141.7              146.5
-----------------------------------------------------------------------------------------------------------------------

Relevant Petrochemicals
Local Business/3/
ICI Chemicals and                                      -               31.3               32.9               34.1
 Polymers Ltd
-----------------------------------------------------------------------------------------------------------------------

TOTAL WORKING CAPITAL                                                 279.0              293.7              303.6
BALANCES
-----------------------------------------------------------------------------------------------------------------------

     For the purposes of clause 7 of this Agreement, all of the figures expressed in sterling in this Schedule 7 shall be converted into dollars at the rate of (Pounds)1/$1.6177.

     /3/ Identified by the member of ICI's Group which conducts this business as at the date of this Agreement.

                                  SCHEDULE 8

                               CLOSING STATEMENT
  IN RESPECT OF FINAL FINANCIAL DEBT, FINAL CASH BALANCES AND CLOSING WORKING
                                    CAPITAL

1. The Closing Statement shall be prepared and agreed in accordance with the provisions of this Schedule.

2.   The Closing Statement shall:

(a) be based on the books and records of the relevant Companies and the Business Vendors;

(b) in relation to any Local Business exclude all Taxes and all Tax assets or rights to repayments of Tax, and in relation to any Company exclude all Tax Liabilities other than VAT, payroll taxes or amounts in respect thereof and all Tax assets or rights to repayments of Tax other than such Tax assets or rights to repayments of Tax relating to VAT or payroll taxes or amounts in respect thereof;

(c) include a statement of the Closing Working Capital for each Company and each Local Business:

     (i)  comprising the following line items in the Accounts:

               In respect of the ICI Business:

               (aa)  stocks;

               (bb) debtors, excluding loans receivable from other members of ICI's Retained Group;

               (cc) creditors due within one year, excluding deferred tax, pension liabilities, short-term borrowings and current instalments of loans; and

               In respect of the PO/MTBE Business:

               (vv)  inventories;

               (ww)  accounts receivable;

               (xx)  other current assets;

               (yy)  accounts payable; and

               (zz) accrued liabilities excluding accrued interest on long-term debt and miscellaneous accruals in respect of unamortised original acquisition costs;

     but (in relation to the Companies) excluding Final Financial Debt and Final Cash Balances and (in relation to the Local Businesses) excluding Excluded Assets and Excluded Liabilities;

     (ii)  as at 00.01 am (applicable local time) on the Closing Adjustments
           Date;

     (iii) being reported in sterling (in the case of the ICI Business) or in dollars (in the case of the PO/MTBE Business);

(d) subject to sub-paragraphs (b) and (c) and paragraphs 3 to 8, be prepared on the same basis and in accordance with the same principles, policies, procedures, methods and practices of accounting as were applied for the purposes of the Accounts and on the basis that the application of principles, policies, procedures, methods and practices of accounting will be consistent with such exercise as applied in relation to the Accounts, Provided that there shall be no requirement to perpetuate an error made in preparing the Accounts and, for the avoidance of doubt, this paragraph (d) shall not prevent changes in circumstances that have taken place between the Accounts Date and the end of the Review Period (as defined in clause 7) from being taken into account in the preparation of the Closing Statement);

(e) subject to sub-paragraphs (b), (c) and (d) and paragraphs 3 to 8, be prepared in accordance with principles, policies, procedures, methods and practices of accounting generally accepted in the United Kingdom (in the case of the ICI Business) or the United States (in the case of the PO/MTBE Business);

(f) include, in relation to each Company, a statement of the Final Financial Debt (including separate identification of the Final Intra Group Debt) and the Final Cash Balance (including separate identification of the Final Intra Group Cash Balance) for that Company;

(g) include (in relation to each of the Polyurethanes Business and the Tioxide Business) the sum representing the total intra-business elimination of profit on stock calculated on the same basis as such sum was calculated for the purposes of the Accounts.

Sub-paragraphs (d) and (e) of paragraph 2 are intended to be applied as a hierarchy, with paragraph (d) being applied first and with paragraph (e) being applied only where ambiguity remains following application of the previous paragraph.

3. The Closing Statement shall be prepared on the basis that it relates to the Companies and the Local Businesses as going concerns and exclude any effects of the change of control or ownership of any of them contemplated by this Agreement or any other effect of this Agreement.

4. All balances relevant for the calculation of the Final Intra Group Debt and the Final Intra Group Cash Balance in the Closing Statement shall be reconciled to the extent practicable between the records of the payer and those of the payee; in the event of any discrepancy the records of the payee shall, unless otherwise agreed, prevail.

5. In determining the Closing Working Capital for any Company or Local Business, no account shall be taken of any event which occurs after the end of the Review Period (as defined in clause 7), but account may be taken of events occurring before this date.

6. For the purposes of the Closing Statement, the valuation of stocks (other than engineering spares) of any Company or Local Business shall be based on a physical stock-take conducted on the Closing Date, which both Vendors and their respective Accountants will be entitled to attend.

7. The Closing Working Capital for the Local Business of ICI Americas Inc. will, for the avoidance of doubt, include, the working capital of Rubicon, Inc. on a basis consistent with the basis on which such working capital was included in the Accounts.

8. Payments due to be made by Companies to members of ICI's Retained Group for the surrender of ACT or losses are to be reflected in the Closing Statement under Creditors.

                                  SCHEDULE 9

                                  WARRANTIES

For the purposes of the Warranties:

(a)  Share Selling Company shall mean:

          (i) as at the date of this Agreement, those companies identified as "Shareholders" in column 2 of Part A of Part II of Schedule 1 and as "Current Parent" in column 1 of Part B of Part II of Schedule 1 or in column 1 of Part IV of Schedule 1;

          (ii) as at Closing, those companies identified as Share Selling Companies in column 1 of Part I of Schedule 1;

(b)  Sale Shares shall mean:

          (i) as at the date of this Agreement, the entire issued share capital of the "Subsidiary Undertakings" listed in column 3 of Part A of
               Part II of Schedule 1, column 2 of Part B of Part II of Schedule 1 or the "Number and Class of shares owned and to be sold" as shown in column 3 of Part IV of Schedule 1;

          (ii) as at Closing, the entire issued share capital of the company listed in column 2 of Part 1 of Schedule 1.

General

Capacity and conduct of business

1.1 Each of the Vendors and each Share Selling Company and Business Vendor and any other party to any Transaction Agreement (other than the Purchaser or any other member of the Purchaser's Group) is duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated and has (or will have at the time such agreements are entered into and performed) the necessary corporate power and corporate authority to enter into and to perform those of the Transaction Agreements to which it is a party.

1.2 Those of the Transaction Agreements to which they are party constitute valid and binding obligations of the Vendor and each Share Selling Company, Business Vendor and any other party to any Transaction Agreement (other than the Purchaser or any other member of the Purchaser's Group).

1.3 The execution, delivery and compliance with the terms of those of the Transaction Agreements to which they are party by the Vendor, the Share Selling

Companies, the Business Vendors and any other party to any Transaction Agreement (other than the Purchaser or any other member of the Purchaser's Group) will:

(a) not constitute a breach of any Material Contract or entitle any person to terminate or avoid any such contract, where such breach, termination or avoidance (or such breaches, terminations or avoidances collectively) will cause a material adverse effect on the relevant Business;

(b) be in compliance with the memorandum and articles of association, bye-laws or other equivalent constitutional documents of the Vendor and of each Share Selling Company and Business Vendor;

(c) not contravene any order, judgement, decree, law or regulation by which the Vendor or any Company, Share Selling Company or Business Vendor (in respect of any Local Business only) is bound where any such contravention(s), individually or collectively, will cause a material adverse effect on the relevant Business; and

(d) not require any consent from any party to any Material Contract which is not a member of the Vendor's Group.

The Companies

2.1  The information relating to the Companies and Subsidiaries contained in
Schedule 1 and Exhibit G is true and accurate in all respects.

2.2 Compliance has been made with all legal requirements in connection with the formation of each of the Companies and all issues and grants of shares, debentures or other securities of any of them, in each case other than de minimis or technical requirements.

Ownership of Shares

3.1 Each Share Selling Company is the sole legal and beneficial owner of the Sale Shares set out next to its name in Schedule 1.

3.2 Each Share Selling Company is entitled to sell and procure the transfer of the full legal and beneficial ownership in the Sale Shares set out next to its name in Schedule 1 free from any encumbrance, equity or third party right of any nature.

3.3 The Sale Shares are fully paid up or credited as fully paid up and, in the case of the companies listed in Parts I and II of Schedule 1, represent the whole of the issued share capital of the relevant company and, in the case of companies listed in Parts III and IV of Schedule 1, the entire issued Share capital of each such company is as set out in Exhibit G and the relevant Sale Shares represent all of the share capital of those companies held by any member of the Vendor's Group.

3.4 No agreement or contract has been entered into which requires or may require any Company to allot or issue any share or loan capital and no Company has allotted or issued any securities which are convertible into share or loan capital.

3.5 There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting any of the Sale Shares and there is no agreement or commitment to give or create any of the foregoing and there are no rights of pre-emption or restrictions on transfer in relation to the Sale Shares.

Subsidiaries

4.1 Except as set out in Parts II, III and IV of Schedule 1, no Company is the holder or beneficial owner of (nor has agreed to acquire) any class of any shares or loan capital or other securities of any other corporation.

4.2 Except in relation to the Joint Venture Interests, no Company and, in relation to the Business, no Business Vendor is or has agreed to become a member of any partnership, unincorporated association, joint venture or consortium (other than recognised trade associations).

Assets and Insurance

5.1 Except for the Excluded Assets and those assets that are leased, each Company and each Business Vendor has full legal and beneficial title to the fixed and current assets of the Business reflected in the Accounts (save for fixed and current assets worth less than $100,000, as defined for the purposes of the Accounts, and save for fixed and current assets disposed of by the Company or Business Vendor in the ordinary course of its business since the Accounts Date) and to all fixed and current assets acquired by that Company or Business Vendor since the Accounts Date (save for fixed assets and current assets worth less than $100,000, as defined for the purposes of the Accounts and save for any such fixed or current assets disposed of by the Company or Business Vendor in the ordinary course of business). Except for the Excluded Assets and those assets that are leased, the fixed and current assets individually worth less than $100,000 to which the Companies and Business Vendors do not have full legal and beneficial title have an aggregate value of $6,000,000 or less. A Company or a Business Vendor either has in its possession, or is entitled (subject to any Permitted Encumbrance) to take possession of, each of the assets of the Business capable of possession other than those which are leased.

5.2 None of the assets of any Company or, in respect of the Business, of any Business Vendor, is subject to any encumbrance (including without limitation any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, option or right of pre-emption) other than any Permitted Encumbrances and there is no agreement or commitment to give or create any.

5.3 Save for Intellectual Property Rights (which for the avoidance of doubt are dealt with in paragraph 17 below), the Business Assets together with the property rights, assets and facilities owned by the Companies comprise all the property rights, assets and facilities now used exclusively or primarily in the Business, and such properties, rights, assets and facilities together with those to be provided under the arrangements which are the subject matter of clause 15 and/or Schedules 17, 20 or 22 comprise all the assets which are necessary as at Closing for the carrying on of the Business at Closing in the manner in which it is presently conducted.

5.4 So far as the Vendor is aware, all key items of Plant and Equipment are in reasonable working order (subject to fair wear and tear, having regard to their age and use, taken as a whole) so as to be capable of operating on a comparable basis as they have been operated by the Business during the last 12 months.

5.5 Save for fluctuations and variations in Stock due to normal business factors including, without limitation, production schedules and market demand (including seasonal factors affecting the same) and save for, in the case of Tioxide, excess Stock arising out of the settlement arrangements between QIT and TGL following the arbitration proceedings disclosed in the Disclosure Letter, the Stock taken as a whole comprises broadly the same mix of types and grades of products as are required for the trading requirements of the Business and the Stock has been maintained at levels which in the ordinary course of business have been appropriate to meet the current level of sales in the Business.

5.6 The statutory books (including registers and minute books) of each Company have been properly kept and contain in all material respects bona fide and accurate records of all matters customarily or required to be dealt with therein.

5.7 The Data Room contains details of the current insurance arrangements applicable to each Company and the Business. All premiums in relation to those arrangements have been duly paid and, so far as the Vendor is aware all such policies are in full force and effect and are not void or voidable. There is no claim for an amount in excess of $150,000 outstanding under any such arrangement and, so far as the Vendor is aware, no event has occurred which is likely to give rise to any claim for an amount in excess of $150,000.

Compliance with law

6. No Company or, in respect of the Business, any Business Vendor is in contravention of any law, statute, order or regulation of any relevant jurisdiction (other than any anti-trust or similar legislation), where such contravention when taken together with contraventions arising out of the same or related acts, omissions, facts or circumstances will cause a material adverse effect on the relevant Business.

Licences and consents

7.1 The Companies and, in respect of the Business, the Business Vendors together have all governmental authorisations, licences, consents, permissions, approvals and qualifications (being qualifications which the Company or Business Vendor concerned is required to have for such purpose by applicable law) necessary to carry on the Business in all material respects in the manner in which such Business is now carried on and such authorisations, licences, consents, permissions, approvals or qualifications as are so necessary are in full force and effect and, so far as the Vendor is aware, there are no circumstances which are likely to cause any such authorisation, licence, consent, permission or approval not to be renewed or revoked, where its revocation or non-renewal (or such revocations or non-renewals collectively) will cause a material adverse effect on the relevant Business.

7.2 All the authorisations, licences and consents referred to in paragraph 7.1 are valid and subsisting and have been complied with in all material respects.

Litigation, insolvency and product liability

8.1 No Company and, in respect of the Business, no Business Vendor is engaged in any litigation, arbitration, administrative or criminal proceedings likely to involve that Company or Business Vendor paying any sum in excess of $150,000 or which otherwise will, individually or collectively, cause a material adverse effect on the relevant Business and, so far as the Vendor is aware, there are no such proceedings pending or threatened in writing.

8.2 There are no orders, decrees, judgments or agreements with any Court or governmental authority or agency to which any Company or Business Vendor or the Vendor is a party or by which any Company, Business Vendor or the Vendor is bound and which will, individually or collectively, cause a material adverse effect on the relevant Business.

8.3 No member of the Vendor's Group is engaged in any litigation or arbitration proceedings which are likely, individually or collectively, to have a material effect on the capacity of the Vendor or any Share Selling Company or Business Vendor to perform its obligations under this Agreement and, so far as the Vendor is aware, no such legal or arbitration proceedings have been threatened in writing.

8.4 No administrator, receiver or administrative receiver or any other equivalent officer has been appointed in respect of any Company or Business Vendor or in respect of any part of the assets or undertakings of any such company.

8.5 No petition has been presented, no order has been made, no resolution has been passed and no meeting has been convened for the winding-up of any Company or Business Vendor or for an administration order or the equivalent in the relevant jurisdiction of incorporation to be made in relation to any Company or Business Vendor.

8.6   No Company or Business Vendor is unable to pay its debts as they fall due.

8.7 No distress, distraint, charging order, garnishee order, execution or other equivalent process in the jurisdiction of incorporation has been levied or, so far as the Vendor is aware, applied for in respect of the whole or any material part of the property, assets and/or undertaking of any Company or Business Vendor and remains outstanding.

Environmental matters

9. For the purposes of the warranties in this paragraph 9, where applicable the definitions in Schedule 14 and/or Schedule 14A (as applicable) shall apply.

9.1 So far as the Vendor is aware, during the period of three years expiring on the date of this Agreement, each Company or, in respect of its Local Business, each Business Vendor has complied with all material Environmental Permits and Environmental Laws except where failure to comply would not have a material adverse effect on the relevant Business.

9.2 All material Environmental Permits have been obtained and are in full force and effect and, so far as the Vendor is aware, no circumstances exist which are likely to result in (a) the variation, limitation or revocation of any such Environmental Permit; or (b) any such Environmental Permit not being extended, renewed or granted (provided that the transactions provided for in this Agreement do not constitute a "circumstance" for the purpose of this Agreement) except where such circumstances, or the matters referred to in (a) or
(b) would not have a material adverse effect on the relevant Business.

9.3 No Company or, in respect of its Local Business, no Business Vendor is involved in any litigation, proceedings or claim by any relevant authority or other person under Environmental Laws or in relation to Environmental Matters and, so far as the Vendor is aware, none is threatened except, in each case, where such actual or threatened litigation, proceedings or claim would not have a material adverse effect on the relevant Business.

9.4 So far as the Vendor is aware, there are no audits or other assessments, reviews, or reports in its possession or the release of which is in its control relating to Environmental Matters which have not been disclosed to the Purchaser the contents of which would reveal facts or circumstances likely to give rise to a material adverse effect on the relevant Business.

Accounts

10. In respect of the ICI Business, the Accounts were, save as specified therein, prepared in all material respects in accordance with accounting principles generally accepted in the United Kingdom. On that basis, and subject as described in the Accounts, such Accounts present fairly, in all material respects, in accordance with the basis of preparation set out in Note 1 to the Accounts, the aggregate financial position of the ICI Business as at the Accounts Date and the aggregate results of its operations for the year ended on the Accounts Date. Without prejudice to the generality of the foregoing, there are no material fixed assets and investments included in the Accounts which are not part of the ICI Business. In respect of the PO/MTBE Business, the Accounts were prepared in all material respects in accordance with accounting principles generally accepted in the United States. On that basis, subject as described in such Accounts, such Accounts present fairly, in all material respects, the financial position of the PO/MTBE Business at the Accounts Date and the results of its operations for the year ended on the Accounts Date. Without prejudice to the generality of the foregoing, there are no material fixed assets and investments included in the Accounts which are not part of the PO/MTBE Business.

Grants

11. No Company has received any grant, subsidy, payment or allowance from any governmental authority, body or agency (whether supranational, national, regional or local) (but always excluding any relating to Taxation) during the last six years of $500,000 or more (or $2,000,000 or more in aggregate for all Companies) which would be repayable as a result of the sale of the Sale Shares and Local Businesses under this Agreement.

Anti Competitive Arrangements

12.1 So far as the Vendor is aware, the Vendor is not and has not been in the last three years, and no Company or Business Vendor is or has been in the last three years, a party to any agreement, arrangement, concerted practice or course of conduct which infringes any anti-trust or similar legislation in any jurisdiction in which the Company or Business Vendor carries on the Business, where the consequences of such infringement(s), individually or collectively, will cause a material adverse effect on the relevant Business.

12.2 The Vendor has not and no Company or Business Vendor (in relation to its Local Business) has received in the last three years any process, notice or written communication from any local, national or supranational authority having jurisdiction in competition matters in relation to any aspect of the Business or any agreement, arrangement, concerted practice or course of conduct to which they are alleged to be a party in relation to the Business the nature or subject matter of which is, individually or collectively, likely to cause a material adverse effect on the relevant Business. So far as the Vendor is aware, no such process, notice or communication is likely to be received.

Material Contracts and Guarantees

13.1 No Company or Business Vendor, in relation to its Local Business, is party to any Material Contract.

13.2 Other than in the ordinary course of business, no Business Contract, or contract to which any Company is a party (or the benefit of which is held in trust for or has been assigned to any of the Companies), restricts the freedom to carry on the whole or any part of the Business in any part of the world where the consequences of such restriction when taken together with any related restrictions applying to the Business, will cause a material adverse effect on the relevant Business.

13.3 No Company or, in respect of the Business, any Business Vendor has received written notice of any breach of, or default under, any Material Contract and, so far as the Vendor is aware, no other party to a Material Contract is in breach of, or in default under, any Material Contract, the consequence of which in each case (when taken together with any similar or related breach or default) will cause a material adverse effect on the relevant Business.

13.4 No Company and no Business Vendor (in relation to the Business) is a party to or has any liability (present or future) under any guarantee by it of the obligations of any third party which is not a Company or a member of the Retained Group, being a guarantee under which it has a liability of more than (Pounds)500,000 or, other than in the ordinary course of business, any letter of credit, hire purchase, credit sale, conditional sale agreement, leasing or hiring agreement.

13.5 Neither in the financial period ending on the Accounts Date nor in the period since the Accounts Date has any person (together with other persons connected with him so far as the Vendor is aware) purchased from or sold to each of the Polyurethanes, Relevant Petrochemicals, PO/MTBE or Tioxide Business more than 5 per cent. of the aggregate amount of all sales or purchases made by each such Business during such period.

13.6 In respect of the PO/MTBE Business, the POS Agreement (as defined in clause 18.13) is a Material Contract which is expected to continue to be profitable for the foreseeable future and its terms and conditions will not be changed as a result of its assignment to the Purchaser. No consent is required from the counterparty for the assignment of the POS Agreement to the Purchaser and others.

13.7 Each Material Contract is valid and enforceable in accordance with its terms.

Employees

14.1  For the purposes of this section:

     (a) Site means any one of the Companies' or Business Vendors' sites at which there are more than 30 Employees together with all manufacturing facilities (including systems houses and finishing plants); and

     (b) Warranted Employees means Employees or Business Employees who are employed at a Site and all Senior Employees.

14.2 Particulars of the material terms of employment applicable to the Warranted Employees (other than senior management team members) of the Companies or Business Vendors (other than those terms and conditions imposed by any national collective agreements, industry-wide collective agreements or by any applicable national law or custom and practice) are disclosed in the Data Room. Particulars of the material terms of employment applicable to the senior management team members will be provided to the Purchaser not later than 10 business days after the date of this Agreement.

14.3 Other than national collective agreements and industry-wide collective agreements, the collective agreements (details of which will be provided to the Purchaser prior to Closing) and union recognition agreements disclosed in the Data Room are all the material current written or other material agreements between each Company or Business Vendor and trade unions or representative bodies relating to the Warranted Employees or any of them.

14.4 There is and has been within the last 12 months no material industrial action involving the Warranted Employees in relation to the Companies or the Business Vendors.

14.5 So far as the Vendor is aware, no Senior Employee employed by a Company or Business Vendor has given or been given notice of termination of his employment by the Company or Business Vendor.

14.6 No more than 15 Employees at any one Site have within the last 12 months been given notice of termination of their employment by the Company or Business Vendor.

14.7 Particulars of any individual loan other than travel advances made in the ordinary course of business, relocation packaging or advances in accordance with the terms of any employee benefit plan made by any Company or Business Vendor to a Warranted Employee which is in excess of $100,000 and which shall remain outstanding at Closing, together with particulars of any individual sum owed by a Company or Business Vendor to any Warranted Employee (other than in relation to remuneration and other contractual or customary benefits) which is in excess of $100,000, are set out in the Data Room.

14.8 An up to date list of all Employees employed by a Company or Business Vendor and seconded to the Vendor from any Company or any Business Vendor or from the Vendor to any Company or any Business Vendor is disclosed in the Data Room.

14.9 The Data Room contains lists of all Employees at each Site as at the date that such list was compiled and the number of Employees on each such list has not changed by more than 2% since the date that such list was compiled (excluding changes due to resignations and terminations for cause). To the extent contained in each list, information relating to salary, date of birth (or age) and date of commencement of continuous employment (or length of service) with a Company or Business Vendor is accurate in all material respects. To the extent that the Data Room contains additional information in relation to all Senior Employees, including name and job title, it is accurate in all material respects. The Data Room also contains approximate numbers of Employees of each Company or Business Vendor who are employed at locations which are not Sites.

14.10 Since the Accounts Date no change has been made in the emoluments or other terms of engagement to any group of 20 or more Employees except for increases made in accordance with normal industry and company practice, and no such change and, except as aforesaid, no negotiation or request for such change is due or expected within 6 months from the date of this agreement.

14.11 A list containing each consultancy agreement of an equivalent annual value of US$150,000 between any individual and a Company or Business Vendor (where relevant to the Business or any part of it) with an annual cost to the Business of $150,000 or more is disclosed in the Data Room.

Pensions

15.1  In this paragraph 15:

Pension Schemes means the following arrangements for the provision of Retirement Benefits to and in respect of Employees employed by a Company or Business
Vendor:

Polyurethanes

 .    ICI Pension Fund (including the ICI Supplementary Pension Fund)

 .    ICI International Pension Plan

 .    Avalon Pension Scheme

 .    Deutsche ICI Pension Plan

 .    ICI Holland Pension Scheme

 .    ICI Holland Pre-pension Scheme

 .    Supplementary Pre-pension Plan

 .    PET/Melinar VUT Scheme

 .    ICI Pension Fund VZW

 .    The Plan de Prevision de ICI Espana SA

 .    East Europe Regional Pension Plan (insured under an Insurance Policy with
     Cigna)

 .    ICI China Ltd Retirement Benefit Scheme

 .    ICI Singapore Group Retirement Scheme

 .    ICI Malaysia Retirement Benefits Scheme

 .    ICI Taiwan Polyurethanes Employment Retirement Scheme

 .    ICI Thailand Provident Fund

 .    PT ICI Indonesia Pension Plan

 .    ICI Japan Ltd Pension Plan

 .    ICI Americas Pension Plan (will not cover Polyurethanes employees after 31
     March 1999)

 .    Polyurethanes Pension Plan (spin-off from ICI Americas Pension Fund)

 .    ICI Excess Benefit Plan

 .    Executive Pension Plan

 .    Executive Retirement Plan for Key Employees of ICI's Group

 .    Retiree Medical and Dental Coverage under the ICI Americas Health and
     Dental Care Plan

 .    Executive Supplemental Benefits Plan

 .    Executive Split Dollar Insurance Plan

 .    Executive Supplemental Death Benefit Arrangement

 .    Bonus Conversion Plan of ICI American Holdings Inc.

 .    Unfunded Pension Arrangements of Robert Reen and Ron Wyatt

 .    Trust for the Unfunded Deferred Compensation Plan of ICI American Holdings,
     Inc.

 .    The Trust Deed for the Defined Benefit Plans of ICI American Holdings Inc.,
     dated May 1993.

 .    The Trust Deed for Certain Defined Contribution Plans of ICI American
     Holdings, Inc., dated May 1993.

 .    The Trust Deed for the Unfunded Deferred Compensation Plans of ICI American
     Holdings Ltd Inc., dated June 1993.

 .    ICI Canada Pension Plan

 .    ICI Canada Senior Managers Pension Plan

Relevant Petrochemicals

 .    ICI Pension Fund (including the ICI Supplementary Pension Fund)

 .    ICI International Pension Plan

Tioxide

 .    Tioxide Pension Fund

 .    Tioxide Offshore Pension Fund

 .    The Progefond - fondo pensione

 .    The FONCHIM Associazone fonde Pensione Complemetare a Capitalizzazione per
     i Lavoratori dell'Industra Chimica e Farmaceucitica e del Settorie Affini

 .    Plan de Prevision Social

 .    Convenio Colectivo de Centro

 .    AECI Pension Fund

 .    Tioxide Southern Africa Provident Fund

 .    Tioxide Southern Africa Pension Fund

 .    Tioxide Malaysia and Group Companies Expatriate Retirement Fund

 .    Tioxide Malaysia Retirement Fund

 .    Tioxide America Inc. (TAI) Retirement Plan

 .    TAI Savings Plan

 .    TAI Supplemental Employees Retirement Plan

 .    Tioxide Canada Inc. (TCI) Staff Employees' Pension Plan

 .    TCI Hourly Employees Pension Plan

 .    TCI Supplemental Employees Retirement Plan

Retirement Benefits means any benefits payable in respect of retirement, death, invalidity or long service, including:

(a)  pensions, lump sums and gratuities provided on retirement or death; and

(b)  post-retirement dental or medical benefits;

Transferring Pension Schemes means those of the Pension Schemes which will transfer to the Purchaser by operation of law on the Closing Date.

15.2 The Pension Schemes are the only arrangements (other than those under any public law, statute or regulation) under which any Company or Business Vendor provides or is liable to provide any Retirement Benefits in respect of any Employee employed by a Company or Business Vendor or former employee of a Company.

15.3  The Data Room contains:

(a) all material documents containing the provisions currently governing the Pension Schemes;

(b)   the latest actuarial valuation of each Transferring Pension Scheme.

(c) the latest audited accounts of each Pension Scheme where such accounts exist.

15.4 Each Pension Scheme has been approved by the appropriate taxation, social security and supervisory authorities in the relevant country or state.

15.5 Except in relation to contributions due to any Pension Scheme in respect of the last month, all amounts due to be paid by the Companies or Business Vendor to the Pension Schemes have been paid and those which fall due for Closing will have been paid by that date.

15.6 So far as the Vendor is aware, the Companies and Business Vendor[s] and the trustees, managers and administrators of the Pension Schemes have complied in all material respects at all material times with their respective obligations under the Pension Schemes and all applicable laws and regulations in respect of the Pension Schemes in relation to the Employees employed by a Company or Business Vendor.

15.7 There is no liability to make any payment to any occupational pension scheme established in the United Kingdom (UK Plan) in respect of any Employee under Section 75 of the Pensions Act 1995.

15.8 The appropriate Company or Business Vendor in respect of each UK Plan which is contracted-out holds or is named in and will until Closing continue to hold or be named in an appropriate contracting-out certificate (within the meaning of the Pension Schemes Act 1993) in respect of those of the Employees who are members of any UK Plan. All age-related payments which are due and payable to any UK Plan in respect of any Employee or former employee of any Company or Business Vendor under the Occupational Pension Schemes (Contracting-out) Regulations 1996 (the Contracting Out Regulations) have been received and properly allocated in respect of such Employee or former employee and no age-related payments have been received in breach of the Occupational Pension Schemes (Age-related Payment) Regulations 1997 or Regulation 37 of the Contracting-out Regulations.

15.9 There are not in respect of any of the Transferring Pension Schemes, or the benefits under any of the Pension Schemes in respect of any of the Employees, any material actions, suits or claims pending or threatened.

15.10 No surplus payment within the meaning of the Pension Scheme Surpluses (Administration) Regulations 1987 has been or will be before Closing be made out of any UK Plan. No such payment is proposed to be made out of any such UK Plan to any employer participating in such UK Plan.

15.11 The representations and warranties in 15.2 through 15.10 shall not apply to any Pension Scheme that is a U.S. Benefit Plan. Anything fairly disclosed in the Data Room or the Disclosure Letter is an exception to the representations and warranties applicable to the US Benefit Plans. For the avoidance of doubt, no representations or warranties are being made with respect to the US Benefit Plans of Louisiana Pigment Company or Rubicon Inc.


15.11.1 For purposes of the representation and warranties applicable to US Benefit Plans, the following definitions shall apply


Assumed US Benefit Plans means    the US Benefit Plan of a Company and the US
                                  Benefit Plan of a Business Vendor transferred to the Purchaser by means of this Agreement.

Code means                        Internal Revenue Code of 1986, as amended.

ERISA means                       the Employee Retirement Income Security Act of
                                  1974, as amended.

ERISA Affiliate means             any person with respect to whom the Vendor,
                                  Business Vendor or Company is treated as "single employer" under section 4001(b) of ERISA on the date hereof.

Title IV Plan means               a US Benefit Plan subject to Title IV of
                                  ERISA.

PBGC means                        the Pension Benefit Guaranty Corporation

US Benefit Plan means             (i)  each employee pension benefit plan, as
                                       defined in section 3(2) of ERISA that is subject to ERISA; and

                                  (ii) each material employee welfare benefit
                                       plan, as defined in section 3(1) of ERISA that is subject to ERISA;

                                  that in each case, is sponsored, maintained or contributed to or required to be contributed to by a Vendor, Business Vendor, Company or ERISA Affiliate for the benefit of the US Employees. For the avoidance of doubt, any plan excluded from ERISA by means of section 4(b)(4) is not a US Benefit Plan.

US Employee means                an Employee of a Company or Business Vendor
                                 incorporated in the United States.

15.11.2 The Disclosure Letter contains a true and complete list of each US Benefit Plan.

15.11.3 With respect to each US Benefit Plan (other than the Polyurethanes Pension Plan), Vendor has delivered or made available to Purchaser through the Data Room, the Disclosure Letter or otherwise, true and complete copies of:

         (i)    the most recent plan document and amendments thereto;

         (ii)   any trust or other funding medium document; and

         (iii) the most recently disseminated summary plan description and/or summary of material modification.

15.11.4 With respect to each Assumed US Benefit Plan (other than the Polyurethanes Pension Plan), Vendor has delivered or made available to Purchaser through the Data Room, the Disclosure Letter or otherwise, true and complete copies of:

         (i) the most recently filed Form 5500, required by ERISA or the Code, to include any required accountant's report;

         (ii) the most recently prepared actuarial valuation required by ERISA or the Code; and

         (iii) the most recent determination letter received from the Internal Revenue Service (the IRS) with respect to each such plan intended to qualify under Code section 401(a).

15.11.5 With respect to the Polyurethanes Pension Plan, Vendor has delivered or made available to Purchaser through the Data Room, the Disclosure Letter or otherwise, true and complete copies of:

         (i)    the 1997 Form 5500 of the ICI Americas Pension Plan;

         (ii) the January 1, 1998 actuarial valuation of the ICI Americas Pension Plan; and

         (iii) the most recent IRS determination letter of the ICI Americas Pension Plan.

15.11.6 With respect to any Assumed US Benefit Plan that is a Title IV Plan, no liability under Title IV of ERISA has been incurred by the Company or the applicable Business Vendor that has not been satisfied in full, other than liability for PBGC premiums provided that any failure to pay such premium does not constitute a breach of 15.11.12.

15.11.7 With respect to the Title IV Plans (other than the Assumed US Benefit Plans), neither the Vendor nor any of its ERISA Affiliates have failed to comply with Title IV of ERISA in such a manner that would reasonably be expected to impose liability on Purchaser under Title IV of ERISA). Insofar as the representation made in this 15.11.7 applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee pension benefit plan (other than an Assumed US Benefit Plan) subject to Title IV of ERISA to which the Relevant Companies, the Vendor, the Business Vendor, or any ERISA Affiliate made, or were required to make, contributions during the five (5) year period ending on the last day of the most recent plan year ended prior to the Closing Date.

15.11.8 With respect to any Title IV Plan that is an Assumed US Benefit Plan:

         (i) there is no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, on the last day of the most recent plan year ending prior to the date hereof;

        (ii) as of the Closing Date no proceedings have been initiated by the PBGC to terminate such Title IV Plan; and

        (iii) all contributions required to be made prior to the date hereof have been made or are reflected in the Accounts.

15.11.9 With respect to each Assumed US Benefit Plan that is a Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

15.11.10 No Assumed US Benefit Plan is a multiemployer pension plan within the meaning of section 3(37) of ERISA or a plan described in section 4063(a) of ERISA. Neither Vendor nor its ERISA Affiliates have suffered prior to Closing a "complete withdrawal" or a "partial withdrawal" as such terms are respectively defined in sections 4203 and 4205 of ERISA, that could reasonably be expected to impose a liability on Purchaser or a Company.

15.11.11 No fiduciary of an Assumed US Benefit Plan has committed a breach of fiduciary duty that could reasonably be expected to impose a liability upon Purchaser or a Company under ERISA for breach of fiduciary duty. Prior to Closing no party in interest has engaged in a prohibited transaction with respect to an Assumed US Benefit Plan that could reasonably be expected to impose a liability upon Purchaser or a Company for a tax, penalty or fine under ERISA section 4975 or ERISA section 502(i). No tax, fine or penalty is pending or to Vendor's knowledge, threatened with respect to an Assumed US Benefit Plan under Code section 4976 or 4980B.

15.11.12 Each Assumed US Benefit Plan has been operated and administered in all material respects in accordance with its terms and ERISA, the Code and other applicable law.

15.11.13 Each Assumed US Benefit Plan (other than the Polyurethanes Pension
Plan) intended to be "qualified" within the meaning of (S) 401(a) of the Code has received a favourable IRS determination letter with respect to such qualification. As of the date hereof the remedial amendment period for the Polyurethanes Pension Plan has not expired.

15.11.14 No US Benefit Plan provides to US Employees medical, surgical, hospitalisation, death or similar benefits (whether or not insured) for periods extending beyond their retirement or other termination of service, other than
(i)
coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which (based on COBRA rates for medical benefits) is borne by the US Employee or his or her dependants or beneficiaries.

15.11.15 There are no pending, or to the best of the Vendor's knowledge, threatened claims by or on behalf of any Assumed US Benefit Plan by any US Employees or beneficiary or alternate payee thereof covered under any such Assumed US Benefit Plan (other than routine claims for benefits) against Vendor, the Relevant Companies or the Business Vendor. With respect to a U.S. Benefit Plan (other than an Assumed Benefit Plan) no claims are pending or to Vendors knowledge threatened (other than routine claims for benefits) which would reasonably be expected to impose a material liability on the Purchaser or a Company after the Closing.

15.11.16 The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or in conjunction with additional or further acts in events) result in any (A) additional material payments (whether of severance pay or otherwise) becoming due from a Company, Vendor or Business Vendor, or the Purchaser to any officer, Employee, former employee, retiree, partner, director or former director thereof or to the trustee under any "rabbi trust" or similar arrangement or to any dependent beneficiary or alternate payee thereof or, (B) material benefits under any Assumed US Benefit Plan being established or becoming accelerated, vested or payable. For the avoidance of doubt there is no breach of this 15.11.16 with respect to any payments made or benefits provided that would have been made or provided if the consummation or announcement had not occurred.

Properties

16.1 The Properties and the Excluded Properties constitute the only land or buildings owned, leased, used or occupied by the relevant Companies or (as the case may be) used or occupied for the purposes of the ICI Business and/or the PO/MTBE Business as at the date of this Agreement.

16.2:

(A) A Company or a Business Vendor (as the case may be) is or will at Closing be legally and (where appropriate) beneficially entitled to each of the Properties and has or will at Closing have good title to the estate or interest denoted in respect of each Property in Part I of Schedule 17 subject to Permitted Encumbrances.

(B) A Company or a Business Vendor (as the case may be) has in its possession or under its control all material deeds and documents or (where appropriate) certified, examined, notarised or similar copies relating to [the title the interest] of the relevant Company or (as the case may be) Business Vendor to the Properties.

(C) Each of the Properties is free from any leases, underleases, tenancies or licences in favour of third parties which have a material adverse effect on the relevant Business.

16.3:

(A) Except for Permitted Encumbrances there are no mortgages or charges, legal or equitable, fixed or floating, affecting any of the Properties and there is no agreement or binding commitment on the part of the relevant Company or Business Vendor to give or create any;

(B) There are no agreements for sale, estate contracts, enforceable options or rights of pre-emption affecting any of the Properties which if exercised would have a material adverse affect on the relevant Business.

(C) The Properties are not subject to any covenants, restrictions or other encumbrances which have a material adverse effect on the relevant Business and there is no outstanding written notice of a breach of any covenants, restrictions or other encumbrances which will have a material adverse effect on the relevant Business.

16.4 The existing principal use of each Property at the date of this Agreement is in all material respects a permitted or lawful use under applicable planning legislation or is otherwise immune from enforcement action thereunder and there is no outstanding written notice of a material breach of applicable planning legislation which will have a material adverse affect on the relevant Business.

16.5 No relevant Company or (as the case may be) Business Vendor has received any written notice of a subsisting material breach of any statutes, orders or regulations (other than environmental statutes, orders or regulations) relating to any of the Properties from any competent or statutory authority which will have a material adverse effect on the relevant Business.

16.6 There are no material outstanding and current disputes, actions, claims, demands or complaints in respect of any Properties which have a material adverse effect on the relevant Business.

16.7 No relevant Company or (as the case may be) Business Vendor has received any subsisting written notice alleging absence of any material rights, easements and services which are necessary for the use of the Properties for their actual use at the date on which this warranty is given and none is anticipated by the relevant Company or (as the case may be) Business Vendor.

16.8 In relation to each of the Properties which is leasehold there are no material arrears of rent or other sums payable under the lease under which such Property is held and no Business Vendor or (as the case may be) relevant Company has received a subsisting written notice of a material breach of any covenants and conditions contained in such lease.

16.9 No Relevant Company has received a subsisting written notice of a material breach of any covenants and conditions contained in any material leases, tenancies, licences or agreements to which the Properties are subject.

16.10 No relevant Company has within the 5 years preceding the date of this Agreement entered into (as an original contracting party or a guarantor thereof) a lease, licence or other similar interest in land and buildings (other than in respect of the Properties and the Excluded Properties) in respect of which it has (actual or contingent) liability other than in respect of Environmental Matters.

16.11 Reference to the Properties in warranties 16.2 to 16.9 (inclusive) shall be deemed to exclude any Properties which are or will at Closing be owned leased occupied or used by a Non-Controlled Joint Venture. The provisions of paragraph 25 of this Schedule shall apply in respect of the application of warranties 16.2 to 16.10 (inclusive) to the Properties owned leased occupied or used at Closing by a Warranted Joint Venture.

16.12 Reference in warranty 16.1 to land and buildings used or occupied for the purposes of the ICI Business shall be deemed to exclude any used or occupied by any Non-Controlled Joint Venture.

Intellectual Property & Information Technology

17.1  In this clause 17:

material means:

(a) in relation to Intellectual Property Rights, Intellectual Property Rights or related agreements the absence of which would have a significant adverse impact on the conduct of the Business;

(b) in relation to Computer Systems, Computer Systems or related agreements the absence of which would have a materially detrimental effect on the conduct of the Business and does not include a Computer System which can be replaced (for example, by the purchase of a new software package or new hardware):

         (i) at a cost in respect of that Computer System being replaced not exceeding (Pounds)25,000 (including out-of-pocket expenses and the cost of internal management time); and

         (ii) without the need for any material disruption to the relevant Business and without the need for material development or configuration; and

Business means the ICI Business (in the case of ICI) and the PO/MTBE Business (in the case of HSCC). For the avoidance of doubt, "significant adverse impact" shall mean a lesser effect than material adverse effect on the relevant Business as defined in this Agreement.

17.2 Brief details of all Registered Rights are set out in the IP Annex. The relevant Company or Business Vendor as set forth opposite the Registered Rights in question in the IP Annex is the sole registered proprietor of, or applicant in respect of, such Registered Rights unless otherwise indicated therein.

17.2A All renewal fees required for the maintenance of the Registered Rights have been paid or instructions given for payment to be made in the ordinary course of business and no Registered Rights have been abandoned or allowed to lapse except in the ordinary course of business.

17.3 The Group IPR, the Business IPR, Business Information and Group Information are owned both legally and beneficially by the relevant Company or Business Vendor free from all liens, charges, encumbrances and other security interests and are not subject to any assignment or agreement to assign by any relevant Company or Business Vendor (other than to the Purchaser).

17.4 Neither the Selling Companies nor any Company have received written notification within the 12 months prior to the date of this Agreement that any of the rights comprised in the Group IPR or the Business IPR are the subject of any opposition or revocation proceedings (or other similar or equivalent proceedings in any other jurisdiction) and no Company or Business Vendor is currently a party to such proceedings in relation to any Intellectual Property Rights owned by any third party (insofar as such proceedings relate to the Business).

17.5 Brief details of all material agreements entered into by any Company or Business Vendor in relation to any Business IPR, Business Information, Group IPR or Group Information or in relation to any Intellectual Property Rights or Information which, or the rights in which, are owned by any third party and which Relate to the Business are set out in the IP Annex and, in the case of all of such agreements as are written, true copies are disclosed in the Data Room.

17.6 No Company or Business Vendor or, so far as the Vendor is aware, any other party thereto is in material breach of any agreement required to be disclosed pursuant to paragraph 17.5.

17.7 So far as the Vendor is aware, the carrying on of the Business does not infringe or make unauthorised use of any Intellectual Property Rights or confidential Information of any third party and no written communications have been received within the 24 months preceding the date of this Agreement by any relevant Company or Business Vendor from any third party asserting the same.

17.8 So far as the Vendor is aware, no third party is infringing or making unauthorised use of the Group IPR, the Business IPR, the Business Information or the Group Information.

17.9 Each member of the Purchaser's Group will immediately following Closing either solely legally and beneficially own or (subject to the need to obtain third party consents pursuant to clause 6.14 of this Agreement) have a valid licence to use all Intellectual Property Rights necessary to carry on the Business in the manner carried on prior to Closing.

17.10 There are no current claims or, so far as the Vendor is aware, any threatened claims by any current or former employee of the relevant Business for compensation pursuant to section 40 Patents Act 1977 (or any similar or equivalent provision in any other jurisdiction) and no claim has been made for such compensation which has resulted in any award of compensation which remains unpaid as at the date of this Agreement.

17.11 Details of all material written agreements to which a Company or a Business Vendor is a party relating to the use, development, maintenance, support and disaster recovery of material Computer Systems are disclosed in the Data Room.

17.12 No member of the Retained Group nor any Company is in material dispute with any supplier of material Computer Systems or related services in connection with the Business which could have a materially detrimental effect on the Business.

17.13 No member of the Retained Group nor any Company nor, so far as the Vendors are aware, any other party thereto is in material breach of any agreement required to be disclosed pursuant to paragraph 17.11 which could have a materially detrimental effect on the Business.

17.14 For the purposes of this paragraph 17.14, a Computer System is Year 2000 Compliant if neither its performance nor functionality is or will be affected by dates prior to, during or after the year 2000 and in particular (but without limitation):

(a) no value for current date causes or will cause any interruption in operation;

(b) date-based functionality behaves and will behave consistently for dates prior to, during and after the year 2000;

(c) in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

(d)    the year 2000 is and will be recognised as a leap year,

and Year 2000 Compliance shall be construed accordingly.

17.14.1 As part of the Retained Group's Year 2000 Project, the Business has developed and established a written plan concerning the Year 2000 Compliance of the material Computer Systems (the Year 2000 Plan). The Business has developed its Year 2000 Plan with reasonable skill and care, to address the particular circumstances of, and the risks to the Business and to identify the material Computer Systems critical to the Business (in this paragraph 17.14 the Critical Computer Systems).

17.14.2 To date, the Business has implemented its Year 2000 Plan with reasonable skill and care including:

        17.14.2.1 identifying those Critical Computer Systems that may be Year 2000 non-Compliant;

        17.14.2.2 carrying out appropriate testing of such Critical Computer Systems as are referred to in paragraph 17.14.2.1. above, to determine whether such Computer Systems are Year 2000 Compliant;

        17.14.2.3 reasonably determining the appropriate method of remediation to the Business in respect of such Critical Computer Systems as are referred to in paragraph 17.14.2.1 above and which the Business reasonably determines as a result of any testing under paragraph 17.14.2.2 above, require remediation and has used or is using reasonable endeavours to complete such remediation prior to 31 August 1999;

        17.14.2.4 if the Business reasonably determined under paragraph
                  17.14.2.3 above that any Critical Computer Systems require remediation to be undertaken by or on behalf of the Business, then the Business has undertaken or is undertaking such acts of remediation to date with reasonable skill and care or has procured a third party to undertake such remediation on its behalf;

        17.14.2.5 has used reasonable endeavours or is using reasonable endeavours to obtain confirmation from the third party suppliers of such Critical Computer Systems as are referred to in paragraph 17.14.2.1 above that such Critical Computer Systems are Year 2000 Compliant or (where such confirmation has not been forthcoming) has used or is using reasonable endeavours to obtain assurances from such third party suppliers regarding appropriate remediation of such Critical Computer Systems prior to 30 June 1999; and

         17.14.2.6 has used reasonable endeavours to obtain confirmation about the impact that Year 2000 non-Compliance may have upon third party critical utilities providers and material sole-source suppliers to the Business (each a Critical Supplier for the remainder of this paragraph 17.14).

17.14.3 Details of the Business's Year 2000 Plan together with an up-to-date report of the status of its implementation and an estimate of the Business's planned external costs to complete its Year 2000 Plan are disclosed in the Data Room.

17.14.4  Details of those Critical Computer Systems referred to in paragraph
         17.14.2.1  above which either:

         17.14.4.1 having exercised its reasonable skill and care, the Business has identified as being Year 2000 non-Compliant; or

         17.14.4.2 as a result of using its reasonable endeavours to obtain confirmation from third party suppliers of the Year 2000 Compliance of such Critical Computer Systems under paragraph
                    17.14.2.5 above, the Business has been informed by such third party suppliers that such Critical Computer Systems are not Year 2000 Compliant are contained in the Data Room.

17.14.5 As a result of using its reasonable endeavours to obtain information about the impact of Year 2000 non-Compliance from Critical Suppliers to the Business under paragraph 17.14.2.6 above, the Business has not been informed by any Critical Supplier that such Critical Supplier will not be able to continue to supply the Business without interruption as a result of the internal Year 2000 non-Compliance of that Critical Supplier.

17.14.6 To Closing the Business will employ reasonable adequate resources in its continuing implementation of its Year 2000 Plan.

17.14.7 To Closing the Vendor will continue to implement its Year 2000 programme and procure that the other members of the Retained Group shall continue to implement their respective Year 2000 plans with reasonable skill and care.

17.15 Details of any domain name registered by any Company or any member of the Retained Group in connection with the Business are disclosed in the Disclosure Letter.

17.16 So far as Steve Roberts in respect of the Relevant Petrochemicals Business, Ian Machin in respect of the Tioxide Business, Paul Hulme in respect of the

Polyurethanes Business and Mark Beard in respect of the PO/MTBE Business are aware at the date of this Agreement and without any additional investigation or enquiry by them, there are no material defects in the material Computer Systems which if the Relevant Petrochemicals Business, the Tioxide Business, the Polyurethanes Business or the PO/MTBE Business (as the case may be) is carried on in all material respects in the manner in which it is carried on at the date of this Agreement, would have a material adverse effect on the relevant Business.

Events since the Accounts Date

18. Since the Accounts Date and except for the purpose of giving effect to the transactions contemplated by this Agreement, the ICI Business or the PO/MTBE Business (as the case may be):

(a) has been conducted in all material respects in the ordinary course consistent with its past practices;

(b) there has been no material adverse change in the financial position of the ICI Business or the PO/MTBE Business (as the case may be);

(c) no asset of a value in excess of (Pounds)5 million has (and assets with an aggregate value in excess of (Pounds)20 million have not) been disposed of, or been agreed to be disposed of, on capital account and no contract involving expenditure by it on capital account in excess of (Pounds)5 million has been entered into, and no contracts which collectively involve expenditure on capital account in excess of (Pounds)20 million has been entered into by any Company or any Business Vendor in relation to the Business, in each of the above cases, otherwise than in the ordinary course of business;

(d) no debts or other receivables of any Company or any Business Vendor in relation to the ICI Business or the PO/MTBE Business (as the case may be) have been factored or sold or agreed to be sold;

(e)   no resolution of any Company in general meeting has been passed; and

(f)   no change in the accounting reference period of any Company has been made.

Taxation

19.1(a) Each Company has duly made all proper returns required to be made for any Tax purpose and has supplied or caused to be supplied all notices and other information required by law to be supplied to any Tax Authority.

(b) There is no dispute or disagreement (not including routine queries relating to the Tax returns of a Company) outstanding at the date of this Agreement with any Tax Authority regarding the proper method of computing the profits of

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

      the Company (or any part of it) for Tax purposes or the proper treatment for VAT purposes of any supplies of goods or services made (or treated as made) by the Company or in respect of any other Tax matter and there are no circumstances of which the Share Selling Companies are aware which make it likely that any such dispute or disagreement will commence.

(c) The amount of Tax chargeable on any Company in respect of any accounting period ending on or within 6 years before the Accounts Date has not to any material extent depended on any concession, agreement, dispensation or other formal or informal arrangement with any Tax Authority in circumstances where either:

         (i) the availability of any such arrangement will be prejudiced as a result of the change of control of the Company resulting from this Agreement; or

         (ii) the Company has not acted in accordance with the terms of the arrangement in question.

Duties etc.

19.2 All customs duties and VAT payable to any Tax Authority upon the importation of any of the Company's assets and all excise duties payable to any Tax Authority in respect of any of these assets have (to the extent that they are due and payable) been paid in full, and no asset is liable to confiscation or forfeiture by virtue of non-payment or underpayment of any Tax or duty.

Stamp Duty and Stamp Duty Reserve Tax

19.3 All documents which are in the possession or control of the Company and which are subject to stamp duty or similar duty or charges and which establish or are necessary to establish the title of any Company to any material asset or by virtue of which any Company has any right have been duly stamped and all stamp duty or similar duty or charges properly paid thereon. Since the last Accounts Date no Company has incurred any liability to stamp duty reserve tax or any other similar duty or Tax.

Contracts

19.4 No contracts to which a Company is a party involve any future liabilities of a revenue nature which when incurred will not be deductible in computing profits for the purposes of corporation tax (or any corresponding Tax on profits in any relevant jurisdiction) otherwise than as a result of any future changes in the law or as a result of any voluntary act after Closing.

Distributions and payments

19.5 Each Company has deducted and (insofar as they are due and payable) properly accounted to the appropriate Tax Authority for all amounts which it has been obliged to deduct in respect of or on account of Tax.

Employee benefits

19.6(a) All amounts payable to any Tax Authority or other appropriate authority in respect of any employee (including any Tax deductible from any amounts paid to an employee, and any national insurance, social fund or similar contributions required to be made in respect of employees) due and payable by any Company up to the date hereof have been duly paid and each Company has made all such deductions and retentions as should have been made under applicable laws or regulations.

(b) The Disclosure Letter contains details of all share incentive schemes, profit sharing schemes and profit related pay schemes established by any Company.

Close companies

19.7 No Company is, or has within the last 6 years been, a close company as defined in section 414 of the Taxes Act.

Group transactions

19.8 No Company has in the last 6 years acquired any asset (other than trading stock) from any company which at the time of the acquisition was a member of the same group of companies in circumstances such that section 171 of the Taxation of Chargeable Gains Act 1992 was applicable.

VAT

19.9  Each Company:

(a) has complied in all material respects with all VAT legislation, has made, given, obtained and kept full, complete, correct and up-to-date returns, records, invoices and other documents appropriate or required for those purposes and is not liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision in relation to VAT;

(b) has not been required by the Commissioners of Customs and Excise or other relevant Tax Authority to give security under paragraph 4 Schedule 11 of the Value Added Tax Act 1994 or any other VAT legislation as a condition of making supplies for the purposes of VAT;

(c) is not and has not been treated as a member of a group for the purposes of VAT legislation and has not applied for such treatment, and no transaction has been effected in consequence of which a Company is or may be held liable for any VAT arising from supplies made by another company;

(d) has not and nor has any relevant associate made any election under any VAT legislation in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy.

19.10 [Agreed deletion]

Residence and offshore interests

19.11 Each Company is and has at all times been resident for Tax purposes in its place of incorporation and is not and has not been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement).

Additional U.S. Tax Warranties

20.   Except as set forth in the Disclosure Letter:

(a) there are no liens for Taxes upon the assets or properties of ICI's US Business or upon ICI's US Assets or upon the PO/MTBE Business (as appropriate) except for statutory liens for Taxes not yet due and payable or Taxes being contested in good faith in appropriate proceedings;

(b) no US federal, state, local or non-US audits, claims, assessments, examinations, investigations, actions, suits or other administrative proceedings or court proceedings (Audit) exist or have been initiated with regard to any Taxes or Tax Returns in respect of ICI's US Business and ICI's US Assets or upon the PO/MTBE Business (as appropriate), and none of ICI or any of its Subsidiaries or HSCC or its Subsidiaries (as appropriate) has received any written notice that such an Audit is pending, proposed, or threatened with respect to any Taxes due in respect of ICI's US Business and ICI's US Assets or upon the PO/MTBE Business (as appropriate) or any Tax Return filed by or with respect to ICI or any of its Subsidiaries or HSCC or its Subsidiaries (as appropriate);

(c) none of ICI or any of its Subsidiaries or HSCC or its Subsidiaries (as appropriate) has requested or received an adverse ruling from any Tax Authority in respect of ICI's US Business or ICI's US Assets or in respect of the PO/MTBE Business (as appropriate), or signed a closing or other agreement with any Tax Authority, in respect of ICI's US Business or ICI's US Assets or in respect of the PO/MTBE Business (as appropriate), which could have an adverse effect on ICI's US Business or ICI's US Assets or upon the PO/MTBE Business (as appropriate) after the Closing Date;

(d) none of ICI's US Business or ICI's US Assets or the PO/MTBE Business (as appropriate) is subject to any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement. None of ICI or any of its Subsidiaries or HSCC or its Subsidiaries (as appropriate) is aware of any potential liability or obligation in respect of ICI's US Business or ICI's US Assets or in respect of the PO/MTBE Business (as appropriate), to any person as a result of, or pursuant to, any such agreement, contract or arrangement;

(e) no claim has been made in writing, or to the knowledge of ICI or any of its Subsidiaries or HSCC or its Subsidiaries (as appropriate) within the past 2 years, by a Tax Authority in a jurisdiction where ICI or any of its Subsidiaries or HSCC or its Subsidiaries (as appropriate) does not file Tax Returns in respect of ICI's US Business or ICI's US Assets or in respect of the PO/MTBE Business (as appropriate), to the effect that ICI or any of its Subsidiaries or HSCC or its Subsidiaries (as appropriate) is or may be subject to Tax in respect of ICI's US Business or ICI's US Assets or in respect of the PO/MTBE Business (as appropriate);

(f) no transferor of any of ICI's US Assets or of the PO/MTBE Business (as appropriate) is a non-US person within the meaning of Section 1445 of the Code.

Dutch Tax Warranties

21.1 All Companies that are incorporated in the Netherlands form part of a fiscal unity as meant in Article 15 of the Netherlands Corporate Income Tax Act, 1969 (Wet op de vennootschapsbelasting 1969) or as meant in Article 7(4) of the Netherlands Value Added Tax Act, 1968 (Wet op de amzetbelasting 1968). The Companies that form part of the fiscal unity comprise ICI Holland BV, Chemical Blending Holland BV, ICI Iota BV, ICI Polyurethanes (China) Holding BV with the parent company being ICI Theta BV.

21.2 Within the fiscal unity of which the Companies have formed part until the Closing Date no transactions as meant in the so-called "16 standard condition of Resolution of September 30, 1991 no DB91-230 (as amended)" have taken place.

21.3 As of the Closing Date there are no tax liabilities for which the Companies can be held liable pursuant to Article 39 of the Tax Collection Act.

Tax Events since The Accounts Date

22.1  Since the Accounts Date:

(A)   no Company has declared, made or paid any distribution;

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

(B) no accounting period by reference to which Income, Profits or Gains are measured or determined of any Company has ended;

(C) there has been no disposal of any asset (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) for a consideration in excess of (Pounds)10 million in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which is deemed to have been received for Tax purposes;

(D) no Company has been a party to any transaction for which any Tax clearance provided for by statute could have been obtained but was refused;

(E) no Company has paid or become liable to pay any interest or penalty in connection with any Tax, has otherwise paid any Tax after its due date for payment or owes any Tax the due date for payment of which has passed.

22.2 Each Company has or has reasonable access to sufficient records relating to past events, including any elections made, to calculate the Tax liability or relief which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by that Company or acquired by that Company since that date but before Closing.

22.3 No Company has received any notice from any Tax Authority which required or will require such member to withhold Tax from any payment made since the Accounts Date or which will be made after the date of this Agreement.

Other Interests of Vendor's Group

23. Save in relation to the arrangements which are the subject matter of clause 15 and/or Schedules 17, 20 or 22 there is no agreement or contract to which any Company or any Business Vendor (in relation to any Local Business) is a party and to which any member of the Vendor's Group (as constituted following Closing) is a party or in which any such member is otherwise interested in any way whatsoever which shall continue beyond the Closing Date and which is not on arm's length commercial terms.

Borrowings

24. The Disclosure Letter sets out for each Company details of all outstanding loan capital and all borrowings and indebtedness of that company owed to a Financial Institution which it had not repaid or satisfied as at 31 March, 1999 which are of a long term nature (long term for this purpose meaning that their maturity date is more than one year after that date).

Joint Ventures

25.1 So far as the Vendor is aware, paragraphs 1 (other than paragraph 1.3(a)), 2, 3, 4, 5, 6, 7, 8, 10, 11, 17 and 18 (with references therein to the Companies being replaced by references to the Warranted Joint Ventures are true and accurate, or (other than in relation to paragraph 3.3, in the case of LPC, or paragraph 3.1, in the case of Rubicon) to the extent that the matters referred to therein are not true and accurate, they will not cause a material adverse effect on the Tioxide Business in relation to Louisiana Pigment Company L.C. or on the Polyurethanes Business in relation to Rubicon, Inc.

25.2 Paragraph 1.3(a) (in relation to Warranted Joint Ventures and with the deletion of "will cause a material adverse effect on the relevant business") is true and correct.

25.3  Other than in relation to Warranted Joint Ventures:

(a) Each of the Share Selling Companies specified in Part IV of Schedule 1 is the sole legal and beneficial owner of the Joint Venture Interests set alongside its name in column 3 of such Part IV of Schedule 1 free from any encumbrance, equity or third party rights, other than (and subject to) the terms of the Joint Venture Agreements and the constitution of the Non-Controlled Joint Ventures.

(b) So far as the Vendor is aware, no Share Selling Company is in breach of, or default under, any Joint Venture Agreement, the consequence of which will cause a material adverse effect on the relevant Business.

(c) There are no outstanding (or anticipated during the next 183 days) cash calls, capital calls or other material liabilities affecting the Share Selling Companies in relation to their shareholdings in any Non-Controlled Joint Ventures.

US Embargoes

26.1 So far as the Vendor is aware each Company and Business Vendor which is a US subsidiary of ICI or other form of US entity has been in compliance in all material respects for at least the last three years with applicable US laws regarding (1) export licensing, and (2) embargoes or similar restrictions relating to Iran, Iraq, Libya, Sudan, Cuba and North Korea save to the extent, if any, that any such non-Compliance would not have a material adverse effect on the relevant Business.

26.2 So far as the Vendor is aware no Relevant Company or Business Vendor derives 20 per cent. or more, or in the case of Cuba and North Korea, any of its profits from sales of goods, services and/or technology to countries, or to nationals or "Specially Designated nationals" of countries, individually or collectively, that are subject to commercial embargoes or similar restrictions by the United States in respect of Iran, Iraq, Libya, Sudan, Cuba and North Korea.

                                  SCHEDULE 10

                   LIST OF INDIVIDUALS - VENDOR'S AWARENESS

                                    PART A:

Patrick Thomas, Chief Executive Officer

Martin Casey, Planning Director

David Payne, Business Director EAME

Gordon Ross, President Polyurethanes Americas

Tony Hankins, Business Director APAC

Arun Watts, Technical Director

John O'Neill, HR & Operations Director

Graham Thompson, International Business Controller

David Carter, Chief Financial Officer

David Anderson, HR

John Dawson, Pensions

Martin Bell, Environment (for non-US only)

Sam Malovhr, Environment (for US only)

Bob Walker, Business Development Manager

Peter Cornes, Hydrocarbons Director

Duncan Emerson, Finance Manager

Guido Steinbach, Commercial Manager

David Flett, Technical Manager

Dave Wilkins, Manufacturing Manager

Richard Westlake, Business Manager

Rob Cooper, Commercial Manager

Hugh Brown, Pensions

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

Phil Roberts, Environment

Doug Coombs, Chief Executive Officer

David Croft, Chief Financial Officer

Brian Thomas, Planning & YK2 Manager

John Russell, Commercial & Technical Director

Steve Ward, Regional Director, Europe, Middle East and Africa

John Collingwood, Regional Director, Americas

Mahomed Maiter, General Manager, Materials

Rob Louw, Group Supply Manager

David Porter, Environment

Ian Machin, Information Technology

David Allen, HR Tioxide

Peter Gill, Estates Manager

Arie Plaisier, Business SHE Manager

Michael Herlihy

Andy Ransom

Dr Henk Lans - only SHE and only Rozenburg

John Billington, Site Manager Umbogintwini

Rojano Saad, General Manager, Telkk Kalag

A G Spall - CFO.

Wayne Damacal, Site Manager Greatham

Colin Deas, Site Manager- Grimsby

Eric Barents, Rozenburg

Dominique Vannents, Site Manager - Calais

Luigi Cutrane, Site Manager - Scarlino

Gerardo Rojas, Site Manager - Huelva

Rob Margetts

Peter Shaw

David Gee

Michael Maughan - Tioxide only

Rick Carter - Relevant Petrochemicals only

Peter Whittle - Tioxide only

Mike Smith

Paul Hulme

Charles Miller Smith

John Nevard

Max White, HR Relevant Petrochemicals

Michael Gardner, CCO Relevant Petrochemicals

Steve Roberts, IT Relevant Petrochemicals

Rachel Draper

                                     PART B

Gordon L Ross, President Polyurethanes Americas

Steve Hostetter, Americas Director Finance & IT

William Hutchinson, Vice President Law

James McCarty, Director, Business Resource Group Americas

John Collingwood, President and CEO Tioxide Americas

Rene Lachance, VP Finance and Admin Tioxide Americas

Guy Gauthier, VP Operations Tioxide Americas

John Gush, Director of Marketing and Supply Chain Tioxide Americas

                                  SCHEDULE 11

                                   PENSIONS

                      Part 1: Global Pensions Provisions

                      PART A: GENERAL PENSIONS PRINCIPLES

Interpretation

1.1 In this Schedule the following expressions shall have the following meanings unless otherwise provided in any other Part of this Schedule:

Actuarial Method and Assumptions has the meaning given to that expression in paragraph 6.3 of the Valuation Principles;

General Principles means the provisions of Part 1A of this Schedule;

Interim Period Adjustment has the meaning given to that expression in paragraph 5 of the General Principles;

Local Interest Rate means the rate determined by the Vendor as equivalent to the cost to the Vendor of borrowing in the currency in question for the period in question and agreed by the Purchaser or the cost to the Purchaser as agreed by the Vendor (as the case may be) and, in default of agreement, as may be determined under paragraph 8;

Local Timing Adjustment means:

(a) in the case of a Retirement Benefit Scheme to which Part 2, 3 or 4 of this Schedule relates the adjustment or interest rate (if any) specified in the relevant Part (Relevant Part)

(b) if (a) does not apply, in the case of a Retirement Benefit Scheme where a timing adjustment in respect of the period from the Closing Date until the date of payment of assets, based on a portfolio or notional portfolio of investments, is made to a transfer amount calculated as at the Closing Date transferred to a Purchaser's Scheme, the inverse of the timing adjustment in the case concerned, provided that the timing adjustment:

         (i)  is identified in the Relevant Part; or

         (ii) is otherwise agreed in writing by the Vendor and the Purchaser;

(c)  if (a) or (b) do not apply, the Local Interest Rate;

Market Adjustment Factor means:

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

(a) in respect of a Retirement Benefit Scheme identified in the Relevant Part as being one to which a market value adjustment is to apply, the market adjustment factor stated in that Relevant Part or, if none is stated, a market adjustment factor agreed by the Vendor and the Purchaser (or, in default of agreement, determined in accordance with paragraph 8) which is consistent with the Actuarial Method and Assumptions used under the Valuation Principles for valuing liabilities in respect of the Retirement Benefit Scheme to which the defined benefit Retirement Benefit Rights in question relate;

(b)  if (a) does not apply, one;

Pensions Principles means Parts 1A and 1B of this Schedule;

Purchaser's Actuary means such actuary or firm of actuaries as the Purchaser may determine for the purposes of these Pension Principles;

Purchaser's Scheme means any scheme, plan, fund or arrangement of any member of the Purchaser's Group relating to the provision of Retirement Benefit Rights;

Regular Pension Cost has the meaning given to that expression in paragraph 6.4;

Retirement Benefit Rights means any pension, lump sum, gratuity, or a like benefit other than benefits provided under 401K plans in the USA provided or to be provided on retirement or on death in respect of an employee's employment. Post-retirement medical or dental benefits are deemed to be Retirement Benefit Rights but benefits provided under an arrangement the sole purpose of which is to provide benefits on injury or death by accident occurring while an Employee are not Retirement Benefit Rights;

Retirement Benefit Scheme means each scheme, plan, fund or arrangement (other than 401K plans in the USA) of any member of the Vendor's Group for the provision of Retirement Benefit Rights to or in respect of Employees (or former employees of any of the Relevant Companies) and, for the avoidance of doubt, includes any such scheme, plan, fund or arrangement which has not been disclosed in the Data Room. Retirement Benefit Scheme shall in addition include, for the purposes of Parts 1B and 1C of this Schedule 11 only, each scheme, plan, fund or arrangement (other than 401K plans in the USA) in which the Employees or former employees of a company in which there is a Joint Venture Interest participate;

Transferring Employee means an Employee with Retirement Benefit Rights;

Valuation Principles means the provisions set out in Part 1B of this Schedule;

Vendor's Actuary means such actuary or firm of actuaries as the Vendor may determine for the purposes of these Pension Principles;

1.2 Unless the context requires otherwise, references to paragraphs are to paragraphs of the same part of these Pension Principles.

1.3  These Pension Principles shall apply separately to each Relevant Part.

Retirement Benefit Rights to be provided by the Purchaser

2.1 In relation to each Transferring Employee, the Purchaser will continue to provide or procure to be provided:

(a) equivalent Retirement Benefit Rights in respect of service prior to Closing, and

(b) equivalent Retirement Benefit Rights in respect of service for the period of four years on and after the Closing Date,

to the Retirement Benefit Rights of that Transferring Employee immediately before the Closing Date. The obligation under (a) shall not apply to Retirement Benefit Rights of a Transferring Employee which remain to be provided by a member of the Vendor's Group.

2.2  For the purpose of paragraph 2.1:

(a) equivalent means equivalent in value and will be determined, in the case of defined benefit Retirement Benefit Rights, using the Valuation Principles, and

(b) the Purchaser will prior to Closing or, if later, the end of any participation period (as appropriate) consult with the Vendor with regard to the provisions of equivalent Retirement Benefit Rights.

Accrued Retirement Benefit Rights to transfer to the Purchaser

3.1 The Vendor and the Purchaser shall co-operate fully with each other in the transfer mechanics with the aim of ensuring that, subject to legal requirements and paragraph 3.3, the Retirement Benefit Rights of all Transferring Employees transfer to the Purchaser's Group.

3.2 Where following Closing or, where applicable, the Delayed Closing Date, no active members of a Retirement Benefit Scheme will be retained as employees of a member of the Vendor's Group , the transaction shall be structured, subject to the agreement of the Purchaser and legal requirements, so as to transfer that Retirement Benefit Scheme to the Purchaser's Group.

3.3 The mechanics of achieving paragraphs 2, 3.1 and 3.2 will be determined by the applicable laws of the jurisdiction in question and the legal provisions conferring and governing the Retirement Benefit Rights.

3.4 Where any transfer of Retirement Benefit Rights or assets in respect of those Retirement Benefit Rights requires the approval or consent of any regulatory body or any third party (including the Transferring Employees), the Vendor and the Purchaser shall use their respective reasonable endeavours to obtain such approvals and consents.

References to Transferring Employees to include former employees in certain circumstances

4. Where the Purchaser's Group assumes, or the Purchaser's Scheme assumes, responsibility not only for the accrued Retirement Benefit Rights for Transferring Employees but also for accrued Retirement Benefit Rights of former employees and those whose Retirement Benefit Rights arise or have arisen on death, references to Transferring Employees in these Pension Principles shall be construed as including references to former employees and those whose benefits arise on death of employees or former employees.

Transfer Payment from Funded Retirement Benefit Scheme

5.1 Subject to paragraph 5.2, in relation to the transfer of Retirement Benefit Rights provided under a funded Retirement Benefit Scheme:

(a) the Vendor shall use its reasonable endeavours to procure that, subject to paragraph 3.3, a transfer of assets equal to the aggregate of:

         (i) the value of those Retirement Benefit Rights calculated in accordance with the Valuation Principles (Unadjusted Transfer Amount), adjusted for the period from and including the Closing Date to the date of transfer by the Local Timing Adjustment (Transfer Amount), and

         (ii) the Interim Period Adjustment (if any) applicable to those Retirement Benefit Rights,

         is made from that Retirement Benefit Scheme to a Purchaser's Scheme;

(b) the Purchaser shall use its reasonable endeavours to procure, subject to paragraph 3.3, that the Purchaser's Scheme has all necessary powers, approvals and consents to accept that transfer, and accepts that transfer; and

(c) subject to paragraph 3.3, the Vendor and the Purchaser shall use reasonable endeavours to procure that the transfer takes place promptly after the valuation required for the purposes of the Valuation Principles has been completed. The date of transfer shall be agreed by the Vendor and the Purchaser (or, in default of agreement, determined under paragraph 8).

5.2 Where on the Closing Date or, where applicable, the Delayed Closing Date a Retirement Benefit Scheme transfers to the Purchaser's Group (whether by operation of law or pursuant to paragraph 3.2) and, accordingly, the Retirement Benefit Rights of the Transferring Employees transfer to the Purchaser's Group then paragraph 5.1 does not apply in respect of the Retirement Benefit Rights provided under that Retirement Benefit Scheme.

5.3 Where, in accordance with paragraph 5.1, a transfer of assets is being made from a Retirement Benefit Scheme in relation to any Transferring Employee, and paragraph 6 applies to that Retirement Benefit Scheme, the Interim Period Adjustment referred to in paragraph 5.1 will be an amount equal to:

(a) those payments in respect of that Transferring Employee which have been paid under paragraph 6 and which relate to the period from the day after the Closing Date to the date on which the pensionable service of the Transferring Employee ceases to accrue in that Retirement Benefit Scheme, less

(b) a reasonable adjustment to reflect the cost of insuring or self-insuring any risk benefits after the Closing Date and a reasonable deduction in respect of administration expenses after the Closing Date, in each case, as specified in the Relevant Part or if none is specified, as agreed between the Vendor and Purchaser (or in default of agreement, as determined under paragraph 8), such net contributions being adjusted in accordance with the Local Timing Adjustment from and including the respective actual date of payment of the same to and excluding the date of actual payment under paragraph 5.1.

Funded Retirement Benefit Scheme: Interim Participation

6.1 The member of the Purchaser's Group (the Participating Employer) which employs a Transferring Employee immediately after Closing or where the appropriate Delayed Closing Date may participate in a funded Retirement Benefit Scheme to which paragraph 5.1 applies in respect of that Transferring Employee if:

(a) the Vendor and the Purchaser agree in writing and to the extent permitted by law and the relevant Retirement Benefit Scheme, or

(b)  such participation is required by law,

for a period agreed between them in writing (or such lesser period as may be required by law or the relevant Retirement Benefit Scheme) and on such terms as the Vendor may reasonably require. The remainder of this paragraph 6 shall apply if any period of participation is agreed.

6.2 The Purchaser undertakes to procure that the Participating Employer shall cease to participate in the applicable Retirement Benefit Scheme on or before the end of the period agreed under paragraph 6.1.

6.3 Unless the Vendor and the Purchaser otherwise agree there shall be paid to the Retirement Benefit Scheme contributions equal to the Regular Pension Cost of the Transferring Employees of that member of the Purchaser's Group in respect of the period from and including the day after the Closing Date to and including the date pensionable service in the Retirement Benefit Scheme ends.

6.4 The Regular Pension Cost is the regular cost of the Retirement Benefit Rights accruing from time to time determined by reference to the Valuation Principles before any reduction to take account of any surplus and before any increase to take account of any deficit. For the avoidance of doubt, such regular cost shall include an amount in respect of the insurance or self insurance of risk benefits and administration expenses.

6.5 The contributions in respect of the Regular Pension Cost shall be payable on the same dates as they would otherwise normally have been paid but for the sale (and but for any surplus).

6.6 In respect of any contributions which are paid after the due date, an amount calculated as if it were interest on those contributions at the Local Interest Rate for the period from and including the due date to and excluding the date of actual payment shall be payable.

6.7 The Purchaser shall procure that with effect from the Closing Date the Participating Employer shall pay promptly the amounts under paragraphs 6.3 to
6.5 to the Retirement Benefit Scheme in question in respect of periods after the Closing Date together with any amount calculated as if it were interest which may be payable in accordance with paragraph 6.6.

Voluntary Fund

7.1 In this paragraph 7 the expression Voluntary Fund means a fund comprising those voluntary contributions, or the investment or moneys representing them and any income derived from them, in respect of which the entitlements of the members who have paid them are not related to earnings (however defined) but are based on the respective parts of such Voluntary Fund which are attributable to them.

7.2 Notwithstanding the other provisions of these Pension Principles, if within any Retirement Benefit Scheme there is a Voluntary Fund, the Voluntary Fund and the benefits payable from it and the contributions payable to it and any transfer payment made from it shall be disregarded for all the other provisions of the Valuation Principles.

7.3 Where the Retirement Benefit Rights of Transferring Employees are provided under a Retirement Benefit Scheme which does not transfer to the Purchaser's Group on or after the Closing Date, the Vendor shall use its reasonable endeavours to procure that the part of the Voluntary Fund attributable to the Transferring

Employees in question in accordance with the provisions of the Retirement Benefit Scheme is transferred to the Purchaser's Scheme at the same time as the transfer amount in respect of the Retirement Benefit Rights of those Transferring Employees in the Retirement Benefit Scheme is transferred to the Purchaser's Scheme.

Disputes

8.1 Any dispute between the Vendor and the Purchaser or between the Vendor's Actuary and the Purchaser's Actuary concerning the determination or valuation or agreement of any matter to be specifically determined, valued or agreed under these Pension Principles shall, in the absence of agreement between them within three months from when the dispute first arose, be referred to an independent actuary agreed by the Vendor and the Purchaser or, failing such agreement, appointed by the President for the time being of the Institute of Actuaries in England at the request of the party first applying.

8.2 Such independent actuary shall act as an expert and not as an arbitrator. His decision shall be final and binding on the parties and his expenses shall be borne between the Vendor of the one part and the Purchaser of the other part as the independent actuary may direct.

No third party rights

9. Nothing contained in these Pension Principles confers or is intended to confer any rights or remedies upon any person other than the parties to this Agreement.

Purchaser not to cause increase in transfers of assets

10. The Purchaser undertakes to the Vendor to take no action and to give no assistance whether directly or indirectly to any person in any manner which would or might result in a Retirement Benefit Scheme from which a transfer of assets is made to a Purchaser's Scheme having to pay a larger amount to the Purchaser's Scheme than the amount which is such that the assets transferred in respect of those Retirement Benefit Rights which transfer to the Purchaser's Scheme are equal in value as at the Closing Date, adjusted in accordance with the remaining provisions of these Pension Principles. The Purchaser agrees that this undertaking extends to the Purchaser and the members of the Purchaser's Group and applies both before and after the time when the pensionable service of the Transferring Employees concerned ceases to accrue in that Retirement Benefit Scheme.

Vendor and Purchaser to undertake not to increase the regular pension cost or pension liabilities

11.1 The Vendor undertakes to the Purchaser that, except to the extent required by law, insofar as it is within its power or under its control, it will procure that no change will be made to the Retirement Benefit Rights of any Transferring Employee in respect of the period from the date of signing of this Agreement to the Closing Date (or, where paragraph 6 applies, the date on which that Transferring Employee's pensionable service ends in the Retirement Benefit Scheme of which he is a member, if later) without the consent of the Purchaser (such consent not to be unreasonably withheld or delayed). Where a change is required by law the Vendor shall, insofar as it is within its power or under its control, notify the Purchaser of that change prior to its implementation and, if the Purchaser so requests, consult with the Purchaser if there is an alternative to the proposed change.

11.2 If the Vendor is in breach of the undertaking in paragraph 11.1, the cost to the Purchaser shall be agreed between the Vendor and the Purchaser by applying the Valuation Principles with necessary changes (and, in default of agreement, paragraph 8 shall apply).

11.3 With effect from Closing Date, the Purchaser undertakes that, except to the extent required by law, insofar as it is within its power or under its control, neither the Purchaser nor any member of the Purchaser's Group nor any company acquired by any member of the Purchaser's Group from any member of the Vendor's Group will, without the consent of the Vendor (such consent not to be unreasonably withheld or delayed), take any action or exercise or permit the exercise of any right, power or discretion which would have the consequence of increasing the cost to a member of the Vendor's Group or to any Retirement Benefit Scheme in respect of the Retirement Benefit Rights of any Employee (or former employee or any one claiming through or by reference to any Employee or former employee) whether as a result of creating new liabilities or increasing existing liabilities in a Retirement Benefit Scheme or otherwise, save that the remuneration of Transferring Employees may be increased by the percentage assumed for salary increases under the Valuation Principles or such greater percentage as may be agreed by the Vendor and the Purchaser. Where a change is required by law the Purchaser shall, insofar as it is within its power or under its control, notify the Vendor of that change prior to its implementation and, if the Vendor so requests, consult with the Vendor if there is an alternative to the proposed change.

11.4 If the Purchaser is in breach of the undertaking in paragraph 11.3, the cost to any member of the Vendor's Group or to any Retirement Benefit Scheme shall be agreed between the Vendor and the Purchaser by applying the Valuation Principles with necessary changes (and, in default of agreement, paragraph 8 shall apply).

Reverse Transfers

12.1 Where a funded Retirement Benefit Scheme transfers to the Purchaser's Group but there are employees to be retained in the Vendor's Group who are members of that Retirement Benefit Scheme (Retained Employees), these Pension Principles (with such necessary changes as may be agreed between the Vendor and the Purchaser or, in default of agreement, as determined under paragraph 8) shall apply in relation to the transfer of the Retirement Benefit Rights of the Retained Employees back to a Retirement Benefit Scheme, or to any other plan of any member of the Vendor's Group (the Receiving Scheme).

12.2 For the avoidance of doubt the provisions of:

(a) paragraph 6 will apply with the necessary changes to any period of continued participation requested by a member of the Vendor's Group in the transferred Retirement Benefit Scheme in respect of any Retained Employee; and

(b) paragraph 5 shall, in particular, apply in respect of any transfer of funded Retirement Benefit Rights of Retained Employees so that the value (calculated as at the Closing Date in accordance with the Valuation Principles) of those Retirement Benefit Rights shall be transferred to the Receiving Scheme with appropriate adjustments being calculated, with any necessary changes, in accordance with paragraph 5(a) in respect of the period from the Closing Date.

Position where Retirement Benefit Rights are split

13.1 Where the Retirement Benefit Rights of a Transferring Employee are in part transferred to a Purchaser's Scheme or a member of the Purchaser's Group and in part retained by a member of the Vendor's Group or a Retirement Benefit Scheme which does not transfer to the Purchaser's Group, these Pension Provisions shall apply separately to the Retirement Benefit Rights which transfer and to the Retirement Benefit Rights which do not transfer. This is to the intent that it is only the Retirement Benefit Rights which transfer to which paragraph 5.1 is applicable and to which the Valuation Principles apply.

13.2 Where paragraph 13.1 applies, the remaining provisions of these Pension Provisions shall be modified accordingly.

Expatriate Arrangements

14.1 The Purchaser and the Vendor agree that, where the Retirement Benefit Rights of a Transferring Employee working in a jurisdiction other than his home jurisdiction include a Home Country Guarantee, any transfer of assets from the Home Retirement Benefit Scheme will, unless it is not permitted by local law or by the relevant regulatory authority and subject to paragraphs 3.3 and 3.4, and to the extent necessary include a transfer of assets in respect of any additional benefit required to meet the Home Country Guarantee.

14.2 The Purchaser and the Vendor agree that, if a transfer in accordance with paragraph 14.1 is not permitted by local law or by the relevant regulatory authority, they will use all reasonable endeavours to reach agreement on an alternative method of transferring the whole of the Transferring Employee's Retirement Benefit Rights in accordance with these Pension Principles with such changes as may be necessary to give effect to that agreement.

14.3 For the purposes of this paragraph 14:

Home Country Guarantee means a promise that the Transferring Employee will receive the better of:

(a) Retirement Benefit Rights calculated as if the Transferring Employee had always worked in his home jurisdiction; and

(b) actual Retirement Benefit Rights in respect of his periods of membership of Retirement Benefit Schemes;

Home Retirement Benefit Scheme means the Retirement Benefit Scheme in the Transferring Employee's home jurisdiction from which the Home Country Guarantee is intended to be provided.

Industry-wide Retirement Benefit Schemes

15.1 Nothing in these Pension Principles or Part 1C shall apply to any Industry-wide Scheme in which any member of the Vendor's Group participates in respect of Transferring Employees.

15.2 For the purposes of this paragraph 15:

Industry-wide Scheme means any multi-employer scheme, plan, fund or arrangement for the provision of Retirement Benefit Rights in which employers which are not Subsidiaries of the same holding undertaking (unassociated employers) may participate (other than a scheme, plan, fund or arrangement in which unassociated employers may participate only for a limited period following a financial transaction).

Purchaser's general covenant

16.1 For the purposes of this paragraph 16:

Relevant Claim means a claim brought by a Relevant Person which relates to Retirement Benefit Rights which are attributable to any period of employment prior to the Closing Date (or, if later, the date pensionable service in a Retirement Benefit Scheme ends), and which have transferred to the Purchaser's Group, save that no claim in respect of Retirement Benefit Rights shall constitute a Relevant Claim on the grounds that a Relevant Person was denied access to a Retirement Benefit Scheme prior to the Closing Date or where the claim arises out of any default of the Vendor prior to the Closing Date in circumstances where and in relation to a Retirement Benefit Scheme which does not transfer to the Purchaser's Group.

Relevant Person means any person:

(a) who is a Transferring Employee (or any person whose benefits arise on the death of such a Transferring Employee or, where paragraph 4 of the General Principles applies, former employees and those whose benefits arise on the death of employees or former employees), and

(b) whose Retirement Benefit Rights in respect of any period of service prior to Closing Date, or, if later, the date pensionable service in a Retirement Benefit Scheme ends, transfer from a funded Retirement Benefit Scheme to a Purchaser's Scheme.

Liability means any liability, loss, damage, cost, claim or reasonable expense arising out of or in connection with any Relevant Claim.

16.2 The Purchaser covenants with the Vendor to pay to the Vendor forthwith upon demand an amount equal to any Liability which is incurred or sustained by the Vendor or a Retirement Benefit Scheme arising out of or in connection with any Relevant Claim brought by a Relevant Person.

16.3 Insofar as any Liability relates to the value of any Retirement Benefit Rights, the amount of such Liability shall be calculated using such reasonable actuarial method and assumptions as may be agreed between the Vendor and Purchaser or, in default of agreement, as may be determined in accordance with paragraph 8.

16.4 Where any Liability is determined in a currency other than dollars it shall be converted into dollars at the date of payment by the Purchaser in accordance with clause 1.4 of this Agreement.

16.5 The time value of the amount payable under paragraph 16.2 shall be maintained by increasing it by an amount calculated as if it were interest at the Local Interest Rate on the amount under paragraph 16.2 for the period from the date as at which the amount of the Liability has been quantified to the date of payment of the amount in question to the Vendor.

16.6 Where the Vendor becomes aware of any claim or proceeding or any threat thereof (Proceedings) the Vendor shall give notice to the Purchaser as soon as reasonably practicable together with all information in the Vendor's possession and which is, in its reasonable opinion, relevant to the Proceedings.

16.7 The Vendor shall not respond in any way (save as reasonably directed or allowed by the Purchaser or by way of acknowledgement) to the Proceedings and in particular (without prejudice to the generality of this condition) make any admission of any kind. This is subject to the Purchaser giving the appropriate direction within a reasonable time (and in any event in good time for the Vendor to meet any applicable time limits).

16.8 The Purchaser shall be allowed the sole conduct of any matter to which the indemnity under paragraph 16.2 relates (including all communication and negotiation with the person or persons concerned in the Proceedings or their representatives), having due regard to any continuing relationship the Vendor may have with the said person or persons. The Vendor shall render to the Purchaser all such assistance in relation thereto as the Purchaser reasonably requires and as lies within the Vendor's power to provide (provided the Purchaser reimburses the Vendor the costs and expenses of doing so).

16.9 The Purchaser shall, in the conduct of any matter to which this indemnity relates, keep the Vendor fully informed and act in a prompt and proper manner.

16.10 The Vendor may take such action as is necessary to prevent it losing the right to defend any claim if the Purchaser, having received notification under paragraph 16.6, has not provided the Vendor with evidence of the Purchaser having taken action necessary to defend or settle the claim or confirmation that such action is being duly taken.

                         PART B: VALUATION PRINCIPLES

Transferring Retirement Benefit Rights to be valued

1.   The provision of this Part B shall apply only:

(a) for the purpose of valuing Retirement Benefit Rights and assets where there is a transfer of such rights provided under a funded Retirement Benefits Scheme; and

(b)  if the Purchaser makes an election under paragraph 10.1 of Part C.

2. Unless the Vendor and the Purchaser otherwise agree, the valuations required for the purpose of paragraph 1 will be undertaken by the Vendor's Actuary and agreed by the Purchaser's Actuary or, in default of agreement, determined in accordance with paragraph 8 of the General Principles.

3.   The Vendor and the Purchaser shall each:

(a) use all reasonable endeavours to procure that any information which may reasonably be required by the Vendor's Actuary or the Purchaser's Actuary for the purpose of undertaking and agreeing such valuation shall, to the extent that it is within the power or control of the Vendor or the Purchaser, as the case may be, be supplied to such actuary and that any such information so supplied shall be true, complete and accurate in all material respects, and

(b) use all reasonable endeavours to procure that its actuary acts promptly and that such valuations are completed promptly.

Valuation basis

4. The following provisions of these Valuation Principles will be applied for the purposes of valuing Retirement Benefit Rights and assets.

Defined contribution Retirement Benefit Rights

5.1 Subject to paragraph 5.2, in relation to defined contribution Retirement Benefit Rights, the value of those Retirement Benefit Rights shall be calculated on the basis that those rights are fully vested.

5.2 Where an Employee is able to elect for a return of moneys to him in respect of funded defined contribution Retirement Benefit Rights, paragraph 5.1 does not apply to any Employee in relation to those Retirement Benefit Rights where he elects for a return of moneys.

Defined benefit Retirement Benefit Rights

6.1 In relation to defined benefit Retirement Benefit Rights, the Transfer Value equals the value of the defined benefit Retirement Benefit Rights calculated on the basis of the Actuarial Method and Assumptions.

6.2 For the purpose of paragraph 6.1, the valuation of all funded defined benefit Retirement Benefit Rights and the value of all assets referred to in paragraph 6.1 will be determined as at the Closing Date. No value shall be attributed to such rights in respect of post-Closing Date service or to contributions in respect of post-Closing Date service.

6.3 For the purpose of paragraph 6.1, the Actuarial Method and Assumptions for valuing defined benefit Retirement Benefit Rights will be:

(a) those specified in the Actuary's Letter specified in the Relevant Part in respect of the particular Retirement Benefit Scheme;

(b) to the extent that (a) does not apply, subject to paragraph 6.4, the same as those most recently disclosed to the Purchaser prior to 27 March 1999 in relation to the Retirement Benefit Scheme to which the Retirement Benefit Rights relate;

(c) to the extent that (a) and (b) do not apply, subject to paragraph 6.4, the same as those used in the most recent actuarial valuation of the Retirement Benefit Scheme published on or before the date of this Agreement to which the Retirement Benefit Rights relate or disclosed in draft form in the Data Room and, in the case of a funded plan, also used for actually funding those benefits;

(d) to the extent that (a), (b) and (c) do not apply, subject to paragraph 6.4, the same as those used to determine the pension costs in relation to those Retirement Benefit Rights for the purposes of the Accounts;

(e)  to the extent that (a), (b), (c) and (d) do not apply, subject to paragraph
     6.4 such reasonable actuarial method and assumptions as may be agreed between the Vendor and the Purchaser or, in default of agreement, as determined under paragraph 8 of the General Principles.

6.4 As regards any established practice referred to in paragraph 2.2 of the General Principles, where explicit allowance is made for such established practice in the Relevant Part or in relation to the Retirement Benefit Rights in question, that allowance (and no further or other allowance) shall be made in determining the value of those Retirement Benefit Rights. Where no explicit allowance is made, then no allowance shall be made in determining their value.

6.5 References to defined benefit Retirement Benefit Rights in these Valuation Principles include unfunded defined contribution Retirement Benefit Rights and post-retirement medical and dental benefits which are Retirement Benefit Rights.

Valuation of assets

7.1(a) Subject to (b) below and paragraph 7.2, for the purpose of paragraph 6.1 the value of assets shall be taken as the market value of those assets multiplied by the Market Adjustment Factor.

(b) Insurance policies shall be valued in accordance with the method specified in paragraph 6.3, or if there is no method specified, by such method as may be agreed between the Vendor and the Purchaser or in default of agreement, determined under paragraph 8 of the General Principles.

7.2 Where there is a transfer of assets from a Retirement Benefit Scheme to a Purchaser's Scheme, before applying paragraph 7.1, the value in local currency of the assets transferred, subject to paragraph 7.3, as at the date of transfer will be adjusted in respect of the period from date of transfer to the Closing Date by reference to the Local Timing Adjustment to give the value of those assets as at the Closing Date.

7.3 Where the assets transferred include an amount in respect of the Regular Pension Cost, that amount shall, to the extent it has been paid as required under paragraph 6 of the General Principles, be deducted for the purpose of paragraph 7.3.

General

8. If the valuation method referred to in paragraph 6.3 would otherwise value the accrual of Retirement Benefit Rights by reference to service after the Closing Date, it shall instead be based on service up to the Closing Date and any contributions in respect of post-Closing Date service shall be disregarded.

9. The preceding provisions of these Valuation Principles are subject, where applicable, to paragraph 13 of the General Principles.

                                PART C: NETTING

Interpretation

1.1 In this Part of this Schedule, the following expressions shall have the following meanings:

Excess means the Gross Excess multiplied by the Tax Adjustment Factor;

Gross Excess has the meaning given to that expression in paragraph 3.1 or 4.1, as appropriate;

Gross Shortfall has the meaning given to that expression in paragraph 3.2 or 4.3, as appropriate;

Shortfall means the Gross Shortfall multiplied by the Tax Adjustment Factor;

Tax Adjustment Factor means 0.65;

1.2 Except where the context requires otherwise references to paragraphs are to paragraphs of this Part of this Schedule.

Calculation of a shortfall and excess

2.1 This paragraph 2 shall apply separately in relation to the Retirement Benefit Rights of Transferring Employees under each Retirement Benefit Scheme.

2.2 For the purpose of determining any values under paragraphs 3.1, 3.2, 4.1, 4.2, or 4.3, the provisions of paragraphs 5 to 9 of the Valuation Principles and paragraph 5 will apply.

Retirement Benefit Scheme transfers to the Purchaser's Group and Joint Venture Interests

3.1 In relation to the defined benefit Retirement Benefit Rights of Transferring Employees of a company or business where a Retirement Benefit Scheme transfers to the Purchaser's Group or in relation to a Retirement Benefit Scheme containing Retirement Benefit Rights of Transferring Employees of a company in which there is a Joint Venture Interest, where:

(a)  the aggregate of:

        (i) the value as determined in accordance with paragraph 7 of the Valuation Principles as at the Closing Date of the assets of that Retirement Benefit Scheme, plus

        (ii) (subject to paragraph 10.7) the amount of any provision, as adjusted in accordance with paragraph 5, in respect of those defined benefit

             Retirement Benefit Rights under that Retirement Benefit Scheme made in the Accounts,

     exceeds

(b)  the aggregate of:

         (i) the value of those defined benefit Retirement Benefit Rights as determined in accordance with the Valuation Principles, plus

         (ii) the amount of any prepayment, as adjusted on a basis consistent with paragraph 5, in respect of those defined benefit Retirement Benefit Rights under that Retirement Benefit Scheme in the Accounts,

         (iii) to the extent not already included in (i) or (ii) above, the amount (if any) determined under paragraph 12.2 of the General Principles,

the amount by which (a) exceeds (b) is referred to as the Gross Excess.

3.2 Where the aggregate of paragraph 3.1(a) is less than the aggregate of paragraph 3.1(b), the amount by which paragraph 3.1(a) is less than paragraph 3.1(b) is referred to as the Gross Shortfall.

3.3. In calculating the Gross Excess or Gross Shortfall in relation to a Retirement Benefit Scheme in which a company in which there is a Joint Venture Interest participates:

(a) the Retirement Benefit Rights, assets, provisions and prepayments relating to employees who are not Employees or former employees of a company in which there is a Joint Venture Interest shall be disregarded; and

(b) only the appropriate JV Percentage of the Gross Shortfall or Gross Excess shall apply for the purposes of paragraph 10.

Retirement Benefit Scheme does not transfer to the Purchaser's Group

4.1 In relation to the defined benefit Retirement Benefit Rights of Transferring Employees of a company or business where a Retirement Benefit Scheme does not transfer to the Purchaser's Group, where:

(a)  the aggregate of:

         (i) the value as determined in paragraph 7 of the Valuation Principles and paragraph 4.2 as at the Closing Date of the assets transferred to a Purchaser's Scheme in respect of those defined benefit Retirement Benefit Rights, plus

         (ii) (subject to paragraph 10.7) the amount of any provision, as adjusted in accordance with paragraph 5, in respect of those defined benefit Retirement Benefit Rights under that Retirement Benefit Scheme made in the Accounts, exceeds

(b)  the aggregate of:

         (i) the value of those defined benefit Retirement Benefit Rights as determined in accordance with the Valuation Principles, plus

         (ii) the amount of any prepayment, as adjusted on a basis consistent with paragraph 5, in respect of those defined benefit Retirement Benefit Rights under that Retirement Benefit Scheme in the Accounts,

         (iii) to the extent not already included in (i) or (ii) above, the amount (if any) determined under paragraph 12.2 of the General Principles,

      the amount by which (a) exceeds (b) is referred to as the Gross Excess.

4.2 The value of the assets for the purposes of paragraph 4.1(a)(i) shall be adjusted in accordance with the following principle:

      the value in local currency of the assets transferred as at the date of transfer will be adjusted by reference to the Local Timing Adjustment to give its value as at the Closing Date.

4.3 Where the aggregate of paragraph 4.1(a) is less than the aggregate of paragraph 4.1(b), the amount by which paragraph 4.1(a) is less than paragraph 4.1(b) is referred to as the Gross Shortfall.

Adjustment of Accounts provisions and prepayments

5. A provision or prepayment made in the Accounts must be adjusted in respect of the period from the Accounts Date to the Closing Date by reference to:

(a) the rate of interest specified in the Relevant Part for the relevant Retirement Benefit Scheme,

(b) if (a) does not apply, the rate of interest determined under paragraph 6.3(b) of the Valuation Principles, or

(c)   if (a) and (b) do not apply, the Local Interest Rate.

General

6. Where a Shortfall or Excess has been determined in a currency other than dollars, it shall be translated into dollars as at the Closing Date in accordance with clause 1.4 of this Agreement.

7.   Where:

(a) a transfer of assets is being made from a Retirement Benefit Scheme to a Purchaser's Scheme, and that transfer of assets is made by instalments, or

(b) assets are being transferred from a Retirement Benefit Scheme to a Retirement Benefit Scheme which transfers to the Purchaser's Group and such transfer has not been completed by the Closing Date,

the preceding provisions of this paragraph 2 shall be applied with such changes as the parties may agree to be fair to preserve the time value of the transferred assets as at the Closing Date or, in default of agreement, as may be determined under paragraph 8 of the General Principles.

8. The preceding provisions of paragraphs 2 to 7 are subject, where applicable, to paragraph 13 of the General Principles.

9. References to a provision or prepayment in the Accounts in paragraphs 2 to 8 shall not include a provision or prepayment arising due to a contribution to a funded Retirement Benefit Scheme being paid after or before the due date for payment of that contribution.

Global Netting Arrangements

10.1 If the Purchaser elects by the giving of written notice to the Vendor within three (3) months after the receipt of such relevant information as the Purchase may reasonably request, the provisions of this paragraph will apply.

10.2 Paragraphs 2 to 9 of this Part shall apply in relation to each of the Retirement Benefit Schemes.

10.3 An account shall then be taken of the Shortfalls and Excesses arising under paragraph 2 to 9 in respect of the Retirement Benefit Schemes as at such date as may be agreed between the Vendor and the Purchaser, or in default of agreement, as at the last day of the calendar month following the calendar month in which the last of such Excesses or Shortfalls (whichever is the later) has been determined in relation to the Retirement Benefit Schemes (the Calculation
Date).

10.4 To preserve the time value of each such Shortfall and each such Excess in respect of the period from the Closing Date to the Calculation Date, there shall be added to each such Shortfall and each such Excess an amount calculated as if it were interest at the Interest Rate (accrued daily) in respect of the period from and including the Closing Date to but excluding the Calculation Date.

10.5 Where the aggregate Shortfalls are greater than the aggregate Excesses a sum equal to the net difference between the Shortfalls and the Excesses shall be paid promptly by the Vendor to the Purchaser with an additional amount calculated as if it were interest on the net difference at the Interest Rate (accrued daily) in respect of the period from and including the Calculation Date to and excluding the date of actual payment.

10.6 The payment under paragraph 10.5 shall constitute an adjustment to the Final Consideration.

10.7 The aggregate of the all the provisions which shall be taken into account in accordance with paragraphs 3.1(a)(ii) and 4.1(a)(ii) shall be limited to a maximum of (Pounds)26,000,000.

Position where Retirement Benefit Rights are split

11.1 For the purposes of paragraphs 2 to 9, where the Retirement Benefit Rights of a Transferring Employee are in part transferred to a Purchaser's Scheme or a member of the Purchaser's Group and in part retained by a member of the Vendor's Group or a Retirement Benefit Scheme which does not transfer to the Purchaser's Group, a deduction will be made from the entire Retirement Benefit Rights of the Transferring Employee in respect of those which do not transfer.

11.2 The deduction in respect of those which do not transfer will be calculated on the basis set out in the Valuation Principles.

Purchaser's covenant in respect of breach of obligation not to increase costs

12.1 If the Purchaser is in breach of the undertaking in paragraph 11.3 of the General Principles, the Purchaser shall pay promptly to the Vendor or otherwise as the Vendor may direct any amount determined under paragraph 11.4 of the General Principles, together with an amount calculated as if it were interest by applying the Local Timing Adjustment from the date as at which the amount under paragraph 11.4 of the General Principles has been calculated to the date of payment of that amount.

12.2 The amount under paragraph 12.1 shall be calculated in the currency in which the cost would ordinarily be paid and shall be converted into dollars (unless otherwise calculated in dollars) on the date of actual payment in accordance with clause 1.4 of this Agreement.

                            Part 2:  United Kingdom

The Pension Principles shall apply to all Retirement Benefit Schemes established in the United Kingdom but in the case of the Vendor's Scheme the Pension Principles shall apply subject to the modifications in this Part 2.

1.   Interpretation

In this Part 2 of Schedule 11 the following further expressions shall have the following meanings:

Actuary's Letter means the letter from the Vendor's Actuary to the Purchaser's Actuary dated 30 March 1999, relating to the Vendor's Scheme established in the United Kingdom a copy of which is annexed in the Annex to this Part 2 of
Schedule 11 .

Consenting Member means a person:

(a)  who is an Employee and a Member at Closing;

(b) who begins to accrue retirement benefits as stated in paragraph 2 under the Purchaser's Scheme as of Closing and who continues to accrue those benefits at the Due Payment Date; and

(c) in respect of whom the Vendor's Scheme receives within one month of the distribution of election forms to Members, a signed election that a transfer payment be made from the Vendor's Scheme to the Purchaser's Scheme and who does not withdraw his election.

Due Payment Date means a date notified by the Vendor to the Purchaser which is not later than one month after all the Transfer Conditions have been satisfied provided they then remain satisfied.

Exempt Approved Scheme has the same meaning as in section 592 of the Income and Corporation Taxes Act 1988 and Exempt Approved is construed accordingly.

Member means, at any time or during any period specified in this schedule, an active member of the Vendor's Scheme (including a member who is temporarily absent under the Rules on maternity leave).

Purchaser's Scheme means the occupational pension scheme or schemes described in paragraph 2 and, where the context requires, includes its or their trustees.

Rules means, in relation to the Vendor's Scheme, the trust deeds, rules and other documents governing the Vendor's Scheme as identified in the Disclosure Letter.

Transfer Conditions means all of the following:

(a) The Board of the Inland Revenue has given written approval to the transfer of assets from the Vendor's Scheme and to the Purchaser's Scheme in respect of the Consenting Members and any condition to which that approval is subject is satisfied.

(b)  The Purchaser has complied with its obligations under paragraph 2.

(c) The Vendor's Scheme has received the written elections that a transfer payment be made from the Vendor's Scheme to the Purchaser's Scheme completed and signed by the Consenting Members.

(d) The calculation referred to in paragraph 3.5 has become final and binding as mentioned in that paragraph.

Vendor's Scheme means the retirement benefit scheme established by deed dated 22 July 1927 and governed by a deed dated 5 March 1996 (as amended) known as the ICI Pension Fund. Where the context requires, the Vendors Scheme includes its trustees.

2.   Purchaser's Scheme

2.1 In complying with its obligations under paragraph 2 of the General Principles the Purchaser shall procure that as from Closing the Purchaser's
Scheme:

(a) is an Exempt Approved Scheme at Closing (or is designed so as to be capable of being Exempt Approved with effect from Closing) and at the Due Payment Date is a scheme to which the Vendor's Scheme can by law, and in accordance with Inland Revenue practice relating to Exempt Approved Schemes, make a transfer payment in respect of the Consenting Members' entire rights under the Vendor's Scheme (including rights to guaranteed minimum pensions);

(b) is contracted-out by virtue of section 9(2B) of the Pension Schemes Act 1993 with effect from Closing;

(c) contains the same terms and provides a benefit structure which are the same as those in the Rules; and

(d) shall on receipt of the transfer payment envisaged by paragraph 4, grant to each Consenting Member benefits (in the form of additional service credits equal to his pensionable service in or credited in the Vendor's Scheme) calculated in accordance with the rules of the Purchaser's Scheme.

2.2 The Purchaser will before Closing offer to each person who is an Employee and a Member or eligible to be a Member at Closing, in relation to employment from and after Closing, membership of the Purchaser's Scheme on the terms in paragraph 2.1(c). The Purchaser will also offer to each such person the ability to transfer past service rights from the Vendor's Scheme to the Purchaser's Scheme on terms complying with paragraph 2.1(d).

2.3 The Purchaser shall assume full responsibility for the provision of pension and death benefits for or in respect of each person who is an Employee and a Member at Closing in respect of service from Closing and shall ensure that it or the Purchaser's Scheme or the trustees of the Purchaser's Scheme (as appropriate):-

(a) shall with effect from Closing (and until such time as the Purchaser receives formal confirmation from each such person that he does not wish to accept membership of the Purchaser's Scheme) arrange for each such person to be covered for lump sum death in service benefit of an amount equal to four year's salary;

(b) shall forthwith upon the written request of Vendor reimburse Vendor in respect of the cost (as agreed between Vendor's Actuary and the Purchaser's Actuary) of augmenting the deferred pension entitlement under the Vendor's Scheme of any such person who dies after Closing but before he has made a decision to transfer his accrued rights under the Vendor's Scheme to the Purchaser's Scheme so that the amount of the widow's or widower's and any dependants' pensions which are payable in those circumstances from the Vendor Scheme shall be increased to the level of the pensions which would have been payable had that person died in the service of Vendor.

2.4 The Purchaser will offer arrangements for additional voluntary contributions of a similar type to those available under the Vendor's Scheme at Closing. The Purchaser will procure that the Purchaser's Scheme will provide under those arrangements, in respect of any Consenting Member's AVCs transferred to the Purchaser's Scheme, benefits which are at least equal in value at the date of transfer to the value so transferred.

2.5 The Purchaser shall consult with the Vendor regarding the contents of notice which are to be issued to employees and contains the options available to them in respect of pensions.

3.  Calculation of Transfer Amount

This paragraph shall apply as regards the calculations of the Unadjusted Transfer Amount and the Transfer Amount referred to in paragraph 5.1(a) of Part 1B of this Schedule.

3.1 The Vendor will procure that the Vendor's Actuary will calculate the Transfer Amount within 6 weeks of receipt by the Vendor's Actuary of all information reasonably requested of the Purchaser to enable the calculations to be completed.

3.2 The Unadjusted Transfer Amount shall be calculated in accordance with the Actuary's Letter, that calculation will assume that article 119 does not apply to guaranteed minimum pensions.

3.3 In calculating the Transfer Amount any benefits under the Vendor's Scheme which are attributable to AVCs paid by the Consenting Members and in respect of which the Consenting Members are not entitled to benefits based on their final pensionable earnings, and the AVCs themselves, are disregarded.

3.4 As soon as reasonably practicable (within 14 days) after the Vendor's Actuary has calculated the unadjusted Transfer Amount the Vendor (or the Vendor's Actuary) will notify the Purchaser (or the Purchaser's Actuary) in writing of the result of that calculation and to supply to him the particulars of the calculation and sufficient data on which it is based to enable the Purchaser's Actuary to check that the calculation is mathematically correct and in accordance with this Schedule. The Vendor's Actuary will provide such further particulars or data which the Purchaser's Actuary reasonably requests within 21 days of receipt of the result of the calculation from the Vendor's Actuary. The Purchaser's Actuary has one month from the date on which those particulars and data have been supplied to him to raise any objection in writing that the calculation is incorrect or not in accordance with this Schedule.

3.5 The calculation referred to above is final and binding on the Vendor and the Purchaser on the later of (i) if the Purchaser's Actuary raises no objection within the terms of paragraph 3.4 above, the expiry of the period mentioned above in which he may raise any objection, and (ii) if the Purchaser's Actuary raises an objection within the terms of paragraph 3.4 above, the date of a subsequent written agreement between the Vendor's Actuary and the Purchaser's Actuary that the calculation (or revised calculation) is mathematically correct or not in accordance with this Schedule.

4.   Transfer of Transfer Amount

4.1 In complying with the obligations contained in paragraph 5.1(b) and (c) of the General Principles the following provisions shall apply.

4.2 The obligation of the Vendor under paragraph 5.1 of the General Principal shall only apply after the Transfer Conditions have been satisfied and for the purposes of paragraph 5.1(c) the date of transfer shall be the Due Payment Date.

4.3 The Vendor and the Purchaser will use all reasonable endeavours to secure agreement between the Vendor's Scheme and the Purchaser's Scheme respectively as to the particular equities to be transferred representing the Transfer Amount. If agreement is not reached by the Due Payment Date, the transfer will be in the form of equities of the Vendor's Scheme selected by the Vendor's Scheme and agreed by the Purchaser's Scheme as being a representative sample of the equities held by the Vendor's Scheme. Any equities to be transferred will be valued at the mid-market price at the close of business on the London Stock Exchange on the day before the date of transfer.

4.4 The Purchaser will seek promptly from the Board of the Inland Revenue approval to the transfer of assets from the Vendor's Scheme to the Purchaser's Scheme in respect of the Consenting Members and, at the Vendor's request, will supply promptly to the Vendor the documents and information which the Vendor reasonably requires to enable the Vendor's Scheme to obtain a corresponding approval.

5.   Shortfall payments

5.1 In the event that the amount actually transferred on the Due Payment Date from the Vendor's Scheme to the Purchaser's Scheme is less than the Transfer Amount (the Shortfall), the Vendor shall subject to the proviso below forthwith following a written demand from the Purchaser, pay within 7 days to the Purchaser (for onward transmission to the Purchaser's Scheme) by way of adjustment to the consideration hereunder, a cash sum equal to 100 per cent. of the Shortfall together with interest from and including the date upon which the aforesaid transfer to the Purchaser's Scheme is made, to but excluding the date upon which payment is made in full in accordance with this paragraph, at the Interest Rate compounded monthly, provided that this paragraph shall not apply if the reason for the Transfer Amount (or part thereof) not having been transferred to the Purchaser's Scheme in accordance with paragraph 4 above is the failure of the Purchaser's Scheme to accept the Transfer Amount (or part thereof) or failure by the Purchaser to comply with the Transfer Conditions.

5.2 If, after the payment of the Shortfall under paragraph 5.1, any member of the Purchaser's Group achieves a reduction in liabilities to corporation tax as a result of being able to treat a payment of an amount equal to the Shortfall as deductible for corporation tax purposes, then the Purchaser shall pay to the Vendor within 7 days after the relevant member of the Purchaser's Group achieves such a reduction, a sum equal to that corporation tax saving.

6.1 If the aggregate of the amounts paid to the Purchaser's Scheme by the Vendor's Scheme in respect of the Consenting Employees (excluding the AVC Fund), as adjusted, is an amount which exceeds the Transfer Amount at the Due Payment Date (the amount of such difference being referred to in this paragraph as the Excess), then the Purchaser shall, by way of an adjustment to the consideration paid under this Agreement pay to the Vendor within 14 days of the Due Payment Date a sum in cash equal to the Excess together with interest thereon at the Interest

Rate in respect of the period from the Due Payment Date to the date of final payment under this paragraph.

ANNEX TO PART 2: UK ACTUARY'S LETTER

                                 Part 3:  USA

The Pension Principles shall apply to the Retirement Benefit Schemes providing Retirement Benefit Rights of Polyurethanes Employees subject to the modifications contained in this Part 3 of this Schedule 11.

1.     Interpretation

In this Schedule the following expressions shall have the following meanings:

Actuarial Annex means Annex 1 to this Part containing the Actuarial Methods and Assumptions to be used for purposes of applying the Pension Principles (to include the Valuation Principles) with respect to the Retirement Benefit Schemes providing Retirement Benefit Rights to the Transferring Polyurethanes Employees.

APBO means the Financial Accounting Standards Board Statement 106 accumulated post retirement benefit obligation.

Code means the Internal Revenue Code of 1986, as amended.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Polyurethanes Employees means the Business Employees of the Polyurethanes business of ICI Americas Inc. and the former employees identified in Annex 2 to this Part 3. For the avoidance of doubt Polyurethanes Employees do not include the Employees of Rubicon Inc or any other joint venture.

Polyurethanes Nonqualified DB Plan means the unfunded employee pension benefit plan, as defined in Section 3(2) of ERISA, established by Vendor for Polyurethane Employees to include the following:

(i) Polyurethanes Excess Benefit Plan which will assume the liability of Polyurethanes Employees under the ICI Excess Benefit Plan prior to Closing;

(ii) Polyurethanes Employee Pension Plan which will assume the liability of the Polyurethanes Employees under the Employee Pension Plan prior to Closing;

(iii) Polyurethanes Executive Supplemental Benefits Plan which will assume the liability of the Polyurethanes Employees under the ICI Executive Supplemental Benefits Plan prior to Closing;

(iv)   Unfunded pension of Robert Reen; and

(v)    Unfunded pension of Ron Wyatt.

In addition, the term Polyurethanes Nonqualified DB Plan includes the unfunded arrangements of, Gordon Ross, to include, without limitation, the Supplemental

Death Benefit Arrangement, Supplemental Disability Arrangement and the Split Dollar Insurance Plan.

Polyurethanes UDC Plan means a plan identical to the Executive Retirement Plan for Key Employees of ICI's Group established by Vendor prior to Closing for the Polyurethanes Employees.

Polyurethanes UDC Trust means the grantor trust established by Vendor prior to Closing to hold the assets of the Polyurethanes UDC Plan.

Purchaser DB Trust means a trust exempt from federal income taxation under Code sections 401(a) and 501(a) which was established or maintained by Purchaser to hold the assets of the Vendor DB Plan.

Purchaser DC Plan means a defined contribution plan established or maintained by Purchaser which is qualified under Code section 401(a) and contains a qualified cash or deferred arrangement meeting the requirements of Code section 401(k).

Purchaser PRB Plan means the plan established or maintained by the Purchaser to provide post retirement medical, dental and other welfare benefits to the Transferring Employees equivalent to those provided to Transferring Polyurethanes Employees under Vendor's PRB Plan.

Vendor means for purposes of this Part 3 A. ICI Americas Inc

Vendor's Group means any member of ICI's Group to include their officers, directors, employees, agents, successors and assigns.

Vendor DB Trust means the Trust for Defined Benefit Plans of ICI American Holdings Inc.

Vendor DB Plan means the Polyurethanes Pension Plan.

Vendor DC Plan means the ICI Deferred Compensation Plan.

Vendor PRB Plan means the retiree medical and dental coverage provide under the ICI Americas Health and Dental Care Plan.

2.   Tax Qualified Defined Benefit Plans

A.   Transfer of Liability and Plan Sponsorship

In complying with its obligations under paragraphs 2 and 3 of the General Principles, the Purchaser, effective the Closing Date, shall take all appropriate action to become the plan sponsor of the Vendor DB Plan so that the liability for providing Retirement Benefit Rights to the Polyurethanes Employees under the Vendor DB Plan transfers to the Purchaser. Effective the Closing Date the Vendor shall take all appropriate action so that neither the Vendor nor any member of Vendor's Group is acting as a plan sponsor, plan administrator, named fiduciary, or other fiduciary with respect to the Vendor DB Plan.

B.   Transfer of Pension Trust Assets

On or before Closing, the Purchaser shall establish the Purchaser DB Trust.
With respect to the Vendor DB Plan, the Vendor shall cause to be transferred from the Vendor DB Trust to the Purchaser DB Trust by the end of the calendar month following the calendar month in which the Closing Date occurs an amount equal to the fair market value of the assets of the Vendor DB Plan determined by the trustee of the Vendor DB Trust as of the valuation date of the Vendor DB Trust coincident with or next following the Closing Date along with interest from but not including said valuation date through the date of transfer at a rate equal to Closing Date rate for thirty day U.S. Treasury Bills. The Purchaser covenants that the Purchaser DB Trust will be qualified under Code section 401(a) and exempt from taxation under Code section 501(a) when the assets of the Vendor DB Plan are transferred to the Purchaser DB Trust from the Vendor DB Trust.

3.   Post Retirement Welfare Benefits

A. In complying with its obligations under paragraphs 2 and 3 of the General Principles, the Purchaser shall establish effective as of the Closing Date the Purchaser PRB Plan which shall provide eligibility and coverage for retiree medical and dental benefits that is comparable to the Vendor's PRB Plan on the Closing Date and otherwise equivalent in value for the period prescribed by the General Principles.

B. Effective the Closing Date, the Purchaser assumes all liabilities and obligations of the Vendor and the Vendor's Group relating to the provision of retiree medical and dental benefits to the Polyurethanes Employees and their dependents (to include a person who is granted benefits under a medical support court order by reason of his or her relationship to a Polyurethanes Employee). Notwithstanding the preceding sentence, neither the Purchaser nor the Purchaser PRB Plan will be liable for any claims of Polyurethanes Employees or their dependents for reimbursement of expenses for medical or dental services or procedures covered under the terms of the Vendor PRB Plan which were performed prior to the Closing Date but billed on or after the Closing Date.

C. The Purchaser shall give full past service credit to the Polyurethanes Employees for their pre-closing service to the same extent such service was credited by the Vendor's PRB Plan.

4.     Nonqualified DB Plans

Effective the Closing, the Purchaser shall become the sponsor of the Polyurethanes Nonqualified DB Plans and assume all liabilities and obligations of the Vendor and Vendor's Group with respect thereto.

5.     Defined Contribution Plans

A.     401(k) Plan

(i) The Purchaser shall establish on or before the Closing Date the Purchaser DC Plan and extend coverage to the Polyurethanes Employees on the Closing Date.

(ii) The Vendor shall cause the trustee of the Vendor DC Plan to transfer assets equal to the account balances that are to be transferred, including outstanding loan balances, of the Polyurethane Employees (to include any alternate payee of a Polyurethanes Employee) under the Vendor DC Plan to the trustee designated by the Purchaser under the trust agreement forming a part of the Purchaser DC Plan. Such account balances will have been credited with appropriate earnings or losses attributable to the period from the Closing Date to a valuation date of the Purchaser DC Plan's trust preceding the date of transfer, reduced by any necessary benefit or withdrawal payments to or in respect of the Polyurethanes Employees occurring during the period from the Closing Date to the date of transfer. The transfer of assets from the Vendor DC Plan to the Purchaser DC Plan shall be made solely in cash and notes evidencing plan loans to Transferring Employees. The valuation date used to calculate the transfer amount shall not be more than 30 business days prior to the date of transfer. The Purchaser covenants that the Purchaser DC Plan will be qualified under Code section 401(a) and that is attendant trust will be exempt from taxation under Code section 501(a) on the date(s) the account balances of any Polyurethanes Employees are transferred from the Vendor DC Plan to the Purchaser DC Plan. No loans or withdrawals requested by Polyurethanes Employee on or after the Closing Date will be permitted or processed by the Vendor DC Plan.

(iii) In consideration for the transfer of assets from the Vendor DC Plan to the Purchaser DC Plan, the Purchaser shall, effective as of the date of transfer, assume all of the obligations of the Vendor in respect of the account balances accumulated by the Polyurethanes Employees under the Vendor DC Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer).

(iv) In the event that the Vendor DC Plan fails the actual deferral percentage test of Code section 401(k) or the actual contribution percentage test of Code section 401(m) for the plan year in which Closing occurs, so as to require an excess or excess aggregate distribution, as the case may be, from the account balance of a Polyurethanes Employee whose account balance was transferred to the Purchaser DC Plan, the Purchaser shall cause the Purchaser DC Plan to make such distribution.

B.     UDC Plan

Effective the Closing, the Purchaser shall become the sponsor of the UDC Plan and shall assume all obligations and liabilities of Vendor and Vendor's Group with respect thereto. The Vendor shall cause ownership of the Polyurethanes UDC Trust to transfer to Purchaser so that the Purchaser shall become the grantor of said trust. Effective the transfer of ownership of the Polyurethanes UDC Trust to the Purchaser, the Purchaser shall assume all liabilities and obligations of the Vendor and Vendor's Group with respect thereto.

C. For the avoidance of doubt, the Vendor DC Plan, the Purchaser DC Plan, Polyurethanes UDC Plan, are not Retirement Benefit Schemes

6.     Valuation Principle

A. For purposes of applying the Valuation Principles, the value of the Retirement Benefit Rights under the Vendor DB Plan and the Vendor Nonqualified DB Plans shall be determined using the Actuarial Methods and Assumptions set out in Part I of the Actuarial Annex.

B. For purpose of applying the Valuation Principles, the value of Retirement Benefit Rights under the Vendor PRB Plan will be the APBO determined as of the Closing Date using the Actuarial Methods and Assumption set out in
       Part II of the Actuarial Annex.

                  ANNEX I TO PART 3 OF THE PENSIONS SCHEDULE

                             U.S. ACTUARIAL ANNEX

                                    PART  I

I.   PENSION ASSUMPTIONS & METHODS

1.  Discount Rate                     Ten percent (10%)

2.  Salary Increases                  Five percent (5%)

3.  Mortality                         For healthy lives: 1983 Group Annuity
                                      Mortality Table for males and females

                                      For disabled lives:



Sample rates (per 100) of recovery or mortality from disability:

                                      ----------------------------------------
                                      Age               All Disableds
                                      ----------------------------------------
                                      25                2.60
                                      ----------------------------------------
                                      35                2.60
                                      ----------------------------------------
                                      45                2.70
                                      ----------------------------------------
                                      55                4.90
                                      ----------------------------------------
                                      65                7.30
                                      ----------------------------------------
                                      75                10.60
                                      ----------------------------------------
                                      85                23.60
                                      ----------------------------------------


4.  Termination                       Rates varying by age normally used by
                                      Watson Wyatt for the ICI Americas
                                      Pension Plan


                                      ----------------------------------
                                              Sample rates (per 100):
                                      ----------------------------------
                                           Age        Males        All
                                                                 Females
                                      ----------------------------------
                                           20       12.50        17.50
                                      ----------------------------------
                                           25        10.0         11.5
                                      ----------------------------------

                                      ----------------------------------
                                           30         7.5          8.0
                                      ----------------------------------
                                           35         4.0          5.0
                                      ----------------------------------
                                           40         3.0          2.5
                                      ----------------------------------
                                           45         2.0          2.0
                                      ----------------------------------
                                           50         1.0          1.5
                                      ----------------------------------
                                           55         0.5          1.0
                                      ----------------------------------
                                           60+          0            0
                                      ----------------------------------


                                        --------------------------------
5.   Disability                               Rates varying by age
                                           normally used by Watson
                                          Wyatt for the ICI Americas
                                                Pension Plan
                                        --------------------------------
                                          Age    Salaried      All
                                                   Male      Females
                                        --------------------------------
                                          25        0.12       0.18
                                        --------------------------------
                                          30        0.12       0.18
                                        --------------------------------
                                          35        0.13       0.19
                                        --------------------------------
                                          40        0.15       0.22
                                        --------------------------------
                                          45        0.20       0.30
                                        --------------------------------
                                          50        0.36       0.54
                                        --------------------------------
                                          55        0.68       1.02
                                        --------------------------------
                                          60        1.38       2.07
                                        --------------------------------


                                        --------------------------------
6.   Retirement Age                            Rates varying by age:
                                        --------------------------------
                                           Age            Rate Per 100
                                        --------------------------------
                                            50                  4
                                        --------------------------------
                                            51                  2
                                        --------------------------------
                                            52                  2
                                        --------------------------------
                                            53                  2
                                        --------------------------------
                                            54                  2
                                        --------------------------------
                                            55                  4
                                        --------------------------------
                                            56                  4
                                        --------------------------------

                                        --------------------------------
                                            57                  4
                                        --------------------------------
                                            58                  4
                                        --------------------------------
                                            59                  4
                                        --------------------------------
                                            60                 10
                                        --------------------------------
                                            61                 15
                                        --------------------------------
                                            62                 40
                                        --------------------------------
                                            63                 30
                                        --------------------------------
                                            64                 30
                                        --------------------------------
                                            65                 50
                                        --------------------------------
                                            66                 50
                                        --------------------------------
                                            67                100
                                        --------------------------------

7.   Form of Payment                   Minimum Lump Sum Benefit With
                                       Residual Single Life Annuity using
                                       the conversion rate used by Watson
                                       Wyatt and Co for the 1/1/98
                                       valuation of the ICI Americas
                                       Pension Plan.

8.   Proportion of Married             80% of participants are assumed to
     Participants                      be married with wives assumed to be
                                       three years younger than husbands.
                                       Actual data for retirees.

9.   Maximum Benefit                   Code (S)415 limit for 1999 for the
                                       normal form of benefit, payable at
                                       Social Security Retirement Age,
                                       reduced/(increased) as appropriate
                                       for earlier/(later) ages.

10.  Maximum Pensionable               $160,000

11.  Limit on Compensation and         Fixed at 1999 level
     Benefits

12.  Social Security Wage Base         Four percent (4%)

13.  Cost-of-Living Increase for       Three percent (3%)

     PIA offered calculation under

14.  Future plan amendments            Not assumed (to include ad hoc cost
                                       of living amendments to retiree
                                       benefits)

15.  Layoff Benefits                   Not valued

16.  Data                              Compensation, adjusted hire date,
                                       birth date and similar data
                                       submitted to Watson Wyatt for the
                                       January 1, 1998, valuation of the
                                       ICI Americas Pension Plan will be
                                       the primary source of data for
                                       calculations.

17.  Date of Calculation               Liability is to be calculated with
                                       respect to the service accrued under
                                       the Polyurethanes Pension Plan at
                                       the Closing Date.

18.  Actuarial Cost Method             Projected Unit Credit

19.  Other Methods and Assumptions     Such other methods, practices and
                                       assumptions that Watson Wyatt and Co
                                       used in the January 1, 1998 funding
                                       actuarial valuation of the ICI
                                       American Pension.

                                   PART  II

II.  APBO ASSUMPTIONS

1.  Discount Rate                     7% per year

2.  Mortality:                        1983 Group Annuity Mortality Table
                                      for males and females

3.  Termination:                      Annual Rate of Withdrawal (Per 100)

                                      Age          Male          Female

                                      20          12.50          17.50

                                      25          10.00          11.50

                                      30           7.50           8.00

                                      35           4.00           5.00

                                      40           3.00           2.50

                                      45           2.00           2.50

                                      50           1.00           1.50

                                      55           0.50           1.00

                                      60           0.00           0.00

4.  Medical Cost Trend Rate:


                                             Year                 Rate

                                             1998                 9.0%

                                             1999                 8.5%

                                             2000                 8.0%

                                             2001                 7.5%

                                             2002                 7.0%

                                             2003                 6.5%

                                             2004                 6.0%

                                             2005                 5.5%

                                             2006                 5.0%

                                             2007 +               4.5%

5.  Dental Cost Trend Rates

                                             Year                 Rate

                                             1998                 6.4%

                                             1999                 6.2%

                                             2000                 6.0%

                                             2001                 5.8%

                                             2002                 5.6%

                                             2003                 5.4%

                                             2004                 5.2%

                                             2005                 5.0%

                                             2006                 4.8%

                                             2007 +               4.5%

6.  Per Capita Claims Medical:        Prior to eligibility for medicare:
                                      $3,539 After eligibility for
                                      medicare: $535

7.  Per Capita Claims Dental:         Pre age 65: $373
                                      Post age 65: $211

8.  Retirement:                       Rates varying by age:

                                             Age             Rate Per 100

                                             50                   4

                                             51                   2

                                             52                   2

                                             53                   2

                                             54                   2

                                             55                   4


                                             56                   4

                                             57                   4

                                             58                   4

                                             59                   4

                                             60                  10

                                             61                  15

                                             62                  40

                                             63                  30

                                             64                  30

                                             65                  50

                                             66                  50

                                             67                 100


9.   Spouse coverage:                  70% for current actives; actual data
                                       for election current retirees

10.  Spouses ages:                     Wives 3 years younger than husbands

11.  Participation rates:              At retirement: 95% for medical and
                                       dental. Retirees who reach 65: 25%
                                       opt out for reimbursement plan.

12.  Actuarial Cost Method             Projected unit credit

13.  Other Methods and Assumptions:    Such other methods, practices, and
                                       assumptions used by Watson Wyatt in
                                       the calculations of the FAS 106 APBO
                                       of the ICI American health and
                                       Dental Care Plan.

                 ANNEX II TO PART 3 OF PENSIONS SCHEDULE

1. Terminated Vested Transferring Polyurethanes Employees; [To be completed by Closing]

2.   Retired Polyurethanes Employees.  [To be completed by Closing].

                               Part 4:  Belgium

The Pension Principles shall apply to all Retirement Benefit Schemes established in Belgium subject to the modifications in this Part 4.

PART A :GENERAL PENSION PRINCIPLES

1.   Interpretation

In this Part 4 of Schedule 11 the following expressions shall have the following meanings:

Employee means any employee of the Transferred Business, who is bound under the terms of an employment contract with a company in the Vendor's Group as well as any directors active in the Transferred Business, provided they continue to work in the Transferred Business with effect on the Closing Date for the Purchaser's Group and on the condition that they are active participants in the Retirement Benefit Schemes on the Closing Date.

Retirement Benefit Rights means any pension, lump sum, gratuity, or a like benefit provided or to be provided on retirement, on early retirement, invalidity or on death in respect of an Employee's employment

Retirement Benefit Schemes means each scheme, plan, fund, arrangement or contractual undertaking of any member of the Vendor's Group for the provision of Retirement Benefit Rights to or in respect of one or more Employees or one or more former employees of any of the Companies and, for the avoidance of doubt, includes any such scheme, plan, fund or arrangement which has not been disclosed in the Data Room;

2. Paragraph 2.1 of the Pension Principles shall not apply but in relation to each Transferring Employee, the Purchaser will continue to provide or procure to be provided :

     (i) same Retirement Benefit Rights in respect of service prior to Closing, and

     (ii) equivalent Retirement Benefit Rights in respect of service for the period of four years on and after the Closing date, to the Retirement Benefit Rights of the Transferring Employee, unless the Retirement Benefit Scheme is based on a collective bargaining agreement, in which event the Purchaser will continue to provide or procure to be provided the same Retirement Benefit Rights in respect of service after the Closing until the expiry or cessation of the applicable collective bargaining agreement(s).

3. Paragraph 2.2 of the Pensions Principles shall not apply but for the purposes of paragraph 2.1 "equivalent" means equivalent in value and will be determined, in the case of defined benefit Retirement Benefit Rights, using the Valuations Principles.

4.   Paragraph 4 of the Pensions Principles shall not apply.

5. Paragraph 5.1 (a) (i) of the Pension Principles shall be modified as follows:


     " (i) the value of those Retirement Benefit Rights calculated in accordance with the Valuation Principles, adjusted for the period from and including the Closing Date to the date of transfer by the Local Timing Adjustment, and increased by that part of the surplus relating to the Transferring Employees whose Retirement Benefit Rights will be or have been transferred, and which are available in the Vendor's Retirement Benefit Scheme as calculated in accordance with the Valuation Principles, and

     (ii)..."

6.   Paragraph 6.1(a) of the Pensions Principles shall be modified as follows:

     "(a) the Vendor and the purchaser agree in writing and to the extent permitted by law, the relevant Retirement Benefit Scheme and the bylaws of the relevant retirement benefit institutions/vehicles"

7.   Paragraph 12 of the Pensions Principles shall not apply.

8.   Paragraph 14.1 of the Pensions Principles shall be modified as follows:

     "The Purchaser and the Vendor agree that, where the Retirement Benefit Rights of a Transferring Employee working in a jurisdiction other than his home jurisdiction include a Home Country Guarantee and/or are based on one or more Retirement Benefit Schemes, it is intended that the transfer of assets from one or more relevant Retirement Benefit Schemes, including the Home Retirement Benefit Scheme will, subject to paragraphs 3.3 and 3.4. include a transfer of assets in respect of the Home Country Guarantee and, where applicable and agreed, a transfer of assets from one or more relevant Retirement Benefit Schemes."

PART B: VALUATION PRINCIPLES


9.   Paragraph 6.3 (a) of the Pension Principles shall be modified as follows:

     " (a) those specified in the Annex I (Actuary Assumptions and Methodology) and Annex II (Actuary Assumptions, Methodology and Transfer Value for Surplus Funding) attached to the present Part 4 in respect of the particular Retirement Benefit Scheme;

ANNEX I TO PART 4: BELGIUM

Actuarial Assumptions and Methodology - Transferred Members in Active Service

Cost method

The pension liabilities are equal to the Projected Benefit Obligation (PBO) using a Unit Credit valuation method in application of FAS-87. Valuation date is equal to Closing date.

Economic assumptions

Discount rate                           7.00 %
Salary increases                        4.00 % + LION salary scale (see annex A)
Social security increases               3.00 %
Pension increase rate                   3.00 %


Demographic assumptions

Mortality                               MR (males) / FR (females) without age
                                        adjustment. However, in application of
                                        the pension rules, for the conversion of lump sums into pensions, the mortality table to be used is MR for males and females.

Withdrawal                              Age-related scale with as representative
                                        values (see annex B for full age-related scale):


Retirement                              Age 60

Disability                              None

Proportion married                      100%

Number of children                      2 children of age 11

Age spouse                              Females are two years younger than males

Some general remarks on the assumptions

Retirement

It is assumed that 50% of the retirees convert their lump sum at age 60 entirely into a lifetime pension and 50% of the retirees convert 2/3 of their lump sum at age 60 into a lifetime pension. It is assumed that all retirees that convert their lump sum (partly) into a pension opt for a reversibility of 0%. Those pensions are assumed to increase annually at the above-mentioned pension increase rate of 3.0%.

Withdrawal

It is assumed that in case of withdrawal, the employee leaves the deferred entitlement with the ICI pension fund, i.e. the rights are not transferred nor cashed in. Between date of withdrawal and age 60, the deferred entitlement will be indexed. It is assumed that at age 60 50% of the retirees convert their lump sum at age 60 entirely into a lifetime pension and 50% of the retirees convert 2/3 of their lump sum at age 60 into a lifetime pension.

The death coverage to the spouse between date of leaving and age 60 will be included in the present value calculations.

Death in service

Survivor capital

It is assumed that there is a survivor capital to all employees of which 100% convert their survivor capital entirely into a lifetime pension. The lifetime survivor pension will be indexed at 3.0%.

Orphan pension

Orphan pensions are assumed to be paid until age 25.

Death lump sum


Other remarks

(1) The PBO for each individual is at least equal to the present value of the vested benefits under the Colla legislation.

(2) The PBO amount for each individual includes the PBO for the death in service benefits.

(3) In addition to the PBO mentioned above, the accrued insurance reserves under the group insurance contract with De Vaderlandsche will be transferred, subject to obtaining the consent of the employees concerned.

Enclosures

  .  Annex A to Annex I :
     Salary scale for white-collar employees

  .  Annex B to Annex I :
     Age related withdrawal
     Decrements scale

Annex A to Annex I
Salary Scale for White-Collar Employees


  leeftijd     Man         Vrouw          IPP
----------------------------------------------------
     20          0.3       0.462           0.07
     21        0.334         0.5          0.105
     22        0.367       0.538           0.14
     23          0.4       0.572          0.172
     24        0.433       0.606          0.205
     25        0.467        0.64          0.237
     26          0.5       0.674           0.27
     27        0.533       0.708          0.302
     28         0.56       0.733          0.333
     29        0.587       0.757          0.363
     30        0.613       0.782          0.394
     31         0.64       0.806          0.424
     32        0.667       0.831          0.455
     33         0.69       0.849          0.499
     34        0.713       0.868          0.543
     35        0.737       0.886          0.586
     36         0.76       0.905           0.63
     37        0.783       0.923          0.674
     38          0.8       0.932          0.676
     39        0.817       0.941          0.705
     40        0.833       0.951          0.733
     41         0.85        0.96          0.762
     42        0.867       0.969          0.791
     43        0.884       0.975          0.819
     44          0.9       0.981          0.847
     45        0.917       0.988          0.874
     46        0.933       0.994          0.902
     47         0.95           1           0.93
     48         0.96           1          0.944
     49         0.97           1          0.958
     50         0.98           1          0.972
     51         0.99           1          0.986
     52            1           1              1
     53            1           1              1
     54            1           1              1
     55            1           1              1
     56            1           1              1
     57            1           1              1
     58            1           1              1
     59            1           1              1
     60            1           1              1
     61            1           1              1
     62            1           1              1
     63            1           1              1
     64            1           1              1
     65            1           1              1


Remark: IPP means International Pension Plan.

Annex B to Annex I
Age related withdrawal decrements scale


The table below states for each given age the assumed number of people leaving service per hundred : for example 6% of the 20 year olds.

----------------------------------------------------------------------------------------------------------------
Age                    Decrement              Age               Decrement            Age             Decrement
----------------------------------------------------------------------------------------------------------------
20                     0.06                    35                0.022                   50          0.003
21                     0.057                   36                0.020                   51          0.0024
22                     0.054                   37                0.018                   52          0.002
23                     0.051                   38                0.017                   53          0.001
24                     0.048                   39                0.015                   54          0.0005
25                     0.045                   40                0.014                   55          0
26                     0.042                   41                0.013                   56          0
27                     0.040                   42                0.012                   57          0
28                     0.037                   43                0.011                   58          0
29                     0.034                   44                0.009                   59          0
30                     0.032                   45                0.008                   60          0
31                     0.03                    46                0.007                   61          0
32                     0.028                   47                0.006                   62          0
33                     0.026                   48                0.005                   63          0
34                     0.024                   49                0.004                   64          0
----------------------------------------------------------------------------------------------------------------

ANNEX II TO PART 4: BELGIUM

Actuarial Assumptions and Methodology - Transfer Value for Surplus Funding - (Members in active service only)

Overfunding

Overfunding is the situation were the total Market Value of Assets (MVA) of the LION Belgium Pension Fund as at the Closing Date is higher than the Projected Benefit Obligation (PBO) calculated with the above-mentioned actuarial assumptions on the total population of members in the LION Belgium Pension Fund.

Transfer value for Surplus Funding

When there is Overfunding as at the Closing Date, the Transfer Value for Surplus Funding will be a proportional part of the Overfunding. The Transfer Value for Surplus Funding will be determined as at completion date as follows:

Overfunding x (PBO Transferred Members / PBO All Members)

With Overfunding = MVA - PBO All Members

PBO All Members is the total liability as at Closing Date for all members of the LION Belgium Pension Fund, determined using the assumptions and methodology described in annex I, excluding the reserves accrued with De Vaderlandsche.

PBO Transferred Members is the total liability as at Closing Date for all Transferred Members (in active service), determined using the assumptions and methodology described in annex I, excluding the reserves accrued with De Vaderlandsche.

MVA is the market value of assets as at Closing Date of the LION Belgium Pension Fund, excluding the reserves accrued with De Vaderlandsche.

                                  SCHEDULE 12

                                EXCLUDED ASSETS

I.   General

(a) Any assets of ICI's Group other than (i) the Business Assets of the Business Vendors; and (ii) the assets of the Companies (insofar as they are not excluded pursuant to the terms of this Agreement); and (b) the assets set out in the remaining paragraphs of this Schedule 12.

II.  Assets to be removed prior to Closing

Any shares or assets which are to be transferred by a Company to any member of ICI's Retained Group prior to Closing in accordance with paragraph 3 of Schedule 18, including, without limitation:

(a) assets of ICI Europe Ltd other than assets of the Polyurethanes Business conducted by ICI Europe Ltd;

(b) assets of ICI Mex SA DE CV other than assets of the Polyurethanes Business conducted by ICI Mex SA DE CV;

(c) assets of ICI Holland BV other than assets of the Polyurethanes Business conducted by ICI Holland BV;

(d) shares in, the business of and any assets of Australian Titanium Products Proprietary Ltd;

(e)  shares in, the business of and any assets of BTP Tioxide Ltd;

(f)  shares in, the business of and any assets of TIL Ltd;

(g) shares in, the business of and any assets of Technical and Analytical Services Ltd;

(h)  shares in, the business of and any assets of Tioxide Investment Holdings
     Ltd;

(i) shares in, the business of and any assets of Tioxide Overseas Investments Ltd; and

(j)  the outstanding preferred shares in Tioxide Canada Inc.

III. Non transferring assets

Without prejudice to the provisions of Schedule 22 the following assets shall not transfer:

(a) shares in, the business of and any assets of the Boripol Joint Venture, Yugoslavia;

(b)  shares in, the business of and any assets of ICI India Ltd;

(c)  shares in, the business of and any assets of ICI Pakistan Ltd;

(d)  shares in, the business of and any assets of AO ICI, Russia;

(e)  shares in, the business of and any assets of ICI International Ltd;

(f)  shares in, the business of and any assets of ICI Polska Sp.zo.o;

(g)  shares in, the business of and any assets of ICI Slovakia sro;

(h)  shares in, the business of and any assets of ICI Cz sro;

(i)  shares in, the business of and any assets of ICI Hungary Kft;

(j)  shares in, the business of and any assets of ICI Korea Ltd;

(k)  shares in, the business of and any assets of ICI Japan Ltd;

(l)  shares in, the business of and any assets of ICI (Malaysia) Holdings Sdn
     Bhd;

(m)  shares in, the business of and any assets of ICI China Ltd;

(n)  shares in, the business of and any assets of ICI France SA;

(o)  shares in, the business of and any assets of ICI Norden;

(p) shares in, the business of and any assets of ICI Co-ordination Centre excluding the Business Employees;

(r)  shares in, the business of and any assets of ICI (Singapore) Private Ltd;
     and

(s)  shares in, the business of and any assets of ICI Bahia S.A.

For the avoidance of doubt, if any of the above companies holds Stock at Closing which it does not beneficially own and which it holds in the capacity of agent for a Company or Business Vendor or in connection with a service it provides to a Company or Business Vendor, then that Stock is not an Excluded Asset.

IV.  Specific assets

A.   General

Excluded Properties

Excluded Employees

ICI Retained Software

B.  Polyurethanes

--------------------------------------------------------------------------------------------
    Business Vendor                              Excluded Asset
--------------------------------------------------------------------------------------------
ICI PLC                    Disused plant and site at Hillhouse, UK
--------------------------------------------------------------------------------------------
ICI Americas Inc.          Any assets located at Wilmington, USA other than Business
                           Information, Business IPR, Business IP Licences and Business IT
                           Licences
--------------------------------------------------------------------------------------------

Assets excluded from Transfer of the Relevant Petrochemicals Business

NB: The following list of excluded assets in this Schedule is not necessarily complete.

1.  NORTH TEES WORKS

--------------------------------------------------------------------------------------------
Assets                                                        Comments
--------------------------------------------------------------------------------------------
Ethylene Liquefaction Unit number 4                           This shall transfer to BPCL.
--------------------------------------------------------------------------------------------

2.  TRANS-PENNINE ETHYLENE PIPELINE

-------------------------------------------------------------------------------------------
Assets                                                               Comments
-------------------------------------------------------------------------------------------
Hillhouse section and LDS/metering at Hillhouse
-------------------------------------------------------------------------------------------
Ethylene Cavities at Holford (2) (H213, H215)                        See Key Principles.
-------------------------------------------------------------------------------------------

3.  WILHELMSHAVEN

-------------------------------------------------------------------------------------------
Assets                                                 Comments
-------------------------------------------------------------------------------------------
Ethylene storage tanks and all associated equipment    Assets owned by ICI Wilhelmshaven
on site (and on the jetty owned by the State) for      GmbH who provide service to ICI
import of ethylene and delivery of EVC plant           Olefins.  ICI Olefins currently
                                                       pays costs thereof.
-------------------------------------------------------------------------------------------

ASSETS AT NORTH TEES EXCLUDED FROM TRANSFER OF RELEVANT PETROCHEMICAL BUSINESS

NB: The following list of excluded assets in this Schedule is not necessarily complete.

-----------------------------------------------------------------------------------------------------
                                              EXCLUDED
-----------------------------------------------------------------------------------------------------
REFERENCE                                 DUTY INFORMATION                              COMMENTS
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
PIP refinery
-----------------------------------------------------------------------------------------------------
PIP Road/rail loading
-----------------------------------------------------------------------------------------------------
Ammonia storage
-----------------------------------------------------------------------------------------------------
Ammonia loading facilities are                                    Contracts will be required to
 owned by Terra.                                                  allow use by others.
-----------------------------------------------------------------------------------------------------
                                                                  Contracts will be required to
                                                                  allow use by others.
-----------------------------------------------------------------------------------------------------
Jetty 4 with loading facilities                                   See Services Schedule relating to
 is owned by PIP.                                                 Jetty services (HICI to ICI (PIP))
-----------------------------------------------------------------------------------------------------
P-157F                            Sour Crude Oil
-----------------------------------------------------------------------------------------------------
P-158F                            Sour Crude Oil
-----------------------------------------------------------------------------------------------------
P-159F                            Sour Crude Oil
-----------------------------------------------------------------------------------------------------
N-3100F                           Sweet Crude Oil
-----------------------------------------------------------------------------------------------------
2101FA                            Sweet Crude Oil
-----------------------------------------------------------------------------------------------------
2101FB                            Sweet Crude Oil
-----------------------------------------------------------------------------------------------------
P-154F                            LSAR
-----------------------------------------------------------------------------------------------------
P-155F                            LSAR
-----------------------------------------------------------------------------------------------------
P-160F                            LSAR
-----------------------------------------------------------------------------------------------------
P-167F                            LSAR
-----------------------------------------------------------------------------------------------------
P-168F                            LSAR
-----------------------------------------------------------------------------------------------------
P-150F                            Derv
-----------------------------------------------------------------------------------------------------
P-153F                            Derv
-----------------------------------------------------------------------------------------------------
P-161F                            Derv
-----------------------------------------------------------------------------------------------------
P-162F                            Derv
-----------------------------------------------------------------------------------------------------
2102FA                            Gasoil
-----------------------------------------------------------------------------------------------------
2102FB                            Gasoil
-----------------------------------------------------------------------------------------------------
2101FC                            Unmarked Kerosene
-----------------------------------------------------------------------------------------------------
2103FA                            Marked Kerosene
-----------------------------------------------------------------------------------------------------
2103FB                            Marked Kerosene
-----------------------------------------------------------------------------------------------------
2012FA                            LDD
-----------------------------------------------------------------------------------------------------
2012FB                            LDD
-----------------------------------------------------------------------------------------------------
175F                              Naphtha .  PIP run down
-----------------------------------------------------------------------------------------------------
176F                              Naphtha .  PIP run down
-----------------------------------------------------------------------------------------------------
ROAD & RAIL TERMINAL
-----------------------------------------------------------------------------------------------------
P-850F                            Marked Kerosene
-----------------------------------------------------------------------------------------------------
P-851F                            Marked Kerosene
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
P-852F                            Marked Kerosene
-----------------------------------------------------------------------------------------------------
P-853F                            Middle Dist.
-----------------------------------------------------------------------------------------------------
P-854F                            Middle Dist.
-----------------------------------------------------------------------------------------------------
P-855F                            Middle Dist.
-----------------------------------------------------------------------------------------------------
P-856F                            Middle Dist.
-----------------------------------------------------------------------------------------------------
P-857F                            Middle Dist.
-----------------------------------------------------------------------------------------------------
P-858F                            Dirty Slops
-----------------------------------------------------------------------------------------------------
P-859F                            Fire Water
-----------------------------------------------------------------------------------------------------
P-862F                            Derv
-----------------------------------------------------------------------------------------------------
P-863F                            Derv
-----------------------------------------------------------------------------------------------------
All tubing and surface                                            Contract required with PIP
equipment on cav 47
-----------------------------------------------------------------------------------------------------
All tubing and surface                                            Contract required with PIP
equipment on cav 48.
-----------------------------------------------------------------------------------------------------
All tubing and surface                                            Contract required with PIP
equipment on cav 49.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

 53                               Leased to British Gas           Contract required for access &
                                                                  operation.
-----------------------------------------------------------------------------------------------------
 89                               Leased to British Gas           Contract required for access &
                                                                  operation.
-----------------------------------------------------------------------------------------------------
 90                               Leased to British Gas           Contract required for access &
                                                                  operation.
-----------------------------------------------------------------------------------------------------
 132                              Leased to British Gas           Contract required for access &
                                                                  operation.
-----------------------------------------------------------------------------------------------------
All water abstraction and brine                                   Contract required for access &
winning equipment including                                       operation by others, or for HICI
associated buildings.                                             to operate on other's behalf.
                                                                  Requires contract for water supply
                                                                  and brine disposal.
-----------------------------------------------------------------------------------------------------
That part of the reservoirs                                       Will require contract.
owned by PIP
-----------------------------------------------------------------------------------------------------
Brine main from reservoirs 1 &                                    Owned by PIP.  Will need contract
2 to cavities                                                     for use.
-----------------------------------------------------------------------------------------------------
 3                                LSAR
-----------------------------------------------------------------------------------------------------
 4                                LSAR
-----------------------------------------------------------------------------------------------------
All pipelines listed on the                                       System 36 is owned by Chlor Chem:
attached table                                                    maintenance contract required.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
All pipeline supports in link                                     The HSFO system used by Aromatics
corridors owned by ETOL                                           includes plant within PIP's land
                                                                  which is owned and operated by
                                                                  PIP.  A separate agreement will be
                                                                  needed. One of the site main
                                                                  drains runs beneath PIP land.
-----------------------------------------------------------------------------------------------------
Railway to road/rail loading
-----------------------------------------------------------------------------------------------------

The Flowmetering Workshop which is owned by SGS (adjacent to the Paraxylene plant) and all material items of obsolete or decommissioned assets or plant (to include, without limitation, Olefins 5 and Butadiene 2) shall be excluded.

                              EXCLUDED LINKLINES


NB: The following list of excluded assets in this Schedule is not necessarily complete.

-----------------------------------------------------------------------------------------------------------------------------------
Syst Conveyed   Owning    Plant/Area -      Site -     Plant/Area -    Site -   GEP        SRP       Budget   RME       RME's
em   Product    Business  Start of System   Start of   End of System   End of   Operating            Owner              nominee
No.                                         System                     System   Mgr
-----------------------------------------------------------------------------------------------------------------------------------
36   Brine      Chlor   Brine reservoirs  North      Bain Works      Wilton     Chatha C   Chatha C  Chatha   Tyrie J   Cruickshank
                Chem                      Tees                                  S          S         C S      C         I D
-----------------------------------------------------------------------------------------------------------------------------------
63   Crude Oil  PIP     Phillips          Seal       Crude Storage   North      Tideswell  Walgate   M J H    J C       Cruickshank
                        Petroleum Seal    Sands      Tanks           Tees       S J        A         Smith    Tyrie     I D
                        Sands
-----------------------------------------------------------------------------------------------------------------------------------
64   Brine      PIP     Brine Reservoir   Brinefiel  Brinefields     Cavities   Chatha C   Chatha C  M J H    J C       Cruickshank
                                          ds         (Cavities)                 S          S         Smith    Tyrie     I D
-----------------------------------------------------------------------------------------------------------------------------------
65   Contaminat PIP     Brine Reservoir   Brinefiel  Brinefields     Cavities   Chatha C  Chatha C   M J H    J C       Cruickshank
     ed Brine                             ds         (Cavities)                 S         S          Smith    Tyrie     I D
-----------------------------------------------------------------------------------------------------------------------------------
72   Derv       PIP     COU Site Tank     North      Road/Rail Tank  Road/Rail  Tideswell Walgate    M J H    J C       Cruickshank
                        Farm              Tees       Farm                       S J       A          Smith    Tyrie     I D
-----------------------------------------------------------------------------------------------------------------------------------
73   Gas Oil    PIP     COU Site Tank     North      Road/Rail Tank  Road/Rail  Tideswell Walgate    M J H    J C       Cruickshank
                        Farm              Tees       Farm                       S J       A          Smith    Tyrie     I D
-----------------------------------------------------------------------------------------------------------------------------------
74   Kerosene   PIP     No 2 Pump Bay     North      Road Rail       Road/Rail  Tideswell  Walgate   M J H    J C       Cruickshank
                                          Tees       Filling                    S J        A         Smith    Tyrie     I D
-----------------------------------------------------------------------------------------------------------------------------------
75   Crude Oil  PIP     COU Site Tank     North      Brinefields     Cavities   Tideswell  Walgate   M J H    J C       Cruickshank
                        Farm              Tees       Cavities                   S J        A         Smith    Tyrie     I D
-----------------------------------------------------------------------------------------------------------------------------------
87   Redundant  PIP     Crude Unit,       North      Cavity 56       Cavities   Tideswell  Walgate   M J H    J C       Cruickshank
     (was Crude         Spine Road        Tees       Brinefields                S J        A         Smith    Tyrie     I D
     Oil)
-----------------------------------------------------------------------------------------------------------------------------------

                         EXCLUDED NORTH TEES VEINLINES


-----------------------------------------------------------------------------------------------------------------------------------
System      Conveyed      Owning     Plant/Area -   Plant/Area -   Ref Dwgs   GEP          SRP        Budget  RME         RME's
No.         Product       Business   Start of       End of                    Operating               Owner               nominee
                                     System         System                    Mgr
-----------------------------------------------------------------------------------------------------------------------------------
SD952       170 psig      PIP                                                 Tideswell S  Walgate A  M J H   Tyrie J C   Smith D J
            Steam                                                             J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
SD958       PIP Treated   PIP                                                 Tideswell S  Walgate A  M J H   Tyrie J C   Smith D J
            Water                                                             J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
SD972       150 psig      PIP                                                 Tideswell S  Walgate A  M J H   Tyrie J C   Smith D J
            Steam                                                             J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V874        Kerosene      PIP                                      82         Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V875        Kerosene      PIP                                      00083,84   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V876        Kerosene      PIP                                      85         Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V878        Crude Oil     PIP                                                 Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V879        Crude Oil     PIP                                      00108,10   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   9,111      J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V880        Crude Oil     PIP                                                 Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V881        Crude Oil     PIP                                      00129,130  Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V882        Crude Oil     PIP                                      00123,124  Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
System      Conveyed      Owning     Plant/Area -   Plant/Area -   Ref Dwgs   GEP          SRP        Budget  RME         RME's
No.         Product       Business   Start of       End of                    Operating               Owner               nominee
                                     System         System                    Mgr
-----------------------------------------------------------------------------------------------------------------------------------
V883        Crude Oil     PIP                                      00198,19   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   9,200      J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V897        Naphtha       PIP                                      57         Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V898        Naphtha       PIP                                      00058.59.  Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   60         J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V899        Crude Oil     PIP                                                 Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V900        Crude Oil     PIP                                                 Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V901        Fuel Oil      PIP                                      00157,15   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   8,159      J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V902        Fuel Oil      PIP                                                 Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V903        Fuel Oil      PIP                                      00161,16   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   2          J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V904        Fuel Oil      PIP                                      00163,16   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   4,165,166  J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V907        Fuel Oil      PIP                                      00183,18   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   4          J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V908        Fuel Oil      PIP                                                 Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V910        Fuel Oil      PIP                                      00173,17   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   4,175,176  J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
System      Conveyed      Owning     Plant/Area -   Plant/Area -   Ref Dwgs   GEP          SRP        Budget  RME         RME's
No.         Product       Business   Start of       End of                    Operating               Owner               nominee
                                     System         System                    Mgr
-----------------------------------------------------------------------------------------------------------------------------------
V911        Gas Oil       PIP                                      00001,2,3, Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   4,5,6,7,8, J                       Smith
                                                                   9,10,0020
                                                                   6,207,208
                                                                   ,209,0014
                                                                   4
-----------------------------------------------------------------------------------------------------------------------------------
V912        Gas Oil       PIP                                      00150,15   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   1,152      J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V913        Gas Oil       PIP                                      00177,17   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   8,179      J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V914        Gas Oil       PIP                                      215        Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                              J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------
V925        Crude Oil     PIP                                      00141,14   Tideswell S  Walgate A  M J H   J C Tyrie   Smith D J
                                                                   2          J                       Smith
-----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 13

                                 TAX COVENANT

Interpretation

1.1. Persons shall be treated as connected for the purposes of this Schedule if they are connected within the meaning of section 839 of the Taxes Act.

1.2  The headings in this Schedule shall not affect its interpretation.

1.3 The provisions of paragraphs 3, 4, 9 and 11 of this Schedule shall apply to all claims made by the Purchaser under the Tax Warranties contained in paragraphs 19 to 22 (inclusive) of Schedule 9 as they apply to all claims made under this Schedule.

Covenant to Pay

2.1 ICI hereby covenants for itself and otherwise as agent for the Share Selling Companies with the Purchaser to pay to the Purchaser for itself where it is the Designated Purchaser and otherwise as agent for the Designated Purchaser, by way (to the extent that it is possible to do so) of adjustment to the Final Consideration for the sale of the Sale Shares, an amount equal to any Tax Liability arising in respect of, by reference to or in consequence of:

(a) any Income, Profits or Gains earned, accrued or received on or before Closing or in respect of a period ending on or before Closing;

(b) any Event which occurred on or before Closing or was deemed to occur on or before Closing for the purposes of any Tax; and

(c) ICI's US Business and ICI's US Assets, (to the extent that it is not covered by (a) or (b) above) for any taxable year or period that ends on or before the Closing Date and with respect to a Straddle Period, the portion of such Straddle Period deemed to end on and including the Closing Date;

but excluding any Tax Liability, other than the Tax Liability described in paragraphs 2.2(b) and (c) below, arising in TGL in respect of the transfer of subsidiaries of TGL in respect of the transfer of subsidiaries of TGL out of TGL to UK Holdings as described in paragraphs 50 and 51 of Part 1 of Schedule 4;

together with any costs and expenses referred to in paragraph 5 and so that, in the case of any Tax Liability arising in respect of a Controlled Joint Venture, the Purchaser shall be paid that proportion of the Tax Liability and related costs and expenses of that Controlled Joint Venture as corresponds to the JV Percentage and in relation to the Purchaser's costs and expenses those costs and expenses referred to in paragraph 5.

2.2 ICI hereby covenants for itself and otherwise as agent for the Share Selling Companies with the Purchaser to pay to the Purchaser for itself where it is the Designated Purchaser and otherwise as agent for the Designated Purchaser, by way (to the extent that it is possible to do so) of adjustment to the Final Consideration for the sale of the Sale Shares, an amount equal to:

(a) any stamp duty payable on the transfer of the Sale Shares of TGL to HIC as described in paragraph 11 of Part 1 of Schedule 4;

(b) any stamp duty arising in respect of the transfer of the Subsidiaries of TGL out of TGL as described in paragraph 50 of Part 1 of Schedule 4; and

(c) 50 per cent. of the liability to corporation tax on chargeable gains arising in TGL in respect of the transfer of the Subsidiaries of TGL out of TGL as described in paragraph 50 of Part 1 of Schedule 4, together with any costs and expenses referred to in paragraph 5.

2.3 For the purposes of paragraph 2.1(c) above, where it is necessary to apportion any Tax Liability relating to any Straddle Period, such liability shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that (i) exemptions allowances or deductions that are calculated on a time basis, such as the deductions for depreciation, shall be apportioned on a time basis and (ii) Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

2.4 For the purposes of this Schedule, other than paragraph 2.1(c), any relief or Tax Liability arising in respect of an accounting period falling partly before and partly after the Closing Date shall be apportioned on a time basis, unless some other basis is more reasonable

Exclusions

3. The covenant contained in paragraph 2 shall not cover any Tax Liability to the extent that:

(a) provision or reserve in respect of that Tax Liability has been made or appears in the Closing Statement; or

(b)  the Tax Liability was paid or discharged before the Closing Date; or

(c) the Tax Liability arises in respect of Income, Profits or Gains actually earned or received by or actually accrued to any Company before Closing but which were not reflected in the Closing Statement; or

(d) the Tax Liability arises as a result of any change in rates of Tax made after Closing with retrospective effect or of any change in law, regulation or directive applicable in the corresponding country of residence of each Company or the country where a branch is established, or the practice of any Tax Authority in the corresponding country of residence of each Company or the country where a branch is established, occurring after the Closing Date with retrospective effect; or

(e) the Tax Liability would not have arisen but for a voluntary transaction, action or omission carried out or effected by any of the Purchaser, the Company or any other person connected with any of them other than ICI and members of ICI's Group, at any time after the Closing Date, except that this exclusion shall not apply where any such transaction, action or omission:

          (i) is carried out or effected by the Company concerned pursuant to a legally binding commitment created on or before the Closing Date; or

          (ii) is carried out or effected by the Purchaser or the Company concerned in the ordinary course of business of the Company as carried on at the Closing Date; or

(f) the Tax Liability arises as a result of a change after the Closing Date in any accounting policy or the length of any Accounting Period of the Company other than a change required by law or in order to comply with generally accepted accounting practice of the country in which the Company is incorporated or resident for Tax purposes; or

(g) the Tax Liability comprises interest or penalties arising by virtue of an underpayment of Tax prior to the Closing Date, insofar as such underpayment would not have been an underpayment but for any Event or Events occurring after the Closing Date; or

(h) such Tax Liability arises as a result of the Company failing to submit the returns and computations required to be made by it or not submitting such returns and computations within the appropriate Time Limits or submitting such returns and computations otherwise than on a proper basis, in each case after the Closing Date and otherwise than as a result of any default or failure of ICI in carrying out, or in failing to carry out, ICI's obligations under clause 14 of the Agreement; or

(i) the Tax Liability is increased as a result of the failure of the Purchaser to comply with its obligations contained in paragraph 9 hereof or clauses
     14.5 and 14.6 of the Agreement; or

(j) any relief other than a Purchaser's Relief is available, or is for no consideration made available by ICI, to the Company to set against or otherwise mitigate the Tax Liability (including but not limited to any such relief available under any of sections 393, 393A, 402 to 413, or section 240 of the Taxes Act or section 102 of the Finance Act 1989); or

(k)  the Tax Liability would not have arisen but for:

          (i) the making of a voluntary claim, election, surrender or disclaimer, or the giving of a notice or consent under the provisions of any enactment or regulation relating to Tax, in each case after the Closing Date and by the Purchaser, the Company or any person connected with any of them other than ICI and members of ICI's Group and otherwise than at the direction of ICI pursuant to clause 14 of the Agreement; or

         (ii) the failure or omission on the part of the Company otherwise than at the direction of ICI pursuant to clause 14 of the Agreement to make any valid claim, election, surrender or disclaimer, or to give any such notice or consent as ICI may require in respect of periods or matters for which ICI has conduct under clause 14 of the Agreement; or

(l)  recovery is made in respect of the Tax Liability pursuant to any Warranty;
     or

(m) the Tax Liability would not have arisen but for the winding up of, or the cessation of any trade or business by the Company after the Closing Date, or any change in the nature or conduct of such trade or business after the Closing Date; or

(n) the Tax Liability arises in any company which becomes a Company as a result of the transactions contemplated by Schedule 18 in respect of any transactions or steps implemented in accordance with the restructuring steps set out in Schedules 4 and 18 of the Agreement or the different or substituting steps that may be agreed upon between the parties where so provided in Schedule 4 or 18 (as the case may be) provided that this exclusion shall not apply to any Tax arising as a result of (or which would not have arisen but for) the implementation or carrying out of any of the steps referred to in paragraph 3 of Schedule 18 and provided further, that this exclusion shall not apply to a Tax Liability falling within paragraph 2.2; or

(o) the Tax Liability is increased as a result of the wilful or negligent delay or default of any Company after the Closing Date.

3.2 None of the Share Selling Companies as principal or ICI as agent shall have a liability to the Purchaser for itself where it is the Designated Purchaser and otherwise as agent for the Designated Purchaser under any part of this Agreement in respect of any non-availability, inability to use, or loss or restriction of any relief (failure of relief) where such failure of relief does not give rise to a Tax Liability to which paragraph 2 applies.

Overprovisions

4.1 ICI may require the auditors for the time being of the Company to certify, at its request and expense, the existence and amount of any overprovision for Tax in the Closing Statement (excluding any provision for deferred Tax but including receipts for group relief and advance corporation tax surrenders) (an Overprovision) and the Purchaser shall provide, or procure that the Company provides, any information or assistance required for the purpose of production by the auditors of a certificate to that effect.

4.2  Subject to paragraph 4.4 below:

(a) any Overprovision shall first be set against any payment then due from ICI (whether for itself or as an agent for the Share Selling Companies) under any Tax Covenant Claim;

(b) to the extent there is an excess, a refund shall be made to ICI (as agent for the Share Selling Companies) of any previous payment or payments made by ICI (whether for itself or as an agent for the Share Selling Companies) under any Tax Covenant Claim (and not previously refunded pursuant to another provisions of this Agreement or this Schedule) up to the amount of the excess; and

(c) to the extent that the excess referred to in sub-paragraph (b) is not exhausted under that sub-paragraph, the remainder of that excess shall be carried forward and set against any future payment or payments which become due from ICI (whether for itself or as an agent for the Share Selling Companies) under any Tax Covenant Claim.

4.3 Either ICI or the Purchaser may, at its expense, require any certificate produced in accordance with paragraph 4.1 above to be reviewed by the auditors for the time being of the Company in the event that there are relevant circumstances or facts of which it was not aware, and which were not taken into account, at the time when such certificate was produced, and to certify whether the certificate remains correct or whether it should be amended.

4.4 If following a request under paragraph 4.1 the certificate is amended, the revised amount of Overprovision shall be substituted for the purposes of paragraph 4.2, and any adjusting payment that is required shall be made forthwith.

Costs and Expenses

5. The covenant contained in this Schedule shall extend to all reasonable costs and expenses properly incurred by the Purchaser or the Company in connection with a valid claim made under this Schedule, or in satisfying or settling any Tax Liability in accordance with paragraph 9.

Double Recovery

6.   The Purchaser shall not be entitled to recover any amount pursuant to this
Schedule in respect of any claim to the extent that the Purchaser, any Designated Purchaser or any Company has already recovered any amount in respect of such claim under the Warranties or pursuant to any other agreement with ICI or any company connected with ICI, or to the extent that recovery has already been made under this Schedule in respect of the same subject matter. No Tax relief, saving or benefit is to be taken into account more than once in reducing a Purchaser's claim or in increasing or giving rise to a payment by the Purchaser to the Vendor under this Agreement.

Tax Refunds

7.1 The Purchaser shall promptly notify ICI of any right to repayment or actual repayment of Tax to which any Company is or becomes entitled or receives in respect of an Event occurring or period (or part period) prior to the Closing Date (including any repayment attributable to the surrender of group relief or advance corporation tax in respect of a period ending on or before the Closing Date whenever such surrender is effected) (a tax refund), where or to the extent that such right or repayment was not a Purchaser's relief and is not a payment or relief to which paragraph 11 or 12 below applies.

7.2 Any tax refund actually obtained (less any reasonable costs of obtaining it but including any interest or repayment supplement net of Tax thereon) shall be dealt with as follows:

(a) the amount of the tax refund shall be set against any payment then due from ICI (whether for itself or as an agent for the Share Selling Companies) under any Tax Covenant Claim; and

(b) to the extent that there is an excess, a payment shall promptly be made to ICI (as agent for the Share Selling Companies) equal to the aggregate of any previous payment or payments previously made by ICI (whether for itself or as an agent for the Share Selling Companies) under any Tax Covenant Claim (and not previously refunded pursuant to another provision of the Agreement or this Schedule) up to the amount of the excess (any remaining excess being carried forward to offset any further payment that may become due from ICI (whether for itself or as an agent for the Share Selling Companies) under any Tax Covenant Claim.

7.3 Notwithstanding anything to the contrary stated in this paragraph 7 or in the Agreement, the Purchaser shall pay or cause to be paid to ICI by way of adjustment to the Initial Consideration payable with respect to the Sale Shares in TGL the refund of Tax which is due to TAI and which is attributable to periods (or portions thereof) ending on or before the Closing Date (and which is in an amount of approximately $8.0 million). The provisions of paragraph 7.2(a) shall apply to this refund but, to the extent that there is an excess (after setting the refund against payments due from ICI under the Tax Covenant), a payment shall promptly be made to ICI of the excess.

Secondary Liabilities

8.1 The Purchaser hereby covenants for itself where it is the Designated Purchaser or as agent for the Designated Purchaser with ICI for itself or as agent for the Share Selling Companies to pay to ICI, by way of adjustment to the Final Consideration for the sale of the Sale Shares, an amount equal to:

(a) any Tax for which ICI or any other member of the Retained Share Selling Company Group falling within section 767A(2) of the Taxes Act becomes liable by virtue of the operation of section 767A and 767B of the Taxes Act in circumstances where the taxpayer company (as referred to in section 767A(1)) is any Company;

(b) any Tax for which ICI or any other member of the Retained Share Selling Company Group falling within section 767AA(4) of the Taxes

     Act becomes liable by virtue of the operation of section 767AA of the Taxes Act in circumstances where the transferred company (as referred to in section 767AA(1)(a)) is any Company; and

(c) any other Tax for which ICI or any other member of the Retained Share Selling Company Group becomes liable as a result of a failure by the Company, or any person connected with or associated in any way with the Company after the Closing Date, to discharge it.

8.2  The covenant contained in paragraph 8.1 shall:

(a) extend to any costs reasonably incurred by ICI, or any member of the Retained Share Selling Company Group in connection with such Tax or a claim under paragraph 8.1;

(b) not apply to Tax to the extent that the Purchaser could claim payment in respect of it under paragraph 2, except to the extent a payment has been made pursuant to paragraph 2 and the Tax to which it relates was not paid by the Company; and

(c) not apply to Tax which has been recovered under section 767B(2) of the Taxes Act or any other relevant statutory provision (and ICI shall procure that no such recovery is sought to the extent that payment is made hereunder).

8.3 Paragraphs 9.1, 9.2 and 10 (conduct of disputes and due date for payment) shall apply to the covenant contained in paragraph 8.1 as they apply to the covenants contained in paragraph 2, replacing references to ICI by the Purchaser (and vice versa) and making any other necessary modifications.

Notification of claims and conduct of disputes

9.1 If the Purchaser or any Company becomes aware of any Tax Claim which could give rise solely to a Tax Covenant Claim, the Purchaser shall give notice to ICI of that Tax Claim (including reasonably sufficient details of such Tax Claim, the due date for any payment and the time limits for any appeal, and so far as practicable the amount of the claim under this Schedule in respect thereof) as soon as possible (and in any event not more than 10 days after the Purchaser or the Company concerned becomes aware of such claim) and shall take (or procure that the Company concerned shall take) such action as ICI may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Tax Claim and any adjudication in respect thereof. ICI shall have the right (if it wishes) to control any proceedings taken in connection with such action, and shall in any event be kept fully informed of any actual or proposed developments (including any meetings) and shall be provided with copies of all correspondence and documentation relating to such Tax Claim or action, and such other information, assistance and access to records and personnel as it reasonably requires provided that the Purchaser shall not be obliged to procure that the Company concerned takes any action under this clause which involves contesting any Tax assessment before any court or other appellate body (excluding the authority or body demanding the Tax in question) unless ICI furnishes the Company concerned with the written opinion of leading Tax counsel to the effect that an appeal against the Tax assessment in question will, on a balance of probabilities, be won.

9.2 ICI shall reimburse to the Purchaser and the Company concerned the reasonable costs and expenses properly incurred in connection with any such action or proceedings as are referred to in paragraph 9.1 including but not limited to the cost of the guarantees that the Companies or the Purchaser should have to file before the relevant Tax Authority in the event that a suspension of the Tax Claim is requested.

9.3 Subject to paragraph 9.4, the Purchaser shall procure that no Tax Claim, action or issue in respect of which ICI could be required to make a payment under this Schedule is settled or otherwise compromised without ICI's prior written consent, such consent not to be unreasonably withheld, and the Purchaser shall, and shall procure that the Company and its advisers shall, not submit any correspondence or return or send any other document to any Tax Authority where the Purchaser or any such person is aware or could reasonably be expected to be aware that the effect of submitting such correspondence or return or sending such document would or could be to put such Tax Authority on notice of any matter which could give rise to, or could increase, a claim under this Schedule, without first affording ICI a reasonable opportunity to comment thereon and without taking account of such comments so far as it is reasonable to do so.

9.4 If ICI does not request the Purchaser to take any appropriate action within 15 days of notice to ICI, the Purchaser shall be free to satisfy or settle the relevant Tax Liability on such terms as it may reasonably think fit.

Due date of payment and interest

10.1 Subject to paragraph 5 and 10.2 ICI shall pay to the Purchaser any amount payable under this Schedule on or before the date which is the later of the date ten Business Days after demand is made therefor by the Purchaser and five Business Days before the first date on which the Tax in question becomes recoverable by the Tax Authority demanding the same,

Provided that

(a) if the date on which the Tax can be recovered is deferred following application to the relevant Tax Authority, the date for payment by ICI shall be five Business Days before such later date when the amount of Tax is finally and conclusively determined (and for this purpose, an amount of Tax shall be deemed to be finally determined when, in respect of such amount, an agreement under section 54 of the Taxes Management Act 1970 or any legislative provision corresponding to that section is made or a decision of a court or tribunal is given from which either no appeal lies or in respect of which no appeal is made within the prescribed time limit); and

(b) if a payment or payments to the relevant Tax Authority prior to the date otherwise specified by this paragraph would avoid or minimise interest or penalties, ICI may at its option pay the whole or part of the amount due to the Purchaser on an earlier date or dates, and the Purchaser shall procure that to the extent that it has received such amount the Tax in question (or the appropriate part of it) is promptly paid to the relevant Tax Authority.

ICI may, with the Purchaser's consent, not to be unreasonably withheld or delayed, make a direct payment in respect of the Tax Liability in question to the relevant Tax Authority (including through use of certificates of tax deposit or the equivalent) and ICI's liability to the Purchaser shall be treated as reduced or eliminated accordingly.

10.2 Where a claim under this Schedule relates to the use or set off of a Purchaser's Relief, ICI shall pay to the Purchaser the amount due under this
Schedule in respect thereof on the later of the date which is five Business Days before the first date on which Tax which would have been payable but for such use or set off would have become recoverable by the Tax Authority demanding the same, and ten Business Days after demand is made therefor by the Purchaser, such demand to be accompanied by a copy of a certificate from the auditors of the Purchaser or the Company concerned (obtained or procured to be obtained by and at the expense of the Purchaser) that ICI has a liability of a stated amount in respect of such claim and that Tax has, or will on a specified date, become payable as aforesaid, and by reasonably sufficient evidence of such use or set off and of such Tax Liability.

10.3  Any sum not paid by ICI on the due date for payment specified in paragraph
10.1 or 10.2 shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the Interest Rate from the due date to and including the day of actual payment of such sum, provided that such interest shall not accrue to the extent that ICI's liability under paragraph 2 or paragraph 5 extends to interest or penalties arising after

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the due date. Any interest due under this paragraph shall be paid forthwith on the demand of the Purchaser.

Recovery from third parties

11.1 If any payment is made by ICI under this Schedule or the Tax Warranties in respect of a Tax Liability and the Purchaser or the Company (or any person connected with any of them other than any member of ICI's Retained Group) either receives, or is entitled or may be entitled either immediately or at some future date to recover or obtain, from any person (other than the Purchaser, the Company or any such connected person) a payment or relief in respect of the Tax Liability in question, then:

(a) the Purchaser shall notify ICI of that fact as soon as possible and if so required by ICI shall take (or shall procure that the Company or other person concerned shall take) at ICI's expense such action as ICI may reasonably request to enforce such recovery or to obtain such payment or relief (keeping ICI fully informed of the progress of any action taken and providing it with copies of all relevant correspondence and documentation); and

(b) if the Purchaser, the Company or other person concerned receives or obtains a payment or relief in respect of the Tax Liability in question, the Purchaser shall pay to ICI the amount received or the amount that the Purchaser, the Company or other person concerned saves by virtue of the payment or the relief (less any reasonable costs of recovering or obtaining such payment or relief and any Tax suffered thereon) (the Benefit) to the extent that the amount of the Benefit does not exceed the aggregate payments previously made by ICI in respect of any Tax Covenant Claims which have not previously been refunded pursuant to another provision of this Agreement or this Schedule and except where any amount so saved would otherwise have given rise to a claim under this Schedule (in which event no such claim shall be made). Any amount of the Benefit not so paid to ICI shall to the extent that it has not previously been refunded pursuant to another provision of this Agreement or this Schedule be carried forward and set off against any future Tax Covenant Claims. For the avoidance of doubt, nothing in this paragraph shall require the Purchaser to pay a Benefit to ICI if such Benefit has already reduced a Claim.

11.2  Any payment required to be made by the Purchaser pursuant to paragraph
11.1 shall be made:

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

(a) in a case where the Purchaser, the Company or other person concerned receives a payment, within five Business Days of the receipt thereof; and

(b) in a case where the Purchaser, the Company or other person concerned obtains a relief, within five Business Days of the date on which Tax would have become recoverable by the appropriate Tax Authority but for the use of such relief.

11.3 Any sum not paid by the Purchaser on the due date of payment specified in paragraph 11.2 shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the Interest Rate from the due date to and including the day of actual payment of such sum. Such interest shall be paid on the demand of ICI.

Surrenders between the Retained Share selling company Group and the Company

12.1 Subject to the following provisions of this paragraph 12, and without prejudice to the generality of clause 14 of the Agreement, the Purchaser shall procure that each Company resident in the United Kingdom for Tax purposes shall, in respect of any Accounting Period for United Kingdom corporation tax purposes ended on or before the Closing Date (which for the purposes of this paragraph 12 shall include any overlapping period pursuant to section 403A of the Taxes Act), make, give or enter into such claims, elections, surrenders, notices or consents (whether unconditional or conditional, whether or not forming part of any other return or Tax Document, whether provisional or final, and including amendments to or withdrawals of earlier claims, elections, surrenders, notices or consents) as ICI shall direct in writing in connection with the surrender (in accordance with Chapter IV of Part X of the Taxes Act or section 240 of that Act, as appropriate) of:

(a) losses or other amounts eligible for group relief (within the meaning of that Chapter); and/or

(b)   the benefit of any amount of advance corporation tax,

by or to any member of the Retained Share Selling Company Group to or by (as the case may be) any of the Companies. Where surrenders are made by any of the Companies to any member of the Retained Share Selling Company Group, then ICI shall procure that a payment shall be made by the member of the Retained Share Selling Company Group to the Company making the surrender in an amount equal to the amount of Tax that the member of the Retained Share Selling Company Group actually saves (ignoring for this purpose the availability of any credit for advance corporation tax) as a result

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

of the surrender. Payment shall be made to the Company making the surrender on the date on which the Tax which the member of the Retained Share Selling Company Group would have had to pay were it not for the surrender, would have been due. No payment shall be made in respect of any such surrender to any of the Companies by any member of the Retained Share Selling Company Group except to the extent set out in the following provisions of this paragraph 12.

12.2 If, in respect of any Accounting Period of the Company ended on or before Closing the Company has paid corporation tax (otherwise than in circumstances where a claim has been or could be made under paragraph 2 of this Schedule in respect thereof), and a surrender effected pursuant to paragraph 12.1 has the effect of causing a repayment of some or all of that corporation tax (with or without any repayment supplement within the meaning of section 825 of the Taxes Act or interest under section 826 of that Act) the Purchaser shall procure that, in respect of any such surrender as is made to the relevant Company pursuant to paragraph 12.1, a payment for group relief (within the meaning of section 402(6) of the Taxes Act) or a payment within section 240(8) of the Taxes Act (as the case may be) shall be made to the member of the Retained Share Selling Company Group making the surrender.

12.3 The amount of any such payment as is referred to in paragraph 12.2 shall be equal to the amount of corporation tax so repaid (together with any repayment supplement or interest net of Tax thereon).

12.4 Any payment under paragraph 12.3 shall be made on the date two Business Days after the date on which such repayment is received, or would be received but for some event or action within paragraph 12.5 and interest shall be charged on any amount not paid on the due date as provided in paragraph 11.3.

12.5 In ascertaining the amount of any payment under paragraph 12.3, and the time of such payment, no account shall be taken of any event or action occurring after the Closing Date (including any loss arising in a period commencing after the Closing Date or in respect of the portion of any Straddle Period commencing after the Closing Date) which has or could have the effect of deferring, reducing or eliminating any repayment to the Company (or the receipt of any repayment supplement or interest), and in such a case paragraph 12.2 shall apply as if such event or action had not occurred.

12.6 Where in respect of a relevant accounting period (within the meaning of section 102 of the Finance Act 1989) ended on or before the Closing Date

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section 102(4) applies in relation to a surrendering company in the Retained
Share Selling Company Group and a recipient company which is a Company, then to the extent that an amount corresponding to Tax which the recipient company is deemed to have paid by virtue of section 102(4)(a) has previously been paid by the recipient company (otherwise than in circumstances where a claim has been or could be made under paragraph 2 of this Schedule in respect thereof) (the amount saved), the Purchaser shall procure that a payment for a transferred tax refund (within the meaning of section 102(7)) shall be made to the relevant member of the Retained Share Selling Company Group of an amount equal to the amount saved.

12.7 Any payment for a transferred tax refund pursuant to paragraph 12.6 above shall be made on the later of the day following the day on which the amount saved is repaid by the Inland Revenue (or if such date is not a Business Day the next following Business Day) and five Business Days after demand is made therefor by the relevant member of the Retained Share Selling Company Group and interest shall be charged on any amount not paid on the due date as provided in paragraph 11.3.

12.8 If a payment is made under paragraph 12.2 or 12.6 and the surrender to which it relates is subsequently determined to have been invalid or ineffective to any extent or excessive, then the payment so made (or so much of it as relates to such part of the surrender found to be invalid or ineffective or excessive) shall be refunded as soon as practicable thereafter, together with interest from the date of payment until the date of the refund at the Interest Rate.

Illegality

13. If at any time any provision of this Schedule is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Assignment

14. The provisions of clause 26 of the Agreement shall apply to this Schedule as well.

Withholding and Grossing up

15.1 All the sums payable by ICI under this Schedule shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is

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

required by law, in which event (and except in respect of interest) ICI shall pay such additional amount as shall be required to ensure that the net amount received by the Purchaser (for itself or as agent for the relevant Designated Purchaser) under this Schedule shall equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

15.1 If a payment under this Agreement for breach of a Warranty or a payment under this Schedule is subject to Tax in the hands of the Purchaser or a Designated Purchaser (except in the case of interest payable under this Agreement) ICI for itself (where it is the Share Selling Company) and otherwise as agent for the Selling Company shall within 7 days of notice in writing being served on it by the Purchaser pay to the Purchaser (for itself as agent for the relevant Designated Purchaser) such amount as will ensure that the net amount received in respect of any payment due from ICI under this Agreement after the payment of such Tax (and after taking account of any reliefs available to the Purchaser or the Company in respect of the matter giving rise to the payment) is the same as it would have been were the payment not so subject to Tax in the hands of the Purchaser or the Designated Purchaser and were the Purchaser or the Company not so entitled to any relief in respect of the matter giving rise to the payment.

15.3 To the extent that the Purchaser or the Designated Purchaser subsequently receives any Tax credit, allowance, repayment or relief (the Purchaser or the Designated Purchaser having used all reasonable endeavours to obtain such Tax credit, allowance, repayment or relief) as a result of ICI paying to the Purchaser an amount under paragraphs 15.1, or 15.2 the Purchaser (for itself or as agent for the relevant Designated Purchaser) shall, as and when the Purchaser or Designated Purchaser obtains the Tax repayment or a reduction in its actual Tax payments as a result of such Tax credit, allowance or relief pay to ICI for itself (where it is the Share Selling Company) and otherwise as agent of the Selling Company so much of that Tax repayment or Tax saving which the Purchaser or the Designated Purchaser has received as does not exceed the sum payable under paragraph 15.1 or 15.2 provided that nothing in this paragraph 15 shall require the Purchaser or any member of the Purchaser's Group to disclose any of its confidential Tax affairs.

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

                                  SCHEDULE 14

                           ENVIRONMENTAL INDEMNITIES

PART A

Interpretation

1.1   In this Schedule 14:

Criteria means:

(i) the nature of the legal obligation which has been or which may be breached or the legal liability which has or may have arisen or may arise;

(ii) the legal powers and remedies available to the Governmental Authority or third party to bring Environmental Proceedings (including any limitations on those powers);

(iii) the likelihood of Environmental Proceedings being commenced and successfully completed by a Governmental Authority or third party acting under Environmental Law in the jurisdiction in question having regard to applicable enforcement practice therein;

(iv) the likelihood of a notice, order or requirement to carry out Remedial Action falling on any Protected Person, JV Business, ICI and/or any member of ICI's Group as the case may be;

(v) in relation to soil or groundwater contamination, the nature and extent of the impact or risk of impact to the Environment; and

(vi) the costs and benefits of carrying out the proposed Remedial Action (where applicable) (including the consequences of not carrying out the proposed Remedial Action at that time);

Closed Site Liabilities means any Losses arising from soil or groundwater contamination only under Future Environmental Law in respect of any property owned, or occupied by any of the Companies or the Tioxide Business, the Relevant Petrochemicals Business or the Polyurethanes Business at Closing at which business operations, industrial processes or other uses carried on at any time prior to Closing have as at Closing permanently ceased including for the avoidance of doubt, Burnie (Closed Sites);

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

Conduct Party means the party having the conduct of Environmental Proceedings, Remedial Action and any other matter the subject of a notice given pursuant to paragraph 9.1 only;

Disclosed Pre-Closing Compliance Issues means Pre-Closing Compliance Issues fairly disclosed in the Data Rooms or otherwise disclosed by and in accordance with the Disclosure Letters in either case pursuant to this Agreement (provided that, for the purposes of this definition, any such disclosure against any particular warranty shall be deemed to be disclosure for the purposes of determining whether a Pre-Closing Compliance Issue is a Disclosed Pre-Closing Compliance Issue).

Disposal to Off-Site Landfills means the presence of Hazardous Materials or Waste prior to Closing in, at or under and (if present prior to Closing) at any time before or thereafter, migrating, escaping, leaking or emanating from:

(i) any off-site facility or property which prior to Closing but not thereafter was used in whole or in part as a landfill site for the disposal of Hazardous Materials or Waste from any Relevant Property or Relevant Shared Property or any other site at any time occupied, owned or used by the Relevant Petrochemicals Business, the Tioxide Business or the Polyurethanes Business (including such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business) (Closed Off-Site Landfills); and

(ii) any off-site facility or property which prior to Closing and thereafter was used in whole or in part as a landfill site for the disposal of Hazardous Materials or Waste from any Relevant Property or Relevant Shared Property or any other site at any time occupied, owned or used by the Relevant Petrochemicals Business, the Tioxide Business or the Polyurethanes Business (including such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business) provided that this sub-paragraph (ii) applies in relation to such use prior to Closing only (On-going Disposal Sites);

Emergency means in respect of Pre-Closing Soil or Groundwater Contamination only, a fire, explosion, act of God or flood or other sudden and catastrophic event where such an event would result in significant Environmental Losses or would significantly increase Environmental Losses;

Environment means all or any of the following media, namely air (excluding media within buildings or other natural or man made structures above or below ground), water or land and any living organisms or systems supported by those media;

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

Environmental Law means any applicable statutes, subordinate legislation and other national, federal, state and local laws (including common law and any contractual obligations), rules, regulations, orders, ordinances, judgments or injunctions and codes of practice, guidance notes and judicial and administrative interpretation of each of the foregoing each as is valid and enforceable on the relevant Protected Person or JV Business at Closing in the relevant jurisdiction (or, in relation to contractual obligations or liabilities, after Closing as a direct consequence of the completion of the transactions provided for in this Agreement) and the New Contaminated Land Power each as relate to Pre-Closing Environmental Conditions. For the avoidance of doubt, any enactment or statutory provision being an Environmental Law is as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactment, but only insofar as such amendment, consolidation or re-enactment of such legislation does not increase the liability of ICI under this Schedule 14;

Environmental Losses means all fines, penalties, damages, losses, liabilities, costs and expenses (including reasonable professional and consultants' fees) (Losses) incurred under or to the extent necessary to comply with Environmental Proceedings or a settlement or agreement as referred to in paragraph 4.2(ii) or an emergency as provided for in paragraph 10(ii) (but excluding indirect, consequential or incidental Losses (including any loss of anticipated profits or revenue and costs attributable to the loss of use or business interruption or disruption (Indirect Losses) provided that Losses shall not be Indirect Losses merely because they arise or are imposed under contract law);

Environmental Permit means any Permit under Environmental Law;

Environmental Proceedings means any criminal, civil, judicial, regulatory or administrative proceeding, suit or claim of any Governmental Authority or third party or Final notice, order or requirement of any Governmental Authority or third party in each case under Environmental Law (or Future Environmental Law in the case of Protected Matters, North Tees Soil or Groundwater Contamination and the Post-Closing Counter-Indemnity only);

Final means, in relation to a notice, order or requirement that it is binding and is either not capable of appeal, review or challenge, or there is no reasonable prospect of a successful appeal, review or challenge;

Former Sites means any property not owned, occupied or used in connection with any of the Companies or the Polyurethanes Business, Tioxide Business or Relevant Petrochemicals Business at Closing, but formerly so owned,

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

occupied or used (including in connection with such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business);

Former Sites Liabilities means any Losses under Future Environmental Law arising from the occupation, ownership or use by any of the Companies and/or any of the Relevant Petrochemicals Business, Tioxide Business or the Polyurethanes Business (including in connection with such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business) of any Former Sites;

Future Environmental Law means all applicable statutes, subordinate legislation and other national, federal, state and local laws (including the common law and any contractual obligations), rules, regulations, orders, ordinances, judgments or injunctions and codes of practice, guidance notes and judicial and administrative interpretation of each of the foregoing each as is valid and enforceable on the relevant Protected Person, ICI and/or any member of ICI's Group as the case may be from time to time and each as relate to Protected Matters, North Tees Soil and Groundwater Contamination or the Post-Closing Counter-Indemnity;

Governmental Authority means any governmental agency, regulatory body, court of law or tribunal with jurisdiction under Environmental Law or, in the case of Protected Matters, North Tees Soil and Groundwater Contamination or the Post-Closing Counter-Indemnity only and in relation to paragraphs 8.1(ii) and 11(a), Future Environmental Law;

Hazardous Materials means a substance which alone or in combination with other things is or are capable of causing significant harm or damage to property or to man or to the Environment or which are specified to be hazardous under Environmental Law or Future Environmental Law, as applicable in the relevant jurisdiction;

High Likelihood has the meaning given in paragraph 8.1(iv);

Investigative Works means inspections, investigations, assessments, audits, sampling or monitoring;

JV Business means any company or business in respect of which a Protected Person is subject to the terms of a Joint Venture Agreement;

JV Environmental Losses means (i) only that proportion of Environmental Losses in respect of which the relevant Protected Person is under a contractual obligation to pay to any JV Business in respect of that Protected Person's Joint Venture Interest and (ii) Environmental Losses for which the

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relevant Protected Person is directly liable under Environmental Law or Future
Environmental Law (as applicable);

Leak Repair Programme means the programme identified in Schedule 1 to the agreed form leak repair services agreement between ICI and the Purchaser for the carrying out of certain drainage and pipe repairs in respect of the North Tees Site (the Leak Repair Services Agreement);

New Contaminated Land Powers means the powers introduced by Section 57 and paragraphs 161 and 162 of Schedule 22 of the Environment Act 1995 and the Draft Statutory Guidance on Contaminated Land (dated October 1998) (the Draft Guidance) or the first set of guidance and regulations adopted under those powers but only to the extent that the latter are enacted in a form no more onerous to ICI in relation to the matters to which this Schedule 14 applies than as set out in the Draft Guidance;

North Tees Site means the property edged in red on Agreed Plan 3, Agreed Plan 6 and Agreed Plan OM2;

North Tees Soil or Groundwater Contamination means in relation only to soil or groundwater contamination at or from the North Tees Site any soil or groundwater contamination existing at or migrating, leaching or escaping (a) at or prior to Closing (b) arising after Closing from any structure or item to which the Leak Repair Programme applies, on or before completion of the Leak Repair Programme in relation to that structure or item (by certification or as otherwise provided for in the Leak Repair Services Agreement) as the case may be or, if sooner, the third anniversary of Closing; including any subsequent migration, leaking or escape of any such contamination, other than any soil or groundwater contamination attributable in whole or in part to, arising from or increased by the negligent acts or omissions after Closing of the relevant Protected Person (its employees, contractors, agents, sub-tenants or licensees) or third parties (except, in the case of third parties only, to the extent such acts or omissions occur off site and are attributable to Pre-Closing Soil or Groundwater Contamination the presence of which was caused by any acts or omissions of ICI or a member of ICI's Group and not (for the avoidance of doubt) any third party ("Off Site Third Party Negligence")) or any spillages after Closing by the relevant Protected Person (its employees, contractors, agents, sub-tenants or licensees) or third parties (except Off Site Third Party Negligence);

Off Site Third Party Negligence has the meaning given in the definition of North Tees Soil or Groundwater Contamination;

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Permit means any authorisation, licence, permission, consent or approval issued by a Governmental Authority acting lawfully;

Post-Closing Counter Indemnity means the indemnity contained in paragraph 14 below;

Post-Closing Environmental Conditions means:

(a) any soil or groundwater contamination first in, at, on or under any Relevant Property or Relevant Shared Property (not being North Tees Soil or Groundwater Contamination) after Closing; or

(b) the exposure of employees, contractors, agents or licensees to any Hazardous Materials first in existence at, on, over or under any Relevant Property or Relevant Shared Property after Closing; or

(c) any post-Closing breach of or non-compliance with Future Environmental Law or Environmental Permits except to the extent resulting from Pre-Closing Environmental Conditions,

which is in any case increased, exacerbated, enhanced, caused or permitted as a result of circumstances occurring after Closing as the result of any act or omission of the relevant Protected Person or JV Business (its employees, contractors, agents, sub-tenants or licensees of the same); or

(d) any post-Closing migrating, leaching or escaping of any Pre-Closing Soil or Groundwater Contamination to the extent attributable in whole or in part to, arising from or increased by the negligent acts or omissions or any spillages after Closing of or by the relevant Protected Person or JV Business (its employees, contractors, agents, sub-tenants or licensees) or third parties (except Off Site Third Party Negligence) or the carrying out or failure to carry out routine maintenance by the relevant Protected Person or JV Business (its employees, contractors, agents, sub-tenants or licensees) or third parties (except Off Site Third Party Negligence);

Pre-Closing Environmental Conditions means the following:

(i) in relation to the Relevant Properties or Relevant Shared Properties soil or groundwater contamination existing at or migrating, leaching or escaping from any such Relevant Property or Relevant Shared Property at or prior to Closing including any subsequent migration leaking or escape of any such pre-Closing contamination (Pre-Closing Soil or Groundwater Contamination);

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

(ii) any pre-Closing breach of or non-compliance with Environmental Law or Environmental Permits (excluding, for the avoidance of doubt, any Pre-Closing Soil or Groundwater Contamination or Pre-Closing Health and Safety Issues) by any of the Companies or the JV Businesses or, in relation to the Tioxide Business, the Polyurethanes Business or the Relevant Petrochemicals Business, by ICI or any other member of ICI's Group within the period of three years prior to Closing (except Disclosed Pre-Closing Compliance Issues) (Pre-Closing Compliance Issues);

(iii) the exposure of employees, contractors, agents or licensees to any Hazardous Materials prior to Closing as the result of their work for the Tioxide Business, the Relevant Petrochemicals Business or the Polyurethanes Business or their presence on any property at any time used, occupied or owned in connection with any of those businesses including in connection with such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business (Pre-Closing Health and Safety Issues);

excluding in each case any Post-Closing Environmental Conditions;

Plant Closure Sites means those sites listed in Part B of this Schedule 14;

Protected Matters means the following:

(i)   the matters referred to in Part C of this Schedule 14;

(ii)  Former Sites Liabilities;

(iii) Closed Sites Liabilities;

(iv)  Disposal to Off-Site Landfills;

or any of them;

Protected Person means the Companies and any member of the Purchaser's Group from time to time excluding, for the avoidance of doubt, any JV Business;

Reasonable and Prudent Operator means a person exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator in substantial compliance with all applicable laws engaged in the same type of undertaking in the same locality and under the same or similar circumstances and conditions, and any reference to the standard of a Reasonable and Prudent

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Operator herein shall be a reference to such degree of skill, diligence, prudence and foresight as aforesaid;

Relevant Property means Properties listed in Part D(i) of this Schedule 14;

Relevant Shared Property means those Shared Properties listed in Part D (ii) of this Schedule 14;

Remedial Action means works for preventing, removing, remedying, cleaning-up, containing or ameliorating soil or groundwater contamination including Investigative Works and in relation to any Pre-Closing Compliance Issue means works to remedy or recover from such non-compliance (a) which works are required by a Governmental Authority acting lawfully under Environmental Law to have been carried out at or prior to Closing only or, (b) which non-compliances were prior to Closing an existing breach of Environmental Law;

Significant Environmental Impact means any Pre-Closing Soil or Groundwater Contamination only (i) which represents a significant existing impact on the Environment; or (ii) in respect of which there is a very high probability that it will give rise to a significant impact on the Environment and in either case would be likely to result in a Governmental Authority acting lawfully under Environmental Law issuing or making a notice, order or requirement for Remedial Action to be taken in respect of the same matter;

Tracy Site means the Tioxide Business site at 1690 and 1694 Marie-Victorin Boulevard, Tracy, Quebec, Canada;

Umbogintwini Site means the Tioxide business site at 33, Umlazi Native Location, No. 4676, Umbogintwini, South Africa;

Waste means any waste including anything which is abandoned, unwanted or surplus:

(i) including any such thing which is capable of any beneficial use or of being recovered or recycled or has any value (Re-use Material); but

(ii) excluding any Re-use Material which has, in fact been put to beneficial use or recovered or recycled.

Indemnities

2.1 Subject to the limitations set out in paragraphs 3 to 16 insofar as applicable below ICI for itself and otherwise as agent for the Share Selling Companies shall indemnify, defend and hold the Purchaser harmless for itself

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

(and as agent for and for the benefit of the Protected Persons) on an after Tax basis from and against:

(A)  Protected Matters

all Environmental Losses incurred, suffered or sustained by any Protected Person at any time after Closing in respect of Protected Matters;

(B)  Pre-Closing Environmental Conditions

all Environmental Losses incurred, suffered or sustained by any Protected Person at any time after Closing in respect of Pre-Closing Environmental Conditions;

(C)  North Tees Soil or Groundwater Contamination

all Environmental Losses incurred, suffered or sustained by any Protected Person at any time after Closing in respect of North Tees Soil or Groundwater Contamination.

Limitations on liability

3.1 The limitations on liability set out in Clauses 11.1, 12.2 , 12.8(b) (as if in each case the reference therein to Designated Purchaser was to Protected Person) 12.8(e), 12.8(g), 12.10, 12.13, 13.1 and 13.2 of the Agreement inclusive shall apply to any claim made in respect of paragraph 2.1 above.

3.2 Subject always to the limitations in paragraph 3.3 below, the maximum aggregate liability of ICI in respect of claims made under paragraph 2.1(B) (Pre-Closing Environmental Conditions) above after paragraph 3.4 has been applied shall not in any event exceed:

(i) an amount equal to (Pounds)312,500,000 which cap is included in the overall cap in Clause 12.3 of this Agreement; and

(ii) the following percentage of Environmental Losses in relation to claims made in the identified year:

------------------------------------------------
Relevant Year                ICI's Share

------------------------------------------------
Each year on or after        100%
Closing up to the tenth
anniversary of Closing
Date
------------------------------------------------
Year commencing on the       67%
tenth anniversary of
Closing Date
------------------------------------------------
Year commencing on the       33%
eleventh anniversary of
Closing Date
------------------------------------------------
On or after the twelfth      0%
anniversary of Closing
Date
------------------------------------------------

     such annual percentage in each case being applied in respect of all claimable Environmental Losses in respect of each valid claim made in the relevant year.

3.3 The maximum aggregate liability of ICI in respect of any Environmental Losses in respect of any JV Business shall not exceed the relevant JV Environmental Losses.

3.4  ICI shall have no liability unless and until:

(i) in the case of any individual claim under paragraph 2.1(B) (Pre-Closing Environmental Conditions) or 2.1(A) (Protected Matters) in relation to the Tracy Site and the Umbogintwini Site the Environmental Losses arising from such claim exceed (Pounds)100,000 in which event ICI shall only be liable for the excess of the Environmental Losses over and above (Pounds)100,000;

(ii) in the case of any claims under paragraph 2.1(B) (Pre-Closing Environmental Conditions), the aggregate of all Environmental Losses in respect of all valid claims made in a Relevant Year (in accordance with the table in paragraph 3.2(ii)) and, for the purpose of this sub-paragraph only, disregarding sub-paragraph 3.4(i) exceeds (Pounds)3,000,000 in which event ICI shall only be liable in relation to those claims for the excess of the relevant Environmental Losses over and above (Pounds)3,000,000.

3.5  For the avoidance of doubt:

(i) any amount for which ICI has no liability under paragraph 3.1 or by which ICI's liability is reduced as a consequence of the operation of paragraphs
     3.6 to 15 below shall not be capable of constituting a claim or increasing the amount thereof for the purpose of this paragraph 3;

(ii) for the purpose of this paragraph 3 where a claim is caused by more than one event, circumstance, act or omission (not being one sequence or set (where the members of the set are substantially similar in nature to each other and have a common cause) of like events, acts or omissions at a single site) which event, circumstance, act or omission would separately give rise to a right to claim under paragraph 2.1 each such claim shall be treated as a separate claim when calculating whether the thresholds in paragraph 3.4 have been exceeded.

3.6 ICI shall not be liable for any claim under paragraph 2.1(A) (Protected Matters), (B) (Pre-Closing Environmental Conditions) or (C) (North Tees Soil or Groundwater Contamination) unless the Purchaser shall have given ICI written notice containing (so far as reasonably available) specific details of the claim, including the Purchaser's estimate (on a without prejudice basis and so far as it can reasonably be made at the date of the notice) of the amount of such claim. The Purchaser shall not be disentitled from claiming under this
Schedule 14 as a result of any reasonable delay in providing such notice or reasonable failure to provide information in such notice, where such delay or failure has not prejudiced ICI.

3.7  Subject to paragraph 3.8, ICI shall not be liable unless:

(i) in the case of Pre-Closing Soil or Groundwater Contamination and Pre-Closing Health and Safety Issues such written notice has been given before the twelfth anniversary of Closing;

(ii) in the case of Pre-Closing Compliance Issues such written notice has been given before the third anniversary of Closing.

3.8 The liability of ICI in respect of such claim under paragraph 2.1(A) (Protected Matters) 2.1(B) (Pre-Closing Environmental Conditions) and (C) (North Tees Soil or Groundwater Contamination) under this Schedule 14 shall absolutely determine (if such claim has not been satisfied, settled, or withdrawn) if, after the relevant Final notice, order or requirement referred to in paragraph
4.1 exists, legal proceedings in respect of such claim shall not have been commenced by the Purchaser against ICI within 12 months of the service of notice by ICI requiring commencement of proceedings (a Claim Commencement Notice) and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon ICI.

Trigger conditions

4.1 Subject to paragraphs 4.2 and 4.3 below, the Purchaser shall not be entitled to make a claim under paragraph 2.1(A) (Protected Matters), (B) (Pre-Closing Environmental Conditions) or (C) (North Tees Soil and Groundwater Contamination) unless and to the extent that:

(i) in the case of any Protected Matters or North Tees Soil or Groundwater Contamination, Environmental Proceedings have been commenced or issued under Future Environmental Law by a Governmental Authority or any other person in respect of the same subject matter and such Environmental Proceedings would (even if contested) result in a notice, order or requirement which is Final;

(ii) in the case of any Pre-Closing Soil or Groundwater Contamination or any Pre-Closing Health and Safety Issue, Environmental Proceedings have been commenced or issued under Environmental Law by a Governmental Authority or any other person in respect of the same subject matter and such Environmental Proceedings would (even if contested) result in a notice, order or requirement which is Final;

(iii) in the case of any Pre-Closing Compliance Issues the subject matter of the claim constitutes an actual breach of or non-compliance with Environmental Law and any Environmental Proceedings have been commenced or issued under Environmental Law by a Governmental Authority or any other person in respect of the same subject matter and such Environmental Proceedings would (even if contested) result in a notice, order or requirement which is Final;

4.2 Sub-paragraphs 4.1(i) to (iii) (as applicable) shall be deemed to have been satisfied if:

          (i) notice has been given to ICI as required under paragraphs 3.6 and 9.1;

         (ii) Environmental Proceedings would have been commenced or issued, and would (even if contested) have resulted in a notice, order or requirement which is Final, but for a settlement or agreement reached with the relevant Governmental Authority or other person in accordance with paragraphs 7 and 9, to the extent such settlement or agreement results in Environmental

          Losses no greater than would have been the case were any such Final notice, order or requirement to have been imposed.

4.3 Where ICI has assumed conduct under paragraph 9 and sub-paragraph 4.2(ii) is satisfied in relation to the relevant matter at any subsequent time, any right of the Purchaser to claim under this Schedule 14 shall not be adversely affected or reduced as a result of any unreasonable delay or failure by ICI thereafter in reaching the relevant settlement or agreement, the assessment of reasonableness to take account of the effect of any such delay or failure both on the terms of any settlement or agreement which may be reached and on the Purchaser's claim under this Schedule 14.

4.4 The requirements of paragraph 4.1 are deemed to be satisfied by an Emergency unless the final determination by an expert under paragraph 13 is that the matter which is the subject of the claim is not an Emergency.

Post-completion conduct

5. ICI shall not be liable under paragraph 2.1(A) (Protected Matters), (B) (Pre-Closing Environmental Conditions) or (C) (North Tees Soil or Groundwater Contamination) in respect of any matter to the extent that such claim would not have arisen but for, results from or is increased by:

(i) the cessation after Closing (or, in the case of Plant Closure Sites only, after the third anniversary of Closing) of any operations at any of the Relevant Properties or Relevant Shared Properties; or

(ii) any new or different mode or form of industrial process outside the current production methods of the business as at Closing (Changed Industrial Process) at any Relevant Property or Relevant Shared Property after Closing except to the extent that a valid claim under this
        Schedule 14 could have arisen irrespective of the Changed Industrial Process, had the existence of the relevant matter been known; or

(iii) demolition or de-commissioning of plant and equipment by or on behalf of a Protected Person or JV Business; or

(iv) any development, extension, expansion, construction or intensification or any change of use (Development), except to the extent that (a) such Development amounts (in aggregate from Closing) to no more than 20 per cent of the built footprint at any Relevant Property or Relevant Shared Property after Closing (Permitted Development) or (b) if the information revealed by the Development had become known through some other means, (not involving any Development) it would have given rise to a valid claim under this Schedule 14 provided that, in relation to any Development which could affect, disturb or reveal Pre-Closing Soil or Groundwater Contamination:

           (a) the Purchaser shall give prior written notice to ICI;

           (b) the Purchaser shall consult in good faith with ICI and shall take account of any reasonable requests of ICI made in relation to the process of obtaining permission for and carrying out the Development; and

           (c) the Protected Person or JV Business (its employees, contractors, agents, sub-tenants and licensees) shall in relation to such Development act at all times non-negligently and in accordance with the standards of a Reasonable and Prudent Operator; or

(v) any Remedial Action required by any Governmental Authority under or as a condition of any Permit issued by or informal or formal agreement with a Authority in connection with Development except to the extent that if the information revealed by the Development had become known through some other means, (not involving any Development) it would have given rise to a valid claim under this Schedule 14; or

(vi) any Remedial Action required by a Governmental Authority at any Relevant Property or Relevant Shared Property under or as a condition of any Permit or informal or formal agreement issued by or made with a Governmental Authority in connection with any Development after Closing at any property other than any Relevant Property or Relevant Shared Property; or

(vii) subject to paragraph 16, any sale or change of occupier or grant of any right of interest in relation to all or part of any Relevant Property or Relevant Shared Property after Closing ;or

(viii) any voluntary modification, renewal, termination, surrender or variation by a Protected Person or JV Business (its employees, contractors, agents, sub-tenants and licensees) after Closing of any lease or other agreement or arrangement under which any Designated Purchaser occupies or uses all or any part of any Relevant Property or Relevant Shared Property; or

(ix) ownership or occupation by any Protected Person or JV Business (in the case of the Companies or JV Business, after Closing) of any adjacent or affected property (except for the Relevant Properties or Relevant Shared Properties); or

(x) any direct or indirect interest of any Protected Person or JV Business (in the case of the Companies or JV Business, not existing at Closing) in any present or former owner of any adjacent or affected property (except for the Relevant Properties or the Relevant Shared Properties); or

(xi) the instigation or initiation by any Protected Person or JV Business of any Environmental Proceedings, actions or claims by a Governmental Authority, without prejudice in all cases (a) to any permitted act or right of a Protected Person or JV Business under this Schedule 14; (b) to a Protected Person or JV Business acting as a Reasonable and Prudent Operator balancing the potential Environmental Losses which may be sustained as a result of its conduct against the potential benefits of such conduct (such balance to be assessed on the hypothetical assumption that any such Environmental Losses would not be recoverable under this
        Schedule 14 or otherwise);

(xii) the deliberate taking by a Protected Person or JV Business of any action or step which is calculated or designed to give rise to Environmental Proceedings in order to trigger a claim under this Schedule 14; or

(xiii) any intrusive Investigative Works by a Protected Person or JV Business (its employees, contractors, sub-tenants and licensees) which either:

          (a)  do not satisfy the requirements of paragraph 11; or

          (b) do not fall within (a) and are undertaken otherwise than for the purpose of Development as referred to in paragraph 5(iv) or, though carried out for that purpose, are not carried out in accordance with paragraph 5(iv); or

(xiv) any admission of liability (in whole or part) or settlement of any claim by any Protected Person or JV Business other than in accordance with paragraph 9; or

(xv) any contractual obligation entered into, varied, amended or otherwise modified after Closing other than pursuant to this Agreement so as to establish or increase the Environmental Losses of any Protected Person or JV Business.

Specific exclusions

6.1 The Purchaser shall not be entitled to claim for any Environmental Losses under paragraph 2.1(A) (Protected Matters), (B) (Pre-Closing Environmental Conditions) or (C) (North Tees Soil or Groundwater Contamination) to the extent that the relevant claim would not have arisen but for, results from or is increased by matters which relate to:

(a) except in relation to soil or groundwater contamination, the carrying out of or the failure to carry out works which are routine or recurring as a result of the normal and lawful operation of the business of the Protected Person or JV Business in a negligent manner or other than in accordance with the standards of a Reasonable and Prudent Operator;

(b)    use and recovery of packaging or packaging waste;

(c) town and country planning (in the United Kingdom) or comparable land use planning or zoning systems in other jurisdictions except to the extent relating to Hazardous Materials or Waste;

(d) any tax, duty or levy imposed or calculated in relation to claims under paragraph 2.1(B);

(e) to the extent that any allowance, provision or reserve made for such fact, matter, event, circumstance or Tax Liability in the Accounts or the Closing Statements or the Tax Liability which has been noted in or was taken into account in the preparation of the Accounts or the Closing Statements, or to the extent that payment or discharge of the relevant matter has been taken into account therein.

6.2 In respect of any claim under paragraph 2.1(B) (Pre-Closing Environmental Conditions) and except in relation to paragraphs 8.1(ii) and 11(a), ICI shall not be liable to the extent that the relevant claim would not have arisen but for, results from or is increased by Future Environmental Laws, provided that ICI shall not be entitled to exclude, avoid or reduce its liability under this
Schedule 14 as a result of Future Environmental Laws which are no more onerous than Environmental Laws and references to Environmental Laws shall be interpreted accordingly.

6.3 Any reference to liability under Environmental Laws or Future Environmental Laws (as applicable) shall be deemed to include any contractual obligation by which a Protected Person is responsible for or to contribute to that liability, to the extent such obligation is in force and binding on the relevant Protected Person at or prior to Closing or as the direct result of the transactions provided for in this Agreement.

Mitigation

7.1 The Purchaser and any relevant Protected Person or JV Business shall mitigate any Environmental Losses under this Schedule 14 including, without limitation, using all reasonable endeavours to (i) avoid Off Site Third Party Negligence and (ii) pursue claims against third parties (including insurers) who may have some liability to the Purchaser in respect of Off Site Third Party Negligence.

7.2 The Purchaser shall not be entitled to claim under paragraph 2.1(A) (Protected Matters), (B) (Pre-Closing Environmental Conditions) or (C) (North Tees Soil and Groundwater Contamination) in respect of Environmental Losses incurred in obtaining professional services in relation to the subject matter, conduct or validity of the claim during the period prior to making that claim in accordance with paragraph 3.6 above.

Disclosure to governmental authorities

8.1 Subject to paragraph 8.2 and 9 neither the Purchaser nor any member of the Purchaser's Group or JV Business shall disclose any information in relation to any matter which could reasonably be expected to be the subject of a claim under paragraph 2.1 to any Governmental Authority without the prior written consent of ICI except following prior written notice to and consultation with ICI in relation to sub-paragraphs (ii), (iii) and (iv) below:

(i) in an Emergency where, because of the circumstances it is impracticable to obtain the prior written consent of ICI; or

(ii)   as required by law;

(iii) following the final determination by the expert under paragraph 13 (or earlier agreement between the parties) that there is a Significant Environmental Impact; or

(iv) in relation to Pre-Closing Compliance Issues but only insofar as these are issues of discharges to controlled waters or sewers or emissions to air following the final determination by the expert under paragraph 13 (or earlier agreement between the parties) that there is a high likelihood that a Governmental Authority would require the relevant Protected Person or JV Business to carry out Remedial Action at a cost in excess of (Pounds)100,000 (excluding for these purposes the cost of Investigative Works (High Likelihood).

8.2 The notice referred to in paragraph 8.1 shall contain specific reasonable details of the matter proposed to be disclosed, the identity of the

Governmental Authority and individual officers to whom the disclosure is to be made and the proposed manner and timetable for disclosure (including any documents or presentations or drafts of the same). ICI shall be given 30 days (or such lesser period which allows compliance with the relevant law where paragraph 8.1(ii) applies) in which to review and comment on the proposals for disclosure and the Purchaser shall have regard to and incorporate the reasonable requests of ICI in relation to the proposed disclosure.

8.3 In the event that ICI withholds its consent to a disclosure in circumstances where the Purchaser notifies ICI in writing that it is of the opinion that there is a Significant Environmental Impact or High Likelihood (as applicable) then the provisions of paragraph 13.1 shall apply.

8.4    In the event that such disclosure is made, the provisions of paragraph
9.4 and 9.6 below shall apply mutatis mutandis.

Claims procedure

9.1 Upon the Purchaser becoming aware of a matter which could reasonably be expected to give rise to a claim for Environmental Losses under this Schedule 14 the Purchaser shall as soon as reasonably practicable thereafter notify ICI by written notice. Without limiting the obligation of the Purchaser to comply with this paragraph 9.1, the purpose of such notice shall be to alert ICI to the existence of the relevant matter in order that ICI may decide to exercise its rights in relation to conduct and such notice shall (if the Purchaser wishes to proceed with a claim under this Schedule 14) be accompanied by or followed by a notice under clause 3.6.

9.2 ICI shall have the right to conduct Environmental Proceedings and Remedial Action in respect of any matter which could reasonably be expected to become a claim under paragraph 2.1(A) (Protected Matters) or (C) (North Tees Soil or Groundwater Contamination), unless ICI (i) notifies the Purchaser in writing within a reasonable time thereafter, that it declines the right to conduct under this paragraph; or (ii) is in breach of paragraph 9.10 in circumstances which would result in any material Environmental Losses being incurred by the relevant Protected Person which are not covered by a valid claim under this Schedule 14 and/or would materially adversely affect the value of the Relevant Property or Relevant Shared Property or the goodwill or good name of such Protected Person , in which event the Purchaser shall have conduct. For the avoidance of doubt the provisions of paragraph 9.6 shall not apply to such conduct by ICI of Environmental Proceedings or Remedial Action under this paragraph.

9.3 Subject to paragraph 9.10 below ICI shall have the right at any time to assume by written notice to the Purchaser conduct of all or any part of any Environmental Proceedings or the carrying out of any Remedial Action relating to or affecting any Pre-Closing Environmental Conditions provided that if ICI has assumed any such conduct and ICI is in breach of paragraph 9.10 in the circumstances described in paragraph 9.2 above the Purchaser shall be entitled to have conduct.

9.4 The Purchaser shall promptly provide ICI with such reports, documents, correspondence, information, assistance and facilities relating to any Environmental Proceedings or Remedial Action or other matter for which written notice has been given under paragraph 3.6 or 9.1 as ICI may reasonably require the Purchaser to provide (including if required by ICI reasonable access to any Relevant Property or Relevant Shared Property or so far as practicable adjacent or affected property) except that nothing in this paragraph shall require any waiver of legal privilege or breach of any duty of confidentiality excluding any duty of confidentiality between the Purchaser (or the relevant Protected Person) and any consultant in respect of or relating to Environmental Proceedings or Remedial Action or other matter the subject of written notice under paragraph
9.1. Each party shall use its reasonable endeavours to avoid assuming any duty of confidentiality which would impede the efficient operation of this paragraph 9.

9.5 The Conduct Party shall be entitled to avoid, dispute, deny, defend, resist, appeal, compromise or contest any Environmental Proceedings, or any matter the subject of the relevant written notice (including, without limitation, making counterclaims or other claims against third parties in its own name) and to have the conduct of any Environmental Proceedings, and any related Remedial Action or appeals or other matter the subject of the relevant written notice but no admission of liability shall be made by or on behalf of the Conduct Party and the Environmental Proceedings or other matter the subject of written notice under paragraph 9.1 shall not be compromised, disposed of or settled without, in each case, the consent of the other party (such consent not to be unreasonably withheld or delayed and provided that such consent shall not be withheld where the relevant settlement or agreement satisfies the criteria in paragraph 4.2(ii) (including as to quantum of Environmental Losses) and has been reached in accordance with this paragraph 9).

9.6 The Conduct Party (where the Purchaser is the Conduct Party) shall use its reasonable endeavours to ensure that:

(i) the other party shall be informed promptly of any information which comes to the knowledge of the Conduct Party other than information which the Conduct Party reasonably considers to be immaterial to the

       Environmental Proceedings or any other matter the subject of the relevant written notice;

(ii) the other party shall be allowed a reasonable opportunity to review and to comment upon any material reports documents and correspondence to be prepared and provided by the Conduct Party to the other parties to, or to any Governmental Authority hearing, administering or involved in such Environmental Proceedings or matter the subject of the relevant written notice and the Conduct Party shall have regard to the views of the other party on such reports, documents or correspondence;

(iii) the other party shall be provided with advance notice of and be allowed to attend and participate in any material site visit meeting or negotiation involving the Conduct Party (or any subsidiary of the Conduct Party) and any other parties to, or the Governmental Authority hearing, administering or involved in, any Environmental Proceeding or matter the subject of the relevant written notice under paragraph 9.1 and if it so requests and undertakes to pay for the reasonable cost of taking and providing such notes the other party shall be provided promptly with reasonably full and accurate but not verbatim notes of such visit meetings negotiations which it does not attend and participate in;

(iv) if the other party so requests, copies of all material correspondence and documents passing between the Conduct Party and other parties to the Environmental Proceedings or matter the subject of the relevant written notice under paragraph 9.1 or provided by the Conduct Party to the Governmental Authority hearing, administering or involved in the Environmental Proceedings or matter the subject of the relevant written notice under paragraph 9.1 shall be provided promptly to the other party;

(v) subject to the other party undertaking to pay the reasonable cost thereof detailed written reports shall be provided to the other party regarding the status and progress of any Environmental Proceedings or any other matter the subject of the relevant written notice under paragraph 9.1 as frequently and in such form and detail as the other party shall reasonably require;

(vi) the other party shall be provided with reasonable notice of any proposal by the Conduct Party or any third party (to the extent the Conduct Party is aware of such proposal) to undertake Remedial

       Action Provided that this obligation shall not apply in case of an Emergency;

(vii) any Remedial Action carried out by the Conduct Party or any contractor or subcontractor of the Conduct Party shall be carried out using all reasonable skill and care;

(viii) the other party shall be allowed to send such representatives as the other party may reasonably require to attend and inspect the carrying out of Remedial Action whilst they are being carried out Provided that such representatives shall not interfere with the proper undertaking of the Remedial Action or the operation of the relevant business or the activities of any third party;

(ix) where an environmental expert is to be appointed the Conduct Party shall consult with the other party and have regard to the other party's views on whom to appoint, the scope of the appointment and the terms and conditions of appointment.

9.7 Each party shall comply with the reasonable requests of the other for arrangements or procedures to maintain confidentiality or legal privilege in relation to any matters arising out of or relating to any Environmental Proceedings, Remedial Action or other matter the subject of written notice under paragraph 9.1.

9.8 The other party shall give the Conduct Party or its agents or contractors access to personnel, premises, chattels, documents and records as the Conduct Party may reasonably request and allow without limitation entry to premises to make such examination and investigations as the Conduct Party may consider necessary, the taking of samples, measurements, photographs and recordings of soil, air, water or substances and combinations of substances at any Relevant Property or Relevant Shared Property, with the full co-operation of the other party, the interviewing of any person the Conduct Party has reasonable cause to believe to be able to give relevant information and the production of extracts, papers and records in relation to any matter which is or is likely to be the subject of a claim under paragraph 2.1.

9.9    The other party shall in a timely fashion:

(i) provide the Conduct Party with such information as it may reasonably require to enable it to assist in the conduct of Environmental Proceedings;

(ii) consult in good faith with the Conduct Party in relation to Environmental Proceedings; and

(iii) provide the Conduct Party with such material information as comes to the knowledge of the other party and which relates to the Environmental Proceedings.

9.10 Where ICI has conduct of all or any part of Environmental Proceedings pursuant to paragraph 9.2 above, or assumes conduct of all or any part of Environmental Proceedings pursuant to paragraph 9.3 above, ICI shall (subject to appropriate arrangements to maintain confidentiality and privilege):

         (i) provide reasonably frequent and reasonably detailed reports to the other party regarding the progress of Environmental Proceedings or Remedial Action;

         (ii) allow the other party a reasonable opportunity to review and comment in advance on proposals for Remedial Action;

         (iii) develop in consultation with the other party, proposals for Remedial Action, having regard to ICI's obligation at sub-paragraph (vi) below;

         (iv) have regard to and incorporate the reasonable requests of the other party in relation to such Environmental Proceedings or Remedial Action (unless any such request of the other party would in excess of the cost of complying with (v) and (vi) increase the amount of Purchaser's claim or the cost of the Remedial Action in excess of the cost of complying with (v) and (vi) in which case the Purchaser shall be liable to ICI for any such increase in relation to such request which is accepted by ICI);

         (v) carry out Remedial Action in a proper and workmanlike manner and proceed with the same in a timely manner and with due diligence;

         (vi) so far as reasonably practicable avoid or minimise interruption or disruption to the business carried on at any of the Relevant Properties or Relevant Shared Properties;

         (vii) if so requested by the Purchaser (a) carry out any intrusive Investigative Works where and to the extent that the criteria in paragraph 11 are satisfied; and (b) make any disclosure where and to the extent that the criteria in paragraph 8 are satisfied. Any right of the Purchaser to claim under this Schedule 14 which would have arisen had the Purchaser retained conduct and carried out such work or made such disclosure shall not be adversely affected or reduced as a result of any unreasonable delay in complying with any such request (the assessment of reasonableness to take account of all relevant matters including the effect of any such delay on the Purchaser's claim under this Schedule 14, or the claim which the Purchaser would have had, but for such delay having regard to when the Purchaser might reasonably have been expected to have carried out such work or made such disclosure had the Purchaser retained conduct.

9.11 In relation to JV Environmental Losses, all obligations and rights in this paragraph 9 are subject to the extent and exercise of such rights as the relevant Protected Person may have in relation to the operation of the relevant JV Business.

Standard of works

10. The Purchaser shall not be entitled to claim under paragraph 2.1 in respect of the cost of carrying out Remedial Action except for the reasonable costs of such Remedial Action which are the minimum necessary:

(i) to comply with the Final notice, order or requirement of a Governmental Authority acting under Environmental Law or (in relation to Protected Matters or North Tees Soil or Groundwater Contamination) Future Environmental Law or a settlement or agreement under paragraph 4.2; or

(ii) to address the Emergency (which for the avoidance of doubt excludes anything other than such works as are necessary at the time of the Emergency to (a) remove the direct cause of and (b) control the immediate effects of the Emergency).

Investigative works

11. The Purchaser shall not be entitled to claim under paragraph 2.1 for any Investigative Works in relation to any Protected Matters, Pre-Closing Environmental Conditions or North Tees Soil or Groundwater Contamination except where and to the extent that such Investigative Works:

(a) are specifically and lawfully ordered or required by the relevant Governmental Authority under law; or

(b) are carried out in accordance with paragraph 7 and 9 in relation to a matter where:

         (i)   a notice has been served under paragraph 3.6;

         (ii)  ICI has not assumed conduct under paragraph 9;

         (iii) on the basis of the available information (prior to the relevant Investigative Works) there are reasonable grounds to believe that Significant Environmental Impact or High Likelihood may exist.

Statements

12. In the event of any circumstances arising which do or could reasonably be expected to give rise to a claim for Environmental Losses neither the Purchaser, Protected Persons or JV Businesses nor ICI or any member of ICI's Group shall make any public statements (including, for the avoidance of doubt, any statement to any Governmental Authority, unless required by law or in an Emergency) regarding such circumstances without first discussing with the other party and reaching written agreement on the text of any such public statement before it is made, such agreement not to be unreasonably withheld or delayed by either party and without prejudice to paragraph 8.1.

Disputes

13.1   If any dispute arises between ICI and the Purchaser as to:

(i)    whether or not an Emergency arose; or

(ii)   whether or not High Likelihood exists; or

(iii)  whether or not a Significant Environmental Impact has occurred,

the matter shall be referred for final determination in accordance with the Criteria, at the request of either of ICI or the Purchaser to an independent environmental consultant having experience relevant to the matter in dispute as agreed between ICI and the Purchaser or in default of any such agreement within seven days of such request by ICI or the Purchaser, nominated in accordance with the criteria set out below at the request of either ICI or the Purchaser by or on behalf of the Chief Executive of the Environmental Auditors Registration Association or their equivalent in the relevant jurisdiction or, if he or she is unable to make a nomination within 28 days of the request made to him or her, by the President for the time being of the Chartered Institute of Arbitrators.
Such independent environmental
consultant shall act as an expert and not as an arbitrator and his fees and expenses shall be borne as he shall direct.

13.2 The criteria referred to and to be applied in the nomination of the independent environmental consultant shall be that he shall not have less than 10 years experience relevant to the matter in issue and he shall be a member of a company or firm which has been established for at least three years preceding the date of the nomination.

13.3 The said environmental consultant shall be offered the appointment within seven business days of the parties reaching agreement on the appointment or upon nomination by the Chief Executive of the Environmental Auditors Registration Association or President of the Chartered Institute of Arbitrators as the case may be, he can only be dismissed by the mutual agreement of ICI and the Purchaser. The said environmental consultant shall present his written determination within four weeks of his appointment or nomination or such longer period as ICI and the Purchaser may mutually agree.

13.4 The terms of appointment of the environmental consultant will include a provision that neither ICI nor the Purchaser will engage the environmental consultant or any consultancy firm with which he is associated after his nomination in relation to the relevant matter without the written consent of the other party.

13.5 The decision of the said environmental consultant in relation to the matters referred to in Clause 13.13 shall in the absence of manifest error be final and binding on the parties hereto.

Post-Closing Counter Indemnity

14.1 The Purchaser, for itself and as agent for the Designated Purchasers shall indemnify, defend and hold ICI for itself and for the Share Selling Companies harmless on an after Tax basis (Post-Closing Counter Indemnity) from and against:

(i) Environmental Losses incurred, suffered or sustained by ICI after Closing in respect of Post-Closing Environmental Conditions; and

(ii) the Purchaser's percentage share of Environmental Losses (not being ICI's share) as calculated under paragraph 3.2(ii) above.

14.2 The Post-Closing Counter Indemnity in paragraph 14.1 shall be subject to the provisions of Part E and, for the avoidance of doubt, shall not include or be subject to the provisions contained in paragraphs 2, 3.1, 3.2 (i), 3.3 to
3.8 and 4 to 13 inclusive of this Part A of this Schedule 14.

Payment

15. Any sums for which either party is liable under this Schedule 14 shall be due and payable 30 days from the day following service of a proper invoice in accordance with this Agreement.

Further Protected Persons

16.1   In this paragraph 16.1:-

Asset Transaction means the sale or other disposal of all or any part of the Tioxide Business, the Relevant Petrochemicals Business or the Polyurethanes Business after Closing or the sale or other disposal of all or any part of any Relevant Property or Relevant Shared Property after Closing;

Further Protected Person means:

(i) in the context of an Asset Transaction, the new owner of the Tioxide Business, the Relevant Petrochemicals Business the Polyurethanes Business or the relevant part of such business or of any Relevant Property or Relevant Shared Property or part of it following the Asset Transaction; and

(ii) in the context of a Share Transaction, the entity which was the subject of the Share Transaction and also the person who has acquired the relevant shares interest in such entity;

       in either case not being a member of the HSCC Group;

Share Transaction means the sale or disposal of all or a controlling interest in the shares in any entity forming part of the Tioxide Business, the Relevant Petrochemicals Business or the Polyurethanes Business after Closing;

Transaction means an Asset Transaction or a Share Transaction, as applicable.

16.2 The Vendor agrees that, in the event of a Transaction, the Purchaser shall be entitled in its sole discretion to claim under this Schedule 14 in respect of Environmental Losses of Further Protected Persons, as if such Further Protected Persons were Protected Persons, provided that this 16.2 shall cease to apply in relation to any Further Protected Person upon the occurrence of any subsequent Transaction, to the extent such subsequent Transaction relates to a Further Protected Person or to any Relevant Property or Relevant Shared Property or part of it which was subject to the first Transaction.

16.3 It is a condition of any claim by the Purchaser in relation to Environmental Losses of a Further Protected Person that the Purchaser shall comply with and shall procure that each Further Protected Person shall comply with and in all respects be bound by paragraphs 3 to 15 of this Schedule 14.

16.4 For the avoidance of doubt, no Further Protected Person shall acquire any right against the Vendor by virtue of this paragraph 16 and this paragraph 16 shall not extend or increase the Vendor's liabilities under this Schedule 14.

                                     PART B

                              Plant Closure Sites

North Tees Site

Tracy

                                    PART C

                               Protected Matters


-------------------------------------------------------------------------------
Property                                Issues
-------------------------------------------------------------------------------
1.  Rozenburg                           Remedial Actions in relation to
                                        Pre-Closing Soil or Groundwater
                                        Contamination at leasehold reserved
                                        property on Britannia Harbour
-------------------------------------------------------------------------------
2.  Umbogintwini                        The pre-Closing soil or groundwater
                                        contamination (irrespective of whether
                                        it is Pre-Closing Soil or Groundwater
                                        Contamination) associated with the
                                        slimes dams treatment areas and other
                                        pre-Closing activities on or affecting
                                        the site including the unlicensed
                                        waste dump and on-site coal
                                        gasification plant
-------------------------------------------------------------------------------
3.  Grimsby                             Remedial Actions in relation to
                                        Pre-Closing Soil or Groundwater
                                        Contamination at the West Field Site
                                        shown for identification purposes only
                                        edged black on agreed plan 7
-------------------------------------------------------------------------------
4.  Tracy                               Remedial Actions in relation to
                                        Pre-Closing  Soil or Groundwater
                                        Contamination
-------------------------------------------------------------------------------
5.  Greatham                            Any fine, penalty or damages or other
                                        liabilities which are paid to a
                                        regulatory authority or third party
                                        resulting from the acid leak on 17
                                        February 1999 into Greenabella Marsh,
                                        not including the cost of Remedial
                                        Actions.
-------------------------------------------------------------------------------

                                    PART D

                         Part I: Relevant Properties


--------------------------------------------------------------------------------
Property Address
--------------------------------------------------------------------------------
POLYURETHANES BUSINESS
--------------------------------------------------------------------------------
Polyurethanes Shepton facility Hitchin Lane Shepton Mallett Somerset England
--------------------------------------------------------------------------------
Betriebsstatte der Deutsche ICI Land Au 30 94469 Deggendorf Germany
--------------------------------------------------------------------------------
Polyurethanes Ternate facility Ternate Italy
--------------------------------------------------------------------------------
286 Mantua Grove Road West Deptford New Jersey 08066 USA
--------------------------------------------------------------------------------
6555 15 Mile Road Sterling Heights Michigan USA
--------------------------------------------------------------------------------
Auburn Hills USA
--------------------------------------------------------------------------------
Polyurethanes Cartegna facility Cartegna Columbia
--------------------------------------------------------------------------------
No. 19 Industrial 3rd Road Kuan Yin County Taoyuan 328 Taiwan
--------------------------------------------------------------------------------
RELEVANT PETROCHEMICALS BUSINESS
--------------------------------------------------------------------------------
No. 4 and No. 6 Brinefields at Seal Sands Stockton-on-Tees England
--------------------------------------------------------------------------------
Saltholme Brine Reservoirs, Saltholme, Stockton-on-Tees.
--------------------------------------------------------------------------------
TIOXIDE BUSINESS
--------------------------------------------------------------------------------
Factory at Tees Road Greatham England
--------------------------------------------------------------------------------
Factory at Sub L of 33 Umlazi Native Location No 4676 Umbogintwini South Africa
--------------------------------------------------------------------------------
East and West Sites Billingham England
--------------------------------------------------------------------------------
Factory at Pyewipe Road Grimsby (excluding Westfield) England
--------------------------------------------------------------------------------
Nettleton Bottom Quarry Caistor  England
--------------------------------------------------------------------------------
Land at North Killingholme England
--------------------------------------------------------------------------------
Factory at 1 Rue des Garennes 62102 Calais France
--------------------------------------------------------------------------------
Factory at Kawasan Industri Teluk Kalong 24000 Chukai Kemaman Terengganu
Malaysia
--------------------------------------------------------------------------------
Factory at Loc Casome Scarlino Grosseto Italy
--------------------------------------------------------------------------------
Factory at Poligano Industrial Nuevo Porto Palos de la Frontera Huelva Spain
--------------------------------------------------------------------------------
Factory 1690 & 1694 Marie-Victorin Boulevard Tracy Quebec Canada
--------------------------------------------------------------------------------
Plant Site (known as Farquhar Heirs Property) Northwest quarter of the Northeast Quarter of Section 17, Township 10 South, Range 9 West, Calcasleu Parish Louisiana USA
--------------------------------------------------------------------------------
Landfill Site (known as Relly-Pujo "Rose-Bluff" property) Tract of land in
Section 17, Township 10 South, Range 9 West, Calcasleu Parish Louisiana USA
--------------------------------------------------------------------------------
Northwest quarter of the North East quarter of Section 17 Cadcasley Parish Louisiana
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Property Address
--------------------------------------------------------------------------------
Mitigation Property Site.  Hieman Property
--------------------------------------------------------------------------------
Landfill/Parking Lot, Sulphur City
--------------------------------------------------------------------------------
Orr Storage Facility, Lake Chartes
--------------------------------------------------------------------------------
Brinston Rentals Lease
--------------------------------------------------------------------------------


                      Part II: Relevant Shared Properties

--------------------------------------------------------------------------------
Property Address
--------------------------------------------------------------------------------
POLYURETHANES BUSINESS
--------------------------------------------------------------------------------
Everslaan 45 B 3078 Everberg Belgium
--------------------------------------------------------------------------------
Polyurethanes Wilton facility PO Box 90 Middlesborough Cleveland England
--------------------------------------------------------------------------------
Polyurethanes Rozenburg facility Rotterdam Holland
--------------------------------------------------------------------------------
9156 Highway 75 PO Box 517 Geismar Louisiana USA
--------------------------------------------------------------------------------
2795 Slough Street Peel County Missisauga Canada
--------------------------------------------------------------------------------
Reconquista 2780 1617 El Talar de Pacheo Buenos Aires Argentina
--------------------------------------------------------------------------------
452 Wenjing Road Minhang Economic & Technical Development Zone Shanghai China
--------------------------------------------------------------------------------
303 moo 3 Bangpoo Industrial Estate Sukhumvit Road Sumutprakam 10280 Thailand
--------------------------------------------------------------------------------
RELEVANT PETROCHEMICALS BUSINESS
--------------------------------------------------------------------------------
Paraxylene V Plant at Wilton Works Wilton Redcar and Cleveland England
--------------------------------------------------------------------------------
Aromatics Plant and North Tees Logistics Site at North Tees Works Stockton-on Tees England
--------------------------------------------------------------------------------
Salt Mines at Salholme, Stockton on Tees
--------------------------------------------------------------------------------
Boat Jettings and Jetties No 1, 2 and 3, North Tees Works, Stockton on Tees
--------------------------------------------------------------------------------
Olefins 6 Plant at Wilton Works, Wilton, Redcar and Cleveland, England (in the agreed form transfer)
--------------------------------------------------------------------------------
Butadiene Storage, Ethylene Control and Olefins 5 Plant at Wilton Works, Wilton, Redcar and Cleveland, England (in the agreed form transfer)
--------------------------------------------------------------------------------
Central Control Area, Wilton Works, Wilton, Redcar and Cleveland, England (in the agreed form transfer)
--------------------------------------------------------------------------------
Brine Reservoirs to the south of Wilton Works, Wilton, Redcar and Cleveland, England (in the agreed form transfer)
--------------------------------------------------------------------------------
Part of Teesport Works, Redcar and Cleveland, England (shown edged and cross-hatched red on agreed plan OM1)
--------------------------------------------------------------------------------
Part of North Tees Works, Stockton on Tees, England (shown edged and cross-
hatched
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Property Address
--------------------------------------------------------------------------------
red on agreed plan OM2)
--------------------------------------------------------------------------------
Jetty A, North Tees Works, Stockton on Tees, `England
--------------------------------------------------------------------------------
Easement rights in relation to Trans Pennine Ethylene Pipeline (excludes Hill House spur)
--------------------------------------------------------------------------------
Easement rights in relation to Wilton - Grangemouth Ethylene Pipeline
--------------------------------------------------------------------------------
Lima Compound 8 (in the agreed form transfer)
--------------------------------------------------------------------------------
Compound 38, Wilton Works, Wilton
--------------------------------------------------------------------------------
Ethylene Pipeline Garage, Wilton
--------------------------------------------------------------------------------
Offices and Store at Castner-Kelner, Cheshire
--------------------------------------------------------------------------------
Ethylene Conditioning Compound, Lostock, Cheshire (shown on agreed plan OM3)
--------------------------------------------------------------------------------
Easement rights in relation to Trans Pennine Ethylene Pipeline (Runcorn to Holford Spur and Shell Interchange)
--------------------------------------------------------------------------------


PART E

Post-Closing Indemnity

Limitations on liability

1.1 The limitations on liability set out in Clauses 11.1, 12.2, 12.8(b), 12.8(e), 12.8(g), 12.10, 12.13, 13.1 and 13.2 of the Agreement inclusive shall apply to any claim made in respect of the Post-Closing Counter Indemnity.

1.2 The Purchaser shall not be liable for any claim under this Post-Closing Counter Indemnity unless ICI shall have given the Purchaser written notice containing (so far as reasonably available) specific details of the claim, including ICI's estimate (on a without prejudice basis and so far as it can reasonably be made at the date of the notice) of the amount of such claim. ICI shall not be disentitled from claiming under this Post-Closing Counter Indemnity as a result of any reasonable delay in providing such notice or reasonable failure to provide information in such short notice, where such delay or failure has not prejudiced the Purchaser.

Trigger conditions

2.1 Subject to paragraph 2.2 below, ICI shall not be entitled to make a claim under sub-paragraph 14.1(i) of Part A of Schedule 14 of the Post-Closing Counter Indemnity unless and to the extent that Environmental Proceedings have been commenced or issued under Environmental Law or

Future Environmental Law by a Governmental Authority or any other person in respect of the same subject matter and such Environmental Proceedings would (even if contested) result in a notice, order or requirement which is Final.

2.2  Paragraph 2.1 shall be deemed to have been satisfied if:

(i) notice has been given to the Purchaser as required under paragraphs 1.2 and 6.1;

(ii) Environmental Proceedings would have been commenced or issued, and would (even if contested) have resulted in a notice, order or requirement which is Final, but for a settlement or agreement reached with the relevant Governmental Authority or other person in accordance with paragraphs 4 and 6, to the extent such settlement or agreement results in Environmental Losses no greater than would have been the case were any such Final notice, order or requirement to have been imposed.

2.3 Where the Purchaser has conduct under paragraph 6.2 and sub-paragraph 2.2(ii) is satisfied in relation to the relevant matter at any subsequent time, any right of ICI to claim under this Post-Closing Counter Indemnity shall not be adversely affected or reduced as a result of any unreasonable delay or failure by the Purchaser thereafter in reaching the relevant settlement or agreement, the assessment of reasonableness to take account of the effect of any such delay or failure both on the terms of any settlement or agreement which may be reached and on the ICI's claim under this Post-Closing Counter Indemnity.

2.4 The requirements of paragraph 2.1 are deemed to be satisfied by an Emergency unless the final determination by an expert under paragraph 10 is that the matter which is the subject of the claim is not an Emergency.

Post-completion conduct

3. The Purchaser shall not be liable under this Post-Closing Counter Indemnity in respect of any matter to the extent that such claim would not have arisen but for, results from or is increased by:

(i) ownership or occupation by ICI of any adjacent or affected property (except for the Relevant Properties, the Relevant Shared Properties and the North Tees Works as defined in the Pie Crust Leases as defined in this Agreement); or

(ii) any direct or indirect interest of ICI in any present or former owner of any adjacent or affected property (except for the Relevant Properties, the Relevant Shared Properties and the North Tees Works as defined in the Pie Crust Leases as defined in this Agreement);

(iii) any Remedial Action required by any Governmental Authority at any properties owned or occupied by ICI or any member of ICI's Group at any time and adjacent to any Relevant Property or Relevant Shared Property under or as a condition of any Permit or informal or formal agreement issued by or made with a Governmental Authority in connection with any development, extension, expansion, construction or intensification or any change of use (Development) after Closing at any property other than any Relevant Property or Relevant Shared Property or North Tees Works; or

(iv) the deliberate taking by ICI or any member of ICI's Group of any action or step which is calculated or designed to give rise to Environmental Proceedings in order to trigger a claim under this Post-Closing Counter Indemnity; or

(v) any intrusive Investigative Works by ICI or any member of ICI's Group (their employees, contractors, sub-tenants and licensees) which either do not (a) satisfy the requirements of paragraph 8, or (b) are undertaken otherwise than for Development; or

(vi) any admission of liability (in whole or part) or settlement of any claim by ICI or any member of ICI's Group other than in accordance with paragraph 6; or

(vii) any tax, duty or levy imposed or calculated in relation to claims under paragraph 14 of Part A of Schedule 14; or

(viii) town and country planning (in the United Kingdom) or comparable land use planning or zoning systems in other jurisdictions except to the extent relating to Hazardous Materials or Waste.

Mitigation

4.1 ICI and any relevant Protected Person shall mitigate any Environmental Losses under this Post-Closing Counter Indemnity.

4.2 ICI shall not be entitled to claim under this Post-Closing Counter Indemnity in respect of Environmental Losses incurred in obtaining professional services in relation to the subject matter, conduct or validity of the claim during the period prior to making that claim in accordance with paragraph 1.2 above.

Disclosure to Governmental Authorities

5.1 Subject to paragraph 5.2, neither ICI nor any member of ICI's Group shall disclose any information in relation to any matter which could reasonably be expected to be the subject of a claim under this Post-Closing Counter Indemnity to any Governmental Authority without the prior written consent of the Purchaser except (following prior written notice to and consultation with the Purchaser in relation to sub-paragraphs (ii), (iii) and (iv)) as provided for below:

(i) in an Emergency where, because of the circumstances it is impracticable to obtain the prior written consent of the Purchaser; or

(ii)  as required by law;

(iii) following the final determination by the expert under paragraph 10 (or earlier agreement between the parties) that there is a Significant Environmental Impact; or

(iv) in relation to Post-Closing Environmental Conditions but only insofar as these are issues of discharges to controlled waters or sewers or emissions to air following the final determination by the expert under paragraph 10 (or earlier agreement between the parties) that there is a high likelihood that a Governmental Authority would require ICI or any member of ICI's Group to carry out Remedial Action at a cost in excess of (Pounds)100,000 (excluding for these purposes the cost of Investigative Works (High Likelihood).

5.2 The notice referred to in paragraph 5.1 shall contain specific reasonable details of the matter proposed to be disclosed, the identity of the Governmental Authority and individual officers to whom the disclosure is to be made and the proposed manner and timetable for disclosure (including any documents or presentations or drafts of the same). The Purchaser shall be given 30 days in which to review and comment on the proposals for disclosure and the Vendor shall have regard to and incorporate the reasonable requests of the Purchaser in relation to the proposed disclosure.

5.3 In the event that the Purchaser withholds its consent to a disclosure in circumstances where ICI notifies the Purchaser in writing that it is of the opinion that there is a Significant Environmental Impact or High Likelihood (as applicable) then the provisions of paragraph 10 shall apply.

Claims Procedure

6.1 Upon ICI becoming aware of a matter which could reasonably be expected to give rise to a claim for Environmental Losses under this Post-Closing Counter Indemnity ICI shall as soon as reasonably practicable thereafter notify the Purchaser by written notice.

6.2 The Purchaser shall have conduct of any Environmental Proceedings or Remedial Action in respect of any matter which could reasonably be expected to become a claim under this Post-Closing Counter Indemnity unless the Purchaser is in breach of paragraph 6.3 in circumstances which would result in any material Environmental Losses being incurred by ICI which are not covered by a valid claim under this Schedule and/or would materially adversely affect the value of the Relevant Property or Relevant Shared Property or the goodwill or good name of ICI, in which event ICI shall be entitled to have conduct.

6.3 The Purchaser shall (subject to appropriate arrangements to maintain confidentiality and privilege):

(i) provide reasonably frequent and reasonably detailed reports to ICI regarding the progress of any Environmental Proceedings or Remedial Action;

(ii) allow ICI a reasonable opportunity to review and comment in advance on proposals for Remedial Action;

(iii) develop in consultation with ICI, proposals for Remedial Action, having regard to the Purchaser's obligation at sub-paragraph (vi) below;

(iv) have regard to and incorporate the reasonable requests of ICI in relation to such Environmental Proceedings or Remedial Action (unless any such request of ICI would in excess of the cost of complying with (v) and (vi) increase the amount of ICI's claim or the cost of the Remedial Action in excess of the cost of complying with (v) and (vi) in which case ICI shall be liable to the Purchaser for any such increase in relation to such request which is accepted by the Purchaser);

(v) carry out Remedial Action in a proper and workmanlike manner and proceed with the same in a timely manner and with due diligence;

(vi) so far as reasonably practicable avoid or minimise interruption or disruption to the business carried on at any of the affected properties adjacent to the Relevant Properties or Relevant Shared Properties.

6.4 In the event that ICI shall be entitled to have conduct of any Environmental Proceedings or Remedial Action on the grounds as provided for in paragraph 6.2 ICI shall have the right at any time to assume by written notice to the Purchaser conduct of all or any part of any Environmental Proceedings or the carrying out of any Remedial Action relating to or affecting any Post-Closing Environmental Conditions provided that if ICI has assumed any such conduct the provisions of paragraph 6.3 shall apply mutatis mutandis.

Standard of Works

7. ICI shall not be entitled to claim under the Post-Closing Counter Indemnity in respect of the cost of carrying out Remedial Action except for the reasonable costs of such Remedial Action which are the minimum necessary:

(i) to comply with the Final notice, order or requirement of a Governmental Authority acting under Environmental Law or Future Environmental Law or a settlement or agreement under paragraph 2.2; or

(ii) to address the Emergency (which for the avoidance of doubt excludes anything other than such works as are necessary at the time of the Emergency to (a) remove the direct cause of, and (b) control the immediate effects of the Emergency).

Investigative Works

8. ICI shall not be entitled to claim under this Post-Closing Counter Indemnity for any Investigative Works except where such Investigative Works:

(a) are specifically and lawfully ordered or required by the relevant Governmental Authority under law;

(b) are carried out in accordance with paragraph 6 in relation to a matter where:

         (i)  a notice has been served under paragraph 1.2; and

         (ii) ICI has assumed conduct under paragraph 6.4;

         (iii) on the basis of the available information (prior to the relevant Investigative Works) there are reasonable grounds to believe that Significant Environmental Impact or High Likelihood may exist.

Statements

9. In the event of any circumstances arising which do or could reasonably be expected to give rise to a claim for Environmental Losses under this Post-Closing Counter Indemnity neither the Purchaser nor ICI nor any member of ICI's Group shall make any public statements (including, for the avoidance of doubt, any statement to any Governmental Authority, unless required by law or in an Emergency) regarding such circumstances without first discussing with the other party and reaching written agreement on the text of any such public statement before it is made, such agreement not to be unreasonably withheld or delayed by either party and without prejudice to paragraph 5.1.

Disputes

10.1  If any dispute arises between ICI and the Purchaser as to:

(i)   whether or not an Emergency arose; or

(ii)  whether or not High Likelihood exists; or

(iii) whether or not a Significant Environmental Impact has occurred,

the matter shall be referred for final determination in accordance with the Criteria, at the request of either of ICI or the Purchaser to an independent environmental consultant having experience relevant to the matter in dispute as agreed between ICI and the Purchaser or in default of any such agreement within seven days of such request by ICI or the Purchaser, nominated in accordance with the criteria set out below at the request of either ICI or the Purchaser by or on behalf of the Chief Executive of the Environmental Auditors Registration Association or their equivalent in the relevant jurisdiction or, if he or she is unable to make a nomination within 28 days of the request made to him or her, by the President for the time being of the Chartered Institute of Arbitrators.
Such independent environmental consultant shall act as an expert and not as an arbitrator and his fees and expenses shall be borne as he shall direct.

10.2 The criteria referred to and to be applied in the nomination of the independent environmental consultant shall be that he shall not have less than 10 years experience relevant to the matter in issue and he shall be a member of a company or firm which has been established for at least three years preceding the date of the nomination.

10.3 The said environmental consultant shall be offered the appointment within seven business days of the parties reaching agreement on the appointment or upon nomination by the Chief Executive of the Environmental Auditors Registration Association or President of the Chartered Institute of Arbitrators as the case may be, he can only be dismissed by the mutual agreement of ICI and the Purchaser. The said environmental consultant shall present his written determination within four weeks of his appointment or nomination or such longer period as ICI and the Purchaser may mutually agree.

10.4 The terms of appointment of the environmental consultant will include a provision that neither ICI nor the Purchaser will engage the environmental consultant or any Consultancy firm with which he is associated after his nomination in relation to the relevant matter without the written consent of the other party.

10.5 The decision of the said environmental consultant in relation to the matters referred to in Clause 10.1 shall in the absence of manifest error be final and binding on the parties hereto.

Payment

11. Any sums for which either party is liable under this Post-Closing Counter Indemnity shall be due and payable 30 days from the day following service of a proper invoice in accordance with this Agreement.

                                 SCHEDULE 14A

                         HSCC Environmental Indemnity

PART A

Interpretation

1.1    In this Schedule 14A:

Closed Site Liabilities means any liabilities arising from soil and groundwater contamination only under Future Environmental Law in respect of any property owned, or occupied by the PO/MTBE Business at Closing at which business operations, industrial processes or other uses carried on at any time prior to Closing have as at Closing permanently ceased (Closed Sites);

Conduct Party means the party having the conduct of Environmental Proceedings, Remedial Action and any other matter the subject of a notice given pursuant to paragraph 9.1 only;

Criteria means:

(i) the nature of the legal obligation which has been or which may be breached or the legal liability which has or may have arisen or may arise;

(ii) the legal powers and remedies available to the Governmental Authority or third party to bring Environmental Proceedings (including any limitations on those powers);

(iii) the likelihood of Environmental Proceedings being commenced and successfully completed by a Governmental Authority or third party acting under Environmental Law in the jurisdiction in question having regard to applicable enforcement practice therein;

(iv) the likelihood of any notice order or requirement to carry out Remedial Action falling on the Purchaser;

(v) in relation to soil or groundwater contamination, the nature and extent of the impact or risk of impact to the Environment; and

(vi) the costs and benefits of carrying out the proposed Remedial Action (where applicable) (including the consequences of not carrying out the proposed Remedial Action at that time);

Disclosed Pre-Closing Compliance Issues means Pre-Closing Compliance Issues fairly disclosed in the Data Room or otherwise disclosed by and in accordance with the Disclosure Letters in either case pursuant to this Agreement (provided that for the purposes of this definition, any such disclosure against any particular warranty shall be deemed to be disclosure for the purposes of determining whether a Pre-Closing Compliance Issue is a Disclosed Pre-Closing Compliance Issue);

Disposal to Off-Site Landfills means the presence of Hazardous Materials or Waste prior to Closing in, at or under and (if present prior to Closing) at any time before or thereafter, migrating, escaping, leaking or emanating from:

(i) any off-site facility or property which prior to Closing but not thereafter was used in whole or in part as a landfill site for the disposal of Hazardous Materials or Waste from the PO/MTBE Properties or any other site at any time occupied, owned or used by the PO/MTBE Business (including such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business) (Closed Off-Site Landfills); and

(ii) any off-site facility or property which prior to Closing and thereafter was used in whole or in part as a landfill site for the disposal of Hazardous Materials or Waste from the PO/MTBE Properties or any other site at any time occupied, owned or used by the PO/MTBE Business (including such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business) provided that this sub-paragraph
     (ii) applies in relation to such use prior to Closing only (On-going Disposal Sites);

Emergency means in respect of Pre-Closing Soil or Groundwater Contamination only, a fire, explosion, act of God or flood or other sudden and catastrophic event where such an event would result in significant Environmental Losses or would significantly increase Environmental Losses;

Environment means all or any of the following media, namely air (excluding media within buildings or other natural or man made structures above or below ground), water or land and any living organisms or systems supported by those media;

Environmental Law means any applicable statutes, subordinate legislation and other national, federal, state and local laws (including common law and any contractual obligations), rules, regulations, orders, ordinances, judgments or injunctions and codes of practice, guidance notes and judicial and administrative interpretation of each of the foregoing each as is valid and enforceable on the Purchaser at Closing (or, in relation to contractual obligations or liabilities, after Closing as a direct consequence of the completion of the transactions provided for in this Agreement) each as relate to Pre-Closing Environmental Conditions. For the avoidance of doubt, any enactment or statutory provision being an Environmental Law is as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactment, but only insofar as such amendment, consolidation or re-enactment of such legislation does not increase the liability of HSCC under this Schedule 14A;

Environmental Losses means all fines, penalties, damages, losses, liabilities, costs and expenses (including reasonable professional and consultants' fees) (Losses) incurred under or to the extent necessary to comply with Environmental Proceedings or a settlement or agreement as referred to in paragraph 4.2(ii) or an emergency as provided for in paragraph 10(ii) (but excluding indirect, consequential or incidental Losses (including any loss of anticipated profits or revenue and costs attributable to the loss of use or business interruption or disruption (Indirect Losses)) provided that Losses shall not be Indirect Losses merely because they arise or are imposed under contract law);

Environmental Permit means any Permit under Environmental Law;

Environmental Proceedings means any criminal, civil, judicial, regulatory or administrative proceeding, suit or claim of any Governmental Authority or third party or Final notice, order or requirement of any Governmental Authority or third party in each case under Environmental Law (or Future Environmental Law in the case of Protected Matters only);

Final means, in relation to a notice, order or requirement that it is binding and is either not capable of appeal, review or challenge, or there is no reasonable prospect of a successful appeal, review or challenge;

Former Sites means any property not owned, occupied or used in connection with the PO/MTBE Business at Closing, but formerly so owned, occupied or used (including such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business);

Former Sites Liabilities means any losses under Future Environmental Law arising from the occupation, ownership or use by the PO/MTBE Business (including such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business) of any Former Sites;

Future Environmental Law means all applicable statutes, subordinate legislation and other national, federal, state and local laws (including the common law and any contractual obligations), rules, regulations, orders, ordinances, judgments or injunctions and codes of practice, guidance notes and judicial and administrative interpretation of each of the foregoing each as is valid and enforceable on the Purchaser from time to time and each as relate to Protected Matters;

Governmental Authority means any governmental agency, regulatory body, court of law or tribunal with jurisdiction under Environmental Law or, in the case of Protected Matters only and in relation to paragraphs 8.1(ii) and 11(a), Future Environmental Law;

Hazardous Materials means a substance which alone or in combination with other things is or are capable of causing significant harm or damage to property or to man or to the Environment or which are specified to be hazardous under Environmental Law or Future Environmental Law;

High Likelihood has the meaning given in paragraph 8.1(iv);

Investigative Works means inspections, investigations, assessments, audits, sampling or monitoring;

Permit means any authorisation, licence, permission, consent or approval issued by a Governmental Authority acting lawfully;

PO/MTBE Properties means the two properties listed in Part I of Schedule 17 of the Agreement under the heading PO/MTBE Business;

Post-Closing Environmental Conditions means:

(a) any soil or groundwater contamination first in existence, at, in, on, over or under the PO/MTBE Properties after Closing; or

(b) the exposure of employees, contractors, agents or licensees to any Hazardous Materials first in existence at, in, on, over or under the PO/MTBE Properties after Closing; and

(c) any post-Closing breach of or non-compliance with Future Environmental Law or Environmental Permits except to the extent resulting from Pre-Closing Environmental Conditions:

which is in any case increased, exacerbated, enhanced, caused or permitted as a result of circumstances occurring after Closing as the result of any act or omission of the Purchaser (its employees, contractors, agents, sub-tenants or licensees of the same); or

(d) any post-Closing migrating, leaching or escaping of any Pre-Closing Soil or Groundwater Contamination to the extent attributable in whole or in part to, arising from or increased by the negligent acts or omissions or any spillages after Closing of or by the Purchaser (its employees, contractors, agents, sub-tenants or licensees) or third parties, or the carrying out or failure to carry out any routine maintenance by the Purchaser (its employees, contractors, agents, sub-tenants or licensees) or third parties;

Pre-Closing Environmental Conditions means the following:

(i) in relation to the PO/MTBE Properties soil or groundwater contamination existing at or migrating, leaching or escaping from any such property at or prior to Closing including any subsequent migration leaking or escape of any such pre-Closing contamination (Pre-Closing Soil or Groundwater Contamination);

(ii) any pre-Closing breach of or non-compliance with Environmental Law or Environmental Permits (excluding, for the avoidance of doubt, any Pre-Closing Soil or Groundwater Contamination or Pre-Closing Health and Safety Issues) in relation to the PO/MTBE Business by HSCC within the period of three years prior to Closing (Pre-Closing Compliance Issues) excluding, for the avoidance of doubt, any Disclosed Pre-Closing Compliance Issues;

(iii) the exposure of employees, contractors, agents or licensees to any Hazardous Materials prior to Closing as the result of their work for the PO/MTBE Business or their presence on any property at any time used, occupied or owned in connection with such business (including such businesses as they may have been carried on at any time prior to Closing and any predecessor of any such business) (Pre-Closing Health and Safety Issues);

excluding in each case any Post-Closing Environmental Conditions;

Protected Matters means the following:

(i)    Former Sites Liabilities;

(ii)   Closed Sites Liabilities;

(iii)  Disposal to Off-Site Landfills;

or any of them;

Reasonable and Prudent Operator means a person exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator in substantial compliance with all applicable laws engaged in the same type of undertaking in the same locality and under the same or similar circumstances and conditions, and any reference to the standard of a Reasonable and Prudent Operator herein shall be a reference to such degree of skill, diligence, prudence and foresight as aforesaid;

Remedial Action means works for preventing, removing, remedying, cleaning-up, containing or ameliorating soil or groundwater contamination including Investigative Works and in relation to any Pre-Closing Compliance Issue means works to remedy or recover from such non-compliance (a) which works are required by a Governmental Authority acting lawfully under Environmental Law to have been carried out at or prior to Closing only or, (b) which non-compliances were prior to Closing an existing breach of Environmental Law;

Significant Environmental Impact means any Pre-Closing Soil or Groundwater Contamination only (i) which represents a significant existing impact on the Environment; or (ii) in respect of which there is a very high probability that it will give rise to a significant impact on the Environment and in either case would be likely to result in a Governmental Authority acting lawfully under Environmental Law issuing or making a notice, order or requirement for Remedial Action to be taken in respect of the same matter;

Waste means any waste including anything which is abandoned, unwanted or surplus:-

(i) (including any such thing which is capable of any beneficial use or of being recovered or recycled or has any value (Re-use Material)); but

(ii) excluding any Re-use Material which has in fact been put to beneficial use or recovered or recycled.

Indemnities

2.1 Subject to the limitations set out in paragraphs 3 to 15 insofar as applicable below HSCC shall indemnify, defend and hold the Purchaser harmless on an after Tax basis from and against:

(A)  Protected Matters

all Environmental Losses incurred, suffered or sustained by the Purchaser at any time after Closing in respect of Protected Matters;

(B)  Pre-Closing Environmental Conditions

all Environmental Losses incurred, suffered or sustained by the Purchaser at any time after Closing in respect of Pre-Closing Environmental Conditions.

2.2 For the avoidance of doubt, nothing in this Schedule 14A and in particular any limitations set out hereunder shall effect, impact or otherwise prejudice any other rights or entitlements of ICI (whether for itself or on behalf of the Purchaser) under this Agreement and, in particular, Clause
     8.2 thereto.

     Limitations on Liability

3.1 The limitations on liability set out in Clauses 11.1, 12.2, 12.8(b) (as if in each case the reference therein to Designated Purchaser was to the Purchaser), 12.8(e), 12.8(g), 12.10, 12.13, 13.1 and 13.2 of the Agreement
     inclusive shall apply mutatis mutandis to any claim made in respect of paragraph 2.1 above.

3.2 Subject always to the limitations in paragraph 3.3 below the maximum aggregate liability of HSCC in respect of claims made under paragraph 2.1(B) (Pre-Closing Environmental Conditions) above after paragraph 3.4 has been applied shall not in any event exceed:

(i)  an amount equal to (Pounds)100,000,000; and

(ii) the following percentage of Environmental Losses in relation to claims made in the identified year:

       ----------------------------------------------------------
       Relevant Year                              Vendor's  Share
       ----------------------------------------------------------
       Each year on or after Closing up to        100%
       the tenth anniversary of Closing
       Date
       ----------------------------------------------------------
       Year commencing on the tenth               67%
       anniversary of Closing Date
       ----------------------------------------------------------
       Year commencing on the eleventh            33%
       anniversary of Closing Date
       ----------------------------------------------------------
       On or after the twelfth anniversary        0%
       of Closing
       ----------------------------------------------------------

       ----------------------------------------------------------
       Date
       ----------------------------------------------------------


     such annual percentage in each case being applied in respect of all claimable Environmental Losses in respect of each valid claim made in the relevant year.

3.3  HSCC shall have no liability unless and until:

(i) in the case of any individual claim under paragraph 2.1(A) (Protected Matters) or 2.1(B) (Pre-Closing Environmental Conditions) the Environmental Losses arising from such claim exceed (Pounds)100,000 in which event HSCC shall only be liable for the excess of the Environmental Losses over and above (Pounds)100,000;

(ii) in the case of any claims under paragraph 2.1(B) (Pre-Closing Environmental Conditions), the aggregate of all Environmental Losses in respect of all valid claims made in a Relevant Year (in accordance with the table in paragraph 3.2(ii) and for the purpose of this sub-paragraph only disregarding sub-paragraph 3.3(i) exceeds (Pounds)1,000,000 in which event HSCC shall only be liable in relation to those claims for the excess of the relevant Environmental Losses over and above (Pounds)1,000,000.

3.4  For the avoidance of doubt:

(i) any amount for which HSCC has no liability under paragraph 3.1 or by which HSCC's liability is reduced as a consequence of the operation of paragraphs
     3.5 to 14 below shall not be capable of constituting a claim or increasing the amount thereof for the purpose of this paragraph 3;

(ii) for the purpose of this paragraph 3 where a claim is caused by more than one event, circumstance, act or omission (not being one sequence or set (where the members of the set are substantially similar in nature to each other and have a common cause) of like events, acts or omissions at a single site) which event, circumstance, act or omission would separately give rise to a right to claim under paragraph 2.1 each such claim shall be treated as a separate claim when calculating whether the thresholds in paragraph 3.3 have been exceeded.

3.5 HSCC shall not be liable for any claim under paragraph 2.1(A) (Protected Matters) or 2.1 (B) (Pre-Closing Environmental Conditions) unless ICI shall have given HSCC written notice containing (so far as reasonably available) specific details of the claim, including the Purchaser's estimate (on a without prejudice basis and so far as it can reasonably be made at the date of the notice) of the amount of such claim. The Purchaser shall not be disentitled from claiming under this Schedule 14A as a result of any reasonable delay in providing such notice or reasonable failure to provide information in such notice, where such delay or failure has not prejudiced HSCC.

3.6  Subject to paragraph 3.7 HSCC shall not be liable unless:

(i) in the case of Pre-Closing Soil or Groundwater Contamination and Pre-Closing Health and Safety Issues each written notice has been given before the twelfth anniversary of Closing;

(ii) in the case of Pre-Closing Compliance Issues such written notice has been given before the third anniversary of Closing.

3.7 The liability of HSCC in respect of such claim under paragraph 2.1(A) (Protected Matters) or 2.1(B) (Pre-Closing Environmental Conditions) under this
Schedule 14A shall absolutely determine (if such claim has not been satisfied, settled, or withdrawn) if, after the relevant Final notice, order or requirement referred to in paragraph 4.1 exists, legal proceedings in respect of such claim shall not have been commenced by the Purchaser against HSCC within 12 months of the service of notice by HSCC requiring commencement of proceedings (a Claim Commencement Notice) and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon HSCC.

Trigger Conditions

4.1 Subject to paragraphs 4.2 and 4.3 below, the Purchaser shall not be entitled to make a claim under paragraph 2.1(A) (Protected Matters) or 2.1 (B) (Pre-Closing Environmental Conditions) unless and to the extent that:

(i) in the case of any Protected Matters, Environmental Proceedings have been commenced or issued under Future Environmental Law by a Governmental Authority or any other person in respect of the same subject matter and such Environmental Proceedings would (even if contested) result in a notice, order or requirement which is Final;

(ii) in the case of any Pre-Closing Soil or Groundwater Contamination or any Pre-Closing Health and Safety Issue, Environmental Proceedings have been commenced or issued under Environmental Law by a Governmental Authority or any other person in respect of the same subject matter and such Environmental Proceedings would (even if contested) result in a notice, order or requirement which is Final;

(iii) in the case of any Pre-Closing Compliance Issues, the subject matter of the claim constitutes an actual breach of or non-compliance with Environmental Law and any Environmental Proceedings have been commenced or issued under Environmental Law by a Governmental Authority or any other person in respect of the same subject matter and such Environmental Proceedings would (even if contested) result in a notice, order or requirement which is Final;

4.2 Sub-paragraphs 4.1(i) to (iii) (as applicable) shall be deemed to have been satisfied if:

(i)    notice has been given to HSCC as required under paragraphs 3.5 and 9.1;

(ii) Environmental Proceedings would have been commenced or issued, and would (even if contested) have resulted in a notice, order or requirement which is Final, but for a settlement or agreement reached with the relevant Governmental Authority or other person in accordance with paragraphs 7 and 9, to the extent such settlement or agreement results in Environmental Losses no greater than would have been the case were any such Final notice, order or requirement to have been imposed.

4.3 Where HSCC has assumed conduct under paragraph 9 and sub-paragraph 4.2(ii) is satisfied in relation to the relevant matter at any subsequent time, any right of the Purchaser to claim under this Schedule 14A shall not be adversely affected or reduced as a result of any unreasonable delay or failure by HSCC thereafter in reaching the relevant settlement or agreement, the assessment of reasonableness to take account of the effect of any such delay or failure both on the terms of any settlement or agreement which may be reached and on the Purchaser's claim under this Schedule 14A.

4.4 The requirements of paragraph 4.1 are deemed to be satisfied by an Emergency unless the final determination by an expert under paragraph 13 is that the matter which is the subject of the claim is not an Emergency.

Post-Completion Conduct

5. HSCC shall not be liable under paragraph 2.1(A) (Protected Matters) or 2.1(B) (Pre-Closing Environmental Conditions) in respect of any matter to the extent that such claim would not have arisen but for, results from or is increased by:

(i) the cessation after Closing of any operations at any of the PO/MTBE Properties; or

(ii) any new or different mode or form of industrial process outside the current production methods of the business as at Closing (Changed Industrial Process) at any of the PO/MTBE Properties after Closing except to the extent that a valid claim under this Schedule 14A could have arisen irrespective of the Changed Industrial Process, had the existence of the relevant matter been known; or

(iii) demolition or de-commissioning of plant and equipment by or on behalf of the Purchaser; or

(iv) any development, extension, expansion, construction or intensification or any change of use (Development), except to the extent that (a) such Development amounts (in aggregate from Closing) to no more than 20 per cent of the built footprint at any PO/MTBE Property after Closing (Permitted Development) or (b) if the information revealed by the Development had become known through some other means, (not involving any Development) it would have given rise to a valid claim under this
       Schedule 14A provided that, in relation to any Development which could affect, disturb or reveal Pre-Closing Soil or Groundwater Contamination:

         (a) the Purchaser shall give prior written notice to HSCC;

         (b) the Purchaser shall consult in good faith with HSCC and shall take account of any reasonable requests of HSCC made in relation to the process of obtaining permission for and carrying out the Development; and

         (c) the Purchaser (its employees, contractors, agents, sub-tenants and licensees) shall in relation to such Development act at all times non-negligently and in accordance with the standards of a Reasonable and Prudent Operator; or

(v) any Remedial Action required by any Governmental Authority under or as a condition of any Permit issued by or informal or formal agreement with a Governmental Authority in connection with Development except to the extent that if the information revealed by the Development had become known through some other means, (not involving any Development) it would have given rise to a valid claim under this Schedule 14A; or

(vi) any Remedial Action required by any Governmental Authority at any PO/MTBE Property under or as a condition of any Permit or informal or formal agreement issued by or made with a Governmental Authority in connection with any Development after Closing at any property other than any PO/MTBE Property; or

(vii) subject to paragraph 16, any sale or change of occupier or grant of any right of interest in relation to all or part of any of the PO/MTBE Properties after Closing; or

(viii) any voluntary modification, renewal, termination, surrender or variation by the Purchaser (its employees, contractors, agents, sub-tenants and licensees) after Closing of any lease or other agreement or arrangement under which the Purchaser occupies or uses all or any part of any PO/MTBE Property; or

(ix) ownership or occupation by the Purchaser of any adjacent or affected property (except for the PO/MTBE Properties); or

(x) any direct or indirect interest of the Purchaser in any present or former owner of any adjacent or affected property (except for the PO/MTBE Properties); or

(xi) the instigation or initiation by the Purchaser of any Environmental Proceedings, actions or claims by a Governmental Authority, without prejudice in all cases (a) to any permitted act or right of the Purchaser under this Schedule 14A; (b) to the Purchaser acting as a Reasonable and Prudent Operator balancing the potential Environmental Losses which may be sustained as a result of its conduct against the potential benefits of such conduct (such balance to be assessed on the hypothetical assumption that any such Environmental Losses would not be recoverable under this
       Schedule 14A or otherwise); or

(xii) the deliberate taking by the Purchaser of any action or step which is calculated or designed to give rise to Environmental Proceedings in order to trigger a claim under this Schedule 14A; or

(xiii) any intrusive Investigative Works by the Purchaser (its employees, contractors, sub-tenants and licensees) which either:

         (a) do not satisfy the requirements of paragraph 11; or

         (b) do not fall within (a) and are undertaken otherwise than for the purpose of Development as referred to in paragraph 5(iv) or, though carried out for that purpose, are not carried out in accordance with paragraph 5(iv); or

(xiv) any admission of liability (in whole or part) or settlement of any claim by the Purchaser other than in accordance with paragraph 9; or

(xv) any contractual obligation entered into, varied, amended or otherwise modified after Closing other than pursuant to this Agreement so as to establish or increase the Environmental Losses of the Purchaser.

Specific Exclusions

6.1 The Purchaser shall not be entitled to claim for any Environmental Losses under paragraph 2.1(A) (Protected Matters) or 2.1 (B) (Pre-Closing Environmental Conditions) to the extent that the relevant claim would not have arisen but for, results from or is increased by matters which relate to:

(a) except in relation to soil or groundwater contamination the carrying out of or the failure to carry out works which are routine or recurring as a result of the normal and lawful operation of the business of the Purchaser in a negligent manner or other than in accordance with the standards of a Reasonable and Prudent Operator;

(b)   use and recovery of packaging or packaging waste;

(c) land use planning or zoning systems except to the extent relating to Hazardous Materials or Waste;

(d) any tax, duty or levy imposed or calculated in relation to claims under paragraph 2.1(B);

(e) to the extent that any allowance, provision or reserve made for such fact, matter, event, circumstance or Tax Liability in the Accounts or the Closing Statements or the Tax Liability which has been noted in or was taken into account in the preparation of the Accounts or the Closing Statements, or to the extent that payment or discharge of the relevant matter has been taken into account therein.

6.2 In respect of any claim under paragraph 2.1(B) (Pre-Closing Environmental Conditions) and except in relation to paragraphs 8.1(ii) and 11(a), HSCC shall not be liable to the extent that the relevant claim would not have arisen but for, results from or is increased by Future Environmental Laws, provided that HSCC shall not be entitled to exclude, avoid or reduce its liability under this
Schedule 14A as a result of Future Environmental Laws which are no more onerous than Environmental Laws and references to Environmental Laws shall be interpreted accordingly.

6.3 Any reference to liability under Environmental Laws or Future Environmental Laws (as applicable) shall be deemed to include any contractual obligation by which the Purchaser is responsible for or to contribute to that liability, to the extent such obligation is in force and binding on the Purchaser at or prior to Closing or as the direct result of the transactions provided for in this Agreement.

Mitigation

7.1   The Purchaser shall mitigate any Environmental Losses under this Schedule
14A.

7.2 The Purchaser shall not be entitled to claim under paragraph 2.1(A) (Protected Matters) or 2.1(B) (Pre-Closing Environmental Conditions) in respect of Environmental Losses incurred in obtaining professional services in relation to the subject matter, conduct or validity of the claim during the period prior to making that claim in accordance with paragraph 3.5 above.

Disclosure To Governmental Authorities

8.1 Subject to paragraph 8.2 and 9, neither ICI, any member of ICI's Group nor the Purchaser shall disclose any information in relation to any matter which could reasonably be expected to be the subject of a claim under paragraph 2.1 to any Governmental Authority without the prior written consent of HSCC except following prior written notice to and consultation with HSCC in relation to sub-paragraphs (ii), (iii) and (iv) below:

(i) in an Emergency where, because of the circumstances it is impracticable to obtain the prior written consent of HSCC; or

(ii)  as required by law;

(iii) following the final determination by the expert under paragraph 13 (or earlier agreement between the parties) that there is a Significant Environmental Impact; or

(iv) in relation to Pre-Closing Compliance Issues but only insofar as these are issues of discharges to controlled waters or sewers or emissions to air following the final determination by the expert under paragraph 13 (or earlier agreement between the parties) that there is a high likelihood that a Governmental Authority would require the Purchaser to carry out Remedial Action at a cost in excess of (Pounds)100,000

      (excluding for these purposes the cost of Investigative Works (High Likelihood).

8.2 The notice referred to in paragraph 8.1 shall contain specific reasonable details of the matter proposed to be disclosed, the identity of the Governmental Authority and individual officers to whom the disclosure is to be made and the proposed manner and timetable for disclosure (including any documents or presentations or drafts of the same). HSCC shall be given 30 days (or such lesser period which allows compliance with the relevant law where paragraph 8.1(ii) applies) in which to review and comment on the proposals for disclosure and the Purchaser shall have regard to and incorporate the reasonable requests of HSCC in relation to the proposed disclosure.

8.3 In the event that HSCC withholds its consent to a disclosure in circumstances where the Purchaser notifies HSCC in writing that it is of the opinion that there is a Significant Environmental Impact or High Likelihood (as applicable) then the provisions of paragraph 13.1 shall apply.

8.4   In the event that such disclosure is made, the provisions of paragraph
9.4 and 9.6 below shall apply mutatis mutandis.

Claims Procedure

9.1 Upon the Purchaser becoming aware of a matter which could reasonably be expected to give rise to a claim for Environmental Losses under this Schedule 14A the Purchaser shall as soon as reasonably practicable thereafter notify HSCC by written notice. Without limiting the obligation of the Purchaser to comply with this paragraph 9.1, the purpose of such notice shall be to alert HSCC to the existence of the relevant matter in order that HSCC may decide to exercise its rights in relation to conduct and such notice shall (if the Purchaser wishes to proceed with a claim under this Schedule 14A) be accompanied by or followed by a notice under clause 3.5.

9.2 HSCC shall conduct any Environmental Proceedings or Remedial Action in respect of any matter which could reasonably be expected to become a claim under paragraph 2.1(A) (Protected Matters), unless the Purchaser (i) notifies HSCC in writing within a reasonable time thereafter, that it is in breach of paragraph
9.10 in circumstances which would result in any material Environmental Losses being incurred by the Purchaser which are not covered by a valid claim under this Schedule 14A and/or would materially adversely affect the value of the PO/MTBE Property or the goodwill or good name of the Purchaser in which event the Purchaser shall be entitled to have conduct but in any event such right of conduct shall immediately cease upon ICI disposing of its interest in the Purchaser at which time conduct shall immediately revert to HSCC. For the avoidance of doubt the provisions of paragraph 9.6 shall not apply to such conduct by HSCC of Environmental Proceedings or Remedial Action under this paragraph.

9.3 Subject to paragraph 9.10 below HSCC shall have conduct of all or any part of any Environmental Proceedings or the carrying out of any Remedial Action relating to or affecting any Pre-Closing Environmental Conditions as set out in paragraph 9.2 above.

9.4 The Purchaser shall promptly provide HSCC with such reports, documents, correspondence, information, assistance and facilities relating to any Environmental Proceedings or Remedial Action or other matter for which written notice has been given under paragraph 3.6 or 9.1 as HSCC may reasonably require the Purchaser to provide (including if required by HSCC reasonable access to any PO/MTBE Property or so far as practicable adjacent or affected property) except that nothing in this paragraph shall require any waiver of legal privilege or breach of any duty of confidentiality excluding any duty of confidentiality between the Purchaser and any consultant in respect of or relating to Environmental Proceedings or Remedial Action or other matter the subject of written notice under paragraph 9.1. Each party shall use its reasonable endeavours to avoid assuming any duty of confidentiality which would impede the efficient operation of this paragraph 9.

9.5 The Conduct Party shall be entitled to avoid, dispute, deny, defend, resist, appeal, compromise or contest any Environmental Proceedings, or any matter the subject of the relevant written notice (including, without limitation, making counterclaims or other claims against third parties in its own name) and to have the conduct of any Environmental Proceedings, and any related Remedial Action or appeals or other matter the subject of the relevant written notice but no admission of liability shall be made by or on behalf of the Conduct Party and the Environmental Proceedings or other matter the subject of written notice under paragraph 9.1 shall not be compromised, disposed of or settled without, in each case, the consent of the other party (such consent not to be unreasonably withheld or delayed and provided that such consent shall not be withheld where the relevant settlement or agreement satisfies the criteria in paragraph 4.2(ii) (including as to quantum of Environmental Losses) and has been reached in accordance with this paragraph 9);

9.6 The Conduct Party (where the Purchaser is the Conduct Party) shall use its reasonable endeavours to ensure that:

(i) the other party shall be informed promptly of any information which comes to the knowledge of the Conduct Party other than information which the Conduct Party reasonably considers to be immaterial to the Environmental Proceedings or any other matter the subject of the relevant written notice;

(ii) the other party shall be allowed a reasonable opportunity to review and to comment upon any material reports documents and correspondence to be prepared and provided by the Conduct Party to the other parties, or to any Governmental Authority hearing administering or involved in, any Environmental Proceedings or matter the subject of the relevant written notice under paragraph 9.1 and the Conduct Party shall have regard to the views of the other party on such reports, documents or correspondence;

(iii) the other party shall be provided with advance notice of and be allowed to attend and participate in any material site visit meeting or negotiation involving the Conduct Party (or any subsidiary of the Conduct Party) and any other parties to, or the Governmental Authority hearing, administering or involved in, any Environmental Proceeding or matter the subject of the relevant written notice under paragraph 9.1 and if it so requests and undertakes to pay for the reasonable cost of taking and providing such notes the other party shall be provided promptly with reasonably full and accurate but not verbatim notes of such visit meetings negotiations which it does not attend and participate in;

(iv) if the other party so requests, copies of all material correspondence and documents passing between the Conduct Party and other parties to the Environmental Proceedings or matter the subject of the relevant written notice under paragraph 9.1 or provided by the Conduct Party to the Governmental Authority hearing, administering or involved in the Environmental Proceedings or matter the subject of the relevant written notice under paragraph 9.1 shall be provided promptly to the other party;

(v) subject to the other party undertaking to pay the reasonable cost thereof detailed written reports shall be provided to the other party regarding the status and progress of any Environmental Proceedings or any other matter the subject of the relevant written notice under paragraph 9.1 as frequently and in such form and detail as the other party shall reasonably require;

(vi) the other party shall be provided with reasonable notice of any proposal by the Conduct Party or any third party (to the extent the Conduct Party is aware of such proposal) to undertake Remedial Action Provided that this obligation shall not apply in case of an Emergency;

(vii) any Remedial Action carried out by the Conduct Party or any contractor or subcontractor of the Conduct Party shall be carried out using all reasonable skill and care;

(viii) the other party shall be allowed to send such representatives as the other party may reasonably require to attend and inspect the carrying out of Remedial Action whilst they are being carried out Provided that such representatives shall not interfere with the proper undertaking of the Remedial Action or the operation of the relevant business or the activities of any third party;

(ix) where an environmental expert is to be appointed the Conduct Party shall consult with the other party and have regard to the other party's views on whom to appoint, the scope of the appointment and the terms and conditions of appointment.

9.7 Each party shall comply with the reasonable requests of the other for arrangements or procedures to maintain confidentiality or legal privilege in relation to any matters arising out of or relating to any Environmental Proceedings, Remedial Action or other matter the subject of written notice under paragraph 9.1.

9.8 The other party shall give the Conduct Party or its agents or contractors access to personnel, premises, chattels, documents and records as the Conduct Party may reasonably request and allow without limitation entry to premises to make such examination and investigations as the Conduct Party may consider necessary, the taking of samples, measurements, photographs and recordings of soil, air, water or substances and combinations of substances at any PO/MTBE Property, with the full co-operation of the other party, the interviewing of any person the Conduct Party has reasonable cause to believe to be able to give relevant information and the production of extracts, papers and records in relation to any matter which is or is likely to be the subject of a claim under paragraph 2.1.

9.9    The other party shall in a timely fashion:

(i) provide the Conduct Party with such information as it may reasonably require to enable it to assist in the conduct of Environmental Proceedings;

(ii) consult in good faith with the Conduct Party in relation to Environmental Proceedings; and

(iii) provide the Conduct Party with such material information as comes to the knowledge of the other party and which relates to the Environmental Proceedings.

9.10 Where HSCC has conduct of all or any part of Environmental Proceedings pursuant to paragraph 9.2 above, HSCC shall (subject to appropriate arrangements to maintain confidentiality and privilege):

(i) provide reasonably frequent and reasonably detailed reports to the other party regarding the progress of Environmental Proceedings or Remedial Action;

(ii) allow the other party a reasonable opportunity to review and comment in advance on proposals for Remedial Action;

(iii) develop in consultation with the other party, proposals for Remedial Action, having regard to HSCC's obligation at sub-paragraph (vi) below;

(iv) have regard to and incorporate the reasonable requests of the other party in relation to such Environmental Proceedings or Remedial Action (unless any such request of the other party would in excess of the cost of complying with (v) and (vi) increase the amount of the Purchaser's claim or the cost of the Remedial Action in excess of the cost of complying with (v) and (vi) in which case the Purchaser shall be liable to HSCC for any such increase in relation to such request which is accepted by HSCC);

(v) carry out Remedial Action in a proper and workmanlike manner and proceed with the same in a timely manner and with due diligence;

(vi) so far as reasonably practicable avoid or minimise interruption or disruption to the business carried on at any of the PO/MTBE Properties.

(vii) if so requested by the Purchaser (a) carry out any intrusive Investigative Works where and to the extent that the criteria in paragraph 11 are satisfied; and (b) make any disclosure where and to the extent that the criteria in paragraph 8 are satisfied. Any right of the Purchaser to claim under this Schedule 14A which would have arisen had the Purchaser retained conduct and carried out such work or made such disclosure shall not be adversely affected or reduced as a result of any unreasonable delay in complying with any such request (the assessment of reasonableness to take account of all relevant matters including the effect of any such delay on the Purchaser's claim under this Schedule 14A or the claim which the Purchaser would have had, but for such delay having regard to when the Purchaser might reasonably have been expected to have carried out such work or made such disclosure had the Purchaser retained conduct.

Standard of Works

10. The Purchaser shall not be entitled to claim under paragraph 2.1 in respect of the cost of carrying out Remedial Action except for the reasonable costs of such Remedial Action which are the minimum necessary:

(i) to comply with the Final notice, order or requirement of a Governmental Authority acting under Environmental Law or (in relation to Protected Matters) Future Environmental Law or a settlement or agreement under paragraph 4.2; or

(ii) to address the Emergency (which for the avoidance of doubt excludes anything other than such works as are necessary at the time of the Emergency to (a) remove the direct cause of, and (b) control the immediate effects of the Emergency).

Investigative Works

11. The Purchaser shall not be entitled to claim under paragraph 2.1 for any Investigative Works in relation to any Protected Matters or Pre-Closing Environmental Conditions except and to the extent that such Investigative Works:

(a) are specifically and lawfully ordered or required by the relevant Governmental Authority under law; or

(b) are carried out in accordance with paragraph 7 and 9 in relation to a matter where:

         (i)   a notice has been served under paragraph 3.6;

         (ii)  HSCC has not assumed conduct under paragraph 9;

         (iii) on the basis of the available information (prior to the relevant Investigative Works) there are reasonable grounds to believe that Significant Environmental Impact or High Likelihood may exist.

Statements

12. In the event of any circumstances arising which do or could reasonably be expected to give rise to a claim for Environmental Losses neither HSCC, the Purchaser, ICI nor any member of ICI's Group shall make any public statements (including, for the avoidance of doubt, any statement to any Governmental Authority, unless required by law or in an Emergency) regarding such circumstances without first discussing with the other party and reaching written agreement on the text of any such public statement before it is made, such agreement not to be unreasonably withheld or delayed by either party and without prejudice to paragraph 8.1.

Disputes

13.1   If any dispute arises between HSCC and the Purchaser as to:

(i)    whether or not an Emergency arose; or

(ii)   whether or not High Likelihood exists; or

(iii)  whether or not a Significant Environmental Impact has occurred,

the matter shall be referred for final determination in accordance with the Criteria, at the request of either the Purchaser or HSCC to an independent environmental consultant having experience relevant to the matter in dispute as agreed between the Purchaser and HSCC or in default of any such agreement within seven days of such request by the Purchaser or HSCC, nominated in accordance with the criteria set out below at the request of either the Purchaser or HSCC by or on behalf of the Chief Executive of the Environmental Auditors Registration Association or their equivalent in the relevant jurisdiction or, if he or she is unable to make a nomination within 28 days of the request made to him or her, by the President for the time being of the Chartered Institute of Arbitrators. Such independent environmental consultant shall act as an expert and not as an arbitrator and his fees and expenses shall be borne as he shall direct.

13.2 The criteria referred to and to be applied in the nomination of the independent environmental consultant shall be that he shall not have less than 10 years experience relevant to the matter in issue and he shall be a member of a company or firm which has been established for at least three years preceding the date of the nomination.

13.3 The said environmental consultant shall be offered the appointment within seven business days of the parties reaching agreement on the appointment or upon nomination by the Chief Executive of the Environmental

Auditors Registration Association or President of the Chartered Institute of Arbitrators as the case may be and he can only be dismissed by the mutual agreement of the Purchaser and HSCC. The said environmental consultant shall present his written determination within four weeks of his appointment or nomination or such longer period as the Purchaser and HSCC may mutually agree.

13.4 The terms of appointment of the environmental consultant will include a provision that neither the Purchaser nor HSCC will engage the environmental consultant or any consultancy firm with which he is associated after his nomination in relation to the relevant matter without the written consent of the other party.

13.5 The decision of the said environmental consultant in relation to the matters referred to in Clause 13.1 shall in the absence of manifest error be final and binding on the parties hereto.

Payment

14. Any sums for which either party is liable under this Schedule 14A shall be due and payable 30 days from the day following service of a proper invoice in accordance with this Agreement.

Further Protected Person

15.1   In this paragraph 15.1:-

Asset Transaction means the sale or other disposal of all or any part of the PO/MTBE Business after Closing or the sale or other disposal of all or any part of any PO/MTBE Property after Closing;

Further Protected Person means:

(i) in the context of an Asset Transaction, the new owner of the PO/MTBE Business or the relevant part of such business or of any PO/MTBE Property or part of it following the Asset Transaction; and

(ii) in the context of a Share Transaction, the entity which was the subject of the Share Transaction and also the person who has acquired the relevant shares interest in such entity;

       in either case not being a member of the HSCC Group;

Share Transaction means the sale or disposal of all or a controlling interest in the shares in an entity forming part of the PO/MTBE Business after Closing;

Transaction means an Asset Transaction or a Share Transaction, as applicable.

15.2 HSCC agrees that, in the event of a Transaction, the Purchaser shall be entitled in its sole discretion to claim under this Schedule 14A in respect of Environmental Losses of Further Protected Persons, as if such Further Protected Persons were Protected Persons, provided that this 15.2 shall cease to apply in relation to any Further Protected Person upon the occurrence of any subsequent Transaction, to the extent such subsequent Transaction relates to a Further Protected Person or to any PO/MTBE Property or part of it which was subject to the first Transaction.

15.3 It is a condition of any claim by the Purchaser in relation to Environmental Losses of a Further Protected Person that the Purchaser shall comply with and shall procure that each Further Protected Person shall comply with and in all respects be bound by paragraphs 3 to 14 of this Schedule 14A.

15.4 For the avoidance of doubt, no Further Protected Person shall acquire any right against HSCC by virtue of this paragraph 15 and this paragraph 15 shall not extend or increase HSCC's liabilities under this Schedule 14A.

                                  SCHEDULE 15

                               LOCAL CONDITIONS

The transfers referred to below shall be subject to the condition identified in respect of them or it and ICI, HSCC and the Purchaser shall use reasonable endeavours to procure the satisfaction of each such condition. Reference in this Schedule 15 to any transfer shall be deemed to include all proposed steps (as set out in Schedules 4 and 18) required or proposed to effect such transfer and shall, in the case of a transfer of shares or assets include (without limitation) where relevant the establishment of a new legal entity in the relevant jurisdiction:

(a) the transfer of the assets of ICI Argentina S.a.i.c. is subject to the approval of the General Inspection of Justice to the formation of a new company in Argentina and the approval of the Inspection of Corporations to the required asset transfer as a "going concern" or through a "spin-off" of the assets of ICI Argentina S.a.i.c. to an Argentine newco;

(b) the transfer of the shares in PT. ICI Indonesia is subject to the approval of the following authorities in Indonesia: the Badan Koordinasi Penanaman Modal, the Ministry of Justice, and the Ministry of Industry and Trade;

(c) the transfer of the shares in PT. ICI Indonesia is subject to all publications required to be made by Indonesian law having been duly made, no objections having been made by PT. ICI Indonesia's creditors and to the approval of the transfer by the shareholders of PT. ICI Indonesia;

(d) the transfer of the shares in ICI Mex SA de DV is subject to all required notifications to the National Foreign Investment Registry in Mexico having been made;

(e) the transfer of the shares in Arabian Polyol Company Ltd is subject to the approval of the shareholders and all relevant governmental authorities in Saudi Arabia, including (without limitation):

     (i) the Foreign Investment Committee at the Ministry of Industry and Electricity; and

     (ii)  the Ministry of Commerce; and

     the making of all necessary filings with the relevant Saudi authorities;

(f) the transfer of the shares in Tioxide Malaysia is subject to the approval of the Bank Negara Malaysia and the Ministry of International Trade and Industry in Malaysia and to the approval of the transfer by the shareholders of Tioxide Malaysia;

(g) the transfer of the assets of ICI Espana S.A. is subject to the prior approval of the Exchange Control Authorities in Spain;

(h) the transfer of the shares of Tioxide Europe S.A. is subject to the prior approval of the Exchange Control Authorities in Spain;

(i) the transfer of the assets of ICI Taiwan Ltd is subject to the prior approval of the Investment Commission of the Ministry of Foreign Affairs in Taiwan and all other necessary governmental or regulatory approvals;

(j) the transfer of the assets of ICI 1996 (Thailand) Ltd is subject to the prior approval of the Board of Investment and/or the Department of Commercial Registration (as appropriate) and the Industrial Estates Authority in Thailand (if required);

(k) the transfer of the shares in ICI Holland BV, ICI Polyurethanes (China) Holdings BV and Chemical Blending BV is subject to the relevant works council (ondernemingsraad) of ICI in The Netherlands having rendered its advice pursuant to section 25 of the Works Council Act (Wet op de Ondernemingsraden) and, if such advice is negative, no appeal having been lodged by the relevant works council with the Companies Chamber of the Amsterdam Court within one month after the date of such advice; and

(l) the transfer of the Olefins Manufacturing Business of ICI Chemicals and Polymers Limited is subject to the condition(s) precedent set out in clause
     3.1 of the Tripartite Agreement dated 30 June 1999 made between BP Chemicals Limited, ICI, HSCC, the Purchaser and HIC and others (other than the element of such condition(s) which requires Closing to have taken place or the closing meetings for Closing to have commenced and there being no reasonable prospect that Closing will not take place in order to be satisfied) having been fulfilled or waived.

                                  SCHEDULE 16

                               DELAYED CLOSINGS

1. Where any Delayed Company, Delayed Business or Delayed Assets have not been acquired by the relevant Designated Purchaser at Closing, the following provisions shall apply until they are acquired. The provisions of this Schedule 16 shall not apply to those of the Joint Venture Interests to which clause 16 applies which shall, in the event of a Delayed Closing in respect thereof, be dealt with in accordance with the provisions of that clause. The provisions of this Schedule 16 shall apply to those pre-Closing steps which are set out in
Schedule 18 and which are intended to be effected prior to Closing but which are not effected prior to Closing. In such circumstances, the parties to the pre-Closing step shall use all reasonable endeavours to effect the transfer and/or acquisition of the shares or assets by the same parties that were initially envisaged and companies to which such shares relate shall be treated as Delayed Companies (and the Current Parent of any such company (as identified in column 1 of Part II of Schedule 1) shall constitute a Share Selling Company) and such assets shall be treated as Delayed Assets (unless they comprise all of the assets of a Business Vendor which are required for a Local Business to continue to operate for all practical purposes in the manner in which it operated prior to Closing, in which case all the assets of that Business Vendor will not be transferred and such assets shall be treated as a Delayed Business for the purposes of this Schedule 16).

2. The relevant Share Selling Company or Business Vendor and the Purchaser shall continue to use all reasonable endeavours to effect the acquisition of any Delayed Shares, Delayed Business or Delayed Assets by the Designated Purchaser as soon as reasonably practicable including, without limitation, using all reasonable endeavours to obtain the consent or agreement of any third party which is required to the transfer of any Business Asset. For the avoidance of doubt, no Share Selling Company or Business Vendor shall be obliged to effect the transfer of any Delayed Shares, Delayed Business or Delayed Assets all the while such transfer would be in breach of any Regulatory Action.

3. The risk in any such Delayed Company, Delayed Business or Delayed Asset shall pass to the Designated Purchaser with effect from Closing. The relevant Share Selling Company or Business Vendor shall, if so requested by the Designated Purchaser, execute a declaration of trust pursuant to which it will hold the benefit of such Delayed Companies, Delayed Businesses or Delayed Assets on trust for the Designated Purchaser. The relevant Business Vendor or Share Selling Company shall account to that member of the

Purchaser's Group for all sums received, less any direct costs (not including management time) which relate to any Delayed Company, Delayed Business or Delayed Asset. If the benefit of it cannot be held on trust for the relevant member of the Purchaser's Group, the parties will use their respective reasonable endeavours to make such other arrangements between themselves to implement the transfer of the benefit of it as far as possible. During that period, the relevant Business Vendor or Share Selling Company shall comply with all reasonable requests of the relevant member of the Purchaser's Group in relation to such Delayed Company, Business or Asset. The Purchaser on behalf of the Designated Purchaser shall indemnify the relevant Business Vendor or Share Selling Company on an after Tax basis against all Costs (including Tax Liabilities) suffered or reasonably incurred by it in connection with such Delayed Company, Business or Asset, provided that the Purchaser shall not be obliged to indemnify the relevant Business Vendor or Share Selling Company in respect of its internal administrative costs, nor to indemnify it to the extent that the Costs are caused by the Business Vendor's or Share Selling Company's failure to comply with its obligations under this Schedule.

In the case of any Delayed Company or Delayed Business which is shown in
Schedule 6 as containing a systems house for the purposes of the Polyurethanes Business, without prejudice to its general obligation under clause 5 in relation to the operation of the business, the relevant Business Vendor or Company shall not purchase from any other supplier raw materials which are within the product range of the Purchaser's Group, save where the Purchaser's Group is unable to supply and, in the reasonable opinion of the relevant member(s) of ICI's Group, it is commercially sensible for it to purchase those raw materials from other sources in order for it to maintain its product range.

4. If the Designated Purchaser has not acquired any Delayed Company or Delayed Business, and the Purchaser has not been able to nominate a person who is able to acquire it, on or before the second anniversary of Closing, then the Purchaser shall be entitled to elect either:

(a) to require ICI to continue the arrangement then existing in relation to it on the same basis, in which case, in the case of an entity which is not a Systems House Entity, the Purchaser as agent for the relevant Designated Purchaser shall pay to ICI the sum resulting from the following calculation:

         1/4 of (          X        )x$2,426,550,000
                 -------------------
                 pounds962.6 million
     where x is the Value (as defined in clause 6.3) of the relevant Delayed Company or Delayed Business and, in the case of an entity which is a Systems House Entity, the sum which is one quarter of the value shown against that entity in Schedule 6. Any sum paid by the Purchaser pursuant to this paragraph 4(a) shall be by way of adjustment to the consideration that has been paid or transferred in respect of the relevant Delayed Company (or of its holding undertaking) or Delayed Business under Schedule 18 (in the case of any Delayed Company or Delayed Business which is a Schedule 18 Company or Schedule 18 Business) or, as the case may be, by way of adjustment to the Final Consideration payable in respect of the Sale Shares of the appropriate Delayed Company or the appropriate Business Assets (in the case of any Delayed Company or Delayed Business which is not a Schedule 18 Company or Schedule 18 Business);

(b) to terminate the existing arrangement then existing in relation to it, in which case:

       (i) such Delayed Company or Delayed Business shall from that time be excluded from the transaction contemplated by this Agreement and ICI shall pay the sum resulting from the following calculation to the Purchaser as agent for the relevant Designated Purchaser:

     y - (1/4 X         z
                ------------------- X $2,426,550,000)
                pounds962.9 million

             where y is the Fair Value of the relevant Delayed Company or Delayed Business and z is, in the case of an entity which is not a Systems House Entity, the Value of the relevant Delayed Company or Delayed Business and, in the case of an entity which is a Systems House Entity, the value shown against the entity in Schedule 6. Any sum paid by ICI pursuant to this paragraph 4(b)(i) shall be by way of adjustment to the consideration to be paid or transferred in respect of the relevant Delayed Company (or of its holding undertaking) or Delayed Business under Schedule 18 (in the case of any Delayed Company or Delayed Business which is a Schedule 18 Company or Schedule 18 Business) or, as the case may be, by way of adjustment to the Final Consideration payable in respect of the Sale Shares of the appropriate Delayed Company or the appropriate Business Assets (in the case of any Delayed

             Company or Delayed Business which is not a Schedule 18 Company or
             Schedule 18 Business);

       (ii) in the case of any Delayed Company, the Final Cash Balance and Final Financial Debt for that Company on the second anniversary of Closing shall be calculated (for which purpose references to the Closing Adjustments Date in the definitions of those terms shall be read as references to the second anniversary of Closing) and if:
             (aa) the Final Cash Balance as at the Closing Adjustments Date less the Final Financial Debt as at the Closing Adjustments Date (the Original Cash/Debt) is greater than the Final Cash Balance on the second anniversary of Closing less the Final Financial Debt on the second anniversary of Closing (the Return Cash/Debt) then the Purchaser as agent for the relevant Designated Purchaser shall pay the amount of the difference in dollars to ICI on behalf of the relevant Selling Company; or (bb) if the Return Cash/Debt is greater than the Original Cash/Debt, then ICI on behalf of the relevant Selling Company shall pay the amount of the difference in dollars to the Purchaser as agent for the relevant Designated Purchaser the difference; and

       (iii) in the case of any Delayed Company or Delayed Business, the Closing Working Capital in respect of it shall be calculated (again, treating any reference to the Closing Adjustments Date in the definition of that term as a reference to the second anniversary of Closing) and, if the resulting sum exceeds the Closing Working Capital for that Delayed Company or Delayed Business as at the Closing Adjustments Date, then ICI on behalf of the relevant Selling Company shall pay the amount of the difference in dollars to the Purchaser as agent for the relevant Designated Purchaser and, if the resulting sum is less than the Closing Working Capital for that Delayed Company or Delayed Business as at the Closing Adjustments Date, then the Purchaser as agent for the relevant Designated Purchaser shall pay the amount of the difference in dollars to ICI on behalf of the relevant Selling Company.

     ICI will then be entitled to retain such Delayed Company or Business and to conduct the relevant business, or to transfer it to any person selected by it in its absolute discretion.

5. If a Delayed Asset has not been transferred to a member of the Purchaser's Group within 3 months of Closing and the Purchaser considers in good faith that such Delayed Asset has a Fair Value of (Pounds)2.5 million or more, then it shall be entitled to serve a notice on the relevant Vendor with a view to requiring a rebate under this paragraph. If the relevant Vendor agrees that the Delayed Asset in question has a Fair Value of (Pounds)2.5 million or more, or if the Independent Firm determines the Fair Value to be (Pounds)2.5 million or more, then the Purchaser shall be entitled to require the relevant Vendor to pay the sum representing one quarter of that Fair Value to the Purchaser. If the relevant Delayed Asset is subsequently transferred to a member of the Purchaser's Group, then the Purchaser shall repay that sum to the relevant Vendor.

6. If any Delayed Asset has not been transferred to a member of the Purchaser's Group by the second anniversary of Closing, then the Purchaser shall be entitled to elect either:

(a) to require the relevant Vendor to continue the arrangement then existing in relation to that Delayed Asset on the same basis, in which case the Purchaser shall account to the relevant Vendor for the amount of any payment previously made in respect of such Delayed Asset pursuant to paragraph 5 above; or

(b) to terminate the arrangement then existing in relation to that Delayed Asset, in which case the relevant Vendor shall pay to the Purchaser the Fair Value of that Delayed Asset (or, if the Purchaser has previously required a payment to be made in respect of that Delayed Asset pursuant to paragraph 5 above, the Fair Value of that Delayed Asset less the amount of the payment pursuant to paragraph 5).

7. For the purposes of paragraphs 4(b), 5 and 6 above and clause 6.3(d), the Fair Value of a Delayed Company, Delayed Business or Delayed Asset shall be what would have been the open market value of the relevant Delayed Company, Delayed Business or Delayed Asset between a willing seller and a willing third party buyer (in the context of a disposal of the ICI Business or the PO/MTBE Business, as applicable) as at the Closing Date. Each of ICI and the Purchaser shall notify each other of what it considers in good faith to be the Fair Value of such Delayed Company, Delayed Business or Delayed Asset and they shall use reasonable endeavours to agree upon the Fair Value. If they have been unable to agree it within 10 Business Days, then either of them may refer the question of the valuation to the Independent Firm to certify the Fair Value. The Independent Firm shall determine the Fair Value within 15 Business Days of being so instructed. In doing so, it shall assume that the relevant Delayed Company, Delayed Business or Delayed Asset is capable of transfer. The parties shall provide the Independent Firm with all the information it reasonably requires in order to determine the Fair Value.

The Independent Firm shall act as an expert and not an arbitrator and its decision shall be final and binding on the parties. The relevant Vendor and the Purchaser shall bear the cost of obtaining the Independent Firm's valuation equally.

8. Pending completion of the acquisition of any Delayed Companies, Businesses or Assets by the Purchaser as agent for the Designated Purchaser, the relevant Share Selling Company or Business Vendor shall comply with all reasonable requests for information in relation to such Delayed Companies, Businesses or Assets to the extent that it is able to do so in compliance with all applicable laws and regulations.

9. On the Delayed Closing Date in respect of any Delayed Shares or Delayed Business, completion of the sale of such Delayed Shares or Delayed Business shall take place in accordance with clause 6 (and the provisions of clause 6 shall apply to such completion as if the Delayed Closing Date were the Closing
Date).

10. The Purchaser and the relevant Share Vendor or Business Vendor shall keep each other reasonably informed of matters within their knowledge which are reasonably likely to affect the other in relation to Companies and Local Businesses to which this Schedule applies. In particular, the Purchaser and the relevant Share Selling Company or Business Vendor shall inform the other of significant events known to them in relation to health and safety and environmental matters of such Companies and Local Businesses.

11. Where in respect of any Delayed Company, Delayed Business or Delayed Asset it is proposed that completion of its sale and purchase should take place after the Closing Date, the Purchaser and the relevant Share Selling Company or Business Vendor shall be entitled to amend any notifications given by them and to serve any notifications not previously given by them in relation to the sale and purchase which are, in each case, notifications required to be given a certain number of days or Business Days prior to the Closing Date, at any time prior to the date falling such number of days or Business Days prior to the date for which such completion is scheduled to take place as such notification is required to be given prior to the Closing Date.

12. Where all or a substantial part of the Business Assets in a particular jurisdiction owned by a Business Vendor have not been acquired at Closing, the relevant Vendor shall procure that the relevant Business Vendor holding such Business Assets shall from the Closing Date until the Delayed Closing Date in relation to those Business Assets establish (if not already established) and maintain separate books of account:

(i) corresponding to such part of the ICI Business or PO/MTBE Business, as the case may be, as is conducted by or on behalf of that Business Vendor using those Business Assets (the Acquired Business); and

(ii) corresponding to the other businesses of that Business Vendor,

and the books of account referred to in paragraph (i) are referred to in this Agreement as Purchaser Local Accounts and shall be maintained at the expense of the Acquired Business and the books of account referred to in paragraph (ii) are referred to in this Agreement as Business Vendor Local Accounts.

13. The Business Assets referred to in paragraph 12 above and the associated Assumed Liabilities shall be reflected in the Purchaser Local Accounts and all other assets and liabilities of such Business Vendor shall be reflected in the Business Vendor Local Accounts.

14. From the Closing Date until the Delayed Closing Date all such assets and liabilities (which shall include Tax assets and all Tax liabilities) and all such profits and losses of the Business Vendor to the extent they relate to the Acquired Business shall be reflected in the Purchaser Local Accounts. All other assets and liabilities and profits and losses of such Business Vendor shall be reflected in the Business Vendor Local Accounts. Without prejudice to clause 2.11, at Closing of the sale and purchase of the Delayed Business, the assets and liabilities and profits and losses reflected in the Purchaser Local Accounts shall be transferred to the Purchaser or as it may direct, for no additional consideration. From the Closing Date to the Delayed Closing Date and unless otherwise agreed by the relevant Vendor and the Purchaser, the Purchaser and the relevant Vendor shall procure that the assets, liabilities, profits and losses reflected in the Purchaser Local Accounts shall be used only for the purposes of the Acquired Business and assets, liabilities, profits and losses reflected in the Business Vendor Local Accounts shall be used only for purposes of the other businesses of the Business Vendor.

15. From the Closing Date until the Delayed Closing Date, any dividend or distribution declared, made or paid or any return of capital or repurchase or redemption of share capital of the Business Vendor made or any equivalent transactions in other jurisdictions and any other transaction in respect of the share capital of the Business Vendor shall be reflected in the Business Vendor Local Accounts.

16.  If at any time after the Closing Date but before the Delayed Closing Date:

(i) any asset is acquired or disposed of by the Business Vendor then, in either case, to the extent that such asset relates to the Acquired Business the acquisition or disposal shall be reflected in the Purchaser Local Accounts and to the extent that such asset does not so relate the acquisition or disposal shall be reflected in the Business Vendor Local Accounts; and

(ii) any liability (contingent or otherwise) is incurred by the Business Vendor or where any liability (contingent or otherwise) of the Business Vendor is satisfied, compromised or released then, in either case, to the extent that such liability relates to the Acquired Business the incurrence, satisfaction, compromise or release shall be reflected in the Purchaser Local Accounts and to the extent that such liability does not so relate the incurrence, satisfaction or release shall be reflected in the Business Vendor Local Accounts.

17. If at any time it appears to the Purchaser or the Vendors that there has been a misapplication of income, expenses, assets, credits or liabilities as between the relevant Purchaser Local Accounts and the relevant Business Vendor Local Accounts, the allocation to such accounts may be varied with the agreement of both the Purchaser and the relevant Vendor.

18. If the Purchaser and the relevant Vendor are unable to reach agreement as to the variation of the Purchaser Local Accounts or the Business Vendor Local Accounts in respect of any apparent misallocation, then either of the Purchaser or the relevant Vendor may by notice in writing to the other and the relevant Business Vendor require that any such allocation be varied so as to accord with a certificate (which shall be provided to the other at the same time as notice in writing is given) prepared by its auditors setting out the size and nature of the variation that is required to place the Purchaser Local Accounts and the Business Vendor Local Accounts in the position they would have been in if all allocations had been properly reflected in those accounts.

19. Within 10 Business Days of a certificate being provided to the relevant Vendor or the Purchaser in accordance with paragraph 18, such party may serve a notice on the other disputing the certificate, stating the reasons for such dispute and endorsed by its auditors, whereupon the matter shall be referred for determination to the Independent Firm who shall be instructed to notify both the relevant Vendor and the Purchaser of its determination and of the reasons for it within 10 Business Days of such referral. In making its determination the Independent Firm shall act as expert and not arbitrator and his determination shall, in the absence of manifest error, be final and binding and deemed to have been accepted and approved by the relevant Vendor and the Purchaser. The fees and costs of the Expert incurred under this paragraph shall be paid as to one-half by the relevant Vendor and one-half by the Purchaser unless otherwise directed by the Independent Firm (who shall have the authority to make such direction if it deems it equitable).

20. The Purchaser Local Accounts and the Business Vendor Local Accounts shall be prepared on the basis and in accordance with the principles, policies, procedures, methods and practices of accounting set out in the relevant Vendor's accounting manual and using month ends and reporting timetables of the relevant Vendor's Group and no member of the relevant Vendor's Group (except for employees of the relevant Business Vendor engaged in the Acquired Business) shall be responsible for preparing accounts in relation to the Acquired Business to meet the requests of the Purchaser's Group other than such Purchaser Local Accounts. The cost of preparing the Purchaser Local Accounts shall be for the account of the Acquired Business.

21. The Purchaser shall not be entitled to access to the Business Vendor Local Accounts. The Purchaser's auditor shall be entitled to reasonable access to the Business Vendor Local Accounts for the purposes only of determining whether or not there has been any misallocation of income, expenses, assets, credits or liabilities as between the Purchaser Local Accounts and Business Vendor Local Accounts in accordance with paragraph 16 or for preparing accounts in relation to the Acquired Business required by the Purchaser subject to such auditor executing a confidentiality undertaking to the reasonable satisfaction of the relevant Vendor.

22. The Vendors shall take reasonable steps, insofar as they are able, to keep confidential all confidential information in relation to any Delayed Company or Business including, without limitation, from other members of the relevant Vendor's Group and, in the case of Delayed Businesses, from employees of the Business Vendor who are not employed in relation to the ICI Business or the PO/MTBE Business, as the case may be, except where it is reasonably necessary for such employees to have access to such information. For the purposes of this paragraph, actions or omissions of employees of any such Company or Business Vendor (where such employees are engaged in relation to the Delayed Business) shall not constitute actions or omissions of the relevant Vendor. This paragraph shall not operate to restrict or prevent information being made available where this is required by any law, regulatory authority or securities exchange in any jurisdiction or by the relevant Vendor's auditors in connection with the preparation of accounts for any member of the relevant Vendor's Group and, in such circumstances, the Purchaser shall take all steps reasonably requested by the relevant Vendor to ensure that information is made available provided that, in any such case, such information is made available (to the extent practicable) subject to an obligation to use it only for the purposes of such requirements and subject to a duty of confidentiality.

23. Subject to clause 5.3, between the Closing Date and the relevant Delayed Closing Date, the Vendors shall take no steps which would result in any Delayed Companies and Delayed Businesses carrying on business otherwise than in the ordinary course. Subject to clause 5.3 in particular (but without prejudice to the generality of the foregoing), the Vendors shall take no steps between the Closing Date and the relevant Delayed Closing Date which would result in the acts or matters specified in clause 5.4 occurring in relation to the relevant Delayed Company or Delayed Business without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed). For the purposes of this paragraph, steps taken by employees of either the ICI Business or the PO/MTBE Business, as the case may be, shall not constitute steps taken by the Vendors.

                                  SCHEDULE 17

                                    Part I

                                The Properties

-----------------------------------------------------------------------------------------------------
Property Address                        Interest           Legal Owner of        Transferred
                                                           relevant Interest     Property
                                                                                 Yes/No
-----------------------------------------------------------------------------------------------------
POLYURETHANES BUSINESS
-----------------------------------------------------------------------------------------------------
Everslaan 45 B 3078 Everberg Belgium    Freehold           ICI Europe Ltd        No
-----------------------------------------------------------------------------------------------------
Polyurethanes Wilton facility PO        Freehold           ICI C&P Limited       Yes
Box 90 Middlesborough Cleveland
England - shown on agreed Plan 1
-----------------------------------------------------------------------------------------------------
Polyurethanes Wilton facility PO        Leasehold          ICI Plc               Yes
Box 90 Middlesborough Cleveland
England - shown on agreed Plan 1
-----------------------------------------------------------------------------------------------------
Polyurethanes Shepton facility          Freehold           ICI Plc               Yes
Hitchin Lane Shepton Mallet
Somerset England
-----------------------------------------------------------------------------------------------------
Polyurethanes Rozenburg facility        Leasehold          ICI Holland BV        No
Rotterdam Holland
-----------------------------------------------------------------------------------------------------
Betriebsstatte der Deutsche ICI         Freehold           Deutche ICI GmbH      Yes
Land Au 30 94469 Deggendorf Germany
-----------------------------------------------------------------------------------------------------
Polyurethanes Ternate facility          Freehold           ICI Italia SpA        Yes
Ternate Italy
-----------------------------------------------------------------------------------------------------
9156 Highway 75 PO Box 517 Geismar      Freehold           Rubicon Inc           No
Louisiana USA
-----------------------------------------------------------------------------------------------------
9156 Highway 75 PO Box 517 Geismar      Freehold           ICI Americas Inc      Yes
Louisiana USA
-----------------------------------------------------------------------------------------------------
Undeveloped land in vicinity of         Freehold           ICI Americas Inc      Yes
Polyurethanes Geismar facility
Geismar Louisiana USA
-----------------------------------------------------------------------------------------------------
286 Mantua Grove Road West Deptford     Freehold           ICI Americas Inc      Yes
New Jersey 08066 USA
-----------------------------------------------------------------------------------------------------
6555 15 Mile Road Sterling Heights      Leasehold          ICI Americas Inc      Yes
Michigan USA
-----------------------------------------------------------------------------------------------------
Auburn Hills USA                        Leasehold/         ICI Americas Inc      Yes
                                        Agreement for
                                        lease
-----------------------------------------------------------------------------------------------------
Suite 1037 8201 Greensboro Drive        Leasehold          ICI Americas Inc      Yes
McClean Virginia USA
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Property Address                        Interest           Legal Owner of        Transferred
                                                           relevant Interest     Property
                                                                                 Yes/No
-----------------------------------------------------------------------------------------------------
2795 Slough Street Peel County          Leasehold          ICI Canada Inc        Yes
Missisauga Canada
-----------------------------------------------------------------------------------------------------
Polyurethanes Cartegna facility and     Freehold           ICI Columbia SA       Yes
adjoining vacant land Cartegna
Columbia
-----------------------------------------------------------------------------------------------------
Rio Lerma 32 Fraccionamiento            Freehold           ICI Mex Sa de DV      No
Industrial Tlazcolpan CP 54030
Edo. de Mexico
-----------------------------------------------------------------------------------------------------
Reconquista 2780  1617 El Talar de      Leasehold          ICI Argentia Saic     Yes
Pacheco Buenos Aires Argentina
-----------------------------------------------------------------------------------------------------
Laboratory at Av. dos Estatos 4826      Leasehold          ICI Brasil Quimca     Yes
parte Santo Andre Brazil                                   Ltda
-----------------------------------------------------------------------------------------------------
Unused RDC premises Singapore           Leasehold          ICI Polyurethanes     No
                                                           (Asia Pacific) Pte
                                                           Ltd
-----------------------------------------------------------------------------------------------------
452 Wenjing Road Minhang Economic &     Leasehold          ICI Polyurethanes     No
Technical Development Zone                                 (China) Ltd
Shanghai China
-----------------------------------------------------------------------------------------------------
G/F Zhong Sui An Tai Building Bao       Leasehold          ICI Polyurethanes     No
Shi Road Guanzhou Economic &                               (China) Ltd
Development District Guanzhou
51030 China
-----------------------------------------------------------------------------------------------------
Man Po offices, Shanghai, China         Leasehold          ICI Polyurethanes     No
                                                           (Asia Pacific) Ltd
-----------------------------------------------------------------------------------------------------
303 moo 3 Bangpoo Industrial Estate     Leasehold          ICI 1996 Thailand     No
Sukhumvit Road Sumutprakam 10280                           Limited
Thailand
-----------------------------------------------------------------------------------------------------
No. 19 Industrial 3rd Road Kuan Yin     Paid up            ICI Taiwan Ltd        Yes
County Taoyuan 328 Taiwan               lease/licence
                                        with option to
                                        call for
                                        freehold
                                        transfer,
                                        subject to
                                        local law
                                        requirements
-----------------------------------------------------------------------------------------------------
Avda. de la Granvia 179, 08908          Leasehold          ICI Espana            Yes
L'Hospitalet Barcelona Spain
-----------------------------------------------------------------------------------------------------
RELEVANT
PETROCHEMICALS BUSINESS
-----------------------------------------------------------------------------------------------------
Paraxylene V Plant at Wilton Works      Freehold           ICI C&P Limited       Yes
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Property Address                        Interest           Legal Owner of        Transferred
                                                           relevant Interest     Property
                                                                                 Yes/No
-----------------------------------------------------------------------------------------------------
Wilton Redcar and Cleveland
England (shown on Agreed Plan 2)
-----------------------------------------------------------------------------------------------------
Aromatics Plant at North Tees Works     Leasehold          ICI C&P Limited       Yes (grant of pie
Stockton-on Tees England (shown on                                               crust lease)
Agreed Plan 3)
-----------------------------------------------------------------------------------------------------
Saltholme Brine Reservoirs at           Freehold           ICI C&P Limited       Yes
Saltholme Stockton-on-Tees England
(shown on Agreed Plan 4)
-----------------------------------------------------------------------------------------------------
No. 4 and No. 6 Brinefields at Seal     Freehold           ICI C&P Limited       Yes
Sands Stockton-on-Tees England
(shown on Agreed Plan 5)
-----------------------------------------------------------------------------------------------------
Parts of the Salt Mines at              Leasehold          ICI C&P Limited       Yes
Billingham England
-----------------------------------------------------------------------------------------------------
North Tees Works Stockton-on-Tees       Leasehold          ICI C&P Limited       Yes (grant of pie
England (shown on Agreed Plan 6)                                                 crust lease)
-----------------------------------------------------------------------------------------------------
Boat Jetty and Jetties Nos. 1, 2 &      Leasehold          ICI C&P Limited       Yes
3 North Tees Works
Stockton-on-Tees England
-----------------------------------------------------------------------------------------------------
OLEFINS MANUFACTURING BUSINESS
-----------------------------------------------------------------------------------------------------
1.  Olefins 6 Plant at Wilton           Freehold           Lion C&P Limited      Yes
    Works, Wilton, Redcar and
    Cleveland, England
-----------------------------------------------------------------------------------------------------
2.  Butadiene Storage, Ethylene         Freehold           Lion C&P Limited      Yes
    Control and Olefins 5 Plant at
    Wilton Works, Wilton, Redcar and
    Cleveland, England
-----------------------------------------------------------------------------------------------------
3.  Central Control Area, Wilton        Freehold           Lion C&P Limited      Yes
    Works, Wilton, Redcar and
    Cleveland, England
-----------------------------------------------------------------------------------------------------
4.  Brine Reservoirs to the south       Freehold           Lion C&P Limited      Yes
    of Wilton Works, Wilton, Redcar
    and Cleveland, England
-----------------------------------------------------------------------------------------------------
5   Lima Compound 8                     Freehold           Lion C&P Limited      Yes
-----------------------------------------------------------------------------------------------------
Note: Properties 1-5 are comprised in a transfer in agreed form
-----------------------------------------------------------------------------------------------------
Part of Teesport Works, Redcar and      Leasehold          Lion C&P Limited      Yes (grant of
Cleveland, England (shown edged                                                  underlease of
and cross-hatched red on agreed                                                  part)
plan OM1)
-----------------------------------------------------------------------------------------------------
Part of North Tees Works, Stockton      Leasehold          Lion C&P Limited      Yes (grant of
on Tees, England (shown edged and                                                piecrust lease)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Property Address                        Interest           Legal Owner of        Transferred
                                                           relevant Interest     Property
                                                                                 Yes/No
-----------------------------------------------------------------------------------------------------
shown cross-hatched red on agreed
plan OM2)
-----------------------------------------------------------------------------------------------------
Jetty A, North Tees Works, Stockton     Leasehold          Lion C&P Limited      Yes
on Tees, England
-----------------------------------------------------------------------------------------------------
Easement rights in relation to          Freehold/          Lion C&P Limited      Yes
Trans Pennine Ethylene Pipeline         Leasehold
(excludes Hill House Spur)
-----------------------------------------------------------------------------------------------------
Easement rights in relation to          Freehold/          Lion C&P Limited      Yes
Wilton - Grangemouth Ethylene           Leasehold
Pipeline
-----------------------------------------------------------------------------------------------------
Ethylene Conditioning Compound,         Freehold           [ICI C&P Limited]     Yes
Lostock, Cheshire (shown on agreed
plan OM3)
-----------------------------------------------------------------------------------------------------
Compound 38, Wilton Works, Wilton       Freehold           ICI C&P Limited       Yes
-----------------------------------------------------------------------------------------------------
No. 2 Process Office, Wilton Works      Leasehold          ICI C&P Limited       Yes (underlease
                                                                                 of part)
-----------------------------------------------------------------------------------------------------
Ethylene Pipeline Garage, Wilton        Leasehold          ICI C&P Limited       Yes
-----------------------------------------------------------------------------------------------------
Offices and Store at                    Leasehold          ICI C&P Limited       New lease
Castner-Kelner, Cheshire
-----------------------------------------------------------------------------------------------------
Wilton Centre Offices                   Licence            ICI C&P Limited       Assignment or
                                                                                 sub-licence
-----------------------------------------------------------------------------------------------------
Easement rights in relation to          Freehold/          ICI C&P Limited       Yes
Trans Pennine Ethylene Pipeline         Leasehold
(Runcorn to Holford Spur and Shell
Interchange)
-----------------------------------------------------------------------------------------------------
TIOXIDE BUSINESS
-----------------------------------------------------------------------------------------------------
Factory at Tees Road Greatham           Freehold           Tioxide Europe        No
England                                                    Limited
-----------------------------------------------------------------------------------------------------
East and West Sites Billingham          Freehold           Tioxide Europe        No
England                                                    Limited
-----------------------------------------------------------------------------------------------------
Factory at Pyewipe Road Grimsby         Freehold           Tioxide Europe        No
England                                                    Limited
-----------------------------------------------------------------------------------------------------
Healing Cress Beds Grimsby England      Freehold           Tioxide Europe        No
                                                           Limited
-----------------------------------------------------------------------------------------------------
Nettleton Bottom Quarry Caistor         Freehold           Tioxide Europe        No
England                                                    Limited
-----------------------------------------------------------------------------------------------------
Land at North Killingholme England      Freehold           Tioxide Europe        No
                                                           Limited
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Property Address                        Interest           Legal Owner of        Transferred
                                                           relevant Interest     Property
                                                                                 Yes/No
-----------------------------------------------------------------------------------------------------
Strip of land on banks of the River     Leasehold          Tioxide Europe        No
Humber England                                             Limited
-----------------------------------------------------------------------------------------------------
Gypsum Store at Ownby England           Leasehold          Tioxide Europe        No
                                                           Limited
-----------------------------------------------------------------------------------------------------
Lincoln House 137-143 Hammersmith       Leasehold          Tioxide Group         No
Road London England                                        Limited
-----------------------------------------------------------------------------------------------------
No 3 & 4 of first floor 748/754         Leasehold          Tioxide Europe        No
Wilmslow Road Didsbury England                             Limited
-----------------------------------------------------------------------------------------------------
Land at Yarm Back Lane Carlton          Freehold           Tioxide Europe        No
England                                                    Limited
-----------------------------------------------------------------------------------------------------
49 Bargate Grimsby England              Freehold           Tioxide Europe        No
                                                           Limited
-----------------------------------------------------------------------------------------------------
Factory at 1 Rue des Garennes 62102     Freehold           Tioxide Europe SA     No
Calais France
-----------------------------------------------------------------------------------------------------
Land in the North East of Calais        Freehold           Tioxide Europe SA     No
France
-----------------------------------------------------------------------------------------------------
Depot in Calais France                  Leasehold          Tioxide Europe SA     No
-----------------------------------------------------------------------------------------------------
Office at C van Kerckhovenstraat        Leasehold          TESA/ NV              No
110 BUS 203 2880 Bornem Belgium
-----------------------------------------------------------------------------------------------------
Office at s-402 23 Gothenburg Sweden    Leasehold          TEAB                  No
-----------------------------------------------------------------------------------------------------
Factory at Kawasan Industri Teluk       State concession   Tioxide Malaysia      No
Kalong 24000 Chukai Kemaman             lease
Terengganu Malaysia
-----------------------------------------------------------------------------------------------------
5th floor Wisma Avon 13A Jalan 219      Leasehold          Tioxide Malaysia      No
46100 Selangor Darul Ehsan
Petaling Jaya Malaysia
-----------------------------------------------------------------------------------------------------
Office at Kultur Sitesi Camlik Yolu     Leasehold          TET                   No
Sokak E1 Daire 2 Etiler 80600
Istanbul Turkey
-----------------------------------------------------------------------------------------------------
Factory at Loc Casome Scarlino          Part Freehold/     TESRL                 No
Grosseto Italy                          Part State
                                        concession
-----------------------------------------------------------------------------------------------------
Sales office in Milan Italy             Leasehold          TESRL                 No
-----------------------------------------------------------------------------------------------------
Factory at Sub L of 33 Umlazi           Freehold           TSA                   No
Native Location No 4676
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Property Address                        Interest           Legal Owner of        Transferred
                                                           relevant Interest     Property
                                                                                 Yes/No
-----------------------------------------------------------------------------------------------------
Umbogintwini South Africa
-----------------------------------------------------------------------------------------------------
69 Plots of vacant land in              Leasehold          TSA                   No
Kwamakhuta Township South Africa
-----------------------------------------------------------------------------------------------------
Office at Am Brull 17 D-40878           Leasehold          TEG                   No
Ratingen Germany
-----------------------------------------------------------------------------------------------------
Factory at Poligano Industrial          Freehold           TES                   No
Nuevo Porto Palos de la Frontera
Huelva Spain
-----------------------------------------------------------------------------------------------------
Part of factory at Poligano             Leasehold          OL                    No
Industrial Nuevo Porto Palos de la
Frontera Huelva Spain
-----------------------------------------------------------------------------------------------------
Warehouse at Docks Levante Carni        Leasehold          TES                   No
Real de Madrid Km234 46469
Beniparrel Valencia Spain
-----------------------------------------------------------------------------------------------------
Warehouse at Transportes Francisco      Leasehold          TES                   No
Bermejo C/Plomo No.3 28045 Madrid
Spain
-----------------------------------------------------------------------------------------------------
Warehouse at Credito & Docks            Leasehold          TES                   No
Poligano Industrial Manso Mateu
08820 El Prat do Llobregat
Barcelona Spain
-----------------------------------------------------------------------------------------------------
Warehouse at Doman Barrio Juncal        Leasehold          TES                   No
S/N Aparcavisa 48510 Valle de
Trapaga Bilbao Spain
-----------------------------------------------------------------------------------------------------
Sales office at Renta Inmobiliaria      Leasehold          TES                   No
SA c/Orense 34-7a 28020 Madrid
Spain
-----------------------------------------------------------------------------------------------------
Warehouse at Palos de la Frontera       Leasehold          OL                    No
Spain
-----------------------------------------------------------------------------------------------------
Factory 1690 & 1694 Marie-Victorin      Freehold           Tioxide Canada        No
Boulevard Tracy Quebec Canada                              Inc
-----------------------------------------------------------------------------------------------------
Land at Lot 708-102 of the official     Freehold           Tioxide Canada        No
cadastre of the Parish of                                  Inc
Notre-Dame-de-la-Nativite-de
Becancour and Lot 879-10 of the
Official Cadastre of the Parish of
Saint-Edouard-de-Gentilly Canada
-----------------------------------------------------------------------------------------------------
9999 Cavendish Boulevard Ville St.      Leasehold          Tioxide Canada        No
Laurent Canada                                             Inc
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Property Address                        Interest           Legal Owner of        Transferred
                                                           relevant Interest     Property
                                                                                 Yes/No
-----------------------------------------------------------------------------------------------------
350 Burnhamthorpe Road West Suite       Leasehold          Tioxide Canada        No
210 Mississagua Canada                                     Inc
-----------------------------------------------------------------------------------------------------
2001 Butterfield Road Suite 601         Leasehold          Tioxide Americas      No
Downers Grove Illinois 1660515 USA                         Inc
-----------------------------------------------------------------------------------------------------
Plant Site (known as Farquhar Heirs     Freehold           Louisiana Pigment     No
Property) Northwest quarter of the                         Corporation
Northeast Quarter of Section 17,
Township 10 South, Range 9 West,
Calcasleu Parish Louisiana USA
-----------------------------------------------------------------------------------------------------
Landfill Site (known as Relly-Pujo      Freehold           Louisiana Pigment     No
"Rose-Bluff" property) Tract of                            Corporation
land in Section 17, Township 10
South, Range 9 West, Calcasleu
Parish Louisiana USA
-----------------------------------------------------------------------------------------------------
Administrative Building and parking     Freehold           Louisiana Pigment     No
lot site (known as Pelly-Pujo 20                           Corporation
acres) East 20 Acres of the
Northwest quarter of the Northeast
Quarter of Section 17, Township 10
South, Range 9 West, Calcasleu
Parish Louisiana USA
-----------------------------------------------------------------------------------------------------
Mitigation property site (known as      Freehold           Louisiana Pigment     No
Heinen Property) the East half of                          Corporation
the Northeast Quarter of Section
25, Township 9 South, Range 13
West, lying south of the Sabine
River Diversion Canal less a tract
containing approximately 3 acres
Louisiana USA
-----------------------------------------------------------------------------------------------------
Landfill/Parking lot (City of           Leasehold          Louisiana Pigment     No
Sulphur Lease USA                                          Corporation
-----------------------------------------------------------------------------------------------------
Ore Storage facility (Lake Charles      Leasehold          Louisiana Pigment     No
Harbour Lease) USA                                         Corporation
-----------------------------------------------------------------------------------------------------
Brimstone Rentals Lease USA             Leasehold          Louisiana Pigment     No
                                                           Corporation
-----------------------------------------------------------------------------------------------------
PO/MTBE BUSINESS
-----------------------------------------------------------------------------------------------------
PO/TBA Pilot Plant Facility Travis      Leasehold          HSCC                  Yes
Texas USA
-----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Property Address                              Interest                                  Legal Owner of            Transferred
                                                                                        relevant Interest         Property
                                                                                                                  Yes/No
------------------------------------------------------------------------------------------------------------------------------------
PO/MTBE Plant Port Neches                     Freehold/cotenancies in cogeneration      HSCC                      Yes
Jefferson County Texas USA                    wastewater treatment plants and SK
                                              substation
------------------------------------------------------------------------------------------------------------------------------------

                                    Part II
                              Excluded Properties

------------------------------------------------------------------------------------------------------------------------------------
Property Address                                             Tenure                                 Legal Owner
------------------------------------------------------------------------------------------------------------------------------------
POLYURETHANES BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
Disused plant and site at Hillhouse England                  Not available                          ICI PLC
------------------------------------------------------------------------------------------------------------------------------------
Wilton Centre Wilton England                                 Not available                          ICI C&P Limited
------------------------------------------------------------------------------------------------------------------------------------
Sales office Bogata Columbia                                 Freehold                               ICI Colombia SA
------------------------------------------------------------------------------------------------------------------------------------
Office rented by ICI Colombia SA in Venezuela                Not available                          ICI Colombia SA
------------------------------------------------------------------------------------------------------------------------------------
Sales office Sao Paulo Brazil                                Leasehold                              ICI Brasil Quimica Ltda
------------------------------------------------------------------------------------------------------------------------------------
San Lorenzo blending facility Argentina                      Not available                          ICI Argentina Saic/Du Real
------------------------------------------------------------------------------------------------------------------------------------
ICI plant at Moterrey Mexico                                 Leasehold                              ICI Mex SA de CV
------------------------------------------------------------------------------------------------------------------------------------
Wakaguri 1372-1 Ami-machi Inashiki-gun Ibaraki Oref          Not available                          ICI Japan Ltd
 300-0333 Tokyo Japan
------------------------------------------------------------------------------------------------------------------------------------
Land at Vilvoorde, Belgium                                   Not available                          Not available
------------------------------------------------------------------------------------------------------------------------------------
RELEVANT PETROCHEMICALS BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
Wilton Centre Wilton England                                 Not available                          ICI C&P Limited
------------------------------------------------------------------------------------------------------------------------------------
Reversionary interest in Pie Crust Leases                    Freehold                               ICI C&P Limited
------------------------------------------------------------------------------------------------------------------------------------
Olefins Land Wilton England                                  Freehold                               ICI C&P Ltd
------------------------------------------------------------------------------------------------------------------------------------
TIOXIDE BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
Former EA West Site Derby England                            Freehold                               Tioxide Europe Limited
------------------------------------------------------------------------------------------------------------------------------------
West Field Grimsby (shown for identification edged           Freehold                               Tioxide Europe Limited
 black on agreed plan 7) England
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Property Address                                             Tenure                                 Legal Owner
------------------------------------------------------------------------------------------------------------------------------------
GENERALLY
------------------------------------------------------------------------------------------------------------------------------------
The Sales Offices                                            Various                                Various
------------------------------------------------------------------------------------------------------------------------------------

                                   Part III
                               The Sales Offices

Such of the national selling offices as are used by the following companies in the following jurisdictions as agent, support or other service provider for the Polyurethanes, Relevant Petrochemicals and (as the case may be) Tioxide
Businesses:

     ---------------------------------------------------------------------------
     ICI International Limited           Russia (Moscow/St. Petersburg)
                                         Ukraine (Kiev)
                                         Rumania (Bucharest)
                                         Bulgaria (Sofia)
                                         Yugoslavia (Belgrade)
                                         Slovenia (Ljubnia)
                                         Croatia (Zargreb)
     ---------------------------------------------------------------------------
     ICI Polska Sp.Z00                   Poland
     ---------------------------------------------------------------------------
     ICI Czechoslovakia Sro              Czech Republic
     ---------------------------------------------------------------------------
     ICI Slovakia Sro                    Slovakia
     ---------------------------------------------------------------------------
     ICI Hungary Kft                     Hungary
     ---------------------------------------------------------------------------
     ICI Korea Ltd                       Korea
     ---------------------------------------------------------------------------
     ICI Singapore Private Ltd           Singapore
     ---------------------------------------------------------------------------
     ICI Japan Ltd                       Japan
     ---------------------------------------------------------------------------
     ICI (Malaysia) Holdings Sdn Bhd     Malaysia
     ---------------------------------------------------------------------------
     ICI China Ltd                       Hong Kong
     ---------------------------------------------------------------------------
     ICI France SA                       France
     ---------------------------------------------------------------------------
     ICI Norden                          Sweden

                                         Finland
     ---------------------------------------------------------------------------
                                         Norway
     ---------------------------------------------------------------------------
     ICI Switzerland AG                  Switzerland
     ---------------------------------------------------------------------------
     ICI Israel                          Israel
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     ICI National Starch                 Thailand
     ---------------------------------------------------------------------------
     ICI Vietnam                         Vietnam
     ---------------------------------------------------------------------------

                                    Part IV
             Provisions for the transfer of Transferred Properties

Definitions

1.1 In this Schedule the following expressions shall bear the following meanings:

agreed plan means any one plan forming part of the agreed volume of plans.

agreed volume of plans means the bundle of plans initialled for identification purposes by the parties hereto.

Excluded Properties means the interests and/or estates of the relevant Companies or Business Vendors in the properties referred to in Part II of this Schedule and Excluded Property shall be construed accordingly.

Material US Properties means the ICI Americas Inc. owned Properties at Geismar Louisiana and West Deptford New Jersey, the HSCC leased Property at Travis Texas and the HSCC owned Property at Port Neches Jefferson County Texas.

Retained Business means the Business of the Retained Group.

Sales Offices means the properties referred to in Part III of this Schedule.

Transferred Property Approval means, in relation to any Transferred Property, the consent, waiver, approval or acquiescence of any landlord or other third party required for the underlease of the Transferred Property to the Designated Purchaser;

Transferred Property Consent means, in relation to any Transferred Property, the consent, waiver, approval or acquiescence of any landlord or other third party required for the transfer of the whole or any part of the Transferred Property to the Designated Purchaser;

1.2 In Part VII of this Schedule a reference to the property shall be a reference to the Property to which the relevant paragraph refers.

Matters to which the sale is subject

2. The Transferred Properties are sold subject to and (where appropriate) with the benefit of the following matters (other than liens and encumbrances securing financial charges):

(A) all local land charges and all matters capable of registration as local land charges;

(B) all notices served and orders, demands, proposals or requirements made by any local or other competent authority;

(C) all exceptions and reservations, all rights of way, water, light, air or other rights, easements, quasi-easements, servitudes, wayleaves and other encumbrances (whether constituted in the title deeds or otherwise) and third party rights of possession or occupation;

(D) in the case of a Transferred Property which is leasehold, the covenants, obligations and conditions on the part of the lessee contained in the lease;

(E) in the case of a Transferred Property which is affected by any lettings in favour of third parties (Transferred Property Lettings), the covenants, obligations and conditions on the part of the relevant Business Vendor in the Transferred Property Lettings and the other terms and conditions therein;

(F) the liens encumbrances and other matters described in the Disclosure Letter; and

(G)  the Permitted Encumbrances.

Vacant possession

3. Each Transferred Property is sold subject to the Transferred Property Lettings and the other matters set out in paragraph 2 above but otherwise with vacant possession of the whole at Closing.

Title

4.1 Subject to obtaining Transferred Property Consents or Transferred Property Approvals the relevant Business Vendor shall transfer the Transferred Properties to the relevant Designated Purchaser in accordance with clause 2 and the remaining terms of this Schedule on the Closing Date.

4.2 Each Designated Purchaser shall accept the title of the Business Vendor to each of the relevant Transferred Properties at Closing and shall raise no objection or requisition thereto.

Property consents

5.1 This paragraph and paragraph 6 applies to those Transferred Properties in relation to which a Transferred Property Consent is required for the sale, transfer or (as the case may be) assignment to the Designated Purchaser and if such Transferred Property Consent remains to be obtained as at Closing this paragraph shall continue to apply until the relevant Transferred Property Consent shall have been obtained or until this Agreement shall cease to apply to such Transferred Properties in accordance with the terms of this Agreement.

5.2 The relevant Business Vendor shall use all reasonable endeavours at its own expense to obtain the Transferred Property Consents. The Designated Purchaser shall provide to any landlord or other third party lawfully requiring the same a direct covenant by the Designated Purchaser with the landlord or other third party to observe and perform the terms of the relevant lease or other applicable agreement, together with (if lawfully required by the relevant landlord or third party) a guarantee or other surety provided by the Designated Purchaser.

5.3 The relevant Business Vendor shall pay the professional and other fees of any landlord incurred in connection with all applications for the Transferred Property Consents.

5.4 The Designated Purchaser shall supply all references and other evidence and information reasonably required by any landlord or any other third party in order to obtain the Property Consents.

5.5 If any Transferred Property Consent shall not have been obtained by 18 months following the Closing the relevant Business Vendor shall (or shall procure) in relation to each Transferred Property so affected:

(A) at the parties' joint expense make and pursue an application to a Court for a declaration that the Transferred Property Consent is being withheld unreasonably (where the relevant landlord is not entitled to withhold consent in such a manner) unless either the Business Vendor and the Purchaser agree that such an application has no reasonable prospect of success or the Business Vendor obtains advice from leading counsel to the same effect; and

(B) if paragraph 7 of this Part IV applies at its own expense apply to the relevant landlord for a Transferred Property Approval to an underlease to the Designated Purchaser for a term equal to the residue of the term of the relevant lease (less 3 days) and otherwise on the same terms of such lease.

Delayed legal completion

6.1 If a Transferred Property Consent has not been obtained by the Closing Date in relation to a Transferred Property then the date for legal completion of the transfer or assignment (as the case may be) of the relevant Transferred Property shall be postponed to the day 10 Business Days after the earlier of:

(A)  the date on which the Transferred Property Consent is obtained;

(B) the expiration of the period for the lodging of an appeal against a decision of a court of competent jurisdiction that the Transferred Property Consent is being unreasonably withheld without such appeal being lodged; and

(C) the Designated Purchaser (if it so elects) giving notice that it wishes to complete the transfer or assignment (as the case may be) of the Transferred Property notwithstanding the non-issue of the Transferred Property Consent in which case the transfer or assignment to the Designated Purchaser shall contain an indemnity in favour of the relevant Business Vendor in respect of any Costs arising as the result of the transfer or assignment (as the case may be) taking place without consent.

6.2 Pending legal completion and with effect from the Closing Date the relevant Business Vendor will or will procure that in relation to any relevant Business
Property:

(A)  the Transferred Property is held on trust for the Designated Purchaser;

(B) the Designated Purchaser shall (with all persons authorised by it) have the use and occupation of either the whole of the Transferred Property or such parts of the Transferred Property as are not subject to any Transferred Property Lettings or other third party rights;

(C) the relevant Business Vendor does not enter into any arrangement, contract or other dealing (other than as contemplated by this Agreement), effect or accept any variation or surrender or other termination of any leases nor serve any notices upon a landlord or tenant thereunder nor (in respect of any lease where the rent is now or prior to assignment becomes subject to review) agree to take any steps in relation to any review of the rent without the prior written consent of the Designated Purchaser (such consent not to be unreasonably withheld or delayed). Each relevant Business Vendor shall with all due expedition take such action as the Designated Purchaser (at the expense of the Designated Purchaser) may reasonably require in connection with any such rent review;

(D) if the relevant Transferred Property is leasehold and subject to being put in funds by the Designated Purchaser, the rents, service charges and other sums reserved by the relevant lease are paid; and

(E) the Designated Purchaser is accounted to forthwith for any income received from the Transferred Property.

6.3 Pending legal completion and with effect from the Closing Date in relation to any relevant Transferred Property, the Designated Purchaser will:

(A) pay on demand to the relevant Business Vendor a licence fee equivalent to all rents, service charges and other outgoings properly paid by the relevant Business Vendor in respect of the Transferred Property;

(B) by way of indemnity only observe and perform the covenants and conditions contained in the title deeds and documentation relating to the relevant Transferred Property including without limitation those on the part of the lessee in the relevant lease (other than payment of rents);

(C) indemnify the relevant Business Vendor against the acts or omissions of the employees, servants, agents, licensees and invitees of the Designated Purchaser in or about the relevant Transferred Property.

6.4  The Designated Purchaser acknowledges that:

(A) as against any person from whom a Transferred Property Consent is to be obtained in accordance with this Agreement it has no right to possession or occupation of the relevant Transferred Property;

(B) in the event of legal proceedings in respect of inter alia a breach caused by the occupation of such Designated Purchaser being issued by any such person it will vacate the relevant Transferred Property on demand.

6.5 If paragraph 6.4(B) of this Part IV of this Schedule applies and the Designated Purchaser vacates the Transferred Property in accordance therewith then the Designated Purchaser may by written notice at any time thereafter unless and until a relevant Transferred Property Consent or Transferred Property Approval is in fact obtained elect by written notice or notices to treat any such Transferred Property so affected as withdrawn from the sale and purchase set out in this agreement so that the parties' obligations in respect of the relevant Transferred Property shall end immediately after the relevant notice is served without limiting any accrued rights of action. If the value (as referred to in paragraph 11 (Value)) of the relevant Transferred Property is other than a nil amount the relevant Business Vendor will forthwith pay the Designated Purchaser an amount equivalent to that value and the Designated Purchaser shall surrender its interest in such Transferred Property to the relevant Business Vendor.

Underlease

7.1 This clause shall apply to any Transferred Property (an Unconsented Property) in relation to which a Transferred Property Consent is required where:

(A) the parties agree that the Transferred Property Consent has been reasonably withheld; or

(B) the Transferred Property Consent has been refused and the landlord has no obligation to act reasonably in deciding whether or not to grant a Transferred Property Consent; or

(C) the relevant Business Vendor having complied with its obligations under sub-paragraph 5.5(A) the Court has refused to grant a declaration; or

(D) the Transferred Property Consent has not been issued by the date 18 months after the date of this Agreement unless an application has been made to the Court for a declaration that the Transferred Property Consent has been unreasonably withheld and such application has not been determined.

7.2 The relevant Business Vendor and the Designated Purchaser will at the election of either such party enter into an agreement for grant and the taking up of, an underlease of each Unconsented Property.

7.3  The provisions of paragraphs 5.2, 5.3, 5.4 and 5.5 (except sub-paragraph
5.5 (B)) shall apply to Transferred Property Approvals (mutatis mutandis).

7.4 Such agreement for underlease shall specify that the underlease shall be completed on the tenth Business Day after the earlier of:

(A)  the Transferred Property Approval being obtained; and

(B) the expiry of the period for the lodging of an appeal against a decision made by a Court of competent jurisdiction that the Transferred Property Approval has been unreasonably withheld without such appeal being lodged.

7.5 Such agreement for underlease should specify that the underlease of each Unconsented Property will be for a term equal to the unexpired term of the lease of the relevant Transferred Property less three days and will be otherwise on the same terms as, and otherwise in compliance with, the relevant lease with provisions for the rent to be the same as the rent agreed or determined from time to time under the lease, a covenant by the underlessee to observe and perform the terms of the lease other than those relating to the payment of rent and a covenant by the underlessor to pay the rent reserved by the lease.

7.6 Where the Transferred Property Consent is obtained or a declaration is obtained that such Transferred Property Consent has been unreasonably withheld after completion of such underlease this Agreement shall continue to take effect for the purpose of assigning or transferring the lease of the relevant Transferred Property to the Designated Purchaser subject to and with the benefit of the underlease.

Deposits

8. Insofar as it is able to do so, on legal completion the relevant Business Vendor will transfer to the Designated Purchaser the benefit of all Transferred Property Lettings or any documents entered into pursuant to them.

The Property Transfer

9.1 On legal completion the relevant Business Vendor will deliver a duly executed transfer or (as the case may be) assignment of the Transferred Properties to the Designated Purchaser.

9.2 The relevant Business Vendor will not by reason of the covenants implied by law or statute or otherwise expressed in any transfer/assignment of a Transferred Property which is leasehold be deemed to covenant expressly or impliedly that the obligations contained in any lease of the Transferred

Property relating to its state and condition have been complied with and the transfer/assignment shall contain a declaration to that effect.

9.3 The Designated Purchaser shall (where appropriate) covenant (by way of indemnity only) to observe and perform all covenants, conditions and obligations on the part of the owner of the relevant Transferred Property and to indemnify and keep indemnified the owner of the relevant Transferred Property against any future failure to observe and perform the same.

9.4 The transfer/assignment shall (where appropriate) contain such rights and reservations as may be necessary or otherwise required pursuant to the provisions of Part VII of this Schedule.

General

10.1 The Business Vendors and the Designated Purchaser will co-operate in any reasonable arrangements proposed by either of them designed to provide for the Designated Purchaser to receive the benefits and assume the burdens of the Transferred Properties with effect from Closing, including (without limitation):

(A) enforcement (at the cost and for the account of the Designated Purchaser) of all rights of the relevant Business Vendors against any third party;

(B) taking or, as the case may be, joining in such action as the Designated Purchaser may reasonably request (in either case at the expense of the Designated Purchaser) in relation to the Transferred Properties; and

(C) noting the Designated Purchaser's interest in the Transferred Properties on any insurance.

10.2 To the extent that there shall be disagreement in respect of any matters to be agreed or settled between the parties pursuant to this Part IV of this Schedule, the provisions of paragraph 2.6 of Part VII of this Schedule shall apply (mutatis mutandis).

Value

11. Subject to the remaining provisions of this Agreement in respect of such matters, as soon as practicable following the date of this Agreement the relevant Business Vendor and the relevant Designated Purchaser will discuss in good faith and use all reasonable endeavours to agree a realistic value having regard to any other agreement relating to apportionment to be attributed to any of the Transferred Properties where a value is required to be attributed for the purposes of payment of stamp duty or any equivalent duty.

HM Land Registry

12. On Closing ICI will provide to the Relevant Purchaser of the Land at Wilton, Saltholme and North Tees a certified copy of a letter dated 22 February 1988 from HM Land Registry together with the written confirmation referred to therein.

Non-Merger

13. The provisions of this Schedule 17 shall remain in full force and effect notwithstanding Closing insofar as they remain to be implemented after Closing.

Section 2 Law of Property (Miscellaneous Provisions) Act 1989

14. The parties hereby declare that this Agreement and any other agreement to be entered into pursuant hereto contain all material terms and conditions of the agreement between the parties and (to the extent required for the purpose of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989) the provisions of such other agreements are incorporated in this Agreement.

Evidence of Title of Material US Properties

15.1 Title Commitment:  Within 20 days after the date hereof, each Business
Vendor:

(i) shall obtain a commitment (a Title Commitment) at such Business Vendor's sole cost and expense for the Title Commitment from a title insurance company of national recognition to issue a title insurance policy (a Title Policy) insuring fee title to the owned Material US Properties and leasehold title to the leased Material US Properties in the name of the Designated Purchaser in an amount to be reasonably determined by the Designated Purchaser therefor at the sole cost and expense of the Designated Purchaser for the Title Policy; and

(ii) shall deliver copies of the Title Commitments to each of ICI and HSCC for their review.

15.2 Review: Each of ICI and HSCC shall have 20 days following the date of its receipt of the Title Commitment and the documents referred to therein, but in no event later than 20 days prior to Closing (the Title Review Period) during which to review the Title Commitments. The Designated Purchaser shall accept title to the Material US Properties subject to:

(i) the Permitted Encumbrances and other matters described in paragraph 2 of this Part IV of this Schedule; and

(ii)  any other matters disclosed in the Title Commitment to which:

          (a) HSCC does not object in the case of the ICI Material US Properties; and

          (b)  ICI does not object in the case of the HSCC Material US
               Properties

in each case prior to the expiration of the Title Review Period (items (i) and (ii) above being herein the Permitted Title Encumbrances). If prior to the expiration of the Title Review Period:

(i) HSCC discovers an exception to the title to any ICI US Material Property which is not a Permitted Encumbrance, another matter described in paragraph 2 of this Part IV of this Schedule or is not otherwise acceptable to HSCC; or

(ii) ICI discovers an exception to the title to any HSCC Material US Property which is not a Permitted Encumbrance, another matter described in paragraph 2 of this Part IV of this Schedule or is not otherwise acceptable to ICI

(in each case a Disapproved Title Exception), the party identifying such Disapproved Title Exception shall give written notice of its objection thereto to the relevant Business Vendor. If such Business Vendor fails to cause such Disapproved Title Exception to be removed from, or insured over by, the Title Policy, ICI, HSCC, the relevant Business Vendor and the Designated Purchaser shall nevertheless proceed to Closing, but if such Disapproved Title Exception constitutes a breach by ICI or HSCC, as the case may be, of a Warranty given by it under paragraph 16.2(A) of Schedule 9 to this Agreement, then ICI and HSCC shall have such rights and obligations with respect to such breach as are provided in clauses 10, 11, 12 and 13 of this Agreement.

15.3 Owner's Policy: At the time of the transfer of the Material US Properties to the Designated Purchaser, the Designated Purchaser shall purchase a Title Policy with respect to each Material US Property in the name of the Designated Purchaser, in an amount to be reasonably determined by the Designated Purchaser at the sole cost and expense of the Designated

Purchaser for the Title Policy, insuring the Designated Purchaser upon recordation of the deed with respect to each owned Material US Property and the assignment of the lease for the leased Material US Property, title to such owned Material US Property or the leasehold estate in such leased Material US Property shall be vested in the Designated Purchaser, subject only to the Permitted Encumbrances.

15.4 Condemnation: If before Closing, all or any part of any Property located in the United States of America is taken by eminent domain (or is the subject of a pending or contemplated taking by eminent domain known to the relevant Business Vendor which has not been consummated), the applicable Business Vendor shall promptly notify ICI and HSCC of such taking and, in the event, ICI, HSCC, the relevant Business Vendor and the Designated Purchaser shall proceed to the Closing in accordance with this Agreement, without modification of the terms of this Agreement, except that:

(i)   such Property will not include the part thereof so taken; and

(ii) the applicable Business Vendor will assign and turn over to the Designated Purchaser, all awards for such taking, less:

          (a) any amounts that the Business Vendor has incurred to collect such awards;

          (b) any amounts that the Business Vendor has incurred to protect or restore such Property; and

          (c) any awards that are compensation for interruption of the Business Vendor's business prior to Closing.

16.   The transfer or other disposition of property to be made pursuant to
Schedule 18 shall be made pursuant to the terms of this Schedule 17 which shall apply mutatis mutandis.

                                    Part V
                              Excluded Properties

Excluded Properties

1. ICI will procure that the Excluded Properties at Derby, West Field Grimsby and Vilvoorde Belgium are transferred from the current legal owner(s) of such Excluded Properties to a member of the ICI Retained Group or some other third party.

2. Without prejudice to paragraph 1 of this Part V, the provisions of Part IV of this Schedule shall apply to the Excluded Properties (mutatis mutandis) where appropriate so that the Excluded Properties shall be transferred to a member of the ICI Retained Group.

                                    Part VI
                        Existing Intra-Group Provisions

Release

1. In relation to the Property at Haverton Hill Road, Billingham, ICI will prior to the Closing Date procure the release of the benefit of the registered option right of pre-emption in favour of members of the ICI Retained Group.

2. In relation to the Polyurethanes plant at Wilton, ICI will procure that before Closing ICI C&P Limited shall agree to sell its interest therein to ICI.

                                   Part VII
                                Site Separation

Steps to be taken

1. At Closing or as soon as practicable thereafter ICI and HSCC will or will procure that the following steps are taken and appropriate documentation entered into:

A.   Polyurethanes business

1.   PU Plant, Wilton, Redcar and Cleveland:

(a) deeds of grant of easements for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining ICI retained land;

(b) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport;

(c) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at North Tees and Bran Sands;

(d) the grant of a licence permitting the occupation of such part of the Wilton Centre, Wilton as is used at the date of this agreement by relevant employees of the Polyurethanes Business, on prevailing terms for occupation of the Wilton Centre

2.   Everberg, Belgium

     The grant of lease(s) to relevant members of the ICI Retained Group of such part(s) of the property as is at the date of this Agreement occupied by such Retained Business as currently occupy the property.

3.   Rozenburg, Holland

(a) The grant of lease(s) to relevant members of the ICI Retained Group of such parts of the property as are at the date of this Agreement occupied by the Retained Business for a term of years equal to the residue of the term of the headlease at a rent equal to a fair and reasonable proportion of the rent payable under the headlease and a fair and reasonable proportion of the outgoings payable in respect of the property. The entry into an infrastructure agreement by members of the ICI Retained Group, ICI Holland BV and the landlord;

(b)  Either:

(i) the acceptance by the communal port authorities of Rotterdam (the Port) of a surrender by the relevant Company of its current lease of the part of the Rosenberg site shown edged red on Agreed Plan 8 (the Acroleine Site) and the contemporaneous grant by the Port of a lease of the Acroleine Site to such member of the ICI Retained Group as ICI may direct for the purpose of ICI's Quest business on the same terms (including as to rent) as those which apply under the relevant Company's current lease (with such amendments as ICI reasonably requires) or

(ii) the grant by the relevant Company of a sublease of the Acroleine Site to such member of the ICI Retained Group as ICI may direct for the purpose of ICI's Quest business on the terms required by the Port, but, subject thereto, on the same terms (including as to rent) as those which apply under the relevant Company's current lease (with such amendments as ICI or HSCC reasonably requires) and subject to the payment of a fair and reasonable proportion of the outgoings payable in respect of the Rosenberg site both ICI and HSCC acknowledging that:

(A)  the current rent paid by the Company in relation to the Acroleine Site is
     3.23 Dutch guilders per square metre (exclusive of VAT)

(B) the Acroleine Site measures approximately 70 metres by 286 metres and that, whilst its position on the southern boundary of the Rosenberg site may be moved along such boundary by agreement, the position of the Acroleine Site must remain adjacent to the railway so that access to and from the railway is protected

(C) the Acroleine Site is required by the Quest Business for the purpose of development of an acroleine processing plant. Accordingly, the following provisions of this Schedule which relate to the continued use of a part of a Property or Excluded Property shall be read (in relation to the Acroleine
     Site) as if they referred to the intended use and development by the Quest business

(D) any lease or sublease of the Acroleine Site should be for a term equivalent to the residue of the term of the relevant Company's current lease and that any sublease shall contain an obligation on the landlord to consult with the tenant before terminating, renewing or extending its headlease with a view to enabling the tenant to continue to use the Acroleine Site

(E) these provisions override any existing agreements or arrangements (contractual or otherwise) between any members of ICI's Group in relation to the Acroleine Site

4.   Auburn Hills Michigan USA

     Clause 18.2 shall apply to all liabilities of a tenant assigning a lease, guarantees, indemnities, counter- indemnities, assurances, commitments and letters of comfort of any nature whatsoever in connection with the development of the Property at Auburn Hills, as if such matters were Inter Group Guarantees and if appropriate release(s) are not obtained by Closing then, at ICI's election, the Business Vendor shall instead grant an underlease (in accordance with paragraph 7.5 of Part IV of this Schedule) to the relevant Designated Purchaser provided that in the event of any future full and complete release of such obligations, HSCC shall be entitled to require a transfer of the lease to the Designated Purchaser.

5.   Pacheco Argentina
     Peel, Canada
     Tialanpantia Whs Mexico

     The grant of short term lease(s) of such part(s) of the properties occupied by the Retained Business at the date of this Agreement to relevant members of the Retained Group.

5A.  Tenarte Italy

     The grant of a comodato in respect of occupation of employee(s) of ICI Italia Srl of the part of the property occupied by the ICI Retained Business at 15 April.

6.   Sales Offices

(a) To the extent that a Sales Office will be owned at Closing by a Company if no steps are taken in relation to it, the relevant Company shall at Closing assign/transfer such Sales Office to a member of the ICI Retained Group in accordance with the provisions of Part IV of this Schedule (mutatis mutandis).

(b) At the expiry of any agreement to be implemented pursuant to Schedule 5 in relation to sales agency, if the option to be contained therein is validly exercised, ICI shall at that time procure the grant of a tenancy/licence agreement (on terms determined in accordance with this Schedule) relating to that part(s) of such Sales Office as the employees so transferred, then occupy provided that the relevant member of the ICI Retained Group shall be under no obligation to HSCC or any Designated Purchaser to renew any lease under which it holds a Sale Office.

7.   Sales Office Sao Paulo Brazil

     ICI Representative Office Jakarta Indonesia

     The grant of short term lease(s) of such parts of such properties occupied by the Polyurethanes Business at the date of this Agreement to relevant members of the Polyurethanes Business.

8.   Bangpoo Industrial Estate, Sumutprakam, Thailand

     The surrender by ICI 1996 (Thailand) Limited of its lease of the property and the grant by the landlord of a new lease of the property to the Designated Purchaser.

9.   Monterrey Mexico

     The surrender of any right, title and interest held by ICI Mex SA de CV in the property and the grant of a new lease to the ICI Retained Group by the landlord.

10.  Vilvoorde Belgium

     ICI shall indemnify ICI Europe Limited in respect of all claims, demands, liabilities and costs incurred by ICI Europe Limited arising from any breach of the terms of the lease under which the Property at Vilvoorde (the Vilvoorde Property) is held or otherwise in relation to the Vilvoorde Property save for all rent or other outgoings payable in respect of the Vilvoorde Property proportionate to the extent of the occupation or use of the Vilvoorde Property by or on behalf of any member of the Purchaser's Group and/or where such claim demand liability of cost arises out of a breach of the provisions of such lease or other action or inaction by any member of the Purchaser's Group, its servants agents or employees after the date hereof. ICI shall be given full conduct of all actions, negotiations, discussions, proceedings and settlements in respect of the Vilvoorde Property and the Purchaser shall and shall procure that all relevant members of its Group shall, take all reasonable steps to mitigate its or their respective losses. This indemnity shall not apply if ICI Europe or any member of the Purchaser's Group shall withdraw or purport to withdraw the notice of termination served on the landlord prior to the date hereof, or if such lease is renewed or extended by ICI Europe Limited or any member of the Purchaser's Group.

     To the extent that the lease of the Vilvoorde Property as not terminated on
     31.12.1999 the Purchaser shall procure that the Vilvoorde Property is transferred to any ICI Retained Group company in accordance with the provisions of Part IV of this schedule.

B.   Relevant Petrochemicals business

1.   Paraxylene Plant, Wilton, Redcar and Cleveland England:

(a) deeds of grant of easements for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining ICI retained land;

(b) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport;

(c) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at North Tees and Bran Sands;

(d) The grant (at the option of HSCC) of an underlease or licence to retain assets in respect of the 3 storage tanks at Teesport and at the date of this Agreement by the Relevant Petrochemicals Business.

2. Aromatics Plant and North Tees Logistics Plant, North Tees Works, Stockton-on-Tees England

(a) deeds of grant of easements for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining ICI retained land;

(b) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport;

(c) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at North Tees and Bran Sands;

3.   Cavity Storage No.4 (Part) and No.6 Brinefields, Stockton-on-Tees England.
     Note: the areas shown hatched red on agreed plan 7 are excluded.

(a) deeds of grant of easements for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining ICI retained land;

(b) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport;

(c) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at North Tees and Bran Sands;

(d) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the deeds referred to at sub-paragraphs (b) and (c) above for the benefit of the retained areas hatched red on agreed plan 7;

4.   Brine Reservoirs Stockton-on-Tees England

(a) deeds of grant of easements for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining ICI retained land;

(b) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport;

(c) a deed of grant of easements for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at North Tees and Bran Sands;

(d) the grant of a deed of grant in favour of the relevant Business Vendor and BP in respect of that part of the Wilton-Grangemouth Ethylene pipeline which crosses part of the property, such grant to be in a form consistent with that usually used by the relevant Business Vendor in connection with the formal grant of existing easements granted in relation to such pipeline.

5.   Cavities - Part No. 4 Brinefield Stockton-on-Tees England

     The assignment of part of the relevant Business Vendor's lease of the premises to contain provisions for a fair and reasonable apportionment of the rent and other outgoings payable and other liabilities under the headlease. Cavities owned and operated by ICI's retained Chlor-Chems business to be excluded.

6.   No.2 Jetty Wilton Redcar and Cleveland England

         Terra Nitrogon UK Limited (TNUK) has required ICI Chemicals & Polymers Ltd to grant to TNUK rights in respect of apparatus on No 2 Jetty and rights to use the Jetty. The rights of user will apply only when the owner from time to time of No 2 Jetty fails to provide to TNUK or its successors in title jetty services as provided at the date of this Agreement on reasonable commercial terms. HSCC will permit such grant by ICI Chemicals & Polymers prior to Closing in the form approved prior to the date of this Agreement (subject to such further amendments as may be approved by HSCC acting reasonably or as may be lawfully required) or, if such grant has not been completed prior to Closing, HSCC will procure that such right is granted by the Relevant Purchaser within one year following closing. The Grant will be by way of sub-licence and will provide for TNUK to comply with all reasonable regulations and to pay a fair contribution to the cost of maintaining the Jetty when the rights of user are exercised (as aforesaid).

7.   Wilton Centre Wilton Redcar and Cleveland England

     The grant of a licence permitting the occupation of such part of the Wilton Centre, Wilton (used at the date of this agreement by relevant employees of the Relevant Petrochemicals Business, on terms prevailing for the occupation of the Wilton Centre.

8.   Olefins Plant at Wilton

     (a) Deeds of Grant of Easement for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining Lion retained land.

     (b) A Deed of Grant of Easement for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport and North Tees.

     (c) Deed of Grant of Easement for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Bran Sands.

9.   Olefins Plants at North Tees and Teesport

     (a) Deeds of Grant of Easement for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining Lion retained land.

     (b) A Deed of Grant of Easement for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport and North Tees.

     (c) A Deed of Grant of Easement for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Bran Sands.

     (d) A Deed of Grant of Easement in a form consistent with the existing regime relating to the Wilton to Grangemouth Ethylene Pipeline over ICI's retained land.

     (e) A Deed of Grant of Easement in a form consistent with the existing regime relating to the Trans Pennine Ethylene Pipeline at ICI's retained land.

10.  Compound 38, Saltholme, Stockton on Tees

     (a) Deeds of Grant of Easement for access to and to maintain existing pipes and cables in a form consistent with the existing regime for the grant of easements at Wilton over the transferred land and the adjoining Lion retained land.

     (b) A Deed of Grant of Easement for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Teesport and North Tees.

     (c) A Deed of Grant of Easement for access to and to lay and maintain new and existing service conduits in a form consistent with the existing regime for the grant of easements in the relevant service corridors relating to the service corridors at Bran Sands.

11.  Wilton Centre, Wilton

     Grant or assignment of a Licence to Occupy space at Wilton Centre in a form consistent with the existing licences for the Wilton Centre.

12.  Castner-Kelner, Runcorn

     The grant of a lease of first floor offices and store plus 5 parking spaces at Castner-Kelner for a term of 5 years at an annual rent of (Pounds)14,874 per annum (inclusive of outgoings) with a tenant's right to break on 6 months' notice.

13.  No. 2 Process Office, Wilton

     The grant of an underlease of the part of the property occupied by the Olefins Manufacturing Business.

C.   Tioxide Business

1.   East Billingham England

     A lease to ACMA Limited in respect of the part of the office building at East Billingham occupied by ACMA Limited at the date of this agreement, for a term of 2 years (subject to a tenant's break right on 3 months notice).

2.   Nettleton Bottom Quarry Caistor England
     Land at North Killingholme England

The current owners (Broadcount Properties Limited and WT Scales Limited respectively) shall transfer the properties to Tioxide Europe Limited in accordance with the provisions of Part IV of this Schedule (mutatis mutandis).

2.1 Following the date of this Agreement, the parties will agree the form of appropriate deeds, memoranda, transfers, leases or other agreements (Separation Documents) to reflect the arrangements described in this Part VII of this Schedule. Each Separation Document is to be in a form appropriate to the jurisdiction in which the relevant property is situate and will comply with all formalities and other requirements in the relevant jurisdiction. Nothing in this Part VII of this Schedule 17 shall give either party the right to require that any lease to be granted pursuant hereto shall be a pie crust lease save where provision to that effect is specifically made.

2.2 The Separation Documents which are underleases will follow the form of the relevant headlease (other than in respect of the amount of rent and the length of term) insofar as is reasonably appropriate.

2.3  Each Separation Document will grant and reserve rights to continue to use
all   roads, accesses and conduits used and enjoyed by the relevant parts of the properties at the date of this Agreement on terms reflecting as closely as possible their use at the date of this Agreement.

2.4 Without prejudice to the principles (as to the preservation of arrangements existing at the date hereof) set out in the remainder of this paragraph, all Separation Documents are to be negotiated between the parties in good faith and on an arms length basis and on reasonable commercial terms. The Separation Documents will enable the Designated Purchaser and/or (as the case may be) the relevant member of the ICI Retained Group to continue to use the relevant Properties and/or Excluded Properties in the same manner (including as to terms and costs) as they are used at the date of this Agreement and will incorporate such other provisions as are fair and reasonable in all the circumstances.

2.5 The provisions of Part IV of this Schedule will apply to this Part VII (mutatis mutandis) save that paragraph 5 thereof shall not apply to any arrangement with a term of 1 year or less. In the case of any inconsistency between the terms of this Part VII and Part IV, the terms of this Part VII will prevail.

2.6 In the event of disagreement, the matter may be referred by either party to nominated senior management of ICI and HSCC and (in the event of continuing disagreement) for determination by an independent lawyer in the relevant jurisdiction with not less than ten years experience in dealing with commercial property transactions. Such independent lawyer is to be appointed in the absence of agreement by the President of the Law Society or other body responsible for regulation of the legal profession in the relevant jurisdiction on the application of either party. The independent lawyer will act as an expert and not as an arbitrator and may obtain any additional professional advice in relation thereto as he may deem necessary or desirable. The cost of the determination must be met by the parties in equal shares.

Preservation of Rights/Listed Apparatus

3.1 All facilities (meaning access rights, services, utilities and conducting media) which are currently enjoyed by the relevant Business Vendor and (as the case may be) the relevant Designated Purchaser will be maintained in respect of each Transferred Property and any part of a Property where such Property is the subject of a Separation Document pursuant to this Schedule and where appropriate either general or specific rights will be granted within the transfer or otherwise where the relevant Transferred Property adjoins or is adjacent to land to be retained by a business of the Retained Group which either provides or shares such facilities.

3.2 If following Closing the Designated Purchaser or the relevant Business Vendor shall be of the view that transfer or lease of a Transferred Property, Excluded Property or part of a Property which is the subject of a Separation

Document omits the grant or reservation of any rights (whether of access or with regard to any item of apparatus or equipment) which is required for the purposes of the business carried out at the Transferred Properties or the property of the Retained Group (Omitted Rights or Easements) it shall give the notice referred to in paragraph 3.3 of this part of this Schedule and the parties (acting reasonably and in the utmost good faith) will meet and attempt to reach agreement with regard thereto and to any amendments needed to the transfer or lease of the relevant Transferred Property or Excluded Property or (as the case may be) the relevant Separation Document to remedy the deficiency.

3.3 If any party identifies any Omitted Rights or Easements that party shall give written notice thereof to the other party as soon as reasonably practicable and in any event within two years of the Closing Date (time to be of the essence).

3.4 As soon as reasonably practicable following the date of this Agreement the parties shall procure that their representatives shall meet in order to agree and sign by way of identification for future record lists of the items of apparatus belonging to each party at each of the Transferred Properties at Teesside England (Listed Apparatus). Such representatives will act reasonably and in good faith.

3.5 Any dispute or difference as to Omitted Rights or Easements or any amendments required to the transfer of the Transferred Property or Listed Apparatus shall be resolved by means of a reference to an independent person (Independent Person) appointed in accordance with this clause.

3.6 The Independent Person will be appointed by agreement between ICI and HSCC or if within 5 working days they are unable to agree then on the application of any of the parties by the President for the time being of the Royal Institution of Chartered Surveyors or its equivalent in the jurisdiction in which the Transferred Property is situated.

3.7 The Independent Person will act as an expert and not an arbitrator and his decision shall be final and binding upon the parties. The Independent Person shall consider any representations made by or on behalf of ICI or HSCC but shall not be bound thereby and the parties shall use all reasonable endeavours to procure that the Independent Person shall give his decision as speedily as possible. The cost of appointing the Independent Person shall be shared between the parties in such proportions as the Independent Person shall determine.

3.8 As soon as practicable following agreement or determination as to any Omitted Rights or Easements or Listed Apparatus and in any case within 2 months of such agreement or determination ICI and HSCC will procure to be executed any deeds or other documents requisite for the purpose.

                                   Part VIII
                                    General

The parties acknowledge and undertake to each other that:

(A) notwithstanding that certain of the arrangements provided for or envisaged by this Schedule (including without limitation the form of property transfer required by paragraph 9 of Part IV of this Schedule) may not be capable of being directly or appropriately applied in jurisdictions other than England and Wales (Other Jurisdictions) under the laws, established law practices and procedures of those jurisdictions (Foreign Laws), the commercial principles underlying the provisions and intentions of this Schedule shall be applied as closely as possible in the Other Jurisdictions to produce as nearly as possible the same commercial results;

(B)  to the extent that the arrangements provided for or envisaged by this
     Schedule including without limitation the form of the property transfer cannot readily or appropriately and with reasonable practicality be wholly applied in Other Jurisdictions under Foreign Law, they will apply subject to such alteration and amendment as may be necessary or desirable in order to achieve in reasonably practical terms the same commercial results (or as nearly as possible the same commercial results, taking into account the relevant Foreign Law) as would be achieved in England and Wales on the application of those arrangements;

(C) to the extent necessary in order to achieve in Other Jurisdictions the commercial results intended by this Schedule, clause 18.3 (further assurance) will apply.

(D) to the extent required to give effect to these provisions each party agrees to ensure that any relevant local registration, filing or other requirement is complied with as soon as possible hereafter.

                                  SCHEDULE 18

                               PRE-CLOSING STEPS

The parties to this Agreement agree that this Schedule 18 reflects the intention of the parties as at the date of this Agreement. It is expressly agreed that the parties may agree amendments to the provisions of this Schedule 18 and any consequential amendments required to any other provision of this Agreement.

Where, pursuant to paragraph 1 of this Schedule, one company (the Forming Company) is required to form another company (the Formed Company), the Formed Company may be incorporated under another company or companies in the relevant group and then transferred to the Forming Company.

Words or expressions defined in Schedule 4 shall have the same meaning in this Schedule.

The parties agree that the following provisions of this Agreement shall apply with any necessary modifications to the transactions referred to in paragraphs 1(h), 2(c), 3(n), 4, 5 and 6 of this Schedule: clauses 2, 3.5, 3.7, 3.8, 3.10 to
3.15 (inclusive), 4.2, 4.3, 5.1, the first two sentences of 6.1, 6.2, 6.3(b),
6.10 to 6.19 (inclusive), 7.1 (to the extent provided), 9.2, 16, 18.3 and 18.9 and Schedules 4, 12, 15, 16, 17 and 19. Such provisions shall apply as if:

(i) the shares referred to in this Schedule 18 as being transferred (other than shares being transferred to a member of ICI's Retained Group) were Sale Shares;

(ii) the assets referred to in this Schedule 18 as being transferred (other than assets being transferred to a member of ICI's Retained Group) were Business Assets of a Local Business;

(iii) the transferor of shares referred to in this Schedule 18 (other than where the shares are being transferred to a member of ICI's Retained Group) were a Share Selling Company;

(iv) the transferor of assets referred to in this Schedule 18 (other than where the assets are being transferred to a member of ICI's Retained Group) were a Business Vendor;

(v) the transferee of shares or assets referred to in this Schedule 18 (other than where the transferee is a member of ICI's Retained Group) were a Designated Purchaser;

(vi) the time of transfer of shares or assets under this Schedule 18 were immediately prior to Closing.

Formation of holding companies and other entities

1.    As soon as reasonably practicable after the date of this Agreement:

(a) ICI shall effect a conversion of the share capital (the Conversion) of TGL. The share capital shall be converted into:

        (i) 280,999,000 fixed rate preference shares (Preference Shares). The Preference Shares will have a nominal value of (Pounds)1 per share and carry the right to a cumulative dividend of 7% (when declared);

       (ii) 900 Class A ordinary shares (Class A Shares) which will not have any voting rights and which will have liquidation rights limited to the par value of the shares - the Class A Shares will rank pari passu in dividend and liquidation rights to the ordinary shares, but junior in right to the Preference Shares. The Class A Shares will have a nominal value of (Pounds)1 per share; and

      (iii) 100 ordinary shares which will have dividend rights, on a per share basis, of nine hundred (900) times the dividend rights on the Class A Shares. The ordinary shares will have a nominal value of (Pounds)1 per share.

(b) TGL will form a wholly-owned Subsidiary in England and Wales registered as an unlimited liability company, Huntsman ICI (Holdings) UK (UK Holdings). TGL (and, in respect of one share only, a nominee of TGL) will subscribe for 2 classes of ordinary shares in UK Holdings, being 1,950 UK Holdings Class 1 ordinary shares having a nominal value of (Pounds)100 per share and for an aggregate subscription price of (Pounds)195,000 and 1,050 UK Holdings Class 2 ordinary shares having a nominal value of (Pounds)100 per share and for an aggregate subscription price of (Pounds)105,000. The UK Holdings Class 1 ordinary shares will have, as a class, 65% of the total voting rights of UK Holdings and the UK Holdings Class 2 ordinary shares will have no right to vote. Otherwise the two classes of ordinary share shall rank pari passu. Huntsman International Investments Corporation shall subscribe for 50 UK Holdings fixed rate preferred shares (which have a nominal value of (Pounds)100 per share) for an aggregate subscription price of (Pounds)5,000. The UK Holdings fixed rate preferred shares will have, as a class, 35% of the total voting rights of UK Holdings and will be limited and preferred as to dividends and liquidation. The UK Holdings fixed rate preferred shares will be entitled to a cumulative 7% dividend when declared, and will have liquidation rights limited to their initial subscription price.

(c)  UK Holdings will form:

        (i) a wholly-owned limited liability Subsidiary registered in England and Wales, Huntsman ICI Polyurethanes (UK) Limited and subscribe for 2 ordinary shares of Huntsman ICI Polyurethanes (UK) Limited at (Pounds)1 each. Huntsman ICI Polyurethanes (UK) Limited will be authorised to issue 1,000 ordinary shares;

       (ii) a wholly-owned limited liability Subsidiary registered in England and Wales, Huntsman ICI Petrochemicals (UK) Limited and subscribe for 2 ordinary shares of Huntsman ICI Petrochemicals (UK) Limited at (Pounds)1 each. Huntsman ICI Petrochemicals (UK) Limited will be authorised to issue 1,000 ordinary shares; and

      (iii) a wholly-owned limited liability Subsidiary registered in England and Wales, Huntsman ICI (UK) Limited and subscribe for 26,438 ordinary shares for an aggregate consideration of (Pounds)26,438. Huntsman ICI (UK) Limited will be authorised to issue 26,438 ordinary shares.

(d) Huntsman ICI (UK) Limited will form a wholly-owned Subsidiary registered in the Netherlands, Huntsman ICI Investments (Netherlands) BV (Dutch Mixer), and subscribe for all of the outstanding shares of Dutch Mixer for an aggregate subscription price of EUR 40,000. Dutch Mixer will be authorised to issue an appropriate further number of shares;

(e) Huntsman ICI Polyurethanes (UK) Limited will form a wholly-owned limited liability Subsidiary registered in England and Wales, Huntsman ICI Polyurethanes Sales Limited and subscribe for 2 ordinary shares at (Pounds)1 each. Huntsman ICI Polyurethanes Sales Limited will be authorised to issue 1,000 ordinary shares.

(ee) Dutch Mixer will form, as wholly-owned Subsidiaries and for the minimum subscription required by law, the following entities in the following jurisdictions:

       Jurisdiction       Type of Company         Name

       Netherlands        BV                      Huntsman ICI
                                                  (Netherlands) BV
                                                  (Dutch Holdco)

       Netherlands        BV                      Huntsman ICI
                                                  (Canadian Investments) BV

(f) Dutch Mixer will (or, in the case of Huntsman ICI (Canada) Corporation, Huntsman ICI (Canadian Investments) BV will) form entities as wholly-owned Subsidiaries (collectively referred to as the Other Polyurethanes Opcos) of the following types in the following jurisdictions and transfer the following subscription amounts (each such entity to be referred to in the remainder of this Schedule 18 and in Schedule 4 by the name indicated against the relevant jurisdiction below):

       Jurisdiction     Type of Company          Subscription      Name
                        (if known)               price

       Argentina        Limitada                 minimum           Huntsman ICI
                                                 required by       (Argentina)
                                                 law               SRL

       Belgium          SPRL                     minimum           Huntsman ICI
                                                 required by       (Belgium)
                                                 law               SRL

       Brazil           Limitada                 minimum           Huntsman ICI
                                                 required by       (Brazil)
                                                 law               Limitada

       Canada           Corporation              minimum           Huntsman ICI
                        (unlimited liability)    required by       (Canada)
                                                 law               Corporation

       Colombia         Limitada                 minimum           Huntsman ICI
                                                 required by       Colombia
                                                 law               Limitada

       Germany          GmbH                     minimum           Huntsman ICI
                                                 required by       (Germany)
                                                 law               GmbH

       Italy            S.r.l.                   minimum           Huntsman ICI
                                                 required by       (Italy) S.r.l
                                                 law

       Spain         Sociedad Limitada           minimum           Huntsman ICI
                                                 required by       Espana
                                                 law               Limitada

       Taiwan        Limited company             minimum           Huntsman ICI
                                                 required by       (Taiwan)
                                                 law               Limited

       Thailand      private limited company     minimum           Huntsman ICI
                                                 required by       (Thailand)
                                                 law               Limited

(g) ICI Italia SpA will form a wholly-owned limited liability subsidiary in Italy, Huntsman ICI (Italian Operations) Srl with an appropriate authorised share capital.

All the companies established pursuant to this paragraph 1 shall be Companies for the purposes of this Agreement.

Reorganisation of ICI Subsidiaries

2.   Before Closing:

(a)  TAI will distribute a $40,000,000 intercompany note to IAHI;

(b)  ICI will cause IAHI and TAI to take all steps necessary or desirable under
     Section 390 of the General Corporation Law of the State of Delaware (Section 390) to effectuate the transfer of TAI to the Cayman Islands, or such other jurisdiction as ICI and HSCC reasonably agree (the New Jurisdiction) including without limitation, obtaining all requisite approvals of the board of directors and stockholders of TAI and filing with the Delaware Secretary of State the certificate of transfer to the New Jurisdiction in accordance with Section 390. ICI will also cause TAI to take all steps necessary or desirable to cause such transfer to be effective in the New Jurisdiction, including the compliance with provisions to continue TAI under the laws of the New Jurisdiction. Within 75 days after the date on which TAI becomes a New Jurisdiction company, ICI will cause TAI to elect to be treated as a disregarded entity within the meaning of Treasury Regulations Section 301.7701-3(c), as of the date of the transfer;

(c) TGL will issue a $3,071,344 intercompany note to IAHI in exchange for IAHI's entire shareholding in TAI (the TGL/IAHI Temporary Note);

(d) The TGL Class A Shares will be transferred to GI Services Limited in exchange for cash in the amount of (Pounds)3,000;

(e) ICI shall apply to the Registrar of Companies to reregister TGL as an unlimited company pursuant to the provisions of section 49 Companies Act 1985, save that ICI may first transfer to a nominee(s) the legal title to the shares in TGL held by ICI in which case ICI shall procure that such nominee(s) make such application; and

(f) ICI will cause TGL to elect to be treated as a disregarded entity within the meaning of Treasury Regulations Section 301. 7701-3(c).

Removal/Insertion of Assets

3.   Before Closing:

(a) ICI Holland BV will transfer all of its assets other than assets of the Polyurethanes Business conducted by ICI Holland BV to a member of ICI's Retained Group;

(b) TGL will transfer all of its interest in Australian Titanium Products Proprietary Ltd. to a member of ICI's Retained Group;

(c) TGL will transfer all of its interest in BTP Tioxide Ltd. to a member of ICI's Retained Group;

(d) TGL will transfer all of its interest in TIL Ltd. to a member of ICI's Retained Group;

(e) TGL will transfer all of its interest in Technical and Analytical Services Ltd to a member of ICI's Retained Group;

(f) TGL will transfer all of its interest in Tioxide Investment Holdings Ltd. to a member of ICI's Retained Group;

(g) TGL and Tioxide Group Services Ltd. will each transfer all of their interest in Tioxide Overseas Investments Ltd. to a member of ICI's Retained Group;

(h) ICI Europe Ltd will transfer all of its assets other than assets of the Polyurethanes Business conducted by ICI Europe Ltd to ICI Belgium NV or to another member of ICI's Retained Group;

(i) ICI Mex SA DE CV will transfer all of its assets other than assets of the Polyurethanes Business conducted by ICI Mex SA DE CV to a member of ICI's Retained Group;

(j) ICI shall procure the transfer by Broadcount Properties Limited to Tioxide Europe Ltd of the freehold land situated at Nettleton Bottom Quarry Caistor, England and North Killingholme, England as referred to in Schedule 17;

(k) Tioxide Canada, Inc. will redeem its entire issued preference share capital;

(l) Tioxide Europe Limited shall transfer land at Derby to a member of ICI's Retained Group;

(m) Tioxide Europe Limited shall transfer land at West Fields, Grimsby to a member of ICI's Retained Group;

(n) The other property which it has been agreed will not be acquired will be transferred out; and

(o) ICI Italia SpA will transfer its Polyurethanes Business to Huntsman ICI (Italian Operations) Srl in exchange for shares in that company.

Transfers to Huntsman ICI Holdings' Subsidiaries

4.   Before Closing:

(a) Dutch Mixer will issue a $188,306,272 intercompany note to Omicron (the Dutch Mixer/Omicron Temporary Note) in exchange for all of the outstanding shares of ICI Holland BV;

(b) Huntsman ICI Espana Limitada will issue an intercompany note to ICI Espana SA for the amount in euros which equates to $114,964,993 (on the basis of the Euro/Dollar Rate) (the Huntsman ICI Espana Limitada/ICI Spain Temporary
     Note) in exchange for all of the outstanding shares of Tioxide Europe SA (Spain);

(c) Dutch Mixer will issue a $5,000,000 intercompany note to Deutsche ICI GmbH in exchange for all of the outstanding shares of Tioxide Europe GmbH (Tioxide Germany);

(d) Dutch Mixer will issue a $65,000,000 intercompany note to Omicron (the Dutch Mixer/Omicron Malaysian Temporary Note)in exchange for 23,050,000 preferred shares of Tioxide (Malaysia) Sdn Bhd (or such other number of preferred shares of Tioxide (Malaysia) Sdn Bhd as shall be held by Omicron following any pre-Closing redemption of preferred shares by Tioxide (Malaysia) Sdn Bhd);

(e) Dutch Mixer will issue a $700,000 intercompany note to Theta in exchange for all of the outstanding shares of ICI Polyurethanes (Asia Pacific) Pte. Ltd.;

(f) Dutch Mixer will issue a $10,000,000 intercompany note to Theta in exchange for all of the outstanding shares of ICI PU (China) Holdings BV;

(g) Dutch Mixer will issue a $31,000,000 intercompany note to ICI in exchange for ICI's entire shareholding (750,000 ordinary shares) in Nippon Polyurethane Industry Co. Ltd.;

(h) Dutch Mixer will issue a $3,000,000 intercompany note to ICI in exchange for ICI's entire shareholding (12,800 ordinary shares) in Arabian Polyol Company Limited, save that ICI may transfer such entire shareholding in Arabian Polyol Company Limited to a wholly owned subsidiary of ICI (proposed to be called Huntsman ICI (Arabian Investments) BV) formed for the purpose in which case the $3,000,000 intercompany note shall be issued by Dutch Mixer to ICI in exchange for ICI's entire shareholding in such wholly owned subsidiary of ICI;

(i) Dutch Mixer will issue a $200,000 intercompany note to Omicron (the Dutch Mixer/Omicron Chemical Blending Temporary Note) in exchange for all of the outstanding shares of Chemical Blending Holland BV;

(j) Dutch Mixer will issue a $25,998,957 intercompany note to Grupo ICI Mexico SA DE CV in exchange for 24,924 shares of ICI Mex SA DE CV;

(k) Dutch Holdco will issue a $1,043 intercompany note to Atlas DE Mexico SA DE CV in exchange for 1 share of ICI Mex SA DE CV; and

(l) Huntsman ICI (Italy) Srl will issue an intercompany note to ICI Italia SpA for the amount in euros which equates to $14,500,000 (on the basis of the Euro/Dollar Rate) in exchange for the outstanding shares of Huntsman ICI (Italian Operations) Srl.

5. Before Closing, the following Other Polyurethanes Opcos shall acquire the assets relating to the Polyurethanes Business in each of the following jurisdictions from the Company identified in respect of the relevant jurisdiction, in consideration of the issue by the company making the acquisition of intercompany notes (the Other Polyurethanes Temporary Notes) in an aggregate amount of $40,300,000.

Jurisdiction   Purchaser              Seller                Value of
                                                            intercompany
                                                            note issued as
                                                            consideration ($)

Argentina      Huntsman ICI           ICI Argentina         7,000,000
               (Argentina) S.R.L.     S.a.i.c.

Belgium        Huntsman ICI           ICI Belgium NV/SA       500,000
               (Belgium) SPRL

Brazil         Huntsman ICI           ICI Brasil Quimica    3,200,000
               (Brazil) Limitada      Ltda

Canada         Huntsman ICI           ICI Canada Inc.       3,600,000
               (Canada)
               Corporation

Colombia       Huntsman ICI           ICI Colombia SA       7,000,000
               Colombia Limitada

Germany        Huntsman ICI           Deutsche ICI GmbH     5,500,000
               (Germany) GmbH

Spain          Huntsman ICI Espana    ICI Espana SA           500,000
               Limitada

Taiwan         Huntsman ICI           ICI Taiwan Limited    8,000,000
               (Taiwan) Limited

Thailand       Huntsman ICI           ICI 1996 (Thailand)   5,000,000
               (Thailand) Limited     Ltd.

6. Huntsman ICI Polyurethanes Sales Limited (HIPS), a company having temporary approval for a representative office in Indonesia, will issue a $200,000 intercompany note to PT ICI Indonesia in exchange for its Polyurethanes Business assets.

7. ICI will use its reasonable endeavours to identify the steps necessary to elect to treat certain of its subsidiaries as a disregarded entity within the meaning of Treasury Regulations Section 301. 7701-3(c) and shall consult with HSCC with respect to the same, including, without limitation, the timing of any elections.

Local Currency Transfers

8. Notwithstanding paragraph 5 of this Schedule, ICI may at its sole discretion elect, provided it makes that election no later than 4 Business Days before Closing, to do any or all of the following at any time prior to Closing:

(a) procure that ICI Finance plc transfers to Dutch Mixer the sum of $3,200,000 in exchange for an intercompany note in that amount (the Dutch Mixer/ICI Finance Brazilian Temporary Note), and then procure that Dutch Mixer transfers to Huntsman ICI (Brazil) Limitada the sum of $3,200,000 (converted into Brazilian Reals) in exchange for shares in Huntsman ICI (Brazil) Limitada, in which case the consideration for the acquisition of the assets relating to the Polyurethanes Business in respect of Brazil pursuant to paragraph 5 of this Schedule shall be the payment of the sum of $3,200,000 (as converted into Brazilian Reals) and not the issue of an intercompany note in that amount; and/or

(b) procure that ICI Finance plc transfers to Dutch Mixer the sum of $7,000,000 in exchange for an intercompany note in that amount (the Dutch Mixer/ICI Finance Colombian Temporary Note), and then procure that Dutch Mixer transfers to Huntsman ICI Colombia Limitada the sum of $7,000,000 (converted into Colombian Pesos) in exchange for shares in Huntsman ICI Colombia Limitada, in which case the consideration for the acquisition of the assets relating to the Polyurethanes Business in respect of Colombia pursuant to paragraph 5 of this Schedule shall be the payment of the sum of $7,000,000 (as converted into Colombian Pesos) and not the issue of an intercompany note in that amount; and/or

(c) procure that ICI Finance plc transfers to Dutch Mixer the sum of $8,000,000 in exchange for an intercompany note in that amount (the Dutch Mixer/ICI Finance Taiwanese Temporary Note), and then procure that Dutch Mixer transfers to Huntsman ICI (Taiwan) Limited the sum of $8,000,000 (converted into Taiwanese Dollars) in exchange for shares in Huntsman ICI (Taiwan) Limited, in which case the consideration for the acquisition of the assets relating to the Polyurethanes Business in respect of Taiwan pursuant to paragraph 5 of this Schedule shall be the payment of the sum of $8,000,000 (as converted into Taiwanese Dollars) and not the issue of an intercompany note in that amount.

The parties agree that the costs involved in converting the amounts being paid for shares in Huntsman ICI (Brazil) Limitada, Huntsman ICI Colombia Limitada and Huntsman ICI (Taiwan) Limited into local currency pursuant to this paragraph 8 or in connection with paragraph 48 of Part 1 of Schedule 4 (as the case may be), together with the costs of converting such local currency back into dollars immediately prior to or shortly following Closing, shall be borne equally by HSCC and ICI.

Notarised Share Issues

9. Notwithstanding paragraph 5 of this Schedule, ICI may at its sole discretion elect, provided it makes that election no later than 4 Business Days before Closing, to do any or all of the following at any time prior to Closing:

(a) procure that ICI Finance plc transfers to Dutch Mixer the sum in euros which equates to $500,000 (on the basis of the Euro/Dollar Rate) in exchange for an intercompany note in that amount (the Dutch Mixer/ICI Finance Belgium Temporary Note), and then procure that Dutch Mixer transfers to Huntsman ICI (Belgium) SPRL the said sum in euros in exchange for shares in Huntsman ICI (Belgium) SPRL, in which event the consideration for the acquisition of the assets relating to the Polyurethanes Business in respect of Belgium pursuant to paragraph 5 of this Schedule shall be the payment of the sum in euros which equates to $500,000 (on the basis of the Euro/Dollar Rate) and not the issue of an intercompany note; and/or

(b) procure that ICI Finance plc transfers to Dutch Mixer the sum in euros which equates to $500,000 (on the basis of the Euro/Dollar Rate) in exchange for an intercompany note in that amount (the Dutch Mixer/ICI Finance Spanish First Temporary Note), and then procure that Dutch Mixer transfers to Huntsman ICI Espana Limitada the said sum in euros in exchange for shares in Huntsman ICI Espana Limitada, in which event the consideration for the acquisition of the assets relating to the Polyurethanes Business in respect of Spain pursuant to paragraph 5 of this Schedule shall be the payment of the sum in euros which equates to $500,000 (on the basis of the Euro/Dollar Rate) and not the issue of an intercompany note.

10. Notwithstanding paragraph 4(b) of this Schedule, ICI may at its sole discretion elect, provided it makes that election no later than 4 Business Days before Closing, to do any or all of the following at any time prior to
     Closing:

     (a) ICI Finance plc transfers to Dutch Mixer the sum in euros which equates to $33,000,000 (on the basis of the Euro/Dollar Rate) in exchange for an intercompany note in that amount (the Dutch Mixer/ICI Finance Spanish Second Temporary Note) and then that Dutch Mixer transfers to Huntsman ICI Espana Limitada such sum in euros in exchange for shares in Huntsman ICI Espana Limitada;

     (b) ICI Finance plc transfers to UK Holdings the sum in euros which equates (on the basis of the Euro/Dollar Rate) to $81,964,993 (as adjusted to reflect any adjustment made pursuant to clause 3.4) in exchange for an intercompany note in that amount (the UK Holdings/ICI Finance Spanish Temporary Note) and then that UK Holdings transfers to Huntsman ICI Espana Limitada the said sum in euros in exchange for a note in that amount secured by all of the assets of Huntsman ICI Espana Limitada (the Huntsman ICI Espana Limitada/UK Holdings Intercompany Note);

     in which event:

     (i) the consideration for the acquisition by Huntsman ICI Espana Limitada of all of the outstanding shares of Tioxide Europe SA (Spain) pursuant to paragraph 4(b) of this Schedule shall be the payment of the sum in euros which equates to $114,964,993 (on the basis of the Euro/Dollar Rate) and not the issue of an intercompany note;

     (ii) in accordance with paragraph 37 of Part 1 of Schedule 4, Dutch Mixer shall, instead of being required to subscribe for additional shares in Huntsman ICI Espana Limitada, be required instead to pay to ICI Finance plc the sum in euros which equates to $33,000,000 (on the basis of the Euro/Dollar Rate) in satisfaction of the Dutch Mixer/ICI Finance Spanish Second Temporary Note;

     (iii) in accordance with paragraph 38 of Part 1 of Schedule 4, UK Holdings shall, instead of being required to transfer $81,964,993 (as adjusted to reflect any adjustment made pursuant to clause 3.4), be required instead to pay to ICI Finance plc the sum in euros which equates to $81,964,993 (on the basis of the Euro/Dollar Rate) in satisfaction of the UK Holdings/ICI Finance Spanish Second Temporary Note; and

     (iv) Huntsman ICI Espana Limitada shall not be required to transfer $114,964,993 to ICI Espana SA in accordance with paragraph 39 of Part 1 of Schedule 4.

11. Notwithstanding paragraph 4(l) of this Schedule, ICI may at its sole discretion elect, provided it makes that election no later than 4 Business Days before Closing, to do any or all of the following at any time prior to
     Closing:

     (a) ICI Finance plc transfers to Dutch Mixer the sum in euros which equates to $4,500,000 (on the basis of the Euro/Dollar Rate) in exchange for an intercompany note in that amount (the Dutch Mixer/ICI Finance Italian Temporary Note) and then that Dutch Mixer transfers to Huntsman ICI (Italy) Srl such sum in euros in exchange for shares in Huntsman ICI (Italy) Srl;

     (b) ICI Finance plc transfers to UK Holdings the sum in euros which equates to $10,000,000 (on the basis of the Euro/Dollar Rate) in exchange for an intercompany note in that amount (the UK Holdings/ICI Finance Italian Temporary Note) and then that UK Holdings transfers to Huntsman ICI (Italy) Srl the said sum in euros in exchange for a note in that amount (the Huntsman ICI (Italy) Srl/UK Holdings Intercompany Note)

     in which event:

     (i) the consideration for the acquisition by Huntsman ICI (Italy) Srl of all of the outstanding shares of Huntsman ICI (Italian Operations) pursuant to paragraph 4(l) of this Schedule shall be payment of the sum in euros which equates to $14,500,000 (on the basis of the Euro/Dollar Rate) and not the issue of an intercompany note;

     (ii) in accordance with paragraph 45 of Part 1 of Schedule 4, Dutch Mixer shall, instead of being required to subscribe for additional shares in Huntsman ICI (Italy) Srl, be required instead to pay to ICI Finance plc the sum in euros which equates to $4,500,000 (on the basis of the Euro/Dollar Rate) in satisfaction of the Dutch Mixer/ICI Finance Italian Temporary Note;

     (iii) in accordance with paragraph 46 of Part 1 of Schedule 4, UK Holdings shall, instead of being required to transfer $10,000,000, be required instead to pay to ICI Finance plc the sum in euros which equates to $10,000,000 (on the basis of the

          Euro/Dollar Rate) in satisfaction of the UK Holdings/ICI Finance Italian Temporary Note; and

     (iv) Huntsman ICI (Italy) Srl shall not be required to transfer $14,500,000 to ICI Italia SpA in accordance with paragraph 47 of Part 1 of
          Schedule 4.

12. Notwithstanding paragraphs 32 and 33 of Schedule 4, ICI may at its sole discretion elect, provided that it makes the election no later than 4 Business Days before Closing, to procure that ICI Finance plc transfers to UK Holdings a sum in dollars and euros which equates to $407,006,272 (on the basis of the Euro/Dollar Rate) in exchange for an intercompany note in that amount (the UK Holdings/ICI Finance $407,006,272 Temporary Note), and then procure that UK Holdings transfers to Huntsman ICI (UK) Limited the sum in dollars and euros which equates to $407,006,272 (on the basis of the Euro/Dollar Rate) in exchange for shares in Huntsman ICI (UK) Limited, and then procure that Huntsman ICI (UK) Limited transfers to Dutch Mixer the sum in dollars and euros which equates to $407,006,272 (on the basis of the Euro/Dollar Rate) in exchange for shares in and/or as a capital contribution to Dutch Mixer, in which event:

     (a) in accordance with paragraph 32 of Part 1 of Schedule 4, UK Holdings shall, instead of being required to transfer [$407,006,272] to Huntsman ICI (UK) Limited in exchange for shares in Huntsman ICI (UK) Limited, be required instead either (i) to pay to ICI Finance plc the sum of [$407,006,272] in satisfaction of the UK Holdings/ICI Finance $407,006,272 Temporary Note or (ii) to pay to Dutch Mixer the sum of [$407,006,272] (UK Holdings will enter into a Set-Off Agreement with ICI Finance plc and Dutch Mixer in this regard);

     (b) Huntsman ICI (UK) Limited shall not be required to transfer $407,006,272 to Dutch Mixer in exchange for shares in Dutch Mixer and/or as a capital contribution in accordance with paragraph 33 of
          Part 1 of Schedule 4;

     (c) ICI may elect to procure that part of the funds made available to Dutch Mixer pursuant to this paragraph 12 are used by Dutch Mixer for the purposes of funding prior to Closing any or all of the share subscriptions referred to in paragraph 8, 9, 10(a) and/or 11(a) of this Schedule 18 which ICI elects to fund prior to Closing, in which case the amounts due to be loaned by ICI

          Finance plc to Dutch Mixer in accordance with the said paragraph(s) of this Schedule 18 and the amounts to be repaid to ICI Finance plc pursuant to paragraphs 37 and/or 45 and/or 48(iii) of Part 1 of
          Schedule 4 (as the case may be) shall be reduced accordingly;

Formation of Newco

13. Before Closing, a Delaware corporation (US Newco) will be incorporated by IAI.

                                  SCHEDULE 19

                         ADDITIONAL/EXCLUDED EMPLOYEES

Unless otherwise agreed to the contrary between the Vendor and the Purchaser, the Employees named at (1) below shall be Additional Employees and the Employees named at (2) below shall be Excluded Employees.

1.   The Additional Employees

The Relevant Petrochemicals Business will need the following 28 employees who have responsibility for commercial and other "overarching" functional and management resources, including members of the management team, either to run a commercial Olefins operation or to manage the Aromatics and North Tees Logistics businesses. The parties agree that Schedule 9 (Warranties) will only apply in relation to the Additional Employees at Closing (and not at the date of this Agreement). The Purchaser acknowledges that disclosures against Schedule 9 in relation to such employees may be made at any time prior to Closing.

------------------------------------------------------------------------------------------------------------------------------------
Prefix   Surname     Initials   Dept Nm 3              Dept Nm 4            Dept Nm 5           Local Job                     Grade
------------------------------------------------------------------------------------------------------------------------------------
Ms       Gotledge    A          Petroc & Ferts Busns                                            Systems Development Acc          U
------------------------------------------------------------------------------------------------------------------------------------
Mr       Hoey        MD         Petroc & Ferts Busns   Accounts             It                  Industrial Trainee               U
------------------------------------------------------------------------------------------------------------------------------------
Mrs      May         CA         Petroc & Ferts Busns   Accounts             Business Admin      Accts Receiv Admin (Role 2)      U
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Styles      S          Petroc & Ferts Busns   Accounts             It                  Industrial Trainee               U
------------------------------------------------------------------------------------------------------------------------------------
         Vacancy                Petroc & Ferts Busns   Accounts             It                  Industrial Trainee               U
------------------------------------------------------------------------------------------------------------------------------------
Mr       Emerson     D          Petroc & Ferts Busns   Pip                                      Pip Limited Finance Mgr          39
------------------------------------------------------------------------------------------------------------------------------------
Mr       Galbraith   JW         Petroc & Ferts Busns   Management                               Teesside Sites She Mgr           39
------------------------------------------------------------------------------------------------------------------------------------
Mr       Hughes      DL         Petroc & Ferts Busns   Accounts             It                  Hydrocarbons IT Manager          37
------------------------------------------------------------------------------------------------------------------------------------
Dr       Scott       WJ         P&F North Tees         Pip                  Refinery            Pip Operations Mgr               37
------------------------------------------------------------------------------------------------------------------------------------
Mr       Tonge       M          Petroc & Ferts Busns   Accounts             Business Admin      Fin Control                      37
------------------------------------------------------------------------------------------------------------------------------------
Mr       Leach       SJ         Information Systems    It Services                              Teesside Site IT
                                                                                                Infrastr Mgr                     36
------------------------------------------------------------------------------------------------------------------------------------
Dr       Taylor      JA         Petroc & Ferts Busns   Planning & Quality                       Pchems Models Grp Leader         36
------------------------------------------------------------------------------------------------------------------------------------
Mr       Wright      BL         Petroc & Ferts Busns   Industrial Products  Project Diamond     Bus Pro Des Pro Diamond          35
------------------------------------------------------------------------------------------------------------------------------------
Mr       Mitchell    J          Petroc & Ferts Busns   Accounts             It                  Business Analyst                 34
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Short       S          Petroc & Ferts Busns   Accounts             It                  Business Analyst                 34
------------------------------------------------------------------------------------------------------------------------------------
Mr       Lofthouse   M          Petroc & Ferts Busns   Accounts             It                  Systems Analyst                  33
------------------------------------------------------------------------------------------------------------------------------------
Mr       Allday      M          Petroc & Ferts Busns   Accounts             It                  Man applic Developer             32
------------------------------------------------------------------------------------------------------------------------------------
Mr       Brown       TK         Petroc & Ferts Busns   Industrial Products  Project Diamond     Business Proc Mgr Reporting      32
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Jones       JS         Petroc & Ferts Busns   Industrial Products  Project Diamond     Asst Prod Mgr                    32
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Read        P          Petroc & Ferts Busns   Accounts             It                  Man applic Developer             32
------------------------------------------------------------------------------------------------------------------------------------
Mr       Smith       A          Petroc & Ferts Busns   Industrial Products  Project Diamond     Business Process Mgr SD/MM       32
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Neate                  Petroc & Ferts Busns   Secretarial                              Personal Assistant               31
------------------------------------------------------------------------------------------------------------------------------------
Mr       Johnstone   T          Petroc & Ferts Busns   Accounts             Business Admin      C&P Fincl Acctg Assist           31
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Raine       SL         Petroc & Ferts Busns   Industrial Products  Project Diamond     Proj Spprt Admin P Diano         30
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Bergdahl    PF         Tops Safety            Management                               Audit Administrator              29
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Riordan     S          Petroc & Ferts Busns   Accounts             Business Admin      Accts Receiv Admin (Role 1)      29
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Smith       BE         Petroc & Ferts Busns   Accounts             Business Admin      Banking & Paying Administration  29
------------------------------------------------------------------------------------------------------------------------------------
Mrs      Smith       L          Petroc & Ferts Busns   Olefins              Cfst                Senior Secretary/Supervisor      29
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Prefix   Surname    Initials   Dept Nm 3              Dept Nm 4      Dept Nm 5      Local Job                Grade
----------------------------------------------------------------------------------------------------------------------
Mr       Upton      CW         Petroc & Ferts Busns   Accounts       It             Small Sys Control        29
----------------------------------------------------------------------------------------------------------------------
         29
----------------------------------------------------------------------------------------------------------------------

2.   The Excluded Employees

(a)  Employees largely engaged in Sales Office activities.

                                POLYURETHANES:

                    EMPLOYEES OF NATIONAL SELLING COMPANIES


*Please note that numbers given below are approximate


France - ICI France SA - 7 employees

Hong Kong - ICI China Ltd. - 5 employees in Hong Kong.

Czech Republic - ICI Cz sro                                      )
ICI International Limited - a number of branches in East Europe  )
Slovakia - ICI Slovakia sro                                      )12 employees
Poland   - ICI Polska Sp.zo.o                                    )
Hungary - ICI Hungary Kft                                        )

Japan - ICI Japan Ltd. -  3 employees

Korea - ICI Korea Ltd - 4 employees

Malaysia - ICI (Malaysia) Holdings Sdn Bhd - 2 employees

Scandinavia  - ICI Norden - 7 employees

Singapore - ICI (Singapore) Private Ltd. - 3 employees

                                   TIOXIDE:

                    Employees of National Selling Companies

-------------------------------------------------------------------------------------------------------------------------------
COUNTRY                       PRESENTATION                     NOTES
===============================================================================================================================
ASIA
-------------------------------------------------------------------------------------------------------------------------------
Japan                         ICI Japan (100% ICI owned)       2 X individuals wholly employed on matters Tioxide formally
                                                               Tioxide Japan employees before that company was folded into ICI
                                                               Japan Tioxide pick-up all costs.  No contract.
-------------------------------------------------------------------------------------------------------------------------------
South Korea                   ICI Korea - Exclusive for        1 X individual 20% of his time.  No contract.
                              Fibres grades
-------------------------------------------------------------------------------------------------------------------------------
Taiwan                        ICI Dulux (100% ICI owned)       1 X individual wholly employed on matters Tioxide.  Tioxide pick up all costs.
-------------------------------------------------------------------------------------------------------------------------------
Hong Kong                     ICI China (100% ICI owned)       2 X individuals wholly employed on matters Tioxide.  Tioxide picks up all costs.
-------------------------------------------------------------------------------------------------------------------------------
Thailand                      National Starch (100% ICI        3 X individuals wholly employed on matters Tioxide.  Tioxide
                              owned)                           pick up all costs.

                                                               2 year termination.  No existing contract but the parties
                                                               continue to act on the basis of the contract with ICI 1996
                                                               (Thailand) Ltd.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
COUNTRY                       PRESENTATION                     NOTES
===============================================================================================================================
Vietnam                       ICI Vietnam (100% ICI owned)     No contract.
-------------------------------------------------------------------------------------------------------------------------------
India                         IC India (51% ICI owned)         3 individuals wholly employed on matters Tioxide individuals wholly employed on matters Tioxide.  Unsigned 10 year contract which, nonetheless, may have legitimacy under Indian law.  Sole and exclusive.  41% overriding commission.  Termination with 12 months notice from 4/2002 at the earliest.
-------------------------------------------------------------------------------------------------------------------------------
Pakistan                      ICI Pakistan (61% ICI owned)     No contract.
-------------------------------------------------------------------------------------------------------------------------------
Sri Lanka                     ICI Sri Lanka (40% ICI owned)    No contract.
-------------------------------------------------------------------------------------------------------------------------------
MIDDLE EAST
-------------------------------------------------------------------------------------------------------------------------------
Saudia Arabia                 ICI Saudi Arabia (40% ICI        One year termination.  Contract not available.
                              owned)
-------------------------------------------------------------------------------------------------------------------------------
Israel                        ICI Israel (100% ICI owned)      Individual 50% employee on matters Tioxide.  3 months
                                                               termination.  Contract not available.
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
COUNTRY                       PRESENTATION                     NOTES
===============================================================================================================================
EASTERN EUROPE
CIS                           ICI (100% ICI owned)             1 X individual wholly employed and 1 x individual partly
                                                               employed on matters Tioxide.  1 year termination.  Managed through ICI Polyurethanes.
-------------------------------------------------------------------------------------------------------------------------------
Czech Republic                ICI (100% ICI owned)             1 X individual wholly employed on matters Tioxide.  1 year termination.  Managed through ICI Polyurethanes..
-------------------------------------------------------------------------------------------------------------------------------

Hungary                       ICI (100% ICI owned)             2 X individuals partly employed on matters Tioxide.  1 year termination.  Managed through ICI Polyurethanes..

Poland                        ICI (100% ICI owned)             2 X individuals partly employed on matters Tioxide.  1 year termination.  Managed through ICI Polyurethanes..
-------------------------------------------------------------------------------------------------------------------------------
Bulgaria                      ICI (100% ICI owned)             2 X individuals partly employed on matters Tioxide.  1 year termination.  Managed through ICI Polyurethanes
-------------------------------------------------------------------------------------------------------------------------------
EUROPE
-------------------------------------------------------------------------------------------------------------------------------
Switzerland                   ICI (Switzerland) AG (99.2%      Individual less than 50% employed on matters Tioxide.  Contract
                              ICI owned)                       due to end 6/99.  Tioxide is considering extending for 3 months until it puts in place a German distributor.
-------------------------------------------------------------------------------------------------------------------------------

(b)  Relevant Petrochemicals Business Excluded Employees

------------------------------------------------------------------------------------------------------------------
                                                                                         Cont.
ID           Prefix   Surname     Initials    Local Job                        Grade     Type        Term Date
------------------------------------------------------------------------------------------------------------------
001187828    Mr       Baker       RA          Planner/modeller                 34        M&P
------------------------------------------------------------------------------------------------------------------
001176776    Mr       Bell        I           ICI Petrochemicals HR Dev Mngr   37        SNR
------------------------------------------------------------------------------------------------------------------
001177497    Mr       Blackhall   NW          Business Engineering Mngr        38        SNR
------------------------------------------------------------------------------------------------------------------
001186948    Mr       Booth       P           Olefines Production Mgr          40        SNR       Note: to be
                                                                                                   seconded to
                                                                                                   Huntsman ICI
                                                                                                   Petrochemicals
                                                                                                   (UK) Limited
                                                                                                   for 18 months
------------------------------------------------------------------------------------------------------------------
001241035    Mrs      Brettle     EH          Personal Assit/Snr Secretary     29        BAS
------------------------------------------------------------------------------------------------------------------
001250153    Mr       Buenting    H           Aromatics Marketing Manager      36        OSC
------------------------------------------------------------------------------------------------------------------
001177169    Mr       Butler      RM          Materials Manager                35        M&P       2000-03-31
------------------------------------------------------------------------------------------------------------------
000247714    Mr       Clayton     HD          Aromatics Outside Op              6        SA        1999-07-31
------------------------------------------------------------------------------------------------------------------
001187363    Dr       Comes       PL          Olefines Business Director       42        SNR
------------------------------------------------------------------------------------------------------------------
001176615    Mrs      Cotterill   MT          Cashier Supervisor               30        BAS
------------------------------------------------------------------------------------------------------------------
001250513    Mr       Cusworth    PM          Industrial Trainee                U        SSU
------------------------------------------------------------------------------------------------------------------
001252020    Miss     De Jong     N           Industrial Trainee                U        SSU       1999-06-30
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                         Cont.
ID           Prefix   Surname     Initials    Local Job                        Grade     Type        Term Date
------------------------------------------------------------------------------------------------------------------
001228441    Mrs      Denye       M           Mktg Prod Mgr                    36        M&P
------------------------------------------------------------------------------------------------------------------
000045574    Mr       Donaghue    CP          JVO6 Cold End Princ Tech          7        SA
------------------------------------------------------------------------------------------------------------------
001119627    Mr       Gale        DT          P&f Business Process Mgr         37        SNR         1999-11-30
------------------------------------------------------------------------------------------------------------------
001210176    Miss     Gardner     DC          Busn Excellence Co-ordinator     30        BAS
------------------------------------------------------------------------------------------------------------------
001156355    Mr       Gardner     M           CEO Petrochemicals               C8        EXEC
------------------------------------------------------------------------------------------------------------------
000043548    Mr       Goodchild   RE          C/rm Senr Outside Op              6        SA          1999-07-31
------------------------------------------------------------------------------------------------------------------
001227083    Mr       Harrison    SJ          Accountant                       36        M&P
------------------------------------------------------------------------------------------------------------------
001140696    Mrs      Jones       EV          Sales & Mktg Mgr Tsl             34        M&P         2000-03-31
------------------------------------------------------------------------------------------------------------------
001119464    Dr       Lake        IJS         Senior Research Chemist          34        M&P
------------------------------------------------------------------------------------------------------------------
001128398    Mr       Lawes       PJ          P&f Busn Technology Mngr         41        SNR         1999-09-30
------------------------------------------------------------------------------------------------------------------
001217011    MS       Leonard     K           Financial Services Account       33        M&P
------------------------------------------------------------------------------------------------------------------
001235790    Mrs      Maxfield    G           Personal Assistant               29        BAS
------------------------------------------------------------------------------------------------------------------
001223061    Mrs      McMahon     S           Training Manager                 33        M&P
------------------------------------------------------------------------------------------------------------------
001096286    Dr       Moore       CA          Commercial Manager               38        SNR
------------------------------------------------------------------------------------------------------------------
001156642    Mr       Otterbum    EW          P&f Tech Planning Mgr            35        M&P         2000-03-31
------------------------------------------------------------------------------------------------------------------
001220003    Mr       Paton       NA          Diamond Project Manager          37        SNR
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                            Cont.
ID           Prefix   Surname        Initials    Local Job                        Grade     Type        Term Date
------------------------------------------------------------------------------------------------------------------------
000255711    Mr       Paul           R           Area Contracts Coord             31        BAS         1999-07-09
------------------------------------------------------------------------------------------------------------------------
001187764    Mrs      Pearson-Pratt  AM          Secretary                        28        BAS
------------------------------------------------------------------------------------------------------------------------
001160341    Mr       Reynolds       JK          Busn Mngr Indust Chems           41        SNR         1999-07-31
------------------------------------------------------------------------------------------------------------------------
001228636    Mr       Richardson     CA          JVO6 Allocation Sprt Mgr         31        BAS
------------------------------------------------------------------------------------------------------------------------
001144780    Mr       Shovlin        TA          Petrochems CFO                   42        SNR
------------------------------------------------------------------------------------------------------------------------
001239234    Mrs      Smith          L           Senior Secretary/Supervisor      29        BAS
------------------------------------------------------------------------------------------------------------------------
000257467    Mr       Smith          J           Pipe Cover/lag                    5        SA          1999-07-11
------------------------------------------------------------------------------------------------------------------------
001218426    Mr       Smith          DN          Olefines Area Task Mgr           35        M&P
------------------------------------------------------------------------------------------------------------------------
001239522    Mr       Steinbach      GPW         Comm Mgr - Aromatics             39        OSC         Note: to be
                                                                                                        seconded to
                                                                                                        Huntsman ICI
                                                                                                        Petrochemicals
                                                                                                        (UK) Limited
                                                                                                        for 6 months
------------------------------------------------------------------------------------------------------------------------
001125678    Mr       Stoney         JR          Methanol Business Director       41        SNR
------------------------------------------------------------------------------------------------------------------------
001157146    Mr       Taylor         GR          Joint Venture/develt Mgr         38        SNR
------------------------------------------------------------------------------------------------------------------------
001160902    Mr       Trotter        PM          HR Mgr Petroc&ferts Busn         39        SNR
------------------------------------------------------------------------------------------------------------------------
001160317    Miss     Watson         A           Financial Accountant             34        M&P
------------------------------------------------------------------------------------------------------------------------
001177172    Mr       Westlake       RP          Op Srvs Snr Prod Mgr             39        SNR
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                        Cont.
ID         Prefix  Surnames       Initials  Local Job                          Grade    Type            Term Date
------------------------------------------------------------------------------------------------------------------
001179109  Mr      White          JM        HR Director Petrochems             41       SNR
------------------------------------------------------------------------------------------------------------------
001228219  Miss    Wigmore        AS        Accounting Support                 29       BAS
------------------------------------------------------------------------------------------------------------------
001157159  Mr      Williams       G         Measurement Tech                   29       BAS             1999-07-31
------------------------------------------------------------------------------------------------------------------
001250514  Mr      Wood           EC        Industrial Trainee                  U       SSU
------------------------------------------------------------------------------------------------------------------
Total Employees          46
------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 20

                                 I.T. SCHEDULE

1.   INTERPRETATION

1.1 In this Schedule, and subject to paragraph 1.2 below, defined terms shall have the same meaning as those terms in clause 1 of this Agreement.

1.2  The following terms shall have the following meanings:

Business Owned Software means all software owned by ICI or its Retained Group and which is used exclusively or predominantly in the ICI Business in the 12 months prior to Closing including without limitation the Diamond Software (subject to paragraph 3.5 of this Schedule 20) but excluding:

(a)  the Excluded Software;

(b)  the Retained Software;

(c)  the Functional Services Software; and

(d)  for the avoidance of doubt, the Lotus Notes Database Rights;

Copied/Cloned System means any I.T. systems used by the ICI Business or any member of ICI's Retained Group which the parties agree require copying/cloning under paragraph 9.1.2 and Copy/Clone and Copying/Cloning shall be construed accordingly;

Diamond Software means so much of the Intellectual Property Rights as are owned by ICI or its Retained Group in the software comprised in the Petrochemicals SAP/R3 System known as Diamond;

Excluded Services means the I.T. transition services which the Purchaser agrees shall not be made available by ICI as set out in attachment 4;

Excluded Software means all software owned by ICI or its Retained Group as referred to in attachment 1 to this Schedule;

Functional Services Software means software owned by ICI or its Retained Group used by ICI staff to provide functional services to the ICI Business or software accessed by staff of the ICI Business to receive functional services to the ICI Business;

Licensed Back Software means Business Owned Software which is:

(a)  used by ICI or its Retained Group during the 12 months prior to Closing;
     and

(b) reasonably required for the ongoing conduct of ICI or its Retained Group in substantially the manner operated during the 12 months prior to Closing;

ICI Network means the wide area and local area networks (including the ICI Lotus Notes Backbone service and the Shiva and Compuserve dial in services) of ICI and ICI's Retained Group;

Licensed ICI Owned Software means the Permanently Licensed ICI Owned Software together with the Temporarily Licensed ICI Owned Software;

ICI Retained Software means Licensed ICI Owned Software; the Excluded Software; the Retained Software; the Functional Services Software, the Lotus Notes Database Rights and the Diamond Software;

Lotus Notes Database Rights means all Intellectual Property Rights (if any) in the Lotus Notes Databases which are owned by ICI or members of ICI's Retained Group and which include data relating to the ICI Business but which are not used exclusively or predominantly by the ICI Business;

Permanently Licensed ICI Owned Software means the software owned by ICI or members of ICI's Retained Group which is used by the ICI Business in the 12 months prior to Closing and reasonably required for the ongoing conduct of the ICI Business in substantially the manner operated in the 12 months prior to Closing but excluding:

(i)    the Excluded Software;

(ii)   the Retained Software;

(iii)  the Functional Services Software;

Relevant Term Sheet means the term sheets which the parties shall agree shall apply to the provision of a Transitional Service in accordance with the provisions of paragraph 13;

Relevant Transitional Period means the duration for which each Transitional Service is provided in accordance with paragraph 15;

Retained Software means the following software owned by ICI or its Retained
Group:

(a)  Process Engineering Library;

(b)  Engineering standards; and

(c)  SHE standards;

(which, for the avoidance of doubt, may be licensed to the Purchaser by ICI on an arms' length commercial basis separate from and not the subject of this Schedule);

Temporarily Licensed ICI Owned Software means the software owned by ICI or members of ICI's Retained Group which is licensed to the Purchaser under the terms of paragraph 4.2 below;

Transitional Services means the I.T. transition services agreed to be made available by ICI to the Purchaser under paragraph 13.1 as set out in attachment 3 as may be amended by the parties pursuant to paragraph 13.3, or such Transitional Services as may be agreed to be made available by the Purchaser under paragraph 20;

TSA means the transitional I.T. services agreement to be agreed by the parties in accordance with paragraph 13 of this Schedule;

Zeneca means Zeneca Limited or any of its successors or assigns.

1.3 Except as expressly provided, all references to paragraphs and attachments in this Schedule shall refer to the paragraphs of and attachments to this Schedule.

1.4 In the event of any conflict in relation to the subject matter of this Schedule and other terms appearing in the remainder of this Agreement and the Ancillary Agreements, the terms of this Schedule shall prevail.

2.   INTRODUCTION

2.1  This document defines:

     2.1.1 the general principles both parties will adhere to in relation to separation and transition arrangements;

     2.1.2 the principles agreed by the parties concerning the transfer of Intellectual Property Rights in Business Owned Software and the license to the ICI Business of Intellectual Property Rights in certain Licensed ICI Owned Software; and

     2.1.3 the general conditions which will be incorporated into the TSA to be agreed by the parties by the date of Closing.

2.2 In defining and carrying out their obligations under paragraphs 3 to 20 of this Schedule, the objectives of the parties are:

     2.2.1 to achieve a satisfactory and prompt separation of I.T. systems and services used by the ICI Business from the I.T. systems and services used by ICI and its Retained Group;

     2.2.2 to ensure the continuity of the I.T. services supplied to the ICI Business during a limited period; and

     2.2.3 to ensure that there is no adverse impact on the I.T. operations of ICI and its Retained Group due to separation.

3.   Assignment of Rights in Business Owned Software

3.1 Subject always to Zeneca's consents where necessary, the Intellectual Property Rights in all Business Owned Software shall be assigned from ICI to the Purchaser in accordance with this Agreement.

3.2 In the event that it is discovered at any time after Closing that ICI or any member of its Retained Group owns any Business Owned Software which was owned by such member as at Closing and which is exclusively or predominantly used in the ICI Business, ICI hereby undertakes to assign or procure the assignment of such software as soon as reasonably practicable to the Purchaser or its nominee.

3.3 In the event that it is discovered at any time after Closing that any member of the Purchaser's Group owns any Intellectual Property Rights in ICI Retained Software which are owned by such member immediately after Closing and which were assigned to it pursuant to this Agreement and which either:

(a)  were not exclusively or predominantly used by the ICI Business; or

(b)  are not licensed to the Purchaser pursuant to this Schedule,

the Purchaser hereby undertakes to assign or procure the assignment of such rights as soon as reasonably practicable to ICI or its nominee.

3.4 For the purposes of this clause 3 the determination of whether Business Owned Software or Intellectual Property Rights in ICI Retained Software are exclusively or predominantly used in the ICI Business is to be made in accordance with the state of the ICI Business in the 12 months prior to Closing.

3.5 In the event that the Olefins Manufacturing Business is a Delayed Business, the Diamond Software shall be deemed to constitute Permanently Licensed ICI Owned Software and shall be excluded from the definition of Business Owned Software, but only until the Delayed Closing of the Olefins Manufacturing Business whereupon the Diamond Software will become part of the Business Owned Software and shall be assigned from ICI to the Purchaser in accordance with this Agreement.

4.   LICENCES OF LION OWNED SOFTWARE

4.1 Subject always to Zeneca's consents where necessary, ICI hereby grants, and shall procure that such relevant member of its Retained Group shall grant, to the Purchaser and the Purchaser's Group a perpetual, royalty free, worldwide, non-exclusive licence to use the Permanently Licensed ICI Owned Software in the business of the Purchaser and the Purchaser's Group.

4.2 In relation to the Temporarily Licensed ICI Owned Software where Transitional Services are agreed to be supplied under paragraphs 13 to 19 below, then, subject always to Zeneca's consents where necessary, ICI shall grant and shall procure that each relevant member of its Retained Group shall grant, to the Purchaser a licence of such software as shall be owned by ICI or its Retained Group which is necessary for the Purchaser to receive the benefit of a Transitional Service for the duration of that Transitional Service.

5.   LICENSED BACK SOFTWARE

5.1 The Purchaser hereby grants to ICI and its Retained Group a perpetual, royalty free, worldwide, non-exclusive licence of the Licensed Back Software for use in the business of ICI and ICI's Retained Group.

6.   LOTUS NOTES DATABASE RIGHTS

6.1 ICI hereby grants and shall procure that each relevant member of its Retained Group shall grant, so far as they are able, a perpetual, royalty free, world-wide, non-exclusive licence to use the Lotus Notes Database Rights in the ICI Business.

6.2 ICI reserves the right to delete or remove any data held on such databases which it considers sensitive and does not relate to the ICI Business.

7.   LION EXCLUDED SOFTWARE

7.1 The parties agree that, save for any Temporarily Licensed ICI Owned Software licensed to the Purchaser under paragraph 4.2 above, nothing in this Agreement or any of the Ancillary Agreements shall require ICI or any member of its Retained Group to assign, license or otherwise transfer to the Purchaser any rights in the Excluded Software.

8.   LICENCE OF PURCHASER SOFTWARE

8.1 Where Transitional Services are agreed to be supplied by the Purchaser under paragraph 20 below, the Purchaser shall grant, and shall procure the grant by each relevant member of its Group, to the service recipient of a licence of such software as shall be owned by the Purchaser or any member of the Purchaser's Group which is necessary for the service recipient to receive the benefit of each such Transitional Service for the duration of that Transitional Service.

9.   SEPARATION PROJECT MANAGEMENT

9.1 Immediately on signing this Agreement the parties shall work together to establish an appropriate separation project team and process to achieve timely separation of I.T. systems, networks and services. In particular the parties shall immediately effect:

9.1.1 a joint investigation of the network infrastructure presently used by the ICI Business and any possible alternatives; and

9.1.2 a joint investigation of the I.T. systems used by the ICI Business and/or members of ICI's Retained Group which may require Copying/Cloning;

9.1.3 in conducting the above investigation, close liaison will be maintained with the other teams working on separation issues, in particular, but without limitation, those working on national selling companies, HR and payroll services, financial management and research and technology to ensure that any I.T. separation issues arising from the separation decisions made in other functional areas are addressed; and

9.1.4 the parties shall in accordance with paragraphs 10.1 and 10.2 and in good faith mutually agree (such agreement not to be unreasonably withheld or delayed) and implement a separation plan and timetable for the migration off of the ICI Networks and the shared local I.T. systems and equipment.

9.2 During the separation the parties shall liaise in relation to Year 2000 testing and remediation work and share Year 2000 status reports in so far as they relate to the ICI Business.

10.     SEPARATION FROM LION NETWORKS

10.1 The Purchaser will use its reasonable endeavours to migrate off the ICI Networks by 60 days after Closing.

10.2 If the parties agree that the Purchaser shall remain on the ICI Networks beyond the date referred to in paragraph 10.1 then both parties will use their reasonable endeavours to achieve separation as quickly as practicable and, in any event, within 3 months of Closing save where this would require separation to occur during a period determined by ICI as being millennium sensitive in which such case the parties agree that such separation shall to await the end of such period.

10.3 ICI shall ensure all transferring Lotus Notes accounts are moved to dedicated servers where such accounts do not reside on servers which are transferring to the Purchaser.

10.4    During any period in which the Purchaser remains connected to the ICI
Networks:

10.4.1  current network services shall continue to be made available;

10.4.2 ICI, HSCC and the Purchaser shall work together to establish mutually beneficial and secure communication links as appropriate to their evolving business relationships;

10.4.3 the Purchaser shall not establish any connection to any other company except via a ICI approved firewall; and

10.4.4 the Purchaser shall comply with ICI I.T. Security standards (see attachment 2 to this Schedule).

10.5 Once network separation is completed, ICI shall ensure provision of necessary firewalls and gateways to enable temporary access to any ICI systems provided under the TSA. The Purchaser shall pay the associated costs as a Transitional Service charge.

11.     SHARED LOCAL EQUIPMENT

11.1 Subject to necessary consents, Copied/Cloned Systems shall be provided by ICI to the Purchaser on Closing.

11.2 If a Copied/Cloned System cannot be made available to the Purchaser by Closing then ICI shall use its reasonable endeavours to ensure a Copied/Cloned System is made available to the Purchaser as quickly as possible after Closing.

11.3 If within 3 months after Closing the Purchaser can demonstrate to the reasonable satisfaction of ICI that a Copied/Cloned System was used during the 3 months before Closing and is required by the Purchaser to continue the operations of the Business as operated by ICI immediately prior to Closing then ICI will, subject to obtaining necessary consents, use its reasonable endeavours to provide such Copied/Cloned System.

11.4 The Purchaser shall be responsible for the use of, the support and the ongoing development of any Copied/Cloned System.

12.     SEPARATION COSTS

12.1    ICI shall pay all of the following costs associated with the separation:

12.1.1 making ready/suitable for transfer any I.T. systems/services which are not so and for which it is agreed this is a practical solution e.g. Copying/Cloning; and

12.1.2 achieving separation tasks e.g. separation from ICI's Network, managing exit from non-transferring I.T. systems, and managing impact on ICI's Retained Group.

12.2 The Purchaser shall pay all of the following costs associated with the separation:

12.2.1 taking and modifying I.T. systems/services transferred from ICI so that they meet the Purchaser's requirements;

12.2.2 changing the Purchaser's I.T. systems/services to assimilate new business, or creating any new I.T. systems/services needed e.g. network services;

12.2.3 where the ICI Business is continuing to benefit from and is currently paying or has agreed to pay an agreed share of millennium project costs associated with a transferred system, costs on the same basis until the millennium project is completed; and

12.2.4 the charges for using ICI's Networks between Closing and separation at the same charging rates as charged to other members of ICI's Retained Group.

12.3 The parties shall bear their own costs of discharging their respective obligations under paragraphs 9 and 10 above.

13.     TRANSITIONAL SERVICES

13.1 So far as ICI is able and subject to any third party consents which may be required, ICI shall make available to Purchaser the Transitional Services and to that end the parties shall use their reasonable endeavours to agree (such agreement not to be unreasonably withheld or delayed) before Closing a TSA and Relevant Term Sheets to be attached to the TSA on the basis set out below.

13.2 Unless provided under paragraph 13.5 below, the Excluded Services shall not be made available to the Purchaser.

13.3    If the Purchaser can demonstrate that the ICI Business requires:

13.3.1 an I.T. service not currently included as a Transitional Service which was provided by ICI or a member of ICI's Retained Group to the ICI Business immediately before Closing; and

13.3.2 that service is reasonably required by the Purchaser to continue the operation of the Business as operated by ICI prior to Closing; then the parties shall in good faith use their reasonable endeavours to agree term sheets for the provision of such service (such agreement not to be unreasonably withheld or delayed) in which case such service will be deemed to be a Transitional Service. For the avoidance of doubt this paragraph 13.3 shall not apply to Excluded Services.

13.4 ICI shall provide and the Purchaser shall purchase the agreed Transitional Services for the Relevant Transitional Period.

13.5 If at Closing, the Purchaser, despite having used its reasonable endeavours to do so, is unable to put in place alternatives to the Excluded Services and such Excluded Services are required to avoid substantial disruption to the ICI Business then ICI will use its reasonable endeavours to continue to provide such Excluded Services to the Purchaser for a maximum of 3 months after Closing.

13.6 The parties have agreed that the Polyurethanes Business should not continue with its previous planned implementation of the standard support environment service from IBM negotiated under Project Quantum pending further discussions between the parties after signing and before Closing. It has also been agreed that the Polyurethanes Business should continue its planned implementation of its standard operating environment under Project Quantum. Subject to agreeing a Relevant Term Sheet for the provision of such a Transitional Service, ICI is prepared to provide the standard support environment service to the Purchaser on a transitional basis.

14.     CHARGES AND PAYMENT FOR TRANSITIONAL SERVICES

14.1 The charge made by ICI for each Transitional Service will be set out in the Relevant Term Sheet and shall be calculated in accordance with the following principles:

14.1.1 on the same basis as those made by ICI or a member of ICI's Retained Group to the ICI Business for that service; or, where explicit charges are not being made at the time of Closing, the actual cost to ICI of providing the service (or procuring a third party to provide all or part of that service) together with a reasonable and proportionate amount of its overheads in so doing; plus

14.1.2 where the ICI Business is currently paying or has agreed to pay an agreed share of millennium project costs associated with that service, those costs on the same basis until the millennium project is completed; and

14.1.3 termination costs incurred by ICI for early exit as set out in the relevant term sheets.

14.2    Charges shall be subject to increase or decrease as the case may be if:

14.2.1  associated costs change (including third party supplier costs); or

14.2.2 for any quarter, the volume usage of a Transitional Service by the ICI Business increases or decreases by 10% or more over the volume usage of that Transitional Service by the ICI Business in the previous quarter.

15.     DURATION OF TRANSITIONAL SERVICES

15.1 The Relevant Transitional Period will be set out in the Relevant Term Sheet. The parties agree that:

15.1.1 subject always to paragraph 15.1.2 below, no Relevant Term Sheet shall have a duration in excess of 18 months beyond Closing unless and to the extent that a Transitional Service is necessary to deliver to the Purchaser a service for a greater period and that Transitional Service is a service which the Purchaser cannot reasonably be expected to obtain from another source; and

15.1.2 no term sheet shall require ICI to supply any Transitional Services which are dependent upon a third party supplier contract or third party licences beyond the expiry date of such third party supplier contract or third party licences; and

15.1.3 the parties will use reasonable endeavours to minimise the agreed duration of Transitional Services.

15.2 Three months written notice of early termination is required unless stated otherwise in Relevant Term Sheets.

15.3 Upon the expiry of a Transitional Service, ICI will provide reasonable assistance to the Purchaser in liaising with current third party suppliers with a view to establishing an ongoing direct service, but otherwise shall have no obligation to provide or broker such on-going I.T. services.

15.4 In agreeing a Relevant Term Sheet, ICI may include an indication of whether or not ICI would (so far as it is then able and subject to any third party consents which may be required) be prepared to either renew the Relevant Term Sheet for that Transitional Service or grant to the Purchaser a licence of the I.T. systems used to deliver that Transitional Service, in both cases on terms to be agreed by the parties before the expiry of the Relevant Term Sheet.

16.     LIMITATIONS TO TRANSITIONAL SERVICES

16.1 Information/I.T. security is paramount and must not be compromised by or for either party. Where security of ICI data cannot be adequately protected if the Purchaser has direct access to a given I.T. system, then that I.T. system will only be used indirectly through ICI staff or in accordance with other arrangements agreed by ICI.

16.2 ICI will not be required to (a) modify or (b) extend the system life of existing I.T. shared systems to meet the Purchaser's needs, other than in circumstances in which Purchaser's business is at risk. The Purchaser would bear the full cost for such modified/extended service.

16.3 To the extent that the Purchaser receives ICI site-based I.T. services, it will comply with I.T. site infrastructure 'rules', and appoint a contact responsible for compliance with these rules.

17.     THIRD PARTY CONSENTS

17.1 ICI shall be responsible for obtaining any third party consents necessary for the provision of the Transitional Services which it may agree to provide to the Purchaser in accordance with the provisions of the TSA. The reasonable costs associated with obtaining such consents shall be deemed included in the charges made by ICI to the Purchaser for the Transitional Services.

17.2 ICI shall use its reasonable endeavours to obtain any consents necessary from Zeneca to give effect to the provisions of this Schedule.

18.     CHANGE CONTROL

Unless mutually agreed, no modifications will be made to ICI I.T. systems or services on behalf of the Purchaser during the Relevant Transition Period. ICI reserves the right to modify the systems for its own purposes during this time, provided always that such modifications shall not adversely affect the Transitional Services provided.

19.     END OF TRANSITIONAL SERVICES

19.1. Subject to any exit charges specified in the Relevant Term Sheet, if, during the Relevant Transition Period, the Purchaser (at its discretion) contracts directly for a Transitional Service with any sub-contractor ICI uses to supply that service, the Transitional Service shall cease on written notice of such circumstances.

19.2. Where requested by the Purchaser, and subject to agreement by ICI (not to be unreasonably withheld or delayed), ICI will provide assistance to the Purchaser with its migration away from ICI systems and services at the end of the Relevant Transition Period. The Purchaser shall be responsible for project managing such work. This work will be covered by a migration support service term sheet and will be charged on a time and materials basis.

20.     TRANSITIONAL SERVICES FROM THE PURCHASER

20.1 Paragraphs 13 to 19 above relate to Transitional Services to be provided by ICI to the Purchaser for a transitional period after Closing. The parties agree that transitional I.T. services required from the Purchaser to ICI will be provided on the same basis.

21.     WARRANTY AND THE YEAR 2000

21.1 ICI will warrant in the TSA to be agreed that it will provide the Transitional Services with reasonable skill and care, to the same standard as it provides comparable services to other members of the ICI group from time to time, using suitably qualified staff.

21.2 ICI does not and will not warrant that the Transitional Services will be accurate, uninterrupted, operable, or not adversely affected by any date occurring before, after or during the Year 2000.

21.3 Subject to paragraph 21.1 above, ICI shall have no liability for any inaccuracies, interruptions, inoperation or other affect caused by any date occurring before, during or after the year 2000.

21.4 The Purchaser shall acknowledge when entering into the TSA that it has not relied on any warranty, representation or undertaking given by ICI other than those expressly set out in the TSA and in this Agreement.

22.     FURTHER TERMS FOR TRANSITIONAL SERVICES

22. The parties agree that the terms of the TSA shall expressly include terms substantially in the same form mutatis mutandis, as the clauses included in attachment 5 to this Schedule save where:

(a) those terms cannot rationally be applied in the context of an agreement for the provision of service; and

(b) additional terms or amended terms would be normal in the context of the supply of such Transitional Services; or

(c)     the parties expressly agree otherwise.

23.     DISPUTES

23.1 In agreeing and implementing the terms of the TSA and any Relevant Term Sheet the parties shall, and shall procure that the members of their respective Retained Groups shall, act in such a way so that the recipient of any Transitional Service shall be treated fairly and equitably in comparison with any other members of the providers own Group who may receive the same service.

23.2 If, having used their reasonable endeavours and in good faith the parties fail to agree:

23.2.1  the separation plan and timetable referred to in paragraph 9.1.4;

23.2.2  the terms of the TSA in accordance with paragraph 13.1;

23.2.3 the terms of any Relevant Term Sheet in accordance with paragraphs 13, 14, 15 and 16; or

23.2.4 whether under paragraph 13.3 a service is required to be provided as a Transitional Service then the parties agree that such dispute shall constitute a Disputed Matter for the purposes of clauses 15.9 to 15.12 of this Agreement and such dispute shall be resolved having regard to the principles set out in this Schedule.

                                 PROJECT ALTA



                               I.T. SCHEDULE 20



                                 ATTACHMENT I



                               EXCLUDED SOFTWARE

                               EXCLUDED SOFTWARE

1.  CAS/AU                    -   Financial Management and Accounting Systems
2.  Creditors Analysis        -   Creditor Analysis System
3.  C&P Accounts              -   C&P Accounts System
4.  Tax Reporting             -   Tax Reporting System
5.  Merlin                    -   Engineering Maintenance
6.  NEWPS                     -   Engineering Purchasing
7.  PCMS                      -   Project Cost Monitoring
8.  Premium                   -   Trip/Alarm Test Scheduling
9.  IDSS (aka IQF)            -   Management Reporting from mainframe systems
10. CABS                      -   Cash and Bank System
11. ICARUS                    -   IT Supplier Charging System
12. SAP - Rozenburg           -   Rozenburg Engineering Purchasing System
13. Checkov                   -   Annual Assurance System

                                 PROJECT ALTA



                               I.T. SCHEDULE 20



                                 ATTACHMENT 2



                        LION'S I.T. SECURITY STANDARDS

                                 PROJECT ALTA



                               I.T. SCHEDULE 20



                                 ATTACHMENT 3



                             TRANSITIONAL SERVICES

                             TRANSITIONAL SERVICES

Part A : Services from ICI to the Purchaser
-------------------------------------------

Polyurethanes
Quantum                        -  IBM Global Desktop Service
Ibiza                          -  IBM Local Infrastructure Services
Merlin                         -  Engineering Maintenance System
NEWPS                          -  Engineering Purchasing System
SAP/R2 - Rozenburg             -  Rozenburg Engineering Purchasing System

Relevant Petrochemicals
IDSS (aka as IQF)              -  Management Reporting System
Merlin                         -  Engineering Maintenance System
NEWPS                          -  Engineering Purchasing System
PCMS                           -  Project Cost Monitoring
Premium                        -  Trip/Alarm Test Scheduling System
RSS                            -  Remote VAX System Support Service
Peoplesoft                     -  HR System
Ibiza                          -  IBM Local Infrastructure Services

Tioxide

None

Together with all such other I.T. Transitional Services which the parties shall agree are to be supplied as Transitional Services from time to time under paragraph 13.3

Part B :Services from the Purchaser to ICI
------------------------------------------

To be agreed.

                                 PROJECT ALTA


                               I.T. SCHEDULE 20


                                 ATTACHMENT 4


                               EXCLUDED SERVICES

                               EXCLUDED SERVICES

CAS/AU                         -  Financial Management and Accounting Systems *
C&P Accounts                   -  C&P Accounts System
Tax Reporting                  -  Tax reporting System
CABS                           -  Cash and Bank System
ICARUS                         -  IT Supplier Charging System
Networks                       -  ICI's WANs and LANs
OMNI                           -  ICI's Lotus Notes Backbone service
Compuserve                     -  Dial-in service
Shiva                          -  Dial-in service
Checkov                        -  Annual Assurance System
European VAT Reporting         -  European VAT Reporting System
VAT registrations              -  Creation and management of VAT registrations
Bank Interfaces                -  Creation and management of bank interfaces
ICI Business Systems           -  Transitional services will not be offered in
                                  respect of IT systems transferred to the Purchaser because such systems are used exclusively or predominantly by a ICI Business

*These systems are not available to be accessed and used by ICI Business staff as a Transitional Service. They will however be used to route data between SAP R/3 and Merlin, NEWPS or PeopleSoft for as long as these latter three systems are being provided as a Transitional Service to the Relevant Petrochemicals Business by ICI.

                                 PROJECT ALTA


                               I.T. SCHEDULE 20


                                 ATTACHMENT 5

1.   SUB-CONTRACTING

(1) For the avoidance of doubt, the Supplier may appoint sub-contractors to supply the Services provided that:

(a) the Services shall be supplied in accordance with the provisions of this agreement (including the relevant attachments hereto);

(b) the Supplier shall remain primarily liable for the provision of such Services (to the extent that it is so liable under the terms and conditions of this agreement); and

(c) no new sub-contractors who are required to work on or use assets belonging to Service Recipient shall be appointed by the Supplier without the prior written consent of Service Recipient (not to be unreasonably withheld or delayed).

2.   TERMINATION

(1) If either party shall have a receiver or administrator appointed, or shall pass a resolution for winding-up (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court shall make an order to that effect, or if a party shall enter into any composition or arrangement with its creditors (other than relating to a solvent restructuring) or shall cease to carry on business, then the other party may, without prejudice to its other rights, terminate this agreement forthwith by written notice unless it is reasonably satisfied that the party affected is able to continue and will continue to perform its obligations under this agreement in full.

(2) If either party (the Breaching Party) is in wilful breach of this agreement, the other party (the Non-Breaching Party) shall be entitled to serve written notice on the Breaching Party notifying the Breaching Party that it intends to terminate this agreement. If the Breaching Party remains in the wilful breach of this agreement 30 days or more after the service of that notice, then the Non-Breaching Party may serve a further notice immediately terminating this agreement.

(3) Any waiver by either party of a breach of any provision of this agreement shall not be considered to be a waiver of any subsequent breach of the same or any other provision hereof.

(4) The right to terminate this agreement contained in this clause 2 shall not prejudice any other right or remedy of either party in respect of any breaches of this agreement.

3.   VAT AND SALES TAXES

(1) Unless otherwise provided, the price of each Service as set forth in the relevant Schedule, shall not include any Value Added Tax (VAT) or other applicable sales tax or duty, which (if applicable) shall be added to such price in question (or any adjustment to that price) and shall be paid by Service Recipient to the Supplier and in the case of VAT the Supplier shall issue to the Service Recipient a proper VAT invoice in respect thereof.

4.   LIABILITY

(1) Nothing in this agreement shall exclude or limit the liability of the Supplier or Service Recipient or their affiliates or representatives for:

(a) death or personal injury resulting from the negligence as defined in the Unfair Contract Terms Act 1977; or

(b) fraud or any other matter if and to the extent that, under English law, liability for it cannot be excluded, restricted or limited as against Service Recipient or the Supplier or their affiliates or representatives in the context of this agreement.

(2) Except in the case of wilful breach of this agreement, in no event shall a party be liable for loss of profits, loss of margin, loss of use, loss of contract, loss of goodwill or any indirect or consequential losses of any nature whatsoever, whether or not caused by or resulting from the negligence of such party or a breach of its statutory duties or a breach of its obligations howsoever caused.

(3) Except in the case of wilful breach of this agreement, the aggregate amount of any claims of any kind, whether as to a Service provided or for the non-provision of any Service, and whether or not based on negligence or other tortious act or omission for a Relevant Transitional Period shall not be greater in amount than the price of the relevant Service for that Relevant Transitional Period (or 12 months if shorter) and failure to give notice of claim within 90 days from the date on which the Service was provided, or should have been provided shall constitute a waiver by the Service Recipient of all claims in respect of such Services.

(4) Service Recipient and Supplier (as the case may be) shall use all reasonable endeavours to mitigate the loss and damage (if any) incurred by it as a result of any breach by the other party of that other party's obligations under this Agreement.

(5) Neither party shall owe or incur any liability whatsoever to the other party under this agreement (howsoever arising, whether in contract or in tort, including negligence or otherwise), except in respect of breach of any obligation, warranty or covenant contained in this agreement, subject to the limitations expressly provided for in this agreement.

(6) Service Recipient acknowledges that this clause is fair and reasonable and is reflected in the price for each Service. Service Recipient shall insure and/or accept risk accordingly.

(7) Each of the restrictions in each paragraph or subclause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those restrictions is void but would be valid if some part of the restrictions were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid.

5.   FORCE MAJEURE

(1) The party affected shall be excused performance of its obligations under or pursuant to this agreement if, and to the extent that, performance of such obligations is delayed, hindered or prevented by Force Majeure.

(2) In the event of Force Majeure affecting the ability of the Supplier to provide a Service hereunder, for the period of such Force Majeure the Supplier shall be relieved of its obligations to provide such Service and Service Recipient shall be relieved of its obligations to purchase such Service and Service Recipient shall accordingly be reimbursed (where payment has already been made) for the period during which the Service was not provided. To the extent permitted by its legal obligations, Service Recipient shall, upon prior written notice to the Supplier of such intention, have the right to purchase the Service elsewhere at its own risk and cost, as may be necessary to cover its requirements during the Force Majeure. The Supplier shall co-operate with Service Recipient's efforts to obtain such substitute third party supply of Services, including allowing a responsible third party reasonable access to that Supplier's facilities for provision of such Service.

(3) If a party is prevented in whole or in part from performing its obligations by reason of Force Majeure or is aware of the likelihood of being so prevented, it shall notify the other party in writing immediately of the cause and extent of such non-performance or likely non-performance, the date or likely date of commencement thereof and the means proposed to be adopted to remedy or abate the Force Majeure; and the parties shall without prejudice to the other provisions of this clause 5 consult with a view to taking such steps as may be appropriate to mitigate the effects of such Force Majeure on both parties.

(4) The party prevented from performing its obligations under this agreement by reason of Force Majeure shall:

(a) use all reasonable endeavours to remedy or abate the Force Majeure as expeditiously as possible; however, for the avoidance of doubt, nothing in this clause 5 shall require the Supplier to purchase any Service from third parties for resale to Service Recipient or shall require either party to make good any shortfall in supply of Services due to the period of Force Majeure after the end of the Force Majeure period or shall require either party to settle or compromise any strike or labour dispute;

(b) keep the other party regularly informed during the period of Force Majeure as to when resumption of performance shall, or is likely to, occur;

(c) notify the other party when the Force Majeure has ceased or the circumstances have changed to an extent which permits resumption of performance to occur; and

(d) resume performance as expeditiously as possible after the end of the period of Force Majeure or the circumstances have changed to an extent which permits resumption of such performance.

(5) Subject to any practical, logistical or physical limitation and without prejudice to Service Recipient's rights under this agreement, if for any reason, the resources available to the Supplier to provide any Service shall be insufficient to satisfy the Supplier's requirements and those of its affiliates and the Supplier's arrangements for the provision of that Service to third parties (including Service Recipient) existing prior to the cause of the insufficiency, then for so long as such insufficiency shall continue, the Supplier shall apportion a fair and equitable manner the actual resources available for the provision of the Service.

                                  SCHEDULE 21

                     DEFINITION OF POLYURETHANES BUSINESS

In this Agreement, Polyurethanes Business means:

(A) Development, manufacture (including for the avoidance of doubt manufacture through toll manufacturing arrangements), distribution, marketing and sale of (and the provision of related technical support services in respect of):

          (i) nitrobenzene

         (ii) aniline and its derivatives cyclohexylamine and dicyclohexylamine

        (iii) nitric acid, dinitrotoluene and toluene diamine

         (iv) diphenyl methane diisocyanate (MDI), its oligomers and isomers

          (v) prepolymers of MDI and of its oligomers and isomers

         (vi) toluenediisocyanate (TDI), its isomers and prepolymers

        (vii) mixtures of any combination of (iv) to (vi) above

       (viii) thermoplastic polyurethanes

         (ix) Polyurethanes Polyols as defined below

          (x) co-products and by-products in so far as they are made in the course of manufacturing the above

and

(B) Blending of systems comprising any combination of (A)(iv) to (ix) and, optionally, together with other ingredients such as polyols (other than Polyurethanes Polyols) and additives as carried out at the following sites:
     Shepton Mallet, Rozenburg, Deggendorf, Ternate, Everberg, Sumuttrakarn Bangpu, Yin County Taoyuan, Shanghai Minhang, Guanzhou, West Deptford, Sterling Heights, Geismar, Peel Mississauga and Cartagena, and such other of the Properties as are described in Schedule 17 under the heading Polyurethanes Business at which such blending of systems may be carried out, but not at any other of ICI's operating sites. For the avoidance of doubt, blending activities carried out by or on behalf of ICI's retained Paints or

     Uniqema businesses at Everberg, Sumuttrakarn Bangpu and Guanzhou are not included in this definition

and

(C) Development, distribution, marketing and sale of (and the provision of related technical support services in respect of) such blended systems referred to in (B) above

and

(D) Licensing of technology associated with the manufacture of (A)(i) to (x) above and the blending referred to in (B) above

and

(E) Rendering of brokerage and intermediary trading and purchase for resale of the products listed in A(i) to (x) above all in each case as presently conducted by the Companies and Business Vendors.

Polyurethanes Polyols means:

(i) flexible polyether polyols which are hydroxyl-terminated polyethers made by the addition of propylene oxide or propylene oxide and ethylene oxide on one or more initiators selected from glycerol, trimethylolpropane, diethylene glycol, dipropylene glycol and poly propylene glycols having equivalent molecular weights in excess of 2000

(ii) rigid polyether polyols which are hydroxyl-terminated polyethers made by the addition of propylene oxide or propylene oxide and ethylene oxide on one or more initiators selected from water, maleic anhydride, bisphenol A, ethylene glycol, diethylene glycol, glycerol, trimethylolpropane, pentaerythritol, sorbitol, sucrose, triethanolamine, toluene diamine, ethylene diamine, diaminodiphenylmethane and diethylene triamine

(iii)polyester polyols which are saturated polyesters with terminal hydroxyl groups selected from poly (ethylene tetramethylene adipate) and polyesters formed by the condensation reaction between one or more glycols selected from glycerol, diethylene glycol, butane diol, trimethylolpropane, caprolactone monomer, castor oil and monoethylene glycol and one or more carboxylic acids selected from adipic acid, glutaric acid, succinic acid, dimethyl terephthalate and phthalic acid.

Polyurethanes Polyols presently sold or under development includes

DALTOCEL AH 00500        DALTOLAC 80           DALTOREZ 1220
DALTOCEL B 110           DALTOLAC C 4          DALTOREZ 1320
DALTOCEL F 1606          DALTOLAC C 5          DALTOREZ 1520
DALTOCEL F 416           DALTOLAC D 40         DALTOREZ 1620
DALTOCEL F 417           DALTOLAC D 90         DALTOREZ 2360 A
DALTOCEL F 422           DALTOLAC DP531        DALTOREZ EA-20
DALTOCEL F 426           DALTOLAC P 120        DALTOREZ P 708
DALTOCEL F 428           DALTOLAC P 130        DALTOREZ P 716
DALTOCEL F 430           DALTOLAC P 140        DALTOREZ P 720
DALTOCEL F 432           DALTOLAC P 160        DALTOREZ P 723
DALTOCEL F 435           DALTOLAC P 170        DALTOREZ P 725
DALTOCEL F 436           DALTOLAC P 180        DALTOREZ P 726
DALTOCEL F 438           DALTOLAC P 190        DALTOREZ P 727
DALTOCEL F 442           DALTOLAC P 200        DALTOREZ P 732
DALTOCEL F 443           DALTOLAC P 210        DALTOREZ P 751
DALTOCEL F 448           DALTOLAC P 220        DALTOREZ P 765
DALTOCEL F 452           DALTOLAC P 230        DALTOREZ P 774
DALTOCEL F 455           DALTOLAC P 240        DALTOREZ P 775
DALTOCEL F 456           DALTOLAC P 260        DALTOREZ P 776
DALTOCEL F 457           DALTOLAC R 005        DALTOREZ P 778
DALTOCEL F 459           DALTOLAC R 018        DALTOREZ P 779
DALTOCEL F 460           DALTOLAC R 040        DALTOREZ P 875
DALTOCEL F 463           DALTOLAC R 090        DALTOREZ SF
DALTOCEL F 4801          DALTOLAC R 104        DALTOREZ TA-20
DALTOCEL F 481           DALTOLAC R 105        DALTOREZ TF
DALTOCEL F 488           DALTOLAC R 124        PBA 5075 A
DALTOCEL F 489           DALTOLAC R 130        PBA 5127
DALTOCEL F 516           DALTOLAC R 140        PBA 5408
DALTOCEL F 517           DALTOLAC R 144        SORANE P 125
DALTOCEL F 525           DALTOLAC R 145        SORANE P 132
DALTOCEL F 526           DALTOLAC R 151        SORANE P 176
DALTOCEL F 532           DALTOLAC R 159        SORANE P 179 S
DALTOCEL F 540           DALTOLAC R 160        SORANE PD 65
DALTOCEL F 548           DALTOLAC R 170        DALTOLAC P 710
DALTOCEL F 634           DALTOLAC R 180        DALTOLAC P 744
DALTOCEL F 660           DALTOLAC R 190        DALTOLAC P 767
DALTOCEL F 681           DALTOLAC R 200        H 76798
DALTOCEL T 112           DALTOLAC R 210        PBA 5044A
DALTOCEL T 160           DALTOLAC R 230        PBA 5513
DALTOCEL T 48 35         DALTOLAC R 240        DALTOLAC P 510
DALTOCEL T 56            DALTOLAC R 260        RUBINOL R 744
PBA 7516                 DALTOLAC R 304        RUBINOL R 805
PBA 7517                 DALTOLAC R 352
DALTOCEL F 2805          DALTOLAC SW
DALTOCEL F 3001          H 88025
DALTOCEL T 32/75         PBA 3040

DALTOCEL F 3507          PBA 5051-1
DALTOCEL F 3601          PBA 5059
DALTOCEL PA 38           PBA 5059-1
DALTOCEL F 4803          PBA 5144
DALTOCEL F 5204          PBA 5786
DALTOCEL F 5502          UROPOL G 1652
DALTOCEL B 56            UROPOL G 790
PBA 1657                 UROPOL TG 542
PBA 5159                 RUBINOL R 015
PBA 5160                 RUBINOL R 128
PBA 5181                 RUBINOL R 140
PBA 5160                 RUBINOL R 146
DALTOCEL T 32/75S        RUBINOL R 162
PBA 5151                 RUBINOL R 180
LUBROL FSA               RUBINOL R 241
PBA 5130                 RUBINOL R 242
RUBINOL F 428            RUBINOL R 243
 RUBINOL F 436           RUBINOL R 244
RUBINOL F 443            RUBINOL R 245
RUBINOL F 455            RUBINOL R 246
RUBINOL F 456            RUBINOL R 247
RUBINOL F 460            RUBINOL R 260
RUBINOL F 517            RUBINOL XR 005
RUBINOL F 995            RUBINOL XR 102
RUBINOL  XF 417          RUBINOL XR 118
RUBINOL  XF 999          RUBINOL XR 119
                         RUBINOL XR 124
                         RUBINOL XR 135

and such other polyols as are manufactured at the Properties listed in Schedule 17 under the heading Polyurethanes Business but excluding any other polyols manufactured by ICI at any other of ICI's operating sites.

                                  SCHEDULE 22

                          National Selling Companies

1. In this Schedule, and in relation to NSC Companies in Schedule 12, the following expressions shall have the following meanings:

NSC Companies means the companies listed in this schedule (and any other companies agreed between the parties) and which provide agency, support and other services to the Companies and/or Business Vendors or any of them.

NSC Employees means those employees (and secondees) who are employed by (or who are seconded to) the NSC Companies and who, on average, spend 50% or more of their time providing services to the ICI Business.

2.1 Each NSC Company will continue to provide services to Tioxide, Polyurethanes and Relevant Petrochemicals (the NSC Services) on the same basis that those NSC Services are provided immediately prior to the date of this Agreement for a maximum period of two years after Closing (the Transitional Period).

2.2 The Purchaser will pay or procure the payment of all costs and charges (including, without limitation, employee costs and contributions to business accommodation costs) arising in connection with the provision of the NSC Services during the Transitional Period on the same basis as such costs and charges are payable immediately prior to the date of this Agreement.

2.3 If the Purchaser wishes to terminate the provision of any of the NSC Services before the end of the Transitional Period it may do so by giving ICI not less than 12 months written notice of termination of such NSC Services, such notice to be served not later than 12 months from the date of Closing. Notwithstanding the foregoing, where there is a written agreement evidencing the basis on which an NSC Service is provided and which specifies a notice period of shorter than 12 months, that shorter notice period shall prevail.

2.4 With effect from termination of the provision of an NSC Service (the Termination Date), the Purchaser will offer employment to any NSC Employee engaged in the provision of that NSC Service and who is required by the Purchaser or a relevant member of the Purchaser's Group. Any such offer (and where relevant the transfer of any employment contract by operation of law) shall be subject to applicable legislation or other laws.

2.5 Each such NSC Employee shall be treated as if he were a Business Employee and the provisions of clauses 6.10, 8.1(a), 9, 10(3)(e) and the provisions of Schedules 9 and 11 of the Agreement, shall apply in relation to such NSC Employee mutatis mutandis, and subject in particular to the following:

         (i) the indemnity in clause 8.1(a) shall apply from Closing;

        (ii) in clause 9.1, the Applicable Period shall commence at Closing, but the Purchaser shall only be obliged to procure the employment of the NSC Employee from the Termination Date and on terms and conditions no less favourable as a whole than those applicable to him at the Termination Date;

       (iii) in clauses 6.10, 9.2 and 9.6, reference to the Termination Date shall be substituted for reference to Closing; and

        (iv) in Schedule 11, Part 1 A, paragraph 2.1, reference to the Termination Date shall be substituted for reference to Closing in sub paragraph (a), and Part 1 C shall not apply.

So far as possible the assets used and/or owned by the NSC Company for the purpose of providing the NSC Service will be transferred to the Purchaser at cost or net book value. All liabilities relating to moveable property (including, but not limited to, vehicles, office and computer equipment) used by such NSC Employees in providing the NSC Service will be assumed by the Purchaser at the end of the Transitional Period unless the parties agree otherwise.

2.6 The Purchaser will further indemnify ICI and each member of the ICI Retained Group against all Costs which relate to or arise out of the termination of the employment of any NSC Employee who is offered employment by the Purchaser or a member of the Purchaser's Group in accordance with clause 2.4 above and of any NSC Employee who is not offered employment by the Purchaser and whose contract of employment terminates or is terminated by ICI or a member of the ICI Retained Group. For the avoidance of doubt, this indemnity will apply where an NSC Employee refuses to transfer, notwithstanding an offer of employment by the Purchaser.

2.7 The parties shall co-operate in good faith to minimise any costs associated with the termination of each NSC Service.

2.8 The parties acknowledge that it may, subject to agreement between the parties, be appropriate to transfer the shares of particular NSC Companies to the Purchaser after Closing (becoming a Transferred NSC Company) but before the end of the Transitional Period. Any such transfer will be subject to the terms provided mutatis mutandis in the Agreement. Where a

Transferred NSC Company provides a sales agency service to ICI or any member of the Retained ICI's Group (the Excluded Service) immediately prior to such transfer, such Excluded Service will continue to be provided mutatis mutandis on the terms specified in clauses 2.1 (but only for the period from the date of such transfer to the end of the Transitional Period) - 2.4 and the provisions of clauses 2.6 and 2.7 shall apply in relation to the employees of the Transferred NSC Company engaged in the provision of the Excluded Service on termination of the provision of that Excluded Service.

                                 NSC COMPANIES

                                 POLYURETHANES


*Please note that the list below may not be exhaustive


France - ICI France SA

Hong Kong - ICI China Ltd.

Czech Republic - ICI Cz sro

ICI International Limited - a number of branches in East Europe

Slovakia - ICI Slovakia sro

Poland - ICI Polska Sp.zo.o

Hungary - ICI Hungary Kft

Japan - ICI Japan Ltd.

Korea - ICI Korea Ltd

Malaysia - ICI (Malaysia) Holdings Sdn Bhd

Scandanavia - ICI Norden

Singapore - ICI (Singapore) Private Ltd.

                                    TIOXIDE

------------------------------------------------------------------------------
COUNTRY                     COMPANY
==============================================================================
ASIA
------------------------------------------------------------------------------
Japan                       ICI Japan (100% ICI owned)
------------------------------------------------------------------------------
South Korea                 ICI Korea - Exclusive for Fibres grades
------------------------------------------------------------------------------
Taiwan                      ICI Dulux (100% ICI owned)
------------------------------------------------------------------------------
Hong Kong                   ICI China (100% ICI owned)
------------------------------------------------------------------------------
Thailand                    National Starch (100% ICI owned)
------------------------------------------------------------------------------
Vietnam                     ICI Vietnam (100% ICI owned)
------------------------------------------------------------------------------
India                       IC India (51% ICI owned)
------------------------------------------------------------------------------
Pakistan                    ICI Pakistan (61% ICI owned)
------------------------------------------------------------------------------
Sri Lanka                   ICI Sri Lanka (40% ICI owned)
------------------------------------------------------------------------------
MIDDLE EAST
------------------------------------------------------------------------------
Saudia Arabia               ICI Saudi Arabia (40% ICI owned)
------------------------------------------------------------------------------
Israel                      ICI Israel (100% ICI owned)
------------------------------------------------------------------------------
EASTERN EUROPE
------------------------------------------------------------------------------
CIS                         ICI (100% ICI owned)
------------------------------------------------------------------------------
Czech Republic              ICI (100% ICI owned)
------------------------------------------------------------------------------
Hungary                     ICI (100% ICI owned)

Poland                      ICI (100% ICI owned)
------------------------------------------------------------------------------
Bulgaria                    ICI (100% ICI owned)
------------------------------------------------------------------------------
EUROPE
------------------------------------------------------------------------------
Switzerland                 ICI (Switzerland) AG (99.2% ICI owned)
------------------------------------------------------------------------------

                                  SCHEDULE 23

                                   INDEMNITY

Wilton aniline pipe indemnity

1    In this Schedule the following terms shall have the following meanings:

Aniline Pipe means the pipeline (in part running through the No. 2 Tees Tunnel and known as System 98) existing at the date of this Agreement which is used by the Polyurethanes Business for the transfer of aniline from the Wilton Plant to the Tees Storage Tanks;

BP means BP International Limited and its successors in title

Tees Storage Tanks means the storage tanks used at the date of this Agreement by the Polyurethanes Business at Seal Sands Teesside England;

Wilton Plant means the Polyurethanes Plant at Wilton, England.

2.   If:

(a) at any time during the period of ten years following Closing, BP serve notice in consequence of which the Designated Purchaser's right to use the Aniline Pipe will be lost or

(b)  ICI so elects (at its discretion) or

(c) the period of ten years following Closing expires without either of the events mentioned in (a) or (b) above having occurred the provisions of the following paragraphs of this Schedule shall apply.

3. ICI shall provide or procure the provision to the Designated Purchaser at the cost of ICI of such facilities as shall be reasonably required to enable the Purchaser to continue to convey aniline produced by the Polyurethanes Business (in quantities no greater than those capable of being conveyed by the Aniline Pipe at the date the right is lost or (as the case may be) the relevant event mentioned in paragraph 2 occurs) to the Tees Storage Tanks or to some other reasonably convenient location for export via the River Tees (the Export Alternative).

4. The nature of the Export Alternative shall be subject to the prior written approval of the Purchaser which shall not be unreasonably withheld or delayed in the case of an Export Alternative which is reasonably convenient practicable and commercially sensible commensurate with the requirements of both parties to use all reasonable endeavours to ensure that:

(a) any costs associated with operating the Export Alternative are not materially greater than the then current costs of operating the Aniline Pipe (as increased by RPI and any reasonable operating requirements);

(b) the operational risks associated with implementation of the Export Alternative are not materially greater than the operational risks of operating the Aniline Pipe; and

(c) any costs associated with providing and implementing the Export Alternative are minimised in so far as reasonably practicable.

5. Without prejudice to the generality of the foregoing ICI and the Purchaser agree that acceptable Export Alternatives under paragraph 4 above would include any, or any combination, of the following:

(a) the construction of a new Aniline Pipe (or of a new part or parts thereof) to a functional specification reasonably equivalent in all material respects to that of the Aniline Pipe;

(b) the provision by ICI to the Designated Purchaser of the whole or some part or parts of an existing pipeline or pipelines in substitution of the Aniline Pipe or parts of it to a functional specification reasonably equivalent in all material respects to that of the Aniline Pipe;

(c) procuring that BP relinquishes any right or entitlement to use (and any use of) the Affected Pipe (whether by providing to BP a pipeline for use by BP in replacement for the Affected Pipe or otherwise);

(d) the provision of new storage tanks and ancillary apparatus adjoining the River Tees with access to and use of loading and berthing facilities at least equivalent in all material respects to those enjoyed at the date of this Agreement such that cargo sizes need to be no smaller and access to berthing facilities no less frequent than at the date of this Agreement (whether or not in conjunction with any or all of terms (a) (b) and/or(c) above);

but not so as to limit in any way the generality of paragraph 4 above.

6.   ICI will bear and be responsible for any costs which may be incurred in:

(a)  obtaining from third parties; and/or

(b)  providing over ICI's retained land

any easement wayleaves or other rights which may be needed for the routing and/or location of any pipes cables tankage or other apparatus needed to render viable and implementable the Export Alternative (Export Apparatus) Provided That the Purchaser will afford to ICI (at ICI's reasonable cost) any assistance which may be reasonably required in negotiating with third parties in regard to the acquisition of any rights required.

7. ICI will bear and be responsible for the cost of constructing any Export Apparatus (or where the Export Apparatus includes any pipes or other apparatus made available by ICI for the cost of any refurbishment reasonably required by the Designated Purchaser to implement the Export Alternative).

8. The provisions of clauses 12.2, 12.8 - 12.11 (inclusive), 12.15 and 13.1 of the Agreement shall apply (mutatis mutandis) to the matters set out in this Appendix as if a claim made by the Purchaser pursuant to this Schedule were a Claim.

9. ICI will bear any difference between the increased cost of operating the Export Alternative and the cost that would have been incurred in operating the Aniline Pipe for a period of ten years from Closing. In the event of any dispute as to such difference in costs the provisions of paragraph 2.6 of Part VII of Schedule 17 shall apply.

10. If ICI has not procured that the Export Alternative is made available for use prior to the date on which the use by the Designated Purchaser of the Aniline Pipe is terminated, ICI will arrange at its cost to the reasonable satisfaction of the Designated Purchaser transport for the transfer of aniline from the Wilton Plant to the Tees Storage Tanks until the Export Alternative is made available for use (subject to the quantities of aniline being no greater than those capable of being conveyed by the Aniline Pipe at the date its use by the Designated Purchaser is terminated).

11. Once ICI has made the Export Alternative available for use in accordance with this Schedule 23 ICI's obligations under this Schedule shall cease and determine.

                                  SCHEDULE 24

            Assets Included In the Relevant Petrochemicals Business


1.   WILTON SITE

1.1  No. 6 Cracker and ancillary plants

--------------------------------------------------------------------------------------------------------------------
Plot/Assets                                   Comments                                       Asset Ownership
--------------------------------------------------------------------------------------------------------------------
JV06 + land "footprint"                       See map/plot                                   ICI 80% BPCL 20%
--------------------------------------------------------------------------------------------------------------------
incl. JVB3                                    Wilton. 1.1                                    ICI 80% BPCL 20%
--------------------------------------------------------------------------------------------------------------------
incl. GTU                                                                                    ICI 80% BPCL 20%
--------------------------------------------------------------------------------------------------------------------

1.2 Olefins Storages including cavities, Butadiene storage, Olefins 5 and Ethylene Control

--------------------------------------------------------------------------------------------------------------------
Plot/Assets                                   Comments                                       Asset Ownership
--------------------------------------------------------------------------------------------------------------------
Wilton Ethylene Control (compressors,         Within Cracker No.5 area                       ICI
driers, lines, gas distribution etc.)
--------------------------------------------------------------------------------------------------------------------
Wilton Ethylene cavities (2, 3, 6, 7, 8 & 5   Total Capacity as ethylene is 51,750 mt        ICI
decomm'd)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
All other associated Ethylene System Equip.                                                  ICI
--------------------------------------------------------------------------------------------------------------------
Naphtha storage F 1962 A/B                                                                   ICI
--------------------------------------------------------------------------------------------------------------------
All other associated Naphtha System Equip.    Includes link line to North Tees               ICI
--------------------------------------------------------------------------------------------------------------------
Refined Butadiene Storage (F1940 A/B &        Capacity is 10 kt                              ICI
F1946)
--------------------------------------------------------------------------------------------------------------------
Raffinate - 1 storage NF 1364/1365            2 spheres each 2000 mt                         ICI
--------------------------------------------------------------------------------------------------------------------
Mixed C4's cavity (W4)                        Capacity approx. 12 kt.                        ICI
--------------------------------------------------------------------------------------------------------------------
All other associated Gasoline System Equip.                                                  ICI
South of River Tees outside Teesport
--------------------------------------------------------------------------------------------------------------------
Certain associated olefin equipment (e.g.                                                    ICI/4/
flare, WEC, etc)
--------------------------------------------------------------------------------------------------------------------
Olefins South offices                                                                        ICI
--------------------------------------------------------------------------------------------------------------------
Workshops/No. 4 depot                                                                        ICI
--------------------------------------------------------------------------------------------------------------------
Raw pygas storage F1961                                                                      ICI
--------------------------------------------------------------------------------------------------------------------

________________________________________________________________________________
/4/ The ownership of land at this site shall be included in the transfer but the Olefins 5 Site (and Butadiene 2) shall be excluded. See Schedule 12.

WILTON SITE

1.3  Central Control Area

-----------------------------------------------------------------------------------------------------------------------------
Plot/Assets                                      Comments                                     Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
Central Control Area including propylene         Propylene system, Propane system, B'd &      ICI
system (NF 38 a/b) and pumps                     Raff-1 system, pygas & C5 systems,
                                                 naphtha system all run by Central Control.
-----------------------------------------------------------------------------------------------------------------------------
                                                 Road loading terminal -
                                                 Propylene
                                                 Butadiene
                                                 Propane
-----------------------------------------------------------------------------------------------------------------------------
                                                 But also CHX, Benzene, where an
                                                 operating agreement for various third party
                                                 (incl. UCI) needs would be required.
                                                 Includes flare stack on adjacent plot.
-----------------------------------------------------------------------------------------------------------------------------

WILTON SITE

1.4  Brine reservoirs

-----------------------------------------------------------------------------------------------------------------------------
Plot/Assets                                      Comments                                       Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
Brine Reservoirs (4)                             Reservoirs 1, 2, 3, 4                          ICI
-----------------------------------------------------------------------------------------------------------------------------

2.  NORTH TEES WORKS

2.1 Ethylene liquefaction and Export Terminal, Propylene Export Terminal - (To be operated by NTL)

-----------------------------------------------------------------------------------------------------------------------------
Assets                                           Comments                                       Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
NTL area and equipment                           Essentially the Riverside area, tank storage   ICI
                                                 areas, and the cavity storage areas
-----------------------------------------------------------------------------------------------------------------------------
Ethylene Liquefaction Units & associated         Includes storage tanks (2) Units 2A, 2B, 3.    ICI
equipment
-----------------------------------------------------------------------------------------------------------------------------
Ethylene export/import equipment (loading                                                       ICI
arms, etc.)
-----------------------------------------------------------------------------------------------------------------------------
Propylene export/import sphere N 920F                                                           ICI
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Associated Propylene equipment & export kit                                                     ICI
-----------------------------------------------------------------------------------------------------------------------------
Tanks N900F, N901F, N902F, N903F                 Formerly used for gasoline components          ICI
-----------------------------------------------------------------------------------------------------------------------------

NORTH TEES WORKS

2.2  Naphtha Import/Export Terminal

-----------------------------------------------------------------------------------------------------------------------------
Assets                                           Comments                                       Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
Naphtha Storage                                  Includes import/export system at NTL and       ICI
N904/905/906F                                    System 30 to Wilton

-----------------------------------------------------------------------------------------------------------------------------

NORTH TEES WORKS

2.3  Others

-----------------------------------------------------------------------------------------------------------------------------
Assets                                           Comments                                       Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
Certain Other North Tees Cavities and Brine                                                     ICI
Winning system
-----------------------------------------------------------------------------------------------------------------------------
Link lines - systems 28 and 29 - Wilton to       Not used for several years and re-used by      ICI
North Tees                                       ICI (Polyurethanes Business)
-----------------------------------------------------------------------------------------------------------------------------
System 31 (part)                                 Capacity up to 800 tpd                         ICI
Propylene to BASF
-----------------------------------------------------------------------------------------------------------------------------
Propane and butane link lines from Phillips      System 35 and that part of System 34 from      ICI
UK at Seal Sands to JV06 at Wilton via           Phillips Petroleum to Wilton
No. 2 tunnel
-----------------------------------------------------------------------------------------------------------------------------
North Tees Jetties including Jetty 1A                                                           ICI
-----------------------------------------------------------------------------------------------------------------------------
NTL/CDC Riverfront footprint/associated                                                         ICI
assets not mentioned above
-----------------------------------------------------------------------------------------------------------------------------

3.  TEESPORT

-----------------------------------------------------------------------------------------------------------------------------
Assets                                           Comments                                       Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
Teesport equipment to be allocated                                                              ICI (leased)
-----------------------------------------------------------------------------------------------------------------------------
Pygas/C5's Storage and associated pumps for                                                     ICI
loading/export/import
-----------------------------------------------------------------------------------------------------------------------------
Arthur Taylor Jetty - One loading arm            Used for butadiene, mixed C4s or               ICI (leased jetty)
                                                 Raffinate-1
-----------------------------------------------------------------------------------------------------------------------------
West Byng, Jetty - loading arms                  1 x C4's butadiene, raffinate - 1 arm          ICI (leased jetty)

                                                 1 x C4/pygas arm
-----------------------------------------------------------------------------------------------------------------------------
Flare stack                                      Used for C4s                                   ICI
-----------------------------------------------------------------------------------------------------------------------------
QE2 Jetty                                        Not in use currently                           ICI (leased jetty)
-----------------------------------------------------------------------------------------------------------------------------

4.   OLEFINS OFFSITES

4.1 Easements to retain existing off-plot pipelines, apparatus, equipment infrastructure (if any) dedicated to Olefins Operations.

5.  WILTON GRANGEMOUTH ETHYLENE PIPELINE

-----------------------------------------------------------------------------------------------------------------------------
Assets                                           Comments                                       Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
ICI share of WGEP                                                                               ICI 50%, BPCL 50%
-----------------------------------------------------------------------------------------------------------------------------
Assignment of Deed of Grant of Easement          Shown in red on Plan
-----------------------------------------------------------------------------------------------------------------------------
Deed of Grant of Easements for sections on
ICI retained land, no. 2 tunnel, etc,
-----------------------------------------------------------------------------------------------------------------------------

6.  TRANS-PENNINE ETHYLENE PIPELINE

-----------------------------------------------------------------------------------------------------------------------------
Assets                                           Comments                                       Asset Ownership
-----------------------------------------------------------------------------------------------------------------------------
TPEP including LDS/metering at Runcorn                                                          ICI
-----------------------------------------------------------------------------------------------------------------------------
Associated Ethylene compress/conditioning                                                       ICI
plant at Lostock
-----------------------------------------------------------------------------------------------------------------------------
Assignment of deed of Grant of Easement          Shown in red on Plan
of TPEP
-----------------------------------------------------------------------------------------------------------------------------
Deed of Grant of Easement for TPEP sections
on ICI retained land at Wilton.
-----------------------------------------------------------------------------------------------------------------------------

                         ASSET LISTING FOR NORTH TEES

       Assets at North Tees included in Relevant Petrochemicals Business

The assets included are generally those within the "Aromatics" and "Logistics" boundaries on the maps of the North Tees site and the Saltholme brinefields and include assets forming part of the Olefines Manufacturing Business.

--------------------------------------------------------------------------------
                                   INCLUDED
--------------------------------------------------------------------------------
   DESCRIPTION            REFERENCE               DUTY                  OUT OF
                                                 INFORMATION           SERVICE?
--------------------------------------------------------------------------------
Plants:                Aromatics I
--------------------------------------------------------------------------------

                       Aromatics II
--------------------------------------------------------------------------------
                       Cumene
--------------------------------------------------------------------------------
                       Ethylene Liquifaction    Plants 2A, 2B, 3
                       plants
--------------------------------------------------------------------------------
                       Effluent treatment
--------------------------------------------------------------------------------
Jetties 1, 1A, 2, 3,   Jetty 1                  Berth only available     y
including loading
facilities:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       Jetty 1A with Ethylene   Some loading facilities
                       propylene loading        only on jetty 1A.
--------------------------------------------------------------------------------
                       Jetty 2                  Loading facilities for
                                                multiple products.
--------------------------------------------------------------------------------
                       Jetty 3                  Loading facilities for
                                                multiple products.
--------------------------------------------------------------------------------
                                                Some loading facilities
                                                only on jetty 4.
--------------------------------------------------------------------------------
Tanks (including       F8/001                   Reformer Naphtha
--------------------------------------------------------------------------------
associated lines and   F8/002                   Reformer Naphtha
--------------------------------------------------------------------------------
pump systems):         F8/003                   Reformer Naphtha/BPN
--------------------------------------------------------------------------------
                       N-3018F                  Reformer Naphtha
--------------------------------------------------------------------------------
                       N-3000F                  Reformer Naphtha
--------------------------------------------------------------------------------
                       N-5003F                  Ethyle Benzene.
                                                (ship)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       N-5004F                  Ethyle Benzene.
                                                (ship)
--------------------------------------------------------------------------------
                       N-5005F                  Ethyle Benzene. (Run
                                                Down)
--------------------------------------------------------------------------------
                       N-5006F                  Ethyle Benzene. (Run
                                                Down)
--------------------------------------------------------------------------------
                       N-5007F                  Ethyle Benzene. (Run
                                                Down)
--------------------------------------------------------------------------------
                       N-3019F                  Cyclohexane
--------------------------------------------------------------------------------
                       N-3020F                  Cyclohexane
--------------------------------------------------------------------------------
                       N-3021F                  Cyclohexane
--------------------------------------------------------------------------------
                       N-5000F                  Cyclohexane
--------------------------------------------------------------------------------
                       N-5001F                  Cyclohexane
--------------------------------------------------------------------------------
                       N-5002F                  Cyclohexane. (Off
                                                spec.)
--------------------------------------------------------------------------------
                       N-5014F                  C9's
--------------------------------------------------------------------------------
                       N-5015F                  C9's
--------------------------------------------------------------------------------
                       N-3007F                  C9's
--------------------------------------------------------------------------------
                       N-3008F                  C9's Column
                                                Bottoms(petrinex T9)
--------------------------------------------------------------------------------
                       N-3009F                  Cumene Col Bottoms
                                                (aromasol 12)
--------------------------------------------------------------------------------
                       N-3010F                  Benzene
--------------------------------------------------------------------------------
                       N-3011F                  Benzene
--------------------------------------------------------------------------------
                       N-904F                   Cracking Naphtha
                                                (BPN)
--------------------------------------------------------------------------------
                       N-5008F                  Benzene
--------------------------------------------------------------------------------
                       N-5009F                  Benzene
--------------------------------------------------------------------------------
                       N-2800F                  Cumene
--------------------------------------------------------------------------------
                       N-2801F                  Cumene
--------------------------------------------------------------------------------
                       N-2802F                  Cumene (off spec.)
--------------------------------------------------------------------------------
                       2401F                    Oil rundown tank
                                                PIP's (redundant)
--------------------------------------------------------------------------------
                       N-2750F                  De-Ballast. (floating
                                                roof)
--------------------------------------------------------------------------------
                       N-2402FA                 De-Ballast. (open
                                                tank)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       N-2402FB                 De-Ballast. (open
                                                tank)
--------------------------------------------------------------------------------
                       N-2402FC                 De-Ballast. (fixed
                                                roof )
--------------------------------------------------------------------------------
                       N-3002F                  Toluene
--------------------------------------------------------------------------------
                       N-5010F                  Toluene
--------------------------------------------------------------------------------
                       N-5011F                  Toluene
--------------------------------------------------------------------------------
                       P-902F                   Propylene Sphere.
--------------------------------------------------------------------------------
                       675F                     Ethylene
--------------------------------------------------------------------------------
                       602F                     Ethylene
--------------------------------------------------------------------------------
                       P-900F                   C6? empty
--------------------------------------------------------------------------------
                       P-901F                   C8's
--------------------------------------------------------------------------------
                       P-902F                   Toluene
--------------------------------------------------------------------------------
                       P-903F                   C7's/ Toluene
--------------------------------------------------------------------------------
                       N-905F                   Cracking Naphtha.
                                                (BPN)
--------------------------------------------------------------------------------
                       N-906F                   Cracking Naphtha.
                                                (BPN)
--------------------------------------------------------------------------------
                       F8/004                   Toluene
--------------------------------------------------------------------------------
                       N-5012F                  Xylene
--------------------------------------------------------------------------------
                       N-5013F                  Xylene
--------------------------------------------------------------------------------
                       N-5026F                  Xylene
--------------------------------------------------------------------------------
                       N-5018F                  Pentane
--------------------------------------------------------------------------------
                       N-5019F                  Iso Raffinate            y
--------------------------------------------------------------------------------
                       N-3029F                  HSFO
--------------------------------------------------------------------------------
                       N-5017F                  Gasoil - Washoil Aro
                                                II
--------------------------------------------------------------------------------
                       N-3027F                  Redundant Methanol
--------------------------------------------------------------------------------
                       N-3006F                  Crude Aromatics (Aro I)
--------------------------------------------------------------------------------
                       N-3001F                  Platfinate.  (Aro I)
--------------------------------------------------------------------------------
                       N-1009F                  Crude Aromatics (Aro
                                                II)
--------------------------------------------------------------------------------
                       N-1008F                  Reformate. (Aro II)
--------------------------------------------------------------------------------
                       N-2780F                  Premium Motor Spirit.
                                                (PMS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       N-2781F                  Unleaded Motor
                                                Spirt. (PUMS)
--------------------------------------------------------------------------------
                       N-2782F                  Premium Motor
                                                Spirit. (PMS)            y
--------------------------------------------------------------------------------
                       N-2783F                  Unleaded Motor
                                                Spirt. (PUMS)            y
--------------------------------------------------------------------------------
                       N-2205F                  Firewater
--------------------------------------------------------------------------------
                       2206F                    Water Tank
--------------------------------------------------------------------------------
                       N-3701F                  Methanol Tank
                                                (Propane Ship Exp)
--------------------------------------------------------------------------------
cavities (incl         47                       Crude oil
wellhead and
associated equipment):
--------------------------------------------------------------------------------
                       48                       Crude oil
--------------------------------------------------------------------------------
                       49                       Crude oil
--------------------------------------------------------------------------------
                       51                       Light rejects
--------------------------------------------------------------------------------
                       52                       Gas oil                  y
--------------------------------------------------------------------------------
                       54                       Gas oil                  y
--------------------------------------------------------------------------------
                       56                       Crude oil                y
--------------------------------------------------------------------------------
                       57                       LPG
--------------------------------------------------------------------------------
                       64                       CO                       y
--------------------------------------------------------------------------------
                       68                       Naphtha
--------------------------------------------------------------------------------
                       69                       Naphtha
--------------------------------------------------------------------------------
                       72                       Nitrogen
--------------------------------------------------------------------------------
                       73                       Nitrogen
--------------------------------------------------------------------------------
                       74                       Propylene
--------------------------------------------------------------------------------
                       75                       hydrogen
--------------------------------------------------------------------------------
                       76                       hydrogen
--------------------------------------------------------------------------------
                       77                       hydrogen
--------------------------------------------------------------------------------
                       85                       BASF propylene
--------------------------------------------------------------------------------
                       82                       propane
--------------------------------------------------------------------------------
                       97                       propane
--------------------------------------------------------------------------------
                       98                       propane
--------------------------------------------------------------------------------
                       99                       propane
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                       43 ex-brine winning       y
                                                       cavities in the
                                                       bounded area.
-------------------------------------------------------------------------------------------------
                                                       4 ex-storage cavities,    y
                                                       no longer usable.
-------------------------------------------------------------------------------------------------
                                                       4 new cavities part
                                                       developed on No.6
                                                       field.
-------------------------------------------------------------------------------------------------
Brine reservoirs,        Nos. 1 & 2                    That part of the brine
incl. associated                                       reservoirs owned by
equipment                                              ICI.
-------------------------------------------------------------------------------------------------
                         No. 3                         Brine reservoir.
-------------------------------------------------------------------------------------------------
Road tanker gantries:    1                             C9's
-------------------------------------------------------------------------------------------------
                                                       pentane
-------------------------------------------------------------------------------------------------
                                                       toluene                   y
-------------------------------------------------------------------------------------------------
                                                       benzene                   y
-------------------------------------------------------------------------------------------------
                         2                             toluene                   y
-------------------------------------------------------------------------------------------------
                                                       aromosal 12
-------------------------------------------------------------------------------------------------
                                                       cumene
-------------------------------------------------------------------------------------------------
                                                       EB's
-------------------------------------------------------------------------------------------------
Link and vein lines                                    All pipelines listed
(incl. service                                         on the attached table
distribution lines):                                   except for system 36
-------------------------------------------------------------------------------------------------
Land:                                                  as per land maps in
                                                       A1, A2, A3, A4
-------------------------------------------------------------------------------------------------
Others:                                                Site drains.
-------------------------------------------------------------------------------------------------
                                                       Other site
                                                       infrastructure e.g.
                                                       roads, lights.
-------------------------------------------------------------------------------------------------
                                                       All buildings within
                                                       the Aromatics and
                                                       Logistics
-------------------------------------------------------------------------------------------------
                                                       boundaries on the
                                                       North Tees main site.
-------------------------------------------------------------------------------------------------

                               INCLUDED LINKLINES


System  Conveyed Product   Owning     Plant/Area -       Site -       Plant/Area -      Site -      GEP          SRP
No.                        Business   Start of System    Start of     End of System     End of      Operating
                                                         System                         System      Mgr
----------------------------------------------------------------------------------------------------------------------------
  8     Paraxylene         Aromatics  Central Control    Wilton       Storage Tanks     Teesport    Ogden T      Ogden T
                                                                      AF3, AF3A, AF12
----------------------------------------------------------------------------------------------------------------------------
 16     Mixed Xylenes      Aromatics  Xylenes Storage    North Tees   Paraxylene V      Wilton      Farrar R G   Maddren C
        (Xylole)                      Tanks
----------------------------------------------------------------------------------------------------------------------------
 18     Paraxylene         Aromatics  Paraxylene V       Wilton       Aromatics         North Tees  Ogden T      Ogden T
        Light Ends
       (Aramasol L)
----------------------------------------------------------------------------------------------------------------------------
 22     Cyclohexane        Aromatics                     Teesport     Nylon Solvents    Wilton      Farrar R G   Maddren C
----------------------------------------------------------------------------------------------------------------------------
 45     Cyclohexane        Aromatics  Aromatics          North Tees                     Teesport    Farrar R G   Maddren C
----------------------------------------------------------------------------------------------------------------------------
 52     Spare              Aromatics  Aromatics          North Tees   Oil Works         Billingham  Farrar R G   Maddren C
----------------------------------------------------------------------------------------------------------------------------
 55     Spare (was MTBE)   Aromatics  Tees Storage       North Tees   MTBE Metering     TSC         Farrar R G            -
                                      Seal Sands                      Skid
----------------------------------------------------------------------------------------------------------------------------
 62     HP Nitrogen        Aromatics  Compound 38        Link         Cavities 72 and   Cavities    Chatha C S   Chatha C S
                                                         corridor    73
----------------------------------------------------------------------------------------------------------------------------
 68     Brine              Aromatics  Brine Reservoirs   Brinefields  No4 Site Weak     Cavities    Chatha C S   Chatha C S
                                                                      Brine Tank
----------------------------------------------------------------------------------------------------------------------------
 78     Compressed Air     Aromatics                     North Tees   Road/Rail         Road/Rail   Farrar R G   Maddren C
                                                                      Filling
----------------------------------------------------------------------------------------------------------------------------

System Budget      RME         RME's
No.    Owner                   nominee
----------------------------------------------
  8    Tyrie J C   Tyrie J C   Crowther P
----------------------------------------------
 16    Tyrie J C   Tyrie J C   Crowther P
----------------------------------------------
 18    Tyrie J C   Tyrie J C   Crowther P
----------------------------------------------
 22    Tyrie J C   Tyrie J C   Crowther P
----------------------------------------------
 45    Tyrie J C    Tyrie J C  Cruickshank I D
----------------------------------------------
 52    Tyrie J C   Tyrie J C   Cruickshank I D
----------------------------------------------
 55    Tyrie J C   Tyrie J C   Cruickshank I D
----------------------------------------------
 62    Tyrie J C   Tyrie J C   Cruickshank I D
----------------------------------------------
 68    Tyrie J C   Tyrie J C   Cruickshank I D
----------------------------------------------
 78    Tyrie J C   Tyrie J C   Cruickshank I D
----------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
System Conveyed Product   Owning     Plant/Area -       Site -       Plant/Area -      Site -      GEP          SRP
No.                       Business   Start of System    Start of     End of System     End of      Operating
                                                        System                         System      Mgr
-------------------------------------------------------------------------------------------------------------------------
   80  Light              Aromatics  Aromatics II       North Tees   Cavity 51,        North Tees  Farrar R G   Maddren C
       Reject/Naphtha                                                Brinefields
-------------------------------------------------------------------------------------------------------------------------

   81  Light Rejects      Aromatics  Aromatics II       North Tees   Central Control   Wilton      Farrar R G   Maddren C
-------------------------------------------------------------------------------------------------------------------------
   86  Naphtha            Aromatics  Storage Compound   North Tees   Cavity 69,        Cavities    Farrar R G   Maddren C
                                                                     Brinefields
-------------------------------------------------------------------------------------------------------------------------
   90  LPG                Aromatics  Cavity 57,         Cavities     Aromatics         North Tees  Farrar R G   Maddren C
                                     Brinefields
-------------------------------------------------------------------------------------------------------------------------
   97  Benzene            Aromatics  Benzene Metering   North Tees   Nitrobenzene      Wilton      Farrar R G   Maddren C
                                     Bay                             Plant
-------------------------------------------------------------------------------------------------------------------------
    5  Hydrogen           Hydrogen   Production         Billingham   Site Main         Wilton      Farrar R G   Brown C H
                                     Services
-------------------------------------------------------------------------------------------------------------------------
    2  Spare (was C4's    Olefines   Central Control    Wilton       BASF Cage         North Tees  Harrison M   Harrison
       Butane)                                                                                     A            M A
-------------------------------------------------------------------------------------------------------------------------
    3  Depentanised       Olefines   Central Control    Wilton       Aromatics         North Tees  Harrison M   Harrison
       Hydrotreated                                                                                A            M A
       Gasoline
-------------------------------------------------------------------------------------------------------------------------
    6  Butenes            Olefines   Central Control    Wilton                         Teesport    Harrison M   Harrison
                                                                                                   A            M A
-------------------------------------------------------------------------------------------------------------------------
   10  Mono Ethylene      Olefines   EO2                Wilton                         Teesport    Harrison M   Harrison
       Glycol                                                                                      A            M A
-------------------------------------------------------------------------------------------------------------------------
   11  LPG                Olefines   Aromatics/Crude    North Tees   Olefines 6        Wilton      Farrar R G   Maddren C
                                     Oil Unit
-------------------------------------------------------------------------------------------------------------------------
   12  Butane/Mixed       Olefines                      Teesport     Central Control   Wilton      Harrison M   Harrison
       C4's                                                                                        A            M A
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System
No.         Budget      RME         RME's
            Owner                   nominee
---------------------------------------------------
   80       Tyrie J C   Tyrie J C   Cruickshank I D
---------------------------------------------------
   81       Tyrie J C   Tyrie J C   Cruickshank I D
---------------------------------------------------
   86       Tyrie J C   Tyrie J C   Cruickshank I D
---------------------------------------------------
   90       Tyrie J C   Tyrie J C   Cruickshank I D
---------------------------------------------------
   97       Tyrie J C   Tyrie J C   Crowther P
---------------------------------------------------
    5       Brown C H   Tyrie J C   Cruickshank I D
---------------------------------------------------
    2       Harrison    Tyrie J C   Crowther P
            M A
---------------------------------------------------
    3       Harrison    Tyrie J C   Crowther P
            M A
---------------------------------------------------
    6       Harrison    McQuillan   Walker AP
            M A         K W
---------------------------------------------------
   10       Harrison    McQuillan   Walker AP
            M A         K W
---------------------------------------------------
   11       Harrison    Tyrie J C   Crowther P
            M A
---------------------------------------------------
   12       Harrison    McQuillan   Walker AP
            M A         K W
---------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
System Conveyed Product   Owning     Plant/Area -       Site -       Plant/Area -      Site -      GEP          SRP
No.                       Business   Start of System    Start of     End of System     End of      Operating
                                                        System                         System      Mgr
-------------------------------------------------------------------------------------------------------------------------
   13  Gasoline           Olefines   Central Control    Wilton                         Teesport    Harrison M   Harrison
                                                                                                   A            M A
-------------------------------------------------------------------------------------------------------------------------
   14  C5 Liquid          Olefines   Central Control    Wilton       Compound 38       Teesport    Harrison M   Harrison
                                                                     (cut back to TP)              A            M A
-------------------------------------------------------------------------------------------------------------------------
   15  Methane            Olefines   JV06               Wilton                         North Tees  Harrison M   Harrison
                                                                                                   A            M A
-------------------------------------------------------------------------------------------------------------------------
   24  Butadiene          Olefines   Ethylene Control   Wilton                         Teesport    Harrison M   Harrison
                                                                                                   A            M A
-------------------------------------------------------------------------------------------------------------------------
   29  Spare              Olefines   JV06               Wilton       P Compound        P Compound  Harrison M   Harrison
                                                                                                   A            M A
-------------------------------------------------------------------------------------------------------------------------
   30  Naphtha            Olefines                      North Tees   JV06              Wilton      Farrar R G   Maddren C

-------------------------------------------------------------------------------------------------------------------------
   31  Propylene          Olefines   Central Control    Wilton       Cavity 74,        North Tees  Harrison M   Harrison
                                                                     Brinefields                   A            M A
-------------------------------------------------------------------------------------------------------------------------
   32  Ethylene           Olefines   Ethylene Control   Wilton       Compound 38       North Tees  Harrison M   Harrison
                                                                                                   A            M A
-------------------------------------------------------------------------------------------------------------------------
   34  Propane            Olefines   Cavities 82, 97,   Cavities     JV06              Wilton      Harrison M   Harrison
                                     98 and 99 via                                                 A            M A
                                     North Tees and
                                     also from
                                     Phillips
                                     Petroleum
-------------------------------------------------------------------------------------------------------------------------
   35  Butane             Olefines   Phillips           PIP          JV06              Wilton      Harrison M   Harrison
                                     Petroleum Seal                                                A            M A
                                     Sands
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------
System
No.    Budget      RME         RME's
       Owner                   nominee
----------------------------------------------
   13  Harrison    McQuillan   Walker A P
       M A         K W
----------------------------------------------
   14  Harrison    McQuillan   Walker A P
       M A         K W
----------------------------------------------
   15  Harrison    Tyrie J C   Crowther P
       M A
----------------------------------------------
   24  Harrison    McQuillan   Walker A P
       M A         K W
----------------------------------------------
   29  Harrison    Tyrie J C   Crowther P
       M A
----------------------------------------------
   30  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   31  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   32  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   34  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   35  Harrison    Tyrie J C   Crowther P
       M A
----------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
System Conveyed Product   Owning     Plant/Area -       Site -       Plant/Area -      Site -      GEP          SRP
No.                       Business   Start of System    Start of     End of System     End of      Operating
                                                        System                         System      Mgr
-------------------------------------------------------------------------------------------------------------------------
   53  Propylene          Olefines   ICI/BASF           Cav 85       Cavity 85,        BASF        Chatha C S   Chatha C
                                     Easement Area                   Brinefields
-------------------------------------------------------------------------------------------------------------------------
   54  Spare              Olefines   Simon Storage      Simon        Cumene Plant      North Tees  Farrar R G   Maddren C
                                                        Storage
-------------------------------------------------------------------------------------------------------------------------
   69  Brine              Olefines   Brine Reservoir    Brinefields  Cavities          H2 Cav      Chatha C S   Chatha C
                                     Pumps                           De-Gassing Pots
-------------------------------------------------------------------------------------------------------------------------
   79  Brine              Olefines   Brine Reservoir    Brinefields  Cavities          Cavities    Chatha C S   Chatha C
                                     Saltholme
-------------------------------------------------------------------------------------------------------------------------
   85  Propane            Olefines   Cavities 82, 97,   Cavities     Propane           Billingham  Chatha C S   Maddren C
                                     98, 99                          Vaporiser 701C
-------------------------------------------------------------------------------------------------------------------------
   88  Spare (was         Olefines   Petrol Blending    North Tees   Simon Storage     Simon       Farrar R G
       Petrol PMS)                   & Storage                       Co, Seal Sands    Storage
-------------------------------------------------------------------------------------------------------------------------
   89  Spare (was         Olefines   Petrol Blending    North Tees   Simon Storage     Simon       Farrar R G
       Petrol ULMS)                  & Storage                       Co. Seal Sands    Storage
-------------------------------------------------------------------------------------------------------------------------
   91  Brine              Olefines   No3 Brine          Brinefields  Brine Heater      North Tees  Chatha C S   Chatha C
                                     Reservoir                       Compound
                                     Saltholme
-------------------------------------------------------------------------------------------------------------------------
   94  Pentanes Plus      Olefines   Amoco/Cats         Amoco                          North Tees  Farrar R G   Maddren C
                                     Terminal
-------------------------------------------------------------------------------------------------------------------------
  100  Spare (was C5's)   Olefines   Central Control    Wilton       Bravo             Teesport    Harrison M   Harrison
                                                                                                   A            M A
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------
System     Budget      RME         RME's
 No.       Owner                   nominee
----------------------------------------------
   53  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   54  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   69  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   79  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   85  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   88  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   89  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   91  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
   94  Harrison    Tyrie J C   Cruickshank I D
       M A
----------------------------------------------
  100  Harrison    McQuillan   Walker A P
       M A         K W
----------------------------------------------


The following system is not part of the Petrochemicals business but is operated by NTL on the owners' behalf, under a SLA:

----------------------------------------------------------------------------------------------------------------------
System   Conveyed Product  Owning    Plant/Area -      Site -      Plant/Area -    Site -      GEP          SRP
 No.                       Business  Start of System   Start of    End of System   End of      Operating
                                                       System                      System      Mgr
----------------------------------------------------------------------------------------------------------------------
36       Brine             Chlor     Brine reservoirs  North Tees  Bain Works      Wilton      Chatha C S   Chatha C S
                           Chem
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------
System   Budget       RME        RME's
 No.     Owner                   nominee

------------------------------------------------
36       Chatha C S   Tyrie J C  Cruickshank I D
------------------------------------------------

                           INCLUDED WILTON VEINLINES

------------------------------------------------------------------------------------------------------------------------
System     Conveyed Product    Owning      Plant/Area -       Plant/Area -       Ref Dwgs       GEP          SRP
 No.                           Business    Start of System    End of System                     Operating
                                                                                                Mgr
------------------------------------------------------------------------------------------------------------------------
V15        Light Rejects       Aromatics   Central Control    JV06               SW/8917        Farrar RG    Maddren C
------------------------------------------------------------------------------------------------------------------------
V39        Paraxylene          Aromatics   Para 5             TA-T7              SW/8941        Ogden T      Ogden T
------------------------------------------------------------------------------------------------------------------------
V40        Paraxylene          Aromatics   Para 4             TA-T8              SW/8942/1,2    Ogden T      Ogden T
------------------------------------------------------------------------------------------------------------------------
V41        Paraxylene          Aromatics   Para5              Para4/Central      SW/8943        Ogden T      Ogden T
                                                              Control
------------------------------------------------------------------------------------------------------------------------
V42        Paraxylene          Aromatics   Para5              Para4/Central      SW/8944        Ogden T      Ogden T
                                                              Control
------------------------------------------------------------------------------------------------------------------------
V48        Aromasol            Aromatics   Para4/5            Central Control    SW/8949/1,2    Ogden T      Ogden T
------------------------------------------------------------------------------------------------------------------------
V55        Xylene              Aromatics   Para Storage       Para 5             SW/12600       Ogden T      Ogden T
------------------------------------------------------------------------------------------------------------------------
V56        Xylene              Aromatics   Para 5             Para Storage       SW/12599       Ogden T      Ogden T
------------------------------------------------------------------------------------------------------------------------
V02        Hydrogen            Hydrogen    Various            Various            SW/8904        Farrar R G   Brown C H
                                           (Distribution)     (Distribution)
------------------------------------------------------------------------------------------------------------------------
V04        HP Steam            Olefines    JV06               T7/T8              SW/8906/1,2    Bence H W    Jones S

------------------------------------------------------------------------------------------------------------------------
V06        Ethylene            Olefines    WEC                Ethox              SW/8908        Harrison M   Harrison MA
                                                              2/Poly5/Para5/EO2                 A
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------
System      Budget       RME         RME's
 No.        Owner                    nominee

--------------------------------------------------
V15         Tyrie J C    Tyrie J C   Crowther P
--------------------------------------------------
V39         Ogden T      Tyrie J C   Crowther P
--------------------------------------------------
V40         Ogden T      Tyrie J C   Crowther P
--------------------------------------------------
V41         Ogden T      Tyrie J C   Crowther P

--------------------------------------------------
V42         Ogden T      Tyrie J C   Crowther P

--------------------------------------------------
V48         Ogden T      Tyrie J C   Crowther P
--------------------------------------------------
V55         Ogden T      Tyrie J C   Crowther P
--------------------------------------------------
V56         Ogden T      Tyrie J C   Crowther P
--------------------------------------------------
V02         Brown C H    Tyrie J C   Crowther P

--------------------------------------------------
V04         Harrison M   McQuillan   Sanderson K J
            A            K W
--------------------------------------------------
V06         Harrison M   McQuillan   Walker A P
            A            K W
--------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System     Conveyed Product    Owning      Plant/Area -       Plant/Area -       Ref Dwgs       GEP          SRP
 No.                           Business    Start of System    End of System                     Operating
                                                                                                Mgr
------------------------------------------------------------------------------------------------------------------------
V07        Polypurge           Olefines    Poly 5/6           JV06               SW/8909/1,2    Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V08        Redundant (was      Olefines    LPG Storage        North & South      SW/8910        Harrison M   Harrison M A
           LPG)                            Tank Nf31          Vaporisers                        A
-------------------------------------------------------------------------------------------------------------------------
V09        Methane             Olefines    JV06               Central            SW/8911/1,2    Harrison M   Williams M
                                                              control(LinkLine                  A
                                                              15)
-------------------------------------------------------------------------------------------------------------------------
V10        Raw Gasoline        Olefines    B7                 Central Control    SW/8910/1,2    Bence H W    Jones S

-------------------------------------------------------------------------------------------------------------------------
V11        Propylene           Olefines    JV06               Central Control    SW/8911/1,2,3  Harrison M   Harrison M A
                                                                                 SW/8913        A
-------------------------------------------------------------------------------------------------------------------------
V12        Off Spec            Olefines    JV06/WEC           Central Control    SW/8914        Harrison M   Harrison M A
           Propylene                                                                            A
-------------------------------------------------------------------------------------------------------------------------
V13        Butenes             Olefines    JV06/WEC           Central Control    SW/8915        Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V14        Flare Share         Olefines    JV06/WEC           Central Control    SW/8916        Bence H W    Williams M

-------------------------------------------------------------------------------------------------------------------------
V16        Ethylene            Olefines    Ethylene           Ethylene Driers    SW/8918        Harrison M   Harrison M A
                                           Storage Cavities                                     A
-------------------------------------------------------------------------------------------------------------------------
V17        Ethylene            Olefines    WEC                TPEP               SW/8919        Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V18        Ethylene            Olefines    WEC                Central Control    SW/8920        Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
System       Budget       RME         RME's
 No.         Owner                    nominee
---------------------------------------------------
V07          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V08          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V09          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V10          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V11          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V12          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V13          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V14          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V16          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V17          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V18          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
System     Conveyed Product    Owning      Plant/Area -       Plant/Area -       Ref Dwgs       GEP          SRP
 No.                           Business    Start of System    End of System                     Operating
                                                                                                Mgr
-------------------------------------------------------------------------------------------------------------------------
V19        Butadiene           Olefines    Butadiene2         Central Control    SW/8921/1      Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V20        Mixed C4's          Olefines    JV06               Butadiene3/Well    SW/8922/1,2,3  Harrison M   Harrison M A
                                                              4/Ole5/Central                    A
                                                              Control
-------------------------------------------------------------------------------------------------------------------------
V21        C5 Redundant        Olefines    Central Control    MPS                               Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V22        Raw Gasoline        Olefines    JV06               B7/Central         SW/8924/1,2    Bence H W    Williams M
                                                              Control
-------------------------------------------------------------------------------------------------------------------------
V23        C5s                 Olefines    JV06               Central Control    SW/8925        Harrison M   Williams M
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V24        Butane              Olefines    Central Control    EDC                SW/8926        Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V25        Ethylene            Olefines    JV06               WEC/EDCVCM/EO2     SW/8927/1,2    Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V26        Ethylene            Olefines    Ethylene           WEC                SW/8928        Harrison M   Harrison M A
                                           Storage Cavities                                     A
-------------------------------------------------------------------------------------------------------------------------
V27        Ethylene            Olefines    JV06               EO2                SW/8929        Bence H W    Williams M

-------------------------------------------------------------------------------------------------------------------------
V28        Raw Butene (C4      Olefines    WEC/CC/LinkLine    JV06               SW/8930/1,2    Harrison M   Williams M
           Raffinate)                      6                                                    A
-------------------------------------------------------------------------------------------------------------------------
V29        Butadiene           Olefines    Butadiene 3        WEC                SW/8931        Harrison     Williams M
                                                                                                M A
-------------------------------------------------------------------------------------------------------------------------
V44        Ethylene            Olefines    JV06               BASF               SW/8946        Bence H W    Williams M
           REDUNDANT
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
System       Budget       RME         RME's
 No.         Owner                    nominee
---------------------------------------------------
V19          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V20          Harrison M   McQuillan   Walker A P
             A            K W

---------------------------------------------------
V21          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V22          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V23          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V24          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V25          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V26          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V27          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V28          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V29          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V44          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
System     Conveyed Product    Owning      Plant/Area -       Plant/Area -       Ref Dwgs       GEP          SRP
 No.                           Business    Start of System    End of System                     Operating
                                                                                                Mgr
-------------------------------------------------------------------------------------------------------------------------
V45        Mixed C4's OUT      Olefines    WEC                Well4              SW/8947        Harrison M   Harrison M A
           OF USE                                                                               A
-------------------------------------------------------------------------------------------------------------------------
V50        H2 REDUNDANT        Olefines                                                         Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V51        ATG REDUNDANT       Olefines                                                         Harrison M   Harrison M A
                                                                                                A
-------------------------------------------------------------------------------------------------------------------------
V52        H.P.Ethylene        Olefines    JV06               R&T Semi Tech      SW/10740       Bence H W    Williams M

-------------------------------------------------------------------------------------------------------------------------
V54        Butane              Olefines    Linkline 35        JV06               SW/11145/1,2   Bence H W    Harrison M A
                                           (Lima 8)
-------------------------------------------------------------------------------------------------------------------------
V57        Boiler Feed Water   Olefines    TA-T8              JV06               SW/13349       Bence H W    Jones S

-------------------------------------------------------------------------------------------------------------------------
V58        Naphtha             Olefines    B7                 JV06               SW/12563       Bence H W    Jones S

-------------------------------------------------------------------------------------------------------------------------
V59        Recovered Oil       Olefines    B7                 JV06               SW/12564       Bence H W    Jones S

-------------------------------------------------------------------------------------------------------------------------
V60        Wet Flare           Olefines    JV06 EBL           JV06 NE corner     SW/12565       Bence H W    Williams M
           REDUNDANT
-------------------------------------------------------------------------------------------------------------------------
V62        ATG Spare           Olefines    New First Avenue   Central Control                   Bence H W    Jones S

-------------------------------------------------------------------------------------------------------------------------
V63        Naphtha             Olefines    LinkLine System    WEC                SW/13353       Farrar R G   Maddren C
                                           30
-------------------------------------------------------------------------------------------------------------------------
V66        Naphtha             Olefines    B7                 JV06               SW/14484       Bence H W    Jones S

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
System       Budget       RME         RME's
 No.         Owner                    nominee
---------------------------------------------------
V45          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V50          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V51          Harrison M   McQuillan   Walker A P
             A            K W
---------------------------------------------------
V52          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V54          Harrison M   McQuillan   Sanderson K J
             A            K W         GONE ???
---------------------------------------------------
V57          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V58          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V59          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V60          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V62          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------
V63          Harrison M   Tyrie J C   Crowther P
             A
---------------------------------------------------
V66          Harrison M   McQuillan   Sanderson K J
             A            K W
---------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System     Conveyed    Owning      Plant/Area -       Plant/Area -       Ref Dwgs       GEP          SRP
 No.       Product     Business    Start of System    End of System                     Operating
                                                                                        Mgr
------------------------------------------------------------------------------------------------------------------------
V67        Ethylene    Olefines    MV/O-19500         E02                               Harrison MA  Harrison MA
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
System      Budget       RME         RME's
No.         Owner                    nominee
-----------------------------------------------
V67         Harrison M   McQuillan   Walker A P
            A            K W
-----------------------------------------------

                         INCLUDED NORTH TEES VEINLINES


------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
V800          Benzene          Aromatics                                       19                Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V801          Benzene          Aromatics                                       00153,154,        Farrar R G    Maddren C
                                                                               155, 156,180

------------------------------------------------------------------------------------------------------------------------
V802          Benzene          Aromatics                                       132               Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V803          Benzene          Aromatics                                       131               Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V804          Benzene          Aromatics                                       00185,186,187     Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V805          Benzene          Aromatics                                       182               Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V806          Benzene          Aromatics                                       00188,189         Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V807          Benzene          Aromatics                                       00201,202         Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V808          Ethyl Benzene    Aromatics                                       20                Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V809          Ethyl Benzene    Aromatics                                       21                Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------
V811          Ethyl Benzene    Aromatics                                       00037,38,39       Farrar R G    Maddren C

------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee

 -----------------------------------------------------
V800          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V801          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V802          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V803          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V804          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V805          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V806          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V807          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V808          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V809          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------
V811          Heath S H    Tyrie J C  Cruickshank I D

-----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
V812          Ethyl Benzene    Aromatics                                       30                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V813          Ethyl Benzene    Aromatics                                       31                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V814          Cumene           Aromatics                                       00026,27          Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V815          Cumene           Aromatics                                       00028,29          Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V816          Cumene           Aromatics                                       196               Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V817          Cumene           Aromatics                                       00024,25          Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V818          Cumene           Aromatics                                       23                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V819          Cumene           Aromatics                                       22                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V820          Xylenes          Aromatics                                       14                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V821          Xylenes          Aromatics                                       17                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V822          Xylenes          Aromatics                                       18                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V823          Xylenes          Aromatics                                       00091,92,93       Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V824          Xylenes          Aromatics                                       00094, 00148      Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee

-----------------------------------------------------
V812          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V813          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V814          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V815          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V816          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V817          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V818          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V819          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V820          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V821          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V822          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V823          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V824          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
V825          Toluene          Aromatics                                       00067,68          Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V826          Toluene          Aromatics                                       69                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V827          Toluene          Aromatics                                       70                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V828          Toluene          Aromatics                                       00071,72          Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V829          Toluene          Aromatics                                       73                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V830          Toluene          Aromatics                                       74                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V831          Toluene          Aromatics                                       75                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V832          Toluene          Aromatics                                       00076,77          Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V833          Toluene          Aromatics                                       78                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V834          Toluene          Aromatics                                       79                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V835          Aromasol         Aromatics                                       99                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V836          Cyclohexane      Aromatics                                       63                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V838          Cyclohexane      Aromatics                                       66                Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee

-----------------------------------------------------
V825          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V826          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V827          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V828          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V829          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V830          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V831          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V832          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V833          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V834          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V835          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V836          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V838          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
V839          Cyclohexane      Aromatics                                        00134,135        Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V840          Cyclohexane      Aromatics                                        136              Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V841          Cyclohexane      Aromatics                                        137              Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V842          Crude Arom       Aromatics                                         32              Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V843          Crude Arom       Aromatics                                         33              Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V844          Crude Arom       Aromatics                                         34.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V845          Reformate        Aromatics                                         95.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V846          Reformate        Aromatics                                         80.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V847          Reformate        Aromatics                                         81.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V848          Reformate        Aromatics                                        113.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V849          Raffinate        Aromatics                                        100.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V850          Raffinate        Aromatics                                        112.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V851          Raffinate        Aromatics                                        110.00           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee

-----------------------------------------------------
V839          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V840          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V841          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V842          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V843          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V844          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V845          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V846          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V847          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V848          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V849          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V850          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V851          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
V853          C9               Aromatics                                        35.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V855          C9               Aromatics                                        62.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V856          C9               Aromatics                                        36.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V857          C9               Aromatics                                        00040,43         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V858          C9               Aromatics                                        61.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V859          Light Rejects    Aromatics                                        00127,128        Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V871          Pentane          Aromatics                                       115.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V891          Naphtha          Aromatics                                        00042,43,44      Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V893          Naphtha          Aromatics                                        00048,49,50      Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V894          Naphtha          Aromatics                                        00051,52,53,54   Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V896          Naphtha          Aromatics                                        56.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V905          Fuel Oil         Aromatics                                       167.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V906          Fuel Oil         Aromatics                                        00168,169        Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee

-----------------------------------------------------
V853          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V855          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V856          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V857          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V858          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V859          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V871          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V891          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V893          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V894          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V896          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V905          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V906          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
V909          Fuel Oil         Aromatics                                       00170,171,172     Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V921          Xylenes          Aromatics                                       133.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V922          Benzene          Aromatics                                       210.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V927          Benzene          Aromatics                                       221.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V862          Hydrogen         Hydrogen                                        00096,97,98       Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V877          Deballast        NTL                                             00015,16          Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V884          Rec Oil          NTL                                             00005,6           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V885          Rec Oil          NTL                                             00007,8           Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V886          Rec Oil          NTL                                              9.00              Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V887          Effluent Water   NTL                                             10.00             Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V888          Effluent Water   NTL                                             11.00             Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V889          Effluent Water   NTL                                             12.00             Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V890          Effluent Water   NTL                                             13.00             Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee

-----------------------------------------------------
V909          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V921          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V922          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V927          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V862          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V877          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V884          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V885          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V886          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V887          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V888          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V889          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V890          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
V863          Methane          Olefines                                        00145,146         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V864          Ethylene         Olefines                                        00190,191         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V865          Ethylene         Olefines                                        192.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V867          Propylene        Olefines                                        143.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V868          Propylene        Olefines                                        149.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V869          Propylene        Olefines                                        00216,217,218,    Farrar R G    Maddren C
                                                                               219,220
------------------------------------------------------------------------------------------------------------------------
V870          Propane          Olefines                                        00138,139,140     Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V892          Naphtha          Olefines                                        00045,46,47       Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V895          Naphtha          Olefines                                        55.00             Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V915          Propylene        Olefines                                        204.00            Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V916          Petrol           Olefines                                        00088,89,90       Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
V917          Petrol           Olefines                                        00101,102,103,    Farrar R G    Maddren C
                                                                               104,105
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee

-----------------------------------------------------
V863          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V864          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V865          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V867          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V868          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V869          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V870          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V892          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V895          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V915          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V916          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V917          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
----------------------------------------------------------------------------------------------------------------------------
V918          Petrol           Olefines                                        00117,118,119     Farrar R G    Maddren C
--------------------------------------------------------------------------------------------   -----------------------------
V919          Petrol           Olefines                                        00120,121,122     Farrar R G    Maddren C
----------------------------------------------------------------------------------------------------------------------------
V924          Propylene        Olefines                                        211.00            Farrar R G    Maddren C
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
SD950         60 psig Steam    Aromatics                                                         Farrar R G    Maddren C
----------------------------------------------------------------------------------------------------------------------------
SD951         120 psig Steam   Aromatics                                                         Farrar R G    Maddren C
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
SD953         235 psig Steam   Aromatics                                                         Farrar R G    Maddren C
----------------------------------------------------------------------------------------------------------------------------
SD954         600 psig Steam   Aromatics                                                         Roe P M       Owen-Hughes J
----------------------------------------------------------------------------------------------------------------------------
SD955         Potable (TV)     Aromatics                                                         Farrar R G    Maddren C
              Water
----------------------------------------------------------------------------------------------------------------------------
SD956         Treated Water    Aromatics                                                         Wilson M      Eales R D
----------------------------------------------------------------------------------------------------------------------------
SD957         Gately Water     Aromatics                                                         Farrar R G    Maddren C
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
SD960         De-min Water     Aromatics                                                         Roe P M       Owen-Hughes J
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee
-----------------------------------------------------
V918          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V919          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
V924          Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
-----------------------------------------------------
SD950         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD951         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
-----------------------------------------------------
SD953         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD954         Roe P M      Tyrie J C  Stewart N
-----------------------------------------------------
SD955         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD956         Wasson A     Tyrie J C  Stewart N
-----------------------------------------------------
SD957         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
-----------------------------------------------------
SD960         Roe P M      Tyrie J C  Stewart N
-----------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
System No.    Conveyed         Owning        Plant/Area -    Plant/Area -      Ref Dwgs          GEP           SRP
              Product          Business      Start of        End of System                       Operating
                                             System                                              Mgr
------------------------------------------------------------------------------------------------------------------------
SD962         Fire foam/       Aromatics                                                         Farrar R G    Maddren C
              Fire Water
------------------------------------------------------------------------------------------------------------------------
SD963         LP Nitrogen      Aromatics                                                         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
SD964         HP Nitrogen      Aromatics                                                         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
SD965         Plant Air        Aromatics                                                         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
SD966         Spare            Aromatics                                                         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
SD967         Instrument Air   Aromatics                                                         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
SD968         150 psig Fuel    Aromatics                                                         Farrar R G    Maddren C
              Gas
------------------------------------------------------------------------------------------------------------------------
SD969         LP Fuel Gas      Aromatics                                                         Farrar R G    Maddren C
              (pilot)
------------------------------------------------------------------------------------------------------------------------
SD970         50psig Steam     Aromatics                                                         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------
SD971         140 psig Steam   Aromatics                                                         Farrar R G    Maddren C
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
System No.    Budget       RME        RME's
              Owner                   nominee
-----------------------------------------------------
SD962         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD963         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD964         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD965         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD966         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD967         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD968         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD969         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD970         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------
SD971         Heath S H    Tyrie J C  Cruickshank I D
-----------------------------------------------------

SIGNED by                                 )
for and on behalf of                      )
IMPERIAL CHEMICAL                         )
INDUSTRIES PLC                            )

SIGNED by                                 )
for and on behalf of                      )
HUNTSMAN SPECIALTY                        )
CHEMICALS CORPORATION                     )

SIGNED by                                 )
for and on behalf of                      )
HUNTSMAN ICI HOLDINGS, LLC                )

SIGNED by                                 )
for and on behalf of                      )
HUNTSMAN ICI CHEMICALS, LLC               )